Exhibit 10.7

AMENDED AND RESTATED PARTICIPATION AGREEMENT

This Amended and Restated Participation Agreement (the “Agreement”) is made and entered into as of this 8th day of December, 2006, by and between Ridgelake Energy, Inc., a Louisiana corporation, whose mailing address is 3636 N. Causeway Blvd., Suite 300, Metairie, Louisiana 70002-7216, sometimes hereinafter referred to as “Ridgelake,” GulfX, LLC, a Delaware limited liability company, whose mailing address is 15 Rheola Street, West Perth, Western Australia 6005, Australia, sometimes hereinafter referred to as “GulfX,” and South Marsh LLC, a Delaware limited liability company, whose mailing address is 15 Rheola Street, West Perth, Western Australia 6005, Australia, sometimes hereinafter referred to as “South Marsh.” GulfX and South Marsh are sometimes individually referred to herein as a “Participant” and collectively as the “Participants.” Ridgelake, GulfX, and South Marsh are sometimes individually referred to herein as a “Party” or collectively as the “Parties.”

WITNESSETH:

WHEREAS, Ridgelake and GulfX entered into that certain Participation Agreement, dated January 18, 2006 (the “Original GulfX Agreement”), pursuant to which Ridgelake granted to GulfX the right to acquire an undivided twenty percent (20%) working interest in the oil and gas leases more particularly described in Exhibit A attached hereto, which cover the OCS Blocks set forth below (hereinafter jointly referred to as the “Leases” or individually as the “Lease”), all subject to the terms, conditions, reservations and limitations provided for in the Original GulfX Agreement:

OCS Lease No.:	OCS Area Name/ Block:
OCS-G 26190	Viosca Knoll Block 79 (“VK 79”)
OCS-G 26560	High Island Area, East Addition, South Extension, Block A 307 (“HI A-307”)
OCS-G 27078	Vermilion Area, South Addition Block 317 (“VM 317”)
OCS-G 27089	South Marsh Island, South Addition Block 138 (“SMI 138”)
OCS-G 27091	South Marsh Island, South Addition Block 152 (“SMI 152”)

WHEREAS, pursuant to that certain South Marsh Participation Agreement, dated February 7, 2006, between GulfX and South Marsh, GulfX assigned to South Marsh an undivided 37.5% of GulfX’s rights under the Original GulfX Agreement, insofar and only insofar as the Original GulfX Agreement covers the Leases covering SMI 138 and SMI 152 (collectively, the “SMI Leases”), so that, after giving effect to such assignment (the “Partial Assignment”), GulfX had the right to acquire an undivided 12.5% working interest in the SMI Leases, and South Marsh had the right to acquire an undivided 7.5% working interest in the SMI Leases; and

WHEREAS, pursuant to that certain Participation Agreement, dated September 18, 2006, between South Marsh and Ridgelake (the “Original South Marsh Agreement”), Ridgelake granted to South Marsh the right to acquire an undivided ten percent (10%) working interest in the Leases covering VK 79, HI A 307, and VM 317 (the Original GulfX Agreement and the Original South Marsh Agreement are collectively referred to herein as the “Original Agreements”); and

WHEREAS, GulfX desires to acquire from Ridgelake, and Ridgelake desires to grant to GulfX, the right to acquire an additional undivided 3.75% working interest in the Lease covering SMI 138, and after giving effect to the Original GulfX Agreement, the Partial Assignment, and such additional grant, it is the Parties’ intention that GulfX will have the right to acquire, in the aggregate, an undivided 16.25% working interest in SMI 138, subject to and in accordance with the terms hereof; and

WHEREAS, South Marsh desires to acquire from Ridgelake, and Ridgelake desires to grant to South Marsh, the right to acquire an additional undivided 3.75% working interest in the Lease covering SMI 138, and after giving effect to the Partial Assignment and such additional grant, it is the Parties’ intention that South Marsh will have the right to acquire, in the aggregate, an undivided 11.25% working interest in SMI 138, subject to and in accordance with the terms hereof; and

WHEREAS, South Marsh desires to acquire from Ridgelake, and Ridgelake desires to grant to South Marsh, the right to acquire an additional undivided 7.50% working interest in the Lease covering SMI 152, and after giving effect to the Partial Assignment and such additional grant, it is the Parties’ intention that South Marsh will have the right to acquire, in the aggregate, an undivided 15.00% working interest in SMI 152, subject to and in accordance with the terms hereof; and

WHEREAS, the Parties desire to amend, restate and replace in their entirety the Original Agreements in order to reflect (i) the partial assignment by GulfX to South Marsh of an interest in the Original GulfX Agreement; and (ii) the rights to acquire additional interests in the SMI Leases granted by Ridgelake to the Participants.

NOW, THEREFORE, for and in consideration of the recitals, covenants and agreements contained herein, and for other good and valuable consideration, the Original Agreements are hereby amended, restated and replaced in their entirety as follows:

ARTICLE I

PRICE

1.1
For its interest in the Leases, each Participant shall pay its respective “Cost Share” (as set forth in the table in Section 1.1.1 below) of (i) all direct costs and expenses expended by Ridgelake (through the date of execution of this Agreement) in the acquisition, maintenance and development of the Leases, including, but not limited to, lease bonus costs, rentals, title examination fees and expenses, shallow hazard survey costs, and costs of acquisition and processing seismic data (collectively, “Sunk Costs”); (ii) all direct costs and expenses expended by Ridgelake (on a Lease-by-Lease basis until such time as Participant earns an interest in a Lease) in the maintenance and development of the Leases, including, but not limited to, rentals, shallow hazard survey costs, and the cost of acquisition and processing seismic data (collectively, “Lease Expenses”); and (iii) the cost of conducting the interest earning operations on each lease, as specified on Exhibits “B-1” through “B-5” attached hereto (hereinafter the “Operations”).

1.1.1	Participants’ respective “Cost Shares” and “Earning Shares” in the Leases are as follows:

	GulfX		South Marsh
	Cost Share	Earning Share	Cost Share	Earning Share
VK 79	26.67%	20.00%	13.34%	10.00%
HI A 307	26.67%	20.00%	13.34%	10.00%
VM 317	26.67%	20.00%	13.34%	10.00%
SMI 138	21.67%	16.25%	15.00%	11.25%
SMI 152	16.67%	12.50%	20.00%	15.00%

1.1.2
Sunk Costs as of December 4, 2006, are enumerated on Exhibit “C” attached hereto. It is acknowledged that the Participants have paid their respective Cost Shares of Sunk Costs in accordance with the Original Agreements and to the extent that Sunk Costs were enumerated on the Exhibit “C” attached to the Original Agreements.

Within five (5) days after the execution of this Agreement, Ridgelake will present to the Participants a statement(s) reflecting the Participant’s Cost Share of Sunk Costs as of December 4, 2006 (as such costs are shown on Exhibit “C” attached hereto) less payments received to date. GulfX and South Marsh shall remit the balance due to Ridgelake within five (5) days of receipt by Participant of such statement(s).

1.1.3
The Participants’ respective Cost Shares of Lease Expenses (i.e., the respective Cost Shares set forth in the table Section 1.1.1 above) shall be periodically billed by Ridgelake as they arise and shall be paid by Participants in the time periods allowed for such payments under the Joint Operating Agreement referenced in Article III hereinbelow (hereinafter the “JOA”).

1.1.4
Each Participant shall pay its proportionate share (i.e., the respective Cost Shares set forth in the table in Section 1.1.1 above) of the estimated costs to conduct Operations on each lease thirty (30) days prior to the anticipated commencement date for such Operations, and thereafter shall pay its respective Cost Share of all costs and expenses for Operations on a Lease-by-Lease basis, until such Participant has earned an interest in a particular Lease in accordance with the terms of this Agreement.

1.2
Upon execution of this Agreement, each Participant is obligated to pay Ridgelake its respective Cost Share of the Sunk Costs and Lease Expenses referenced in Article 1.1 above. Failure to timely remit such payments to Ridgelake shall result in the immediate termination of this Agreement as to such Participant, and such Participant shall forfeit any and all Sunk Costs and Lease Expenses previously paid to Ridgelake.

1.3
Participants shall have no obligation to participate in any Operations on the Leases; provided, however, that if a Participant does not participate in the Operations on a particular Lease, then such Participant shall forfeit its right to earn an interest in such Lease and shall forfeit all Sunk Costs and Lease Expenses previously paid on the Lease.

ARTICLE II

ADDITIONAL CONSIDERATION

(Note: In this Article II, Capitalized terms not otherwise defined herein shall have the meanings assigned to them in Exhibit “E.”)

2.1
As additional consideration for its participation in the prospects developed by Ridgelake on the Leases, GulfX has procured the issuance to Ridgelake and/or its designee(s) of Two Million Five Hundred Thousand (2,500,000) Discovery Shares (the “GulfX Discovery Shares”) in GulfX Limited, an Australia company (“GulfX Limited”), the terms of which are specified in Exhibit “E-1” attached hereto.

Likewise, as additional consideration for its participation in the prospects developed by Ridgelake on the Leases, South Marsh has procured the issuance to Ridgelake and/or its designee(s) of (i) One Million (1,000,000) Discovery Shares (the “Entek Discovery Shares”) in Entek Energy Ltd. (“Entek”), the terms of which are specified in Exhibit “E-2” attached hereto; and (ii) Three Hundred Thousand (300,000) options (the “Options”) in Entek or any successor by name change, merger or other corporate action, the terms of which are specified in Exhibit “E-3” attached hereto.

The GulfX Discovery Shares and Entek Discovery Shares are collectively referred to herein as the “Discovery Shares.”

The Discovery Shares and Options are subject to whatever restrictions that may be placed upon them under the rules and regulations of the Australian Stock Exchange Ltd. (“ASX”). Each Participant shall use its best efforts to ensure that the issuer of the Discovery Shares or Options, as applicable, procured by it shall not impose or cause to be imposed restrictions on the conversion of such Discovery Shares or the resale of the Shares in addition to those set forth (i) in this Agreement and the respective Exhibit “E-1,” “E-2,” or “E-3,” as applicable or (ii) by operation of law under the rules and regulations of the ASX.

2.2
Each Discovery Share and each Option shall be convertible into one Share as set forth in the respective Exhibit “E-1,” “E-2,” or “E-3,” as applicable. If, following the date of this Agreement, an issuer of Discovery Shares or Options elects to undertake a consolidation of share capital, then any Discovery Shares or Options issued to Ridgelake or its designee(s) shall be subject to consolidation at the same ratio; provided, however, that Ridgelake shall not suffer, as the result of any such consolidation, a dilution in the value of the Discovery Shares, in the value of the Options, or in the value of Shares to be issued upon conversion of the Options or Discovery Shares, as applicable.

2.3
Each Participant represents and warrants that at an Extraordinary General Meeting (“EGM”) of the issuer of the Discovery Shares or Options procured by such Participant, such issuer’s shareholders approved corporate resolutions necessary to, among others, (i) change the nature of the issuer’s business direction to that of an oil and gas company, (ii) as to issuers of Discovery Shares, amend the issuer’s constitution to create the class of shares entitled “Discovery Shares” with terms and conditions as set forth herein and in Exhibit E-1 or E-2, as applicable, (iii) authorize the issuer’s Board of Directors to issue Options and/or Discovery Shares to Ridgelake (300,000 Options, 2,500,000 Discovery Shares in the case of the GulfX Discovery Shares, and 1,000,000 Discovery Shares in the case of the Entek Discovery Shares) and, (iv) authorize its Board of Directors to authorize Shares necessary to accommodate conversion of the Options and/or Discovery Shares, as applicable, and (v) authorize a consolidation of capital of the issuer.

2.4
Authorization and Issuance. Each Participant shall use its best efforts to ensure that upon issuance, the Options, Discovery Shares and the Shares procured by such Participant will have been duly authorized by the Board of Directors and shareholders of the issuer thereof and, when issued in accordance with the terms of this Agreement, will be fully paid, non-assessable and validly issued.

2.5
Authority of Participants. Each Participant represents that it has full power, authority and legal capacity to execute, deliver and perform this Agreement, and that all corporate action necessary for such Participant’s execution of this Agreement and its consummation of the transactions contemplated by this Agreement will have been duly and effectively taken upon execution.

2.6
Compliance with Applicable Laws; Permits. Each Participant shall use its best efforts to ensure that the issuer of the Options and/or Discovery Shares procured by it will comply in all material respects with the Australian Corporations Act and all applicable laws, rules and regulations enforced or promulgated by the ASX and the Australian Securities and Investments Commission (collectively, the “Regulator”). To the knowledge of each Participant, the issuer of the Options and/or Discovery Shares procured by it has not received any written notice, nor does it have knowledge that any investigation or review by any governmental entity or Regulator with respect to the Shares or any of its assets is pending or threatened or that any such investigation or review is contemplated. To the knowledge of each Participant, none of the reports, documents or materials filed with or furnished to the Regulator or any governmental authority by the issuer of the Options and/or Discovery Shares procured by such Participant, with respect to the Discovery Shares, the Shares, or the business and operations of such issuer, contains any untrue statement of a material fact or omits any statement of a material fact necessary to make the statements therein not misleading. Each Participant shall use its best efforts to ensure that the issuer of the Options and/or Discovery Shares procured by such Participant discloses, to the extent required by applicable law or the rules and regulations of the Regulator, the terms and conditions of this Agreement and the terms and conditions of the issuance of the Options and/or the Discovery Shares, including the right to convert Options and/or Discovery Shares into Shares and the terms of such conversion.

2.7
Advice of Changes. Each Participant shall use its best efforts to ensure that the issuer of the Options and/or Discovery Shares procured by it shall as promptly as possible advise Ridgelake in writing of any change or event having a material adverse effect, or that such Participant or such issuer believes would or would be reasonably likely to cause or constitute a material breach of any representations, warranties or covenants of such Participant contained herein.

2.8
Agreement Valid and Binding. Each Participant represents and warrants that this Agreement has been duly executed and delivered by such Participant and this Agreement is the legal, valid and binding obligation of such Participant, enforceable against such Participant in accordance with its terms, except as enforcement thereof may be limited by laws affecting the enforcement of creditors’ rights. Neither the execution and delivery by such Participant of this Agreement, nor the consummation by such Participant of the transactions contemplated hereby, nor the compliance by such Participant with or fulfillment by such Participant of the terms and provisions hereof will (i) with or without the giving of notice or lapse of time or both, conflict with or result in a breach or violation of, or default under, or permit the acceleration of any obligation under any provision of any agreement or other instrument or restriction of any kind to which such Participant is a party or by which such Participant is otherwise bound or affected, or (ii) violate any judgment, order, writ, injunction, decree, statute, rule or regulation applicable to such Participant, except in the case of the preceding clauses, for those conflicts, breaches, violations, defaults or accelerations that would not, individually or in the aggregate, have, or be reasonably likely to have, a material adverse effect on the ability of such Participant to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

2.9
Consents. Each Participant shall use its best efforts to ensure that the issuer of the Options and/or Discovery Shares procured by it provides all consents, approvals, waivers, orders, authorizations, registrations, declarations or filings with, or notices to, the Regulator and any governmental entity, other regulator or other third party required for the issuance of the Options, the Discovery Shares and the Shares or the execution and delivery of this Agreement.

2.10
No Misrepresentations. Each Participant represents and warrants that the warranties, representations and covenants made in this Agreement by such Participant do not contain any untrue statement of material fact or omit to state any material fact required to be stated herein or necessary to make the statements herein, in the context in which they were made, not misleading.

ARTICLE III

INTEREST EARNED

3.1
If a Participant participates in and pays its respective Cost Share (as set forth in the table in Section 1.1.1 above) of all Operations relevant to a particular Lease, delivers appropriate Options and/or Discovery Shares to Ridgelake and/or its designee(s) in accordance with Article II above and if such Participant has paid its respective Cost Share of all Sunk Costs and Lease Expenses relevant to the Leases, then such Participant shall earn an undivided working interest in the Lease upon which such Operations have been conducted equal to its respective “Earning Share,” as set forth in the table in Section 1.1.1 above.

   3.1.1        It is understood that any working interest earned by a Participant shall be subject to and shall bear its proportionate share (i.e., its respective Earning Share) of all burdens that attach to each Lease, including, but not limited to, lessor’s royalty and overriding royalties that are applicable to each Lease as of the effective date of this Agreement. (To the best of Ridgelake’s knowledge, each Lease is burdened with a 16 2/3% Royalty to Lessor and Overriding Royalties as follows: Viosca Knoll Block 79 – 4%; High Island Block A 307 – 4%; Vermilion Block 317 – 3 1/3%; South Marsh Island Block 138 – 3 1/3%; and South Marsh Island Block 152 – 3 1/3%.)

3.2
Each Participant may earn its respective Earning Share in each Lease that is subject to this Agreement on a Lease-by-Lease basis. However, subject to and without waiver of the right to audit and dispute costs and expenses, should a Participant not timely pay all of its Cost Share of all costs and expenses of Operations on a Lease, then, if such Participant fails to pay such costs and expenses within ten (10) days after receiving a notice of default from Ridgelake, such Participant shall forfeit its right to earn a working interest in the particular Lease and will have no right to a refund of any money previously paid to Ridgelake relevant to the particular Lease.

ARTICLE IV

OPERATOR

4.1
Ridgelake shall be designated Operator for all wells drilled pursuant to the terms of this Agreement and shall conduct and direct all operations on the Leases, as permitted and required pursuant to the terms of this Agreement and the JOA attached hereto as Exhibit “D”.

4.2
Notwithstanding the terms of the JOA, the timing and order of Operations shall be at Ridgelake’s sole discretion, until such time as a Participant has earned a working interest in a particular Lease. Once a Participant has earned a working interest in a Lease, then, insofar and only insofar as said Lease is concerned, the terms of the JOA shall be applicable to a proposal by such Participant relevant to the drilling of wells or other operations on the Lease.

4.2.1
It is the intention of the Parties that a well shall be spudded on each Lease prior to the first day of the beginning of the last year of the primary term of each Lease. However, it is understood and agreed that for various reasons a well may not be spudded on each Lease as anticipated. If a well is not so spudded on a particular Lease before the first day of the beginning of the last year of the primary term for a particular Lease, then it is understood and agreed that a Participant in such Lease may submit a proposal to Ridgelake for the drilling of a well on the particular Lease in accordance with the terms of the JOA attached hereto. If Ridgelake agrees to participate in the well proposed by such Participant, then the well shall be drilled in accordance with the terms of this Agreement and the Participants must complete the interest earning operations in order to earn an interest in the Lease. However, if Ridgelake does not agree to proceed with the well, then a Participant in the Lease may proceed to drill the well under the terms of the JOA attached hereto and, if the said well is completed by the Participant, then the Participants in such well shall earn their respective working interests in the Lease (as set forth in Section 3.1 above) and any penalties under the JOA shall be applicable to Ridgelake’s interest in the well. (It is recognized that other parties may be participating in a particular Lease under agreements that are similar to this Agreement. Accordingly, any penalty applicable to Ridgelake’s interest will be proportionately allocated to those parties who have agreed to participate in the well.)

4.2.2
If no well is spudded on a particular Lease before expiration of the Lease, this Agreement shall no longer be applicable to the Lease. However, it is understood and agreed that all money paid to Ridgelake under the terms of this Agreement shall be retained by Ridgelake and that there shall be no refund of any money to Participants.

4.3
Operator shall conduct all Operations in a good an workmanlike manner, but shall have no liability as Operator for losses sustained or liabilities incurred, except as may result from gross negligence or willful misconduct.

4.4
The number of employees used by Operator in conducting operations hereunder, their selection, the hours of labor, and the compensation for services performed, shall be determined by Operator, or its subcontractors, and all employees shall be the employees of Operator or its subcontractor.

ARTICLE V

EXPENDITURES AND LIABILITY OF PARTIES

5.1
The duties, obligations and liabilities of the Parties shall be several, not joint or collective. Each Party shall be solely responsible for its own obligations and for all expenses incurred by it in connection with this Agreement (including without limitation fees and expenses of its own counsel and consultants), and shall be liable only for its proportionate share of the costs of drilling and operating the well or wells pursuant to the terms of this Agreement. It is not the intention of the Parties to create, nor shall this Agreement be construed as creating, an association or trust, or to impose a partnership duty, obligation, or liability with regard to any one or more of the Parties hereto. However, notwithstanding any provisions herein that the rights and liabilities are several and not joint or collective, or that this Agreement and the Operations hereunder shall not constitute a partnership, each Party elects not to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, Internal Revenue Code of 1986, as amended, and similar provisions of applicable state laws. The tax partnership shall be governed by Exhibit “F” attached to the JOA that is attached as Exhibit “D”.

5.2
All costs and expenses hereunder, and the accounting with respect thereto, shall be in accordance with the Accounting Procedure that is attached to the JOA; provided however, should any conflict exist between the provisions in the body of this Agreement and the said Accounting Procedure, the provisions in the body of this Agreement shall prevail.

5.2.1
Ridgelake shall keep an accurate record of the joint account hereunder, showing expenses incurred and charges and credits made and returns made and received. Such records shall be available at all reasonable times for examination by a Participant or its authorized representatives, as provided in the JOA.

5.3
Ridgelake shall pay or cause to be paid all rentals, and minimum royalty payments which may be required under the terms of the Leases; provided, however, it is understood and agreed that Ridgelake shall have no liability to Participants for losses sustained or liabilities incurred for failure to so properly pay rents and/or minimum royalties or to otherwise maintain such Leases.

ARTICLE VI

MISCELLANEOUS PROVISIONS

6.1
This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Parties; provided, however, it is understood and agreed that no Participant may sell, assign, transfer or otherwise dispose of its rights hereunder except as expressly provided in this Agreement.

6.2
The delay or failure on the part of any Party hereto to insist, in any one instance or more, upon the strict performance of any of the terms or conditions of this Agreement, or to exercise any right or privilege herein conferred shall not be construed as a waiver of any such terms, conditions, rights or privileges but the same shall continue and remain in full force and effect. In addition, no waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

6.3
SHOULD A PARTICIPANT EARN A WORKING INTEREST IN ANY LEASE PURSUANT TO THE TERMS OF THIS AGREEMENT, THE INTEREST EARNED BY PARTICIPANT IN SUCH LEASE SHALL BE ASSIGNED BY RIDGELAKE TO PARTICIPANT AS IS, AND RIDGELAKE MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN FACT OR BY LAW, WITH RESPECT TO TITLE, CONDITION, FITNESS FOR PURPOSE OR OTHERWISE, EXCEPT THAT RIDGELAKE SHALL WARRANT ITS TITLE TO THE LEASES AGAINST ANYONE ASSERTING AN ADVERSE CLAIM AGAINST THE INTEREST CONVEYED WHICH IS CREATED BY, THROUGH OR UNDER RIDGELAKE, BUT NOT OTHERWISE.

6.4
This Agreement and all instruments executed in accordance with it shall be governed by and interpreted in accordance with the laws of the State of Louisiana, without regard to conflict of law rules that would direct application of the laws of another jurisdiction, except to the extent that it is mandatory that the laws of some other jurisdiction, where the Leases are located, shall apply.

6.5
This Agreement, including all exhibits and schedules attached hereto and made a part hereof constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions. Without limiting the generality of the foregoing, as between GulfX and South Marsh, this Agreement specifically supersedes and replaces the South Marsh Participation Agreement, which, effective as of the date hereof, shall be of no further force or effect. No supplement, amendment, alteration, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the Parties hereto.

6.6
Any notice provided or permitted to be given under this Agreement shall be in writing, and may be served by personal delivery, facsimile transmission, or be depositing same in the mail, addressed to the Party to be notified, postage paid. Notices served in any manner shall be deemed to have been given and received only if and when actually received by the addressee (except that notice given by telecopier shall be deemed given and received, other than during normal business hours, as of the opening of business on the next business day). For purposes of notice, the addresses of the parties shall be as follows:

Ridgelake Energy, Inc.
3636 North Causeway Blvd., Suite 300
Metairie, LA 70002
Attention: Mr. William M. Hines
Facsimile No.: (504) 831-3746

GulfX, LLC
15 Rheola Street
West Perth
6005 Western Australia, Australia
Attention: Mr. Paul Garner
Facsimile No.: _____________

South Marsh LLC
15 Rheola Street
West Perth
6005 Western Australia, Australia
Attention: Mr. Paul Garner
Facsimile No.: _____________

Each Party shall have the right, upon giving ten (10) days’ prior notice to the other in the manner hereinabove provided, to change its address for the purposes of notice.

6.7	Each Participant shall pay for all documentary, filing and recording fees required with the filing and recording of any assignment or other conveyance it may earn pursuant to this Agreement.

6.8
If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any rule of law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in a materially adverse manner with respect to any Party.

   6.9           Except as expressly provided herein, this Agreement is not intended to create, nor shall it be construed to create, any rights in any third party under doctrines concerning third party beneficiaries.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

RIDGELAKE ENERGY, INC.

By: /s/ William M. Hines
Vice President

GULFX, LLC

By: /s/ Paul Garner
Paul Garner
Vice President

SOUTH MARSH LLC
By: /s/ Paul Garner
Paul Garner
Vice President

EXHIBIT "A" LEASES

Attached to and made a part of that certain Amended and Restated Participation Agreement dated the 8th day of December, 2006,
by and between Ridgelake Energy, Inc., GuIfX, LLC and South Marsh, LLC,

LEASES:

OCS No.:		Map No.:	Area Name:	Block:
1.	OCS-G26190	NH16-07	Viosca Knoll	79
2.	OCS-G 26560	TX7C	High Island Area, East Addition, South Extension	A 307
3.	OCS-G 27078	LA3B	Vermilion Area, South Addition	317
4.	OCS-G 27089	LA3C	South Marsh Island, South Addition	138
5.	OCS-G 27091	LA3C	South Marsh Island, South Addition	152

A-1

EXHIBIT B1
OPERATIONS – VIOSCA KNOLL 79

Attached to and made part of that certain Participation Agreement dated the ______ day of January, 2006
by and between Ridgelake Energy, Inc and GulfX, LLC.

1.	LEASE

    OCS-G 26190 – That certain Oil and Gas lease of Submerged Lands Under the Outer Continental Shelf Lands Act dated June 1, 2004, by and between the United States of America as Lessor and Ridgelake Energy, Inc, as Lessee, covering all of Block 79, Viosca Knoll Area, OCS Official Protraction Diagram, NH 16-07, and covering approximately 5,760 acres of submerged lands within the Outer Continental Shelf.

2.	INTEREST EARNING OPERATIONS

Project Well 1:	OCS-G 26190. Well No. 1

Location (straight hole)	X= 1,333,387.99
Y= 10,859,867.03

(Note: the location of the well is approximate and may be altered by Ridgelake at its sole discretion if it deems it necessary in order to properly drill the project well)

Objective depth:	2,800’ Subsea

Interest earning point:	At casing point, after reaching the Objective Depth or such shallower depth as may be determined by Ridgelake at its sole discretion.

3.	INTEREST EARNING RIGHTS AND OBLIGATIONS:

(a)
GulfX must participate in and pay 26.67% of the cost to drill Project Well 1 to the Interest Earning Point and must participate and pay 26.67% of any sidetrack of said well to bypass junk and/or any other sidetrack that is required because of mechanical problems, or any redrill of the said well due to the loss of the hole because of mechanical problems therein.

(b)
If GulfX participates in and pays 26.67% of the costs and expenses associated with the drilling of Project Well 1 and any sidetracks and redrills thereof, and if GulfX commits to bearing its proportionate share (20%) of the costs and expenses to run casing in the well GulfX shall have earned twenty percent (20%) of all of Ridgelake’s right, title and interest in the Lease and Ridgelake shall deliver an assignment of such interest to GulfX within thirty (30) days of the release of the rig from the well. (It is understood that commitment to the running of casing by GulfX, in order to earn under this Agreement, includes all operations on the well through the release of the drilling rig from the well, including but not limited to running and cementing of casing, mudline suspending the well and the demobilizaing of the rig from the well.)

(c)
Once GulfX has earned the aforesaid assignment from Ridgelake in accordance with paragraph 3(b) then all future operations on the lease shall be conducted in accordance with and pursuant to the JOA attached as Exhibit D to the Participation Agreement to which this Exhibit is attached.

(d)
If GulfX does not meet and perform the obligations expressed in Article 3(a) and 3(b) above, Gulf X will earn no interest in the Lease and shall forfeit all Sunk Costs and Lease Expenses previously paid on the Lease.

EXHIBIT B2
OPERATIONS – HIGH ISLAND 307

Attached to and made part of that certain Participation Agreement dated the _____ day of January, 2006
by and between Ridgelake Energy, Inc and GulfX, LLC.

1.	LEASE

    OCS-G 26560 - That certain Oil and Gas lease of Submerged Lands Under the Outer Continental Shelf Lands Act dated October 1, 2004, by and between the United States of America as Lessor and Ridgelake Energy, Inc, as Lessee, covering all of Block A 307, High Island Area, East Addition, South Extension, OCS Leasing Map, Texas Map No. 7C, and covering approximately 5,760 acres of submerged lands within the Outer Continental Shelf.

2.	INTEREST EARNING OPERATIONS

Project Well 1:	OCS-G 26560. Well No. 1

Location (straight hole)	X= 3,728,397
Y= 186,641
(Note: the location of the well is approximate and may be altered by Ridgelake at its sole discretion if it deems it necessary in order to properly drill the project well)

Objective depth:	2,000’ TVD

Interest earning point:	Casing election point after reaching Objective Depth or shallower depth as may be determined by Ridgelake at its sole discretion

3.	EARNED RIGHTS

(a)
GulfX must participate in and pay 26.67% of the cost to drill Project Well 1 to the Interest Earning Point and must participate and pay 26.67% of any sidetrack of said well to bypass junk and/or any other sidetrack that is required because of mechanical problems, or any redrill of the said well due to the loss of the hole because of mechanical problems therein.

(b)
If GulfX participates in and pays 26.67% of the costs and expenses associated with the drilling of Project Well 1 and any sidetracks and redrills thereof, and if GulfX commits to bearing its proportionate share (20%) of the costs and expenses to run casing in the well GulfX shall have earned twenty percent (20%) of all of Ridgelake’s right, title and interest in the Lease and Ridgelake shall deliver an assignment of such interest to GulfX within thirty (30) days of the release of the rig from the well. (It is understood that commitment to the running of casing by GulfX, in order to earn under this Agreement, includes all operations on the well through the release of the drilling rig from the well, including but not limited to running and cementing of casing, mudline suspending the well and the demobilizing of the rig from the well.)

(c)
Once GulfX has earned the aforesaid assignment from Ridgelake in accordance with paragraph 3(b) then all future operations on the lease shall be conducted in accordance with and pursuant to the JOA attached as Exhibit D to the Participation Agreement to which this Exhibit is attached.

(d)
If GulfX does not meet and perform the obligations expressed in Article 3(a) and 3(b) above, Gulf X will earn no interest in the Lease and shall forfeit all Sunk Costs and Lease Expenses previously paid on the Lease.

EXHIBIT B3
OPERATIONS – VERMILION 317

Attached to and made part of that certain Participation Agreement dated the ______ day of January, 2006
by and between Ridgelake Energy, Inc and GulfX, LLC.

1.	LEASE

    OCS-G 27078 - That certain Oil and Gas lease of Submerged Lands Under the Outer Continental Shelf Lands Act dated May 1, 2005, by and between the United States of America as Lessor and Ridgelake Energy, Inc, as Lessee, covering all of Block 317, Vermilion Area, South Addition, OCS leasing map, Louisiana Map No 3B, and covering approximately 5,000 acres of submerged lands within the Outer Continental Shelf.

2.	INTEREST EARNING OPERATIONS

Project Well 1:	OCS-G 27078 Well No. 1

Location (straight hole)	X= 1,650,582
Y= 136,517
(Note: the location of the well is approximate and may be altered by Ridgelake at its sole discretion if it deems it necessary in order to properly drill the project well)

Objective depth:	9,300’ Subsea

Interest earning point:	Casing election point after reaching Objective Depth or shallower depth as may be determined by Ridgelake at its sole discretion

3.	EARNED RIGHTS

(a)
GulfX must participate in and pay 26.67% of the cost to drill Project Well 1 to the Interest Earning Point and must participate and pay 26.67% of any sidetrack of said well to bypass junk and/or any other sidetrack that is required because of mechanical problems, or any redrill of the said well due to the loss of the hole because of mechanical problems therein.

(b)
If GulfX participates in and pays 26.67% of the costs and expenses associated with the drilling of Project Well 1 and any sidetracks and redrills thereof, and if GulfX commits to bearing its proportionate share (20%) of the costs and expenses to run casing in the well GulfX shall have earned twenty percent (20%) of all of Ridgelake’s right, title and interest in the Lease and Ridgelake shall deliver an assignment of such interest to GulfX within thirty (30) days of the release of the rig from the well. (It is understood that commitment to the running of casing by GulfX, in order to earn under this Agreement, includes all operations on the well through the release of the drilling rig from the well, including but not limited to running and cementing of casing, mudline suspending the well and the demobilizing of the rig from the well.)

(c)
Once GulfX has earned the aforesaid assignment from Ridgelake in accordance with paragraph 3(b) then all future operations on the lease shall be conducted in accordance with and pursuant to the JOA attached as Exhibit D to the Participation Agreement to which this Exhibit is attached.

(d)
If GulfX does not meet and perform the obligations expressed in Article 3(a) and 3(b) above, Gulf X will earn no interest in the Lease and shall forfeit all Sunk Costs and Lease Expenses previously paid on the Lease.

EXHIBIT B4
OPERATIONS – SOUTH MARSH ISLAND 138

Attached to and made part of that certain Participation Agreement dated the ______ day of January, 2006
by and between Ridgelake Energy, Inc and GulfX, LLC.

1.	LEASE

    OCS-G 27089 – That certain Oil and Gas lease of Submerged Lands Under the Outer Continental Shelf Lands Act dated June 1, 2005, by and between the United States of America as Lessor and Ridgelake Energy, Inc, as Lessee, covering all of Block 138, South Marsh Island Area, South Addition, OCS Leasing Map, Louisiana Map No. 3C, and covering approximately 5,000 acres of submerged lands within the Outer Continental Shelf.

2.	INTEREST EARNING OPERATIONS

(a) PRIMARY INTEREST EARNING OPERATION:

Project Well 1:	OCS-G 27089. Well No. 1 to casing election point

Surface Location (Straight Hole)	X= 148,734’
Y= 1,780,183’
(Note: the location of the well is approximate and may be altered by Ridgelake at its sole discretion if it deems it necessary in order to properly drill the project well)

Objective depth:	11,000’ Subsea

(b) SECONDARY INTEREST EARNING CONSIDERATION

If GulfX elects to participate in setting casing and the mudline suspension of Project Well 1 then, within 30 days of making such election, it shall be required to pay to Ridgelake an additional cash consideration equal to 6.67% of the original AFE amount for the drilling of Project Well 1 to casing election point.

3.	EARNED RIGHTS

(a)
GulfX must participate in and pay 26.67% of the cost to drill Project Well 1 to the casing election point and must participate and pay 26.67% of any sidetrack of said well to bypass junk and/or any other sidetrack that is required because of mechanical problems, or any redrill of the said well due to the loss of the hole because of mechanical problems therein.

(b)
If GulfX participates in and pays 26.67% of the costs and expenses associated with the drilling of Project Well 1 and any sidetracks and redrills thereof, and if GulfX participates in and pays 20% of the costs and expenses to run casing in the well and all other operations on or related to the well through the release of the drilling rig from the well, including but not limited to running and cementing of casing, mudline suspending the well and the demobilizing or the rig from the well, and if GulfX pays the additional cash consideration in accordance with item 2(b) of the Interest Earning Operations described above, then GulfX shall earned twenty percent (20%) of all of Ridgelake’s right, title and interest in the Lease and Ridgelake shall deliver an assignment of such interest to GulfX within thirty (30) days of the release of the rig from the well.

(c)	Once GulfX has been granted title in accordance with paragraph 3(b) then all future operations on the lease shall be conducted in accordance with and pursuant to the JOA attached as Exhibit D.

(d)
If GulfX does not meet and perform the obligations expressed in Article 3(a) and 3(b) above, Gulf X will earn no interest in the Lease and shall forfeit all Sunk Costs and Lease Expenses previously paid on the Lease.

EXHIBIT B5
OPERATIONS – SOUTH MARSH ISLAND 152

Attached to and made part of that certain Participation Agreement dated the ______ day of January, 2006
by and between Ridgelake Energy, Inc and GulfX, LLC.

1.	LEASE

OCS-G 27091 - That certain Oil and Gas lease of Submerged Lands Under the Outer Continental Shelf Lands Act dated July 1, 2005, by and between the United States of America as Lessor and Ridgelake Energy, Inc, as Lessee, covering all of Block 152, South Marsh Island Area, South Addition, OCS Leasing Map, Louisiana Map No. 3C, and covering approximately 2,500 acres of submerged lands within the Outer Continental Shelf.

2.	INTEREST EARNING OPERATIONS

(a)	INTEREST EARNING OPERATION A

Project Well 1:	OCS-G 27091. Well No. 1 to casing election point

Surface Location (deviated hole)	X= 165,816’
Y= 1,749,135
(Note: the location of the well is approximate and may be altered by Ridgelake at its sole discretion if it deems it necessary in order to properly drill the project well)

Objective depth:	6,500’ Subsea

(b) SECONDARY INTEREST EARNING CONSIDERATION

If GulfX elects to participate in mudline suspension of Project Well 1 then, within 30 days of making such election, it shall be required to pay to Ridgelake an additional cash consideration equal to 6.67% of the following estimated costs:

(i)	One third (1/3) of the estimated cost to fabricate, install and hookup a platform appropriate for the development of the field discovered by Project Well 1, and
(ii)	The estimated cost of a flowline, and
(iii)	The estimated cost to complete Project Well 1

The basis for determination of these costs shall be third party, arms length estimates which shall be provided to GulfX together with the AFE for Project Well 1.

3.	EARNED RIGHTS

(a)
GulfX must participate in and pay 26.67% of the cost to drill Project Well 1 to the casing election point and must participate and pay 26.67% of any sidetrack of said well to bypass junk and/or any other sidetrack that is required because of mechanical problems, or any redrill of the said well due to the loss of the hole because of mechanical problems therein.

(b)
If GulfX participates in and pays 26.67% of the costs and expenses associated with the drilling of Project Well 1 and any sidetracks and redrills thereof, and if GulfX participates in and pays 20% of the costs and expenses to run casing in the well and all other operations on or related to the well through the release of the drilling rig from the well, including but not limited to running and cementing of casing, mudline suspending the well and the demobilizing or the rig from the well, and if GulfX pays the additional cash consideration in accordance with item 2(b) of the Interest Earning Operations described above, then GulfX shall earned twenty percent (20%) of all of Ridgelake’s right, title and interest in the Lease and Ridgelake shall deliver an assignment of such interest to GulfX within thirty (30) days of the release of the rig from the well.

(c)	Once GulfX has been granted title in accordance with paragraph 3(b) then all future operations on the lease shall be conducted in accordance with and pursuant to the JOA attached as Exhibit D.

(d)
If GulfX does not meet and perform the obligations expressed in Article 3(a) and 3(b) above, Gulf X will earn no interest in the Lease and shall forfeit all Sunk Costs and Lease Expenses previously paid on the Lease. (NOTE: It is recognized that Ridgelake may chose to set a Platform on the Lease prior to the drilling of Project Well 1. If Ridgelake should so decide to set a Platform before the drilling of the aforesaid well than it is agreed that GulfX may elect not to proceed with the development of the Lease as if the Lease was not included under the Participation Agreement to which this Exhibit is attached and Ridgelake will refund to GulfX all Sunk Cost and Lease Expense payments paid to Ridgelake for the Lease.)

EXHIBIT "C"
SUNK COSTS

Attached to and made a part of that certain Amended and Restated Participation Agreement dated the 8th day of December, 2006,
by and between Ridgelake Energy, Inc., GuIfX, LLC and South Marsh LLC.

SUNK COSTS (By LEASE):

Lease Name:	Vendor	Invoice #:	Invoice Date:	Invoice Amount:	Description:

1. Viosca Knoll 79	Dept. of Interior		03/29/04	$29,400.00	1/5 Bonus
(OCS-G 26190)
	Dept. of Interior		05/13/05	$146,400.00	4/5 Bonus & 1st yr. Rental

	Focus Expl.		06/25/04	$100,000.00	Prospect Fee
	USI Southwest		05/27/04	$1,100.00	MMS Bond
	Apex Geo.		01/17/05	$712.50
	Dept. of Interior		05/13/05	$28,800.00	2nd Yr. Rental
	Dept. of Interior		05/13/06	$28,800.00	3rd Yr. Rental
	Tesla		06/19/06	$47,000.00	Geophysical
	Hazard Report
	Tesla		08/17/06	$8,750.00
	Tech. Eng.		08/31/06	$330.00
	Dept. of Interior		11/21/06	$3,250.00	P.O.E.
	Ala. Dept. of		11/30/06	$520.00	E.P.
	Env. Mngt.
			TOTAL:	$395,062.50

2. High Island A 307	Dept. of Interior		08/20/04	$34,800.00	1/5 Bonus
(OCS-G 26560)
	Dept. of Interior		09/28/04	$168,000.00	4/5 Bonus & 1st. yr. Rental
	Focus Expl.		10/08/04	$100,000.000	Prospect Fee
	Dept, of interior		09/28/04	$168,000.00	4/5 Bonus & 1st. yr. Rental
	Focus Expl.		10/08/04	$100,000.00	Prospect Fee
	Lowe Offshore		05/17/05	$174.00
	Lowe Offshore		05/25/05	$216.98
	Tesla Offshore	05-237	06/30/05	$33,750.00	Shallow Hazard Survey
	Tesla Offshore	05-300	07/14/05	$4,500.00	Shallow Hazard Survey-Report
	Dept. of Interior		07/05/05	$28,800.00	2nd. Yr. Rental
	Dept. of interior		07/03/06	$28.800.00	3rd. Yr. Rental

			TOTAL:	$399,040.98

3. Vermilion 317	Beacon Expl.			$109,090,91	Prospect Fee
(OCS-G 27078)
	Department of Interior		03/16/05	$130,800.00	1/5 Bonus
	Department of Interior		04/05/05	$548,200.00	4/5 Bonus & 1st Yr. Rental
	Tesla Offshore	05-145	04/13/05	$32,500.00	Shallow Hazard Survey
	Tesla Offshore	05-269	06/24/05	$5,000.00	Shallow Hazard Survey-Report
	Eagle Conslt.	1012051	08/05/05	$314.45
	Eagle Conslt.	1012725	10/26/05	$817.57
	Dept. of Interior		02/27/06	$25,000.00	2nd. Yr. Rental

			TOTAL:	$851,722.93

C-1

4. South Marsh Isl. 138 (OCS-G 27089)	Becon Expl.			$109,090.91	Prospect Fee
	Dept. of Interior		03/16/05	$282,000.00	1/5 Bonus
	Dept. of Interior		05/02/05	$1,153,000.00	4/5 Bonus &
					1". yr. Rental
	Lowe Offshore	RL2005-10	04/04/05	$905.70

	Lowe Offshore	RL2005-13	4/19/05	$107.15

	Tesla Offshore	05-152	04/21/05	$32,500.00	Shallow Hazard
					Survey
	Eagle Consult.	1011454	06/30/05	$251.56
	Tesla Offshore	05-268	06/24/05	$5,000.00	Shallow Hazard
					Survey-Report
	Eagle Consult.	1011834	07/15/05	$377.34
	Eagle Consult.	1012050	08/05/05	$817.57
	Eagle Consult.	1012720	10/26/05	$187.58
	Eagle Consult.	1012721	10/26/05	$62.50
	Coastal Zone		02/24/06	$300.00	Expl. Plan
	Tesla		02/28/06	$2,150.00	P.O.E.
	Dept. of Interior		03/31/06	$25,000.00	2nd Yr. Rental
	USI		04/18/06	$25,300.00	Expl. Bond
	US1		04/24/06	$4,400.00	Supp. P&A Bond
	Fugro-McClell.	02-51796	09/20/06	$121,646.00	Geotechnical Site
					Investigation
	Lowe Offshore	RL2006-86	10/04/06	$360.00

	Fuego-McClell.	02-51951	11/09/06	$20,442,00	Soil Boring- Well
					#1
	Fuego-McClell.	02-51952	11/09/06	$20,442.00	Soil Boring-Well
					#2
	Fairwinds Int.	117406	11/20/06	$297.50	Facility AFE

			TOTAL:	$1,804,637.81

C-2

5. South Marsh Isl. 152	Beacon Expl.			$109,090.91	Prospect Fee
(OCS-G 27091)	Dept. of Interior		03/16/05	$242,800.00	1/5 Bonus
	Dept. of Interior		06/05/05	$983,700.00	4/5 Bonus &
					1st. yr. Rental
	Tesla Offshore	05-363	07/12/05	$25,500.00	Geophysical
					Hazard Survey
	Lowe Offshore	RL2005-41	09/20/05	$655.56

	J. Connor	8/10/8770	9/30/05	$26.25
	Lowe Offshore	RL2005-44	10/5/05	$939.90

	Lowe Offshore	RL2005-48	10/19/05	$1,218.96

	Lowe Offshore	RL2005-52	11/1/05	$1,056.28	(SMI 149)

	Technical Eng.	29339	9/30/05	$170.00	(SMI 149)
	Tesla Offshore	05-557	10/18/05	$32,500.00	(SMI 149)
					Hazard Survey
	Eagle Consult.	1012722	10/26/05	$439.06
	Eagle Consult.	1012723	10/26/05	$312.50
	Eagle Consult.	1012724	10/26/05	$312.50
	J. Connor	2510484	10/31/05	$26.25	(SMI 149)
	J. Connor	2510485	10/31/05	$69.00
	Lowe Offshore	RL2005-56	11/16/05	$107.00	(SMI 149)

	MMS	11/4/2005	11/4/05	$450.00	(SMI 149)
					Exploration Plan
	Coastal Zone	12/1/2005	12/1/05	$300.00	Exploration Plan
	Management
	Eagle Consult.	1012931	11/14/05	$1,069.13
	J. Connor	3/5/8776	11/30/05	$4,931.03	(SMI 149)
					DOCD
	Lowe Offshore	RL2005-60	11/29/05	$238.69	(SMI 149)

	Tesla Offshore	05-709	11/17/05	$4,550.00	(SMI 149)
					Interpretation/Report, Permit Plats

C-3

Technical Eng.	29571	11/25/05	$654.20	(SMI 149) Engineering
USI	201959	12/20/05	$23,100,00	Right of Use & Easement on SMI 149 (05-06)
J.Connor		12/31/05	$543.16
J. Connor		01/31/06	$78.75
Dept. of Interior		05/31/06	$12,500.00	2nd Yr. Rental
Lowe Offshore	RL2006-82	09/20/06	$131.89
J. Connor		09/30/06	$448.40
USI	201959	11/03/06	$23,100.00	Right of Use & Easement on SMI 149 (06-07)
J.Connor		09/30/06	$203.75
Apex Geo.		10/06/06	$616.00	Generate Synthetic Seismogram

		TOTAL:	$1,471,839.17

C-4

EXHIBIT “D”
JOINT OPERATING AGREEMENT

Attached to and made a part of that certain Amended and Restated Participation Agreement dated the ____ day of December, 2006,
by and between Ridgelake Energy, Inc., GulfX, LLC and South Marsh LLC

OFFSHORE
OPERATING AGREEMENT

High Island Area, East Addition, South Extension, Block A 307
(OCS-G 26560)

DATED EFFECTIVE:   September 18,2006

BETWEEN

RIDGELAKE ENERGY, INC.,
GULFX, LLC,
SOUTH MARSH LLC and
LION ENERGY LIMITED LLC

OPERATING AGREEMENT

ARTICLE 1

	APPLICATION	1
1.1	Application	1

ARTICLE 2

	DEFINITIONS	1
2.1	Affiliate	1
2.2	Contract Area	1
2.3	Development Operations	1
2.4	Development Well	2
2.5	Exploratory Operations	2
2.6	Exploratory Well	2
2.7	Facility(ies)	2
2.8	Joint Account	2
2.9	Lease	2
2.10	Non-Consent Operations	2
2.11	Non-Consent Well	2
2.12	Non-Operator	2
2.13	Non-Participating Party	2
2.14	Non-Participating Party's Share	2
2.15	Operator	3
2.16	Participating Interest	3
2.17	Participating Party	3
2.18	Platform	3
2.19	Producible Well	3
2.20	Producible Reservoir	3
2.21	Sidetrack(ing)	3
2.22	Subsequent Facility(ies)	3
2.23	Working Interest	3

ARTICLE 3

	EXHIBITS	4
3.1	Exhibits	4
3.1.1	Exhibit "A"	4
3.1.2	Exhibit "B"	4
3.1.3	Exhibit "C"	4
3.1.4	Exhibit "D"	4
3.1.4	Exhibit "E"	4
3.2	Conflicts	4

ARTICLE 4

	OPERATOR	4
4.1	Operator	4
4.2	Resignation or Removal of Operator	4
4.3	Selection of Successor	5
4.4	Delivery of Property	5
4.5	Liability of Operator	5
4.6	Removal and selection of Operator in a two Party Agreement	5
4.7	Designation of Operator	5

ARTICLE 5

	AUTHORITY AND DUTIES OF OPERATOR	5
5.1	Exclusive Right to Operate	5
5.2	Workmanlike Conduct	6
5.3	Liens and Encumbrances	6
5.4	Employees	6
5.5	Records	6
5.6	Compliance	6
5.7	Contractors	6
5.8	Governmental Reports	7
5.9	Information to Participating Parties	7
5.10	Information to Non-Participating Parties	7

ARTICLE 6

	VOTING AND VOTING PROCEDURES	7
6.1	Designation of Representatives	7
6.2	Voting Procedures	7
6.2.1	Voting Interest	7
6.2.2	Vote Required	7
6.2.3	Votes	8
6.2.4	Meetings	8

ARTICLE 7

	ACCESS	8
7.1	Access to Contract Area	8
7.2	Reports	8
7.3	Confidentiality	9
7.4	Exceptions	9
7.5	Limited Disclosure	9
7.6	Proceeds	10
7.7	Media Releases	10

ARTICLE 8

	EXPENDITURES	10
8.1	Basis of Charge to the Parties	10
8.2	Authorization	10
8.3	Advance Billings	11
8.4	Commingling of Funds	11
8.5	Security Rights	11
8.6	Default	17
8.7	Unpaid Charges	18
8.8	Carved-out Interest	18

ARTICLE 9

	NOTICES	19
9.1	Giving and Responding to Notices	19
9.2	Content of Notice	19
9.3	Response to Notices	19
	9.3.1 Platform Construction	19
	9.3.2 Proposal Without Platform	20
	9.3.3 Other Matters	20
9.4	Failure to Respond	20
9.5	Restriction on Multiple Well Proposals	20

  ARTICLE 10

	EXPLORATORY OPERATIONS	20
10.1	Operations by All Parties	20
10.2	Second Opportunity to Participate	21
10.3	Final Election to Participate	21
10.4	Operations by Fewer than All Parties	21
10.5	Substitute Well	22
10.6	Course of Action After Drilling to Initial Objective Depth	23
	10.6.1 Operation by All Parties	24
	10.6.2 Operations by Fewer than All Parties	24
	10.6.3 Obligations and Liabilities of Participating Parties	24
	10.6.4 Deepening or Sidetracking of Non-Consent Exploratory Well	24
	10.6.5 Plugging and Abandoning Cost	25

ARTICLE 11

	DEVELOPMENT OPERATIONS	25
11.1	Operations by All Parties	25
11.2	Second Opportunity to Participate	25
11.3	Final Election to Participate	25
11.4	Operations by Fewer than All Parties	26
11.5	Timely Operations	26
11.6	Substitute Well	26
11.7	Course of Action After Drilling to Initial Objective Depth	27
	11.7.1 Operations by All Parties	28
	11.7.2 Operations by Fewer than All Parties	28
	11.7.3 Obligations and Liabilities of Participating Parties	28
11.8	Deeper Drilling	28
11.9	Plugging and Abandoning Cost	28
11.10	Subsequent Facilities	29
11.11	Contracts	29

ARTICLE 12

	NON-CONSENT OPERATIONS	29
12.1	Non-Consent Operations	29
	12.1.1 Non-Interference	29
	12.1.2 Multiple Completion Limitation	29
	12.1.3 Metering	29
	12.1.4 Non-Consent Well	29
	12.1.5 Cost Information	29
	12.1.6 Completion	30
12.2	Forfeiture of Interest	30
	12.2.1 Production Reversion	30
	12.2.2 Non-Production Reversion	31
12.3	Deepening or Sidetracking of Non-Consent Development Well	31
12.4	Operations from Non-Consent Platforms and Facilities	31
12.5	Discovery or Extension from Mobile Drilling Operations	32
12.6	Non-Consent Operations to Maintain Lease	32
12.7	Allocation of Platform Costs to Non-Consent Operations	33
	12.7.1 Charges	33
	12.7.2 Operating and Maintenance Charges	34
	12.7.3 Payments	34
12.8	Allocation of Costs Between Depths (Single Completion)	34
12.9	Allocation of Costs Between Depths (Multiple Completions)	35
12.10	Allocation of Costs Between Depths (Dry Hole)	36
12.11	Intangible Drilling and Completion Cost Allocations	36
12.12	Subsequent Operations in Non-Consent Well	36

  ARTICLE 13

	ABANDONMENT AND SALVAGE	37
13.1	Platform Salvage and Removal Costs	37
13.2	Abandonment of Producing Well	37
13.3	Assignment of Interest	37
13.4	Abandonment Operations Required By Governmental Authority	37

ARTICLE 14

	WITHDRAWAL	37
14.1	Withdrawal	37
14.2	Limitations on Withdrawal	38

ARTICLE 15

	RENTALS, ROYALTIES AND OTHER PAYMENTS	38
15.1	Creation of Overriding Royalty	38
15.2	Payment of Rentals and Minimum Royalties	39
15.3	Non-Participation in Payments	39
15.4	Royalty Payments	39

ARTICLE 16

	TAXES	39
16.1	Property Taxes	39
16.2	Contest of Property Tax Valuation	40
16.3	Production and Severance Taxes	40
16.4	Other Taxes and Assessments	40
16.5	Gas Balancing	40

ARTICLE 17

	INSURANCE	40
17.1	Insurance	40

ARTICLE 18

	LIABILITY, CLAIMS AND LAWSUITS	41
18.1	Individual Obligations	41
18.2	Notice of Claim or Lawsuit	41
18.3	Settlements	41
18.4	Legal Expense	41
18.5	Liability for Losses, Damages, Injury or Death	41
18.6	Indemnification	41
18.7	Damage to Reservoir, Loss of Reserves and Profits	41

ARTICLE 19

	INTERNAL REVENUE PROVISION	42
19.1	Internal Revenue Provision	42

ARTICLE 20

	CONTRIBUTIONS	42
20.1	Notice of Contributions Other than Advances for Sale of Production	42
20.2	Cash Contributions	42
20.3	Acreage Contributions	43

ARTICLE 21

	DISPOSITION OF PRODUCTION	43
21.1	Facilities to Take In Kind	43
21.2	Taking Production In Kind	43
21.3	Failure to Take In Kind	43
21.4	Expenses of Delivery In Kind	43
21.5	Gas Balancing Provisions	43

ARTICLE 22

	APPLICABLE LAW	44
22.1	Applicable Law	44

ARTICLE 23

	LAWS AND REGULATIONS	44
23.1	Laws and Regulations	44

ARTICLE 24

	FORCE MAJEURE	44
24.1	Force Majeure	44
24.2	Notice	44

ARTICLE 25

	SUCCESSORS, ASSIGNS AND PREFERENTIAL RIGHTS	45
25.1	Successors and Assigns	45
25.2	Transfer of Interest	45
25.3	Consent to Assign	45
25.4	Transfers Between Parties	46
25.5	Division of Interest	46
25.6	Preferential Rights	46

ARTICLE 26

	TERM	47
26.1	Term	47

ARTICLE 27

	MISCELLANEOUS PROVISIONS	47
27.1	Headings	47
27.2	Waiver	47

 ARTICLE 28

	EXECUTION	47
28.1	Counterpart Execution	47
28.2	Amendments	47

OPERATING AGREEMENT
High Island Block A 307 (OCS-G 26560)

THIS AGREEMENT is made effective the 18th day of September , 2006, by and between Ridgelake Energy, Inc., GulfX, LLC, South Marsh LLC and Lion Limited LLC, herein referred to collectively as "Parties" and individually as "Party".

W I T N E S S E T H:

WHEREAS, the Parties own an interest in the oil and gas Lease identified in Exhibit "A" attached hereto; and,

WHEREAS, the Parties desire to enter into this Agreement in order to efficiently explore, develop, produce, and operate the said Lease.

NOW THEREFORE, for and in consideration of the premises and the mutual covenants in this Agreement, the Parties hereby agree as follows:

ARTICLE 1
APPLICATION

1.1           Application.  This Agreement applies to and is applicable to all operations on the Oil and Gas Lease described on Exhibit “A” attached hereto.

ARTICLE 2
DEFINITIONS

2.1           Affiliate.  Any person, corporation, partnership, limited partnership, or legal entity, whether of a similar or dissimilar nature, which (a) controls, either directly or indirectly, a Party, or (b) is controlled, either directly or indirectly, by such Party, or (c) is controlled, either directly or indirectly, by a person or entity which directly or indirectly controls such Party.  "Control" means the ownership (or the right to exercise or direct) fifty percent (50%) or more of the voting rights in the appointment of directors of such company, or fifty percent (50%) or more of the interests in the partnership or other entity.

2.2           Contract Area.  The acreage subject to this Operating Agreement includes all acreage covered by the Oil and Gas Lease identified in Exhibit "A" attached to this Agreement.

2.3           Development Operations.  Operations on the Contract Area other than Exploratory Operations as defined in Section 2.6 below, including operations conducted off the Contract Area for the purpose of development or production of hydrocarbons under the Contract Area.

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2.4           Development Well.  Any well proposed as a Development Operation.

2.5           Exploratory Operations.  Operations within the Contract Area:

(a)
to a proposed objective zone, horizon, or formation which does not have a Producible Well and all activities necessary for the accomplishment of such drilling up to, but not including, the election following the Operator's recommendation in Section 10.6 below.

(b)
to a proposed objective zone, horizon, or formation which does have one (1) or more Producible Well(s), but such objective will be penetrated at a location which all of the Participating Parties in the preexisting Producible Well(s) agree, at the time that the proposed Exploratory Well is approved, will be in a totally separate reservoir or will not drain or produce reserves that would be recovered by the preexisting Producible Well(s), and all activities necessary for the accomplishment of such drilling up to, but not including, the election following the Operator's recommendation in Section 10.6 below; or

        2.6            Exploratory Well.  Any well drilled as an Exploratory Operation.

2.7            Facility(ies).  All equipment and piping beyond the wellhead connections (including pipeline(s) and/or flowline(s) to separate processing facilities) acquired pursuant to this Agreement necessary to establish initial production on any Exploratory or Development Well operation, excluding Platforms and excluding pipelines used to transport production from the Contract Area or processing site to shore.

2.8            Joint Account.  The combined interests of the Parties in the Contract Area now or hereafter subject to this Agreement.

2.9            Lease.  Individually, each of the offshore oil and gas leases which are described in Exhibit "A" attached hereto, to the extent that such leases authorize exploration, development, and production activities on lands contained within the Contract Area.

2.10          Non-Consent Operations.  Exploratory or Development Operations conducted by fewer than all Parties.

2.11          Non-Consent Well.  An Exploratory or Development Well which is drilled by fewer than all Parties and with respect to which no reversion of interest has taken place pursuant to Article 12.

2.12          Non-Operator.  Any Party to this Agreement other than the Operator.

2.13          Non-Participating Party.  Any Party other than a Participating Party.

2.14          Non-Participating Party's Share.  The Participating Interest a Non-Participating Party would have had if all Parties had participated in the operation.

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2.15          Operator.  The Party designated under this Agreement to conduct Exploratory and Development Operations.

2.16          Participating Interest.  A Participating Party's percentage of participation in an operation conducted, or in a Platform, well, or Facility owned, pursuant to this Agreement.

2.17          Participating Party.  A Party who joins in an operation, pays its portion of the cost and expense of the operation, and is entitled to its proportionate part of the benefits of the operation pursuant to the terms of this Agreement.

2.18          Platform.  A drilling or production platform, caisson or well protector, or similar structure.

2.19          Producible Well.  A well producing oil or gas, or, if not producing oil or gas, a well determined to be capable of producing oil or gas in paying quantities pursuant to any applicable order or regulation issued by appropriate governmental authority; however, any well shall be considered a Producible Well if so determined by two (2) or more participating Parties with a combined working interest of 50% of said well, whether or not said well is plugged and abandoned.  Each separate completion in a Producible Reservoir shall be considered a Producible Well.

2.20          Producible Reservoir.  Based on electric log data, core analysis data, a drill stem test, a wire line formation test, or any combination of these, an accumulation of oil or gas, or both, separated from and not in oil or gas communication with any other accumulation and having rock properties indicating it to be capable of hydrocarbon production in quantities sufficient to yield a return in excess of the costs of equipping, completing, and operating it, including allocated costs for a Platform, Facilities, and their operations, as determined by the affirmative vote of two (2) or more Parties having a combined Participating interest of fifty percent (50%) or more.  In addition, any accumulation of oil or gas, or both, within the Contract Area shall be designated a Producible Reservoir upon the approval of a Platform to produce such oil or gas.

2.21          Sidetrack(ing).  Directionally drilling by intentionally deviating a well bore to a target bottomhole location other than that target bottomhole location to which such well bore would have penetrated absent such deviation.  Operations undertaken to straighten the hole or to drill around junk in the hole resulting from other mechanical difficulties shall not be considered as a sidetrack or sidetracking.

2.22          Subsequent Facility(ies).  Those Facilities, excluding Platforms, which are proposed subsequent, or in addition, to the Facilities.

2.23          Working Interest.  The ownership of each Party in and to the Lease and Contract Area as set forth in Exhibit "A".

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ARTICLE 3
EXHIBITS

3.1           Exhibits.  Attached hereto are the following exhibits, which are incorporated herein by reference:

3.1.1	Exhibit "A".	Description of Leases, Contract Area, Interests of the Parties and Designated Representatives.
3.1.2	Exhibit "B".	Insurance Requirements.
3.1.3	Exhibit "C".	Accounting Procedure.
3.1.4	Exhibit "D".	Gas Balancing Agreement.
3.1.5	Exhibit “E”	Memorandum of Operating Agreement and Financing Agreement.
3.1.6	Exhibit “F”	Tax Partnership.

3.2           Conflicts.  If a provision contained in an Exhibit is inconsistent with a provision contained in the body of this Agreement, then the provision contained in the body of this Agreement shall prevail.

ARTICLE 4
OPERATOR

4.1           Operator. RIDGELAKE ENERGY, INC. is hereby designated as Operator for the purposes of this Agreement, and for all operations conducted on or related to the Contract Area.

4.2           Resignation or Removal of Operator.  Operator may resign at any time by giving written notice thereof to Non-Operators.  In addition, Operator may be removed by the affirmative vote of the Parties owning a combined Working Interest of fifty-one percent (51%) or more after excluding Operator’s Working Interest if:

(a)
Operator becomes insolvent or unable to pay its debts as they mature, makes an assignment for the benefit of creditors, commits an act of bankruptcy, or seeks relief under laws providing for the relief of debtors; or

(b)	a receiver is appointed for Operator or for substantially all of its property or affairs.
(c)	Operator sells, trades, transfers or assigns all or a portion of its Working Interest, thereby reducing its Working Interest to less than ten percent (10%); or
(d)
Operator commits a substantial breach of a material provision of this Agreement and fails to cure such breach within sixty (60) days after receipt of a Non-operator’s notice to Operator of such breach.

The resignation or removal of the Operator shall become effective as soon as practical, but not later than 7:00 o'clock a.m. on the first day of the calendar month following a period of ninety (90) days after i) the date of notice of resignation by Operator or ii) the date of receipt of written notice by Operator from Non-Operator detailing the alleged grounds for removal and Operator has failed to cure same within sixty (60) days from its receipt of the notice, unless a longer period is required for the Parties to obtain approval of the designation of the successor Operator by the MMS; however, in no event shall the resignation or removal of Operator become effective until a successor Operator has assumed the duties of Operator.  Upon approval of the designation of the successor Operator by the MMS, the resigning or removed Operator shall be bound by the terms of this Joint Operating Agreement as a Non-Operator.  A change of a corporate name or structure of Operator or transfer of Operator’s interest to any single subsidiary, parent or successor corporation shall not be the basis for removal of Operator.

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4.3           Selection of Successor.  Upon resignation or removal of Operator, a successor Operator shall be selected by an affirmative vote of the Parties having a combined majority Working Interest.  However, if the removed or resigned Operator fails to vote or votes only to succeed itself, the successor Operator shall be selected by an affirmative vote of the Parties having a combined Working Interest of fifty-one percent (51%) or more of the remaining Working Interest left after excluding the Working Interest of the removed or resigned Operator.  In no event shall the resignation or removal of Operator become finally effective unless and until a successor Operator has been elected and assumed its duties.

4.4           Delivery of Property.  Prior to the effective date of resignation or removal, the former Operator shall deliver to the successor Operator all records and data relating to the operations conducted by the former Operator that the successor Operator is entitled to have and that are not already in the possession of the successor Operator, as well as all other property in the possession of the former Operator that was acquired for the Joint Account.

4.5           Liability of Operator.  If Operator resigns, or if Operator is removed as Operator, such resignation, or removal shall not relieve Operator of any liabilities it may have to Non-Operator(s) or third parties for damages arising out of Operator's breach of this Agreement.

4.6           Removal and Selection of a Successor Operator in a Two-party Agreement.  If this Agreement involves only two parties, the following provisions shall apply:

4.6.1  On the occurrence of an event specified in Section 4.2 that allows removal of Operator, Non-Operator shall have the option of either becoming Operator or allowing Operator to continue in that position.

4.6.2 If Operator resigns, Non-Operator, at its option, shall have the option of either becoming Operator or terminating this Agreement.
4.7           Designation of Operator.  The Parties hereto agree to execute such Designation of Operator forms as are required to have the Operator or its successor properly designated as operator with the Minerals Management Service or any other governmental authority having jurisdiction over the Lease and the operations conducted thereunder.

ARTICLE 5
AUTHORITY AND DUTIES OF OPERATOR

5.1           Exclusive Right to Operate.  Unless otherwise provided, Operator shall have the exclusive right to conduct all operations pursuant to this Agreement.  In performing services under this Agreement for the Non-Operator, Operator shall be an independent contractor, not subject to the control or direction of Non-Operator, except for the type of operation to be undertaken in accordance with the voting and election procedures contained within this Agreement.  Operator shall not be deemed to be, or hold itself out as, the agent or fiduciary of Non-Operator.

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5.2           Workmanlike Conduct.  Operator shall conduct all operations in a good and workmanlike manner as would a prudent operator under the same or similar circumstances.  Operator shall not be liable to Non-Operator for losses sustained or liabilities incurred, except such as may result from Operator’s gross negligence or willful misconduct.  Unless otherwise provided in this Agreement, Operator shall consult with Non-Operator and keep them informed of all important matters.  However, Operator shall never be required under this Agreement to conduct an operation that it believes would be unsafe or would endanger persons or property.

5.3           Liens and Encumbrances.  Operator shall endeavor to keep the Lease within the Contract Area and equipment free from all liens and encumbrances occasioned by operations hereunder, except those provided for in Section 8.5 (Security Rights).

5.4           Employees.  The number of employees and their selection, and the hours of labor and compensation for services performed shall be determined by Operator.  Except as provided in Exhibit “C”, such employees shall be the employees of Operator.

5.5           Records.  Operator shall keep accurate books, accounts, and records of operations under this Agreement, which, unless otherwise provided for in this Agreement, shall be available to Non-Operator as provided in Exhibit "C".

5.6           Compliance.  Operator shall comply with, and require all agents and contractors to comply with, all applicable laws, rules, regulations and orders of any governmental authorities having jurisdiction.

5.7           Contractors.  Operator may enter into contracts with independent contractors for the design, construction, installation, or operation of Platforms and Facilities.  Insofar as possible, Operator shall use competitive bidding to procure goods and services for the benefit of the Parties.  All drilling operations conducted under this Agreement shall be conducted by qualified and responsible drilling contractors under current competitive contracts.  A drilling contract will be deemed to be a current competitive contract if it (a) was made within one hundred (180) days before the commencement of the well and (b) contains terms, rates, and provisions that, when the contract was made, did not exceed those generally prevailing in the area for operations involving substantially equivalent rigs that are capable of drilling the proposed well.  At its election, Operator may use its own or an Affiliate’s drilling equipment, derrick barge, tools, or machinery to conduct drilling operations, but the work shall be (a) performed by Operator acting as an independent contractor, (b) approved by written agreement with the Participating Parties before commencement of operations, and (c) conducted under the same terms and conditions and at the same rates as are customary and prevailing in competitive contracts  of third parties doing work of a similar nature.  Before awarding a drilling contract or performing work with its own or an Affiliate’s drilling equipment, derrick barge, tools, or machinery, Operator shall attempt to obtain competitive bids for the work from independent contractors.

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5.8           Governmental Reports.  Operator shall make reports to governmental authorities that it has a duty to make as Operator and shall furnish copies of such reports to the Participating Parties.

5.9           Information to Participating Parties.  Operator shall timely furnish each Participating Party the following information pertaining to each well being drilled:

(a)	A copy of application for permit to drill and all amendments thereto.
(b)	Daily drilling reports.
(c)	A complete report of all core analyses, if any.
(d)	A copy of any logs or surveys as run.
(e)	A copy of any well test results, bottom-hole pressure surveys, gas and condensate analyses, or similar information.
(f)	A copy of reports made to regulatory agencies.
(g)
To the extent possible, twenty-four (24) hour advance notice by telephone to the designated representative listed in Exhibit "A" (or the designated alternate), of logging, coring and testing operations.

(h)	If available, upon written request, samples of cuttings and cores marked as to depth, to be packaged and shipped at the expense of the requesting Party.
5.10           Information to Non-Participating Parties.  Operator shall furnish to each Non-Participating Party a copy of Operator’s governmental reports that are available to the public and associated with the applicable Non-consent operation.  A Non-Participating Party shall be entitled to receive the information specified in Section 5.9 after the recoupment provisions in Section 10.4 and/or Section 12.2.1 have been satisfied.

ARTICLE 6.
VOTING AND VOTING PROCEDURES

6.1           Designation of Representatives.  The names and addresses of the representative and alternate, who are authorized to represent each Party with respect to operations hereunder, are set forth in Exhibit "A".  The designated representative or alternate may be changed by written notice to the other Parties.

6.2              Voting Procedures.  Unless otherwise provided, any matter requiring approval of the Parties, except an amendment to this Agreement, shall be determined as follows:

6.2.1	Voting Interest. Subject to section 8.6, each Party shall have a voting interest equal to its Working Interest or its Participating Interest, as applicable.
6.2.2
Vote Required.  Proposals requiring approval of the Parties shall be decided by an affirmative vote of two (2) or more Parties having a combined voting interest of fifty-one percent (51%) or more.  If there are only two (2) Parties to this Agreement, the matter shall be determined by the Party having the majority voting interest, or, if the interests are equal, the matter shall require unanimous consent.

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6.2.3	Votes. The Parties may vote personally at meetings, or by telephone, promptly confirmed in writing to Operator, or by letter, telegram, telex, telecopy, or other form of facsimile transmission.
6.2.4
Meetings.  Meetings of the Parties may be called by Operator upon its own motion or at the request of any Party(ies) having a combined voting interest of not less than twenty percent (20%).  Except in the case of emergency, or except when agreed by unanimous consent, no meeting shall be called on less than seven (7) days advance written notice.  Notice of such meeting shall include the agenda of matters to be considered.  The representative of Operator shall be chairman of each meeting.  Only matters provided for in the agenda of the meeting shall be decided and acted upon at a meeting; provided, however, that by unanimous agreement of the Parties present at such meeting, the agenda and items included therein may be amended.  If a meeting is called, it shall take place at Operator’s offices, unless it is unanimously agreed to be held at some other location.

ARTICLE 7
ACCESS

7.1           Access to Contract Area.  Each Non-Operator shall have access to the Contract Area at its sole cost, risk and expense at all reasonable times to inspect joint operations, wells, Platforms, Facilities or Subsequent Facilities in which it participates, and records and data pertaining thereto.  Non-Operator shall give Operator at least twenty-four (24) hours’ notice of Non-Operator’s intention to visit the Lease.  To protect Operator and Non-Operator from unnecessary lawsuits, claims, and legal liability, if it is necessary for a person who is not performing services for Operator directly related to a joint operation, but is performing services solely for a Non-Operator or pertaining to the business or operations of a Non-Operator, to visit, use, or board a rig, Platform, or Facility on a Lease subject to this agreement, the Non-Operator shall give Operator advance notice of the visit, use or boarding, and shall secure from that person an agreement, in a form satisfactory to Operator, indemnifying and holding Operator and Non-Operator harmless, or shall itself provide the same hold harmless and indemnification in favor of Operator and the other Non-Operators before the visit, use, or boarding.

7.2           Reports.  Upon written request, Operator shall furnish a requesting Party any information not otherwise furnished under Article 5 to which such Party is otherwise entitled under this Agreement.  The cost of gathering and furnishing information not furnished under Article 5 shall be charged to the requesting Party.  Operator is not obligated to furnish interpretative data that was generated by Operator at its sole cost.

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7.3           Confidentiality.  For the purposes of this Agreement, the term "Confidential Information" shall mean any geological, geophysical, engineering, technical, production test, exploratory, or reservoir information, or any logs or other information pertaining to any well drilled pursuant to this Agreement or any operation conducted under the terms of this Agreement to the extent that such information was acquired at joint expense.  Except as provided in Section 7.5 and except for necessary disclosures to governmental authorities having jurisdiction, no Party shall during the term of this Agreement and for a period of three (3) years thereafter, trade, sell, publish or release any such Confidential Information without the agreement of all Participating Parties.  Otherwise, the Parties shall jointly own all such Confidential Information without duty to account.  Each Party's obligation to protect Confidential Information shall be considered met by each Party using at least the same degree of care as it uses in protecting its own proprietary materials of like kind.

7.4           Exceptions.  No Party shall have any obligation to limit disclosure or use any portion of Confidential Information which:

(a)	is already in that Party's possession prior to receipt as a result of this Agreement;
(b)	is now in or hereafter becomes publicly available through no fault of that Party;
(c)	is disclosed to that Party without obligation of confidence by a third party which has the right to make such disclosure; or;
(d)	is independently developed by or for such Party without reference to information received under this Agreement.
7.5           Limited Disclosure.  Notwithstanding any other provision of this Agreement, the Parties may make Confidential Information available to third parties as follows:

(a)	outside professional consultants and reputable engineering firms for the purpose of evaluations;
(b)	gas transmission companies for hydrocarbon reserve or technical evaluations;
(c)	reputable financial institutions for study before commitment of funds;
(d)	governmental authorities having jurisdiction or the public, to the extent required by applicable laws or by those governmental authorities;
(e)	the public, to the extent required by the regulations of a recognized stock exchange;
(f)
third parties with whom a party is engaged in a bona fide effort to effect a merger or consolidation, sell all or a controlling part of that Party’s stock, or sell all or substantially all assets of that Party or an Affiliate of that Party;

(g)	an Affiliate of a Party; and
(h)	third parties with whom a Party is engaged in a bona fide effort to sell, farmout, or trade all or a portion of its interest in the Lease.

Confidential Information made available under Subsections 7.4(f) and 7.4(h) shall not be removed from the custody or premises of the Party making the Confidential Information available to third parties as described in those Subsections.  Also, a third party permitted access under Subsections 7.4(a), (b), (c), (f) and (h) shall first agree in writing neither to disclose the Confidential Information to others nor to use the Confidential Information, except for the purpose for which it was disclosed.  The disclosing Party shall give prior notice to the other Parties that it intends to make the Confidential Information available.

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7.6           Proceeds.  During the term of this Agreement, the Parties agree that any proceeds obtained from the sale of Confidential Information (excluding, however, transfers of Confidential Information incidental to a Party’s sale of all or any portion of its interest in the Contract Area) shall be shared by the Parties in proportion to their share of the total costs and expenses to acquire same.

7.7           Media Releases.  Except as agreed by all parties or otherwise permitted by this Section, no Party shall issue a news or media release about operations on the Lease.  In an emergency involving extensive property damage, operations failure, loss of human life, or other clear emergency, and for which there is insufficient time to obtain the prior approval of the Parties, Operator may furnish the minimum, strictly factual, information necessary to satisfy the legitimate public interest of the media and governmental authorities having jurisdiction.  Operator shall then promptly advise the other Parties of the information furnished in response to the emergency.  Notwithstanding anything to the contrary in this Agreement, upon prior written notice to the other Parties, a Party shall be allowed to make any press release or announcement required by a recognized stock exchange on which the Party’s (or its Affiliate’s) stock is listed; provided, however, that the press release shall contain the following statement: “The information, opinions or projections contained in this press release are (the disclosing Party’s) and do not necessarily reflect the opinions of its co-owners.”

ARTICLE 8
EXPENDITURES

8.1           Basis of Charge to the Parties.  Except as otherwise provided in this Agreement, Operator shall pay all costs incurred and each Party shall reimburse Operator in proportion to its Participating Interest.  All charges, credits and accounting for expenditures shall be pursuant to Exhibit "C".

8.2           Authorization.  Prior to undertaking any project or making any single expenditure related to the Contract Area in excess of One Hundred Thousand Dollars ($100,000.00), Operator shall submit for the approval of the Parties an Authorization for Expenditure ("AFE") for such project or expenditure.  Operator shall furnish written information to all the Parties on any project or single expenditure costing less than One Hundred Thousand Dollars ($100,000.00) but in excess of Fifty Thousand Dollars ($50,000.00) if Operator prepares same for its own use.  Notwithstanding the One Hundred Thousand Dollar ($100,000.00) limitation, where such project or expenditure involves changing zones in a well or a workover operation, an AFE shall be submitted to the Parties for approval.  Approval of a Development Well or an Exploratory Well operation shall include approval of all necessary expenditures through drilling, coring and logging to the objective depth and plugging and abandoning costs, if applicable.  In the event of an actual or imminently threatened blowout, explosion, accident, fire, flood, storm, or other emergency, Operator may immediately conduct such operations and make such expenditures as in its opinion are required to overcome the emergency, including, but not limited to, any and all measures to protect life, health, safety, property, natural resources or the environment.  Operator shall report to the Parties, as promptly as possible, the nature of the emergency and action taken.  The Operator shall provide supplemental AFE’s to Participating Parties, for informational purposes only, if it reasonably determines that the expected actual costs of an operation will exceed the amount of the approved AFE by 15% or more, but only if the dollar amount of such expected excess is greater than Two Hundred Fifty Thousand Dollars ($250,000.00).

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8.3           Advance Billings.  Operator shall have the right to require each Party to advance its respective share of estimated expenditures pursuant to Exhibit "C".

8.4           Commingling of Funds.  Funds received by Operator under this Agreement may be commingled with its own funds.

8.5           Security Rights (Louisiana).  In addition to any other security rights and remedies provided by law with respect to services rendered or materials and equipment furnished under this Agreement, for and in consideration of the covenants and mutual undertakings of the Operator and the Non-operators herein, the Parties shall have the following security rights:
(a)           Mortgage in Favor of the Operator.  Each Non-operator hereby grants to the Operator a mortgage, hypothecate, and pledge of and over all of its rights, titles, and interests in and to (a) the Lease within the Contract Area, (b) the oil, gas and other minerals in, on, under, and that may be produced from the lands within the Contract Area, and (c) all other immovable property susceptible of mortgage situated within the Contract Area.

This mortgage is given to secure the complete and timely performance of and payment by each Non-operator of all obligations and indebtedness of every kind and nature, whether now owed by such Non-operator or hereafter arising, pursuant to this Agreement.  To the extent susceptible under applicable law, this mortgage and the security interests granted in favor of the Operator herein shall secure the payment of all costs and other expenses properly charged to such Party, together with (A) interest on such indebtedness, costs, and other expenses at the rate set forth in Exhibit "C" attached hereto (the "Accounting Procedure") or the maximum rate allowed by law, whichever is the lesser, (B) reasonable attorneys' fees, (C) court costs, and (D) other directly related collection costs.  If any Non-operator does not pay such costs and other expenses or perform its obligations under this Agreement when due, the Operator shall have the additional right to notify the purchaser or purchasers of the defaulting Non-operator's production of oil, gas and other minerals and collect such costs and other expenses out of the proceeds from the sale of the defaulting Non-operator's share of production of oil, gas and other minerals until the amount owed has been paid.  The Operator shall have the right to offset the amount owed against the proceeds from the sale of such defaulting Non-operator's share of production of oil, gas and other minerals.  Any purchaser of such production shall be entitled to rely on the Operator's statement concerning the amount of costs and other expenses owed by the defaulting Non-operator and payment made to the Operator by any purchaser shall be binding and conclusive as between such purchaser and such defaulting Non-operator.

The maximum amount for which the mortgage herein granted by each Non-operator shall be deemed to secure the obligations and indebtedness of such Non-operator to the Operator as stipulated herein is hereby fixed in an amount equal to $25,000,000.00 (the "Limit of the Mortgage of each Non-operator").  Except as provided in the previous sentence (and then only to the extent such limitations are required by law), the entire amount of obligations and indebtedness of each Non-operator to the Operator is secured hereby without limitation.  Notwithstanding the foregoing Limit of the Mortgage of each Non-operator, the liability of each Non-operator under this Agreement and the mortgage and security interest granted hereby shall be limited to (and the Operator shall not be entitled to enforce the same against such Non-operator for, an amount exceeding) the actual obligations and indebtedness [including all interest charges, costs, attorneys' fees, and other charges provided for in this Agreement or in the Memorandum of Operating Agreement and Financing Statement (Louisiana), as such term is defined in Article 8.5.(e) (Recordation) hereof] outstanding and unpaid and that are attributable to or charged against the interest of such Non-operator pursuant to this Agreement.

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(b)           Security Interest in Favor of the Operator.  To secure the complete and timely performance of and payment by each Non-operator of all obligations and indebtedness of every kind and nature, whether now owed by such Non-operator or hereafter arising, pursuant to this Agreement, each Non-operator hereby grants to the Operator a continuing security interest in and to all of its rights, titles, interests, claims, general intangibles, proceeds, and products thereof, whether now existing or hereafter acquired, in and to (a) all oil, gas and other minerals produced from the lands or offshore blocks covered by the Leases within the Contract Area or attributable to the Leases within the Contract Area when produced, (b) all accounts receivable accruing or arising as a result of the sale of such oil, gas and other minerals (including, without limitation, accounts arising from gas imbalances or from the sale of oil, gas and other minerals at the wellhead), (c) all cash or other proceeds from the sale of such oil, gas and other minerals once produced, and (d) all Platforms and Facilities, wells, fixtures, other corporeal property, whether movable or immovable, whether now or hereafter placed on the lands or offshore blocks covered by the Leases within the Contract Area or maintained or used in connection with the ownership, use or exploitation of the Leases within the Contract Area, and other surface and sub-surface equipment of any kind or character located on or attributable to the Leases within the Contract Area and the cash or other proceeds realized from the sale, transfer, disposition or conversion thereof.  The interest of the Non-operators in and to the oil and gas produced from or attributable to the Leases within the Contract Area when extracted and the accounts receivable accruing or arising as the result of the sale thereof shall be financed at the wellhead of the well or wells located on the Leases within the Contract Area.  To the extent susceptible under applicable law, the security interest granted by each Non-operator hereunder covers: (A) all substitutions, replacements, and accessions to the property of such Non-operator described herein and is intended to cover all of the rights, titles and interests of such Non-operator in all movable property now or hereafter located upon or used in connection with the Leases within the Contract Area, whether corporeal or incorporeal; (B) all rights under any gas balancing agreement, farmout rights, option farmout rights, acreage and cash contributions, and conversion rights of such Non-operator in connection with the Leases within the Contract Area, or the oil, gas and other minerals produced from or attributable to the Leases within the Contract Area, whether now owned and existing or hereafter acquired or arising, including, without limitation, all interests of each Non-operator in any partnership, tax partnership, limited partnership, association, joint venture, or other entity or enterprise that holds, owns, or controls any interest in the Leases within the Contract Area; and (C) all rights, claims, general intangibles, and proceeds, whether now existing or hereafter acquired, of each Non-operator in and to the contracts, agreements, permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Leases within the Contract Area, including the following:

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(1)           all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from any present or future operating, farmout, bidding, pooling, unitization, and communitization agreements, assignments, and subleases, whether or not described in Exhibit "A," to the extent, and only to the extent, that such agreements, assignments, and subleases cover or include any of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in and to all or any portion of the Leases within the Contract Area, and all units created by any such pooling, unitization, and communitization agreements and all units formed under orders, regulations, rules, or other official acts of any governmental authority having jurisdiction, to the extent and only to the extent that such units cover or include all or any portion of the Leases within the Contract Area;

(2)           all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all presently existing and future advance payment agreements, and oil, casinghead gas, and gas sales, exchange, and processing contracts and agreements, including, without limitation, those contracts and agreements that are described on Exhibit "A," to the extent, and only to the extent, those contracts and agreements cover or include all or any portion of the Leases within the Contract Area; and

(3)           all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all existing and future permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Leases within the Contract Area.

(c)           Mortgage in Favor of the Non-operators.  The Operator hereby grants to each Non-operator a mortgage, hypothecate, and pledge of and over all of its rights, titles, and interests in and to (a) the Lease within the Contract Area; (b) the oil, gas and other minerals in, on, under, and that my be produced from the lands within the Lease within the Contract Area; and (c) all other immovable property or other property susceptible of mortgage situated within the Lease within the Contract Area.

This mortgage is given to secure the complete and timely performance of and payment by the Operator of all obligations and indebtedness of every kind and nature, whether now owed by the Operator or hereafter arising, pursuant to this Agreement.  To the extent susceptible under applicable law, this mortgage and the security interests granted in favor of each Non-operator herein shall secure the payment of all costs and other expenses properly charged to the Operator, together with (A) interest on such indebtedness, costs, and other expenses at the rate set forth in Exhibit “C” or the maximum rate allowed by law, whichever is the lesser, (B) reasonable attorneys' fees, (C) court costs, and (D) other directly related collection costs.  If the Operator does not pay such costs and other expenses or perform its obligations under this Agreement when due, the Non-operators shall have the additional right to notify the purchaser or purchasers of the Operator’s production of oil, gas and other minerals and collect such costs and other expenses out of the proceeds from the sale of the Operator’s share of production of oil, gas and other minerals until the amount owed has been paid.  The Non-operators shall have the right to offset the amount owed against the proceeds from the sale of the Operator’s share of production of oil, gas and other minerals.  Any purchaser of such production shall be entitled to rely on the Non-operators’ statement concerning the amount of costs and other expenses owed by the Operator and payment made to the Non-operators by any purchaser shall be binding and conclusive as between such purchaser and the Operator.

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The maximum amount for which the mortgage herein granted by the Operator shall be deemed to secure the obligations and indebtedness of the Operator to all Non-operators as stipulated herein is hereby fixed in an amount equal to $25,000,000.00 in the aggregate (the "Limit of the Mortgage of the Operator").  Except as provided in the previous sentence (and then only to the extent such limitations are required by law), the entire amount of obligations and indebtedness of the Operator to the Non-operators is secured hereby without limitation.  Notwithstanding the foregoing Limit of the Mortgage of the Operator, the liability of the Operator under this Agreement and the mortgage and security interest granted hereby shall be limited to (and the Non-operators shall not be entitled to enforce the same against the Operator for, an amount exceeding) the actual obligations and indebtedness [including all interest charges, costs, attorneys' fees, and other charges provided for in this Agreement or in the Memorandum of Operating Agreement and Financing Statement (Louisiana), as such term is defined in Article 8.5.(e) hereof] outstanding and unpaid and that are attributable to or charged against the interest of the Operator pursuant to this Agreement.

(d)           Security Interest in Favor of the Non-operators.  To secure the complete and timely performance of and payment by the Operator of all obligations and indebtedness of every kind and nature, whether now owed by the Operator or hereafter arising, pursuant to this Agreement, the Operator hereby grants to each Non-operator a continuing security interest in and to all of its rights, titles, interests, claims, general intangibles, proceeds, and products thereof, whether now existing or hereafter acquired, in and to (a) all oil, gas and other minerals produced from the lands or offshore blocks covered by the Leases within the Contract Area or included within the Leases within the Contract Area or attributable to the Leases within the Contract Area when produced, (b) all accounts receivable accruing or arising as a result of the sale of such oil, gas and other minerals (including, without limitation, accounts arising from gas imbalances or from the sale of oil, gas and other minerals at the wellhead), (c) all cash or other proceeds from the sale of such oil, gas and other minerals once produced, and (d) all Platforms and Facilities, wells, fixtures, other corporeal property whether movable or immovable, whether now or hereafter placed on the offshore blocks covered by the Leases within the Contract Area or maintained or used in connection with the ownership, use or exploitation of the Leases within the Contract Area, and other surface and sub-surface equipment of any kind or character located on or attributable to the Leases within the Contract Area and the cash or other proceeds realized from the sale, transfer, disposition or conversion thereof.  The interest of the Operator in and to the oil, gas and other minerals produced from or attributable to the Leases within the Contract Area when extracted and the accounts receivable accruing or arising as the result of the sale thereof shall be financed at the wellhead of the well or wells located on the Leases within the Contract Area. To the extent susceptible under applicable law, the security interest granted by the Operator hereunder covers: (A) all substitutions, replacements, and accessions to the property of the Operator described herein and is intended to cover all of the rights, titles and interests of the Operator in all movable property now or hereafter located upon or used in connection with the Leases within the Contract Area, whether corporeal or incorporeal; (B) all rights under any gas balancing agreement, farmout rights, option farmout rights, acreage and cash contributions, and conversion rights of the Operator in connection with the Leases within the Contract Area, the oil, gas and other minerals produced from or attributable to the Leases within the Contract Area, whether now owned and existing or hereafter acquired or arising, including, without limitation, all interests of the Operator in any partnership, tax partnership, limited partnership, association, joint venture, or other entity or enterprise that holds, owns, or controls any interest in the Leases within the Contract Area; and (C) all rights, claims, general intangibles, and proceeds, whether now existing or hereafter acquired, of the Operator in and to the contracts, agreements, permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Leases within the Contract Area, including the following:

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(1)           all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from any present or future operating, farmout, bidding, pooling, unitization, and communitization agreements, assignments, and subleases, whether or not described in Exhibit "A," to the extent, and only to the extent, that such agreements, assignments, and subleases cover or include any of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in and to all or any portion of the Leases within the Contract Area, and all units created by any such pooling, unitization, and communitization agreements and all units formed under orders, regulations, rules, or other official acts of any governmental authority having jurisdiction, to the extent and only to the extent that such units cover or include all or any portion of the Leases within the Contract Area;

(2)           all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all presently existing and future advance payment agreements, and oil, casinghead gas, and gas sales, exchange, and development contracts and agreements, including, without limitation, those contracts and agreements that are described on Exhibit "A," to the extent, and only to the extent, those contracts and agreements cover or include all or any portion of the Leases within the Contract Area; and

(3)           all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all existing and future permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to any of the Leases within the Contract Area.

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(e)           Recordation.  To provide evidence of, and to further perfect the Parties' security rights created hereunder, upon request, each Party shall execute and acknowledge the Memorandum of Operating Agreement and Financing Statement (Louisiana) attached as Exhibit "E" (the "Memorandum of Operating Agreement and Financing Statement (Louisiana)") in multiple counterparts as appropriate.  The Party requesting execution of the aforesaid document shall file the Memorandum of Operating Agreement and Financing Statement (Louisiana) in the public records set forth below at its sole cost and expense to serve as notice of the existence of this Agreement as a burden on the title of the Operator and the Non-operators to their interests in the Leases within the Contract Area and for purposes of satisfying otherwise relevant recording and filing requirements of applicable law and to attach an original of the Memorandum of Operating Agreement and Financing Statement (Louisiana) to a standard UCC-1 in mutually agreeable forms for filing in the UCC records set forth below to perfect the security interests created by the Parties in this Agreement.  Upon the acquisition of a leasehold interest in a Lease within the Contract Area, the Parties shall, within five business days following request by one of the Parties hereto, execute and furnish to the requesting Party for recordation such a Memorandum of Operating Agreement and Financing Statement (Louisiana) describing such leasehold interest.  Such Memorandum of Operating Agreement and Financing Statement (Louisiana) shall be amended from time to time upon acquisition of additional leasehold interests in the Leases within the Contract Area, and the Parties shall, within five business days following request by one of the Parties hereto, execute and furnish to the requesting Party for recordation any such amendment.

The Memorandum of Operating Agreement and Financing Statement (Louisiana) is to be filed or recorded, as the case may be, in (a) the conveyance records of the parish or parishes adjacent to the lands or offshore blocks covered by the Leases within the Contract Area or contained within the Leases within the Contract Area pursuant to La. R.S. 9:2731 et seq., (b) the mortgage records of such parish or parishes, and (c) the appropriate Uniform Commercial Code records.

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8.6           Default.  If any Party does not pay its share of the charges authorized under this Agreement when due, the Operator may give the defaulting Party notice that unless payment is made within thirty (30) days from delivery of the notice, the non-paying Party shall be in default.  A Party in default shall have no further access to the rig, Platform or Facilities, any Confidential Information or other maps, records, data, interpretations, or other information obtained in connection with activities or operations hereunder or be allowed to participate in meetings.  A Party in default shall not be entitled to vote or to make an election until such time as the defaulting Party is no longer in default.  The voting interest of each non-defaulting Party shall be counted in the proportion its Participating Interest share bears to the total non-defaulting Participating Interest shares.  As to any operation approved during the time a Party is in default, such defaulting Party shall be deemed to be a Non-participating Party, except where such approval is binding on all Parties or Participating Parties, as applicable. In the event a Party believes that such statement of charges is incorrect, the Party shall nevertheless pay the amounts due as provided herein, and the Operator shall attempt to resolve the issue as soon as practicable, but said attempt shall be made no later than sixty (60) days after receiving notice from the Party of such disputed charges.

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8.7           Unpaid Charges.  If any Participating Party fails to pay its share of the costs and other expenses authorized under this Agreement in accordance with Exhibit “C” or to otherwise perform any of its obligations under this Agreement when due, the Party to whom such payment is due, in order to take advantage of the provisions of Article 8.5, shall notify the other Party by certified or registered U.S. Mail that it is in default and has thirty (30) days from the receipt of such notice to pay.  If such payment is not made timely by the non-paying Party after the issuance of such notice to pay, the Party requesting such payment may take immediate steps to diligently pursue collection of the unpaid costs and other expenses owed by such Participating Party and to exercise the mortgage and security rights granted by this Agreement.  The bringing of a suit and the obtaining of a judgment by any Party for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the security rights granted herein.  In addition to any other remedy afforded by law, each Party shall have, and is hereby given and vested with, the power and authority to foreclose the lien, mortgage, pledge, and security interest established hereby in its favor in the manner provided by law, to exercise all rights of a secured party under the Uniform Commercial Code as adopted by the state in which the Leases within the Contract Area are located or such other states as such Party may deem appropriate.  The Operator shall keep an accurate account of amounts owed by the nonperforming Party (plus interest and collection costs) and any amounts collected with respect to amounts owed by the nonperforming Party.  In the event there become three or more Parties to this Agreement, then if any nonperforming Party's share of costs remains delinquent for a period of sixty (60) days, each other Participating Party shall, upon the Operator's request, pay the unpaid amount of costs in the proportion that its Working Interest bears to the total non-defaulting Working Interests.  Each Participating Party paying its share of the unpaid amounts of a nonperforming Party shall be subrogated to the Operator's mortgage and security rights to the extent of the payment made by such Participating Party.

8.8           Carved-out Interests.  Except for the “Permitted Encumbrance” identified on Exhibit “A”, any agreements creating any overriding royalty, production payment, net proceeds interest, net profits interest, carried interest or any other interest carved out of a Working Interest in the Leases within the Contract Area shall specifically make such interests inferior to the rights of the Parties to this Agreement. If any Party whose Working Interest is so encumbered does not pay its share of costs and other expenses authorized under this Agreement, and the proceeds from the sale of its production of oil, gas and other minerals pursuant to Article 8.5 are insufficient to pay such costs and expenses, the security rights provided for in this Article 8.5 may be applied against the carved-out interests with which the defaulting or non-performing Party’s interest in the Leases within the Contract Area is burdened. In such event, the rights of the owner of such carved-out interest shall be subordinated to the security rights granted by Article 8.5.

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ARTICLE 9
NOTICES

9.1           Giving and Responding to Notices.  All notices and responses thereto shall be in writing and delivered in person or by telephone followed by United States mail, telex, telegraph, telecopier (facsimile) or cable; however, if a drilling rig is on location and standby charges are accumulating, such notices and responses shall be given by telephone and immediately confirmed in writing.  Notices and responses shall be deemed given only when received by the Party to whom such notice or response is directed, except that any notice or response by certified United States mail or equivalent, telegraph, or cable properly addressed, pursuant to Section 6.1, and with all postage and charges prepaid shall be deemed given seventy-two (72) hours after such notice is deposited in the mail exclusive of Saturdays, Sundays, and federal holidays, or twenty-four (24) hours after such notice or response is sent by telecopier (facsimile), receipt confirmed, or filed with an operating telegraph or cable company for immediate transmission exclusive of Saturdays, Sundays, and federal holidays.

9.2           Content of Notice.  Any notice which requires a response shall indicate the response time specified in Section 9.3.  If a proposal involves a Platform, Facility or Subsequent Facility, the notice shall contain a description of same, including location and the estimated costs of design fabrication, transportation and installation.  If a proposal involves an Exploratory Operation or a Development Operation, the notice shall include the proposed depth, the objective zone or zones to be tested, the surface and bottom-hole locations, applicable details regarding directional drilling, the equipment to be used, and the estimated costs of the operation including all necessary expenditures through installation of the wellhead or abandonment of the well.

9.3           Response to Notices.  Each Party's response to a proposal shall be in writing to all other Parties.  Unless otherwise specified herein, response times shall be as follows:

9.3.1	Platform Construction. When any proposal for well operations involves the construction of a Platform, each Party shall respond within sixty (60) days after receipt of notice.

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9.3.2
Proposal Without Platform.  When any proposal for well operations does not require construction of a Platform, each Party shall respond within thirty (30) days after receipt of notice.  However, if a drilling rig is on location as a result of a joint Exploratory or Development Operation previously conducted thereon and standby charges are accumulating, the response shall be made within twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal holidays, after receipt of notice.

9.3.3	Other Matters. For all other matters requiring notice, each Party shall respond within thirty (30) days after receipt of notice.
9.4           Failure to Respond.  Failure of any Party to respond to a proposal or notice, to vote, or to elect to participate within the period required by this Agreement shall be deemed to be a negative response, vote, or election.

9.5           Restrictions on Multiple Well Proposals.  Notwithstanding any provision herein to the contrary, it is specifically provided that no notice shall be given under this Article 9 hereof which simultaneously proposes the drilling of more than two (2) wells, or proposes the drilling of more than one (1) more well while there is an outstanding proposal.  Further, these provisions of this Article 9, insofar as they pertain to notification by a Party of its desire to drill a well, shall be suspended for so long as: (1) a prior notice has been given which is still in force and effect and the period of time during which the well regarding same may be commenced has not expired; or (2) a well is presently drilling hereunder.  This section shall not apply under those circumstances where the well to which notice is directed is a well which is required under the terms of a Lease or one required to maintain a portion thereof in force.  In the event drilling operations are necessary to perpetuate a Lease, any Party may propose and commence the drilling of such additional well(s) pursuant to the terms and conditions hereof no earlier than one hundred eighty (180) days prior to the date operations must be commenced, regardless of other proposals then under consideration or drilling operations then in progress.

ARTICLE 10
EXPLORATORY OPERATIONS

10.1           Operations by All Parties.  Any Party may propose an Exploratory Well by notifying the other Parties.  If all the Parties agree to participate in drilling the proposed well, Operator shall drill same at their cost and risk.  If a mobile drilling rig is not already on location as a result of a prior Exploratory or Development Operation and the proposal ("Original Proposal") has not already been approved, then any Party may submit an alternate well proposal for consideration within ten (10) days after receiving the Original Proposal to drill a well.  If one or more alternate proposals have been submitted in accordance with the foregoing, then the Operator shall call a meeting of the Parties to be held within seven (7) days following receipt of the alternate proposal(s), at which the Parties shall determine by majority vote in interest which proposal shall be considered by the Joint Account.  In the event that no proposal receives support of a majority in interest, then the proposal receiving the greatest support shall prevail.  In the event of a tie between two or more proposals, then the proposal (including the Original Proposal) supported by the largest number of Parties shall prevail.  Each Party having the right to participate in the proposal so selected shall make its election whether to join in the drilling of such well within fifteen (15) days after the meeting was held.  If drilling of such well is not commenced within one hundred twenty (120) days after the last applicable election date, the effect shall be the same as if the proposal had not been made; however, the one hundred twenty (120) day period shall automatically be extended for an additional period, not to exceed sixty (60) days, as may be necessary, in order to obtain all applicable required regulatory permits, so long as applications for such required permits were properly filed within thirty (30) days after the last applicable election date.  Drilling operations shall be deemed to have commenced on the date rig charges begin according to the terms of the drilling contract.

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10.2           Second Opportunity to Participate.  If fewer than all but one (1) or more Parties having a combined Working Interest of twenty (20%) or more elect to participate, the Operator shall inform the Parties of the elections made, whereupon any Party originally electing not to participate may then elect to participate by notifying the Operator within forty-eight (48) hours, exclusive of Saturdays, Sundays, and federal holidays, after receipt of such information.  This provision shall apply only in the event that there are three (3) or more Parties to this Agreement.

10.3           Final Election to Participate.  If fewer than all but one (1) or more Parties having a combined Working Interest of twenty (20%) or more approve any proposed  operation, the Operator, immediately after the expiration of the applicable response time, shall inform the Parties who have elected to participate of the total interest of the Parties approving such operation.  Each Participating Party, within forty-eight (48) hours (exclusive of Saturdays, Sundays, and federal holidays) after receipt of such notice, shall advise the Operator of its desire to (a) limit participation to such Party's working interest as shown on the proposed AFE; or (b) carry its proportionate part of Non-Participating Parties’ interests.  Failure to advise the proposing Party shall be deemed an election under (a), notwithstanding Section 9.4.  Should any Party elect to limit its participation to its interest as shown on the proposed AFE, the remaining Participating Parties shall carry the Non-Participating Parties' interests in such proportions as the remaining Participating Parties agree to by mutual consent.  In the event a drilling rig is on location, the time permitted for any response under this Article 10 shall not exceed a total of twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal holidays.  This provision shall apply only in the event that there are three (3) or more Parties to this Agreement.

10.4           Operations by Fewer Than All Parties.  If fewer than all but one (1) or more Parties having a combined Working Interest of twenty percent (20%) or more elect to participate in and agree to bear all of the cost and risk of drilling the proposed well, Operator shall drill such well under this Agreement and the applicable provisions of Article 12 and the following special provisions shall apply:

(a)
If the well will be the first Exploratory Well drilled under this Agreement, then as of the last applicable election date, each Non-Participating Party shall be deemed to have relinquished to the Participating Parties, in proportion to their Participating Interests or in the proportions otherwise agreed by the Participating Parties, all of its interest in the Contract Area.  If such well is commenced within the time provided in Section 10.1 and is drilled as proposed in accordance with this Agreement, each Non-Participating Party shall execute an assignment of all of its interest in the Contract Area to the Participating Parties, in proportion to their Participating Interests or in the proportions otherwise agreed by the Participating Parties.

(b)
If the well will not be the first Exploratory Well drilled under this Agreement and if such well is commenced within the time provided in Section 10.1 and is drilled as proposed in accordance with this Agreement, then, all of the Non-Participating Party's(ies') operating rights and interests in production from such well shall be vested in the Participating Parties in proportion to their Participating Interest, whether or not any instrument evidencing a transfer of rights and interests has been delivered by the Non-Participating Party(ies).  The Participating Party(ies) shall have the right to recoup the costs applicable to such well as determined by Section 12.2 and/or Section 12.5 and the drilling of such well shall be governed by Article 12, except that the percentage of recoupment as provided in Section 12.2.1 (a) shall be eight hundred percent (800%) of the Non-Participating Party's Share of the cost of drilling the well.

If the well is not commenced within the time period provided in Section 10.1, the effect shall be as if the proposal had not been made.

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10.5           Substitute Well.  If, prior to reaching the proposed depth or objective zone or zones to be tested for the Initial Exploratory Well or Exploratory Well as originally proposed, the Participating Party or Parties encounter mechanical difficulties, inpenetrable formation, and/or Gulf Coast conditions which render drilling impractical, then the Participating Party of Parties, or any of them, shall have the right, but not the obligation, to carry out the original proposed operation by drilling a Substitute Well.  Operations for the Substitute Well shall be commenced within sixty (60) days after the date the drilling operations cease on the well for which the Substitute Well is a substitute.  Operations for the Substitute Well shall be commenced as if it were the original proposed Initial Exploratory Well or Exploratory Well for which it is the substitute; and the relationship, rights and obligations as between the Participating Party and Non-Participating Party or Parties shall be the same as if the Substitute Well were, in fact, the proposed Initial Exploratory Well or Exploratory Well, as applicable.

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10.6           Course of Action After Drilling to Initial Objective Depth.  At such time as an Exploratory Well has been drilled to the initial objective depth as proposed, or a mutually agreed upon lesser depth, and all approved logs, cores, and other tests have been completed, and the results thereof furnished to the Participating Parties, Operator shall notify the Participating Parties setting forth Operator's recommendation to either:

(a)
Conduct additional coring, testing, or logging of the formations encountered.  (If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence.  In the event of a tie between two or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

(b)	Run casing and temporarily abandon the well for future completion. (This election is not applicable for a well drilled from a Platform.)
(c)
Attempt completion, with a deeper completion having priority over a shallower completion attempt.  (If conflicting proposals for a single completion and a dual completion are approved, the proposal receiving the largest Working Interest shall take precedence.  Provided however, if the proposal taking precedence is a dual completion, then the dual must either include the zone approved for the single completion or provide for the completion in zones all of which are deeper than the zone approved for the single completion.)

(d)	Deepen the well. (If conflicting proposals are approved, the operation proposed to the deepest depth shall take precedence.)
(e)	Sidetrack the well to another bottom hole location not deeper than the stratigrephic equivalent of the initial objective depth.
(f)
Perform other operations on the well. (If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence.  In the event of a tie between two or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

(g)	Plug and abandon the well.
The Participating Parties, within twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal Holidays, after receipt of Operator's recommendation, shall respond thereto by either approving it or making another proposal.  If another proposal is made, the Participating Parties shall have an additional twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal holidays, to respond thereto.  If conflicting proposals are made, the priority of operations shall be given first to (a) above and next to (b) above and so forth.  Failure of a Participating Party to respond to a proposal shall be deemed a negative response.

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10.6.1	Operation by All Parties. Subject to Section 10.6.4, if all Participating Parties approve a proposal, Operator shall conduct the operation at the Participating Parties’ cost and risk.
10.6.2
Operations by Fewer than All Parties.  If one (1) or more Parties having a combined Participating Interest in the well of twenty percent (20%) or more approve a proposal and agree to bear the cost, risk and liabilities (including loss of the hole due to deepening of any well) thereof, except a proposal to plug and abandon, Operator shall conduct the same as a Non-Consent Operation for such Parties pursuant to the provisions of Article 12, except that the percentage of recoupment as provided in Section 12.2.1(a) shall be the same as provided for in Section 10.4(b).  If no proposal receives the required approval, the well shall be plugged and abandoned at the expense of all Participating Parties unless any Participating Party notifies Operator within twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal holidays, after the end of the last applicable election period that it desires to immediately assume all costs and risks including liabilities of further operations, in which event Operator shall, as promptly as possible, commence the proposed operation pursuant to the provisions of Article 12.  In the event there is more than one (1) Participating Party, each of which is willing to assume all costs, risks and liabilities of further operations, but each desires to perform a different operation, then the order of priority as listed above herein shall prevail and govern.

10.6.3
Obligations and Liabilities of Participating Parties.  If the decision is to complete at initial objective depth, to plug back and complete at a lesser depth, to deepen or to Sidetrack to another bottomhole location, a Party, by becoming a Non-Participating Party, shall be relieved of the obligations and liabilities as to such operation, except as to its share of the costs of plugging and abandoning that portion of the well in which it was a Participating Party.

10.6.4
Deepening or Sidetracking of Non-Consent Exploratory Well.  Subject to the terms of Section 10.6 above, if drilling to the initial objective depth does not result in a well which will be qualified as a Producible Well and the decision is to drill deeper or Sidetrack, each Non-Participating Party shall be notified by the Operator of such decision.  Any Non-Participating Party may then agree to participate in a deepening or Sidetracking operation by notifying the Operator, within forty-eight (48) hours, inclusive of Saturdays, Sundays, and federal holidays, after receiving notice of the decision.  In such event any Non-Participating Party which elects to participate in deepening or Sidetracking the well as proposed shall immediately pay to the Participating Parties its Participating Interest share of the costs of the well as if it had originally participated to the initial objective depth or that point the Sidetracking operation is commenced if lesser than the initial objective depth.  Thereafter such Non-Participating Party shall be deemed for all purposes to be a Participating Party as to such deepening or Sidetracking operations, and the provisions of Section 10.4 shall not be applicable to such Party as to the deepened or Sidetracked portion of the well.  The initial Participating Parties, however, shall continue to be entitled to recoup out of the proceeds received from production from the non-consent portion of the Non-Consent Well any balance remaining pursuant to the terms specified in Section 10.4 applicable to such Non-Consent Well, less the amount paid by a Non-Participating Party pursuant to this Section 10.6.4.

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10.6.5
Plugging and Abandoning Cost.  The Participating Parties shall pay all costs of plugging and abandoning except any costs associated with a subsequent Non-Consent Operation.  The participants in a subsequent Non-Consent Operation shall pay any plugging and abandoning costs associated with such operation.  A Non-Consent Operation does not include the abandonment of the original wellbore above the depth at which the Non-Consent Operation commenced.

ARTICLE 11
DEVELOPMENT OPERATIONS

11.1           Operations by All Parties.  Any Party may propose Development Operations, including any wells (whether drilling, completing, recompleting, deepening, deviating or Sidetracking, plugging back or working over), Platform,  Facilities and/or Subsequent Facilities required by such operations, by submitting a Development Operation AFE to the other Parties for approval pursuant to the response to notice procedures set forth in Article 9.  If all Parties elect to participate in the proposed operation, Operator shall conduct such operation at their cost and risk.

11.2           Second Opportunity to Participate.  If fewer than all but one (1) or more Parties having a combined Working Interest of twenty percent (20%) or more elect to participate, the Operator shall inform the Parties of the elections made, whereupon any Party originally electing not to participate may then elect to participate by notifying the Operator within forty-eight (48) hours, exclusive of Saturdays, Sundays, and federal holidays.  This provision shall apply only in the event that there are three (3) or more Parties to this Agreement.

11.3           Final Election to Participate.  If fewer than all but one (1) or more Parties having a combined Working Interest of twenty percent (20%) or more approve any proposed operation, the Operator, immediately after the expiration of the applicable response time, shall inform the Parties who have elected to participate of the total interest of the Parties approving such operation.  Each Participating Party, within forty-eight (48) hours, exclusive of Saturdays, Sundays, and federal holidays, after receipt of such notice, shall advise the Operator of its desire to: (a) limit participation to such Party's interest as shown on the proposed AFE; or (b) carry its proportionate part of Non-Participating Parties interests.  Failure to advise the proposing Party shall be deemed an election under (a), notwithstanding Section 9.4.  Should any Party elect to limit its participation to its interest as shown on the proposed AFE, the remaining Participating Parties shall carry the Non-Participating Parties interest in such proportions as the remaining Participating Parties agree to by mutual consent.  In the event a drilling rig is on location, the time permitted for any response under this Article 11 shall not exceed a total of twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal holidays.  This provision shall apply only in the event that there are three (3) or more Parties to this Agreement.

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11.4           Operations by Fewer Than All Parties.  If fewer than all but one (1) or more Parties having a combined Working Interest of twenty percent (20%) or more elect to participate in and agree to bear all of the cost, risk and liability of a Development Operation, Operator shall conduct such operation pursuant to Article 12.

11.5           Timely Operations.  Development Operations shall be commenced within one hundred twenty (120) days following the date upon which the last applicable election may be made; however, the one hundred twenty (120) day period shall automatically be extended for an additional period, not to exceed sixty (60) days, as may be necessary, in order to obtain all applicable required regulatory permits so long as applications for such required permits were properly filed within thirty (30) days after the last applicable election date.  If no operations are commenced within such time period, the effect shall be as if the proposal had not been made.  Operations shall be deemed to have commenced: (a) on the date the contract for a new Platform is let, if the notice indicated a need for such Platform, or (b) on the date the rig charges begin according to the terms of the drilling contract.  For all other Development Operations, Development Operations shall be deemed to have commenced on the day charges are incurred pursuant to an approved AFE.

11.6           Substitute Well.  If, prior to reaching the proposed depth or objective zone or zones to be tested for the Development Operation as originally proposed, the Participating Party or Parties encounter mechanical difficulties, inpenetrable formation, and/or Gulf Coast conditions which render further drilling impossible, then the Participating Party of Parties, or any of them, shall have the right, but not the obligation, to carry out the original proposed operation by drilling a Substitute Well.  Operations for the Substitute Well shall be commenced within sixty (60) days after the date the drilling operations cease on the well for which the Substitute Well is a substitute.  Operations for the Substitute Well shall be commenced were the original proposed Development Operation for which it is the substitute, and the relationship, rights and obligations as between the Participating Party and Non-Participating Party or Parties shall be the same as if the Substitute Well were, in fact, the proposed Development Operation, as applicable.

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11.7           Course of Action After Drilling to Initial Objective Depth.  At such time as a Development Well has been drilled to the initial objective depth as proposed and all approved logs, cores and other tests have been completed and the results thereof furnished to the Participating Parties, Operator shall notify the Participating Parties setting forth Operator's recommendation to either:

(a)
Conduct additional coring, testing, or logging of the formations encountered.  (If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence.  In the event of a tie between two or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

(b)	Run casing and temporarily abandon the well for future completion. (This election is not applicable for a well drilled from a Platform.)
(c)
Attempt completion, with a deeper completion having priority over a shallower completion attempt.  (If conflicting proposals for a single completion and a dual completion are approved, the proposal receiving the largest Working Interest shall take precedence.  Provided however, if the proposal taking precedence is a dual completion, then the dual must either include the zone approved for the single completion or provide for the completion in zones all of which are deeper than the zone approved for the single completion.)

(d)	Deepen the well. (If conflicting proposals are approved, the operation proposed to the deepest depth shall take precedence.)
(e)	Sidetrack the well to another bottom hole location not deeper than the stratigraphic equivalent of the initial objective depth;
(f)
Perform other operations on the well.  (If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence.  In the event of a tie between two or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

(g)	Plug and abandon the well.
The Participating Parties, within forty-eight (48) hours, inclusive of Saturdays, Sundays, and federal holidays, after receipt of Operator's recommendation, shall respond thereto by either approving it or making another proposal.  If another proposal is made, the Participating Parties shall have an additional twenty-four (24) hours to respond thereto.  If conflicting proposals are made, the priority of operations shall be given first to (a) above and next to (b) above and so forth.  Failure of a Participating Party to respond to a proposal shall be deemed a negative response.

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11.7.1          Operations by All Parties.  If all Participating Parties approve a proposal, Operator shall conduct the operation at the Participating Parties' cost and risk.

11.7.2          Operations by Fewer than All Parties.  If fewer than all but one (1) or more Parties having a combined Participating Interest in the well of twenty percent (20%) or more approve a proposal and agree to bear the cost, risk, and liabilities (including loss of the hole due to deepening of any well) thereof, except a proposal to plug and abandon, Operator shall conduct the same as a Non-Consent Operation for such Parties pursuant to the provisions of Article 12.  If no proposal receives the required approval, the well shall be plugged and abandoned at the expense of all Participating Parties unless any Participating Party notifies Operator within twenty-four (24) hours after the end of the last applicable election period that it desires to immediately assume all costs and risks including liabilities of further operations, in which event Operator shall, as promptly as possible, commence the proposed operation pursuant to the provisions of Article 12.  In the event there is more than one (1) Party, each of which is willing to assume all costs, risks and liabilities of further operations, but each desires to perform a different operation, then the order of priority as listed above herein shall prevail and govern.

11.7.3          Obligations and Liabilities of Participating Parties.  If the decision is to complete at initial objective depth, to plug back and complete at a lesser depth, to deepen or to Sidetrack to another bottomhole location, a Party, by becoming a Non-Participating Party, shall be relieved of the obligations and liabilities as to such operation, except as to its share of the costs of plugging and abandoning that portion of the well in which it was a Participating Party.

11.8           Deeper Drilling.  If a well is proposed to be drilled below the deepest Producible Reservoir penetrated by a Producible Well, any Party may elect to participate either in the well as proposed or to the base of the deepest Producible Reservoir.  A Party electing to participate in such well to the base of said Producible Reservoir shall bear its proportionate part of the cost and risk of drilling to said Producible Reservoir including completion or abandonment. All operations below the depth to which such Party agreed to participate shall be governed by Article 12.  However, if the proposal to drill below the deepest Producible Reservoir penetrated by a Producible Well meets the requirements of an Exploratory Operation, the percentage of recoupment shall be that specified in Section 10.4(b) and shall be subject to the provisions of Article 10 with respect to such operations.

                11.9           Plugging and Abandoning Cost.  The Participating Parties shall pay all costs of plugging and abandoning except any costs associated with a subsequent Non-Consent Operation.  The participants in a subsequent Non-Consent Operation shall pay any plugging and abandoning costs associated with such operation.  A Non-Consent Operation does not include the abandonment of the original wellbore above the depth at which the Non-Consent Operation commenced.

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                11.10         Subsequent Facilities.  The affirmative vote of one (1) or more Parties having a combined Participating Interest of fifty-one percent (51%) or more in the wells to be served by the proposed Subsequent Facilities shall constitute approval for the construction of such Subsequent Facilities and all Parties having an interest in the wells to be served shall be bound by such approval and be required to participate in the costs therefor.  Nothing hereunder shall limit a Party's rights under Section 21.1 to incur additional costs for separate facilities.

                11.11         Contracts.  Operator may enter into contracts with independent contractors for Development Operations and shall utilize competitive bidding.

ARTICLE 12
NON-CONSENT OPERATIONS

                12.1           Non-Consent Operations.  Operator shall conduct Non-Consent Operations at the sole risk, expense, and liability of the Participating Parties, in accordance with the following provisions:

12.1.1	Non-Interference. Non-Consent Operations shall not interfere unreasonably with any other operations being conducted within the Contract Area.
12.1.2
Multiple Completion Limitation.  Non-Consent Operations shall not be conducted in a well having multiple completions unless: (a) each completion is owned by the same Parties participating in the Non-Consent Operations and in the same proportions; (b) the well is incapable of producing from any of its completions; or (c) all Participating Parties in the well consent to such operations.

12.1.3	Metering. In Non-Consent Operations, production need not be separately metered, but subject to approval by appropriate governmental authority, may be determined on the basis of well tests.
12.1.4
Non-Consent Well.  Operations on a Non-Consent Well shall not be conducted in any Producible Reservoir penetrated by a Producible Well without written approval of each Non-Participating Party unless these four (4) conditions are satisfied: (a) such Producible Reservoir shall have been designated in the notice as an objective zone; (b) completion of such well in said Producible Reservoir will not increase the well density governmentally prescribed or approved for such Producible Reservoir; (c) the horizontal distance between the vertical projections of the midpoint of the Producible Reservoir in such well and any existing well in the same Producible Reservoir will be at least one thousand (1,000) feet if an oil-well completion or two thousand (2,000) feet if a gas-well completion; and (d) completion of such well as a producer will not cause or result in a decreased "MER" or "MPR" for any existing Producible Reservoir or Producible Well.  The terms "MER" and "MPR" are defined under 30 Code of Federal Regulations, Subpart K-Production rates, Parts 250.170 through 250.177.

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12.1.5
Cost Information.  Operator shall, within one hundred twenty (120) days after completion of a Non-Consent Well, furnish the Parties an inventory and either a joint interest billing or an itemized statement of the cost of such well and equipment pertaining thereto.  Operator shall furnish to the Parties a quarterly statement showing operating expenses and the proceeds from the sale of production from the well for the preceding three (3) month period.  When Operator’s payout calculation indicates that payout has occurred, Operator shall promptly notify all Parties.

12.1.6	Completion. For the purposes of determinations hereunder, each completion shall be considered a separate well.
12.2                         Forfeiture of Interest.  Upon commencement of Non-Consent Operations, each Non-Participating Party's leasehold operating rights in the Non-Consent Operation and title to production therefrom shall be owned by and vested in each Participating Party in proportion to its Participating Interest or in proportions agreed to by the Participating Parties for as long as the operations originally proposed are being conducted or production is obtained, subject to the following:

12.2.1
Production Reversion.  Such leasehold operating rights and title to production shall revert to each Non-Participating Party at 7:00 a.m. on the day following the date when the Participating Parties have recouped out of the Non-Participating Party's Share of the proceeds of production from such Non-Consent Operations an amount, which when added to any amounts received under Section 12.3, equals the sum of the following:

(a)
Six hundred percent (600%) of the Non-Participating Party's Share of the cost of drilling, testing, completing, recompleting, working over, deepening, deviating or Sidetracking, plugging back, or temporarily plugging and abandoning each Non-Consent Well (or any Non-Consent Operation(s) in a joint well), and equipping it through the wellhead connections, reduced by any contribution received under Article 20; plus

(b)
Three hundred percent (300%) of the Non-Participating Party's Share of the cost of any Non-Consent Facilities necessary to establish the production resulting from the operations defined in Section 12.2.1.(a) above; plus

(c)
Three hundred percent (300%) of the Non-Participating Party's Share of the cost of any Platform in which it does not participate and which must be installed to establish the production resulting from the operations defined in Section 12.2.1.(a) above; plus,

(d)	Three hundred percent (300%) of the Non-Participating Party's Share of the cost of using any existing Platform, whether or not owned by the Joint Account; plus,
(e)	Three hundred percent (300%) of the Non-Participating Party's Share of the cost of using any existing Facilities not owned by the Joint Account, including leased facilities; plus
(f)	One hundred percent (100%) of the Non-Participating Party's Share of gathering, treating, and operating expenses, royalties, and severance, production, and other similar taxes.
At 7:00 a.m. upon the day following the date of recoupment of such costs, a Non-Participating Party shall become a Participating Party in such operations.

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12.2.2
Non-Production Reversion.  If such Non-Consent Operations fail to obtain production or if such operations result in production which ceases prior to recoupment by the Participating Parties of the penalties provided for above, such operating rights shall revert to each Non-Participating Party except that all wells (or portions thereof associated with any Non-Consent Operation(s) in a joint well), Platforms and Facilities of the Non-Consent Operations, as well as all liabilities and benefits related thereto, shall remain vested in the Participating Parties; however, any salvage in excess of the sum remaining under Section 12.2.1 shall be credited to all Parties.

12.3             Deepening or Sidetracking of Non-Consent Development Well.  If any Participating Party proposes to deepen or Sidetrack a Non-Consent Development Well, a Non-Participating Party may participate by notifying the Operator within thirty (30) days after receiving the proposal (forty-eight (48) hours, inclusive of Saturdays, Sundays, and federal holidays, if a rig is on location) that it will join in the deepening or Sidetracking operation and by paying to the Participating Parties; 1) if it is a deepening an amount equal to the costs of the well as if such Non-Participating Party had originally participated to the objective depth or; 2) if it is a sidetrack operation an amount equal to the Non-Participating Parties share of drilling the non-consent well to that point the Sidetracking operation is commenced.  The Participating Parties shall continue to be entitled to recoup the full sum specified in Section 12.2.1 applicable to the non-consent portion of the well out of the proceeds received from production from the non-consent portion of the well, less any amount received under this Section 12.3.

12.4           Operations from Non-Consent Platforms and Facilities.  Subject to the following, a Party which did not originally participate in a Platform or Facilities shall be a Non-Participating Party as to ownership therein and all operations thereon until the Participating Parties as to such Platform or Facilities have recouped the full sum specified in Section 12.2.1 applicable to such non-consent Platform or Facilities and the Non-Consent Operations which resulted in the setting of such Platform or Facilities and other Non-Consent Operations thereon or therefrom.  However, any original Non-Participating Party may participate in additional operations from such Platform or Facilities by notifying the Operator within thirty (30) days after receiving a proposal for operations from such Platform or Facilities that it will join in such proposed operations by paying to the Participating Parties in such Platform or Facilities an amount equal to the non-consent penalty provided for in Section 12.2.1 applicable to such Non-Participating Party’s Share of the actual cost of such Platform or Facilities, less any recoupment therefor previously obtained.  Thereafter, such original Non-Participating Party in such non-consent Platform or Facilities shall own its proportionate share thereof.  The Participating Parties in such non-consent Platform or Facilities shall continue to be entitled to recoup the full sum specified in Section 12.2.1 applicable to any other Non-Consent Operations thereon or therefrom.

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12.5           Discovery or Extension from Mobile Drilling Operations.  If a Non-Consent Well is drilled from a mobile drilling rig or floating drilling vessel and results in the discovery of oil or gas or extension of a Producible Reservoir and, if within one (1) year from the date the drilling equipment is released, a Platform or other fixed structure is ordered and if its location is within three thousand (3,000) feet from the vertical projection of the bottom-hole location of any such well (unless limited by surface restrictions or seabed conditions), the recoupment of costs applicable to such well shall be governed by Section 12.2 and shall be recovered by the Participating Parties in the following manner:

(a)
If such Non-Consent Well is not completed and produced, recoupment shall be out of one-half (1/2) of the Non-Participating Party's Share of production from all subsequently completed wells on the Contract Area which are completed in the Producible Reservoir discovered or extended by such Non-Consent Well and in which the Non-Participating Party in such Non-Consent Well has a Participating Interest.

(b)
If such Non-Consent Well is completed and produced, recoupment shall be out of the Non-Participating Party's Share of all production from such Non-Consent Well and one-half (1/2) of the Non-Participating Party's Share of production from all subsequently completed wells on the Contract Area which are completed in the Producible Reservoir discovered or extended by such Non-Consent Well and in which the Non-Participating Party in such Non-Consent Well has a Participating Interest.

        12.6           Non-Consent Operations to Maintain Lease.  Notwithstanding any other provision hereof, if a Lease has no wells thereon capable of commercial production in the final six (6) months of the primary term of such Lease and such Lease is not held by a unit or a Suspension of Production pursuant to other operations on the Lease or in the unit, any Party electing not to participate in the drilling of a well or other operation in the final six (6) months of the primary term or at any time during the secondary term, shall assign its full interest in such Lease pro-rata to the Parties hereto undertaking the drilling of such well or participating in such operation.  Such assignment shall be executed and delivered within thirty (30) days after commencement of the well or operation.  If at any time after the expiration of the primary term of a Lease, a well must be drilled or an operation conducted because of cessation of production or to fulfill an obligation to develop such Lease, such well or operation being required to extend the term of such Lease or a portion thereof, any Party electing not to participate in the operation or the drilling of such a well shall assign its full interest in that Lease, or portion thereof, pro-rata to the Parties hereto undertaking the drilling of such a well.  Such assignment shall be executed and delivered within thirty (30) days after commencement of the well or operation, but shall be limited to the portion of the Lease the term of which was extended by the operation or drilling the well, and provided any Non-Participating Party shall retain its rights and liabilities with respect to any previously completed wells on that Lease and the production therefrom.  Thereafter, that Lease shall no longer be a part of the Contract Area, and the Non-Participating Party or Parties shall no longer own an interest in any wells drilled on such Lease, other than those wells drilled prior to the occurrence set out herein.  Should the Parties electing to undertake the drilling of a well or conduct operations under this Section 12.6 fail to perform, as Participating Parties, the drilling of the well or operations substantially as proposed, the Parties receiving the aforementioned assignment shall assign back to the Party or Parties originally electing not to participate, that interest which was caused to be assigned pursuant to this Section 12.6.  A Party hereunder executing an assignment of its interest in a Lease pursuant to the foregoing shall not be relieved of any obligation hereunder accruing prior to such assignment.  If more than one (1) well is drilled or more than one (1) operation conducted, any of which would maintain or extend such Lease or such portions thereof, an assignment shall not be required from any Party participating in any such well(s) or operation(s) as to that portion of the Lease or unit which would have been maintained by such well(s) or operation(s).

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12.7          Allocation of Platform Costs to Non-Consent Operations.  Non-Consent Operations shall be subject to further conditions as follows:

12.7.1
Charges.  If a Non-Consent Well is drilled from a Platform, the Participating Parties in such well shall be liable to the Joint Account owners of the Platform for the use of the Platform and its Facilities as follows:

(a)
Such Participating Parties shall pay a sum equal to that portion of the total cost of the Platform which one (1) Platform slot bears to the total number of slots on the Platform.  If the Non-Consent Well is abandoned, the right of Participating Parties to use that Platform slot shall terminate, unless such Parties commence drilling a substitute well from the same slot within ninety (90) days after abandonment.  Notwithstanding the foregoing, if the Non-Consent Well is abandoned as an unsuccessful well, and no substitute well is drilled by the Participating Parties, then, if the slot is abandoned in a condition such that it could be used for the drilling of a future well, the Participating Parties shall not be required to pay the sum set out in this Section 12.7.1.

(b)
If the Non-Consent Well production is handled through the Facilities, the Participating Parties shall pay a sum equal to that portion of the total cost of such Facilities, less accumulated depreciation, which one (1) well completion bears to the total number of Producible Well completions utilizing the Facilities.

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12.7.2
Operating and Maintenance Charges.  The Participating Parties shall pay on a monthly basis all costs necessary to connect a Non-Consent Well to the Facilities and that proportionate part of the expense of operating and maintaining the Platform and Facilities applicable to the Non-Consent Well.  Platform and Facilities operating and maintenance expenses shall be allocated in proportion to the producing well count during a calendar month as it relates to the total number of wells producing from such Platform during such calendar month.  For the purpose of this provision, a producing zone or each completion in a multi-completed well shall be considered as a separate well.

12.7.3
Payments.  Payment of sums pursuant to Section 12.7.1 is not a purchase of an additional interest in the Platform or Facilities.  Such payments, if the recoupment provisions of Section 12.2 are applicable, shall be included in the total amount which the Participating Parties are entitled to recoup out of production from the Non-Consent Well.

12.8        Allocation of Costs Between Depths (Single Completion).  For the purpose of allocating costs on any well with a single completion in which the Participating Interests of the Parties are not the same for the entire depth or the completion thereof, the cost of drilling, completing, equipping, and plugging and abandoning such well shall be allocated on the following basis:

(a)	Intangible drilling, completion, casing string, and material costs from the surface to a depth one hundred feet (100') below the base of the Producible Reservoir in which the well is completed shall be charged to the Participating Parties in such completion in accordance with their respective Participating Interest.
(b)
Intangible drilling, completion, casing string, and material costs, other than tubing costs, from a depth of one hundred feet (100') below the base of the Producible Reservoir in which the well is completed to total depth shall be charged to the Participating Parties in the well to total depth in accordance with their respective Participating Interest.

(c)
All plugging and abandonment costs directly associated with the Producible Reservoir in which the well is completed will be allocated to the Participating Parties in that completion in accordance with their respective Participating Interests.  All final plugging and abandonment costs associated with the wellbore will be allocated proportionately among all Participating Parties in the well.

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12.9        Allocation of Costs Between Depths (Multiple Completions).  For the purpose of allocating costs on any well completed in dual or multiple Producible Reservoirs in which the Participating Interests of the Parties are not the same for the entire depth or the completion thereof, the cost of drilling, completing, equipping, and plugging and abandoning such well shall be allocated on the following basis:

(a)
Intangible drilling, completion, casing string, and material costs other than tubing costs, from the surface to a depth one hundred feet (100') below the base of the upper completed Producible Reservoir shall be divided equally between the completed Producible Reservoirs and charged to the Participating Parties in each Producible Reservoir in accordance with their respective Participating Interest.

(b)
Intangible drilling, completion, casing string, and material costs, other than tubing, from a depth one hundred feet (100') below the base of the upper completed Producible Reservoir to a depth one hundred feet (100') below the base of the second completed Producible Reservoir shall be divided equally between the second and any other Producible Reservoir completed below such depth and charged to the Participating Parties in each such Producible Reservoir in accordance with their respective Participating Interest.  If the well is completed in additional Producible Reservoirs, the costs applicable to each such Producible Reservoir shall be determined and charged to the Participating Parties in the same manner as prescribed for wells completed in dual Producible Reservoirs.

(c)
Intangible drilling, completion, casing string, and material costs, other than tubing costs, from a depth one hundred feet (100') below the base of the lowest completed Producible Reservoir to total depth shall be charged to the Participating Parties in the well to total depth in accordance with their respective Participating Interest.

(d)
Costs of tubing strings serving each separate Producible Reservoir shall be charged to the Participating Parties in each Producible Reservoir in accordance with their respective Participating Interest.

(e)
For the purposes of allocating tangible and intangible costs between Producible Reservoirs that occur at less than one hundred feet (100') intervals, the distance between the base of the upper reservoir to the top of the next lower reservoir shall be allocated equally between reservoirs.

(f)
All plugging and abandonment costs directly associated with a Producible Reservoir will be allocated to the Participating Parties in that reservoir in accordance with their respective Participating Interests.  All final plugging and abandonment costs associated with the wellbore will be allocated proportionately among all Participating Parties in the well.

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12.10       Allocation of Costs Between Depths (Dry Hole).  For the purpose of this Section, a dry hole shall mean a well drilled to an objective depth in which the Participating Parties elected not to complete, or if completed, the well was not a Producible Well and did not establish a Producible Reservoir.  In allocating costs on any well containing a dry hole, and in which the Participating Interests of the Parties are not the same for the entire depth or the completion thereof, the cost of drilling and plugging and abandoning such well shall be allocated on the following basis:

(a)
Costs to drill and plug and abandon a well proposed for completion in single, dual, or multiple objective depths shall be charged to the Participating Parties in the same manner as if the well had established a Producible Reservoir at each objective depth.

(b)	Additional plugging and abandoning costs related to any deepening, completion attempt, or other operation shall be at the sole risk and expense of the Participating Parties in such operation.
12.11      Intangible Drilling and Completion Cost Allocations.  For the purposes of allocating costs under Sections 12.8, 12.9, and 12.10, intangible drilling and completion costs, including non controllable materials costs, shall be allocated between Producible Reservoirs, including dry holes as defined in Section 12.10, and including the interval from one hundred feet (100') below the deepest Producible Reservoir to total depth on a drilling day ratio basis where the factor for each reservoir is determined by a fraction for which the numerator is the number of drilling and completion days applicable to that reservoir and the denominator is the total number of days spent on the well, beginning on the day the rig arrives on location and terminating when the rig is released.

12.12       Subsequent Operations in Non-Consent Well.  Except as provided in Section 10.6.4 or 12.3, as applicable, an election not to participate in the drilling, Sidetracking, or deepening of a well shall be deemed to be an election not to participate in any subsequent operations in the well before full recovery by the Participating Parties of the Non-Participating Party's recoupment amount.  A subsequent operation conducted during the recoupment period by the Parties entitled to participate shall be subject to the recoupment provided in Section 12.2.1.

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ARTICLE 13
ABANDONMENT AND SALVAGE

13.1           Platform Salvage and Removal Costs.  When the Parties owning a Platform mutually agree to dispose of such Platform, it shall be disposed of by the Operator as approved by such Parties with such Parties having a preferential right to acquire the Platform.  The costs, risks, and net proceeds, if any, resulting from such disposition shall be shared by such Parties in proportion to their ownership of the Platform.

13.2           Abandonment of Producing Well.  Any Participating Party may propose the abandonment of a well by notifying the other Participating Parties.  No well shall be abandoned without the unanimous approval of the Participating Parties.  The Participating Parties not consenting to the abandonment shall pay to each Participating Party desiring to abandon such abandoning Party's share of the current value of the well's salvageable material and equipment as determined pursuant to Exhibit "C", less the estimated current costs of salvaging same and of plugging and abandoning the well as determined by the Participating Parties.  In the event such abandoning Party's interest in such salvage value is less than such Party's share of the estimated costs of salvaging materials, plugging and abandoning, the abandoning Party shall pay the Operator, for the benefit of the non-abandoning Parties, a sum equal to the deficiency.

13.3           Assignment of Interest.  Each Participating Party desiring to abandon a well pursuant to Section 13.2 shall assign effective as of the last applicable election date, to the non-abandoning Parties, in proportion to their Participating Interests, its interest in such well and the equipment therein and its ownership in the production from such well.  Any Party so assigning shall be relieved, after delivering the assignment, from any further liability with respect to said well, and each non-abandoning Party shall assume and bear all such liabilities in proportion to the share of interest that it receives from the abandoning Parties.  Notwithstanding Section 13.2, no Party shall be required to accept an assignment of an interest of a Party desiring to abandon a well.  If no Party is willing to accept the assignment, the Party seeking to abandon the well shall remain an owner in the well.

13.4           Abandonment Operations Required by Governmental Authority.  Any well abandonment or Platform removal required by a governmental authority shall be accomplished by Operator with the costs, risks, and net proceeds, if any, to be shared by the Parties owning such well or Platform in proportion to their Participating Interests.

ARTICLE 14
WITHDRAWAL

14.1           Withdrawal.  A Party may withdraw from this Agreement by assigning to the other Parties who do not desire to withdraw, all of its interest in the Contract Area and the wells, Platforms and Facilities used in operations thereon; provided that such assignment shall not relieve such Party from any obligation or liability incurred prior to the first day of the month following receipt of the assignment by assignees.  The assigned interest shall be owned by the assignees in proportion to their respective Participating Interests.  The assignees, in proportion to the respective interests so acquired, shall pay the assignor for its interest in the wells, Platforms and Facilities, the current salvage value thereof less its share of the estimated current cost of salvaging same, plugging and abandoning of wells, and removal of all Platforms and Facilities, as determined by the Parties.  In the event such withdrawing Party's interest in such salvage value is less than such Party's share of the estimated costs, the withdrawing Party shall pay the Operator, for benefit of the non-withdrawing Parties, a sum equal to the deficiency.  Within ninety (90) days after receiving notice of the assignment, Operator shall render a final statement to the withdrawing Party for its share of all expenses incurred through the first day of the month following the date of receipt of the assignment, plus any deficiency in salvage value.  Providing all such expenses, including any deficiency hereunder due from the withdrawing Party have been paid within thirty (30) days after the rendering of such final statement, the assignment shall be effective the first day of the month following its receipt, and the withdrawing Party shall thereafter be relieved from all further obligations and liabilities with respect to the Contract Area; provided, however, that such withdrawing Party shall remain liable for any costs, expenses, or damages theretofore accrued or arising out of any event accruing prior to such Party's withdrawal.

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14.2           Limitations on Withdrawal.  No Party shall be relieved of its obligations hereunder during a blowout, a fire, or other emergency, but may withdraw from this Agreement after termination of such emergency, provided such Party shall remain liable for its share of all costs arising from said emergency.  Notwithstanding Section 14.1, no Party shall be required to accept an assignment of a withdrawing Party's interest.  If no Party is willing to accept the assignment, the Party seeking to withdraw shall remain subject to this Agreement.

ARTICLE 15
RENTALS, ROYALTIES, AND OTHER PAYMENTS

15.1           Creation of Overriding Royalty.  If the Working Interest or Participating Interest of a Party is subject to an overriding royalty, production payment, net profits interest, mortgage, lien, security interest, or other burden or encumbrance, other than lessor’s royalty, the Party so burdened shall pay and bear all liabilities and obligations created or secured by the burden or encumbrance and shall indemnify and hold the other Parties harmless from all claims and demands for payment asserted by the owners of the burdens or encumbrances. If any Non-Participating Party's interest is subject to an overriding royalty, production payment, or other charge or burden other than the “Permitted Encumbrance” shown on Exhibit “A”, then the Participating Parties shall, during recoupment of costs to be recovered under Section 12.2 above, receive the Working Interest production of such Non-Participating Party free from such charge or burden, which shall be paid and discharged by the Non-Participating Party out of his own separate funds.  Such Non-Participating Party shall hold the Participating Parties harmless with regard to such payment.

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15.2           Payment of Rentals and Minimum Royalties.  Operator shall pay in a timely manner for the Joint Account of the Parties all rentals, minimum royalties, or similar payments accruing under the terms of the Lease(s) and submit evidence of each such payment to the Parties.  Operator shall not be held liable to the other Parties in damages for the loss of a Lease or interest therein if, through mistake or oversight, any rental, minimum royalty, or other payment is not, or is erroneously paid.  The loss of any Lease or interest therein which results from a failure to pay or an erroneous payment of rental or minimum royalty shall be a joint loss and there shall be no readjustment of interest.

15.3           Non-Participation in Payments.  Should any Party elect not to pay its share of any rental, minimum royalty, or similar payment, such Party shall notify the other Parties at least sixty (60) days prior to the date on which such payment is due; and, in this event, Operator shall make such payment for the benefit of all the Participating Parties.  In such event, the Non-Participating Party shall, upon the request of the Participating Parties, assign to them such portions of its interest in such Lease as would be maintained by such payment.  Unless otherwise agreed, such assigned interest shall be owned by each Participating Party in proportion to its Participating Interest.

15.4           Royalty Payments.  Each Party hereto shall be responsible for and shall separately bear and properly pay or cause to be paid all royalties and other amounts which become due on production taken from the Contract Area for its account and on its share of any production used, consumed, or lost on the Contract Area.  During any time in which the Participating Parties in a Non-Consent Operation are entitled to receive a Non-Participating Party's Share of production, the Participating Parties shall bear the Lease royalty due on such share of production and shall hold the Non-Participating Parties harmless from liability for such royalty.

ARTICLE 16
TAXES

16.1           Property Taxes.  Operator shall render property covered by this Agreement as may be subject to ad valorem taxation and shall pay such property taxes for the benefit of each Party.  Operator shall charge each Party its share of such tax payments.  If the Operator is required hereunder to pay ad valorem taxes based in whole or in part upon separate valuation of each Party's Working Interest, then notwithstanding anything to the contrary herein, charges to the Joint Account as provided in Exhibit "C" shall be made and paid by the Parties hereto in accordance with the percentage of tax value generated by each Party's Working Interest.

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16.2           Contest of Property Tax Valuation.  Operator shall timely and diligently protest to a final determination any valuation it deems unreasonable.  Pending such determination, Operator may elect to pay under protest.  Upon final determination, Operator shall pay the taxes and any interest, penalty, or cost accrued as a result of such protest.  In either event, Operator shall charge each Party its share in accordance with each Party's Participating Interest.

16.3           Production and Severance Taxes.  Each Party shall pay, or cause to be paid, all production, severance, and excise taxes, due on any production which it receives pursuant to the terms of this Agreement.

16.4           Other Taxes and Assessments.  Operator shall pay other applicable taxes (other than income taxes) or assessments and charge each Party its share in accordance with each Party's Participating Interest, provided that should a Party's unilateral action cause a change in status of the entire Lease, Platform or Facilities thereon for tax purposes, that Party shall bear the entire increased portion of taxes caused by that Party's action.

16.5           Gas Balancing.  Each Party agrees that with respect to gas production, each Party taking gas under the Gas Balancing Agreement attached hereto as Exhibit "D" shall account for such gas for federal income tax purposes in accordance with proposed Treasury Regulation Section 1.761-2(d)(3), or in accordance with binding laws, rules, regulations, and orders affecting production from the Contract Area which hereafter may be adopted, promulgated, or issued by an agency or other governmental authority having jurisdiction over the Contract Area.

ARTICLE 17
INSURANCE

17.1           Insurance.  Operator shall at times when operations are conducted herein during the term of this Agreement, carry, pay for and charge each Party its proportionate share of the cost of (i) Worker’s Compensation and Employer’s Liability Insurance covering the employees of Operator engaged in operations hereunder in compliance with all applicable State and Federal laws and (ii) Contingent Maritime Employer’s Liability Insurance.  The Worker’s Compensation policy shall have attached the “Longshoreman’s Harbor Worker’s Compensation Act (Federal) Endorsement” and “Outer Continental Shelf Land’s Endorsement”.  The Contingent Maritime Employer’s Liability Insurance shall provide for a limit of liability of not less than $1,000,000 per accident.  Such policies shall contain waivers of subrogation in favor of Non-Operators.  Each Party to this Agreement shall be responsible for insuring its own interest in property and equipment, well control and redrill expense, or loss of income and any other loss not covered by the insurance referred to herein.  Each Party for its account shall carry, pay for and maintain throughout the term of this Agreement policies of insurance specified in Exhibit “B” of this Agreement.

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ARTICLE 18
LIABILITY, CLAIMS AND LAWSUITS

18.1           Individual Obligations.  The obligations, duties and liabilities of the Parties shall be several and not joint or collective; and nothing contained herein shall ever be construed as creating a partnership of any kind, joint venture, association, or other character of business entity recognizable in law for any purpose.  Each Party shall hold all the other Parties harmless from liens and encumbrances on the Contract Area arising as a result of its acts.

18.2           Notice of Claim or Lawsuit.  If a claim is made against any Party or if any Party is sued on an alleged cause of action arising out of operations hereunder or an alleged cause of action involving title to any interest subject hereto, such Party shall give prompt written notice to the other Parties.

18.3           Settlements.  Operator may settle any single damage claim or suit involving operations or title to any interest hereunder if the expenditure does not exceed Fifty Thousand Dollars ($50,000.00) and if the payment is in complete settlement of such claim or suit.  If the amount required for settlement exceeds such amount, the Participating Parties shall determine the further handling of the claim or suit.  Operator will keep the Participating Parties appropriately advised of all material events in each lawsuit and claim arising from operations hereunder.

18.4           Legal Expense.  Legal expenses shall be handled pursuant to Exhibit "C"; however, such legal expenses shall be approved and borne in accordance with Exhibit "C" by only the Participating Parties in the operations out of which such liability giving rise to same occurs.

18.5           Liability for Losses, Damages, Injury or Death.  Liability for losses, damages, injury, or death arising from operations under this Agreement shall be borne by the Parties in proportion to their Participating Interests in the operations out of which such liability arises, except when such liability results from the sole or concurrent gross negligence or willful misconduct of a Party or Parties, in which case such Party or Parties shall be liable.

18.6           Indemnification.  To the extent allowed by law, the Participating Parties agree to hold the Non-Participating Parties harmless and to indemnify and protect them against all claims, demands, liabilities and liens for property damage or personal injury, including death, caused by or otherwise arising out of Non-Consent Operations, and any loss and cost suffered by any Non-Participating Party as an incident thereof.

18.7           Damage to Reservoir, Loss of Reserves and Profits.  Notwithstanding anything to the contrary contained herein, no Party shall be liable to any other Party for damage to a reservoir, loss of reserves, or loss of profits, nor does any other Party indemnify any other Party for such loss, except for such liability as may result from a Party’s gross negligence or willful misconduct.

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ARTICLE 19
INTERNAL REVENUE PROVISION

19.1           Internal Revenue Provision.  Notwithstanding any provisions herein that the rights and liabilities are several and not joint or collective, or that this Agreement and the operations hereunder shall not constitute a partnership, each Party elects not to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, Internal Revenue Code of 1986, as amended, and similar provisions of applicable state laws.  The tax partnership shall be governed by Exhibit “F”                                           .

ARTICLE 20
CONTRIBUTIONS

20.1           Notice of Contributions Other than Advances for Sale of Production.  Each Party shall promptly notify the other Parties of all contributions which it may obtain, or is attempting to obtain, in support of the drilling of any well on the Contract Area.  Payments received as consideration for entering into a contract for sale of production from the Contract Area, loans, and other financing arrangements shall not be considered contributions for the purposes of this Article.

20.2           Cash Contributions.  In the event a Party contracts for a cash contribution toward the drilling of a well, said cash contribution shall be paid to Operator and Operator shall apply the amount thereof against the cost of such drilling.  If such well is a Non-Consent Well, the amount of the contribution shall be deducted from the cost specified in Section 12.2.1.(a).

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20.3           Acreage Contributions.  In the event a Party contracts for an acreage contribution toward the drilling of a well, such Party shall tender an assignment of the acreage, without warranty of title, to the Participating Parties in the proportions said Parties shared the cost of drilling the well.  Such acreage shall become a separate contract area and, to the extent possible, be subject to provisions identical to those contained in this Agreement.  For purposes of this Agreement, the word "acreage" shall mean lands or leases or interests therein.

ARTICLE 21
DISPOSITION OF PRODUCTION

21.1           Facilities to Take in Kind.  Any Party shall have the right, at its sole risk and expense, to construct Facilities for taking its share of production in kind, provided that such Facilities, at the time of installation, do not interfere with continuing operations on the Contract Area.

21.2           Taking Production in Kind.  Each Party shall take in kind and separately dispose of its share of the oil and/or condensate and gas produced and saved from the Contract Area.

21.3           Failure to Take in Kind.  If any Party fails to take in kind and dispose of its share of the oil and/or condensate, Operator shall have the option, but not the obligation, to either (a) purchase oil and/or condensate at Operator's posted price for liquids of the same kind, gravity, and quality in the field where the Leases are located or, in the absence of such posted price, at the price prevailing in the field or area for oil and/or condensate of the same kind, gravity, and quality, or (b) sell such oil and/or condensate to others under commercially reasonable terms negotiated by Operator in good faith , subject to revocation at will by the non-taking Party.  All contracts of sale by Operator of any Party's share of oil and/or condensate shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the circumstances, but in no event shall any contract be for a period in excess of one hundred and eighty (180) days.  Proceeds of all sales made by Operator pursuant to this Section shall be paid to the Parties entitled thereto.  Unless required by governmental authority or judicial process, no Party shall be forced to share an available market with any non-taking Party.  If any Party fails to take in kind or dispose of its share of gas, such gas shall be accounted for in accordance with the provisions of Exhibit "D", Gas Balancing Agreement, attached hereto and made a part hereof.

21.4           Expenses of Delivery in Kind.  Any cost incurred in making delivery of any Party's share of oil and/or condensate or disposing of same pursuant to Section 21.3, shall be borne by such Party.

21.5           Gas Balancing Provisions.  The Parties agree that in the event separate disposition of gas causes split-stream deliveries to separate pipelines and/or deliveries which on a day-to-day basis for any reason are not equal to a Party's respective proportionate share of total gas sales to be allocated to it, the gas balancing or accounting between the Parties shall be handled in accordance with the attached Exhibit "D".

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ARTICLE 22
APPLICABLE LAW

22.1           Applicable Law.  THIS AGREEMENT AND ALL OPERATIONS CONDUCTED HEREUNDER BY THE PARTIES SHALL BE SUBJECT TO ALL VALID AND APPLICABLE FEDERAL LAWS, RULES, REGULATIONS AND ORDERS ("FEDERAL LAW").  TO THE EXTENT REQUIRED BY FEDERAL LAW, THE LAWS OF THE STATE ADJACENT TO THE CONTRACT AREA SHALL APPLY.  THIS AGREEMENT SHALL OTHERWISE BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF LOUISIANA, EXCLUDING CHOICE OF LAW RULES THAT WOULD REFER THE MATTER TO THE LAW OF ANY OTHER JURISDICTION.

ARTICLE 23
LAWS AND REGULATIONS

23.1           Laws and Regulations.  This Agreement and all operations and activities conducted under it shall be subject to all applicable laws, rules, regulations and orders (federal, state, and local).  A provision of this Agreement found to be contrary to or inconsistent with any such law, rule, regulation or order shall be deemed to have been modified accordingly.

ARTICLE 24
FORCE MAJEURE

24.1           Force Majeure.  The obligations imposed by this Agreement on a Party, except for indemnity obligations and the payment of money, shall be suspended with respect to such Party to the extent that compliance is prevented, in whole or in part, by a labor dispute, fire, storm, flood, war, civil disturbance, or act of God; by laws; by governmental rules, regulations, or orders; by inability to secure materials; or by any other cause, whether similar or dissimilar, beyond the reasonable control of the said Party; provided, however, that performance shall be resumed within a reasonable time after such cause has been removed; and provided further that no Party shall be required against its will to settle any labor dispute.

24.2           Notice.  Whenever a Party's obligations are suspended under Section 24.1, such Party shall immediately notify the other Parties and give full particulars of the reason for such suspension.

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ARTICLE 25
SUCCESSORS, ASSIGNS AND PREFERENTIAL RIGHTS

25.1           Successors and Assigns. This Agreement binds and inures to the benefit of the Parties and their respective heirs, successors, and assigns and shall constitute a covenant running with the Leases within the Contract Area. Each Party shall incorporate in each assignment of an interest in a Lease a provision that the assignment is subject to this Agreement.

25.2           Transfer of Interest. No transfer, assignment, or other disposition of interest by a Party shall relieve the Party of liabilities and obligations it has incurred or that are attributable to the interest transferred before the date of the transfer, and the obligation to pay and bear all costs and risks attributable to an operation in which the Party was a Participating Party before making the transfer, and the lien and security rights granted by Section 8.5 (Security Rights) shall continue to burden the interest transferred to secure payment of the obligations. The transferor shall be liable for all costs, expenses, and liabilities for well plugging and abandonment, Platform and Facilities removal and disposal, and site clearance for property and equipment attributable to the assigned interest before the date of the transfer, net of salvage proceeds.

25.3           Consent to Assign. A Party may not sell, transfer, farm out, assign, or otherwise dispose of all or part of its interest in a Lease without the prior written consent of the other Parties, unless:

(a)
the transferee is financially capable of assuming the obligations hereunder and, in accordance with Subsection 25.3(c), the transferor furnishes the Parties with proof of such financial capability that, in the case of Outer Continental Shelf leases, shall be proof that the transferee is currently qualified by the Minerals Management Service, an agency of the United States Department of the Interior, or a successor agency having jurisdiction (hereinafter “MMS”), to own Outer Continental Shelf leases and that the transferee has on file with the MMS the appropriate lessee and Operator bonds;

(b)	the transferee agrees in writing to assume all obligations and liabilities under this Agreement related to the interest acquired; and
(c)
the transferor has given the other Parties written notice of the transfer at least fifteen (15) days before the date of the transfer, such notice to include the name of each proposed transferee, a description of the interests to be transferred, and the proof set forth in Subsection 25.3(a).

The requirements of this Section 25.3 shall not apply to a merger, consolidation, reorganization, sale or transfer to an Affiliate, a mortgage by a Party of its interest in the Leases within the Contract Area, a sale of all, or substantially all, of a Party’s domestic exploration and production properties, or a transfer or disposition between the Parties hereto.

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25.4           Transfers Between Parties. A transfer, relinquishment, or other disposition of interests in the Leases between Parties under Section 12.6 (Non-Consent Operations to Maintain Lease); Article 14 (Withdrawal); or Section 15.3 (Non-participation in Payments) shall be made without warranty of title. Any such transfer between the Parties, if applicable, shall be free and clear of all overriding royalty, production payment, net profits interest, mortgage, lien, security interest, or other burden or encumbrance, other than lessor’s royalty burdens and the Permitted Encumbrance shown on Exhibit “A”.

25.5           Division of Interest. If, at any time, the interest of a Party is divided among and owned by four (4) or more co-owners, Operator, at its discretion, may require the co-owners to appoint a single trustee or agent with full authority to receive notices, approve expenditures, receive billings for, and approve and pay the Party’s share of the joint expenses, and to deal generally with, and with power to bind the co-owners of the Party’s interest within the scope of the operations embraced in this Agreement. All such co-owners may separately dispose of their respective shares of the oil, gas, and condensate produced from the Contract Area and may receive, separately, payment of the sale proceeds thereof.

25.6           Preferential Rights. If a Party desires to transfer, sell, farmout, assign, or otherwise dispose of all or part of its Working Interest (“Disposing Party”), it shall promptly give written notice to the other Parties with full information about the proposed transaction, including, but not limited to, the name and address of the prospective transferee (who must be ready, willing, and able to acquire the interest and deliver the stated consideration therefor), the consideration for the transfer, farmout terms, and all other terms of the offer. In the case of a package sale of oil and gas interests that includes all or part of the Disposing Party’s Working Interest, or if the proposed transaction is structured as a non-simultaneous, like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended (“Code”), the Working Interest that is subject to this preferential right shall be separately valued and the notice shall state the value attributed to the interest by the prospective transferee. The other Parties shall then have an optional prior right, for a period of thirty (30) days after receipt of the notice, to elect to purchase or acquire on the same terms and conditions, or on equivalent terms for a non-cash transaction, all of the Working Interest that the Disposing Party is proposing to transfer. If this preferential right is exercised by a Party, the purchasing or acquiring Parties shall share the purchased or acquired interest in the proportions that the Working Interest of each bears to the total Working Interest of all acquiring Parties, or in such proportions as the acquiring Parties otherwise agree. This preferential right shall apply separately to each Working Interest or part thereof covered by this Agreement, regardless of whether it is included in the proposed transaction along with other oil and gas interests, whether as a sale, farmout, or non-simultaneous, like-kind exchange, and no provision in this Agreement shall be interpreted to defeat this preferential right. Upon exercise of this preferential right, the acquiring Parties shall agree to perform all obligations of the prospective transferee under the proposed transaction only for the Working Interest subject to the proposed transaction. This preferential right, however, shall not exist or apply when a Party proposes (a) to mortgage its interest; (b) to dispose of or transfer its interest to an Affiliate by (i) merger, (ii) reorganization, or (iii) consolidation; (c) to sell all, or substantially all, of its exploration and production properties located in the United States of America; or (d) to transfer the interest under a property exchange transaction other than a non-simultaneous, like-kind exchange under Section 1031 of the Code. If the proposed transaction is not consummated within six (6) months after receipt of the notice by the other Parties, the Working Interest shall again be governed by this Section 25.6 and the preferential right shall again arise for the offered interest as herein described.

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ARTICLE 26
TERM

26.1           Term.  This Agreement shall remain in effect so long any Lease or part thereof within the Contract Area remains in force and effect and thereafter until: (a) all wells within the Contract Area have been abandoned and plugged or turned over to a single Working Interest owner in accordance with Article 14; (b) all equipment and any real property acquired for the Joint Account has been disposed of by Operator; and (c) there has been a final accounting made under this Agreement, including settlement of any gas imbalances pursuant to Exhibit "D".  Termination of this Agreement shall not relieve a Party of any liability or obligation which accrued or was incurred before such termination.

ARTICLE 27
MISCELLANEOUS PROVISIONS

27.1            Headings.  Except for the headings contained in Article 2 (Definitions), the headings and table of contents used herein are inserted for convenience only and shall be disregarded in construing this Agreement.

27.2            Waiver.  Failure to act upon a breach of any provision of this Agreement does not waive a Party's right to enforce a subsequent breach of the same or any other provision.

ARTICLE 28
EXECUTION

28.1           Counterpart Execution.  This Agreement may be executed by signing the original or a counterpart thereof.  If this Agreement is executed in counterparts, all counterparts taken together shall have the same effect as if all the Parties had signed the same instrument.

28.2           Amendments.  No amendments hereof shall be effective unless they are in writing and executed by the relevant Parties.

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IN WITNESS WHEREOF, this Agreement has been executed by the Parties on the date shown below, but effective as of the day and year first above written.

WITNESSES:

OPERATOR:

Ridgelake Energy, Inc.
_______________________________

By:_________________________________
_______________________________                        William M. Hines
                                                                                                Vice President
Date: September 26, 2006

WITNESSES:
NON-OPERATORS:

GulfX, LLC
_______________________________

By:_________________________________
_______________________________                        Name: Paul Garner
Title: Vice President
Date: Oct 6, 2006

South Marsh, LLC
_______________________________

By:_________________________________
_______________________________                        Name: Paul Garner
Title: Vice President
Date: Oct 6, 2006

Lion Energy Limited, LLC
_______________________________

By:_________________________________
_______________________________                        Name: Russell Brimage
Title: President
Date: Oct 6, 2006

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EXHIBIT "A"

Attached to and made a part of that certain Operating Agreement, dated effective the 18th day of  September, 2006,
by and between Ridgelake Energy, Inc., GulfX, LLC, South Marsh LLC and Lion Energy Limited, LLC.

I.	Description of Lease(s):

That certain Lease dated effective May 1, 2005, by and between the United States of America (“Lessor”) and Ridgelake Energy, Inc. (“Lessee”), designated by the Minerals Management Service as OCS-G 27078, and covering 5,000 acres of submerged lands within the Outer Continental Shelf, described as follows:

“All of Block 317, Vermilion Area, South Addition, , OCS Leasing Map, Louisiana Map No. 3B”

II.	Contract Area:

The Contract Area shall cover all of the acreage covered by OCS-G 27078.

III.	Interest of Parties:

Party:                                                                                                         Interest:

RIDGELAKE ENERGY, INC. (“OPERATOR”)    40.00%
GULFX, LLC                                                                                                           **20.00%
SOUTH MARSH LLC                                                                                           **10.00%
LION ENERGY LIMITED LLC                                                                             **30.00%
                                                                                                                                            100.00%

* (NOTE: It is recognized that, pursuant to the terms of that certain Seismic Acquisition and Exploration Agreement dated effective September 7, 2004, by and between Ridgelake Energy, Inc. and Beacon Exploration and Production Company, L.L.C., Beacon has the right to participate for up to a 10% working interest in OCS-G 27078. Should Beacon or its designee be determined to have properly elected to acquire a working interest in OCS-G 27078, then it is understood that such interest will be conveyed by Ridgelake to Beacon or its designee. Furthermore, it is agreed that the conveyance by Ridgelake to Beacon or its designee under the terms of the aforesaid Seismic Acquisition and Exploration Agreement shall not be subject to the terms of this agreement until such time as Beacon or it designee has ratified and/or otherwise accepted the terms of this Operating Agreement. In particular, the Parties herein specifically understand and agree that the aforesaid conveyance by Ridgelake to Beacon ir its designee is not subject to the terms of Article 25.3 and 25.6 of this Operating Agreement.)

** (NOTE: It is recognized and understood that the respective interests credited to GulfX, LLC, South Marsh LLC and Lion Energy Limited LLC are subject to the terms and conditions of the following Participation Agreements: 1) that certain Agreement dated January 18, 2006, by and between Ridgelake and GulfX, LLC, (2)  that certain Agreement dated September 18, 2006, by and between Ridgelake and South Marsh LLC, and (3) that certain Agreement dated September 18,2006, by and between Ridgelake and Lion Energy Limited LLC. As such, the interest, which is conditioned upon the performance by GulfX, South Marsh and Lion of all of the terms and conditions contained in the aforesaid Participation Agreements. Should the said parties fail to earn an interest in OCS-G 27078 under the terms of the Participation Agreement that is applicable to that party’s conditional interest, then it is recognized that the interest credited to that party shall revert to Ridgelake. Furthermore, it is understood and agreed that if there is a conflict between the terms and conditions of the Participation Agreements referenced herein and this Operating Agreement, then the terms of the applicable Participation Agreement shall apply and take precedence over the terms and conditions contained in this Operating Agreement.)

A-1

IV.	Designated Representatives:

RIDGELAKE ENERGY, INC.                                                                                   GULFX, LLC
3636 N. Causeway Boulevard, Suite 300                                                               45 Ventnor Avenue
Metairie, Louisiana 70002-7216                                                                              West Perth 6005
Attention:  Mr. John Rubin                                                                                     Western Australia, Australia
                                     Attention: ______________

SOUTH MARSH LLC                                                                                              LION ENERGY LIMITED LLC
P.O. Box 512                                                                                                               P.O. Box 512
West Perth Business Center 6872                                                                          West Perth Business Center 6872
Western Australia, Australia                                                                                  Western Australia, Australia
Attention: _________________                                                                          Attention: _________________

V.	Permitted Encumbrance:

In addition to Lessor’s royalty, OCS-G 27078 is burdened with a 3.33333% of 8/8ths Overriding Royalty Interest, which has been granted by Ridgelake Energy, Inc. to Beacon Exploration and Production Company, L.L.C., pursuant the terms of that certain letter agreement dated September 7, 2004, by and between Ridgelake and Beacon Exploration and Production Company L.L.C. The aforesaid burdens are Permitted Encumbrances under the terms of this Operating Agreement.

A-2

EXHIBIT “B”
INSURANCE

Attached to and made a part of that certain Operating Agreement, dated effective the 18th day of September, 2006,
by and between Ridgelake Energy, Inc., GulfX, LLC, South Marsh LLC and Lion Energy Limited LLC.

INSURANCE PROVISIONS

1           Operator shall carry the following insurance for the joint account:

a.
Workmen's Compensation and Employer's Liability Insurance covering employees of Operator engaged in operations hereunder in compliance with all applicable State and Federal Laws. The Workmen's Compensation policy shall have attached the "Longshoreman's Harbor Worker's Compensation Act (Federal) Endorsement" and "Outer Continental Shelf Lands Endorsement".

b.	Contingent Maritime Employer's Liability Insurance shall provide for a limit of liability of not less than $1,000,000 per accident.

  2.            Each Party shall carry the insurance noted below with the minimum limits as set out:

a.
General Liability and Property Damage Insurance endorsed to include offshore operations and non-owned watercraft liability, covering operations conducted hereunder with a combined single limit each occurrence of $1,000,000 for bodily injury and property damage.

b.
Commercial Automobile Liability Insurance covering owned, non-owned and hired automobiles with a combined single limit of $1,000,000 per occurrence and Property Damage Insurance covering operations conducted hereunder with a combined single limit each occurrence of $500,000 for bodily injury and property damage.

c.	Excess Liability Insurance, including sudden and accidental pollution liability, with a limit of $35,000,000.00.

d.	Non-Owned Aircraft Liability Insurance with a limit of $5,000,000 each occurrence.

e.
Insurance for Control of Well, Redrilling and Restoration due to blowout and/or cratering above or below surface, and Seepage and Pollution Liability coverage including cleanup and containment with a minimum limit of $25,000,000 per occurrence. Coverage shall also include Care Custody and Control Insurance with a minimum limit of $500,000 per occurrence.

3.	Any Party hereto may acquire such additional insurance as it deems proper to protect itself against any claims, losses, damages or destruction arising out of operations hereunder.

4.
Operator shall use reasonable efforts to require all contractors and subcontractors working or performing services hereunder to comply with the Workmen's Compensation and Employer's Liability Laws, both State and Federal, and to carry Comprehensive General Liability and such other insurance as Operator deems necessary.

In the event that construction operations are performed, Operator shall determine the amount(s) of Builder’s Risks Insurance appropriate for the project and shall: (i) cause the pertinent contractor(s) and, as applicable, subcontractor(s) to carry, in the aggregate and as Operator deems appropriate, such coverage and/or (ii) carry for the joint account (and charge it accordingly) for such portion of, of all, the coverage as operator deems appropriate.  In any such event, Operator shall cause certificates of insurance reflective of such coverage to be forwarded to the Non-Operator(s).

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EXHIBIT “C”

Attached to and made a part of that certain Operating Agreement, dated the 18th day of September, 2006,
by and between Ridgelake Energy, Inc., GulfX, LLC, South Marsh LLC and Lion Energy Limited LLC.

ACCOUNTING PROCEDURE
OFFSHORE JOINT OPERATIONS

I. GENERAL PROVISIONS

1.	Definitions

“Joint Property” shall mean the real and personal property subject to the Agreement to which this Accounting Procedure is attached.

“Joint Operations” shall mean all operations necessary or proper for the development, operation, protection and maintenance of the Joint Property.

“Joint Account” shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and which are to be shared by the Parties.

“Operator” shall mean the party designated to conduct the Joint Operations.

“Non-Operators” shall mean the Parties of this Agreement other than the Operator.

“Parties" shall mean Operator and Non-Operators.

“First Level Supervisors” shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees and/or contract labor directly employed on the Joint Property in a field operating capacity.  The First Level Supervisor shall not be required to be located on the Joint Property, but shall be located at a field location near the Joint Property.

“Technical Employees” shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and problems for the benefit of the Joint Property.

“Personal Expenses” shall mean travel and other reasonable reimbursable expenses of Operator's employees.

“Material” shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.

“Controllable Material” shall mean Material which at the time is so classified in the Material Classification Manual as most recently recommended by the Council of Petroleum Accountants Societies.

“Shore Base Facilities” shall mean onshore support facilities that during drilling, development, maintenance and producing operations provide such services to the Joint Property as receiving and transshipment point for supplies, materials and equipment, debarkation point for drilling and production personnel and services; communication, scheduling and dispatching center; other associated functions benefiting the Joint Property.

“Offshore Facilities” shall mean platforms and support systems such as oil and gas handling facilities, living quarters, offices, shops, cranes, electrical supply equipment and systems, fuel and water storage and piping, heliport, marine docking installations, communication facilities, navigation aids, and other similar facilities necessary in the conduct of offshore operations.

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2.         Statements and Billings

Operator shall bill Non-Operators on or before the last day of each month for their proportionate share of the Joint Account for the preceding month.  Such bills will be accompanied by statements which identify the authority for expenditure, lease or facility, and all charges and credits, summarized by appropriate classifications of investment and expense except that items of Controllable Material and unusual charges and credits shall be separately identified and fully described in detail.

3.         Advances and Payments by Non-Operators

Unless otherwise provided for in the Agreement, the Operator may require the Non-Operators to advance their share of estimated cash outlay for the succeeding month's operation within fifteen (15) days after receipt of the billing or by the first day of the month for which the advance is required, whichever is later.  Operator shall adjust each monthly billing to reflect advances received from the Non-Operators.

B.
Each Non-Operator shall pay its proportion of all bills within fifteen (15) days after receipt.  If payment is not made within such time, the unpaid balance shall bear interest monthly at the prime rate in effect at Citibank, N.A., New York, New York (or successor) on the first day of the month in which delinquency occurs plus 1% or the maximum contract rate permitted by the applicable usury laws of the jurisdiction in which the Joint Property is located, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts.

4.	Adjustments

Payment of any such bills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; provided, however, all bills and statements rendered to Non-Operators by Operator during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such calendar year, unless within the said twenty-four (24) month period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment.  No adjustment favorable to Operator shall be made unless it is made within the same prescribed period.  The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of Controllable Material as provided for in Section V.

5.	Audits

A.
Non-Operator, upon notice in writing to Operator and all other Non-Operators, shall have the right to audit Operator's accounts and records relating to the Joint Account for any calendar year within the twenty-four (24) month period following the end of such calendar year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts as provided for in Paragraph 4 of this Section I. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner which will result in a minimum of inconvenience to the Operator.  Operator shall bear no portion of the Non-Operators' audit cost incurred under this paragraph unless agreed to by the Operator.  The audits shall not be conducted more than once each year without prior approval of Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit.

B.	The Operator shall reply in writing to an audit report within 180 days after receipt of such report.

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6.	Approval by Non-Operators

Where an approval or other agreement of the Parties or Non-Operators is expressly required under other sections of this Accounting Procedure and if the agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, Operator shall notify all Non-Operators of the Operator's proposal, and the agreement or approval of a majority in interest of the Non-Operators shall be controlling on all Non-Operators.

II. DIRECT CHARGES

Operator shall charge the Joint Account with the following items:

1.	Rentals and Royalties

Lease rentals and royalties paid by Operator for the Joint Operations.

2.	Labor

    A.                    (1)  Salaries and wages of Operator's field employees directly employed on the Joint Property in the conduct of Joint Operations.

    (2)  Salaries and wages of Operator's employees directly employed on Shore Base Facilities or  other Offshore Facilities serving the Joint Property if such costs are not charged under Paragraph 7 of this Section II.

    (3)  Salaries of First Level Supervisors in the field.

    (4)  Salaries and wages of Technical Employees directly employed on the Joint Property if such charges are excluded from the Overhead rates.

    (5)  Salaries and wages of Technical Employees either temporarily or permanently assigned to and directly employed in the operation of the Joint Property if such charges are excluded from the overhead rates.

    B.         Operator's cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 2A of this Section II.  Such costs under this Paragraph 2B may be charged on a “when and as paid basis” or by “percentage assessment” on the amount of salaries and wages chargeable to the Joint Account under Paragraph 2A of this Section II.  If percentage assessment is used, the rate shall be based on the Operator's cost experience.

    C.         Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator's costs chargeable to the Joint Account under Paragraphs 2A and 2B of this Section II.

    D.         Personal Expenses of those employees whose salaries and wages are chargeable to the Joint Account under Paragraph 2A of this Section II.

3.	Employee Benefits

Operator's current costs of established plans for employees' group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus, and other benefit plans of a like nature, applicable to Operator's labor cost chargeable to the Joint Account under Paragraphs 2A and 2B of this Section II shall be Operator's actual cost not to exceed the percent most recently recommended by the Council of Petroleum Accountants Societies.

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4.	Material

Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV.  Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use and is reasonably practical and consistent with efficient and economical operations.  The accumulation of surplus stocks shall be avoided.

  5.      Transportation

Transportation of employees and Material necessary for the Joint Operations but subject to the following limitations:

A.
If Material is moved to the Joint Property from the Operator's warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store where like material is normally available or railway receiving point nearest the Joint Property unless agreed to by the Parties.

B.
If surplus Material is moved to Operator's warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest reliable supply store where like material is normally available, or railway receiving point nearest the Joint Property unless agreed to by the Parties.  No charge shall be made to the Joint Account for moving Material to other properties belonging to Operator, unless agreed to by the Parties.

C.
In the application of subparagraphs A and B above, the option to equalize or charge actual trucking cost is available when the actual charge is $400 or less excluding accessorial charges.  The $400 will be adjusted to the amount most recently recommended by the Council of Petroleum Accountants Societies.

6.	Services

The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph 9 of Section II and Paragraphs i and ii of Section III.  The cost of professional consultant services and contract services of technical personnel directly engaged on the Joint Property if such charges are excluded from the overhead rates.  The cost of professional consultant services or contract services of technical personnel directly engaged in the operation of the Joint Property shall be charged to the Joint Account if such charges are excluded from the overhead rates.

7.	Equipment and Facilities Furnished by Operator

  A.      Operator shall charge the Joint Account for use of Operator-owned equipment and facilities, including Shore Base and/or Offshore Facilities, at rates commensurate with costs of ownership and operation.  Such rates may include labor, maintenance, repairs, other operating expense, insurance, taxes, depreciation and interest on gross investment less accumulated depreciation not to exceed eight percent (8%) per annum.  In addition, for platforms only, the rate may include an element of the estimated cost of platform dismantlement.  Such rates shall not exceed average commercial rates currently prevailing in the immediate area of the Joint Property.

  B.      In lieu of charges in Paragraph 7A above, Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property less twenty percent (20%).  For automotive equipment, Operator may elect to use rates published by the Petroleum MotorTransport Association.

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8.	Damages and Losses to Joint Property

All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other causes, except those resulting from Operator's gross negligence or willful misconduct.  Operator shall furnish Non-Operator written notice of damages or losses incurred as soon as practicable after a report thereof has been received by Operator.

9.	Legal Expense

Expense of handling, investigating and settling litigation or claims, discharging of liens, payments of judgments and amounts paid for settlement of claims incurred in or resulting from operations under the Agreement or necessary to protect or recover the Joint Property, except that no charge for services of Operator's legal staff or fees or expense of outside attorneys shall be made unless previously agreed to by the Parties.  All other legal expense is considered to be covered by the overhead provisions of Section III unless otherwise agreed to by the Parties, except as provided in Section I, Paragraph 3.

10.	Taxes

All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property, the operation thereof, or the production therefrom, and which taxes have been paid by the Operator for the benefit of the Parties.  If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the Parties hereto in accordance with the tax value generated by each party's working interest.

11.	Insurance

Net premiums paid for insurance required to be carried for the Joint Operations for the protection of the Parties.  In the event Joint Operations are conducted at offshore locations in which Operator may act as self-insurer for Workers' Compensation and Employers' Liability, Operator may include the risk under its self-insurance program in providing coverage under State and Federal laws and charge the Joint Account at Operator's cost not to exceed manual rates.

12.	Communications

Costs of acquiring, leasing, installing, operating, repairing and maintaining communication systems including radio and microwave facilities between the Joint Property and the Operator's nearest Shore Base Facility.  In the event communication facilities systems serving the Joint Property are Operator-owned, charges to the Joint Account shall be made as provided in Paragraph 7 of this Section II.

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13.	Ecological and Environmental

Costs incurred on the Joint Property as a result of statutory regulations for archaeological and geophysical surveys relative to identification and protection of cultural resources and/or other environmental or ecological surveys as may be required by the Minerals Management Service or other regulatory authority.  Also, costs to provide or have available pollution containment and removal equipment plus costs of actual control and cleanup and resulting responsibilities of oil spills as required by applicable laws and regulations.

14.	Abandonment and Reclamation

Costs incurred for abandonment of the Joint Property, including costs required by governmental or other regulatory authority.

15.	Other Expenditures

Any other expenditure not covered or dealt with in the foregoing provisions of this Section II, or in Section III and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations.

III.  OVERHEAD

As compensation for administrative, supervision, office services and warehousing costs, Operator shall charge the Joint Account in accordance with this Section III.

Unless otherwise agreed to by the Parties, such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Section II.  The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies, except as herein described, shall be considered as included in the overhead rates provided for in this Section III unless such cost and expense are agreed to by the Parties as a direct charge to the Joint Account. Notwithstanding anything herein contained to the contrary, it is agreed that such costs and services when directly employed on the Joint Property shall not be covered by the overhead rates. Furthermore, the reasonable and customary fees and expenses incurred by contract personnel and professional consultants as such fees relate to matters before or involving governmental agencies (including but not limited to the Minerals Management Service and other regulatory agencies) , even if such contract or professional consultants are working in Operator’s office, shall be directly chargeable to the Joint Account, to the extent that such fees and expenses are associated with the operation of the Joint Property.

i.
Except as otherwise provided in Paragraph 2 of this Section III, the salaries, wages and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technical personnel directly employed on the Joint Property:

( ) shall be covered by the overhead rates.
( x ) shall not be covered by the overhead rates.

ii.
Except as otherwise provided in Paragraph 2 of this Section III, the salaries, wages and Personal Expenses of Technical Employees and/or costs of professional consultant services and contract services of technical personnel either temporarily or permanently assigned to and directly employed in the operation of the Joint Property:

( x ) shall be covered by the overhead rates.
( ) shall not be covered by the overhead rates.

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1.	Overhead - Drilling and Producing Operations

As compensation for overhead incurred in connection with drilling and producing operations, Operator shall charge on either:

( x )	Fixed Rate Basis, Paragraph 1A, or
( )	Percentage Basis, Paragraph 1B

A.	Overhead - Fixed Rate Basis

(1) Operator shall charge the Joint Account at the following rates per well per month:
Drilling Well Rate $30,000. (Prorated for less than a full month)
Producing Well Rate $3,000.

(2) Application of Overhead - Fixed Rate Basis for Drilling Well Rate shall be as follows:

(a)
Charges for drilling wells shall begin on the date when drilling or completion equipment arrives on location and terminate on the date the drilling or completion equipment moves off location or rig is released, whichever occurs first, except that no charge shall be made during suspension of drilling operations for fifteen (15) or more consecutive calendar days.

(b)
Charges for wells undergoing any type of workover or recompletion for a period of five (5) consecutive work days or more shall be made at the drilling well rate.  Such charges shall be applied for the period from date workover operations, with rig or other units used in workover, commence through date of rig or other unit release, except that no charge shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.

(3)	Application of Overhead - Fixed Rate Basis for Producing Well Rate shall be as follows:

(a)	An active well either produced or injected into for any portion of the month shall be considered as a one-well charge for the entire month.

(b)
Each active completion in a multi-completed well in which production is not commingled down hole shall be considered as a one-well charge providing each completion is considered a separate well by the governing regulatory authority.

(c)	An inactive gas well shut in because of overproduction or failure of purchaser to take the production shall be considered as a one-well charge providing the gas well is directly connected to a permanent sales outlet.

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(d)
A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well.  This one-well charge shall be made whether or not the well has produced except when drilling well rate applies.

(e)	All other inactive wells (including but not limited to inactive wells covered by unit allowable, lease allowable, transferred allowable, etc.) shall not qualify for an overhead charge.

The well rates shall be adjusted as of the first day of April each year following the effective date of the agreement to which this Accounting Procedure is attached.  The adjustment shall be computed by multiplying the rate currently in use by the percentage increase or decrease in the average weekly earnings of Crude Petroleum and Gas Production Workers for the last calendar year compared to the calendar year preceding as shown by the index of average weekly earnings of Crude Petroleum and Gas Fields Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics, or the equivalent Canadian index as published by Statistics Canada, as applicable.  The adjusted rates shall be the rates currently in use, plus or minus the computed adjustment.

  B.      Overhead - Percentage Basis

(1) Operator shall charge the Joint Account at the following rates:

(a) Development
__________________ Percent (___%) of cost of Development of the Joint Property exclusive of costs provided under Paragraph 9 of Section II and all salvage credits.

(b) Operating
______________________ Percent (___%) of the cost of Operating the Joint

Property exclusive of costs provided under Paragraphs 1 and 9 of Section II, all salvage credits, the value of injected substances purchased for secondary recovery and all taxes and assessments which are levied, assessed and paid upon the mineral interest in and to the Joint Property.

(2)	Application of Overhead - Percentage Basis shall be as follows:

For the purpose of determining charges on a percentage basis under Paragraph 1B of this Section III, development shall include all costs in connection with drilling, redrilling, deepening, or any project with a primary purpose to extend or expand a wellbore in order to recover new reserves not previously recoverable by the wellbore; also, preliminary expenditures necessary in preparation for drilling and expenditures incurred in abandoning when the well is not completed as a producer, and original cost of construction or installation of fixed assets, the expansion of fixed assets and any other project clearly discernible as a fixed asset, except Major Construction as defined in Paragraph 2 of this Section III.  All other costs shall be considered as Operating except that catastrophe costs shall be assessed overhead as provided in Section III, Paragraph 3.

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2.	Overhead - Major Construction

A.       If the Operator absorbs the engineering, design and drafting costs related to the project::

(1) 6%  of total costs if such costs are more than $25,000 but less than $100,000; plus

(2)  4 %  of total costs in excess of $100,000 but less than $1,000,000; plus

(3)  2 %  of total costs in excess of $1,000,000.

B.	If the Operator charges engineering, design and drafting costs related to the project directly to the Joint Account:

(1)  4%  of total costs if such costs are more than $ 25,000 but less than $100,000; plus

(2)  3%  of total costs in excess of $100,000 but less than $1,000,000; plus

(3)  1%  of total costs in excess of $1,000,000.

Total cost shall mean the gross cost of any one project.  For the purpose of this paragraph, the component parts of a single project shall not be treated separately and the cost of drilling and workover wells and artificial lift equipment shall be excluded.

On each project, Operator shall advise Non-Operator(s) in advance which of the above options shall apply.  In the event of any conflict between the provisions of this paragraph and those provisions under Section II, Paragraph 2 or Paragraph 6, the provisions of this paragraph shall govern.

3.	Overhead - Catastrophe

To compensate Operator for overhead costs incurred in the event of expenditures resulting from  a single occurrence due to oil spill, blowout, explosion, fire, storm, hurricane, or other catastrophes as agreed to by the Parties, which are necessary to restore the Joint Property to the equivalent condition that existed prior to the event causing the expenditures, Operator shall either negotiate a rate prior to charging the Joint Account or shall charge the Joint Account for overhead based on the following rates:

(1) 4%  of total costs through $100,000; plus

(2) 3%  of total costs in excess of $100,000 but less than $1,000,000; plus

(3) 2%  of total costs in excess of $1,000,000.

Expenditures subject to the overheads above will not be reduced by insurance recoveries, and no other overhead provisions of this Section III shall apply.

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4.	Amendment of Rates

The Overhead Parties hereto if, in practice, the rates are found to be insufficient or excessive rates provided for in this Section III may be amended from time to time only by mutual agreement between the.

*IV.	PRICING OF JOINT ACCOUNT MATERIAL PURCHASES, TRANSFERS AND DISPOSITIONS

Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for all Material movements affecting the Joint Property.  Operator shall provide all Material for use on the Joint Property; however, at Operator's option, such Material may be supplied by the Non-Operator.  Operator shall make timely disposition of idle and/or surplus Material, such disposal being made either through sale to Operator or Non-Operator, division in kind, or sale to outsiders.  Operator may purchase, but shall be under no obligation to purchase, interest of Non-Operators in surplus condition A or B Material.  The disposal of surplus Controllable Material not purchased by the Operator shall be agreed to by the Parties.

* Operator shall account for material purchase and transfers in accordance with COPAS Interpretation 23, attached hereto, or the pricing procedur5e most recently recommended by COPAS.
1.	Purchases

Material purchased shall be charged at the price paid by Operator after deduction of all discounts received.  In case of Material found to be defective or returned to vendor for any other reasons, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

2.	Transfers and Dispositions

Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator, unless otherwise agreed to by the Parties, shall be priced on the following basis exclusive of cash discounts:

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A.	New Material (Condition A)

(1)	Tubular Goods Other than Line Pipe

(a)
Tubular goods, sized 2 3/8 inches OD and larger, except line pipe, shall be priced at Eastern mill published carload base prices effective as of date of movement plus transportation cost using the 80,000 pound carload weight basis to the railway receiving point nearest the Joint Property for which published rail rates for tubular goods exist. If the 80,000 pound rail rate is not offered, the 70,000 pound or 90,000 pound rail rate may be used.  Freight charges for tubing will be calculated from Lorain, Ohio and casing from Youngstown, Ohio.

(b)
For grades which are special to one mill only, prices shall be computed at the mill base of that mill plus transportation cost from that mill to the railway receiving point nearest the Joint Property as provided above in Paragraph 2.A.(1)(a).  For transportation cost from points other than Eastern mills, the 30,000 pound Oil Field Haulers Association interstate truck rate shall be used.

(c)
Special end finish tubular goods shall be priced at the lowest published out-of-stock price, f.o.b. Houston, Texas, plus transportation cost, using Oil Field Haulers Association interstate 30,000 pound truck rate, to the railway receiving point nearest the Joint Property.

(d)
Macaroni tubing (size less than 2 3/8 inch OD) shall be priced at the lowest published out-of-stock prices f.o.b. the supplier plus transportation costs, using the Oil Field Haulers Association interstate truck rate per weight of tubing transferred, to the railway receiving point nearest the Joint Property.

(2)	Line Pipe

(a)
Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and Over) 30,000 pounds or more shall be priced under provisions of tubular goods pricing in Paragraph A.(1)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

(b)
Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) less than 30,000 pounds shall be priced at Eastern mill published carload base prices effective as of date of shipment, plus 20 percent, plus transportation costs based on freight rates as set forth under provisions of tubular goods pricing in Paragraph A.(1)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

(c)
Line pipe 24 inch OD and over and 3/4 inch wall and larger shall be priced f.o.b. the point of manufacture at current new published prices plus transportation cost to the railway receiving point nearest the Joint Property.

(d)
Line pipe, including fabricated line pipe, drive pipe and conduit not listed on published price lists shall be priced at quoted prices plus freight to the railway receiving point nearest the Joint Property or at prices agreed to by the Parties.

(3)
Other Material shall be priced at the current new price, in effect at date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.

(4)
Unused new Material, except tubular goods, moved from the Joint Property shall be priced it the current new price, in effect on date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.  Unused new tubulars will be priced as provided above in Paragraph 2 A (1) and (2).

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B.	Good Used Material (Condition B)

Material in sound and serviceable condition and suitable for reuse without reconditioning:

(1)	Material moved to the Joint Property
At seventy-five percent (75%) of current new price, as determined by Paragraph A.

(2)	Material used on and moved from the Joint Property

(a)	At seventy-five percent (75%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as new Material or

(b)	At sixty-five percent (65%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as used Material.

(3)	Material not used on and moved from the Joint Property

        At seventy-five percent (75%) of current new price as determined by Paragraph A.
  The cost of reconditioning, if any, shall be absorbed by the transferring property.

C.	Other Used Material

(1)	Condition C

Material which is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by Paragraph A. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition B value.

(2)	Condition D

Material, excluding junk, no longer suitable for its original purpose, but usable for some other purpose shall be priced on a basis commensurate with its use.  Operator may dispose of Condition D Material under procedures normally used by Operator without prior approval of Non-Operators.

(a)
Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight.  Used casing, tubing or drill pipe utilized as line pipe shall be priced at used line pipe prices.

(b)
Casing, tubing or drill pipe used as higher pressure service lines than standard line pipe, e.g. power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe.  Upset tubular goods shall be priced on a non-upset basis.

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(3) Condition E

Junk shall be priced at prevailing prices. Operator may dispose of Condition E Material under procedures normally utilized by Operator without prior approval of Non-Operators.

      D.     Obsolete Material

Material which is serviceable and usable for its original function but condition and/or value of such Material is not equivalent to that which would justify a price as provided above may be specially priced as agreed to by the Parties.  Such price should result in the Joint Account being charged with the value of the service rendered by such Material.

    E.      Pricing Conditions

(1)
Loading or unloading costs may be charged to the Joint Account at the rate of  twenty-five cents ($0.25) per hundred weight on all tubular goods movements, in lieu of actual loading or unloading costs sustained at the stocking point.  The above rate shall be adjusted as of the first day of April each year following January 1, 1985 by the same percentage increase or decrease used to adjust overhead rates in Section III, Paragraph 1.A(4). Each year, the rate calculated shall be rounded to the nearest cent and shall be the rate in effect until the first day of April next year.  Such rate shall be published each year by the Council of Petroleum Accountants Societies.

(2)	Material involving erection costs shall be charged at applicable percentage of the current knocked-down price of new Material.

3.	Premium Prices

Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property; provided notice in writing is furnished to Non-Operators of the proposed charge prior to billing Non-Operators for such Material.  Each Non-Operator shall have the right, by so electing and notifying Operator within ten days after receiving notice from Operator, to furnish in kind all or part of his share of such Material suitable for use and acceptable to Operator.

4.	Warranty of Material Furnished By Operator

Operator does not warrant the Material furnished.  In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers or their agents.

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V. INVENTORIES

The Operator shall maintain detailed records of Controllable Material.

1.	Periodic Inventories, Notice and Representation

At reasonable intervals, inventories shall be taken by Operator of the Joint Account Controllable Material.  Written notice of intention to take inventory shall be given by Operator at least thirty (30) days before any inventory is to begin so that Non-Operators may be represented when any inventory is taken.  Failure of Non-Operators to be represented at an inventory shall bind Non-Operators to accept the inventory taken by Operator.

2.         Reconciliation and Adjustment of Inventories

Adjustments to the Joint Account resulting from the reconciliation of a physical inventory shall be made within six months following the taking of the inventory.  Inventory adjustments shall be made by Operator to the Joint Account for overages and shortages, but, Operator shall be held accountable only for shortages due to lack of reasonable diligence.

3.	Special Inventories

Special inventories may be taken whenever there is any sale, change of interest, or change of Operator in the Joint Property.  It shall be the duty of the party selling to notify all other Parties as quickly as possible after the transfer of interest takes place.  In such cases, both the seller and the purchaser shall be governed by such inventory.  In cases involving a change of Operator, all Parties shall be governed by such inventory.

4.	Expense of Conducting Inventories

A.	The expense of conducting periodic inventories shall not be charged to the Joint Account unless agreed to by the Parties.

B.	The expense of conducting special inventories shall be charged to the Parties requesting such inventories, except inventories required due to change of Operator shall be charged to the Joint Account.

C-14

EXHIBIT "D"
GAS BALANCING AGREEMENT (“Agreement”)

Attached to and made a part of that certain Operating Agreement, dated effective the 18th day of September, 2006,
by and between Ridgelake Energy, Inc., GulfX, LLC, South Marsh LLC and Lion Energy Limited LLC.

D-1

EXHIBIT “E”

Attached to and made part of that certain Operating Agreement,
Dated effective the 18th day of September, 2006,
by and between Ridgelake Energy, Inc., GulfX, LLC, South Marsh LLC and Lion Energy Limited LLC.

MEMORANDUM OF OPERATING AGREEMENT
AND
FINANCING STATEMENT

This Memorandum of Operating Agreement and Financing Statement is executed to be effective concurrently with that certain Operating Agreement (the “Operating Agreement”) by and between Ridgelake Energy Inc., as Operator, and                                                                , as Non-Operator(s), covering, among other things, the development and production of crude oil, natural gas and associated substances from the lands and leases (hereinafter called the “Contract Area”) described on Exhibit A attached hereto and owned by Operator and Non-Operator(s) in the respective percentages of shares indicated on Exhibit A. The attached Exhibit A consists of one or more of the Exhibits A to the Operating Agreement and refers severally to all Exhibits A attached hereto.

The Operating Agreement contains an Accounting Procedure, along with provisions giving the parties hereto mutual liens and security interests where one or more parties hereto are or may become Debtors to one or more other parties hereto. This Memorandum of Operating Agreement and Financing Statement incorporates by reference all of the terms and conditions of the Operating Agreement, including but not limited to the lien and security interest provisions.

The purpose of this Memorandum of Operating Agreement and Financial Statement is to place third parties on notice of the Operating Agreement and to secure and perfect the mutual liens and security interests of the parties hereto.

The Operating Agreement specifically provides and the parties do hereby confirm and agree that:

1.	The Operator shall conduct and direct and have full control of all operations on the Contract Area as permitted and required by, and within the limits of, the Operating Agreement.

2.
The Liability of the parties under the Operating Agreement shall be several, not joint or collective. Each party shall be responsible only for its obligations and shall be liable only for its proportionate share of costs.

3.
Each Non-Operator grants the Operator a lien upon its oil and gas rights, oil and gas leases and mineral interests in the Contract Area, and a security interest in its share of oil and/or gas when extracted and its interest in all fixtures, inventory, personal property and equipment located on or used on the Contract Area and in all its contract rights and receivables related thereto and arising therefrom to secure payment of its present and future share of costs and expenses, together with interest thereon at the rate provided in the Accounting Procedure referred to above, To the extent that Operator has security interest under the Uniform Commercial Code (the “Code”) of the state or the states in which the Contract Area is located, Operator without prejudice and in addition to all other legal, equitable and contractual remedies which are expressly reserved, shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgment by Operator for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the rights or security interests fir the payment thereof.

4.
If any Non-Operator fails to pay its share of costs and expenses when due, Operator may require other Non-Operators to pay their proportionate part of the unpaid share whereupon the other Non-Operators shall be subrogated to Operator’s Lien and Security Interest described herein.

5.
The Operator grants the Non-Operator(s) a lien and security interest equivalent to that granted to Operator as described in paragraph 3 above, to secure payment by the Operator of its won share of costs and expenses when due.

E-1

As reflected above, either or both Operator and Non-Operator(s) may become Debtors if they default in their payment obligations under the terms of the Operating Agreement. On default, the non-defaulting party(ies) will be considered secured party(ies).

The Operating Agreement contains other provisions which do not conflict but supplement the above-described provisions, including non-consent provisions which provide that parties who elect not to participate in certain operations shall be deemed to have relinquished their interest until the consenting parties are able to recover their costs of such operations plus a specified amount. Should any person or firm desire additional information regarding the Operating Agreement or wish to inspect a copy of the Operating Agreement, said person or firm should contact the Operator.

For purposes of protecting said liens and security interest, the undersigned parties agree that this Memorandum of Operating Agreement and Financing Statement covers all right, title and interest of the Debtor(s) in:

Property Subject to Security Interests:

1.	All personal property located upon or used in connection with the Contract Area.

2.	All fixtures on the Contract Area.

3.	All oil, gas and associated substances of value in, on or under the Contract Area, or which may be extracted therefrom.

4.	All accounts and receivables resulting from the sale of the items described in subparagraph 3 at the wellhead of every well located on the Contract Area or on lands pooled therewith.

5.	All items used, useful, or purchased for the production, treatment, handling, storage, transportation, processing, manufacture, or sale of the items described in subparagraph 3.

6.
All accounts, contract rights, rights under any gas balancing agreement, general intangibles, equipment, inventory, farmout rights, option farmout rights, acreage and/or cash contributions, and conversion rights, whether now owned or existing or hereafter acquired or arising, including but not limited to all interest in any enterprise that holds, owns, or controls any interest in the Contract Area or in any property encumbered by the Memorandum.

7.
All severed and extracted oil, gas and associated substances now or hereafter produced from or attributable to the Contract Area, including without limitation, oil, gas and associated substances in tanks or pipelines or otherwise held by any person or entity fro treatment, storage, transportation, manufacture, processing or sale.

8.
All the proceeds and products of the items described in the foregoing paragraphs now existing or hereafter arising, and all substitutions therefore, improvements and enhancements thereto, replacements thereof, or accessions thereto.

9.
All personal property and fixtures now and hereafter acquired in furtherance of the purposes of this Operating Agreement. Certain of the above-described items are, or are to become, fixtures on the Contract Area.

10.	The proceeds and products of collateral are also specifically covered.

E-2

Property Subject to Liens:

1.
All real property, oil, gas and mineral leases, severed and unsevered surface fees, mineral fees and interest, royalty interests, overriding royalty interests, production payments, net profit interests, and other oil and gas interests of any nature, including reversionary interests, all as may be located within the Contract Area, including all oil, gas and associated substances of value in, on or under the Contract Area, or which may be extracted therefrom.

2.	All fixtures within the Contact Area.

3.	All real property and fixtures now and hereafter acquired in furtherance of the purposes of this Operating Agreement.

The above items will be financed at the wellhead of the well or the wells located in the Contract Area, and this Memorandum is to be filed for record in the real estate records of the county(ies) or parish(es) and in the Uniform Commercial Code records in which the Contract Area is located.

On default of any covenant or condition of the Operating Agreement, in addition to any other remedy affected by law, each party to the Operating Agreement and any successor to such part by assignment, operation of law, or otherwise, shall have, and is hereby given and vested with, the power and authority to take possession of and sell any interest which the defaulting party has in the property identified above securing the obligations provided in the Operating Agreement and to foreclose this lien and security interest in the manner provided by law.

Upon expiration of the Operating Agreement and the satisfaction of all the debts and the outstanding interest, the Operator shall file of record a release and termination on behalf of all parties concerned. Upon the filing of such release and termination, all benefits and obligations under this Memorandum shall terminate as to all parties who have executed or ratified this Memorandum. In addition, the Operator shall have the right to file a continuation statement on behalf of all the parties that have executed or ratified this Memorandum when Operator in its sole discretion deems such action appropriate.

It is agreed that if any part, term or provision of this Memorandum is held to be illegal or in conflict with any applicable state or federal law or regulation, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Memorandum did not contain the particular part, term or provision held to be invalid.

This Memorandum shall be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, devisees, legal representatives, successors and assigns.

A party having an interest in the Contract Area can ratify this Memorandum by execution hereof or a separate counterpart hereof or by execution and delivery of an instrument of ratification adopting the provisions of this Memorandum or agreeing to be bound by the terms thereof. Any such ratification shall have the same effect as if the ratifying party had executed this Memorandum or a counterpart thereof. By execution or ratification of this Memorandum, such party hereby consents to its ratification and adoption by any party who may have or may acquire any interest in the Contract Area.

E-3

This Memorandum may be executed or ratified in one or more counterparts and all of the executed or ratified counterparts shall together constitute one instrument. For purpose of recording, only one copy of this Memorandum with individual signature pages attached thereto needs to be filed of record.

Executed this ___________ day of ____________________, ____.

OPERATOR:                         Ridgelake Energy, Inc.

By: _______________________________________

Printed Name: _______________________

Title: _______________________________

NON_OPERATOR:             ___________________________________________

By: _______________________________________

Printed Name: _______________________

Title: _______________________________

E-4

Exhibit A attached to and made part of the Memorandum of Operating Agreement and Financing Statement dated ___________________, _____ between Ridgelake Energy, Inc., as Operator, and ___________________________, as Non-Operator, covering lands in ______________________.

1.	Contract Area:

2.	Depth Limitations:

3.	Substances Covered:

4.	Interest of Parties:

5.	Oil and Gas leases Subject to this Agreement:

6.	Addresses of Parties for Notice:

E-5

EXHIBIT “F”

Attached to and made part of that certain Operating Agreement, dated effective the 18th day of September, 2006,
by and between Ridgelake Energy, Inc., GulfX, LLC, South Marsh LLC and Lion Energy Limited LLC.

TAX PARTNERSHIP PROVISIONS

OF THE _______________________________________________
PARTNERSHIP
(For Name of Tax Reporting Partner and Special Elections, See Secs. 8 and 9)

1.1	Designation Of Documents	1
1.2	Relationship of the Parties	1
1.3	Priority Of Provisions Of This Exhibit	1
1.4	Survivorship	1
2.2	IF SMALL PARTNERSHIP EXEPTION FOM TEFRA NOT APPLICABLE	2
3.1	Tax Returns	2
3.2	Fair Market Value Capital Accounts	2
3.3	Information Requests	2
3.4	Best Efforts without Liability	2
4.1	General Elections	2
4.2	Depletion	2
4.3	Election Out Under Code §761(a)	3
4.4	Consent Requirements For Subsequent Tax Or FMV Capital Account Elections	3
5.1	Capital Contributions	3
5.2	FMV Capital Accounts	3
6.1	FMV Capital Accounts Allocations	3
6.2	Tax Return and Tax Basis Capital Account Allocation	4
7.1	Termination of the Partnership	4
7.2	Balancing of FMV Capital Accounts	4
7.3	Deemed Sale Gain/Loss Charge Back	4
7.4	Deficit make-up Obligation and Balancing Cash Contributions	4
7.5	Distribution to balance capital accounts	4
7.6	FMV determination	4
7.7	Final Distribution	4
8.1	Transfer of Partnership Interests	5
8.2	Correspondence	5
9.1	Operator not the TRP	5
9.2	Special Tax Elections	5
9.3	Change of Majority for Other Tax Elections	5

F-1

1.           General Provisions
1.1           Designation Of Documents.

This exhibit is referred to in, and is part of, that Agreement identified above and, if so provided, a part of any agreement to which the Agreement is an exhibit. Such agreement(s) (including all exhibits thereto, other than this exhibit) shall be hereafter referred to as the “Agreement” and this exhibit is hereinafter referred to as the “Exhibit” or the “Tax Partnership Provisions” (the “TPPs”). Except as may be otherwise provided in this Exhibit, terms defined and used in the Agreement shall have the same meaning when used herein.

1.2           Relationship of the Parties.

The parties to the Agreement shall be hereinafter referred to as “Party” or “Parties”. The Parties understand and agree that the arrangement and undertakings evidenced by the Agreement result in a partnership for purposes of Federal income taxation and certain State income tax laws which incorporate or follow Federal income tax principals as to tax partnerships. Such partnership for tax purposes is hereinafter referred to as the “Partnership”. For every other purpose of the Agreement the Parties understand and agree that their legal relationship to each other under applicable State law with respect to all property subject to the Agreement is one of tenants in common, or undivided interest owners, or lessee(s) sublessee(s) and not a partnership; that the liability of the Parties shall be several and not joint or collective; and that each Party shall be responsible solely for its own obligations.

1.3           Priority Of Provisions Of This Exhibit.

If there is a conflict or inconsistency, whether direct or indirect, actual or apparent, between the terms and the conditions of this Exhibit and the terms and conditions of the Agreement, or any other exhibit or any part thereof, the terms and conditions of this Exhibit shall govern and control.

1.4 Survivorship.

1.4.1	Any termination of the Agreement shall not affect the continuing application of the TPPs for the termination and liquidation.
1.4.2	Any termination of the Agreement shall not affect the continuing application of the TPPs for the resolution of all matters regarding Federal and State income reporting.
1.4.3	These TPPs shall inure to the benefit of, and be binding upon, the Parties hereto and their successors and assigns.
1.4.4	The effective date of the Agreement shall be the effective date of these TPPs. The Partnership shall continue in full force and effect from, and after such date, until termination and liquidation.

F-2

2.           Tax Reporting Partner and Tax Matters Partner

2.1           Tax Reporting Partner.

The Operator (or the Party listed in Sec. 9.1) as the Tax Reporting Partner (“TRP”) is responsible for compliance with all tax reporting obligations of the Partnership, see Sec. 3.1. below. In the event of any change in the TRP, the Party serving as the TRP at the beginning of a given taxable year shall continue as TRP with respect to all matters concerning such year.

2.2           IF SMALL PARTNERSHIP EXCEPTION FROM TEFRA NOT APPLICABLE

If the Partnership does not qualify for the “small partnership exception” from, or if the Partnership elects (see infra Elections at Sec. 4.1 and 9.2) to be subject to, §§6221 et seq., Subchapter C of Chapter 63 of Subtitle F (the “TEFRA rules”) of the Internal Revenue Code (the “Code”) the TRP shall also be the Tax Matters Partner as defined in Code §6231(a) (the “TMP”) and references to the TRP shall then include references to TMP and vice versa.

2.2.1	The TMP shall not be required to incur any expenses for the preparation for, or pursuance of, administrative or judicial proceedings, unless the Parties agree on a method for sharing such expenses.
2.2.2
The Parties shall furnish the TMP, within two weeks from the receipt of the request, the information the TMP may reasonably request to comply with the requirements on furnishing information to the Internal Revenue Service.

2.2.3
The TMP shall not agree to any extension of the statute of limitations for making assessments on behalf of the Partnership without first obtaining the written consent of all Parties. The TMP shall not bind any other Party to a settlement agreement in tax audits without obtaining the written concurrence of any such Party.

2.2.4
Any other Party who enters in a settlement agreement with the Secretary of the Treasury with respect to any partnership items, as defined in Code §6231(a)(3), shall notify the other Parties of the terms within ninety (90) days from the date of such settlement.

2.2.5
If any Party intends to file a notice of inconsistent treatment under Code §6222(b), such Party shall, prior to filing of such notice, notify the TMP of the (actual or potential) inconsistency of the Party’s intended treatment of a partnership item with the treatment of that item by the Partnership. Within one week of receipt the TMP shall remit copies of such notification to the other Parties. If an inconsistency notice is filed solely because a Party has not received a Schedule K-1 in time for filing of its income tax return, the TMP need not be notified.

2.2.6
No Party shall file pursuant to Code §6227 a request for an administrative adjustment of partnership items (the “RFAA”) without first notifying all other Parties. If all other Parties agree with the requested adjustment, the TMP shall file the RFAA on behalf of the Partnership. If unanimous consent is not obtained within thirty (30) days from such notice, or within the period required to timely file the RFAA, if shorter, any Party, including the TMP, may file a RFAA on its own behalf.

2.2.7
Any Party intending to file with respect to any partnership item, or any other tax matter involving the Partnership, a petition under Code §§6226, 6228, or any other provision, shall notify the other Parties prior to such filing of the nature of the contemplated proceeding. In the case where the TMP is the Party intending to file such petition, such notice shall be given within reasonable time to allow the other Parties to participate in the choice of the form of such petition. If the Parties do not agree on the appropriate forum, then the forum shall be chosen by majority vote. Each Party shall have a vote in accordance with its percentage interest in the Partnership for the year under audit. If a majority cannot agree, the TMP shall choose the forum. If a Party intends to seek review of any court decision rendered as a result of such proceeding, the Party shall notify the other Parties prior to seeking such review.

F-3

3.           Income Tax Compliance and Capital Accounts

3.1           Tax Returns.

The TRP shall prepare and file all required Federal and State partnership income tax returns. Not less than thirty (30) days prior to the return due date (including extensions), the TRP shall submit to each Party for review a copy of the return as proposed.

3.2           Fair Market Value Capital Accounts.

The TRP shall establish and maintain for each Party fair market value (“FMV”) capital accounts and tax basis capital accounts. Upon request, the TRP shall submit to each Party along with a copy of any proposed partnership income tax return an accounting of such Party’s FMV capital accounts as of the end of the return period.

3.3.        Information requests.

In addition to any obligation under Sec. 2.2.2, each Party agrees to furnish to the TRP not later than sixty (60) days before the return due date (including extensions) such information relating to the operations conducted under the Agreement as may be required for the proper preparation of such returns. Similarly, each Party agrees to furnish timely to the TRP, as requested, any the information and data necessary for the preparation and/or filing of other required reports and notifications, and for the computation of the capital accounts. As provided in Code  §6050K(c), a Party transferring its interest must notify the TRP to allow compliance with Code §6050K(a) (see also Sec.8.1).

3.4        Best Efforts without Liability.

The TRP and the other Party(ies) shall use its/their best effort to comply with responsibilities outlined in this Section, and with respect to the services as TMP as outlined Sec.2.2 and in doing so shall incur no liability to any other Party.

4.	Tax and FMV Capital Account Elections

4.1        General Elections.

For both income tax and capital account purposes, the Partnership shall elect:

a)	to deduct when incurred intangible drilling and development costs (“IDC”);
b)	to use the maximum allowable accelerated tax method and the shortest permissible tax life for depreciation;
c)	the accrual method of accounting;
d)	to report income on a calendar year basis; and the Partnership shall also make any elections as specially noted in Sec.9.2, below.

F-4

4.2        Depletion.

Solely for FMV capital account purposes, depletion shall be calculated by using simulated cost depletion within the meaning of Treas. Reg. §1.704-1(b)(2)(iv)(k)(2), unless the use of simulated percentage depletion is elected in Sec.9.2, below. The simulated cost depletion allowance shall be determined under the principles of Code  §612 and be based on the FMV capital account basis of each Lease. Solely for purposes of this calculation, remaining shall be determined consistently by the TRP.

4.3        Election Out Under Code §761(a).

4.3.1
The TRP shall notify all Parties of an intended election to be excluded from the application of Subchapter K of Chapter 1 of the Code not later than sixty (60) days prior to the filling date or due date (including extensions) for the Federal partnership income tax return, whichever comes earlier. Any Party that does not consent must provide the TRP with written objection within thirty (30) days of such notice. Even after an effective election-out the TRP’s right and obligations, other than the relief from tax return filing obligations of the partnership, continue.

4.3.2
After an election-out, to avoid an unintended impairment of the election-out: The Parties will avoid, without prior coordination, any operational changes which could terminate the qualification for the election-out status; all Parties will monitor the continuing qualification of the Partnership for the election-out status and will notify the other Parties if, in their opinion, a change in operations will jeopardize the election-out; and, all Parties will use, unless agreed to by them otherwise, the cumulative gas balancing method as described in Treas. Reg. §1.761-2(d)(2).

4.4        Consent Requirements For Subsequent Tax Or FMV Capital Account Elections.

Unless stipulated differently in Sec. 9.3, future elections, in addition to or in amendment of those in this agreement, must be approved by the affirmative vote of two (2) or more Parties owning a majority of the working interest based upon post-Payout ownership.

5.	Capital Contributions and FMV Capital Accounts

The provisions of this Sec. 5 and any other provisions of the TPPs relating to the maintenance of the capital accounts are intended to comply with Treas. Reg. §1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations.

5.1        Capital Contributions.

The respective capital contributions of each Party to the Partnership shall be (a) each Party’s interest in the oil and gas lease(s), including all associated lease and well equipment, committed to the Partnership, and (b) all accounts of money paid by each Party in connection with the acquisition, exploration, development, and operation of the lease(s), and all other costs characterized as contributions or expenses borne by such Party under the Agreement. The contribution of the leases and any other properties committed to the Partnership shall be made by each Party’s agreement to hold legal title to its interest in such leases or other property as nominee of the Partnership.

F-5

5.2        FMV Capital Accounts.

The FMV capital accounts shall be increased and decreased as follows:

5.2.1	The FMV capital account of a Party shall be increased by:
(i)
the amount of money and the FMV (as of the date of contribution) of any property contributed by such Party to the Partnership (net of liabilities assumed by the Partnership or to which the contributed property is subject);

(ii)	that Party’s share of Partnership items of income or gain, allocated in accordance with Sec. 6.1; and
(iii)	that Party’s share of any Code §705(a)(1)(B)item.
5.2.2	The FMV capital account of a Party shall be decreased by:
(i)	the amount of money and the FMV of property distributed to a Party (net of liabilities assumed by such Party or to which the property is subject):
(ii)	that Party’s Sec. 6.1 allocated share of Partnership loss and deductions, or items thereof; and,
(iii)	that Party’s share of any Code §705(a)(2)(B) item.
5.2.3
The “FMV” when it applies to property contributed by a Party to the Partnership shall be assumed, for purposes of Sec.5.2.1, to equal the adjusted tax basis, as defined in Code § 1011, of that property unless the Parties agree otherwise as indicated in Sec. 9.2.

5.2.4
As provided in Treas. Reg. §1.704-1(b)(2)(iv)(e), upon distribution of Partnership property to a Party the capital accounts will be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in distributed property (not previously reflected in the capital accounts) would be allocated among the Parties if there were a disposition of such property at its FMV as of the time of distribution. Furthermore, if so agreed to in Sec. 9.2, under the rules of Treas. Reg. §1.704-1(b)(2)(iv)(f), the FMV capital accounts shall be revalued at certain times to reflect value changes of the Partnership property.

5.2.5
The provisions of section 5 is intended to satisfy the requirements of section 704(b) of the Code and section 1.704-1(b)(2)(iv) of the Treasury Regulations and shall be so construed and, if necessary, modified, to cause the allocation of profits, losses, income, gain and credit under section 6, to have substantial economic effect under such sections of the Code and Regulations, and in the event of any conflict between the provisions of this section 5.2 and such Regulations, the Regulations shall control.

F-6

6.	Partnership Allocations.

6.1           FMV Capital Account Allocations.

Each item of income, gain, loss or deduction shall be allocated to each Party as follows:

6.1.1
Actual or deemed income from the sale, exchange, distribution or other disposition of production shall be allocated to the Party entitled to such production or the proceeds from the sale of such production. The amount received from the sale of production and the amount of the FMV of production taken in kind by the Parties are deemed to be identical; accordingly, such items may be omitted from the adjustments made to the Parties’ FMV capital accounts.

6.1.2	Exploration cost, IDC, operating and maintenance cost shall be allocated to each Party in accordance with its respective contribution, or obligation to contribute, to such cost.
6.1.3	Depreciation shall be allocated to each Party in accordance with its contributions, or obligations to contribute, to the cost of the underlying asset.
6.1.4	Simulated depletion shall be allocated to each Party in accordance with its FMV capital account adjusted basis in each oil and gas property of the Partnership.
6.1.5
Loss (or simulated loss) upon the sale, exchange, distribution, abandonment or other disposition of depreciable or depletable property shall be allocated to the Parties in the ratio of their respective FMV capital account adjusted bases n the depreciable or depletable property.

6.1.6
Gain (or simulated gain) upon the sale, exchange, distribution, or other disposition of depreciable or depletable property shall be allocated to the Parties so that the FMV capital account balances of the Parties will most closely reflect their respective percentage of fractional interests under the Agreement.

6.1.7	Costs or expenses of any other kind shall be allocated to each Party in accordance with its respective contribution, or obligation to contribute, to such cost or expense.
6.1.8	Any other income item shall be allocated to the Parties in accordance with the manner in which such income is realized by each Party.
6.2           Tax return and Tax Basis Capital Account allocations.

6.2.1
Unless otherwise expressly provided in the Sec. 6.2, the allocations of the Partnership’s items of income, gain, loss, or deduction for tax return and tax basis capital account purposes shall follow the principles of the allocation under Sec. 6.1. However, the Partnership’s gain or loss on the taxable disposition of a Partnership property in excess of the gain or loss under Sec 6.1, if any, is allocated to the contributing Party to the extent of such Party’s pre-contribution gain or loss.

6.2.2
The Parties recognize that under Code §613A(c)(7)(D) the depletion allowance is to be computed separately by each Party. For this purpose, each Party’s share of the adjusted tax basis in each oil and gas property shall be equal to its contribution to the adjusted tax basis of such property.

6.2.3
Under Code §613A(c)(7)(D) gain or loss on the disposition of an oil and gas property is to be computed separately by each Party. According to Treas. Reg. §1.704-1(b)(4)(v), the amount realized shall be allocated as follows: (i) An amount that represents recovery of the adjusted simulated depletion basis is allocated (without being credited t the capital accounts) to the Parties in the same proportion as the aggregate simulated depletion basis was allocated to such Parties under Sec. 5.2; and (ii) any remaining realization is allocated in accordance with Sec. 6.1.6.

6.2.4	Depreciation shall be allocated to each Party in accordance with its contribution to the adjusted tax basis of the depreciable asset.
6.2.5	In accordance with Treas. Reg. §1.1245-I(c), depreciation recapture shall be allocated, to the extent possible, among the Parties to reflect their prior sharing of the depreciation.
6.2.6
In accordance with the principles of Treas. Reg. §1.1254-5, any recapture of IDC is determined and reported by each Party separately. Similarly, any recapture of depletion shall be computed separately by each Party, in accordance with its depletion allowance computed pursuant to Sec. 6.2.2.

6.2.7
For Partnership properties with FMV capital account values different from their adjusted tax bases the Parties intend that the allocations described in the Section 6.2 constitute a “reasonable method” of allocating gain or loss under Treas. Reg. §1.704-3(a)(1).

6.2.8	Take-in-kind.
If checked “Yes” in Sec. 9.2, below, each Party has the right to determine the market for its proportionate share of production. All items of income, deductions, and credits arising from such marketing of production shall be recognized by the Partnership and shall be allocated to the Party whose production is so marketed.

F-7

7.        Termination and Liquidating Distribution

7.1           Termination of the Partnership.

7.1.1
Upon termination, as provided in Code §708(b)(I)(A), the business shall be wound-up and concluded, and the assets shall be distributed to the Parties as described below by the end of such calendar year (or, if later, within ninety (90) days after the date of such termination). The assets shall be valued and distributed to the Parties in the order provided in Secs. 7.1.2, 7.5. and 7.7.

7.1.2	First, all cash representing unexpended contributions by any Party and any property in which no interest has been earned by any other Party under the Agreement shall be returned to the contributor.
7.2           Balancing of FMV Capital Accounts.

Second, the FMV capital accounts of the Parties shall be determined as described hereafter. The TRP shall take the actions specified under Secs. 7.2 through 7.5 in order to cause the ratios of the Parties’ FMV capital accounts to reflect as closely as possible their interests under the Agreement. The ratio of a Party’s FMV capital account is represented by a fraction, the numerator of which the Party’s FMV capital account balance and the denominator of which is the sum of all Parties’ FMV capital account balances. This is thereafter referred to as the “balancing of the FMV capital accounts” and, when completed, the FMV capital accounts of the Parties shall be referred to as “balanced”.

7.3           Deemed Sale Gain/Loss Charge Back.

The FMV of all Partnership properties shall be determined and the gain or loss for each property, which would have resulted if sold at such FMV, shall be allocated in accordance with Secs. 6.1.5 and 6.1.6.

7.4        Deficit make-up Obligation and Balancing Cash Contributions.

If hereafter a Party has a negative FMV capital account balance, that is a balance of less than zero, in accordance with Treas. Reg. §1.1704-I(b)(2)(ii)(b)(3) such Party is obligated to contribute, by the end of the taxable year, or if later, within ninety (90) days form the Partnership’s liquidation, an amount of money to the Partnership sufficient to achieve a zero balance FMV capital account (the “Deficit Make-Up Obligation”). Moreover, any Party may contribute an amount of cash to the Partnership to facilitate the balancing of the FMV capital accounts. If after these adjustments the FMV capital accounts are not balanced, Sec. 7.5 shall apply.

7.5           Distribution to balance capital accounts.

7.5.1	If all Parties agree, any cash or an undivided interest in certain selected properties shall be distributed to one or more Parties as necessary for the purpose of balancing the FMV capital accounts.
7.5.2	Distribution of undivided interests.
Unless Sec. 7 applies, an undivided interest in each and every property shall be distributed to one or more Parties in accordance with the ratios of their FMV capital accounts.

7.6           FMV determinations.

If a property is to be valued for purposes of balancing the capital accounts and making distributions under this Sec. 7, the Parties must first attempt to agree on the FMV of the property; failing such an agreement, the TRP shall cause a nationally recognized independent engineering firm to prepare an appraisal of the FMV of such property.

7.7           Final Distribution.

After the FMV capital accounts of the Parties have been adjusted pursuant to Secs. 7.2 to 7.5, all remaining property and interests then held by the Partnership shall be distributed to the Parties in accordance with their positive FMV capital account balances.

F-8

8.           Transfers and Correspondence

8.1           Transfer of Partnership Interests.

Transfers of Partnership interests shall be governed by the Agreement. A Party transferring its interest, or any part thereof, shall notify the TRP in writing within two weeks after such transfer.

8.2           Correspondence.

All correspondence relating to the preparation and filing of the Partnership’s income tax returns and capital accounts shall be sent to:

(Attach separate list, if necessary)
TRP	“Att to:” reference
Operator
Other Parties:
Non-Operators

9.              Elections and Changes to above Provisions.

9.1             Operator not the TRP.

With respect to Sec. 2.1, (insert name of Party to be TRP instead of Operator, or indicate “N/A”)______________________is designated as TRP.

9.2             Special Tax Elections.

With respect to Sec. 4.1, the Parties agree (if not applicable insert “N/A” or strike):

F-9

e) that the Partnership shall elect to account for dispositions of depreciable assets under the general asset method to the extent permitted by Code §168(i)(4);	No
f) that the Partnership shall elect under Code §754 to adjust the basis of Partnership property, with the adjustments provided in Code§734 for a distribution of property and in Code §743 for a transfer of a partnership interest. In case of distribution of property the TRP shall adjust all tax basis capital accounts. In the case of a transfer of a partnership interest the acquiring party(ies) shall establish and maintain its(their) tax basis capital account(s);
Elect-at-time-of-sale
g)that the Partnership shall elect under Code §6231 to be subject to the TEFRA rules	Yes

With respect to Sec. 4.2, Depletion the Parties agree that the Partnership shall use simulated percentage depletion instead of simulated cost depletion.	Yes
With respect to Sec.5.2.4, under the rules of Treas. Reg. § 1.704-1(b)(2)(iv)(f) the Parties agree that the FMV capital accounts shall be revalued to reflect value changes of the Partnership property upon the occurrence of the events specified in (5)(i) through (iii) of said – 1.704-1(b)(2)(iv)(f) regulations.
Yes
With respect to Sec. 6.2.8, the income attributable to take-in-kind production will be reflected on the tax return.	No

With respect to Sec. 5.2.3 the FMV for the listed properties are determined as follows (mark as “N/A” if not applicable; use separate sheet if necessary)

Property Description	FMV

9.3              Change of Majority for Other Tax Elections.

INSTEAD OF THE Sec. 4.4 majority for other tax elections, a majority shall be considered if consisting of (specify or line out blanks) _____________________________________________________.

THE END

F-10

EXHIBIT “D”
JOINT OPERATING AGREEMENT

Attached to and made a part of that certain Amended and Restated Participation Agreement dated the ____ day of December, 2006,
by and between Ridgelake Energy, Inc., GulfX, LLC and South Marsh LLC

OFFSHORE
OPERATING AGREEMENT

South Marsh Island Area, South Addition, Block 138
(OCS-G 27089)

DATED EFFECTIVE:   September 18,2006

BETWEEN

RIDGELAKE ENERGY, INC.,
GULFX, LLC,
SOUTH MARSH LLC and
LION ENERGY LIMITED LLC

OPERATING AGREEMENT

ARTICLE 1

	APPLICATION	1
1.1	Application	1

ARTICLE 2

	DEFINITIONS	1
2.1	Affiliate	1
2.2	Contract Area	1
2.3	Development Operations	1
2.4	Development Well	2
2.5	Exploratory Operations	2
2.6	Exploratory Well	2
2.7	Facility(ies)	2
2.8	Joint Account	2
2.9	Lease	2
2.10	Non-Consent Operations	2
2.11	Non-Consent Well	2
2.12	Non-Operator	2
2.13	Non-Participating Party	2
2.14	Non-Participating Party's Share	2
2.15	Operator	3
2.16	Participating Interest	3
2.17	Participating Party	3
2.18	Platform	3
2.19	Producible Well	3
2.20	Producible Reservoir	3
2.21	Sidetrack(ing)	3
2.22	Subsequent Facility(ies)	3
2.23	Working Interest	3

ARTICLE 3

	EXHIBITS	4
3.1	Exhibits	4
3.1.1	Exhibit "A"	4
3.1.2	Exhibit "B"	4
3.1.3	Exhibit "C"	4
3.1.4	Exhibit "D"	4
3.1.4	Exhibit "E"	4
3.2	Conflicts	4

ARTICLE 4

	OPERATOR	4
4.1	Operator	4
4.2	Resignation or Removal of Operator	4
4.3	Selection of Successor	5
4.4	Delivery of Property	5
4.5	Liability of Operator	5
4.6	Removal and selection of Operator in a two Party Agreement	5
4.7	Designation of Operator	5

ARTICLE 5

	AUTHORITY AND DUTIES OF OPERATOR	5
5.1	Exclusive Right to Operate	5
5.2	Workmanlike Conduct	6
5.3	Liens and Encumbrances	6
5.4	Employees	6
5.5	Records	6
5.6	Compliance	6
5.7	Contractors	6
5.8	Governmental Reports	7
5.9	Information to Participating Parties	7
5.10	Information to Non-Participating Parties	7

ARTICLE 6

	VOTING AND VOTING PROCEDURES	7
6.1	Designation of Representatives	7
6.2	Voting Procedures	7
6.2.1	Voting Interest	7
6.2.2	Vote Required	7
6.2.3	Votes	8
6.2.4	Meetings	8

ARTICLE 7

	ACCESS	8
7.1	Access to Contract Area	8
7.2	Reports	8
7.3	Confidentiality	9
7.4	Exceptions	9
7.5	Limited Disclosure	9
7.6	Proceeds	10
7.7	Media Releases	10

ARTICLE 8

	EXPENDITURES	10
8.1	Basis of Charge to the Parties	10
8.2	Authorization	10
8.3	Advance Billings	11
8.4	Commingling of Funds	11
8.5	Security Rights	11
8.6	Default	17
8.7	Unpaid Charges	18
8.8	Carved-out Interest	18

ARTICLE 9

	NOTICES	19
9.1	Giving and Responding to Notices	19
9.2	Content of Notice	19
9.3	Response to Notices	19
	9.3.1 Platform Construction	19
	9.3.2 Proposal Without Platform	20
	9.3.3 Other Matters	20
9.4	Failure to Respond	20
9.5	Restriction on Multiple Well Proposals	20

  ARTICLE 10

	EXPLORATORY OPERATIONS	20
10.1	Operations by All Parties	20
10.2	Second Opportunity to Participate	21
10.3	Final Election to Participate	21
10.4	Operations by Fewer than All Parties	21
10.5	Substitute Well	22
10.6	Course of Action After Drilling to Initial Objective Depth	23
	10.6.1 Operation by All Parties	24
	10.6.2 Operations by Fewer than All Parties	24
	10.6.3 Obligations and Liabilities of Participating Parties	24
	10.6.4 Deepening or Sidetracking of Non-Consent Exploratory Well	24
	10.6.5 Plugging and Abandoning Cost	25

ARTICLE 11

	DEVELOPMENT OPERATIONS	25
11.1	Operations by All Parties	25
11.2	Second Opportunity to Participate	25
11.3	Final Election to Participate	25
11.4	Operations by Fewer than All Parties	26
11.5	Timely Operations	26
11.6	Substitute Well	26
11.7	Course of Action After Drilling to Initial Objective Depth	27
	11.7.1 Operations by All Parties	28
	11.7.2 Operations by Fewer than All Parties	28
	11.7.3 Obligations and Liabilities of Participating Parties	28
11.8	Deeper Drilling	28
11.9	Plugging and Abandoning Cost	28
11.10	Subsequent Facilities	29
11.11	Contracts	29

ARTICLE 12

	NON-CONSENT OPERATIONS	29
12.1	Non-Consent Operations	29
	12.1.1 Non-Interference	29
	12.1.2 Multiple Completion Limitation	29
	12.1.3 Metering	29
	12.1.4 Non-Consent Well	29
	12.1.5 Cost Information	29
	12.1.6 Completion	30
12.2	Forfeiture of Interest	30
	12.2.1 Production Reversion	30
	12.2.2 Non-Production Reversion	31
12.3	Deepening or Sidetracking of Non-Consent Development Well	31
12.4	Operations from Non-Consent Platforms and Facilities	31
12.5	Discovery or Extension from Mobile Drilling Operations	32
12.6	Non-Consent Operations to Maintain Lease	32
12.7	Allocation of Platform Costs to Non-Consent Operations	33
	12.7.1 Charges	33
	12.7.2 Operating and Maintenance Charges	34
	12.7.3 Payments	34
12.8	Allocation of Costs Between Depths (Single Completion)	34
12.9	Allocation of Costs Between Depths (Multiple Completions)	35
12.10	Allocation of Costs Between Depths (Dry Hole)	36
12.11	Intangible Drilling and Completion Cost Allocations	36
12.12	Subsequent Operations in Non-Consent Well	36

  ARTICLE 13

	ABANDONMENT AND SALVAGE	37
13.1	Platform Salvage and Removal Costs	37
13.2	Abandonment of Producing Well	37
13.3	Assignment of Interest	37
13.4	Abandonment Operations Required By Governmental Authority	37

ARTICLE 14

	WITHDRAWAL	37
14.1	Withdrawal	37
14.2	Limitations on Withdrawal	38

ARTICLE 15

	RENTALS, ROYALTIES AND OTHER PAYMENTS	38
15.1	Creation of Overriding Royalty	38
15.2	Payment of Rentals and Minimum Royalties	39
15.3	Non-Participation in Payments	39
15.4	Royalty Payments	39

ARTICLE 16

	TAXES	39
16.1	Property Taxes	39
16.2	Contest of Property Tax Valuation	40
16.3	Production and Severance Taxes	40
16.4	Other Taxes and Assessments	40
16.5	Gas Balancing	40

ARTICLE 17

	INSURANCE	40
17.1	Insurance	40

ARTICLE 18

	LIABILITY, CLAIMS AND LAWSUITS	41
18.1	Individual Obligations	41
18.2	Notice of Claim or Lawsuit	41
18.3	Settlements	41
18.4	Legal Expense	41
18.5	Liability for Losses, Damages, Injury or Death	41
18.6	Indemnification	41
18.7	Damage to Reservoir, Loss of Reserves and Profits	41

ARTICLE 19

	INTERNAL REVENUE PROVISION	42
19.1	Internal Revenue Provision	42

ARTICLE 20

	CONTRIBUTIONS	42
20.1	Notice of Contributions Other than Advances for Sale of Production	42
20.2	Cash Contributions	42
20.3	Acreage Contributions	43

ARTICLE 21

	DISPOSITION OF PRODUCTION	43
21.1	Facilities to Take In Kind	43
21.2	Taking Production In Kind	43
21.3	Failure to Take In Kind	43
21.4	Expenses of Delivery In Kind	43
21.5	Gas Balancing Provisions	43

ARTICLE 22

	APPLICABLE LAW	44
22.1	Applicable Law	44

ARTICLE 23

	LAWS AND REGULATIONS	44
23.1	Laws and Regulations	44

ARTICLE 24

	FORCE MAJEURE	44
24.1	Force Majeure	44
24.2	Notice	44

ARTICLE 25

	SUCCESSORS, ASSIGNS AND PREFERENTIAL RIGHTS	45
25.1	Successors and Assigns	45
25.2	Transfer of Interest	45
25.3	Consent to Assign	45
25.4	Transfers Between Parties	46
25.5	Division of Interest	46
25.6	Preferential Rights	46

ARTICLE 26

	TERM	47
26.1	Term	47

ARTICLE 27

	MISCELLANEOUS PROVISIONS	47
27.1	Headings	47
27.2	Waiver	47

 ARTICLE 28

	EXECUTION	47
28.1	Counterpart Execution	47
28.2	Amendments	47

OPERATING AGREEMENT
South Marsh Island Block 138 (OCS-G 27089)

THIS AGREEMENT is made effective the 18th day of September , 2006, by and between Ridgelake Energy, Inc., GulfX, LLC, South Marsh LLC and Lion Limited LLC, herein referred to collectively as "Parties" and individually as "Party".

W I T N E S S E T H:

WHEREAS, the Parties own an interest in the oil and gas Lease identified in Exhibit "A" attached hereto; and,

WHEREAS, the Parties desire to enter into this Agreement in order to efficiently explore, develop, produce, and operate the said Lease.

NOW THEREFORE, for and in consideration of the premises and the mutual covenants in this Agreement, the Parties hereby agree as follows:

ARTICLE 1
APPLICATION

1.1           Application.  This Agreement applies to and is applicable to all operations on the Oil and Gas Lease described on Exhibit “A” attached hereto.

ARTICLE 2
DEFINITIONS

2.1           Affiliate.  Any person, corporation, partnership, limited partnership, or legal entity, whether of a similar or dissimilar nature, which (a) controls, either directly or indirectly, a Party, or (b) is controlled, either directly or indirectly, by such Party, or (c) is controlled, either directly or indirectly, by a person or entity which directly or indirectly controls such Party.  "Control" means the ownership (or the right to exercise or direct) fifty percent (50%) or more of the voting rights in the appointment of directors of such company, or fifty percent (50%) or more of the interests in the partnership or other entity.

2.2           Contract Area.  The acreage subject to this Operating Agreement includes all acreage covered by the Oil and Gas Lease identified in Exhibit "A" attached to this Agreement.

2.3           Development Operations.  Operations on the Contract Area other than Exploratory Operations as defined in Section 2.6 below, including operations conducted off the Contract Area for the purpose of development or production of hydrocarbons under the Contract Area.

1

2.4           Development Well.  Any well proposed as a Development Operation.

2.5           Exploratory Operations.  Operations within the Contract Area:

(a)
to a proposed objective zone, horizon, or formation which does not have a Producible Well and all activities necessary for the accomplishment of such drilling up to, but not including, the election following the Operator's recommendation in Section 10.6 below.

(b)
to a proposed objective zone, horizon, or formation which does have one (1) or more Producible Well(s), but such objective will be penetrated at a location which all of the Participating Parties in the preexisting Producible Well(s) agree, at the time that the proposed Exploratory Well is approved, will be in a totally separate reservoir or will not drain or produce reserves that would be recovered by the preexisting Producible Well(s), and all activities necessary for the accomplishment of such drilling up to, but not including, the election following the Operator's recommendation in Section 10.6 below; or

2.6           Exploratory Well.  Any well drilled as an Exploratory Operation.

2.7           Facility(ies).  All equipment and piping beyond the wellhead connections (including pipeline(s) and/or flowline(s) to separate processing facilities) acquired pursuant to this Agreement necessary to establish initial production on any Exploratory or Development Well operation, excluding Platforms and excluding pipelines used to transport production from the Contract Area or processing site to shore.

2.8           Joint Account.  The combined interests of the Parties in the Contract Area now or hereafter subject to this Agreement.

2.9           Lease.  Individually, each of the offshore oil and gas leases which are described in Exhibit "A" attached hereto, to the extent that such leases authorize exploration, development, and production activities on lands contained within the Contract Area.

2.10           Non-Consent Operations.  Exploratory or Development Operations conducted by fewer than all Parties.

2.11           Non-Consent Well.  An Exploratory or Development Well which is drilled by fewer than all Parties and with respect to which no reversion of interest has taken place pursuant to Article 12.

2.12           Non-Operator.  Any Party to this Agreement other than the Operator.

2.13           Non-Participating Party.  Any Party other than a Participating Party.

2.14           Non-Participating Party's Share.  The Participating Interest a Non-Participating Party would have had if all Parties had participated in the operation.

2

2.15           Operator.  The Party designated under this Agreement to conduct Exploratory and Development Operations.

2.16           Participating Interest.  A Participating Party's percentage of participation in an operation conducted, or in a Platform, well, or Facility owned, pursuant to this Agreement.

2.17           Participating Party.  A Party who joins in an operation, pays its portion of the cost and expense of the operation, and is entitled to its proportionate part of the benefits of the operation pursuant to the terms of this Agreement.

2.18           Platform.  A drilling or production platform, caisson or well protector, or similar structure.

2.19           Producible Well.  A well producing oil or gas, or, if not producing oil or gas, a well determined to be capable of producing oil or gas in paying quantities pursuant to any applicable order or regulation issued by appropriate governmental authority; however, any well shall be considered a Producible Well if so determined by two (2) or more participating Parties with a combined working interest of 50% of said well, whether or not said well is plugged and abandoned.  Each separate completion in a Producible Reservoir shall be considered a Producible Well.

2.20           Producible Reservoir.  Based on electric log data, core analysis data, a drill stem test, a wire line formation test, or any combination of these, an accumulation of oil or gas, or both, separated from and not in oil or gas communication with any other accumulation and having rock properties indicating it to be capable of hydrocarbon production in quantities sufficient to yield a return in excess of the costs of equipping, completing, and operating it, including allocated costs for a Platform, Facilities, and their operations, as determined by the affirmative vote of two (2) or more Parties having a combined Participating interest of fifty percent (50%) or more.  In addition, any accumulation of oil or gas, or both, within the Contract Area shall be designated a Producible Reservoir upon the approval of a Platform to produce such oil or gas.

2.21           Sidetrack(ing).  Directionally drilling by intentionally deviating a well bore to a target bottomhole location other than that target bottomhole location to which such well bore would have penetrated absent such deviation.  Operations undertaken to straighten the hole or to drill around junk in the hole resulting from other mechanical difficulties shall not be considered as a sidetrack or sidetracking.

2.22           Subsequent Facility(ies).  Those Facilities, excluding Platforms, which are proposed subsequent, or in addition, to the Facilities.

2.23           Working Interest.  The ownership of each Party in and to the Lease and Contract Area as set forth in Exhibit "A".

3

ARTICLE 3
EXHIBITS

3.1           Exhibits.  Attached hereto are the following exhibits, which are incorporated herein by reference:

3.1.1	Exhibit "A".	Description of Leases, Contract Area, Interests of the Parties and Designated Representatives.
3.1.2	Exhibit "B".	Insurance Requirements.
3.1.3	Exhibit "C".	Accounting Procedure.
3.1.4	Exhibit "D".	Gas Balancing Agreement.
3.1.5	Exhibit “E”	Memorandum of Operating Agreement and Financing Agreement.
3.1.6	Exhibit “F”	Tax Partnership.

3.2           Conflicts.  If a provision contained in an Exhibit is inconsistent with a provision contained in the body of this Agreement, then the provision contained in the body of this Agreement shall prevail.

ARTICLE 4
OPERATOR

4.1           Operator. RIDGELAKE ENERGY, INC. is hereby designated as Operator for the purposes of this Agreement, and for all operations conducted on or related to the Contract Area.

4.2           Resignation or Removal of Operator.  Operator may resign at any time by giving written notice thereof to Non-Operators.  In addition, Operator may be removed by the affirmative vote of the Parties owning a combined Working Interest of fifty-one percent (51%) or more after excluding Operator’s Working Interest if:

(a)
Operator becomes insolvent or unable to pay its debts as they mature, makes an assignment for the benefit of creditors, commits an act of bankruptcy, or seeks relief under laws providing for the relief of debtors; or

(b)	a receiver is appointed for Operator or for substantially all of its property or affairs.
(c)	Operator sells, trades, transfers or assigns all or a portion of its Working Interest, thereby reducing its Working Interest to less than ten percent (10%); or
(d)
Operator commits a substantial breach of a material provision of this Agreement and fails to cure such breach within sixty (60) days after receipt of a Non-operator’s notice to Operator of such breach.

4

The resignation or removal of the Operator shall become effective as soon as practical, but not later than 7:00 o'clock a.m. on the first day of the calendar month following a period of ninety (90) days after i) the date of notice of resignation by Operator or ii) the date of receipt of written notice by Operator from Non-Operator detailing the alleged grounds for removal and Operator has failed to cure same within sixty (60) days from its receipt of the notice, unless a longer period is required for the Parties to obtain approval of the designation of the successor Operator by the MMS; however, in no event shall the resignation or removal of Operator become effective until a successor Operator has assumed the duties of Operator.  Upon approval of the designation of the successor Operator by the MMS, the resigning or removed Operator shall be bound by the terms of this Joint Operating Agreement as a Non-Operator.  A change of a corporate name or structure of Operator or transfer of Operator’s interest to any single subsidiary, parent or successor corporation shall not be the basis for removal of Operator.

4.3           Selection of Successor.  Upon resignation or removal of Operator, a successor Operator shall be selected by an affirmative vote of the Parties having a combined majority Working Interest.  However, if the removed or resigned Operator fails to vote or votes only to succeed itself, the successor Operator shall be selected by an affirmative vote of the Parties having a combined Working Interest of fifty-one percent (51%) or more of the remaining Working Interest left after excluding the Working Interest of the removed or resigned Operator.  In no event shall the resignation or removal of Operator become finally effective unless and until a successor Operator has been elected and assumed its duties.

4.4   Delivery of Property.  Prior to the effective date of resignation or removal, the former Operator shall deliver to the successor Operator all records and data relating to the operations conducted by the former Operator that the successor Operator is entitled to have and that are not already in the possession of the successor Operator, as well as all other property in the possession of the former Operator that was acquired for the Joint Account.

4.5           Liability of Operator.  If Operator resigns, or if Operator is removed as Operator, such resignation, or removal shall not relieve Operator of any liabilities it may have to Non-Operator(s) or third parties for damages arising out of Operator's breach of this Agreement.

4.6           Removal and Selection of a Successor Operator in a Two-party Agreement.  If this Agreement involves only two parties, the following provisions shall apply:

4.6.1  On the occurrence of an event specified in Section 4.2 that allows removal of Operator, Non-Operator shall have the option of either becoming Operator or allowing Operator to continue in that position.

4.6.2 If Operator resigns, Non-Operator, at its option, shall have the option of either becoming Operator or terminating this Agreement.
4.7           Designation of Operator.  The Parties hereto agree to execute such Designation of Operator forms as are required to have the Operator or its successor properly designated as operator with the Minerals Management Service or any other governmental authority having jurisdiction over the Lease and the operations conducted thereunder.

ARTICLE 5
AUTHORITY AND DUTIES OF OPERATOR

5.1           Exclusive Right to Operate.  Unless otherwise provided, Operator shall have the exclusive right to conduct all operations pursuant to this Agreement.  In performing services under this Agreement for the Non-Operator, Operator shall be an independent contractor, not subject to the control or direction of Non-Operator, except for the type of operation to be undertaken in accordance with the voting and election procedures contained within this Agreement.  Operator shall not be deemed to be, or hold itself out as, the agent or fiduciary of Non-Operator.

5

5.2           Workmanlike Conduct.  Operator shall conduct all operations in a good and workmanlike manner as would a prudent operator under the same or similar circumstances.  Operator shall not be liable to Non-Operator for losses sustained or liabilities incurred, except such as may result from Operator’s gross negligence or willful misconduct.  Unless otherwise provided in this Agreement, Operator shall consult with Non-Operator and keep them informed of all important matters.  However, Operator shall never be required under this Agreement to conduct an operation that it believes would be unsafe or would endanger persons or property.

5.3           Liens and Encumbrances.  Operator shall endeavor to keep the Lease within the Contract Area and equipment free from all liens and encumbrances occasioned by operations hereunder, except those provided for in Section 8.5 (Security Rights).

5.4           Employees.  The number of employees and their selection, and the hours of labor and compensation for services performed shall be determined by Operator.  Except as provided in Exhibit “C”, such employees shall be the employees of Operator.

5.5           Records.  Operator shall keep accurate books, accounts, and records of operations under this Agreement, which, unless otherwise provided for in this Agreement, shall be available to Non-Operator as provided in Exhibit "C".

5.6           Compliance.  Operator shall comply with, and require all agents and contractors to comply with, all applicable laws, rules, regulations and orders of any governmental authorities having jurisdiction.

5.7           Contractors.  Operator may enter into contracts with independent contractors for the design, construction, installation, or operation of Platforms and Facilities.  Insofar as possible, Operator shall use competitive bidding to procure goods and services for the benefit of the Parties.  All drilling operations conducted under this Agreement shall be conducted by qualified and responsible drilling contractors under current competitive contracts.  A drilling contract will be deemed to be a current competitive contract if it (a) was made within one hundred (180) days before the commencement of the well and (b) contains terms, rates, and provisions that, when the contract was made, did not exceed those generally prevailing in the area for operations involving substantially equivalent rigs that are capable of drilling the proposed well.  At its election, Operator may use its own or an Affiliate’s drilling equipment, derrick barge, tools, or machinery to conduct drilling operations, but the work shall be (a) performed by Operator acting as an independent contractor, (b) approved by written agreement with the Participating Parties before commencement of operations, and (c) conducted under the same terms and conditions and at the same rates as are customary and prevailing in competitive contracts  of third parties doing work of a similar nature.  Before awarding a drilling contract or performing work with its own or an Affiliate’s drilling equipment, derrick barge, tools, or machinery, Operator shall attempt to obtain competitive bids for the work from independent contractors.

6

5.8           Governmental Reports.  Operator shall make reports to governmental authorities that it has a duty to make as Operator and shall furnish copies of such reports to the Participating Parties.

5.9           Information to Participating Parties.  Operator shall timely furnish each Participating Party the following information pertaining to each well being drilled:

(a)	A copy of application for permit to drill and all amendments thereto.
(b)	Daily drilling reports.
(c)	A complete report of all core analyses, if any.
(d)	A copy of any logs or surveys as run.
(e)	A copy of any well test results, bottom-hole pressure surveys, gas and condensate analyses, or similar information.
(f)	A copy of reports made to regulatory agencies.
(g)
To the extent possible, twenty-four (24) hour advance notice by telephone to the designated representative listed in Exhibit "A" (or the designated alternate), of logging, coring and testing operations.

(h)	If available, upon written request, samples of cuttings and cores marked as to depth, to be packaged and shipped at the expense of the requesting Party.

5.10         Information to Non-Participating Parties.  Operator shall furnish to each Non-Participating Party a copy of Operator’s governmental reports that are available to the public and associated with the applicable Non-consent operation.  A Non-Participating Party shall be entitled to receive the information specified in Section 5.9 after the recoupment provisions in Section 10.4 and/or Section 12.2.1 have been satisfied.

ARTICLE 6.
VOTING AND VOTING PROCEDURES

6.1           Designation of Representatives.  The names and addresses of the representative and alternate, who are authorized to represent each Party with respect to operations hereunder, are set forth in Exhibit "A".  The designated representative or alternate may be changed by written notice to the other Parties.

6.2           Voting Procedures.  Unless otherwise provided, any matter requiring approval of the Parties, except an amendment to this Agreement, shall be determined as follows:

6.2.1	Voting Interest. Subject to section 8.6, each Party shall have a voting interest equal to its Working Interest or its Participating Interest, as applicable.
6.2.2
Vote Required.  Proposals requiring approval of the Parties shall be decided by an affirmative vote of two (2) or more Parties having a combined voting interest of fifty-one percent (51%) or more.  If there are only two (2) Parties to this Agreement, the matter shall be determined by the Party having the majority voting interest, or, if the interests are equal, the matter shall require unanimous consent.

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6.2.3	Votes. The Parties may vote personally at meetings, or by telephone, promptly confirmed in writing to Operator, or by letter, telegram, telex, telecopy, or other form of facsimile transmission.
6.2.4
Meetings.  Meetings of the Parties may be called by Operator upon its own motion or at the request of any Party(ies) having a combined voting interest of not less than twenty percent (20%).  Except in the case of emergency, or except when agreed by unanimous consent, no meeting shall be called on less than seven (7) days advance written notice.  Notice of such meeting shall include the agenda of matters to be considered.  The representative of Operator shall be chairman of each meeting.  Only matters provided for in the agenda of the meeting shall be decided and acted upon at a meeting; provided, however, that by unanimous agreement of the Parties present at such meeting, the agenda and items included therein may be amended.  If a meeting is called, it shall take place at Operator’s offices, unless it is unanimously agreed to be held at some other location.

ARTICLE 7
ACCESS

7.1           Access to Contract Area.  Each Non-Operator shall have access to the Contract Area at its sole cost, risk and expense at all reasonable times to inspect joint operations, wells, Platforms, Facilities or Subsequent Facilities in which it participates, and records and data pertaining thereto.  Non-Operator shall give Operator at least twenty-four (24) hours’ notice of Non-Operator’s intention to visit the Lease.  To protect Operator and Non-Operator from unnecessary lawsuits, claims, and legal liability, if it is necessary for a person who is not performing services for Operator directly related to a joint operation, but is performing services solely for a Non-Operator or pertaining to the business or operations of a Non-Operator, to visit, use, or board a rig, Platform, or Facility on a Lease subject to this agreement, the Non-Operator shall give Operator advance notice of the visit, use or boarding, and shall secure from that person an agreement, in a form satisfactory to Operator, indemnifying and holding Operator and Non-Operator harmless, or shall itself provide the same hold harmless and indemnification in favor of Operator and the other Non-Operators before the visit, use, or boarding.

7.2           Reports.  Upon written request, Operator shall furnish a requesting Party any information not otherwise furnished under Article 5 to which such Party is otherwise entitled under this Agreement.  The cost of gathering and furnishing information not furnished under Article 5 shall be charged to the requesting Party.  Operator is not obligated to furnish interpretative data that was generated by Operator at its sole cost.

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7.3           Confidentiality.  For the purposes of this Agreement, the term "Confidential Information" shall mean any geological, geophysical, engineering, technical, production test, exploratory, or reservoir information, or any logs or other information pertaining to any well drilled pursuant to this Agreement or any operation conducted under the terms of this Agreement to the extent that such information was acquired at joint expense.  Except as provided in Section 7.5 and except for necessary disclosures to governmental authorities having jurisdiction, no Party shall during the term of this Agreement and for a period of three (3) years thereafter, trade, sell, publish or release any such Confidential Information without the agreement of all Participating Parties.  Otherwise, the Parties shall jointly own all such Confidential Information without duty to account.  Each Party's obligation to protect Confidential Information shall be considered met by each Party using at least the same degree of care as it uses in protecting its own proprietary materials of like kind.

7.4           Exceptions.  No Party shall have any obligation to limit disclosure or use any portion of Confidential Information which:

(a)	is already in that Party's possession prior to receipt as a result of this Agreement;
(b)	is now in or hereafter becomes publicly available through no fault of that Party;
(c)	is disclosed to that Party without obligation of confidence by a third party which has the right to make such disclosure; or;
(d)	is independently developed by or for such Party without reference to information received under this Agreement.

7.5           Limited Disclosure.  Notwithstanding any other provision of this Agreement, the Parties may make Confidential Information available to third parties as follows:

(a)	outside professional consultants and reputable engineering firms for the purpose of evaluations;

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(b)	gas transmission companies for hydrocarbon reserve or technical evaluations;
(c)	reputable financial institutions for study before commitment of funds;
(d)	governmental authorities having jurisdiction or the public, to the extent required by applicable laws or by those governmental authorities;
(e)	the public, to the extent required by the regulations of a recognized stock exchange;
(f)
third parties with whom a party is engaged in a bona fide effort to effect a merger or consolidation, sell all or a controlling part of that Party’s stock, or sell all or substantially all assets of that Party or an Affiliate of that Party;

(g)	an Affiliate of a Party; and
(h)	third parties with whom a Party is engaged in a bona fide effort to sell, farmout, or trade all or a portion of its interest in the Lease.

Confidential Information made available under Subsections 7.4(f) and 7.4(h) shall not be removed from the custody or premises of the Party making the Confidential Information available to third parties as described in those Subsections.  Also, a third party permitted access under Subsections 7.4(a), (b), (c), (f) and (h) shall first agree in writing neither to disclose the Confidential Information to others nor to use the Confidential Information, except for the purpose for which it was disclosed.  The disclosing Party shall give prior notice to the other Parties that it intends to make the Confidential Information available.

7.6           Proceeds.  During the term of this Agreement, the Parties agree that any proceeds obtained from the sale of Confidential Information (excluding, however, transfers of Confidential Information incidental to a Party’s sale of all or any portion of its interest in the Contract Area) shall be shared by the Parties in proportion to their share of the total costs and expenses to acquire same.

7.7           Media Releases.  Except as agreed by all parties or otherwise permitted by this Section, no Party shall issue a news or media release about operations on the Lease.  In an emergency involving extensive property damage, operations failure, loss of human life, or other clear emergency, and for which there is insufficient time to obtain the prior approval of the Parties, Operator may furnish the minimum, strictly factual, information necessary to satisfy the legitimate public interest of the media and governmental authorities having jurisdiction.  Operator shall then promptly advise the other Parties of the information furnished in response to the emergency.  Notwithstanding anything to the contrary in this Agreement, upon prior written notice to the other Parties, a Party shall be allowed to make any press release or announcement required by a recognized stock exchange on which the Party’s (or its Affiliate’s) stock is listed; provided, however, that the press release shall contain the following statement: “The information, opinions or projections contained in this press release are (the disclosing Party’s) and do not necessarily reflect the opinions of its co-owners.”

ARTICLE 8
EXPENDITURES

8.1           Basis of Charge to the Parties.  Except as otherwise provided in this Agreement, Operator shall pay all costs incurred and each Party shall reimburse Operator in proportion to its Participating Interest.  All charges, credits and accounting for expenditures shall be pursuant to Exhibit "C".

8.2           Authorization.  Prior to undertaking any project or making any single expenditure related to the Contract Area in excess of One Hundred Thousand Dollars ($100,000.00), Operator shall submit for the approval of the Parties an Authorization for Expenditure ("AFE") for such project or expenditure.  Operator shall furnish written information to all the Parties on any project or single expenditure costing less than One Hundred Thousand Dollars ($100,000.00) but in excess of Fifty Thousand Dollars ($50,000.00) if Operator prepares same for its own use.  Notwithstanding the One Hundred Thousand Dollar ($100,000.00) limitation, where such project or expenditure involves changing zones in a well or a workover operation, an AFE shall be submitted to the Parties for approval.  Approval of a Development Well or an Exploratory Well operation shall include approval of all necessary expenditures through drilling, coring and logging to the objective depth and plugging and abandoning costs, if applicable.  In the event of an actual or imminently threatened blowout, explosion, accident, fire, flood, storm, or other emergency, Operator may immediately conduct such operations and make such expenditures as in its opinion are required to overcome the emergency, including, but not limited to, any and all measures to protect life, health, safety, property, natural resources or the environment.  Operator shall report to the Parties, as promptly as possible, the nature of the emergency and action taken.  The Operator shall provide supplemental AFE’s to Participating Parties, for informational purposes only, if it reasonably determines that the expected actual costs of an operation will exceed the amount of the approved AFE by 15% or more, but only if the dollar amount of such expected excess is greater than Two Hundred Fifty Thousand Dollars ($250,000.00).

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8.3           Advance Billings.  Operator shall have the right to require each Party to advance its respective share of estimated expenditures pursuant to Exhibit "C".

8.4           Commingling of Funds.  Funds received by Operator under this Agreement may be commingled with its own funds.

8.5           Security Rights (Louisiana).  In addition to any other security rights and remedies provided by law with respect to services rendered or materials and equipment furnished under this Agreement, for and in consideration of the covenants and mutual undertakings of the Operator and the Non-operators herein, the Parties shall have the following security rights:

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(a)           Mortgage in Favor of the Operator.  Each Non-operator hereby grants to the Operator a mortgage, hypothecate, and pledge of and over all of its rights, titles, and interests in and to (a) the Lease within the Contract Area, (b) the oil, gas and other minerals in, on, under, and that may be produced from the lands within the Contract Area, and (c) all other immovable property susceptible of mortgage situated within the Contract Area.

This mortgage is given to secure the complete and timely performance of and payment by each Non-operator of all obligations and indebtedness of every kind and nature, whether now owed by such Non-operator or hereafter arising, pursuant to this Agreement.  To the extent susceptible under applicable law, this mortgage and the security interests granted in favor of the Operator herein shall secure the payment of all costs and other expenses properly charged to such Party, together with (A) interest on such indebtedness, costs, and other expenses at the rate set forth in Exhibit "C" attached hereto (the "Accounting Procedure") or the maximum rate allowed by law, whichever is the lesser, (B) reasonable attorneys' fees, (C) court costs, and (D) other directly related collection costs.  If any Non-operator does not pay such costs and other expenses or perform its obligations under this Agreement when due, the Operator shall have the additional right to notify the purchaser or purchasers of the defaulting Non-operator's production of oil, gas and other minerals and collect such costs and other expenses out of the proceeds from the sale of the defaulting Non-operator's share of production of oil, gas and other minerals until the amount owed has been paid.  The Operator shall have the right to offset the amount owed against the proceeds from the sale of such defaulting Non-operator's share of production of oil, gas and other minerals.  Any purchaser of such production shall be entitled to rely on the Operator's statement concerning the amount of costs and other expenses owed by the defaulting Non-operator and payment made to the Operator by any purchaser shall be binding and conclusive as between such purchaser and such defaulting Non-operator.

The maximum amount for which the mortgage herein granted by each Non-operator shall be deemed to secure the obligations and indebtedness of such Non-operator to the Operator as stipulated herein is hereby fixed in an amount equal to $25,000,000.00 (the "Limit of the Mortgage of each Non-operator").  Except as provided in the previous sentence (and then only to the extent such limitations are required by law), the entire amount of obligations and indebtedness of each Non-operator to the Operator is secured hereby without limitation.  Notwithstanding the foregoing Limit of the Mortgage of each Non-operator, the liability of each Non-operator under this Agreement and the mortgage and security interest granted hereby shall be limited to (and the Operator shall not be entitled to enforce the same against such Non-operator for, an amount exceeding) the actual obligations and indebtedness [including all interest charges, costs, attorneys' fees, and other charges provided for in this Agreement or in the Memorandum of Operating Agreement and Financing Statement (Louisiana), as such term is defined in Article 8.5.(e) (Recordation) hereof] outstanding and unpaid and that are attributable to or charged against the interest of such Non-operator pursuant to this Agreement.

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(b)           Security Interest in Favor of the Operator.  To secure the complete and timely performance of and payment by each Non-operator of all obligations and indebtedness of every kind and nature, whether now owed by such Non-operator or hereafter arising, pursuant to this Agreement, each Non-operator hereby grants to the Operator a continuing security interest in and to all of its rights, titles, interests, claims, general intangibles, proceeds, and products thereof, whether now existing or hereafter acquired, in and to (a) all oil, gas and other minerals produced from the lands or offshore blocks covered by the Leases within the Contract Area or attributable to the Leases within the Contract Area when produced, (b) all accounts receivable accruing or arising as a result of the sale of such oil, gas and other minerals (including, without limitation, accounts arising from gas imbalances or from the sale of oil, gas and other minerals at the wellhead), (c) all cash or other proceeds from the sale of such oil, gas and other minerals once produced, and (d) all Platforms and Facilities, wells, fixtures, other corporeal property, whether movable or immovable, whether now or hereafter placed on the lands or offshore blocks covered by the Leases within the Contract Area or maintained or used in connection with the ownership, use or exploitation of the Leases within the Contract Area, and other surface and sub-surface equipment of any kind or character located on or attributable to the Leases within the Contract Area and the cash or other proceeds realized from the sale, transfer, disposition or conversion thereof.  The interest of the Non-operators in and to the oil and gas produced from or attributable to the Leases within the Contract Area when extracted and the accounts receivable accruing or arising as the result of the sale thereof shall be financed at the wellhead of the well or wells located on the Leases within the Contract Area.  To the extent susceptible under applicable law, the security interest granted by each Non-operator hereunder covers: (A) all substitutions, replacements, and accessions to the property of such Non-operator described herein and is intended to cover all of the rights, titles and interests of such Non-operator in all movable property now or hereafter located upon or used in connection with the Leases within the Contract Area, whether corporeal or incorporeal; (B) all rights under any gas balancing agreement, farmout rights, option farmout rights, acreage and cash contributions, and conversion rights of such Non-operator in connection with the Leases within the Contract Area, or the oil, gas and other minerals produced from or attributable to the Leases within the Contract Area, whether now owned and existing or hereafter acquired or arising, including, without limitation, all interests of each Non-operator in any partnership, tax partnership, limited partnership, association, joint venture, or other entity or enterprise that holds, owns, or controls any interest in the Leases within the Contract Area; and (C) all rights, claims, general intangibles, and proceeds, whether now existing or hereafter acquired, of each Non-operator in and to the contracts, agreements, permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Leases within the Contract Area, including the following:

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(1)           all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from any present or future operating, farmout, bidding, pooling, unitization, and communitization agreements, assignments, and subleases, whether or not described in Exhibit "A," to the extent, and only to the extent, that such agreements, assignments, and subleases cover or include any of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in and to all or any portion of the Leases within the Contract Area, and all units created by any such pooling, unitization, and communitization agreements and all units formed under orders, regulations, rules, or other official acts of any governmental authority having jurisdiction, to the extent and only to the extent that such units cover or include all or any portion of the Leases within the Contract Area;

(2)           all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all presently existing and future advance payment agreements, and oil, casinghead gas, and gas sales, exchange, and processing contracts and agreements, including, without limitation, those contracts and agreements that are described on Exhibit "A," to the extent, and only to the extent, those contracts and agreements cover or include all or any portion of the Leases within the Contract Area; and

(3)           all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all existing and future permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Leases within the Contract Area.

(c)           Mortgage in Favor of the Non-operators.  The Operator hereby grants to each Non-operator a mortgage, hypothecate, and pledge of and over all of its rights, titles, and interests in and to (a) the Lease within the Contract Area; (b) the oil, gas and other minerals in, on, under, and that my be produced from the lands within the Lease within the Contract Area; and (c) all other immovable property or other property susceptible of mortgage situated within the Lease within the Contract Area.

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This mortgage is given to secure the complete and timely performance of and payment by the Operator of all obligations and indebtedness of every kind and nature, whether now owed by the Operator or hereafter arising, pursuant to this Agreement.  To the extent susceptible under applicable law, this mortgage and the security interests granted in favor of each Non-operator herein shall secure the payment of all costs and other expenses properly charged to the Operator, together with (A) interest on such indebtedness, costs, and other expenses at the rate set forth in Exhibit “C” or the maximum rate allowed by law, whichever is the lesser, (B) reasonable attorneys' fees, (C) court costs, and (D) other directly related collection costs.  If the Operator does not pay such costs and other expenses or perform its obligations under this Agreement when due, the Non-operators shall have the additional right to notify the purchaser or purchasers of the Operator’s production of oil, gas and other minerals and collect such costs and other expenses out of the proceeds from the sale of the Operator’s share of production of oil, gas and other minerals until the amount owed has been paid.  The Non-operators shall have the right to offset the amount owed against the proceeds from the sale of the Operator’s share of production of oil, gas and other minerals.  Any purchaser of such production shall be entitled to rely on the Non-operators’ statement concerning the amount of costs and other expenses owed by the Operator and payment made to the Non-operators by any purchaser shall be binding and conclusive as between such purchaser and the Operator.

The maximum amount for which the mortgage herein granted by the Operator shall be deemed to secure the obligations and indebtedness of the Operator to all Non-operators as stipulated herein is hereby fixed in an amount equal to $25,000,000.00 in the aggregate (the "Limit of the Mortgage of the Operator").  Except as provided in the previous sentence (and then only to the extent such limitations are required by law), the entire amount of obligations and indebtedness of the Operator to the Non-operators is secured hereby without limitation.  Notwithstanding the foregoing Limit of the Mortgage of the Operator, the liability of the Operator under this Agreement and the mortgage and security interest granted hereby shall be limited to (and the Non-operators shall not be entitled to enforce the same against the Operator for, an amount exceeding) the actual obligations and indebtedness [including all interest charges, costs, attorneys' fees, and other charges provided for in this Agreement or in the Memorandum of Operating Agreement and Financing Statement (Louisiana), as such term is defined in Article 8.5.(e) hereof] outstanding and unpaid and that are attributable to or charged against the interest of the Operator pursuant to this Agreement.

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(d)           Security Interest in Favor of the Non-operators.  To secure the complete and timely performance of and payment by the Operator of all obligations and indebtedness of every kind and nature, whether now owed by the Operator or hereafter arising, pursuant to this Agreement, the Operator hereby grants to each Non-operator a continuing security interest in and to all of its rights, titles, interests, claims, general intangibles, proceeds, and products thereof, whether now existing or hereafter acquired, in and to (a) all oil, gas and other minerals produced from the lands or offshore blocks covered by the Leases within the Contract Area or included within the Leases within the Contract Area or attributable to the Leases within the Contract Area when produced, (b) all accounts receivable accruing or arising as a result of the sale of such oil, gas and other minerals (including, without limitation, accounts arising from gas imbalances or from the sale of oil, gas and other minerals at the wellhead), (c) all cash or other proceeds from the sale of such oil, gas and other minerals once produced, and (d) all Platforms and Facilities, wells, fixtures, other corporeal property whether movable or immovable, whether now or hereafter placed on the offshore blocks covered by the Leases within the Contract Area or maintained or used in connection with the ownership, use or exploitation of the Leases within the Contract Area, and other surface and sub-surface equipment of any kind or character located on or attributable to the Leases within the Contract Area and the cash or other proceeds realized from the sale, transfer, disposition or conversion thereof.  The interest of the Operator in and to the oil, gas and other minerals produced from or attributable to the Leases within the Contract Area when extracted and the accounts receivable accruing or arising as the result of the sale thereof shall be financed at the wellhead of the well or wells located on the Leases within the Contract Area. To the extent susceptible under applicable law, the security interest granted by the Operator hereunder covers: (A) all substitutions, replacements, and accessions to the property of the Operator described herein and is intended to cover all of the rights, titles and interests of the Operator in all movable property now or hereafter located upon or used in connection with the Leases within the Contract Area, whether corporeal or incorporeal; (B) all rights under any gas balancing agreement, farmout rights, option farmout rights, acreage and cash contributions, and conversion rights of the Operator in connection with the Leases within the Contract Area, the oil, gas and other minerals produced from or attributable to the Leases within the Contract Area, whether now owned and existing or hereafter acquired or arising, including, without limitation, all interests of the Operator in any partnership, tax partnership, limited partnership, association, joint venture, or other entity or enterprise that holds, owns, or controls any interest in the Leases within the Contract Area; and (C) all rights, claims, general intangibles, and proceeds, whether now existing or hereafter acquired, of the Operator in and to the contracts, agreements, permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Leases within the Contract Area, including the following:

(1)           all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from any present or future operating, farmout, bidding, pooling, unitization, and communitization agreements, assignments, and subleases, whether or not described in Exhibit "A," to the extent, and only to the extent, that such agreements, assignments, and subleases cover or include any of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in and to all or any portion of the Leases within the Contract Area, and all units created by any such pooling, unitization, and communitization agreements and all units formed under orders, regulations, rules, or other official acts of any governmental authority having jurisdiction, to the extent and only to the extent that such units cover or include all or any portion of the Leases within the Contract Area;

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(2)           all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all presently existing and future advance payment agreements, and oil, casinghead gas, and gas sales, exchange, and development contracts and agreements, including, without limitation, those contracts and agreements that are described on Exhibit "A," to the extent, and only to the extent, those contracts and agreements cover or include all or any portion of the Leases within the Contract Area; and

(3)           all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all existing and future permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to any of the Leases within the Contract Area.

(e)           Recordation.  To provide evidence of, and to further perfect the Parties' security rights created hereunder, upon request, each Party shall execute and acknowledge the Memorandum of Operating Agreement and Financing Statement (Louisiana) attached as Exhibit "E" (the "Memorandum of Operating Agreement and Financing Statement (Louisiana)") in multiple counterparts as appropriate.  The Party requesting execution of the aforesaid document shall file the Memorandum of Operating Agreement and Financing Statement (Louisiana) in the public records set forth below at its sole cost and expense to serve as notice of the existence of this Agreement as a burden on the title of the Operator and the Non-operators to their interests in the Leases within the Contract Area and for purposes of satisfying otherwise relevant recording and filing requirements of applicable law and to attach an original of the Memorandum of Operating Agreement and Financing Statement (Louisiana) to a standard UCC-1 in mutually agreeable forms for filing in the UCC records set forth below to perfect the security interests created by the Parties in this Agreement.  Upon the acquisition of a leasehold interest in a Lease within the Contract Area, the Parties shall, within five business days following request by one of the Parties hereto, execute and furnish to the requesting Party for recordation such a Memorandum of Operating Agreement and Financing Statement (Louisiana) describing such leasehold interest.  Such Memorandum of Operating Agreement and Financing Statement (Louisiana) shall be amended from time to time upon acquisition of additional leasehold interests in the Leases within the Contract Area, and the Parties shall, within five business days following request by one of the Parties hereto, execute and furnish to the requesting Party for recordation any such amendment.

The Memorandum of Operating Agreement and Financing Statement (Louisiana) is to be filed or recorded, as the case may be, in (a) the conveyance records of the parish or parishes adjacent to the lands or offshore blocks covered by the Leases within the Contract Area or contained within the Leases within the Contract Area pursuant to La. R.S. 9:2731 et seq., (b) the mortgage records of such parish or parishes, and (c) the appropriate Uniform Commercial Code records.

8.6           Default.  If any Party does not pay its share of the charges authorized under this Agreement when due, the Operator may give the defaulting Party notice that unless payment is made within thirty (30) days from delivery of the notice, the non-paying Party shall be in default.  A Party in default shall have no further access to the rig, Platform or Facilities, any Confidential Information or other maps, records, data, interpretations, or other information obtained in connection with activities or operations hereunder or be allowed to participate in meetings.  A Party in default shall not be entitled to vote or to make an election until such time as the defaulting Party is no longer in default.  The voting interest of each non-defaulting Party shall be counted in the proportion its Participating Interest share bears to the total non-defaulting Participating Interest shares.  As to any operation approved during the time a Party is in default, such defaulting Party shall be deemed to be a Non-participating Party, except where such approval is binding on all Parties or Participating Parties, as applicable. In the event a Party believes that such statement of charges is incorrect, the Party shall nevertheless pay the amounts due as provided herein, and the Operator shall attempt to resolve the issue as soon as practicable, but said attempt shall be made no later than sixty (60) days after receiving notice from the Party of such disputed charges.

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8.7           Unpaid Charges.  If any Participating Party fails to pay its share of the costs and other expenses authorized under this Agreement in accordance with Exhibit “C” or to otherwise perform any of its obligations under this Agreement when due, the Party to whom such payment is due, in order to take advantage of the provisions of Article 8.5, shall notify the other Party by certified or registered U.S. Mail that it is in default and has thirty (30) days from the receipt of such notice to pay.  If such payment is not made timely by the non-paying Party after the issuance of such notice to pay, the Party requesting such payment may take immediate steps to diligently pursue collection of the unpaid costs and other expenses owed by such Participating Party and to exercise the mortgage and security rights granted by this Agreement.  The bringing of a suit and the obtaining of a judgment by any Party for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the security rights granted herein.  In addition to any other remedy afforded by law, each Party shall have, and is hereby given and vested with, the power and authority to foreclose the lien, mortgage, pledge, and security interest established hereby in its favor in the manner provided by law, to exercise all rights of a secured party under the Uniform Commercial Code as adopted by the state in which the Leases within the Contract Area are located or such other states as such Party may deem appropriate.  The Operator shall keep an accurate account of amounts owed by the nonperforming Party (plus interest and collection costs) and any amounts collected with respect to amounts owed by the nonperforming Party.  In the event there become three or more Parties to this Agreement, then if any nonperforming Party's share of costs remains delinquent for a period of sixty (60) days, each other Participating Party shall, upon the Operator's request, pay the unpaid amount of costs in the proportion that its Working Interest bears to the total non-defaulting Working Interests.  Each Participating Party paying its share of the unpaid amounts of a nonperforming Party shall be subrogated to the Operator's mortgage and security rights to the extent of the payment made by such Participating Party.

8.8           Carved-out Interests.  Except for the “Permitted Encumbrance” identified on Exhibit “A”, any agreements creating any overriding royalty, production payment, net proceeds interest, net profits interest, carried interest or any other interest carved out of a Working Interest in the Leases within the Contract Area shall specifically make such interests inferior to the rights of the Parties to this Agreement. If any Party whose Working Interest is so encumbered does not pay its share of costs and other expenses authorized under this Agreement, and the proceeds from the sale of its production of oil, gas and other minerals pursuant to Article 8.5 are insufficient to pay such costs and expenses, the security rights provided for in this Article 8.5 may be applied against the carved-out interests with which the defaulting or non-performing Party’s interest in the Leases within the Contract Area is burdened. In such event, the rights of the owner of such carved-out interest shall be subordinated to the security rights granted by Article 8.5.

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ARTICLE 9
NOTICES

9.1           Giving and Responding to Notices.  All notices and responses thereto shall be in writing and delivered in person or by telephone followed by United States mail, telex, telegraph, telecopier (facsimile) or cable; however, if a drilling rig is on location and standby charges are accumulating, such notices and responses shall be given by telephone and immediately confirmed in writing.  Notices and responses shall be deemed given only when received by the Party to whom such notice or response is directed, except that any notice or response by certified United States mail or equivalent, telegraph, or cable properly addressed, pursuant to Section 6.1, and with all postage and charges prepaid shall be deemed given seventy-two (72) hours after such notice is deposited in the mail exclusive of Saturdays, Sundays, and federal holidays, or twenty-four (24) hours after such notice or response is sent by telecopier (facsimile), receipt confirmed, or filed with an operating telegraph or cable company for immediate transmission exclusive of Saturdays, Sundays, and federal holidays.

9.2           Content of Notice.  Any notice which requires a response shall indicate the response time specified in Section 9.3.  If a proposal involves a Platform, Facility or Subsequent Facility, the notice shall contain a description of same, including location and the estimated costs of design fabrication, transportation and installation.  If a proposal involves an Exploratory Operation or a Development Operation, the notice shall include the proposed depth, the objective zone or zones to be tested, the surface and bottom-hole locations, applicable details regarding directional drilling, the equipment to be used, and the estimated costs of the operation including all necessary expenditures through installation of the wellhead or abandonment of the well.

9.3           Response to Notices.  Each Party's response to a proposal shall be in writing to all other Parties.  Unless otherwise specified herein, response times shall be as follows:

9.3.1	Platform Construction. When any proposal for well operations involves the construction of a Platform, each Party shall respond within sixty (60) days after receipt of notice.

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9.3.2
Proposal Without Platform.  When any proposal for well operations does not require construction of a Platform, each Party shall respond within thirty (30) days after receipt of notice.  However, if a drilling rig is on location as a result of a joint Exploratory or Development Operation previously conducted thereon and standby charges are accumulating, the response shall be made within twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal holidays, after receipt of notice.

9.3.3	Other Matters. For all other matters requiring notice, each Party shall respond within thirty (30) days after receipt of notice.

9.4           Failure to Respond.  Failure of any Party to respond to a proposal or notice, to vote, or to elect to participate within the period required by this Agreement shall be deemed to be a negative response, vote, or election.

9.5           Restrictions on Multiple Well Proposals.  Notwithstanding any provision herein to the contrary, it is specifically provided that no notice shall be given under this Article 9 hereof which simultaneously proposes the drilling of more than two (2) wells, or proposes the drilling of more than one (1) more well while there is an outstanding proposal.  Further, these provisions of this Article 9, insofar as they pertain to notification by a Party of its desire to drill a well, shall be suspended for so long as: (1) a prior notice has been given which is still in force and effect and the period of time during which the well regarding same may be commenced has not expired; or (2) a well is presently drilling hereunder.  This section shall not apply under those circumstances where the well to which notice is directed is a well which is required under the terms of a Lease or one required to maintain a portion thereof in force.  In the event drilling operations are necessary to perpetuate a Lease, any Party may propose and commence the drilling of such additional well(s) pursuant to the terms and conditions hereof no earlier than one hundred eighty (180) days prior to the date operations must be commenced, regardless of other proposals then under consideration or drilling operations then in progress.

ARTICLE 10
EXPLORATORY OPERATIONS

10.1           Operations by All Parties.  Any Party may propose an Exploratory Well by notifying the other Parties.  If all the Parties agree to participate in drilling the proposed well, Operator shall drill same at their cost and risk.  If a mobile drilling rig is not already on location as a result of a prior Exploratory or Development Operation and the proposal ("Original Proposal") has not already been approved, then any Party may submit an alternate well proposal for consideration within ten (10) days after receiving the Original Proposal to drill a well.  If one or more alternate proposals have been submitted in accordance with the foregoing, then the Operator shall call a meeting of the Parties to be held within seven (7) days following receipt of the alternate proposal(s), at which the Parties shall determine by majority vote in interest which proposal shall be considered by the Joint Account.  In the event that no proposal receives support of a majority in interest, then the proposal receiving the greatest support shall prevail.  In the event of a tie between two or more proposals, then the proposal (including the Original Proposal) supported by the largest number of Parties shall prevail.  Each Party having the right to participate in the proposal so selected shall make its election whether to join in the drilling of such well within fifteen (15) days after the meeting was held.  If drilling of such well is not commenced within one hundred twenty (120) days after the last applicable election date, the effect shall be the same as if the proposal had not been made; however, the one hundred twenty (120) day period shall automatically be extended for an additional period, not to exceed sixty (60) days, as may be necessary, in order to obtain all applicable required regulatory permits, so long as applications for such required permits were properly filed within thirty (30) days after the last applicable election date.  Drilling operations shall be deemed to have commenced on the date rig charges begin according to the terms of the drilling contract.

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10.2           Second Opportunity to Participate.  If fewer than all but one (1) or more Parties having a combined Working Interest of twenty (20%) or more elect to participate, the Operator shall inform the Parties of the elections made, whereupon any Party originally electing not to participate may then elect to participate by notifying the Operator within forty-eight (48) hours, exclusive of Saturdays, Sundays, and federal holidays, after receipt of such information.  This provision shall apply only in the event that there are three (3) or more Parties to this Agreement.

10.3           Final Election to Participate.  If fewer than all but one (1) or more Parties having a combined Working Interest of twenty (20%) or more approve any proposed operation, the Operator, immediately after the expiration of the applicable response time, shall inform the Parties who have elected to participate of the total interest of the Parties approving such operation.  Each Participating Party, within forty-eight (48) hours (exclusive of Saturdays, Sundays, and federal holidays) after receipt of such notice, shall advise the Operator of its desire to (a) limit participation to such Party's working interest as shown on the proposed AFE; or (b) carry its proportionate part of Non-Participating Parties’ interests.  Failure to advise the proposing Party shall be deemed an election under (a), notwithstanding Section 9.4.  Should any Party elect to limit its participation to its interest as shown on the proposed AFE, the remaining Participating Parties shall carry the Non-Participating Parties' interests in such proportions as the remaining Participating Parties agree to by mutual consent.  In the event a drilling rig is on location, the time permitted for any response under this Article 10 shall not exceed a total of twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal holidays.  This provision shall apply only in the event that there are three (3) or more Parties to this Agreement.

10.4           Operations by Fewer Than All Parties.  If fewer than all but one (1) or more Parties having a combined Working Interest of twenty percent (20%) or more elect to participate in and agree to bear all of the cost and risk of drilling the proposed well, Operator shall drill such well under this Agreement and the applicable provisions of Article 12 and the following special provisions shall apply:

(a)
If the well will be the first Exploratory Well drilled under this Agreement, then as of the last applicable election date, each Non-Participating Party shall be deemed to have relinquished to the Participating Parties, in proportion to their Participating Interests or in the proportions otherwise agreed by the Participating Parties, all of its interest in the Contract Area.  If such well is commenced within the time provided in Section 10.1 and is drilled as proposed in accordance with this Agreement, each Non-Participating Party shall execute an assignment of all of its interest in the Contract Area to the Participating Parties, in proportion to their Participating Interests or in the proportions otherwise agreed by the Participating Parties.

(b)
If the well will not be the first Exploratory Well drilled under this Agreement and if such well is commenced within the time provided in Section 10.1 and is drilled as proposed in accordance with this Agreement, then, all of the Non-Participating Party's(ies') operating rights and interests in production from such well shall be vested in the Participating Parties in proportion to their Participating Interest, whether or not any instrument evidencing a transfer of rights and interests has been delivered by the Non-Participating Party(ies).  The Participating Party(ies) shall have the right to recoup the costs applicable to such well as determined by Section 12.2 and/or Section 12.5 and the drilling of such well shall be governed by Article 12, except that the percentage of recoupment as provided in Section 12.2.1 (a) shall be eight hundred percent (800%) of the Non-Participating Party's Share of the cost of drilling the well.

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If the well is not commenced within the time period provided in Section 10.1, the effect shall be as if the proposal had not been made.

10.5           Substitute Well.  If, prior to reaching the proposed depth or objective zone or zones to be tested for the Initial Exploratory Well or Exploratory Well as originally proposed, the Participating Party or Parties encounter mechanical difficulties, inpenetrable formation, and/or Gulf Coast conditions which render drilling impractical, then the Participating Party of Parties, or any of them, shall have the right, but not the obligation, to carry out the original proposed operation by drilling a Substitute Well.  Operations for the Substitute Well shall be commenced within sixty (60) days after the date the drilling operations cease on the well for which the Substitute Well is a substitute.  Operations for the Substitute Well shall be commenced as if it were the original proposed Initial Exploratory Well or Exploratory Well for which it is the substitute; and the relationship, rights and obligations as between the Participating Party and Non-Participating Party or Parties shall be the same as if the Substitute Well were, in fact, the proposed Initial Exploratory Well or Exploratory Well, as applicable.

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10.6           Course of Action After Drilling to Initial Objective Depth.  At such time as an Exploratory Well has been drilled to the initial objective depth as proposed, or a mutually agreed upon lesser depth, and all approved logs, cores, and other tests have been completed, and the results thereof furnished to the Participating Parties, Operator shall notify the Participating Parties setting forth Operator's recommendation to either:

(a)	Conduct additional coring, testing, or logging of the formations encountered. (If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence. In the event of a tie between two or more approved proposals, the approved proposal first received by the Parties shall take precedence.)
(b)	Run casing and temporarily abandon the well for future completion. (This election is not applicable for a well drilled from a Platform.)
(c)
Attempt completion, with a deeper completion having priority over a shallower completion attempt.  (If conflicting proposals for a single completion and a dual completion are approved, the proposal receiving the largest Working Interest shall take precedence.  Provided however, if the proposal taking precedence is a dual completion, then the dual must either include the zone approved for the single completion or provide for the completion in zones all of which are deeper than the zone approved for the single completion.)

(d)	Deepen the well. (If conflicting proposals are approved, the operation proposed to the deepest depth shall take precedence.)
(e)	Sidetrack the well to another bottom hole location not deeper than the stratigrephic equivalent of the initial objective depth.
(f)
Perform other operations on the well. (If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence.  In the event of a tie between two or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

(g)	Plug and abandon the well.

The Participating Parties, within twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal Holidays, after receipt of Operator's recommendation, shall respond thereto by either approving it or making another proposal.  If another proposal is made, the Participating Parties shall have an additional twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal holidays, to respond thereto.  If conflicting proposals are made, the priority of operations shall be given first to (a) above and next to (b) above and so forth.  Failure of a Participating Party to respond to a proposal shall be deemed a negative response.

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10.6.1	Operation by All Parties. Subject to Section 10.6.4, if all Participating Parties approve a proposal, Operator shall conduct the operation at the Participating Parties’ cost and risk.
10.6.2
Operations by Fewer than All Parties.  If one (1) or more Parties having a combined Participating Interest in the well of twenty percent (20%) or more approve a proposal and agree to bear the cost, risk and liabilities (including loss of the hole due to deepening of any well) thereof, except a proposal to plug and abandon, Operator shall conduct the same as a Non-Consent Operation for such Parties pursuant to the provisions of Article 12, except that the percentage of recoupment as provided in Section 12.2.1(a) shall be the same as provided for in Section 10.4(b).  If no proposal receives the required approval, the well shall be plugged and abandoned at the expense of all Participating Parties unless any Participating Party notifies Operator within twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal holidays, after the end of the last applicable election period that it desires to immediately assume all costs and risks including liabilities of further operations, in which event Operator shall, as promptly as possible, commence the proposed operation pursuant to the provisions of Article 12.  In the event there is more than one (1) Participating Party, each of which is willing to assume all costs, risks and liabilities of further operations, but each desires to perform a different operation, then the order of priority as listed above herein shall prevail and govern.

10.6.3
Obligations and Liabilities of Participating Parties.  If the decision is to complete at initial objective depth, to plug back and complete at a lesser depth, to deepen or to Sidetrack to another bottomhole location, a Party, by becoming a Non-Participating Party, shall be relieved of the obligations and liabilities as to such operation, except as to its share of the costs of plugging and abandoning that portion of the well in which it was a Participating Party.

10.6.4
Deepening or Sidetracking of Non-Consent Exploratory Well.  Subject to the terms of Section 10.6 above, if drilling to the initial objective depth does not result in a well which will be qualified as a Producible Well and the decision is to drill deeper or Sidetrack, each Non-Participating Party shall be notified by the Operator of such decision.  Any Non-Participating Party may then agree to participate in a deepening or Sidetracking operation by notifying the Operator, within forty-eight (48) hours, inclusive of Saturdays, Sundays, and federal holidays, after receiving notice of the decision.  In such event any Non-Participating Party which elects to participate in deepening or Sidetracking the well as proposed shall immediately pay to the Participating Parties its Participating Interest share of the costs of the well as if it had originally participated to the initial objective depth or that point the Sidetracking operation is commenced if lesser than the initial objective depth.  Thereafter such Non-Participating Party shall be deemed for all purposes to be a Participating Party as to such deepening or Sidetracking operations, and the provisions of Section 10.4 shall not be applicable to such Party as to the deepened or Sidetracked portion of the well.  The initial Participating Parties, however, shall continue to be entitled to recoup out of the proceeds received from production from the non-consent portion of the Non-Consent Well any balance remaining pursuant to the terms specified in Section 10.4 applicable to such Non-Consent Well, less the amount paid by a Non-Participating Party pursuant to this Section 10.6.4.

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10.6.5
Plugging and Abandoning Cost.  The Participating Parties shall pay all costs of plugging and abandoning except any costs associated with a subsequent Non-Consent Operation.  The participants in a subsequent Non-Consent Operation shall pay any plugging and abandoning costs associated with such operation.  A Non-Consent Operation does not include the abandonment of the original wellbore above the depth at which the Non-Consent Operation commenced.

ARTICLE 11
DEVELOPMENT OPERATIONS

11.1           Operations by All Parties.  Any Party may propose Development Operations, including any wells (whether drilling, completing, recompleting, deepening, deviating or Sidetracking, plugging back or working over), Platform,  Facilities and/or Subsequent Facilities required by such operations, by submitting a Development Operation AFE to the other Parties for approval pursuant to the response to notice procedures set forth in Article 9.  If all Parties elect to participate in the proposed operation, Operator shall conduct such operation at their cost and risk.

11.2           Second Opportunity to Participate.  If fewer than all but one (1) or more Parties having a combined Working Interest of twenty percent (20%) or more elect to participate, the Operator shall inform the Parties of the elections made, whereupon any Party originally electing not to participate may then elect to participate by notifying the Operator within forty-eight (48) hours, exclusive of Saturdays, Sundays, and federal holidays.  This provision shall apply only in the event that there are three (3) or more Parties to this Agreement.

11.3           Final Election to Participate.  If fewer than all but one (1) or more Parties having a combined Working Interest of twenty percent (20%) or more approve any proposed operation, the Operator, immediately after the expiration of the applicable response time, shall inform the Parties who have elected to participate of the total interest of the Parties approving such operation.  Each Participating Party, within forty-eight (48) hours, exclusive of Saturdays, Sundays, and federal holidays, after receipt of such notice, shall advise the Operator of its desire to: (a) limit participation to such Party's interest as shown on the proposed AFE; or (b) carry its proportionate part of Non-Participating Parties interests.  Failure to advise the proposing Party shall be deemed an election under (a), notwithstanding Section 9.4.  Should any Party elect to limit its participation to its interest as shown on the proposed AFE, the remaining Participating Parties shall carry the Non-Participating Parties interest in such proportions as the remaining Participating Parties agree to by mutual consent.  In the event a drilling rig is on location, the time permitted for any response under this Article 11 shall not exceed a total of twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal holidays.  This provision shall apply only in the event that there are three (3) or more Parties to this Agreement.

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11.4           Operations by Fewer Than All Parties.  If fewer than all but one (1) or more Parties having a combined Working Interest of twenty percent (20%) or more elect to participate in and agree to bear all of the cost, risk and liability of a Development Operation, Operator shall conduct such operation pursuant to Article 12.

11.5           Timely Operations.  Development Operations shall be commenced within one hundred twenty (120) days following the date upon which the last applicable election may be made; however, the one hundred twenty (120) day period shall automatically be extended for an additional period, not to exceed sixty (60) days, as may be necessary, in order to obtain all applicable required regulatory permits so long as applications for such required permits were properly filed within thirty (30) days after the last applicable election date.  If no operations are commenced within such time period, the effect shall be as if the proposal had not been made.  Operations shall be deemed to have commenced: (a) on the date the contract for a new Platform is let, if the notice indicated a need for such Platform, or (b) on the date the rig charges begin according to the terms of the drilling contract.  For all other Development Operations, Development Operations shall be deemed to have commenced on the day charges are incurred pursuant to an approved AFE.

11.6           Substitute Well.  If, prior to reaching the proposed depth or objective zone or zones to be tested for the Development Operation as originally proposed, the Participating Party or Parties encounter mechanical difficulties, inpenetrable formation, and/or Gulf Coast conditions which render further drilling impossible, then the Participating Party of Parties, or any of them, shall have the right, but not the obligation, to carry out the original proposed operation by drilling a Substitute Well.  Operations for the Substitute Well shall be commenced within sixty (60) days after the date the drilling operations cease on the well for which the Substitute Well is a substitute.  Operations for the Substitute Well shall be commenced were the original proposed Development Operation for which it is the substitute, and the relationship, rights and obligations as between the Participating Party and Non-Participating Party or Parties shall be the same as if the Substitute Well were, in fact, the proposed Development Operation, as applicable.

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11.7           Course of Action After Drilling to Initial Objective Depth.  At such time as a Development Well has been drilled to the initial objective depth as proposed and all approved logs, cores and other tests have been completed and the results thereof furnished to the Participating Parties, Operator shall notify the Participating Parties setting forth Operator's recommendation to either:

(a)
Conduct additional coring, testing, or logging of the formations encountered.  (If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence.  In the event of a tie between two or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

(b)	Run casing and temporarily abandon the well for future completion. (This election is not applicable for a well drilled from a Platform.)
(c)
Attempt completion, with a deeper completion having priority over a shallower completion attempt.  (If conflicting proposals for a single completion and a dual completion are approved, the proposal receiving the largest Working Interest shall take precedence.  Provided however, if the proposal taking precedence is a dual completion, then the dual must either include the zone approved for the single completion or provide for the completion in zones all of which are deeper than the zone approved for the single completion.)

(d)	Deepen the well. (If conflicting proposals are approved, the operation proposed to the deepest depth shall take precedence.)
(e)	Sidetrack the well to another bottom hole location not deeper than the stratigraphic equivalent of the initial objective depth;
(f)
Perform other operations on the well.  (If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence.  In the event of a tie between two or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

(g)	Plug and abandon the well.
The Participating Parties, within forty-eight (48) hours, inclusive of Saturdays, Sundays, and federal holidays, after receipt of Operator's recommendation, shall respond thereto by either approving it or making another proposal.  If another proposal is made, the Participating Parties shall have an additional twenty-four (24) hours to respond thereto.  If conflicting proposals are made, the priority of operations shall be given first to (a) above and next to (b) above and so forth.  Failure of a Participating Party to respond to a proposal shall be deemed a negative response.

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11.7.1       Operations by All Parties.  If all Participating Parties approve a proposal, Operator shall conduct the operation at the Participating Parties' cost and risk.

11.7.2       Operations by Fewer than All Parties.  If fewer than all but one (1) or more Parties having a combined Participating Interest in the well of twenty percent (20%) or more approve a proposal and agree to bear the cost, risk, and liabilities (including loss of the hole due to deepening of any well) thereof, except a proposal to plug and abandon, Operator shall conduct the same as a Non-Consent Operation for such Parties pursuant to the provisions of Article 12.  If no proposal receives the required approval, the well shall be plugged and abandoned at the expense of all Participating Parties unless any Participating Party notifies Operator within twenty-four (24) hours after the end of the last applicable election period that it desires to immediately assume all costs and risks including liabilities of further operations, in which event Operator shall, as promptly as possible, commence the proposed operation pursuant to the provisions of Article 12.  In the event there is more than one (1) Party, each of which is willing to assume all costs, risks and liabilities of further operations, but each desires to perform a different operation, then the order of priority as listed above herein shall prevail and govern.

11.7.3       Obligations and Liabilities of Participating Parties.  If the decision is to complete at initial objective depth, to plug back and complete at a lesser depth, to deepen or to Sidetrack to another bottomhole location, a Party, by becoming a Non-Participating Party, shall be relieved of the obligations and liabilities as to such operation, except as to its share of the costs of plugging and abandoning that portion of the well in which it was a Participating Party.

11.8           Deeper Drilling.  If a well is proposed to be drilled below the deepest Producible Reservoir penetrated by a Producible Well, any Party may elect to participate either in the well as proposed or to the base of the deepest Producible Reservoir.  A Party electing to participate in such well to the base of said Producible Reservoir shall bear its proportionate part of the cost and risk of drilling to said Producible Reservoir including completion or abandonment. All operations below the depth to which such Party agreed to participate shall be governed by Article 12.  However, if the proposal to drill below the deepest Producible Reservoir penetrated by a Producible Well meets the requirements of an Exploratory Operation, the percentage of recoupment shall be that specified in Section 10.4(b) and shall be subject to the provisions of Article 10 with respect to such operations.

11.9           Plugging and Abandoning Cost.  The Participating Parties shall pay all costs of plugging and abandoning except any costs associated with a subsequent Non-Consent Operation.  The participants in a subsequent Non-Consent Operation shall pay any plugging and abandoning costs associated with such operation.  A Non-Consent Operation does not include the abandonment of the original wellbore above the depth at which the Non-Consent Operation commenced.

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11.10          Subsequent Facilities.  The affirmative vote of one (1) or more Parties having a combined Participating Interest of fifty-one percent (51%) or more in the wells to be served by the proposed Subsequent Facilities shall constitute approval for the construction of such Subsequent Facilities and all Parties having an interest in the wells to be served shall be bound by such approval and be required to participate in the costs therefor.  Nothing hereunder shall limit a Party's rights under Section 21.1 to incur additional costs for separate facilities.

11.11          Contracts.  Operator may enter into contracts with independent contractors for Development Operations and shall utilize competitive bidding.

ARTICLE 12
NON-CONSENT OPERATIONS

12.1           Non-Consent Operations.  Operator shall conduct Non-Consent Operations at the sole risk, expense, and liability of the Participating Parties, in accordance with the following provisions:

12.1.1	Non-Interference. Non-Consent Operations shall not interfere unreasonably with any other operations being conducted within the Contract Area.
12.1.2
Multiple Completion Limitation.  Non-Consent Operations shall not be conducted in a well having multiple completions unless: (a) each completion is owned by the same Parties participating in the Non-Consent Operations and in the same proportions; (b) the well is incapable of producing from any of its completions; or (c) all Participating Parties in the well consent to such operations.

12.1.3	Metering. In Non-Consent Operations, production need not be separately metered, but subject to approval by appropriate governmental authority, may be determined on the basis of well tests.
12.1.4
Non-Consent Well.  Operations on a Non-Consent Well shall not be conducted in any Producible Reservoir penetrated by a Producible Well without written approval of each Non-Participating Party unless these four (4) conditions are satisfied: (a) such Producible Reservoir shall have been designated in the notice as an objective zone; (b) completion of such well in said Producible Reservoir will not increase the well density governmentally prescribed or approved for such Producible Reservoir; (c) the horizontal distance between the vertical projections of the midpoint of the Producible Reservoir in such well and any existing well in the same Producible Reservoir will be at least one thousand (1,000) feet if an oil-well completion or two thousand (2,000) feet if a gas-well completion; and (d) completion of such well as a producer will not cause or result in a decreased "MER" or "MPR" for any existing Producible Reservoir or Producible Well.  The terms "MER" and "MPR" are defined under 30 Code of Federal Regulations, Subpart K-Production rates, Parts 250.170 through 250.177.

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12.1.5
Cost Information.  Operator shall, within one hundred twenty (120) days after completion of a Non-Consent Well, furnish the Parties an inventory and either a joint interest billing or an itemized statement of the cost of such well and equipment pertaining thereto.  Operator shall furnish to the Parties a quarterly statement showing operating expenses and the proceeds from the sale of production from the well for the preceding three (3) month period.  When Operator’s payout calculation indicates that payout has occurred, Operator shall promptly notify all Parties.

12.1.6	Completion. For the purposes of determinations hereunder, each completion shall be considered a separate well.

12.2        Forfeiture of Interest.  Upon commencement of Non-Consent Operations, each Non-Participating Party's leasehold operating rights in the Non-Consent Operation and title to production therefrom shall be owned by and vested in each Participating Party in proportion to its Participating Interest or in proportions agreed to by the Participating Parties for as long as the operations originally proposed are being conducted or production is obtained, subject to the following:

12.2.1
Production Reversion.  Such leasehold operating rights and title to production shall revert to each Non-Participating Party at 7:00 a.m. on the day following the date when the Participating Parties have recouped out of the Non-Participating Party's Share of the proceeds of production from such Non-Consent Operations an amount, which when added to any amounts received under Section 12.3, equals the sum of the following:

(a)
Six hundred percent (600%) of the Non-Participating Party's Share of the cost of drilling, testing, completing, recompleting, working over, deepening, deviating or Sidetracking, plugging back, or temporarily plugging and abandoning each Non-Consent Well (or any Non-Consent Operation(s) in a joint well), and equipping it through the wellhead connections, reduced by any contribution received under Article 20; plus

(b)
Three hundred percent (300%) of the Non-Participating Party's Share of the cost of any Non-Consent Facilities necessary to establish the production resulting from the operations defined in Section 12.2.1.(a) above; plus

(c)
Three hundred percent (300%) of the Non-Participating Party's Share of the cost of any Platform in which it does not participate and which must be installed to establish the production resulting from the operations defined in Section 12.2.1.(a) above; plus,

(d)	Three hundred percent (300%) of the Non-Participating Party's Share of the cost of using any existing Platform, whether or not owned by the Joint Account; plus,
(e)	Three hundred percent (300%) of the Non-Participating Party's Share of the cost of using any existing Facilities not owned by the Joint Account, including leased facilities; plus
(f)	One hundred percent (100%) of the Non-Participating Party's Share of gathering, treating, and operating expenses, royalties, and severance, production, and other similar taxes.

At 7:00 a.m. upon the day following the date of recoupment of such costs, a Non-Participating Party shall become a Participating Party in such operations.

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12.2.2
Non-Production Reversion.  If such Non-Consent Operations fail to obtain production or if such operations result in production which ceases prior to recoupment by the Participating Parties of the penalties provided for above, such operating rights shall revert to each Non-Participating Party except that all wells (or portions thereof associated with any Non-Consent Operation(s) in a joint well), Platforms and Facilities of the Non-Consent Operations, as well as all liabilities and benefits related thereto, shall remain vested in the Participating Parties; however, any salvage in excess of the sum remaining under Section 12.2.1 shall be credited to all Parties.

12.3           Deepening or Sidetracking of Non-Consent Development Well.  If any Participating Party proposes to deepen or Sidetrack a Non-Consent Development Well, a Non-Participating Party may participate by notifying the Operator within thirty (30) days after receiving the proposal (forty-eight (48) hours, inclusive of Saturdays, Sundays, and federal holidays, if a rig is on location) that it will join in the deepening or Sidetracking operation and by paying to the Participating Parties; 1) if it is a deepening an amount equal to the costs of the well as if such Non-Participating Party had originally participated to the objective depth or; 2) if it is a sidetrack operation an amount equal to the Non-Participating Parties share of drilling the non-consent well to that point the Sidetracking operation is commenced.  The Participating Parties shall continue to be entitled to recoup the full sum specified in Section 12.2.1 applicable to the non-consent portion of the well out of the proceeds received from production from the non-consent portion of the well, less any amount received under this Section 12.3.

12.4           Operations from Non-Consent Platforms and Facilities.  Subject to the following, a Party which did not originally participate in a Platform or Facilities shall be a Non-Participating Party as to ownership therein and all operations thereon until the Participating Parties as to such Platform or Facilities have recouped the full sum specified in Section 12.2.1 applicable to such non-consent Platform or Facilities and the Non-Consent Operations which resulted in the setting of such Platform or Facilities and other Non-Consent Operations thereon or therefrom.  However, any original Non-Participating Party may participate in additional operations from such Platform or Facilities by notifying the Operator within thirty (30) days after receiving a proposal for operations from such Platform or Facilities that it will join in such proposed operations by paying to the Participating Parties in such Platform or Facilities an amount equal to the non-consent penalty provided for in Section 12.2.1 applicable to such Non-Participating Party’s Share of the actual cost of such Platform or Facilities, less any recoupment therefor previously obtained.  Thereafter, such original Non-Participating Party in such non-consent Platform or Facilities shall own its proportionate share thereof.  The Participating Parties in such non-consent Platform or Facilities shall continue to be entitled to recoup the full sum specified in Section 12.2.1 applicable to any other Non-Consent Operations thereon or therefrom.

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12.5           Discovery or Extension from Mobile Drilling Operations.  If a Non-Consent Well is drilled from a mobile drilling rig or floating drilling vessel and results in the discovery of oil or gas or extension of a Producible Reservoir and, if within one (1) year from the date the drilling equipment is released, a Platform or other fixed structure is ordered and if its location is within three thousand (3,000) feet from the vertical projection of the bottom-hole location of any such well (unless limited by surface restrictions or seabed conditions), the recoupment of costs applicable to such well shall be governed by Section 12.2 and shall be recovered by the Participating Parties in the following manner:

(a)
If such Non-Consent Well is not completed and produced, recoupment shall be out of one-half (1/2) of the Non-Participating Party's Share of production from all subsequently completed wells on the Contract Area which are completed in the Producible Reservoir discovered or extended by such Non-Consent Well and in which the Non-Participating Party in such Non-Consent Well has a Participating Interest.

(b)
If such Non-Consent Well is completed and produced, recoupment shall be out of the Non-Participating Party's Share of all production from such Non-Consent Well and one-half (1/2) of the Non-Participating Party's Share of production from all subsequently completed wells on the Contract Area which are completed in the Producible Reservoir discovered or extended by such Non-Consent Well and in which the Non-Participating Party in such Non-Consent Well has a Participating Interest.

12.6           Non-Consent Operations to Maintain Lease.  Notwithstanding any other provision hereof, if a Lease has no wells thereon capable of commercial production in the final six (6) months of the primary term of such Lease and such Lease is not held by a unit or a Suspension of Production pursuant to other operations on the Lease or in the unit, any Party electing not to participate in the drilling of a well or other operation in the final six (6) months of the primary term or at any time during the secondary term, shall assign its full interest in such Lease pro-rata to the Parties hereto undertaking the drilling of such well or participating in such operation.  Such assignment shall be executed and delivered within thirty (30) days after commencement of the well or operation.  If at any time after the expiration of the primary term of a Lease, a well must be drilled or an operation conducted because of cessation of production or to fulfill an obligation to develop such Lease, such well or operation being required to extend the term of such Lease or a portion thereof, any Party electing not to participate in the operation or the drilling of such a well shall assign its full interest in that Lease, or portion thereof, pro-rata to the Parties hereto undertaking the drilling of such a well.  Such assignment shall be executed and delivered within thirty (30) days after commencement of the well or operation, but shall be limited to the portion of the Lease the term of which was extended by the operation or drilling the well, and provided any Non-Participating Party shall retain its rights and liabilities with respect to any previously completed wells on that Lease and the production therefrom.  Thereafter, that Lease shall no longer be a part of the Contract Area, and the Non-Participating Party or Parties shall no longer own an interest in any wells drilled on such Lease, other than those wells drilled prior to the occurrence set out herein.  Should the Parties electing to undertake the drilling of a well or conduct operations under this Section 12.6 fail to perform, as Participating Parties, the drilling of the well or operations substantially as proposed, the Parties receiving the aforementioned assignment shall assign back to the Party or Parties originally electing not to participate, that interest which was caused to be assigned pursuant to this Section 12.6.  A Party hereunder executing an assignment of its interest in a Lease pursuant to the foregoing shall not be relieved of any obligation hereunder accruing prior to such assignment.  If more than one (1) well is drilled or more than one (1) operation conducted, any of which would maintain or extend such Lease or such portions thereof, an assignment shall not be required from any Party participating in any such well(s) or operation(s) as to that portion of the Lease or unit which would have been maintained by such well(s) or operation(s).

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12.7           Allocation of Platform Costs to Non-Consent Operations.  Non-Consent Operations shall be subject to further conditions as follows:

12.7.1
Charges.  If a Non-Consent Well is drilled from a Platform, the Participating Parties in such well shall be liable to the Joint Account owners of the Platform for the use of the Platform and its Facilities as follows:

(a)
Such Participating Parties shall pay a sum equal to that portion of the total cost of the Platform which one (1) Platform slot bears to the total number of slots on the Platform.  If the Non-Consent Well is abandoned, the right of Participating Parties to use that Platform slot shall terminate, unless such Parties commence drilling a substitute well from the same slot within ninety (90) days after abandonment.  Notwithstanding the foregoing, if the Non-Consent Well is abandoned as an unsuccessful well, and no substitute well is drilled by the Participating Parties, then, if the slot is abandoned in a condition such that it could be used for the drilling of a future well, the Participating Parties shall not be required to pay the sum set out in this Section 12.7.1.

(b)
If the Non-Consent Well production is handled through the Facilities, the Participating Parties shall pay a sum equal to that portion of the total cost of such Facilities, less accumulated depreciation, which one (1) well completion bears to the total number of Producible Well completions utilizing the Facilities.

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12.7.2
Operating and Maintenance Charges.  The Participating Parties shall pay on a monthly basis all costs necessary to connect a Non-Consent Well to the Facilities and that proportionate part of the expense of operating and maintaining the Platform and Facilities applicable to the Non-Consent Well.  Platform and Facilities operating and maintenance expenses shall be allocated in proportion to the producing well count during a calendar month as it relates to the total number of wells producing from such Platform during such calendar month.  For the purpose of this provision, a producing zone or each completion in a multi-completed well shall be considered as a separate well.

12.7.3
Payments.  Payment of sums pursuant to Section 12.7.1 is not a purchase of an additional interest in the Platform or Facilities.  Such payments, if the recoupment provisions of Section 12.2 are applicable, shall be included in the total amount which the Participating Parties are entitled to recoup out of production from the Non-Consent Well.

12.8           Allocation of Costs Between Depths (Single Completion).  For the purpose of allocating costs on any well with a single completion in which the Participating Interests of the Parties are not the same for the entire depth or the completion thereof, the cost of drilling, completing, equipping, and plugging and abandoning such well shall be allocated on the following basis:

(a)
Intangible drilling, completion, casing string, and material costs from the surface to a depth one hundred feet (100') below the base of the Producible Reservoir in which the well is completed shall be charged to the Participating Parties in such completion in accordance with their respective Participating Interest.

(b)
Intangible drilling, completion, casing string, and material costs, other than tubing costs, from a depth of one hundred feet (100') below the base of the Producible Reservoir in which the well is completed to total depth shall be charged to the Participating Parties in the well to total depth in accordance with their respective Participating Interest.

(c)
All plugging and abandonment costs directly associated with the Producible Reservoir in which the well is completed will be allocated to the Participating Parties in that completion in accordance with their respective Participating Interests.  All final plugging and abandonment costs associated with the wellbore will be allocated proportionately among all Participating Parties in the well.

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12.9           Allocation of Costs Between Depths (Multiple Completions).  For the purpose of allocating costs on any well completed in dual or multiple Producible Reservoirs in which the Participating Interests of the Parties are not the same for the entire depth or the completion thereof, the cost of drilling, completing, equipping, and plugging and abandoning such well shall be allocated on the following basis:

(a)
Intangible drilling, completion, casing string, and material costs other than tubing costs, from the surface to a depth one hundred feet (100') below the base of the upper completed Producible Reservoir shall be divided equally between the completed Producible Reservoirs and charged to the Participating Parties in each Producible Reservoir in accordance with their respective Participating Interest.
(b)
Intangible drilling, completion, casing string, and material costs, other than tubing, from a depth one hundred feet (100') below the base of the upper completed Producible Reservoir to a depth one hundred feet (100') below the base of the second completed Producible Reservoir shall be divided equally between the second and any other Producible Reservoir completed below such depth and charged to the Participating Parties in each such Producible Reservoir in accordance with their respective Participating Interest.  If the well is completed in additional Producible Reservoirs, the costs applicable to each such Producible Reservoir shall be determined and charged to the Participating Parties in the same manner as prescribed for wells completed in dual Producible Reservoirs.

(c)
Intangible drilling, completion, casing string, and material costs, other than tubing costs, from a depth one hundred feet (100') below the base of the lowest completed Producible Reservoir to total depth shall be charged to the Participating Parties in the well to total depth in accordance with their respective Participating Interest.

(d)
Costs of tubing strings serving each separate Producible Reservoir shall be charged to the Participating Parties in each Producible Reservoir in accordance with their respective Participating Interest.

(e)
For the purposes of allocating tangible and intangible costs between Producible Reservoirs that occur at less than one hundred feet (100') intervals, the distance between the base of the upper reservoir to the top of the next lower reservoir shall be allocated equally between reservoirs.

(f)
All plugging and abandonment costs directly associated with a Producible Reservoir will be allocated to the Participating Parties in that reservoir in accordance with their respective Participating Interests.  All final plugging and abandonment costs associated with the wellbore will be allocated proportionately among all Participating Parties in the well.

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12.10                      Allocation of Costs Between Depths (Dry Hole).  For the purpose of this Section, a dry hole shall mean a well drilled to an objective depth in which the Participating Parties elected not to complete, or if completed, the well was not a Producible Well and did not establish a Producible Reservoir.  In allocating costs on any well containing a dry hole, and in which the Participating Interests of the Parties are not the same for the entire depth or the completion thereof, the cost of drilling and plugging and abandoning such well shall be allocated on the following basis:

(a)
Costs to drill and plug and abandon a well proposed for completion in single, dual, or multiple objective depths shall be charged to the Participating Parties in the same manner as if the well had established a Producible Reservoir at each objective depth.

(b)	Additional plugging and abandoning costs related to any deepening, completion attempt, or other operation shall be at the sole risk and expense of the Participating Parties in such operation.
12.11                      Intangible Drilling and Completion Cost Allocations.  For the purposes of allocating costs under Sections 12.8, 12.9, and 12.10, intangible drilling and completion costs, including non controllable materials costs, shall be allocated between Producible Reservoirs, including dry holes as defined in Section 12.10, and including the interval from one hundred feet (100') below the deepest Producible Reservoir to total depth on a drilling day ratio basis where the factor for each reservoir is determined by a fraction for which the numerator is the number of drilling and completion days applicable to that reservoir and the denominator is the total number of days spent on the well, beginning on the day the rig arrives on location and terminating when the rig is released.

12.12                      Subsequent Operations in Non-Consent Well.  Except as provided in Section 10.6.4 or 12.3, as applicable, an election not to participate in the drilling, Sidetracking, or deepening of a well shall be deemed to be an election not to participate in any subsequent operations in the well before full recovery by the Participating Parties of the Non-Participating Party's recoupment amount.  A subsequent operation conducted during the recoupment period by the Parties entitled to participate shall be subject to the recoupment provided in Section 12.2.1.

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ARTICLE 13
ABANDONMENT AND SALVAGE

13.1           Platform Salvage and Removal Costs.  When the Parties owning a Platform mutually agree to dispose of such Platform, it shall be disposed of by the Operator as approved by such Parties with such Parties having a preferential right to acquire the Platform.  The costs, risks, and net proceeds, if any, resulting from such disposition shall be shared by such Parties in proportion to their ownership of the Platform.

13.2           Abandonment of Producing Well.  Any Participating Party may propose the abandonment of a well by notifying the other Participating Parties.  No well shall be abandoned without the unanimous approval of the Participating Parties.  The Participating Parties not consenting to the abandonment shall pay to each Participating Party desiring to abandon such abandoning Party's share of the current value of the well's salvageable material and equipment as determined pursuant to Exhibit "C", less the estimated current costs of salvaging same and of plugging and abandoning the well as determined by the Participating Parties.  In the event such abandoning Party's interest in such salvage value is less than such Party's share of the estimated costs of salvaging materials, plugging and abandoning, the abandoning Party shall pay the Operator, for the benefit of the non-abandoning Parties, a sum equal to the deficiency.

13.3           Assignment of Interest.  Each Participating Party desiring to abandon a well pursuant to Section 13.2 shall assign effective as of the last applicable election date, to the non-abandoning Parties, in proportion to their Participating Interests, its interest in such well and the equipment therein and its ownership in the production from such well.  Any Party so assigning shall be relieved, after delivering the assignment, from any further liability with respect to said well, and each non-abandoning Party shall assume and bear all such liabilities in proportion to the share of interest that it receives from the abandoning Parties.  Notwithstanding Section 13.2, no Party shall be required to accept an assignment of an interest of a Party desiring to abandon a well.  If no Party is willing to accept the assignment, the Party seeking to abandon the well shall remain an owner in the well.

13.4           Abandonment Operations Required by Governmental Authority.  Any well abandonment or Platform removal required by a governmental authority shall be accomplished by Operator with the costs, risks, and net proceeds, if any, to be shared by the Parties owning such well or Platform in proportion to their Participating Interests.

ARTICLE 14
WITHDRAWAL

14.1           Withdrawal.  A Party may withdraw from this Agreement by assigning to the other Parties who do not desire to withdraw, all of its interest in the Contract Area and the wells, Platforms and Facilities used in operations thereon; provided that such assignment shall not relieve such Party from any obligation or liability incurred prior to the first day of the month following receipt of the assignment by assignees.  The assigned interest shall be owned by the assignees in proportion to their respective Participating Interests.  The assignees, in proportion to the respective interests so acquired, shall pay the assignor for its interest in the wells, Platforms and Facilities, the current salvage value thereof less its share of the estimated current cost of salvaging same, plugging and abandoning of wells, and removal of all Platforms and Facilities, as determined by the Parties.  In the event such withdrawing Party's interest in such salvage value is less than such Party's share of the estimated costs, the withdrawing Party shall pay the Operator, for benefit of the non-withdrawing Parties, a sum equal to the deficiency.  Within ninety (90) days after receiving notice of the assignment, Operator shall render a final statement to the withdrawing Party for its share of all expenses incurred through the first day of the month following the date of receipt of the assignment, plus any deficiency in salvage value.  Providing all such expenses, including any deficiency hereunder due from the withdrawing Party have been paid within thirty (30) days after the rendering of such final statement, the assignment shall be effective the first day of the month following its receipt, and the withdrawing Party shall thereafter be relieved from all further obligations and liabilities with respect to the Contract Area; provided, however, that such withdrawing Party shall remain liable for any costs, expenses, or damages theretofore accrued or arising out of any event accruing prior to such Party's withdrawal.

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14.2           Limitations on Withdrawal.  No Party shall be relieved of its obligations hereunder during a blowout, a fire, or other emergency, but may withdraw from this Agreement after termination of such emergency, provided such Party shall remain liable for its share of all costs arising from said emergency.  Notwithstanding Section 14.1, no Party shall be required to accept an assignment of a withdrawing Party's interest.  If no Party is willing to accept the assignment, the Party seeking to withdraw shall remain subject to this Agreement.

ARTICLE 15
RENTALS, ROYALTIES, AND OTHER PAYMENTS

15.1           Creation of Overriding Royalty.  If the Working Interest or Participating Interest of a Party is subject to an overriding royalty, production payment, net profits interest, mortgage, lien, security interest, or other burden or encumbrance, other than lessor’s royalty, the Party so burdened shall pay and bear all liabilities and obligations created or secured by the burden or encumbrance and shall indemnify and hold the other Parties harmless from all claims and demands for payment asserted by the owners of the burdens or encumbrances. If any Non-Participating Party's interest is subject to an overriding royalty, production payment, or other charge or burden other than the “Permitted Encumbrance” shown on Exhibit “A”, then the Participating Parties shall, during recoupment of costs to be recovered under Section 12.2 above, receive the Working Interest production of such Non-Participating Party free from such charge or burden, which shall be paid and discharged by the Non-Participating Party out of his own separate funds.  Such Non-Participating Party shall hold the Participating Parties harmless with regard to such payment.

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15.2           Payment of Rentals and Minimum Royalties.  Operator shall pay in a timely manner for the Joint Account of the Parties all rentals, minimum royalties, or similar payments accruing under the terms of the Lease(s) and submit evidence of each such payment to the Parties.  Operator shall not be held liable to the other Parties in damages for the loss of a Lease or interest therein if, through mistake or oversight, any rental, minimum royalty, or other payment is not, or is erroneously paid.  The loss of any Lease or interest therein which results from a failure to pay or an erroneous payment of rental or minimum royalty shall be a joint loss and there shall be no readjustment of interest.

15.3           Non-Participation in Payments.  Should any Party elect not to pay its share of any rental, minimum royalty, or similar payment, such Party shall notify the other Parties at least sixty (60) days prior to the date on which such payment is due; and, in this event, Operator shall make such payment for the benefit of all the Participating Parties.  In such event, the Non-Participating Party shall, upon the request of the Participating Parties, assign to them such portions of its interest in such Lease as would be maintained by such payment.  Unless otherwise agreed, such assigned interest shall be owned by each Participating Party in proportion to its Participating Interest.

15.4           Royalty Payments.  Each Party hereto shall be responsible for and shall separately bear and properly pay or cause to be paid all royalties and other amounts which become due on production taken from the Contract Area for its account and on its share of any production used, consumed, or lost on the Contract Area.  During any time in which the Participating Parties in a Non-Consent Operation are entitled to receive a Non-Participating Party's Share of production, the Participating Parties shall bear the Lease royalty due on such share of production and shall hold the Non-Participating Parties harmless from liability for such royalty.

ARTICLE 16
TAXES

16.1           Property Taxes.  Operator shall render property covered by this Agreement as may be subject to ad valorem taxation and shall pay such property taxes for the benefit of each Party.  Operator shall charge each Party its share of such tax payments.  If the Operator is required hereunder to pay ad valorem taxes based in whole or in part upon separate valuation of each Party's Working Interest, then notwithstanding anything to the contrary herein, charges to the Joint Account as provided in Exhibit "C" shall be made and paid by the Parties hereto in accordance with the percentage of tax value generated by each Party's Working Interest.

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16.2           Contest of Property Tax Valuation.  Operator shall timely and diligently protest to a final determination any valuation it deems unreasonable.  Pending such determination, Operator may elect to pay under protest.  Upon final determination, Operator shall pay the taxes and any interest, penalty, or cost accrued as a result of such protest.  In either event, Operator shall charge each Party its share in accordance with each Party's Participating Interest.

16.3           Production and Severance Taxes.  Each Party shall pay, or cause to be paid, all production, severance, and excise taxes, due on any production which it receives pursuant to the terms of this Agreement.

16.4           Other Taxes and Assessments.  Operator shall pay other applicable taxes (other than income taxes) or assessments and charge each Party its share in accordance with each Party's Participating Interest, provided that should a Party's unilateral action cause a change in status of the entire Lease, Platform or Facilities thereon for tax purposes, that Party shall bear the entire increased portion of taxes caused by that Party's action.

16.5           Gas Balancing.  Each Party agrees that with respect to gas production, each Party taking gas under the Gas Balancing Agreement attached hereto as Exhibit "D" shall account for such gas for federal income tax purposes in accordance with proposed Treasury Regulation Section 1.761-2(d)(3), or in accordance with binding laws, rules, regulations, and orders affecting production from the Contract Area which hereafter may be adopted, promulgated, or issued by an agency or other governmental authority having jurisdiction over the Contract Area.

ARTICLE 17
INSURANCE

17.1           Insurance.  Operator shall at times when operations are conducted herein during the term of this Agreement, carry, pay for and charge each Party its proportionate share of the cost of (i) Worker’s Compensation and Employer’s Liability Insurance covering the employees of Operator engaged in operations hereunder in compliance with all applicable State and Federal laws and (ii) Contingent Maritime Employer’s Liability Insurance.  The Worker’s Compensation policy shall have attached the “Longshoreman’s Harbor Worker’s Compensation Act (Federal) Endorsement” and “Outer Continental Shelf Land’s Endorsement”.  The Contingent Maritime Employer’s Liability Insurance shall provide for a limit of liability of not less than $1,000,000 per accident.  Such policies shall contain waivers of subrogation in favor of Non-Operators.  Each Party to this Agreement shall be responsible for insuring its own interest in property and equipment, well control and redrill expense, or loss of income and any other loss not covered by the insurance referred to herein.  Each Party for its account shall carry, pay for and maintain throughout the term of this Agreement policies of insurance specified in Exhibit “B” of this Agreement.

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ARTICLE 18
LIABILITY, CLAIMS AND LAWSUITS

18.1           Individual Obligations.  The obligations, duties and liabilities of the Parties shall be several and not joint or collective; and nothing contained herein shall ever be construed as creating a partnership of any kind, joint venture, association, or other character of business entity recognizable in law for any purpose.  Each Party shall hold all the other Parties harmless from liens and encumbrances on the Contract Area arising as a result of its acts.

18.2           Notice of Claim or Lawsuit.  If a claim is made against any Party or if any Party is sued on an alleged cause of action arising out of operations hereunder or an alleged cause of action involving title to any interest subject hereto, such Party shall give prompt written notice to the other Parties.

18.3           Settlements.  Operator may settle any single damage claim or suit involving operations or title to any interest hereunder if the expenditure does not exceed Fifty Thousand Dollars ($50,000.00) and if the payment is in complete settlement of such claim or suit.  If the amount required for settlement exceeds such amount, the Participating Parties shall determine the further handling of the claim or suit.  Operator will keep the Participating Parties appropriately advised of all material events in each lawsuit and claim arising from operations hereunder.

18.4           Legal Expense.  Legal expenses shall be handled pursuant to Exhibit "C"; however, such legal expenses shall be approved and borne in accordance with Exhibit "C" by only the Participating Parties in the operations out of which such liability giving rise to same occurs.

18.5           Liability for Losses, Damages, Injury or Death.  Liability for losses, damages, injury, or death arising from operations under this Agreement shall be borne by the Parties in proportion to their Participating Interests in the operations out of which such liability arises, except when such liability results from the sole or concurrent gross negligence or willful misconduct of a Party or Parties, in which case such Party or Parties shall be liable.

18.6           Indemnification.  To the extent allowed by law, the Participating Parties agree to hold the Non-Participating Parties harmless and to indemnify and protect them against all claims, demands, liabilities and liens for property damage or personal injury, including death, caused by or otherwise arising out of Non-Consent Operations, and any loss and cost suffered by any Non-Participating Party as an incident thereof.

18.7           Damage to Reservoir, Loss of Reserves and Profits.  Notwithstanding anything to the contrary contained herein, no Party shall be liable to any other Party for damage to a reservoir, loss of reserves, or loss of profits, nor does any other Party indemnify any other Party for such loss, except for such liability as may result from a Party’s gross negligence or willful misconduct.

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ARTICLE 19
INTERNAL REVENUE PROVISION

19.1           Internal Revenue Provision.  Notwithstanding any provisions herein that the rights and liabilities are several and not joint or collective, or that this Agreement and the operations hereunder shall not constitute a partnership, each Party elects not to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, Internal Revenue Code of 1986, as amended, and similar provisions of applicable state laws.  The tax partnership shall be governed by Exhibit “F”                                           .

ARTICLE 20
CONTRIBUTIONS

20.1           Notice of Contributions Other than Advances for Sale of Production.  Each Party shall promptly notify the other Parties of all contributions which it may obtain, or is attempting to obtain, in support of the drilling of any well on the Contract Area.  Payments received as consideration for entering into a contract for sale of production from the Contract Area, loans, and other financing arrangements shall not be considered contributions for the purposes of this Article.

20.2           Cash Contributions.  In the event a Party contracts for a cash contribution toward the drilling of a well, said cash contribution shall be paid to Operator and Operator shall apply the amount thereof against the cost of such drilling.  If such well is a Non-Consent Well, the amount of the contribution shall be deducted from the cost specified in Section 12.2.1.(a).

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20.3           Acreage Contributions.  In the event a Party contracts for an acreage contribution toward the drilling of a well, such Party shall tender an assignment of the acreage, without warranty of title, to the Participating Parties in the proportions said Parties shared the cost of drilling the well.  Such acreage shall become a separate contract area and, to the extent possible, be subject to provisions identical to those contained in this Agreement.  For purposes of this Agreement, the word "acreage" shall mean lands or leases or interests therein.

ARTICLE 21
DISPOSITION OF PRODUCTION

21.1           Facilities to Take in Kind.  Any Party shall have the right, at its sole risk and expense, to construct Facilities for taking its share of production in kind, provided that such Facilities, at the time of installation, do not interfere with continuing operations on the Contract Area.

21.2           Taking Production in Kind.  Each Party shall take in kind and separately dispose of its share of the oil and/or condensate and gas produced and saved from the Contract Area.

21.3           Failure to Take in Kind.  If any Party fails to take in kind and dispose of its share of the oil and/or condensate, Operator shall have the option, but not the obligation, to either (a) purchase oil and/or condensate at Operator's posted price for liquids of the same kind, gravity, and quality in the field where the Leases are located or, in the absence of such posted price, at the price prevailing in the field or area for oil and/or condensate of the same kind, gravity, and quality, or (b) sell such oil and/or condensate to others under commercially reasonable terms negotiated by Operator in good faith , subject to revocation at will by the non-taking Party.  All contracts of sale by Operator of any Party's share of oil and/or condensate shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the circumstances, but in no event shall any contract be for a period in excess of one hundred and eighty (180) days. Proceeds of all sales made by Operator pursuant to this Section shall be paid to the Parties entitled thereto.  Unless required by governmental authority or judicial process, no Party shall be forced to share an available market with any non-taking Party.  If any Party fails to take in kind or dispose of its share of gas, such gas shall be accounted for in accordance with the provisions of Exhibit "D", Gas Balancing Agreement, attached hereto and made a part hereof.

21.4           Expenses of Delivery in Kind.  Any cost incurred in making delivery of any Party's share of oil and/or condensate or disposing of same pursuant to Section 21.3, shall be borne by such Party.

21.5           Gas Balancing Provisions.  The Parties agree that in the event separate disposition of gas causes split-stream deliveries to separate pipelines and/or deliveries which on a day-to-day basis for any reason are not equal to a Party's respective proportionate share of total gas sales to be allocated to it, the gas balancing or accounting between the Parties shall be handled in accordance with the attached Exhibit "D".

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ARTICLE 22
APPLICABLE LAW

22.1           Applicable Law.  THIS AGREEMENT AND ALL OPERATIONS CONDUCTED HEREUNDER BY THE PARTIES SHALL BE SUBJECT TO ALL VALID AND APPLICABLE FEDERAL LAWS, RULES, REGULATIONS AND ORDERS ("FEDERAL LAW").  TO THE EXTENT REQUIRED BY FEDERAL LAW, THE LAWS OF THE STATE ADJACENT TO THE CONTRACT AREA SHALL APPLY.  THIS AGREEMENT SHALL OTHERWISE BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF LOUISIANA, EXCLUDING CHOICE OF LAW RULES THAT WOULD REFER THE MATTER TO THE LAW OF ANY OTHER JURISDICTION.

ARTICLE 23
LAWS AND REGULATIONS

23.1           Laws and Regulations.  This Agreement and all operations and activities conducted under it shall be subject to all applicable laws, rules, regulations and orders (federal, state, and local).  A provision of this Agreement found to be contrary to or inconsistent with any such law, rule, regulation or order shall be deemed to have been modified accordingly.

ARTICLE 24
FORCE MAJEURE

24.1           Force Majeure.  The obligations imposed by this Agreement on a Party, except for indemnity obligations and the payment of money, shall be suspended with respect to such Party to the extent that compliance is prevented, in whole or in part, by a labor dispute, fire, storm, flood, war, civil disturbance, or act of God; by laws; by governmental rules, regulations, or orders; by inability to secure materials; or by any other cause, whether similar or dissimilar, beyond the reasonable control of the said Party; provided, however, that performance shall be resumed within a reasonable time after such cause has been removed; and provided further that no Party shall be required against its will to settle any labor dispute.

24.2           Notice.  Whenever a Party's obligations are suspended under Section 24.1, such Party shall immediately notify the other Parties and give full particulars of the reason for such suspension.

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ARTICLE 25
SUCCESSORS, ASSIGNS AND PREFERENTIAL RIGHTS

25.1           Successors and Assigns. This Agreement binds and inures to the benefit of the Parties and their respective heirs, successors, and assigns and shall constitute a covenant running with the Leases within the Contract Area. Each Party shall incorporate in each assignment of an interest in a Lease a provision that the assignment is subject to this Agreement.

25.2           Transfer of Interest. No transfer, assignment, or other disposition of interest by a Party shall relieve the Party of liabilities and obligations it has incurred or that are attributable to the interest transferred before the date of the transfer, and the obligation to pay and bear all costs and risks attributable to an operation in which the Party was a Participating Party before making the transfer, and the lien and security rights granted by Section 8.5 (Security Rights) shall continue to burden the interest transferred to secure payment of the obligations. The transferor shall be liable for all costs, expenses, and liabilities for well plugging and abandonment, Platform and Facilities removal and disposal, and site clearance for property and equipment attributable to the assigned interest before the date of the transfer, net of salvage proceeds.

25.3           Consent to Assign. A Party may not sell, transfer, farm out, assign, or otherwise dispose of all or part of its interest in a Lease without the prior written consent of the other Parties, unless:

(a)
the transferee is financially capable of assuming the obligations hereunder and, in accordance with Subsection 25.3(c), the transferor furnishes the Parties with proof of such financial capability that, in the case of Outer Continental Shelf leases, shall be proof that the transferee is currently qualified by the Minerals Management Service, an agency of the United States Department of the Interior, or a successor agency having jurisdiction (hereinafter “MMS”), to own Outer Continental Shelf leases and that the transferee has on file with the MMS the appropriate lessee and Operator bonds;

(b)	the transferee agrees in writing to assume all obligations and liabilities under this Agreement related to the interest acquired; and
(c)
the transferor has given the other Parties written notice of the transfer at least fifteen (15) days before the date of the transfer, such notice to include the name of each proposed transferee, a description of the interests to be transferred, and the proof set forth in Subsection 25.3(a).

The requirements of this Section 25.3 shall not apply to a merger, consolidation, reorganization, sale or transfer to an Affiliate, a mortgage by a Party of its interest in the Leases within the Contract Area, a sale of all, or substantially all, of a Party’s domestic exploration and production properties, or a transfer or disposition between the Parties hereto.

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25.4           Transfers Between Parties. A transfer, relinquishment, or other disposition of interests in the Leases between Parties under Section 12.6 (Non-Consent Operations to Maintain Lease); Article 14 (Withdrawal); or Section 15.3 (Non-participation in Payments) shall be made without warranty of title. Any such transfer between the Parties, if applicable, shall be free and clear of all overriding royalty, production payment, net profits interest, mortgage, lien, security interest, or other burden or encumbrance, other than lessor’s royalty burdens and the Permitted Encumbrance shown on Exhibit “A”.

25.5           Division of Interest. If, at any time, the interest of a Party is divided among and owned by four (4) or more co-owners, Operator, at its discretion, may require the co-owners to appoint a single trustee or agent with full authority to receive notices, approve expenditures, receive billings for, and approve and pay the Party’s share of the joint expenses, and to deal generally with, and with power to bind the co-owners of the Party’s interest within the scope of the operations embraced in this Agreement. All such co-owners may separately dispose of their respective shares of the oil, gas, and condensate produced from the Contract Area and may receive, separately, payment of the sale proceeds thereof.

25.6           Preferential Rights. If a Party desires to transfer, sell, farmout, assign, or otherwise dispose of all or part of its Working Interest (“Disposing Party”), it shall promptly give written notice to the other Parties with full information about the proposed transaction, including, but not limited to, the name and address of the prospective transferee (who must be ready, willing, and able to acquire the interest and deliver the stated consideration therefor), the consideration for the transfer, farmout terms, and all other terms of the offer. In the case of a package sale of oil and gas interests that includes all or part of the Disposing Party’s Working Interest, or if the proposed transaction is structured as a non-simultaneous, like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended (“Code”), the Working Interest that is subject to this preferential right shall be separately valued and the notice shall state the value attributed to the interest by the prospective transferee. The other Parties shall then have an optional prior right, for a period of thirty (30) days after receipt of the notice, to elect to purchase or acquire on the same terms and conditions, or on equivalent terms for a non-cash transaction, all of the Working Interest that the Disposing Party is proposing to transfer. If this preferential right is exercised by a Party, the purchasing or acquiring Parties shall share the purchased or acquired interest in the proportions that the Working Interest of each bears to the total Working Interest of all acquiring Parties, or in such proportions as the acquiring Parties otherwise agree. This preferential right shall apply separately to each Working Interest or part thereof covered by this Agreement, regardless of whether it is included in the proposed transaction along with other oil and gas interests, whether as a sale, farmout, or non-simultaneous, like-kind exchange, and no provision in this Agreement shall be interpreted to defeat this preferential right. Upon exercise of this preferential right, the acquiring Parties shall agree to perform all obligations of the prospective transferee under the proposed transaction only for the Working Interest subject to the proposed transaction. This preferential right, however, shall not exist or apply when a Party proposes (a) to mortgage its interest; (b) to dispose of or transfer its interest to an Affiliate by (i) merger, (ii) reorganization, or (iii) consolidation; (c) to sell all, or substantially all, of its exploration and production properties located in the United States of America; or (d) to transfer the interest under a property exchange transaction other than a non-simultaneous, like-kind exchange under Section 1031 of the Code. If the proposed transaction is not consummated within six (6) months after receipt of the notice by the other Parties, the Working Interest shall again be governed by this Section 25.6 and the preferential right shall again arise for the offered interest as herein described.

46

ARTICLE 26
TERM

26.1           Term.  This Agreement shall remain in effect so long any Lease or part thereof within the Contract Area remains in force and effect and thereafter until: (a) all wells within the Contract Area have been abandoned and plugged or turned over to a single Working Interest owner in accordance with Article 14; (b) all equipment and any real property acquired for the Joint Account has been disposed of by Operator; and (c) there has been a final accounting made under this Agreement, including settlement of any gas imbalances pursuant to Exhibit "D".  Termination of this Agreement shall not relieve a Party of any liability or obligation which accrued or was incurred before such termination.

ARTICLE 27
MISCELLANEOUS PROVISIONS

27.1          Headings.  Except for the headings contained in Article 2 (Definitions), the headings and table of contents used herein are inserted for convenience only and shall be disregarded in construing this Agreement.

27.2          Waiver.  Failure to act upon a breach of any provision of this Agreement does not waive a Party's right to enforce a subsequent breach of the same or any other provision.

ARTICLE 28
EXECUTION

28.1           Counterpart Execution.  This Agreement may be executed by signing the original or a counterpart thereof.  If this Agreement is executed in counterparts, all counterparts taken together shall have the same effect as if all the Parties had signed the same instrument.

28.2           Amendments.  No amendments hereof shall be effective unless they are in writing and executed by the relevant Parties.

47

IN WITNESS WHEREOF, this Agreement has been executed by the Parties on the date shown below, but effective as of the day and year first above written.

WITNESSES:

OPERATOR:

Ridgelake Energy, Inc.
_______________________________

By:_________________________________
_______________________________	William M. Hines
Vice President
Date: September 26, 2006

WITNESSES:
NON-OPERATORS:

GulfX, LLC
_______________________________

By:_________________________________
_______________________________	Name: Paul Garner
Title: Vice President
Date: Oct 6, 2006

South Marsh, LLC
_______________________________

By:_________________________________
_______________________________	Name: Paul Garner
Title: Vice President
Date: Oct 6, 2006

Lion Energy Limited, LLC
_______________________________

By:_________________________________
_______________________________	Name: Russell Brimage
Title: President
Date: Oct 6, 2006
48

EXHIBIT "A"

Attached to and made a part of that certain Operating Agreement, dated effective the 18th day of  September, 2006,
by and between Ridgelake Energy, Inc., GulfX, LLC, South Marsh LLC and Lion Energy Limited, LLC.

I.	Description of Lease(s):

That certain Lease dated effective June 1, 2005, by and between the United States of America (“Lessor”) and Ridgelake Energy, Inc. (“Lessee”), designated by the Minerals Management Service as OCS-G 27089, and covering 5,000 acres of submerged lands within the Outer Continental Shelf, described as follows:

“All of Block 138, South Marsh Island Area, South Addition, OCS Leasing Map, Louisiana Map No. 3C”

II.	Contract Area:

The Contract Area shall cover all of the acreage covered by OCS-G 27089.

III.	Interest of Parties:

Party:	Interest:

RIDGELAKE ENERGY, INC. (“OPERATOR”)	*50.00%
GULFX, LLC	**12.50%
SOUTH MARSH LLC	** 7.50%
LION ENERGY LIMITED LLC	**30.00%
100.00%

* (NOTE: It is recognized that, pursuant to the terms of that certain Seismic Acquisition and Exploration Agreement dated effective September 7, 2004, by and between Ridgelake Energy, Inc. and Beacon Exploration and Production Company, L.L.C., Beacon has the right to participate for up to a 10% working interest in OCS-G 27091. Should Beacon or its designee be determined to have properly elected to acquire a working interest in OCS-G 27089, then it is understood that such interest will be conveyed by Ridgelake to Beacon or its designee. Furthermore, it is agreed that the conveyance by Ridgelake to Beacon or its designee under the terms of the aforesaid Seismic Acquisition and Exploration Agreement shall not be subject to the terms of this agreement until such time as Beacon or it designee has ratified and/or otherwise accepted the terms of this Operating Agreement. In particular, the Parties herein specifically understand and agree that the aforesaid conveyance by Ridgelake to Beacon ir its designee is not subject to the terms of Article 25.3 and 25.6 of this Operating Agreement.)

** (NOTE: It is recognized and understood that the respective interests credited to GulfX, LLC, South Marsh LLC and Lion Energy Limited LLC are subject to the terms and conditions of the following Participation Agreements: 1) that certain Agreement dated January 18, 2006, by and between Ridgelake and GulfX, LLC, (2)  that certain Agreement dated September 18, 2006, by and between Ridgelake and South Marsh LLC, and (3) that certain Agreement dated September 18,2006, by and between Ridgelake and Lion Energy Limited LLC. As such, the interest, which is conditioned upon the performance by GulfX, South Marsh and Lion of all of the terms and conditions contained in the aforesaid Participation Agreements. Should the said parties fail to earn an interest in OCS-G 27089 under the terms of the Participation Agreement that is applicable to that party’s conditional interest, then it is recognized that the interest credited to that party shall revert to Ridgelake. Furthermore, it is understood and agreed that if there is a conflict between the terms and conditions of the Participation Agreements referenced herein and this Operating Agreement, then the terms of the applicable
Participation Agreement shall apply and take precedence over the terms and conditions contained in this Operating Agreement.)

A-1

IV.	Designated Representatives:

RIDGELAKE ENERGY, INC.	GULFX, LLC
3636 N. Causeway Boulevard, Suite 300	45 Ventnor Avenue
Metairie, Louisiana 70002-7216	West Perth 6005
Attention: Mr. John Rubin	Western Australia, Australia
Attention: ______________

SOUTH MARSH LLC	LION ENERGY LIMITED LLC
P.O. Box 512	P.O. Box 512
West Perth Business Center 6872	West Perth Business Center 6872
Western Australia, Australia	Western Australia, Australia
Attention: _________________	Attention: _________________

V.	Permitted Encumbrance:

In addition to Lessor’s royalty, OCS-G 27089 is burdened with a 3.33333% of 8/8ths Overriding Royalty Interest, which has been granted by Ridgelake Energy, Inc. to Beacon Exploration and Production Company, L.L.C., pursuant the terms of that certain letter agreement dated September 7, 2004, by and between Ridgelake and Beacon Exploration and Production Company L.L.C. The aforesaid burdens are Permitted Encumbrances under the terms of this Operating Agreement.

A-2

EXHIBIT “B”
INSURANCE

Attached to and made a part of that certain Operating Agreement, dated effective the 18th day of September, 2006,
by and between Ridgelake Energy, Inc., GulfX, LLC, South Marsh LLC and Lion Energy Limited LLC.

INSURANCE PROVISIONS

1           Operator shall carry the following insurance for the joint account:

  a.  Workmen's Compensation and Employer's Liability Insurance covering employees of Operator engaged in operations hereunder in compliance with all applicable State and Federal Laws. The Workmen's Compensation policy shall have attached the "Longshoreman's Harbor Worker's Compensation Act (Federal) Endorsement" and "Outer Continental Shelf Lands Endorsement".

  b.   Contingent Maritime Employer's Liability Insurance shall provide for a limit of liability of not less than $1,000,000 per accident.

2.	Each Party shall carry the insurance noted below with the minimum limits as set out:

  a.   General Liability and Property Damage Insurance endorsed to include offshore operations and non-owned watercraft liability, covering operations conducted hereunder with a combined single limit each occurrence of $1,000,000 for bodily injury and property damage.

  b.  Commercial Automobile Liability Insurance covering owned, non-owned and hired automobiles with a combined single limit of $1,000,000 per occurrence and Property Damage Insurance covering operations conducted hereunder with a combined single limit each occurrence of $500,000 for bodily injury and property damage.

  c.   Excess Liability Insurance, including sudden and accidental pollution liability, with a limit of $35,000,000.00.

  d.  Non-Owned Aircraft Liability Insurance with a limit of $5,000,000 each occurrence.

  e.   Insurance for Control of Well, Redrilling and Restoration due to blowout and/or cratering above or below surface, and Seepage and Pollution Liability coverage including cleanup and containment with a minimum limit of $25,000,000 per occurrence. Coverage shall also include Care Custody and Control Insurance with a minimum limit of $500,000 per occurrence.

3.	Any Party hereto may acquire such additional insurance as it deems proper to protect itself against any claims, losses, damages or destruction arising out of operations hereunder.

4.
Operator shall use reasonable efforts to require all contractors and subcontractors working or performing services hereunder to comply with the Workmen's Compensation and Employer's Liability Laws, both State and Federal, and to carry Comprehensive General Liability and such other insurance as Operator deems necessary.

In the event that construction operations are performed, Operator shall determine the amount(s) of Builder’s Risks Insurance appropriate for the project and shall: (i) cause the pertinent contractor(s) and, as applicable, subcontractor(s) to carry, in the aggregate and as Operator deems appropriate, such coverage and/or (ii) carry for the joint account (and charge it accordingly) for such portion of, of all, the coverage as operator deems appropriate.  In any such event, Operator shall cause certificates of insurance reflective of such coverage to be forwarded to the Non-Operator(s).

B-1

EXHIBIT “C”

Attached to and made a part of that certain Operating Agreement, dated the 18th day of September, 2006,
by and between Ridgelake Energy, Inc., GulfX, LLC, South Marsh LLC and Lion Energy Limited LLC.

ACCOUNTING PROCEDURE
OFFSHORE JOINT OPERATIONS

I. GENERAL PROVISIONS

1.	Definitions

“Joint Property” shall mean the real and personal property subject to the Agreement to which this Accounting Procedure is attached.

“Joint Operations” shall mean all operations necessary or proper for the development, operation, protection and maintenance of the Joint Property.

“Joint Account” shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and which are to be shared by the Parties.

“Operator” shall mean the party designated to conduct the Joint Operations.

“Non-Operators” shall mean the Parties of this Agreement other than the Operator.

“Parties" shall mean Operator and Non-Operators.

“First Level Supervisors” shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees and/or contract labor directly employed on the Joint Property in a field operating capacity.  The First Level Supervisor shall not be required to be located on the Joint Property, but shall be located at a field location near the Joint Property.

“Technical Employees” shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and problems for the benefit of the Joint Property.

“Personal Expenses” shall mean travel and other reasonable reimbursable expenses of Operator's employees.

“Material” shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.

“Controllable Material” shall mean Material which at the time is so classified in the Material Classification Manual as most recently recommended by the Council of Petroleum Accountants Societies.

“Shore Base Facilities” shall mean onshore support facilities that during drilling, development, maintenance and producing operations provide such services to the Joint Property as receiving and transshipment point for supplies, materials and equipment, debarkation point for drilling and production personnel and services; communication, scheduling and dispatching center; other associated functions benefiting the Joint Property.

“Offshore Facilities” shall mean platforms and support systems such as oil and gas handling facilities, living quarters, offices, shops, cranes, electrical supply equipment and systems, fuel and water storage and piping, heliport, marine docking installations, communication facilities, navigation aids, and other similar facilities necessary in the conduct of offshore operations.

2.         Statements and Billings

Operator shall bill Non-Operators on or before the last day of each month for their proportionate share of the Joint Account for the preceding month.  Such bills will be accompanied by statements which identify the authority for expenditure, lease or facility, and all charges and credits, summarized by appropriate classifications of investment and expense except that items of Controllable Material and unusual charges and credits shall be separately identified and fully described in detail.

C-1

3.         Advances and Payments by Non-Operators

Unless otherwise provided for in the Agreement, the Operator may require the Non-Operators to advance their share of estimated cash outlay for the succeeding month's operation within fifteen (15) days after receipt of the billing or by the first day of the month for which the advance is required, whichever is later.  Operator shall adjust each monthly billing to reflect advances received from the Non-Operators.

B.
Each Non-Operator shall pay its proportion of all bills within fifteen (15) days after receipt.  If payment is not made within such time, the unpaid balance shall bear interest monthly at the prime rate in effect at Citibank, N.A., New York, New York (or successor) on the first day of the month in which delinquency occurs plus 1% or the maximum contract rate permitted by the applicable usury laws of the jurisdiction in which the Joint Property is located, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts.

4.	Adjustments

Payment of any such bills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; provided, however, all bills and statements rendered to Non-Operators by Operator during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such calendar year, unless within the said twenty-four (24) month period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment.  No adjustment favorable to Operator shall be made unless it is made within the same prescribed period.  The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of Controllable Material as provided for in Section V.

5.	Audits

A.
Non-Operator, upon notice in writing to Operator and all other Non-Operators, shall have the right to audit Operator's accounts and records relating to the Joint Account for any calendar year within the twenty-four (24) month period following the end of such calendar year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts as provided for in Paragraph 4 of this Section I. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner which will result in a minimum of inconvenience to the Operator.  Operator shall bear no portion of the Non-Operators' audit cost incurred under this paragraph unless agreed to by the Operator.  The audits shall not be conducted more than once each year without prior approval of Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit.

B.	The Operator shall reply in writing to an audit report within 180 days after receipt of such report.

6.	Approval by Non-Operators

Where an approval or other agreement of the Parties or Non-Operators is expressly required under other sections of this Accounting Procedure and if the agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, Operator shall notify all Non-Operators of the Operator's proposal, and the agreement or approval of a majority in interest of the Non-Operators shall be controlling on all Non-Operators.

II. DIRECT CHARGES

Operator shall charge the Joint Account with the following items:

1.	Rentals and Royalties

Lease rentals and royalties paid by Operator for the Joint Operations.

2.	Labor

A.	(1) Salaries and wages of Operator's field employees directly employed on the Joint Property in the conduct of Joint Operations.

(2)  Salaries and wages of Operator's employees directly employed on Shore Base Facilities or  other Offshore Facilities serving the Joint Property if such costs are not charged under Paragraph 7 of this Section II.

(3) Salaries of First Level Supervisors in the field.

(4) Salaries and wages of Technical Employees directly employed on the Joint Property if such charges are excluded from the Overhead rates.

(5)  Salaries and wages of Technical Employees either temporarily or permanently assigned to and directly employed in the operation of the Joint Property if such charges are excluded from the overhead rates.

C-2

B.
Operator's cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 2A of this Section II.  Such costs under this Paragraph 2B may be charged on a “when and as paid basis” or by “percentage assessment” on the amount of salaries and wages chargeable to the Joint Account under Paragraph 2A of this Section II.  If percentage assessment is used, the rate shall be based on the Operator's cost experience.

C.
Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator's costs chargeable to the Joint Account under Paragraphs 2A and 2B of this Section II.

D.	Personal Expenses of those employees whose salaries and wages are chargeable to the Joint Account under Paragraph 2A of this Section II.

3.	Employee Benefits

Operator's current costs of established plans for employees' group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus, and other benefit plans of a like nature, applicable to Operator's labor cost chargeable to the Joint Account under Paragraphs 2A and 2B of this Section II shall be Operator's actual cost not to exceed the percent most recently recommended by the Council of Petroleum Accountants Societies.

4.	Material

Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV.  Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use and is reasonably practical and consistent with efficient and economical operations.  The accumulation of surplus stocks shall be avoided.

5.	Transportation

Transportation of employees and Material necessary for the Joint Operations but subject to the following limitations:

A.
If Material is moved to the Joint Property from the Operator's warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store where like material is normally available or railway receiving point nearest the Joint Property unless agreed to by the Parties.

B.
If surplus Material is moved to Operator's warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest reliable supply store where like material is normally available, or railway receiving point nearest the Joint Property unless agreed to by the Parties.  No charge shall be made to the Joint Account for moving Material to other properties belonging to Operator, unless agreed to by the Parties.

C.
In the application of subparagraphs A and B above, the option to equalize or charge actual trucking cost is available when the actual charge is $400 or less excluding accessorial charges.  The $400 will be adjusted to the amount most recently recommended by the Council of Petroleum Accountants Societies.

6.	Services

The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph 9 of Section II and Paragraphs i and ii of Section III.  The cost of professional consultant services and contract services of technical personnel directly engaged on the Joint Property if such charges are excluded from the overhead rates.  The cost of professional consultant services or contract services of technical personnel directly engaged in the operation of the Joint Property shall be charged to the Joint Account if such charges are excluded from the overhead rates.

7.	Equipment and Facilities Furnished by Operator

A.
Operator shall charge the Joint Account for use of Operator-owned equipment and facilities, including Shore Base and/or Offshore Facilities, at rates commensurate with costs of ownership and operation.  Such rates may include labor, maintenance, repairs, other operating expense, insurance, taxes, depreciation and interest on gross investment less accumulated depreciation not to exceed eight percent (8%) per annum.  In addition, for platforms only, the rate may include an element of the estimated cost of platform dismantlement.  Such rates shall not exceed average commercial rates currently prevailing in the immediate area of the Joint Property.

B.  In lieu of charges in Paragraph 7A above, Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property less twenty percent (20%).  For automotive equipment, Operator may elect to use rates published by the Petroleum MotorTransport Association.

8.	Damages and Losses to Joint Property

All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other causes, except those resulting from Operator's gross negligence or willful misconduct.  Operator shall furnish Non-Operator written notice of damages or losses incurred as soon as practicable after a report thereof has been received by Operator.

C-3

9.	Legal Expense

Expense of handling, investigating and settling litigation or claims, discharging of liens, payments of judgments and amounts paid for settlement of claims incurred in or resulting from operations under the Agreement or necessary to protect or recover the Joint Property, except that no charge for services of Operator's legal staff or fees or expense of outside attorneys shall be made unless previously agreed to by the Parties.  All other legal expense is considered to be covered by the overhead provisions of Section III unless otherwise agreed to by the Parties, except as provided in Section I, Paragraph 3.

10.	Taxes

All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property, the operation thereof, or the production therefrom, and which taxes have been paid by the Operator for the benefit of the Parties.  If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the Parties hereto in accordance with the tax value generated by each party's working interest.

11.	Insurance

Net premiums paid for insurance required to be carried for the Joint Operations for the protection of the Parties.  In the event Joint Operations are conducted at offshore locations in which Operator may act as self-insurer for Workers' Compensation and Employers' Liability, Operator may include the risk under its self-insurance program in providing coverage under State and Federal laws and charge the Joint Account at Operator's cost not to exceed manual rates.

12.	Communications

Costs of acquiring, leasing, installing, operating, repairing and maintaining communication systems including radio and microwave facilities between the Joint Property and the Operator's nearest Shore Base Facility.  In the event communication facilities systems serving the Joint Property are Operator-owned, charges to the Joint Account shall be made as provided in Paragraph 7 of this Section II.

13.	Ecological and Environmental

Costs incurred on the Joint Property as a result of statutory regulations for archaeological and geophysical surveys relative to identification and protection of cultural resources and/or other environmental or ecological surveys as may be required by the Minerals Management Service or other regulatory authority.  Also, costs to provide or have available pollution containment and removal equipment plus costs of actual control and cleanup and resulting responsibilities of oil spills as required by applicable laws and regulations.

14.	Abandonment and Reclamation

Costs incurred for abandonment of the Joint Property, including costs required by governmental or other regulatory authority.

15.	Other Expenditures

Any other expenditure not covered or dealt with in the foregoing provisions of this Section II, or in Section III and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations.

III.  OVERHEAD

As compensation for administrative, supervision, office services and warehousing costs, Operator shall charge the Joint Account in accordance with this Section III.

Unless otherwise agreed to by the Parties, such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Section II.  The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies, except as herein described, shall be considered as included in the overhead rates provided for in this Section III unless such cost and expense are agreed to by the Parties as a direct charge to the Joint Account. Notwithstanding anything herein contained to the contrary, it is agreed that such costs and services when directly employed on the Joint Property shall not be covered by the overhead rates. Furthermore, the reasonable and customary fees and expenses incurred by contract personnel and professional consultants as such fees relate to matters before or involving governmental agencies (including but not limited to the Minerals Management Service and other regulatory agencies) , even if such contract or professional consultants are working in Operator’s office, shall be directly chargeable to the Joint Account, to the extent that such fees and expenses are associated with the operation of the Joint Property.

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i.
Except as otherwise provided in Paragraph 2 of this Section III, the salaries, wages and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technical personnel directly employed on the Joint Property:

( ) shall be covered by the overhead rates.
( x ) shall not be covered by the overhead rates.

ii.
Except as otherwise provided in Paragraph 2 of this Section III, the salaries, wages and Personal Expenses of Technical Employees and/or costs of professional consultant services and contract services of technical personnel either temporarily or permanently assigned to and directly employed in the operation of the Joint Property:

( x ) shall be covered by the overhead rates.
( ) shall not be covered by the overhead rates.

1.	Overhead - Drilling and Producing Operations

As compensation for overhead incurred in connection with drilling and producing operations, Operator shall charge on either:

( x ) Fixed Rate Basis, Paragraph 1A, or
( ) Percentage Basis, Paragraph 1B

A.	Overhead - Fixed Rate Basis

(1) Operator shall charge the Joint Account at the following rates per well per month:
Drilling Well Rate $30,000. (Prorated for less than a full month)
Producing Well Rate $3,000.

(2) Application of Overhead - Fixed Rate Basis for Drilling Well Rate shall be as follows:

(a)
Charges for drilling wells shall begin on the date when drilling or completion equipment arrives on location and terminate on the date the drilling or completion equipment moves off location or rig is released, whichever occurs first, except that no charge shall be made during suspension of drilling operations for fifteen (15) or more consecutive calendar days.

(b)
Charges for wells undergoing any type of workover or recompletion for a period of five (5) consecutive work days or more shall be made at the drilling well rate.  Such charges shall be applied for the period from date workover operations, with rig or other units used in workover, commence through date of rig or other unit release, except that no charge shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.

(3)	Application of Overhead - Fixed Rate Basis for Producing Well Rate shall be as follows:

(a)	An active well either produced or injected into for any portion of the month shall be considered as a one-well charge for the entire month.

(b)
Each active completion in a multi-completed well in which production is not commingled down hole shall be considered as a one-well charge providing each completion is considered a separate well by the governing regulatory authority.

(c)
 An inactive gas well shut in because of overproduction or failure of purchaser to take the production shall be considered as a one-well charge providing the gas well is directly connected to a permanent sales outlet.

(d)
A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well.  This one-well charge shall be made whether or not the well has produced except when drilling well rate applies.

(e)	All other inactive wells (including but not limited to inactive wells covered by unit allowable, lease allowable, transferred allowable, etc.) shall not qualify for an overhead charge.

C-5

The well rates shall be adjusted as of the first day of April each year following the effective date of the agreement to which this Accounting Procedure is attached.  The adjustment shall be computed by multiplying the rate currently in use by the percentage increase or decrease in the average weekly earnings of Crude Petroleum and Gas Production Workers for the last calendar year compared to the calendar year preceding as shown by the index of average weekly earnings of Crude Petroleum and Gas Fields Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics, or the equivalent Canadian index as published by Statistics Canada, as applicable.  The adjusted rates shall be the rates currently in use, plus or minus the computed adjustment.

B. Overhead - Percentage Basis

(1) Operator shall charge the Joint Account at the following rates:

(a) Development
__________________ Percent (___%) of cost of Development of the Joint Property exclusive of costs provided under Paragraph 9 of Section II and all salvage credits.

(b) Operating
______________________ Percent (___%) of the cost of Operating the Joint

Property exclusive of costs provided under Paragraphs 1 and 9 of Section II, all salvage credits, the value of injected substances purchased for secondary recovery and all taxes and assessments which are levied, assessed and paid upon the mineral interest in and to the Joint Property.

(2)	Application of Overhead - Percentage Basis shall be as follows:

For the purpose of determining charges on a percentage basis under Paragraph 1B of this Section III, development shall include all costs in connection with drilling, redrilling, deepening, or any project with a primary purpose to extend or expand a wellbore in order to recover new reserves not previously recoverable by the wellbore; also, preliminary expenditures necessary in preparation for drilling and expenditures incurred in abandoning when the well is not completed as a producer, and original cost of construction or installation of fixed assets, the expansion of fixed assets and any other project clearly discernible as a fixed asset, except Major Construction as defined in Paragraph 2 of this Section III.  All other costs shall be considered as Operating except that catastrophe costs shall be assessed overhead as provided in Section III, Paragraph 3.

2.	Overhead - Major Construction

A.           If the Operator absorbs the engineering, design and drafting costs related to the project::

(1) 6%  of total costs if such costs are more than $25,000 but less than $100,000; plus

(2) 4	% of total costs in excess of $100,000 but less than $1,000,000; plus

(3) 2	% of total costs in excess of $1,000,000.

B.	If the Operator charges engineering, design and drafting costs related to the project directly to the Joint Account:

(1) 4%  of total costs if such costs are more than $ 25,000 but less than $100,000; plus

(2) 3%  of total costs in excess of $100,000 but less than $1,000,000; plus

(3) 1%  of total costs in excess of $1,000,000.

Total cost shall mean the gross cost of any one project.  For the purpose of this paragraph, the component parts of a single project shall not be treated separately and the cost of drilling and workover wells and artificial lift equipment shall be excluded.

On each project, Operator shall advise Non-Operator(s) in advance which of the above options shall apply.  In the event of any conflict between the provisions of this paragraph and those provisions under Section II, Paragraph 2 or Paragraph 6, the provisions of this paragraph shall govern.

C-6

3.	Overhead - Catastrophe

To compensate Operator for overhead costs incurred in the event of expenditures resulting from  a single occurrence due to oil spill, blowout, explosion, fire, storm, hurricane, or other catastrophes as agreed to by the Parties, which are necessary to restore the Joint Property to the equivalent condition that existed prior to the event causing the expenditures, Operator shall either negotiate a rate prior to charging the Joint Account or shall charge the Joint Account for overhead based on the following rates:

(1) 4%  of total costs through $100,000; plus

(2) 3%  of total costs in excess of $100,000 but less than $1,000,000; plus

(3) 2%  of total costs in excess of $1,000,000.

Expenditures subject to the overheads above will not be reduced by insurance recoveries, and no other overhead provisions of this Section III shall apply.

4.	Amendment of Rates

The Overhead Parties hereto if, in practice, the rates are found to be insufficient or excessive rates provided for in this Section III may be amended from time to time only by mutual agreement between the.

*IV.	PRICING OF JOINT ACCOUNT MATERIAL PURCHASES, TRANSFERS AND DISPOSITIONS

Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for all Material movements affecting the Joint Property.  Operator shall provide all Material for use on the Joint Property; however, at Operator's option, such Material may be supplied by the Non-Operator.  Operator shall make timely disposition of idle and/or surplus Material, such disposal being made either through sale to Operator or Non-Operator, division in kind, or sale to outsiders.  Operator may purchase, but shall be under no obligation to purchase, interest of Non-Operators in surplus condition A or B Material.  The disposal of surplus Controllable Material not purchased by the Operator shall be agreed to by the Parties.

* Operator shall account for material purchase and transfers in accordance with COPAS Interpretation 23, attached hereto, or the pricing procedur5e most recently recommended by COPAS.
1.	Purchases

Material purchased shall be charged at the price paid by Operator after deduction of all discounts received.  In case of Material found to be defective or returned to vendor for any other reasons, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

2.	Transfers and Dispositions

Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator, unless otherwise agreed to by the Parties, shall be priced on the following basis exclusive of cash discounts:

A.	New Material (Condition A)

(1)	Tubular Goods Other than Line Pipe

(a)
Tubular goods, sized 2 3/8 inches OD and larger, except line pipe, shall be priced at Eastern mill published carload base prices effective as of date of movement plus transportation cost using the 80,000 pound carload weight basis to the railway receiving point nearest the Joint Property for which published rail rates for tubular goods exist. If the 80,000 pound rail rate is not offered, the 70,000 pound or 90,000 pound rail rate may be used.  Freight charges for tubing will be calculated from Lorain, Ohio and casing from Youngstown, Ohio.

(b)
For grades which are special to one mill only, prices shall be computed at the mill base of that mill plus transportation cost from that mill to the railway receiving point nearest the Joint Property as provided above in Paragraph 2.A.(1)(a).  For transportation cost from points other than Eastern mills, the 30,000 pound Oil Field Haulers Association interstate truck rate shall be used.

(c)
Special end finish tubular goods shall be priced at the lowest published out-of-stock price, f.o.b. Houston, Texas, plus transportation cost, using Oil Field Haulers Association interstate 30,000 pound truck rate, to the railway receiving point nearest the Joint Property.

(d)
Macaroni tubing (size less than 2 3/8 inch OD) shall be priced at the lowest published out-of-stock prices f.o.b. the supplier plus transportation costs, using the Oil Field Haulers Association interstate truck rate per weight of tubing transferred, to the railway receiving point nearest the Joint Property.

C-7

(2)	Line Pipe

(a)
Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and Over) 30,000 pounds or more shall be priced under provisions of tubular goods pricing in Paragraph A.(1)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

(b)
Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) less than 30,000 pounds shall be priced at Eastern mill published carload base prices effective as of date of shipment, plus 20 percent, plus transportation costs based on freight rates as set forth under provisions of tubular goods pricing in Paragraph A.(1)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

(c)
Line pipe 24 inch OD and over and 3/4 inch wall and larger shall be priced f.o.b. the point of manufacture at current new published prices plus transportation cost to the railway receiving point nearest the Joint Property.

(d)
Line pipe, including fabricated line pipe, drive pipe and conduit not listed on published price lists shall be priced at quoted prices plus freight to the railway receiving point nearest the Joint Property or at prices agreed to by the Parties.

(3)
Other Material shall be priced at the current new price, in effect at date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.

(4)
Unused new Material, except tubular goods, moved from the Joint Property shall be priced it the current new price, in effect on date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.  Unused new tubulars will be priced as provided above in Paragraph 2 A (1) and (2).

B.	Good Used Material (Condition B)

Material in sound and serviceable condition and suitable for reuse without reconditioning:

(1)	Material moved to the Joint Property
At seventy-five percent (75%) of current new price, as determined by Paragraph A.

(2) Material used on and moved from the Joint Property

(a)	At seventy-five percent (75%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as new Material or

(b)	At sixty-five percent (65%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as used Material.

(3) Material not used on and moved from the Joint Property

At seventy-five percent (75%) of current new price as determined by Paragraph A.
The cost of reconditioning, if any, shall be absorbed by the transferring property.

C.	Other Used Material

(1)	Condition C

Material which is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by Paragraph A. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition B value.

(2)	Condition D

Material, excluding junk, no longer suitable for its original purpose, but usable for some other purpose shall be priced on a basis commensurate with its use.  Operator may dispose of Condition D Material under procedures normally used by Operator without prior approval of Non-Operators.

C-8

(a)
Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight.  Used casing, tubing or drill pipe utilized as line pipe shall be priced at used line pipe prices.

(b)
Casing, tubing or drill pipe used as higher pressure service lines than standard line pipe, e.g. power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe.  Upset tubular goods shall be priced on a non-upset basis.

(3) Condition E

Junk shall be priced at prevailing prices. Operator may dispose of Condition E Material under procedures normally utilized by Operator without prior approval of Non-Operators.

    D.          Obsolete Material

Material which is serviceable and usable for its original function but condition and/or value of such Material is not equivalent to that which would justify a price as provided above may be specially priced as agreed to by the Parties.  Such price should result in the Joint Account being charged with the value of the service rendered by such Material.

    E.      Pricing Conditions

(1)
Loading or unloading costs may be charged to the Joint Account at the rate of  twenty-five cents ($0.25) per hundred weight on all tubular goods movements, in lieu of actual loading or unloading costs sustained at the stocking point.  The above rate shall be adjusted as of the first day of April each year following January 1, 1985 by the same percentage increase or decrease used to adjust overhead rates in Section III, Paragraph 1.A(4). Each year, the rate calculated shall be rounded to the nearest cent and shall be the rate in effect until the first day of April next year.  Such rate shall be published each year by the Council of Petroleum Accountants Societies.

(2)	Material involving erection costs shall be charged at applicable percentage of the current knocked-down price of new Material.

3.	Premium Prices

Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property; provided notice in writing is furnished to Non-Operators of the proposed charge prior to billing Non-Operators for such Material.  Each Non-Operator shall have the right, by so electing and notifying Operator within ten days after receiving notice from Operator, to furnish in kind all or part of his share of such Material suitable for use and acceptable to Operator.

4.	Warranty of Material Furnished By Operator

Operator does not warrant the Material furnished.  In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers or their agents.

V. INVENTORIES

The Operator shall maintain detailed records of Controllable Material.

1.	Periodic Inventories, Notice and Representation

At reasonable intervals, inventories shall be taken by Operator of the Joint Account Controllable Material.  Written notice of intention to take inventory shall be given by Operator at least thirty (30) days before any inventory is to begin so that Non-Operators may be represented when any inventory is taken.  Failure of Non-Operators to be represented at an inventory shall bind Non-Operators to accept the inventory taken by Operator.

2.           Reconciliation and Adjustment of Inventories

Adjustments to the Joint Account resulting from the reconciliation of a physical inventory shall be made within six months following the taking of the inventory.  Inventory adjustments shall be made by Operator to the Joint Account for overages and shortages, but, Operator shall be held accountable only for shortages due to lack of reasonable diligence.

C-9

3.	Special Inventories

Special inventories may be taken whenever there is any sale, change of interest, or change of Operator in the Joint Property.  It shall be the duty of the party selling to notify all other Parties as quickly as possible after the transfer of interest takes place.  In such cases, both the seller and the purchaser shall be governed by such inventory.  In cases involving a change of Operator, all Parties shall be governed by such inventory.

4.	Expense of Conducting Inventories

A.	The expense of conducting periodic inventories shall not be charged to the Joint Account unless agreed to by the Parties.

B.	The expense of conducting special inventories shall be charged to the Parties requesting such inventories, except inventories required due to change of Operator shall be charged to the Joint Account.

C-10

EXHIBIT "D"
GAS BALANCING AGREEMENT (“Agreement”)

Attached to and made a part of that certain Operating Agreement, dated effective the 18th day of September, 2006,
by and between Ridgelake Energy, Inc., GulfX, LLC, South Marsh LLC and Lion Energy Limited LLC.

D-1

EXHIBIT “E”

Attached to and made part of that certain Operating Agreement,
Dated effective the 18th day of September, 2006,
by and between Ridgelake Energy, Inc., GulfX, LLC, South Marsh LLC and Lion Energy Limited LLC.

MEMORANDUM OF OPERATING AGREEMENT
AND
FINANCING STATEMENT

This Memorandum of Operating Agreement and Financing Statement is executed to be effective concurrently with that certain Operating Agreement (the “Operating Agreement”) by and between Ridgelake Energy Inc., as Operator, and                                                                , as Non-Operator(s), covering, among other things, the development and production of crude oil, natural gas and associated substances from the lands and leases (hereinafter called the “Contract Area”) described on Exhibit A attached hereto and owned by Operator and Non-Operator(s) in the respective percentages of shares indicated on Exhibit A. The attached Exhibit A consists of one or more of the Exhibits A to the Operating Agreement and refers severally to all Exhibits A attached hereto.

The Operating Agreement contains an Accounting Procedure, along with provisions giving the parties hereto mutual liens and security interests where one or more parties hereto are or may become Debtors to one or more other parties hereto. This Memorandum of Operating Agreement and Financing Statement incorporates by reference all of the terms and conditions of the Operating Agreement, including but not limited to the lien and security interest provisions.

The purpose of this Memorandum of Operating Agreement and Financial Statement is to place third parties on notice of the Operating Agreement and to secure and perfect the mutual liens and security interests of the parties hereto.

The Operating Agreement specifically provides and the parties do hereby confirm and agree that:

1.	The Operator shall conduct and direct and have full control of all operations on the Contract Area as permitted and required by, and within the limits of, the Operating Agreement.

2.
The Liability of the parties under the Operating Agreement shall be several, not joint or collective. Each party shall be responsible only for its obligations and shall be liable only for its proportionate share of costs.

3.
Each Non-Operator grants the Operator a lien upon its oil and gas rights, oil and gas leases and mineral interests in the Contract Area, and a security interest in its share of oil and/or gas when extracted and its interest in all fixtures, inventory, personal property and equipment located on or used on the Contract Area and in all its contract rights and receivables related thereto and arising therefrom to secure payment of its present and future share of costs and expenses, together with interest thereon at the rate provided in the Accounting Procedure referred to above, To the extent that Operator has security interest under the Uniform Commercial Code (the “Code”) of the state or the states in which the Contract Area is located, Operator without prejudice and in addition to all other legal, equitable and contractual remedies which are expressly reserved, shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgment by Operator for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the rights or security interests fir the payment thereof.

4.
If any Non-Operator fails to pay its share of costs and expenses when due, Operator may require other Non-Operators to pay their proportionate part of the unpaid share whereupon the other Non-Operators shall be subrogated to Operator’s Lien and Security Interest described herein.

5.
The Operator grants the Non-Operator(s) a lien and security interest equivalent to that granted to Operator as described in paragraph 3 above, to secure payment by the Operator of its won share of costs and expenses when due.

As reflected above, either or both Operator and Non-Operator(s) may become Debtors if they default in their payment obligations under the terms of the Operating Agreement. On default, the non-defaulting party(ies) will be considered secured party(ies).

The Operating Agreement contains other provisions which do not conflict but supplement the above-described provisions, including non-consent provisions which provide that parties who elect not to participate in certain operations shall be deemed to have relinquished their interest until the consenting parties are able to recover their costs of such operations plus a specified amount. Should any person or firm desire additional information regarding the Operating Agreement or wish to inspect a copy of the Operating Agreement, said person or firm should contact the Operator.

For purposes of protecting said liens and security interest, the undersigned parties agree that this Memorandum of Operating Agreement and Financing Statement covers all right, title and interest of the Debtor(s) in:

E-1

Property Subject to Security Interests:

1.	All personal property located upon or used in connection with the Contract Area.

2.	All fixtures on the Contract Area.

3.	All oil, gas and associated substances of value in, on or under the Contract Area, or which may be extracted therefrom.

4.	All accounts and receivables resulting from the sale of the items described in subparagraph 3 at the wellhead of every well located on the Contract Area or on lands pooled therewith.

5.	All items used, useful, or purchased for the production, treatment, handling, storage, transportation, processing, manufacture, or sale of the items described in subparagraph 3.

6.
All accounts, contract rights, rights under any gas balancing agreement, general intangibles, equipment, inventory, farmout rights, option farmout rights, acreage and/or cash contributions, and conversion rights, whether now owned or existing or hereafter acquired or arising, including but not limited to all interest in any enterprise that holds, owns, or controls any interest in the Contract Area or in any property encumbered by the Memorandum.

7.
All severed and extracted oil, gas and associated substances now or hereafter produced from or attributable to the Contract Area, including without limitation, oil, gas and associated substances in tanks or pipelines or otherwise held by any person or entity fro treatment, storage, transportation, manufacture, processing or sale.

8.
All the proceeds and products of the items described in the foregoing paragraphs now existing or hereafter arising, and all substitutions therefore, improvements and enhancements thereto, replacements thereof, or accessions thereto.

9.
All personal property and fixtures now and hereafter acquired in furtherance of the purposes of this Operating Agreement. Certain of the above-described items are, or are to become, fixtures on the Contract Area.

10.	The proceeds and products of collateral are also specifically covered.

Property Subject to Liens:

1.
All real property, oil, gas and mineral leases, severed and unsevered surface fees, mineral fees and interest, royalty interests, overriding royalty interests, production payments, net profit interests, and other oil and gas interests of any nature, including reversionary interests, all as may be located within the Contract Area, including all oil, gas and associated substances of value in, on or under the Contract Area, or which may be extracted therefrom.

2.	All fixtures within the Contact Area.

3.	All real property and fixtures now and hereafter acquired in furtherance of the purposes of this Operating Agreement.

The above items will be financed at the wellhead of the well or the wells located in the Contract Area, and this Memorandum is to be filed for record in the real estate records of the county(ies) or parish(es) and in the Uniform Commercial Code records in which the Contract Area is located.

On default of any covenant or condition of the Operating Agreement, in addition to any other remedy affected by law, each party to the Operating Agreement and any successor to such part by assignment, operation of law, or otherwise, shall have, and is hereby given and vested with, the power and authority to take possession of and sell any interest which the defaulting party has in the property identified above securing the obligations provided in the Operating Agreement and to foreclose this lien and security interest in the manner provided by law.

Upon expiration of the Operating Agreement and the satisfaction of all the debts and the outstanding interest, the Operator shall file of record a release and termination on behalf of all parties concerned. Upon the filing of such release and termination, all benefits and obligations under this Memorandum shall terminate as to all parties who have executed or ratified this Memorandum. In addition, the Operator shall have the right to file a continuation statement on behalf of all the parties that have executed or ratified this Memorandum when Operator in its sole discretion deems such action appropriate.

E-2

It is agreed that if any part, term or provision of this Memorandum is held to be illegal or in conflict with any applicable state or federal law or regulation, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Memorandum did not contain the particular part, term or provision held to be invalid.

This Memorandum shall be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, devisees, legal representatives, successors and assigns.

A party having an interest in the Contract Area can ratify this Memorandum by execution hereof or a separate counterpart hereof or by execution and delivery of an instrument of ratification adopting the provisions of this Memorandum or agreeing to be bound by the terms thereof. Any such ratification shall have the same effect as if the ratifying party had executed this Memorandum or a counterpart thereof. By execution or ratification of this Memorandum, such party hereby consents to its ratification and adoption by any party who may have or may acquire any interest in the Contract Area.

This Memorandum may be executed or ratified in one or more counterparts and all of the executed or ratified counterparts shall together constitute one instrument. For purpose of recording, only one copy of this Memorandum with individual signature pages attached thereto needs to be filed of record.

Executed this ___________ day of ____________________, ____.

OPERATOR:	Ridgelake Energy, Inc.

By: _______________________________________

Printed Name: _______________________

Title: _______________________________

NON_OPERATOR:	___________________________________________

By: _______________________________________

Printed Name: _______________________

Title: _______________________________

[Attach:	-Appropriate Acknowledgements
-Exhibit A
-Original For Recording]

E-3

Exhibit A attached to and made part of the Memorandum of Operating Agreement and Financing Statement dated ___________________, _____ between Ridgelake Energy, Inc., as Operator, and ___________________________, as Non-Operator, covering lands in ______________________.

1.	Contract Area:

2.	Depth Limitations:

3.	Substances Covered:

4.	Interest of Parties:

5.	Oil and Gas leases Subject to this Agreement:

6.	Addresses of Parties for Notice:

E-4

EXHIBIT “F”

Attached to and made part of that certain Operating Agreement, dated effective the 18th day of September, 2006,
by and between Ridgelake Energy, Inc., GulfX, LLC, South Marsh LLC and Lion Energy Limited LLC.

TAX PARTNERSHIP PROVISIONS

OF THE _______________________________________________
PARTNERSHIP
(For Name of Tax Reporting Partner and Special Elections, See Secs. 8 and 9)

1.1	Designation Of Documents	1
1.2	Relationship of the Parties	1
1.3	Priority Of Provisions Of This Exhibit	1
1.4	Survivorship	1
2.2	IF SMALL PARTNERSHIP EXEPTION FOM TEFRA NOT APPLICABLE	2
3.1	Tax Returns	2
3.2	Fair Market Value Capital Accounts	2
3.3	Information Requests	2
3.4	Best Efforts without Liability	2
4.1	General Elections	2
4.2	Depletion	2
4.3	Election Out Under Code §761(a)	3
4.4	Consent Requirements For Subsequent Tax Or FMV Capital Account Elections	3
5.1	Capital Contributions	3
5.2	FMV Capital Accounts	3
6.1	FMV Capital Accounts Allocations	3
6.2	Tax Return and Tax Basis Capital Account Allocation	4
7.1	Termination of the Partnership	4
7.2	Balancing of FMV Capital Accounts	4
7.3	Deemed Sale Gain/Loss Charge Back	4
7.4	Deficit make-up Obligation and Balancing Cash Contributions	4
7.5	Distribution to balance capital accounts	4
7.6	FMV determination	4
7.7	Final Distribution	4
8.1	Transfer of Partnership Interests	5
8.2	Correspondence	5
9.1	Operator not the TRP	5
9.2	Special Tax Elections	5
9.3	Change of Majority for Other Tax Elections	5

__________________

1.           General Provisions
1.1           Designation Of Documents.
This exhibit is referred to in, and is part of, that Agreement identified above and, if so provided, a part of any agreement to which the Agreement is an exhibit. Such agreement(s) (including all exhibits thereto, other than this exhibit) shall be hereafter referred to as the “Agreement” and this exhibit is hereinafter referred to as the “Exhibit” or the “Tax Partnership Provisions” (the “TPPs”). Except as may be otherwise provided in this Exhibit, terms defined and used in the Agreement shall have the same meaning when used herein.

1.2           Relationship of the Parties.
The parties to the Agreement shall be hereinafter referred to as “Party” or “Parties”. The Parties understand and agree that the arrangement and undertakings evidenced by the Agreement result in a partnership for purposes of Federal income taxation and certain State income tax laws which incorporate or follow Federal income tax principals as to tax partnerships. Such partnership for tax purposes is hereinafter referred to as the “Partnership”. For every other purpose of the Agreement the Parties understand and agree that their legal relationship to each other under applicable State law with respect to all property subject to the Agreement is one of tenants in common, or undivided interest owners, or lessee(s) sublessee(s) and not a partnership; that the liability of the Parties shall be several and not joint or collective; and that each Party shall be responsible solely for its own obligations.

1.3           Priority Of Provisions Of This Exhibit.
If there is a conflict or inconsistency, whether direct or indirect, actual or apparent, between the terms and the conditions of this Exhibit and the terms and conditions of the Agreement, or any other exhibit or any part thereof, the terms and conditions of this Exhibit shall govern and control.

1.4 Survivorship.
1.4.1	Any termination of the Agreement shall not affect the continuing application of the TPPs for the termination and liquidation.
1.4.2	Any termination of the Agreement shall not affect the continuing application of the TPPs for the resolution of all matters regarding Federal and State income reporting.
1.4.3	These TPPs shall inure to the benefit of, and be binding upon, the Parties hereto and their successors and assigns.
1.4.4	The effective date of the Agreement shall be the effective date of these TPPs. The Partnership shall continue in full force and effect from, and after such date, until termination and liquidation.

F-1

2.           Tax Reporting Partner and Tax Matters Partner

2.1           Tax Reporting Partner.
The Operator (or the Party listed in Sec. 9.1) as the Tax Reporting Partner (“TRP”) is responsible for compliance with all tax reporting obligations of the Partnership, see Sec. 3.1. below. In the event of any change in the TRP, the Party serving as the TRP at the beginning of a given taxable year shall continue as TRP with respect to all matters concerning such year.

2.2           IF SMALL PARTNERSHIP EXCEPTION FROM TEFRA NOT APPLICABLE
If the Partnership does not qualify for the “small partnership exception” from, or if the Partnership elects (see infra Elections at Sec. 4.1 and 9.2) to be subject to, §§6221 et seq., Subchapter C of Chapter 63 of Subtitle F (the “TEFRA rules”) of the Internal Revenue Code (the “Code”) the TRP shall also be the Tax Matters Partner as defined in Code §6231(a) (the “TMP”) and references to the TRP shall then include references to TMP and vice versa.
2.2.1	The TMP shall not be required to incur any expenses for the preparation for, or pursuance of, administrative or judicial proceedings, unless the Parties agree on a method for sharing such expenses.
2.2.2
The Parties shall furnish the TMP, within two weeks from the receipt of the request, the information the TMP may reasonably request to comply with the requirements on furnishing information to the Internal Revenue Service.

2.2.3
The TMP shall not agree to any extension of the statute of limitations for making assessments on behalf of the Partnership without first obtaining the written consent of all Parties. The TMP shall not bind any other Party to a settlement agreement in tax audits without obtaining the written concurrence of any such Party.

2.2.4
Any other Party who enters in a settlement agreement with the Secretary of the Treasury with respect to any partnership items, as defined in Code §6231(a)(3), shall notify the other Parties of the terms within ninety (90) days from the date of such settlement.

2.2.5
If any Party intends to file a notice of inconsistent treatment under Code §6222(b), such Party shall, prior to filing of such notice, notify the TMP of the (actual or potential) inconsistency of the Party’s intended treatment of a partnership item with the treatment of that item by the Partnership. Within one week of receipt the TMP shall remit copies of such notification to the other Parties. If an inconsistency notice is filed solely because a Party has not received a Schedule K-1 in time for filing of its income tax return, the TMP need not be notified.

2.2.6
No Party shall file pursuant to Code §6227 a request for an administrative adjustment of partnership items (the “RFAA”) without first notifying all other Parties. If all other Parties agree with the requested adjustment, the TMP shall file the RFAA on behalf of the Partnership. If unanimous consent is not obtained within thirty (30) days from such notice, or within the period required to timely file the RFAA, if shorter, any Party, including the TMP, may file a RFAA on its own behalf.

2.2.7
Any Party intending to file with respect to any partnership item, or any other tax matter involving the Partnership, a petition under Code §§6226, 6228, or any other provision, shall notify the other Parties prior to such filing of the nature of the contemplated proceeding. In the case where the TMP is the Party intending to file such petition, such notice shall be given within reasonable time to allow the other Parties to participate in the choice of the form of such petition. If the Parties do not agree on the appropriate forum, then the forum shall be chosen by majority vote. Each Party shall have a vote in accordance with its percentage interest in the Partnership for the year under audit. If a majority cannot agree, the TMP shall choose the forum. If a Party intends to seek review of any court decision rendered as a result of such proceeding, the Party shall notify the other Parties prior to seeking such review.

3.           Income Tax Compliance and Capital Accounts

3.1           Tax Returns.
The TRP shall prepare and file all required Federal and State partnership income tax returns. Not less than thirty (30) days prior to the return due date (including extensions), the TRP shall submit to each Party for review a copy of the return as proposed.

3.2           Fair Market Value Capital Accounts.
The TRP shall establish and maintain for each Party fair market value (“FMV”) capital accounts and tax basis capital accounts. Upon request, the TRP shall submit to each Party along with a copy of any proposed partnership income tax return an accounting of such Party’s FMV capital accounts as of the end of the return period.

3.3.        Information requests.
In addition to any obligation under Sec. 2.2.2, each Party agrees to furnish to the TRP not later than sixty (60) days before the return due date (including extensions) such information relating to the operations conducted under the Agreement as may be required for the proper preparation of such returns. Similarly, each Party agrees to furnish timely to the TRP, as requested, any the information and data necessary for the preparation and/or filing of other required reports and notifications, and for the computation of the capital accounts. As provided in Code  §6050K(c), a Party transferring its interest must notify the TRP to allow compliance with Code §6050K(a) (see also Sec.8.1).

3.4        Best Efforts without Liability.
The TRP and the other Party(ies) shall use its/their best effort to comply with responsibilities outlined in this Section, and with respect to the services as TMP as outlined Sec.2.2 and in doing so shall incur no liability to any other Party.

F-2

4.	Tax and FMV Capital Account Elections

4.1        General Elections.
For both income tax and capital account purposes, the Partnership shall elect:
a)	to deduct when incurred intangible drilling and development costs (“IDC”);
b)	to use the maximum allowable accelerated tax method and the shortest permissible tax life for depreciation;
c)	the accrual method of accounting;
d)	to report income on a calendar year basis;
and the Partnership shall also make any elections as specially noted in Sec.9.2, below.

4.2        Depletion.
Solely for FMV capital account purposes, depletion shall be calculated by using simulated cost depletion within the meaning of Treas. Reg. §1.704-1(b)(2)(iv)(k)(2), unless the use of simulated percentage depletion is elected in Sec.9.2, below. The simulated cost depletion allowance shall be determined under the principles of Code  §612 and be based on the FMV capital account basis of each Lease. Solely for purposes of this calculation, remaining shall be determined consistently by the TRP.

4.3        Election Out Under Code §761(a).
4.3.1
The TRP shall notify all Parties of an intended election to be excluded from the application of Subchapter K of Chapter 1 of the Code not later than sixty (60) days prior to the filling date or due date (including extensions) for the Federal partnership income tax return, whichever comes earlier. Any Party that does not consent must provide the TRP with written objection within thirty (30) days of such notice. Even after an effective election-out the TRP’s right and obligations, other than the relief from tax return filing obligations of the partnership, continue.

4.3.2
After an election-out, to avoid an unintended impairment of the election-out: The Parties will avoid, without prior coordination, any operational changes which could terminate the qualification for the election-out status; all Parties will monitor the continuing qualification of the Partnership for the election-out status and will notify the other Parties if, in their opinion, a change in operations will jeopardize the election-out; and, all Parties will use, unless agreed to by them otherwise, the cumulative gas balancing method as described in Treas. Reg. §1.761-2(d)(2).

4.4        Consent Requirements For Subsequent Tax Or FMV Capital Account Elections.
Unless stipulated differently in Sec. 9.3, future elections, in addition to or in amendment of those in this agreement, must be approved by the affirmative vote of two (2) or more Parties owning a majority of the working interest based upon post-Payout ownership.

5.	Capital Contributions and FMV Capital Accounts
The provisions of this Sec. 5 and any other provisions of the TPPs relating to the maintenance of the capital accounts are intended to comply with Treas. Reg. §1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations.

5.1        Capital Contributions.
The respective capital contributions of each Party to the Partnership shall be (a) each Party’s interest in the oil and gas lease(s), including all associated lease and well equipment, committed to the Partnership, and (b) all accounts of money paid by each Party in connection with the acquisition, exploration, development, and operation of the lease(s), and all other costs characterized as contributions or expenses borne by such Party under the Agreement. The contribution of the leases and any other properties committed to the Partnership shall be made by each Party’s agreement to hold legal title to its interest in such leases or other property as nominee of the Partnership.

5.2        FMV Capital Accounts.
The FMV capital accounts shall be increased and decreased as follows:
5.2.1	The FMV capital account of a Party shall be increased by:
(i)
the amount of money and the FMV (as of the date of contribution) of any property contributed by such Party to the Partnership (net of liabilities assumed by the Partnership or to which the contributed property is subject);

(ii)	that Party’s share of Partnership items of income or gain, allocated in accordance with Sec. 6.1; and
(iii)	that Party’s share of any Code §705(a)(1)(B)item.
5.2.2	The FMV capital account of a Party shall be decreased by:
(i)	the amount of money and the FMV of property distributed to a Party (net of liabilities assumed by such Party or to which the property is subject):
(ii)	that Party’s Sec. 6.1 allocated share of Partnership loss and deductions, or items thereof; and,
(iii)	that Party’s share of any Code §705(a)(2)(B) item.
5.2.3
The “FMV” when it applies to property contributed by a Party to the Partnership shall be assumed, for purposes of Sec.5.2.1, to equal the adjusted tax basis, as defined in Code § 1011, of that property unless the Parties agree otherwise as indicated in Sec. 9.2.

5.2.4
As provided in Treas. Reg. §1.704-1(b)(2)(iv)(e), upon distribution of Partnership property to a Party the capital accounts will be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in distributed property (not previously reflected in the capital accounts) would be allocated among the Parties if there were a disposition of such property at its FMV as of the time of distribution. Furthermore, if so agreed to in Sec. 9.2, under the rules of Treas. Reg. §1.704-1(b)(2)(iv)(f), the FMV capital accounts shall be revalued at certain times to reflect value changes of the Partnership property.

5.2.5
The provisions of section 5 is intended to satisfy the requirements of section 704(b) of the Code and section 1.704-1(b)(2)(iv) of the Treasury Regulations and shall be so construed and, if necessary, modified, to cause the allocation of profits, losses, income, gain and credit under section 6, to have substantial economic effect under such sections of the Code and Regulations, and in the event of any conflict between the provisions of this section 5.2 and such Regulations, the Regulations shall control.

F-3

6.	Partnership Allocations.

  6.1        FMV Capital Account Allocations.
Each item of income, gain, loss or deduction shall be allocated to each Party as follows:
6.1.1
Actual or deemed income from the sale, exchange, distribution or other disposition of production shall be allocated to the Party entitled to such production or the proceeds from the sale of such production. The amount received from the sale of production and the amount of the FMV of production taken in kind by the Parties are deemed to be identical; accordingly, such items may be omitted from the adjustments made to the Parties’ FMV capital accounts.

6.1.2	Exploration cost, IDC, operating and maintenance cost shall be allocated to each Party in accordance with its respective contribution, or obligation to contribute, to such cost.
6.1.3	Depreciation shall be allocated to each Party in accordance with its contributions, or obligations to contribute, to the cost of the underlying asset.
6.1.4	Simulated depletion shall be allocated to each Party in accordance with its FMV capital account adjusted basis in each oil and gas property of the Partnership.
6.1.5
Loss (or simulated loss) upon the sale, exchange, distribution, abandonment or other disposition of depreciable or depletable property shall be allocated to the Parties in the ratio of their respective FMV capital account adjusted bases n the depreciable or depletable property.

6.1.6
Gain (or simulated gain) upon the sale, exchange, distribution, or other disposition of depreciable or depletable property shall be allocated to the Parties so that the FMV capital account balances of the Parties will most closely reflect their respective percentage of fractional interests under the Agreement.

6.1.7	Costs or expenses of any other kind shall be allocated to each Party in accordance with its respective contribution, or obligation to contribute, to such cost or expense.
6.1.8	Any other income item shall be allocated to the Parties in accordance with the manner in which such income is realized by each Party.

6.2           Tax return and Tax Basis Capital Account allocations.
6.2.1
Unless otherwise expressly provided in the Sec. 6.2, the allocations of the Partnership’s items of income, gain, loss, or deduction for tax return and tax basis capital account purposes shall follow the principles of the allocation under Sec. 6.1. However, the Partnership’s gain or loss on the taxable disposition of a Partnership property in excess of the gain or loss under Sec 6.1, if any, is allocated to the contributing Party to the extent of such Party’s pre-contribution gain or loss.

6.2.2
The Parties recognize that under Code §613A(c)(7)(D) the depletion allowance is to be computed separately by each Party. For this purpose, each Party’s share of the adjusted tax basis in each oil and gas property shall be equal to its contribution to the adjusted tax basis of such property.

6.2.3
Under Code §613A(c)(7)(D) gain or loss on the disposition of an oil and gas property is to be computed separately by each Party. According to Treas. Reg. §1.704-1(b)(4)(v), the amount realized shall be allocated as follows: (i) An amount that represents recovery of the adjusted simulated depletion basis is allocated (without being credited t the capital accounts) to the Parties in the same proportion as the aggregate simulated depletion basis was allocated to such Parties under Sec. 5.2; and (ii) any remaining realization is allocated in accordance with Sec. 6.1.6.

6.2.4	Depreciation shall be allocated to each Party in accordance with its contribution to the adjusted tax basis of the depreciable asset.
6.2.5	In accordance with Treas. Reg. §1.1245-I(c), depreciation recapture shall be allocated, to the extent possible, among the Parties to reflect their prior sharing of the depreciation.
6.2.6
In accordance with the principles of Treas. Reg. §1.1254-5, any recapture of IDC is determined and reported by each Party separately. Similarly, any recapture of depletion shall be computed separately by each Party, in accordance with its depletion allowance computed pursuant to Sec. 6.2.2.

6.2.7
For Partnership properties with FMV capital account values different from their adjusted tax bases the Parties intend that the allocations described in the Section 6.2 constitute a “reasonable method” of allocating gain or loss under Treas. Reg. §1.704-3(a)(1).

6.2.8	Take-in-kind.
If checked “Yes” in Sec. 9.2, below, each Party has the right to determine the market for its proportionate share of production. All items of income, deductions, and credits arising from such marketing of production shall be recognized by the Partnership and shall be allocated to the Party whose production is so marketed.

7.	Termination and Liquidating Distribution

7.1           Termination of the Partnership.
7.1.1
Upon termination, as provided in Code §708(b)(I)(A), the business shall be wound-up and concluded, and the assets shall be distributed to the Parties as described below by the end of such calendar year (or, if later, within ninety (90) days after the date of such termination). The assets shall be valued and distributed to the Parties in the order provided in Secs. 7.1.2, 7.5. and 7.7.

7.1.2	First, all cash representing unexpended contributions by any Party and any property in which no interest has been earned by any other Party under the Agreement shall be returned to the contributor.

7.2           Balancing of FMV Capital Accounts.
Second, the FMV capital accounts of the Parties shall be determined as described hereafter. The TRP shall take the actions specified under Secs. 7.2 through 7.5 in order to cause the ratios of the Parties’ FMV capital accounts to reflect as closely as possible their interests under the Agreement. The ratio of a Party’s FMV capital account is represented by a fraction, the numerator of which the Party’s FMV capital account balance and the denominator of which is the sum of all Parties’ FMV capital account balances. This is thereafter referred to as the “balancing of the FMV capital accounts” and, when completed, the FMV capital accounts of the Parties shall be referred to as “balanced”.

F-4

7.3           Deemed Sale Gain/Loss Charge Back.
The FMV of all Partnership properties shall be determined and the gain or loss for each property, which would have resulted if sold at such FMV, shall be allocated in accordance with Secs. 6.1.5 and 6.1.6.

7.4        Deficit make-up Obligation and Balancing Cash Contributions.
If hereafter a Party has a negative FMV capital account balance, that is a balance of less than zero, in accordance with Treas. Reg. §1.1704-I(b)(2)(ii)(b)(3) such Party is obligated to contribute, by the end of the taxable year, or if later, within ninety (90) days form the Partnership’s liquidation, an amount of money to the Partnership sufficient to achieve a zero balance FMV capital account (the “Deficit Make-Up Obligation”). Moreover, any Party may contribute an amount of cash to the Partnership to facilitate the balancing of the FMV capital accounts. If after these adjustments the FMV capital accounts are not balanced, Sec. 7.5 shall apply.

7.5           Distribution to balance capital accounts.
7.5.1	If all Parties agree, any cash or an undivided interest in certain selected properties shall be distributed to one or more Parties as necessary for the purpose of balancing the FMV capital accounts.
7.5.2	Distribution of undivided interests.
Unless Sec. 7 applies, an undivided interest in each and every property shall be distributed to one or more Parties in accordance with the ratios of their FMV capital accounts.

7.6           FMV determinations.
If a property is to be valued for purposes of balancing the capital accounts and making distributions under this Sec. 7, the Parties must first attempt to agree on the FMV of the property; failing such an agreement, the TRP shall cause a nationally recognized independent engineering firm to prepare an appraisal of the FMV of such property.

7.7           Final Distribution.
After the FMV capital accounts of the Parties have been adjusted pursuant to Secs. 7.2 to 7.5, all remaining property and interests then held by the Partnership shall be distributed to the Parties in accordance with their positive FMV capital account balances.

8.           Transfers and Correspondence

8.1           Transfer of Partnership Interests.
Transfers of Partnership interests shall be governed by the Agreement. A Party transferring its interest, or any part thereof, shall notify the TRP in writing within two weeks after such transfer.

8.2           Correspondence.
All correspondence relating to the preparation and filing of the Partnership’s income tax returns and capital accounts shall be sent to:

(Attach separate list, if necessary)

TRP	“Att to:” reference
Operator
Other Parties:
Non-Operators

9.              Elections and Changes to above Provisions.
9.1              Operator not the TRP.
With respect to Sec. 2.1, (insert name of Party to be TRP instead of Operator, or indicate “N/A”)______________________is designated as TRP.

9.2             Special Tax Elections.
With respect to Sec. 4.1, the Parties agree (if not applicable insert “N/A” or strike):

F-5

e) that the Partnership shall elect to account for dispositions of depreciable assets under the general asset method to the extent permitted by Code §168(i)(4);	No
f) that the Partnership shall elect under Code §754 to adjust the basis of Partnership property, with the adjustments provided in Code§734 for a distribution of property and in Code §743 for a transfer of a partnership interest. In case of distribution of property the TRP shall adjust all tax basis capital accounts. In the case of a transfer of a partnership interest the acquiring party(ies) shall establish and maintain its(their) tax basis capital account(s);
Elect-at-time-of-sale
g)that the Partnership shall elect under Code §6231 to be subject to the TEFRA rules	Yes

With respect to Sec. 4.2, Depletion the Parties agree that the Partnership shall use simulated percentage depletion instead of simulated cost depletion.	Yes
With respect to Sec.5.2.4, under the rules of Treas. Reg. § 1.704-1(b)(2)(iv)(f) the Parties agree that the FMV capital accounts shall be revalued to reflect value changes of the Partnership property upon the occurrence of the events specified in (5)(i) through (iii) of said – 1.704-1(b)(2)(iv)(f) regulations.
Yes
With respect to Sec. 6.2.8, the income attributable to take-in-kind production will be reflected on the tax return.	No

With respect to Sec. 5.2.3 the FMV for the listed properties are determined as follows (mark as “N/A” if not applicable; use separate sheet if necessary)

Property Description	FMV

9.3    Change of Majority for Other Tax Elections.
INSTEAD OF THE Sec. 4.4 majority for other tax elections, a majority shall be considered if consisting of (specify or line out blanks) _____________________________________________________.

THE END

F-6

EXHIBIT “D”
JOINT OPERATING AGREEMENT

Attached to and made a part of that certain Amended and Restated Participation Agreement dated the ____ day of December, 2006,
by and between Ridgelake Energy, Inc., GulfX, LLC and South Marsh LLC

OFFSHORE
OPERATING AGREEMENT

South Marsh Island Area, South Addition, Block 152
(OCS-G 27091)

DATED EFFECTIVE:   September 18,2006

BETWEEN

RIDGELAKE ENERGY, INC.,
GULFX, LLC,
SOUTH MARSH LLC and
LION ENERGY LIMITED LLC

OPERATING AGREEMENT

ARTICLE 1

	APPLICATION	1
1.1	Application	1

ARTICLE 2

	DEFINITIONS	1
2.1	Affiliate	1
2.2	Contract Area	1
2.3	Development Operations	1
2.4	Development Well	2
2.5	Exploratory Operations	2
2.6	Exploratory Well	2
2.7	Facility(ies)	2
2.8	Joint Account	2
2.9	Lease	2
2.10	Non-Consent Operations	2
2.11	Non-Consent Well	2
2.12	Non-Operator	2
2.13	Non-Participating Party	2
2.14	Non-Participating Party's Share	2
2.15	Operator	3
2.16	Participating Interest	3
2.17	Participating Party	3
2.18	Platform	3
2.19	Producible Well	3
2.20	Producible Reservoir	3
2.21	Sidetrack(ing)	3
2.22	Subsequent Facility(ies)	3
2.23	Working Interest	3

ARTICLE 3

	EXHIBITS	4
3.1	Exhibits	4
3.1.1	Exhibit "A"	4
3.1.2	Exhibit "B"	4
3.1.3	Exhibit "C"	4
3.1.4	Exhibit "D"	4
3.1.4	Exhibit "E"	4
3.2	Conflicts	4

ARTICLE 4

	OPERATOR	4
4.1	Operator	4
4.2	Resignation or Removal of Operator	4
4.3	Selection of Successor	5
4.4	Delivery of Property	5
4.5	Liability of Operator	5
4.6	Removal and selection of Operator in a two Party Agreement	5
4.7	Designation of Operator	5

ARTICLE 5

	AUTHORITY AND DUTIES OF OPERATOR	5
5.1	Exclusive Right to Operate	5
5.2	Workmanlike Conduct	6
5.3	Liens and Encumbrances	6
5.4	Employees	6
5.5	Records	6
5.6	Compliance	6
5.7	Contractors	6
5.8	Governmental Reports	7
5.9	Information to Participating Parties	7
5.10	Information to Non-Participating Parties	7

ARTICLE 6

	VOTING AND VOTING PROCEDURES	7
6.1	Designation of Representatives	7
6.2	Voting Procedures	7
6.2.1	Voting Interest	7
6.2.2	Vote Required	7
6.2.3	Votes	8
6.2.4	Meetings	8

ARTICLE 7

	ACCESS	8
7.1	Access to Contract Area	8
7.2	Reports	8
7.3	Confidentiality	9
7.4	Exceptions	9
7.5	Limited Disclosure	9
7.6	Proceeds	10
7.7	Media Releases	10

ARTICLE 8

	EXPENDITURES	10
8.1	Basis of Charge to the Parties	10
8.2	Authorization	10
8.3	Advance Billings	11
8.4	Commingling of Funds	11
8.5	Security Rights	11
8.6	Default	17
8.7	Unpaid Charges	18
8.8	Carved-out Interest	18

ARTICLE 9

	NOTICES	19
9.1	Giving and Responding to Notices	19
9.2	Content of Notice	19
9.3	Response to Notices	19
	9.3.1 Platform Construction	19
	9.3.2 Proposal Without Platform	20
	9.3.3 Other Matters	20
9.4	Failure to Respond	20
9.5	Restriction on Multiple Well Proposals	20

  ARTICLE 10

	EXPLORATORY OPERATIONS	20
10.1	Operations by All Parties	20
10.2	Second Opportunity to Participate	21
10.3	Final Election to Participate	21
10.4	Operations by Fewer than All Parties	21
10.5	Substitute Well	22
10.6	Course of Action After Drilling to Initial Objective Depth	23
	10.6.1 Operation by All Parties	24
	10.6.2 Operations by Fewer than All Parties	24
	10.6.3 Obligations and Liabilities of Participating Parties	24
	10.6.4 Deepening or Sidetracking of Non-Consent Exploratory Well	24
	10.6.5 Plugging and Abandoning Cost	25

ARTICLE 11

	DEVELOPMENT OPERATIONS	25
11.1	Operations by All Parties	25
11.2	Second Opportunity to Participate	25
11.3	Final Election to Participate	25
11.4	Operations by Fewer than All Parties	26
11.5	Timely Operations	26
11.6	Substitute Well	26
11.7	Course of Action After Drilling to Initial Objective Depth	27
	11.7.1 Operations by All Parties	28
	11.7.2 Operations by Fewer than All Parties	28
	11.7.3 Obligations and Liabilities of Participating Parties	28
11.8	Deeper Drilling	28
11.9	Plugging and Abandoning Cost	28
11.10	Subsequent Facilities	29
11.11	Contracts	29

ARTICLE 12

	NON-CONSENT OPERATIONS	29
12.1	Non-Consent Operations	29
	12.1.1 Non-Interference	29
	12.1.2 Multiple Completion Limitation	29
	12.1.3 Metering	29
	12.1.4 Non-Consent Well	29
	12.1.5 Cost Information	29
	12.1.6 Completion	30
12.2	Forfeiture of Interest	30
	12.2.1 Production Reversion	30
	12.2.2 Non-Production Reversion	31
12.3	Deepening or Sidetracking of Non-Consent Development Well	31
12.4	Operations from Non-Consent Platforms and Facilities	31
12.5	Discovery or Extension from Mobile Drilling Operations	32
12.6	Non-Consent Operations to Maintain Lease	32
12.7	Allocation of Platform Costs to Non-Consent Operations	33
	12.7.1 Charges	33
	12.7.2 Operating and Maintenance Charges	34
	12.7.3 Payments	34
12.8	Allocation of Costs Between Depths (Single Completion)	34
12.9	Allocation of Costs Between Depths (Multiple Completions)	35
12.10	Allocation of Costs Between Depths (Dry Hole)	36
12.11	Intangible Drilling and Completion Cost Allocations	36
12.12	Subsequent Operations in Non-Consent Well	36

  ARTICLE 13

	ABANDONMENT AND SALVAGE	37
13.1	Platform Salvage and Removal Costs	37
13.2	Abandonment of Producing Well	37
13.3	Assignment of Interest	37
13.4	Abandonment Operations Required By Governmental Authority	37

ARTICLE 14

	WITHDRAWAL	37
14.1	Withdrawal	37
14.2	Limitations on Withdrawal	38

ARTICLE 15

	RENTALS, ROYALTIES AND OTHER PAYMENTS	38
15.1	Creation of Overriding Royalty	38
15.2	Payment of Rentals and Minimum Royalties	39
15.3	Non-Participation in Payments	39
15.4	Royalty Payments	39

ARTICLE 16

	TAXES	39
16.1	Property Taxes	39
16.2	Contest of Property Tax Valuation	40
16.3	Production and Severance Taxes	40
16.4	Other Taxes and Assessments	40
16.5	Gas Balancing	40

ARTICLE 17

	INSURANCE	40
17.1	Insurance	40

ARTICLE 18

	LIABILITY, CLAIMS AND LAWSUITS	41
18.1	Individual Obligations	41
18.2	Notice of Claim or Lawsuit	41
18.3	Settlements	41
18.4	Legal Expense	41
18.5	Liability for Losses, Damages, Injury or Death	41
18.6	Indemnification	41
18.7	Damage to Reservoir, Loss of Reserves and Profits	41

ARTICLE 19

	INTERNAL REVENUE PROVISION	42
19.1	Internal Revenue Provision	42

ARTICLE 20

	CONTRIBUTIONS	42
20.1	Notice of Contributions Other than Advances for Sale of Production	42
20.2	Cash Contributions	42
20.3	Acreage Contributions	43

ARTICLE 21

	DISPOSITION OF PRODUCTION	43
21.1	Facilities to Take In Kind	43
21.2	Taking Production In Kind	43
21.3	Failure to Take In Kind	43
21.4	Expenses of Delivery In Kind	43
21.5	Gas Balancing Provisions	43

ARTICLE 22

	APPLICABLE LAW	44
22.1	Applicable Law	44

ARTICLE 23

	LAWS AND REGULATIONS	44
23.1	Laws and Regulations	44

ARTICLE 24

	FORCE MAJEURE	44
24.1	Force Majeure	44
24.2	Notice	44

ARTICLE 25

	SUCCESSORS, ASSIGNS AND PREFERENTIAL RIGHTS	45
25.1	Successors and Assigns	45
25.2	Transfer of Interest	45
25.3	Consent to Assign	45
25.4	Transfers Between Parties	46
25.5	Division of Interest	46
25.6	Preferential Rights	46

ARTICLE 26

	TERM	47
26.1	Term	47

ARTICLE 27

	MISCELLANEOUS PROVISIONS	47
27.1	Headings	47
27.2	Waiver	47

 ARTICLE 28

	EXECUTION	47
28.1	Counterpart Execution	47
28.2	Amendments	47

OPERATING AGREEMENT
South Marsh Island Block 152 (OCS-G 27091)

THIS AGREEMENT is made effective the 18th day of September , 2006, by and between Ridgelake Energy, Inc., GulfX, LLC, South Marsh LLC and Lion Limited LLC, herein referred to collectively as "Parties" and individually as "Party".

W I T N E S S E T H:

WHEREAS, the Parties own an interest in the oil and gas Lease identified in Exhibit "A" attached hereto; and,

WHEREAS, the Parties desire to enter into this Agreement in order to efficiently explore, develop, produce, and operate the said Lease.

NOW THEREFORE, for and in consideration of the premises and the mutual covenants in this Agreement, the Parties hereby agree as follows:

ARTICLE 1
APPLICATION

1.1           Application.  This Agreement applies to and is applicable to all operations on the Oil and Gas Lease described on Exhibit “A” attached hereto.

ARTICLE 2
DEFINITIONS

2.1           Affiliate.  Any person, corporation, partnership, limited partnership, or legal entity, whether of a similar or dissimilar nature, which (a) controls, either directly or indirectly, a Party, or (b) is controlled, either directly or indirectly, by such Party, or (c) is controlled, either directly or indirectly, by a person or entity which directly or indirectly controls such Party.  "Control" means the ownership (or the right to exercise or direct) fifty percent (50%) or more of the voting rights in the appointment of directors of such company, or fifty percent (50%) or more of the interests in the partnership or other entity.

2.2           Contract Area.  The acreage subject to this Operating Agreement includes all acreage covered by the Oil and Gas Lease identified in Exhibit "A" attached to this Agreement.

2.3           Development Operations.  Operations on the Contract Area other than Exploratory Operations as defined in Section 2.6 below, including operations conducted off the Contract Area for the purpose of development or production of hydrocarbons under the Contract Area.

1

2.4           Development Well.  Any well proposed as a Development Operation.

2.5           Exploratory Operations.  Operations within the Contract Area:

(a)
to a proposed objective zone, horizon, or formation which does not have a Producible Well and all activities necessary for the accomplishment of such drilling up to, but not including, the election following the Operator's recommendation in Section 10.6 below.

(b)
to a proposed objective zone, horizon, or formation which does have one (1) or more Producible Well(s), but such objective will be penetrated at a location which all of the Participating Parties in the preexisting Producible Well(s) agree, at the time that the proposed Exploratory Well is approved, will be in a totally separate reservoir or will not drain or produce reserves that would be recovered by the preexisting Producible Well(s), and all activities necessary for the accomplishment of such drilling up to, but not including, the election following the Operator's recommendation in Section 10.6 below; or

        2.6            Exploratory Well.  Any well drilled as an Exploratory Operation.

2.7            Facility(ies).  All equipment and piping beyond the wellhead connections (including pipeline(s) and/or flowline(s) to separate processing facilities) acquired pursuant to this Agreement necessary to establish initial production on any Exploratory or Development Well operation, excluding Platforms and excluding pipelines used to transport production from the Contract Area or processing site to shore.

2.8            Joint Account.  The combined interests of the Parties in the Contract Area now or hereafter subject to this Agreement.

2.9            Lease.  Individually, each of the offshore oil and gas leases which are described in Exhibit "A" attached hereto, to the extent that such leases authorize exploration, development, and production activities on lands contained within the Contract Area.

2.10          Non-Consent Operations.  Exploratory or Development Operations conducted by fewer than all Parties.

2.11          Non-Consent Well.  An Exploratory or Development Well which is drilled by fewer than all Parties and with respect to which no reversion of interest has taken place pursuant to Article 12.

2.12          Non-Operator.  Any Party to this Agreement other than the Operator.

2.13          Non-Participating Party.  Any Party other than a Participating Party.

2.14          Non-Participating Party's Share.  The Participating Interest a Non-Participating Party would have had if all Parties had participated in the operation.

2

2.15          Operator.  The Party designated under this Agreement to conduct Exploratory and Development Operations.

2.16          Participating Interest.  A Participating Party's percentage of participation in an operation conducted, or in a Platform, well, or Facility owned, pursuant to this Agreement.

2.17          Participating Party.  A Party who joins in an operation, pays its portion of the cost and expense of the operation, and is entitled to its proportionate part of the benefits of the operation pursuant to the terms of this Agreement.

2.18          Platform.  A drilling or production platform, caisson or well protector, or similar structure.

2.19          Producible Well.  A well producing oil or gas, or, if not producing oil or gas, a well determined to be capable of producing oil or gas in paying quantities pursuant to any applicable order or regulation issued by appropriate governmental authority; however, any well shall be considered a Producible Well if so determined by two (2) or more participating Parties with a combined working interest of 50% of said well, whether or not said well is plugged and abandoned.  Each separate completion in a Producible Reservoir shall be considered a Producible Well.

2.20          Producible Reservoir.  Based on electric log data, core analysis data, a drill stem test, a wire line formation test, or any combination of these, an accumulation of oil or gas, or both, separated from and not in oil or gas communication with any other accumulation and having rock properties indicating it to be capable of hydrocarbon production in quantities sufficient to yield a return in excess of the costs of equipping, completing, and operating it, including allocated costs for a Platform, Facilities, and their operations, as determined by the affirmative vote of two (2) or more Parties having a combined Participating interest of fifty percent (50%) or more.  In addition, any accumulation of oil or gas, or both, within the Contract Area shall be designated a Producible Reservoir upon the approval of a Platform to produce such oil or gas.

2.21          Sidetrack(ing).  Directionally drilling by intentionally deviating a well bore to a target bottomhole location other than that target bottomhole location to which such well bore would have penetrated absent such deviation.  Operations undertaken to straighten the hole or to drill around junk in the hole resulting from other mechanical difficulties shall not be considered as a sidetrack or sidetracking.

2.22          Subsequent Facility(ies).  Those Facilities, excluding Platforms, which are proposed subsequent, or in addition, to the Facilities.

2.23          Working Interest.  The ownership of each Party in and to the Lease and Contract Area as set forth in Exhibit "A".

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ARTICLE 3
EXHIBITS

3.1           Exhibits.  Attached hereto are the following exhibits, which are incorporated herein by reference:

3.1.1	Exhibit "A".	Description of Leases, Contract Area, Interests of the Parties and Designated Representatives.
3.1.2	Exhibit "B".	Insurance Requirements.
3.1.3	Exhibit "C".	Accounting Procedure.
3.1.4	Exhibit "D".	Gas Balancing Agreement.
3.1.5	Exhibit “E”	Memorandum of Operating Agreement and Financing Agreement.
3.1.6	Exhibit “F”	Tax Partnership.

3.2           Conflicts.  If a provision contained in an Exhibit is inconsistent with a provision contained in the body of this Agreement, then the provision contained in the body of this Agreement shall prevail.

ARTICLE 4
OPERATOR

4.1           Operator. RIDGELAKE ENERGY, INC. is hereby designated as Operator for the purposes of this Agreement, and for all operations conducted on or related to the Contract Area.

4.2           Resignation or Removal of Operator.  Operator may resign at any time by giving written notice thereof to Non-Operators.  In addition, Operator may be removed by the affirmative vote of the Parties owning a combined Working Interest of fifty-one percent (51%) or more after excluding Operator’s Working Interest if:

(a)
Operator becomes insolvent or unable to pay its debts as they mature, makes an assignment for the benefit of creditors, commits an act of bankruptcy, or seeks relief under laws providing for the relief of debtors; or

(b)	a receiver is appointed for Operator or for substantially all of its property or affairs.
(c)	Operator sells, trades, transfers or assigns all or a portion of its Working Interest, thereby reducing its Working Interest to less than ten percent (10%); or
(d)
Operator commits a substantial breach of a material provision of this Agreement and fails to cure such breach within sixty (60) days after receipt of a Non-operator’s notice to Operator of such breach.

The resignation or removal of the Operator shall become effective as soon as practical, but not later than 7:00 o'clock a.m. on the first day of the calendar month following a period of ninety (90) days after i) the date of notice of resignation by Operator or ii) the date of receipt of written notice by Operator from Non-Operator detailing the alleged grounds for removal and Operator has failed to cure same within sixty (60) days from its receipt of the notice, unless a longer period is required for the Parties to obtain approval of the designation of the successor Operator by the MMS; however, in no event shall the resignation or removal of Operator become effective until a successor Operator has assumed the duties of Operator.  Upon approval of the designation of the successor Operator by the MMS, the resigning or removed Operator shall be bound by the terms of this Joint Operating Agreement as a Non-Operator.  A change of a corporate name or structure of Operator or transfer of Operator’s interest to any single subsidiary, parent or successor corporation shall not be the basis for removal of Operator.

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4.3           Selection of Successor.  Upon resignation or removal of Operator, a successor Operator shall be selected by an affirmative vote of the Parties having a combined majority Working Interest.  However, if the removed or resigned Operator fails to vote or votes only to succeed itself, the successor Operator shall be selected by an affirmative vote of the Parties having a combined Working Interest of fifty-one percent (51%) or more of the remaining Working Interest left after excluding the Working Interest of the removed or resigned Operator.  In no event shall the resignation or removal of Operator become finally effective unless and until a successor Operator has been elected and assumed its duties.

4.4           Delivery of Property.  Prior to the effective date of resignation or removal, the former Operator shall deliver to the successor Operator all records and data relating to the operations conducted by the former Operator that the successor Operator is entitled to have and that are not already in the possession of the successor Operator, as well as all other property in the possession of the former Operator that was acquired for the Joint Account.

4.5           Liability of Operator.  If Operator resigns, or if Operator is removed as Operator, such resignation, or removal shall not relieve Operator of any liabilities it may have to Non-Operator(s) or third parties for damages arising out of Operator's breach of this Agreement.

4.6           Removal and Selection of a Successor Operator in a Two-party Agreement.  If this Agreement involves only two parties, the following provisions shall apply:

4.6.1  On the occurrence of an event specified in Section 4.2 that allows removal of Operator, Non-Operator shall have the option of either becoming Operator or allowing Operator to continue in that position.

4.6.2 If Operator resigns, Non-Operator, at its option, shall have the option of either becoming Operator or terminating this Agreement.
4.7           Designation of Operator.  The Parties hereto agree to execute such Designation of Operator forms as are required to have the Operator or its successor properly designated as operator with the Minerals Management Service or any other governmental authority having jurisdiction over the Lease and the operations conducted thereunder.

ARTICLE 5
AUTHORITY AND DUTIES OF OPERATOR

5.1           Exclusive Right to Operate.  Unless otherwise provided, Operator shall have the exclusive right to conduct all operations pursuant to this Agreement.  In performing services under this Agreement for the Non-Operator, Operator shall be an independent contractor, not subject to the control or direction of Non-Operator, except for the type of operation to be undertaken in accordance with the voting and election procedures contained within this Agreement.  Operator shall not be deemed to be, or hold itself out as, the agent or fiduciary of Non-Operator.

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5.2           Workmanlike Conduct.  Operator shall conduct all operations in a good and workmanlike manner as would a prudent operator under the same or similar circumstances.  Operator shall not be liable to Non-Operator for losses sustained or liabilities incurred, except such as may result from Operator’s gross negligence or willful misconduct.  Unless otherwise provided in this Agreement, Operator shall consult with Non-Operator and keep them informed of all important matters.  However, Operator shall never be required under this Agreement to conduct an operation that it believes would be unsafe or would endanger persons or property.

5.3           Liens and Encumbrances.  Operator shall endeavor to keep the Lease within the Contract Area and equipment free from all liens and encumbrances occasioned by operations hereunder, except those provided for in Section 8.5 (Security Rights).

5.4           Employees.  The number of employees and their selection, and the hours of labor and compensation for services performed shall be determined by Operator.  Except as provided in Exhibit “C”, such employees shall be the employees of Operator.

5.5           Records.  Operator shall keep accurate books, accounts, and records of operations under this Agreement, which, unless otherwise provided for in this Agreement, shall be available to Non-Operator as provided in Exhibit "C".

5.6           Compliance.  Operator shall comply with, and require all agents and contractors to comply with, all applicable laws, rules, regulations and orders of any governmental authorities having jurisdiction.

5.7           Contractors.  Operator may enter into contracts with independent contractors for the design, construction, installation, or operation of Platforms and Facilities.  Insofar as possible, Operator shall use competitive bidding to procure goods and services for the benefit of the Parties.  All drilling operations conducted under this Agreement shall be conducted by qualified and responsible drilling contractors under current competitive contracts.  A drilling contract will be deemed to be a current competitive contract if it (a) was made within one hundred (180) days before the commencement of the well and (b) contains terms, rates, and provisions that, when the contract was made, did not exceed those generally prevailing in the area for operations involving substantially equivalent rigs that are capable of drilling the proposed well.  At its election, Operator may use its own or an Affiliate’s drilling equipment, derrick barge, tools, or machinery to conduct drilling operations, but the work shall be (a) performed by Operator acting as an independent contractor, (b) approved by written agreement with the Participating Parties before commencement of operations, and (c) conducted under the same terms and conditions and at the same rates as are customary and prevailing in competitive contracts  of third parties doing work of a similar nature.  Before awarding a drilling contract or performing work with its own or an Affiliate’s drilling equipment, derrick barge, tools, or machinery, Operator shall attempt to obtain competitive bids for the work from independent contractors.

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5.8           Governmental Reports.  Operator shall make reports to governmental authorities that it has a duty to make as Operator and shall furnish copies of such reports to the Participating Parties.

5.9           Information to Participating Parties.  Operator shall timely furnish each Participating Party the following information pertaining to each well being drilled:

(a)	A copy of application for permit to drill and all amendments thereto.
(b)	Daily drilling reports.
(c)	A complete report of all core analyses, if any.
(d)	A copy of any logs or surveys as run.
(e)	A copy of any well test results, bottom-hole pressure surveys, gas and condensate analyses, or similar information.
(f)	A copy of reports made to regulatory agencies.
(g)
To the extent possible, twenty-four (24) hour advance notice by telephone to the designated representative listed in Exhibit "A" (or the designated alternate), of logging, coring and testing operations.

(h)	If available, upon written request, samples of cuttings and cores marked as to depth, to be packaged and shipped at the expense of the requesting Party.
5.10           Information to Non-Participating Parties.  Operator shall furnish to each Non-Participating Party a copy of Operator’s governmental reports that are available to the public and associated with the applicable Non-consent operation.  A Non-Participating Party shall be entitled to receive the information specified in Section 5.9 after the recoupment provisions in Section 10.4 and/or Section 12.2.1 have been satisfied.

ARTICLE 6.
VOTING AND VOTING PROCEDURES

6.1           Designation of Representatives.  The names and addresses of the representative and alternate, who are authorized to represent each Party with respect to operations hereunder, are set forth in Exhibit "A".  The designated representative or alternate may be changed by written notice to the other Parties.

6.2              Voting Procedures.  Unless otherwise provided, any matter requiring approval of the Parties, except an amendment to this Agreement, shall be determined as follows:

6.2.1	Voting Interest. Subject to section 8.6, each Party shall have a voting interest equal to its Working Interest or its Participating Interest, as applicable.
6.2.2
Vote Required.  Proposals requiring approval of the Parties shall be decided by an affirmative vote of two (2) or more Parties having a combined voting interest of fifty-one percent (51%) or more.  If there are only two (2) Parties to this Agreement, the matter shall be determined by the Party having the majority voting interest, or, if the interests are equal, the matter shall require unanimous consent.

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6.2.3	Votes. The Parties may vote personally at meetings, or by telephone, promptly confirmed in writing to Operator, or by letter, telegram, telex, telecopy, or other form of facsimile transmission.
6.2.4
Meetings.  Meetings of the Parties may be called by Operator upon its own motion or at the request of any Party(ies) having a combined voting interest of not less than twenty percent (20%).  Except in the case of emergency, or except when agreed by unanimous consent, no meeting shall be called on less than seven (7) days advance written notice.  Notice of such meeting shall include the agenda of matters to be considered.  The representative of Operator shall be chairman of each meeting.  Only matters provided for in the agenda of the meeting shall be decided and acted upon at a meeting; provided, however, that by unanimous agreement of the Parties present at such meeting, the agenda and items included therein may be amended.  If a meeting is called, it shall take place at Operator’s offices, unless it is unanimously agreed to be held at some other location.

ARTICLE 7
ACCESS

7.1           Access to Contract Area.  Each Non-Operator shall have access to the Contract Area at its sole cost, risk and expense at all reasonable times to inspect joint operations, wells, Platforms, Facilities or Subsequent Facilities in which it participates, and records and data pertaining thereto.  Non-Operator shall give Operator at least twenty-four (24) hours’ notice of Non-Operator’s intention to visit the Lease.  To protect Operator and Non-Operator from unnecessary lawsuits, claims, and legal liability, if it is necessary for a person who is not performing services for Operator directly related to a joint operation, but is performing services solely for a Non-Operator or pertaining to the business or operations of a Non-Operator, to visit, use, or board a rig, Platform, or Facility on a Lease subject to this agreement, the Non-Operator shall give Operator advance notice of the visit, use or boarding, and shall secure from that person an agreement, in a form satisfactory to Operator, indemnifying and holding Operator and Non-Operator harmless, or shall itself provide the same hold harmless and indemnification in favor of Operator and the other Non-Operators before the visit, use, or boarding.

7.2           Reports.  Upon written request, Operator shall furnish a requesting Party any information not otherwise furnished under Article 5 to which such Party is otherwise entitled under this Agreement.  The cost of gathering and furnishing information not furnished under Article 5 shall be charged to the requesting Party.  Operator is not obligated to furnish interpretative data that was generated by Operator at its sole cost.

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7.3           Confidentiality.  For the purposes of this Agreement, the term "Confidential Information" shall mean any geological, geophysical, engineering, technical, production test, exploratory, or reservoir information, or any logs or other information pertaining to any well drilled pursuant to this Agreement or any operation conducted under the terms of this Agreement to the extent that such information was acquired at joint expense.  Except as provided in Section 7.5 and except for necessary disclosures to governmental authorities having jurisdiction, no Party shall during the term of this Agreement and for a period of three (3) years thereafter, trade, sell, publish or release any such Confidential Information without the agreement of all Participating Parties.  Otherwise, the Parties shall jointly own all such Confidential Information without duty to account.  Each Party's obligation to protect Confidential Information shall be considered met by each Party using at least the same degree of care as it uses in protecting its own proprietary materials of like kind.

7.4           Exceptions.  No Party shall have any obligation to limit disclosure or use any portion of Confidential Information which:

(a)	is already in that Party's possession prior to receipt as a result of this Agreement;
(b)	is now in or hereafter becomes publicly available through no fault of that Party;
(c)	is disclosed to that Party without obligation of confidence by a third party which has the right to make such disclosure; or;
(d)	is independently developed by or for such Party without reference to information received under this Agreement.
7.5           Limited Disclosure.  Notwithstanding any other provision of this Agreement, the Parties may make Confidential Information available to third parties as follows:

(a)	outside professional consultants and reputable engineering firms for the purpose of evaluations;
(b)	gas transmission companies for hydrocarbon reserve or technical evaluations;
(c)	reputable financial institutions for study before commitment of funds;
(d)	governmental authorities having jurisdiction or the public, to the extent required by applicable laws or by those governmental authorities;
(e)	the public, to the extent required by the regulations of a recognized stock exchange;
(f)
third parties with whom a party is engaged in a bona fide effort to effect a merger or consolidation, sell all or a controlling part of that Party’s stock, or sell all or substantially all assets of that Party or an Affiliate of that Party;

(g)	an Affiliate of a Party; and
(h)	third parties with whom a Party is engaged in a bona fide effort to sell, farmout, or trade all or a portion of its interest in the Lease.

Confidential Information made available under Subsections 7.4(f) and 7.4(h) shall not be removed from the custody or premises of the Party making the Confidential Information available to third parties as described in those Subsections.  Also, a third party permitted access under Subsections 7.4(a), (b), (c), (f) and (h) shall first agree in writing neither to disclose the Confidential Information to others nor to use the Confidential Information, except for the purpose for which it was disclosed.  The disclosing Party shall give prior notice to the other Parties that it intends to make the Confidential Information available.

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7.6           Proceeds.  During the term of this Agreement, the Parties agree that any proceeds obtained from the sale of Confidential Information (excluding, however, transfers of Confidential Information incidental to a Party’s sale of all or any portion of its interest in the Contract Area) shall be shared by the Parties in proportion to their share of the total costs and expenses to acquire same.

7.7           Media Releases.  Except as agreed by all parties or otherwise permitted by this Section, no Party shall issue a news or media release about operations on the Lease.  In an emergency involving extensive property damage, operations failure, loss of human life, or other clear emergency, and for which there is insufficient time to obtain the prior approval of the Parties, Operator may furnish the minimum, strictly factual, information necessary to satisfy the legitimate public interest of the media and governmental authorities having jurisdiction.  Operator shall then promptly advise the other Parties of the information furnished in response to the emergency.  Notwithstanding anything to the contrary in this Agreement, upon prior written notice to the other Parties, a Party shall be allowed to make any press release or announcement required by a recognized stock exchange on which the Party’s (or its Affiliate’s) stock is listed; provided, however, that the press release shall contain the following statement: “The information, opinions or projections contained in this press release are (the disclosing Party’s) and do not necessarily reflect the opinions of its co-owners.”

ARTICLE 8
EXPENDITURES

8.1           Basis of Charge to the Parties.  Except as otherwise provided in this Agreement, Operator shall pay all costs incurred and each Party shall reimburse Operator in proportion to its Participating Interest.  All charges, credits and accounting for expenditures shall be pursuant to Exhibit "C".

8.2           Authorization.  Prior to undertaking any project or making any single expenditure related to the Contract Area in excess of One Hundred Thousand Dollars ($100,000.00), Operator shall submit for the approval of the Parties an Authorization for Expenditure ("AFE") for such project or expenditure.  Operator shall furnish written information to all the Parties on any project or single expenditure costing less than One Hundred Thousand Dollars ($100,000.00) but in excess of Fifty Thousand Dollars ($50,000.00) if Operator prepares same for its own use.  Notwithstanding the One Hundred Thousand Dollar ($100,000.00) limitation, where such project or expenditure involves changing zones in a well or a workover operation, an AFE shall be submitted to the Parties for approval.  Approval of a Development Well or an Exploratory Well operation shall include approval of all necessary expenditures through drilling, coring and logging to the objective depth and plugging and abandoning costs, if applicable.  In the event of an actual or imminently threatened blowout, explosion, accident, fire, flood, storm, or other emergency, Operator may immediately conduct such operations and make such expenditures as in its opinion are required to overcome the emergency, including, but not limited to, any and all measures to protect life, health, safety, property, natural resources or the environment.  Operator shall report to the Parties, as promptly as possible, the nature of the emergency and action taken.  The Operator shall provide supplemental AFE’s to Participating Parties, for informational purposes only, if it reasonably determines that the expected actual costs of an operation will exceed the amount of the approved AFE by 15% or more, but only if the dollar amount of such expected excess is greater than Two Hundred Fifty Thousand Dollars ($250,000.00).

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8.3           Advance Billings.  Operator shall have the right to require each Party to advance its respective share of estimated expenditures pursuant to Exhibit "C".

8.4           Commingling of Funds.  Funds received by Operator under this Agreement may be commingled with its own funds.

8.5           Security Rights (Louisiana).  In addition to any other security rights and remedies provided by law with respect to services rendered or materials and equipment furnished under this Agreement, for and in consideration of the covenants and mutual undertakings of the Operator and the Non-operators herein, the Parties shall have the following security rights:
(a)           Mortgage in Favor of the Operator.  Each Non-operator hereby grants to the Operator a mortgage, hypothecate, and pledge of and over all of its rights, titles, and interests in and to (a) the Lease within the Contract Area, (b) the oil, gas and other minerals in, on, under, and that may be produced from the lands within the Contract Area, and (c) all other immovable property susceptible of mortgage situated within the Contract Area.

This mortgage is given to secure the complete and timely performance of and payment by each Non-operator of all obligations and indebtedness of every kind and nature, whether now owed by such Non-operator or hereafter arising, pursuant to this Agreement.  To the extent susceptible under applicable law, this mortgage and the security interests granted in favor of the Operator herein shall secure the payment of all costs and other expenses properly charged to such Party, together with (A) interest on such indebtedness, costs, and other expenses at the rate set forth in Exhibit "C" attached hereto (the "Accounting Procedure") or the maximum rate allowed by law, whichever is the lesser, (B) reasonable attorneys' fees, (C) court costs, and (D) other directly related collection costs.  If any Non-operator does not pay such costs and other expenses or perform its obligations under this Agreement when due, the Operator shall have the additional right to notify the purchaser or purchasers of the defaulting Non-operator's production of oil, gas and other minerals and collect such costs and other expenses out of the proceeds from the sale of the defaulting Non-operator's share of production of oil, gas and other minerals until the amount owed has been paid.  The Operator shall have the right to offset the amount owed against the proceeds from the sale of such defaulting Non-operator's share of production of oil, gas and other minerals.  Any purchaser of such production shall be entitled to rely on the Operator's statement concerning the amount of costs and other expenses owed by the defaulting Non-operator and payment made to the Operator by any purchaser shall be binding and conclusive as between such purchaser and such defaulting Non-operator.

The maximum amount for which the mortgage herein granted by each Non-operator shall be deemed to secure the obligations and indebtedness of such Non-operator to the Operator as stipulated herein is hereby fixed in an amount equal to $25,000,000.00 (the "Limit of the Mortgage of each Non-operator").  Except as provided in the previous sentence (and then only to the extent such limitations are required by law), the entire amount of obligations and indebtedness of each Non-operator to the Operator is secured hereby without limitation.  Notwithstanding the foregoing Limit of the Mortgage of each Non-operator, the liability of each Non-operator under this Agreement and the mortgage and security interest granted hereby shall be limited to (and the Operator shall not be entitled to enforce the same against such Non-operator for, an amount exceeding) the actual obligations and indebtedness [including all interest charges, costs, attorneys' fees, and other charges provided for in this Agreement or in the Memorandum of Operating Agreement and Financing Statement (Louisiana), as such term is defined in Article 8.5.(e) (Recordation) hereof] outstanding and unpaid and that are attributable to or charged against the interest of such Non-operator pursuant to this Agreement.

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(b)           Security Interest in Favor of the Operator.  To secure the complete and timely performance of and payment by each Non-operator of all obligations and indebtedness of every kind and nature, whether now owed by such Non-operator or hereafter arising, pursuant to this Agreement, each Non-operator hereby grants to the Operator a continuing security interest in and to all of its rights, titles, interests, claims, general intangibles, proceeds, and products thereof, whether now existing or hereafter acquired, in and to (a) all oil, gas and other minerals produced from the lands or offshore blocks covered by the Leases within the Contract Area or attributable to the Leases within the Contract Area when produced, (b) all accounts receivable accruing or arising as a result of the sale of such oil, gas and other minerals (including, without limitation, accounts arising from gas imbalances or from the sale of oil, gas and other minerals at the wellhead), (c) all cash or other proceeds from the sale of such oil, gas and other minerals once produced, and (d) all Platforms and Facilities, wells, fixtures, other corporeal property, whether movable or immovable, whether now or hereafter placed on the lands or offshore blocks covered by the Leases within the Contract Area or maintained or used in connection with the ownership, use or exploitation of the Leases within the Contract Area, and other surface and sub-surface equipment of any kind or character located on or attributable to the Leases within the Contract Area and the cash or other proceeds realized from the sale, transfer, disposition or conversion thereof.  The interest of the Non-operators in and to the oil and gas produced from or attributable to the Leases within the Contract Area when extracted and the accounts receivable accruing or arising as the result of the sale thereof shall be financed at the wellhead of the well or wells located on the Leases within the Contract Area.  To the extent susceptible under applicable law, the security interest granted by each Non-operator hereunder covers: (A) all substitutions, replacements, and accessions to the property of such Non-operator described herein and is intended to cover all of the rights, titles and interests of such Non-operator in all movable property now or hereafter located upon or used in connection with the Leases within the Contract Area, whether corporeal or incorporeal; (B) all rights under any gas balancing agreement, farmout rights, option farmout rights, acreage and cash contributions, and conversion rights of such Non-operator in connection with the Leases within the Contract Area, or the oil, gas and other minerals produced from or attributable to the Leases within the Contract Area, whether now owned and existing or hereafter acquired or arising, including, without limitation, all interests of each Non-operator in any partnership, tax partnership, limited partnership, association, joint venture, or other entity or enterprise that holds, owns, or controls any interest in the Leases within the Contract Area; and (C) all rights, claims, general intangibles, and proceeds, whether now existing or hereafter acquired, of each Non-operator in and to the contracts, agreements, permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Leases within the Contract Area, including the following:

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(1)           all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from any present or future operating, farmout, bidding, pooling, unitization, and communitization agreements, assignments, and subleases, whether or not described in Exhibit "A," to the extent, and only to the extent, that such agreements, assignments, and subleases cover or include any of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in and to all or any portion of the Leases within the Contract Area, and all units created by any such pooling, unitization, and communitization agreements and all units formed under orders, regulations, rules, or other official acts of any governmental authority having jurisdiction, to the extent and only to the extent that such units cover or include all or any portion of the Leases within the Contract Area;

(2)           all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all presently existing and future advance payment agreements, and oil, casinghead gas, and gas sales, exchange, and processing contracts and agreements, including, without limitation, those contracts and agreements that are described on Exhibit "A," to the extent, and only to the extent, those contracts and agreements cover or include all or any portion of the Leases within the Contract Area; and

(3)           all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all existing and future permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Leases within the Contract Area.

(c)           Mortgage in Favor of the Non-operators.  The Operator hereby grants to each Non-operator a mortgage, hypothecate, and pledge of and over all of its rights, titles, and interests in and to (a) the Lease within the Contract Area; (b) the oil, gas and other minerals in, on, under, and that my be produced from the lands within the Lease within the Contract Area; and (c) all other immovable property or other property susceptible of mortgage situated within the Lease within the Contract Area.

This mortgage is given to secure the complete and timely performance of and payment by the Operator of all obligations and indebtedness of every kind and nature, whether now owed by the Operator or hereafter arising, pursuant to this Agreement.  To the extent susceptible under applicable law, this mortgage and the security interests granted in favor of each Non-operator herein shall secure the payment of all costs and other expenses properly charged to the Operator, together with (A) interest on such indebtedness, costs, and other expenses at the rate set forth in Exhibit “C” or the maximum rate allowed by law, whichever is the lesser, (B) reasonable attorneys' fees, (C) court costs, and (D) other directly related collection costs.  If the Operator does not pay such costs and other expenses or perform its obligations under this Agreement when due, the Non-operators shall have the additional right to notify the purchaser or purchasers of the Operator’s production of oil, gas and other minerals and collect such costs and other expenses out of the proceeds from the sale of the Operator’s share of production of oil, gas and other minerals until the amount owed has been paid.  The Non-operators shall have the right to offset the amount owed against the proceeds from the sale of the Operator’s share of production of oil, gas and other minerals.  Any purchaser of such production shall be entitled to rely on the Non-operators’ statement concerning the amount of costs and other expenses owed by the Operator and payment made to the Non-operators by any purchaser shall be binding and conclusive as between such purchaser and the Operator.

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The maximum amount for which the mortgage herein granted by the Operator shall be deemed to secure the obligations and indebtedness of the Operator to all Non-operators as stipulated herein is hereby fixed in an amount equal to $25,000,000.00 in the aggregate (the "Limit of the Mortgage of the Operator").  Except as provided in the previous sentence (and then only to the extent such limitations are required by law), the entire amount of obligations and indebtedness of the Operator to the Non-operators is secured hereby without limitation.  Notwithstanding the foregoing Limit of the Mortgage of the Operator, the liability of the Operator under this Agreement and the mortgage and security interest granted hereby shall be limited to (and the Non-operators shall not be entitled to enforce the same against the Operator for, an amount exceeding) the actual obligations and indebtedness [including all interest charges, costs, attorneys' fees, and other charges provided for in this Agreement or in the Memorandum of Operating Agreement and Financing Statement (Louisiana), as such term is defined in Article 8.5.(e) hereof] outstanding and unpaid and that are attributable to or charged against the interest of the Operator pursuant to this Agreement.

(d)           Security Interest in Favor of the Non-operators.  To secure the complete and timely performance of and payment by the Operator of all obligations and indebtedness of every kind and nature, whether now owed by the Operator or hereafter arising, pursuant to this Agreement, the Operator hereby grants to each Non-operator a continuing security interest in and to all of its rights, titles, interests, claims, general intangibles, proceeds, and products thereof, whether now existing or hereafter acquired, in and to (a) all oil, gas and other minerals produced from the lands or offshore blocks covered by the Leases within the Contract Area or included within the Leases within the Contract Area or attributable to the Leases within the Contract Area when produced, (b) all accounts receivable accruing or arising as a result of the sale of such oil, gas and other minerals (including, without limitation, accounts arising from gas imbalances or from the sale of oil, gas and other minerals at the wellhead), (c) all cash or other proceeds from the sale of such oil, gas and other minerals once produced, and (d) all Platforms and Facilities, wells, fixtures, other corporeal property whether movable or immovable, whether now or hereafter placed on the offshore blocks covered by the Leases within the Contract Area or maintained or used in connection with the ownership, use or exploitation of the Leases within the Contract Area, and other surface and sub-surface equipment of any kind or character located on or attributable to the Leases within the Contract Area and the cash or other proceeds realized from the sale, transfer, disposition or conversion thereof.  The interest of the Operator in and to the oil, gas and other minerals produced from or attributable to the Leases within the Contract Area when extracted and the accounts receivable accruing or arising as the result of the sale thereof shall be financed at the wellhead of the well or wells located on the Leases within the Contract Area. To the extent susceptible under applicable law, the security interest granted by the Operator hereunder covers: (A) all substitutions, replacements, and accessions to the property of the Operator described herein and is intended to cover all of the rights, titles and interests of the Operator in all movable property now or hereafter located upon or used in connection with the Leases within the Contract Area, whether corporeal or incorporeal; (B) all rights under any gas balancing agreement, farmout rights, option farmout rights, acreage and cash contributions, and conversion rights of the Operator in connection with the Leases within the Contract Area, the oil, gas and other minerals produced from or attributable to the Leases within the Contract Area, whether now owned and existing or hereafter acquired or arising, including, without limitation, all interests of the Operator in any partnership, tax partnership, limited partnership, association, joint venture, or other entity or enterprise that holds, owns, or controls any interest in the Leases within the Contract Area; and (C) all rights, claims, general intangibles, and proceeds, whether now existing or hereafter acquired, of the Operator in and to the contracts, agreements, permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Leases within the Contract Area, including the following:

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(1)           all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from any present or future operating, farmout, bidding, pooling, unitization, and communitization agreements, assignments, and subleases, whether or not described in Exhibit "A," to the extent, and only to the extent, that such agreements, assignments, and subleases cover or include any of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in and to all or any portion of the Leases within the Contract Area, and all units created by any such pooling, unitization, and communitization agreements and all units formed under orders, regulations, rules, or other official acts of any governmental authority having jurisdiction, to the extent and only to the extent that such units cover or include all or any portion of the Leases within the Contract Area;

(2)           all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all presently existing and future advance payment agreements, and oil, casinghead gas, and gas sales, exchange, and development contracts and agreements, including, without limitation, those contracts and agreements that are described on Exhibit "A," to the extent, and only to the extent, those contracts and agreements cover or include all or any portion of the Leases within the Contract Area; and

(3)           all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all existing and future permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to any of the Leases within the Contract Area.

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(e)           Recordation.  To provide evidence of, and to further perfect the Parties' security rights created hereunder, upon request, each Party shall execute and acknowledge the Memorandum of Operating Agreement and Financing Statement (Louisiana) attached as Exhibit "E" (the "Memorandum of Operating Agreement and Financing Statement (Louisiana)") in multiple counterparts as appropriate.  The Party requesting execution of the aforesaid document shall file the Memorandum of Operating Agreement and Financing Statement (Louisiana) in the public records set forth below at its sole cost and expense to serve as notice of the existence of this Agreement as a burden on the title of the Operator and the Non-operators to their interests in the Leases within the Contract Area and for purposes of satisfying otherwise relevant recording and filing requirements of applicable law and to attach an original of the Memorandum of Operating Agreement and Financing Statement (Louisiana) to a standard UCC-1 in mutually agreeable forms for filing in the UCC records set forth below to perfect the security interests created by the Parties in this Agreement.  Upon the acquisition of a leasehold interest in a Lease within the Contract Area, the Parties shall, within five business days following request by one of the Parties hereto, execute and furnish to the requesting Party for recordation such a Memorandum of Operating Agreement and Financing Statement (Louisiana) describing such leasehold interest.  Such Memorandum of Operating Agreement and Financing Statement (Louisiana) shall be amended from time to time upon acquisition of additional leasehold interests in the Leases within the Contract Area, and the Parties shall, within five business days following request by one of the Parties hereto, execute and furnish to the requesting Party for recordation any such amendment.

The Memorandum of Operating Agreement and Financing Statement (Louisiana) is to be filed or recorded, as the case may be, in (a) the conveyance records of the parish or parishes adjacent to the lands or offshore blocks covered by the Leases within the Contract Area or contained within the Leases within the Contract Area pursuant to La. R.S. 9:2731 et seq., (b) the mortgage records of such parish or parishes, and (c) the appropriate Uniform Commercial Code records.

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8.6           Default.  If any Party does not pay its share of the charges authorized under this Agreement when due, the Operator may give the defaulting Party notice that unless payment is made within thirty (30) days from delivery of the notice, the non-paying Party shall be in default.  A Party in default shall have no further access to the rig, Platform or Facilities, any Confidential Information or other maps, records, data, interpretations, or other information obtained in connection with activities or operations hereunder or be allowed to participate in meetings.  A Party in default shall not be entitled to vote or to make an election until such time as the defaulting Party is no longer in default.  The voting interest of each non-defaulting Party shall be counted in the proportion its Participating Interest share bears to the total non-defaulting Participating Interest shares.  As to any operation approved during the time a Party is in default, such defaulting Party shall be deemed to be a Non-participating Party, except where such approval is binding on all Parties or Participating Parties, as applicable. In the event a Party believes that such statement of charges is incorrect, the Party shall nevertheless pay the amounts due as provided herein, and the Operator shall attempt to resolve the issue as soon as practicable, but said attempt shall be made no later than sixty (60) days after receiving notice from the Party of such disputed charges.

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8.7           Unpaid Charges.  If any Participating Party fails to pay its share of the costs and other expenses authorized under this Agreement in accordance with Exhibit “C” or to otherwise perform any of its obligations under this Agreement when due, the Party to whom such payment is due, in order to take advantage of the provisions of Article 8.5, shall notify the other Party by certified or registered U.S. Mail that it is in default and has thirty (30) days from the receipt of such notice to pay.  If such payment is not made timely by the non-paying Party after the issuance of such notice to pay, the Party requesting such payment may take immediate steps to diligently pursue collection of the unpaid costs and other expenses owed by such Participating Party and to exercise the mortgage and security rights granted by this Agreement.  The bringing of a suit and the obtaining of a judgment by any Party for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the security rights granted herein.  In addition to any other remedy afforded by law, each Party shall have, and is hereby given and vested with, the power and authority to foreclose the lien, mortgage, pledge, and security interest established hereby in its favor in the manner provided by law, to exercise all rights of a secured party under the Uniform Commercial Code as adopted by the state in which the Leases within the Contract Area are located or such other states as such Party may deem appropriate.  The Operator shall keep an accurate account of amounts owed by the nonperforming Party (plus interest and collection costs) and any amounts collected with respect to amounts owed by the nonperforming Party.  In the event there become three or more Parties to this Agreement, then if any nonperforming Party's share of costs remains delinquent for a period of sixty (60) days, each other Participating Party shall, upon the Operator's request, pay the unpaid amount of costs in the proportion that its Working Interest bears to the total non-defaulting Working Interests.  Each Participating Party paying its share of the unpaid amounts of a nonperforming Party shall be subrogated to the Operator's mortgage and security rights to the extent of the payment made by such Participating Party.

8.8           Carved-out Interests.  Except for the “Permitted Encumbrance” identified on Exhibit “A”, any agreements creating any overriding royalty, production payment, net proceeds interest, net profits interest, carried interest or any other interest carved out of a Working Interest in the Leases within the Contract Area shall specifically make such interests inferior to the rights of the Parties to this Agreement. If any Party whose Working Interest is so encumbered does not pay its share of costs and other expenses authorized under this Agreement, and the proceeds from the sale of its production of oil, gas and other minerals pursuant to Article 8.5 are insufficient to pay such costs and expenses, the security rights provided for in this Article 8.5 may be applied against the carved-out interests with which the defaulting or non-performing Party’s interest in the Leases within the Contract Area is burdened. In such event, the rights of the owner of such carved-out interest shall be subordinated to the security rights granted by Article 8.5.

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ARTICLE 9
NOTICES

9.1           Giving and Responding to Notices.  All notices and responses thereto shall be in writing and delivered in person or by telephone followed by United States mail, telex, telegraph, telecopier (facsimile) or cable; however, if a drilling rig is on location and standby charges are accumulating, such notices and responses shall be given by telephone and immediately confirmed in writing.  Notices and responses shall be deemed given only when received by the Party to whom such notice or response is directed, except that any notice or response by certified United States mail or equivalent, telegraph, or cable properly addressed, pursuant to Section 6.1, and with all postage and charges prepaid shall be deemed given seventy-two (72) hours after such notice is deposited in the mail exclusive of Saturdays, Sundays, and federal holidays, or twenty-four (24) hours after such notice or response is sent by telecopier (facsimile), receipt confirmed, or filed with an operating telegraph or cable company for immediate transmission exclusive of Saturdays, Sundays, and federal holidays.

9.2           Content of Notice.  Any notice which requires a response shall indicate the response time specified in Section 9.3.  If a proposal involves a Platform, Facility or Subsequent Facility, the notice shall contain a description of same, including location and the estimated costs of design fabrication, transportation and installation.  If a proposal involves an Exploratory Operation or a Development Operation, the notice shall include the proposed depth, the objective zone or zones to be tested, the surface and bottom-hole locations, applicable details regarding directional drilling, the equipment to be used, and the estimated costs of the operation including all necessary expenditures through installation of the wellhead or abandonment of the well.

9.3           Response to Notices.  Each Party's response to a proposal shall be in writing to all other Parties.  Unless otherwise specified herein, response times shall be as follows:

9.3.1	Platform Construction. When any proposal for well operations involves the construction of a Platform, each Party shall respond within sixty (60) days after receipt of notice.

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9.3.2
Proposal Without Platform.  When any proposal for well operations does not require construction of a Platform, each Party shall respond within thirty (30) days after receipt of notice.  However, if a drilling rig is on location as a result of a joint Exploratory or Development Operation previously conducted thereon and standby charges are accumulating, the response shall be made within twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal holidays, after receipt of notice.

9.3.3	Other Matters. For all other matters requiring notice, each Party shall respond within thirty (30) days after receipt of notice.
9.4           Failure to Respond.  Failure of any Party to respond to a proposal or notice, to vote, or to elect to participate within the period required by this Agreement shall be deemed to be a negative response, vote, or election.

9.5           Restrictions on Multiple Well Proposals.  Notwithstanding any provision herein to the contrary, it is specifically provided that no notice shall be given under this Article 9 hereof which simultaneously proposes the drilling of more than two (2) wells, or proposes the drilling of more than one (1) more well while there is an outstanding proposal.  Further, these provisions of this Article 9, insofar as they pertain to notification by a Party of its desire to drill a well, shall be suspended for so long as: (1) a prior notice has been given which is still in force and effect and the period of time during which the well regarding same may be commenced has not expired; or (2) a well is presently drilling hereunder.  This section shall not apply under those circumstances where the well to which notice is directed is a well which is required under the terms of a Lease or one required to maintain a portion thereof in force.  In the event drilling operations are necessary to perpetuate a Lease, any Party may propose and commence the drilling of such additional well(s) pursuant to the terms and conditions hereof no earlier than one hundred eighty (180) days prior to the date operations must be commenced, regardless of other proposals then under consideration or drilling operations then in progress.

ARTICLE 10
EXPLORATORY OPERATIONS

10.1           Operations by All Parties.  Any Party may propose an Exploratory Well by notifying the other Parties.  If all the Parties agree to participate in drilling the proposed well, Operator shall drill same at their cost and risk.  If a mobile drilling rig is not already on location as a result of a prior Exploratory or Development Operation and the proposal ("Original Proposal") has not already been approved, then any Party may submit an alternate well proposal for consideration within ten (10) days after receiving the Original Proposal to drill a well.  If one or more alternate proposals have been submitted in accordance with the foregoing, then the Operator shall call a meeting of the Parties to be held within seven (7) days following receipt of the alternate proposal(s), at which the Parties shall determine by majority vote in interest which proposal shall be considered by the Joint Account.  In the event that no proposal receives support of a majority in interest, then the proposal receiving the greatest support shall prevail.  In the event of a tie between two or more proposals, then the proposal (including the Original Proposal) supported by the largest number of Parties shall prevail.  Each Party having the right to participate in the proposal so selected shall make its election whether to join in the drilling of such well within fifteen (15) days after the meeting was held.  If drilling of such well is not commenced within one hundred twenty (120) days after the last applicable election date, the effect shall be the same as if the proposal had not been made; however, the one hundred twenty (120) day period shall automatically be extended for an additional period, not to exceed sixty (60) days, as may be necessary, in order to obtain all applicable required regulatory permits, so long as applications for such required permits were properly filed within thirty (30) days after the last applicable election date.  Drilling operations shall be deemed to have commenced on the date rig charges begin according to the terms of the drilling contract.

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10.2           Second Opportunity to Participate.  If fewer than all but one (1) or more Parties having a combined Working Interest of twenty (20%) or more elect to participate, the Operator shall inform the Parties of the elections made, whereupon any Party originally electing not to participate may then elect to participate by notifying the Operator within forty-eight (48) hours, exclusive of Saturdays, Sundays, and federal holidays, after receipt of such information.  This provision shall apply only in the event that there are three (3) or more Parties to this Agreement.

10.3           Final Election to Participate.  If fewer than all but one (1) or more Parties having a combined Working Interest of twenty (20%) or more approve any proposed  operation, the Operator, immediately after the expiration of the applicable response time, shall inform the Parties who have elected to participate of the total interest of the Parties approving such operation.  Each Participating Party, within forty-eight (48) hours (exclusive of Saturdays, Sundays, and federal holidays) after receipt of such notice, shall advise the Operator of its desire to (a) limit participation to such Party's working interest as shown on the proposed AFE; or (b) carry its proportionate part of Non-Participating Parties’ interests.  Failure to advise the proposing Party shall be deemed an election under (a), notwithstanding Section 9.4.  Should any Party elect to limit its participation to its interest as shown on the proposed AFE, the remaining Participating Parties shall carry the Non-Participating Parties' interests in such proportions as the remaining Participating Parties agree to by mutual consent.  In the event a drilling rig is on location, the time permitted for any response under this Article 10 shall not exceed a total of twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal holidays.  This provision shall apply only in the event that there are three (3) or more Parties to this Agreement.

10.4           Operations by Fewer Than All Parties.  If fewer than all but one (1) or more Parties having a combined Working Interest of twenty percent (20%) or more elect to participate in and agree to bear all of the cost and risk of drilling the proposed well, Operator shall drill such well under this Agreement and the applicable provisions of Article 12 and the following special provisions shall apply:

(a)
If the well will be the first Exploratory Well drilled under this Agreement, then as of the last applicable election date, each Non-Participating Party shall be deemed to have relinquished to the Participating Parties, in proportion to their Participating Interests or in the proportions otherwise agreed by the Participating Parties, all of its interest in the Contract Area.  If such well is commenced within the time provided in Section 10.1 and is drilled as proposed in accordance with this Agreement, each Non-Participating Party shall execute an assignment of all of its interest in the Contract Area to the Participating Parties, in proportion to their Participating Interests or in the proportions otherwise agreed by the Participating Parties.

(b)
If the well will not be the first Exploratory Well drilled under this Agreement and if such well is commenced within the time provided in Section 10.1 and is drilled as proposed in accordance with this Agreement, then, all of the Non-Participating Party's(ies') operating rights and interests in production from such well shall be vested in the Participating Parties in proportion to their Participating Interest, whether or not any instrument evidencing a transfer of rights and interests has been delivered by the Non-Participating Party(ies).  The Participating Party(ies) shall have the right to recoup the costs applicable to such well as determined by Section 12.2 and/or Section 12.5 and the drilling of such well shall be governed by Article 12, except that the percentage of recoupment as provided in Section 12.2.1 (a) shall be eight hundred percent (800%) of the Non-Participating Party's Share of the cost of drilling the well.

If the well is not commenced within the time period provided in Section 10.1, the effect shall be as if the proposal had not been made.

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10.5           Substitute Well.  If, prior to reaching the proposed depth or objective zone or zones to be tested for the Initial Exploratory Well or Exploratory Well as originally proposed, the Participating Party or Parties encounter mechanical difficulties, inpenetrable formation, and/or Gulf Coast conditions which render drilling impractical, then the Participating Party of Parties, or any of them, shall have the right, but not the obligation, to carry out the original proposed operation by drilling a Substitute Well.  Operations for the Substitute Well shall be commenced within sixty (60) days after the date the drilling operations cease on the well for which the Substitute Well is a substitute.  Operations for the Substitute Well shall be commenced as if it were the original proposed Initial Exploratory Well or Exploratory Well for which it is the substitute; and the relationship, rights and obligations as between the Participating Party and Non-Participating Party or Parties shall be the same as if the Substitute Well were, in fact, the proposed Initial Exploratory Well or Exploratory Well, as applicable.

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10.6           Course of Action After Drilling to Initial Objective Depth.  At such time as an Exploratory Well has been drilled to the initial objective depth as proposed, or a mutually agreed upon lesser depth, and all approved logs, cores, and other tests have been completed, and the results thereof furnished to the Participating Parties, Operator shall notify the Participating Parties setting forth Operator's recommendation to either:

(a)
Conduct additional coring, testing, or logging of the formations encountered.  (If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence.  In the event of a tie between two or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

(b)	Run casing and temporarily abandon the well for future completion. (This election is not applicable for a well drilled from a Platform.)
(c)
Attempt completion, with a deeper completion having priority over a shallower completion attempt.  (If conflicting proposals for a single completion and a dual completion are approved, the proposal receiving the largest Working Interest shall take precedence.  Provided however, if the proposal taking precedence is a dual completion, then the dual must either include the zone approved for the single completion or provide for the completion in zones all of which are deeper than the zone approved for the single completion.)

(d)	Deepen the well. (If conflicting proposals are approved, the operation proposed to the deepest depth shall take precedence.)
(e)	Sidetrack the well to another bottom hole location not deeper than the stratigrephic equivalent of the initial objective depth.
(f)
Perform other operations on the well. (If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence.  In the event of a tie between two or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

(g)	Plug and abandon the well.
The Participating Parties, within twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal Holidays, after receipt of Operator's recommendation, shall respond thereto by either approving it or making another proposal.  If another proposal is made, the Participating Parties shall have an additional twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal holidays, to respond thereto.  If conflicting proposals are made, the priority of operations shall be given first to (a) above and next to (b) above and so forth.  Failure of a Participating Party to respond to a proposal shall be deemed a negative response.

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10.6.1	Operation by All Parties. Subject to Section 10.6.4, if all Participating Parties approve a proposal, Operator shall conduct the operation at the Participating Parties’ cost and risk.
10.6.2
Operations by Fewer than All Parties.  If one (1) or more Parties having a combined Participating Interest in the well of twenty percent (20%) or more approve a proposal and agree to bear the cost, risk and liabilities (including loss of the hole due to deepening of any well) thereof, except a proposal to plug and abandon, Operator shall conduct the same as a Non-Consent Operation for such Parties pursuant to the provisions of Article 12, except that the percentage of recoupment as provided in Section 12.2.1(a) shall be the same as provided for in Section 10.4(b).  If no proposal receives the required approval, the well shall be plugged and abandoned at the expense of all Participating Parties unless any Participating Party notifies Operator within twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal holidays, after the end of the last applicable election period that it desires to immediately assume all costs and risks including liabilities of further operations, in which event Operator shall, as promptly as possible, commence the proposed operation pursuant to the provisions of Article 12.  In the event there is more than one (1) Participating Party, each of which is willing to assume all costs, risks and liabilities of further operations, but each desires to perform a different operation, then the order of priority as listed above herein shall prevail and govern.

10.6.3
Obligations and Liabilities of Participating Parties.  If the decision is to complete at initial objective depth, to plug back and complete at a lesser depth, to deepen or to Sidetrack to another bottomhole location, a Party, by becoming a Non-Participating Party, shall be relieved of the obligations and liabilities as to such operation, except as to its share of the costs of plugging and abandoning that portion of the well in which it was a Participating Party.

10.6.4
Deepening or Sidetracking of Non-Consent Exploratory Well.  Subject to the terms of Section 10.6 above, if drilling to the initial objective depth does not result in a well which will be qualified as a Producible Well and the decision is to drill deeper or Sidetrack, each Non-Participating Party shall be notified by the Operator of such decision.  Any Non-Participating Party may then agree to participate in a deepening or Sidetracking operation by notifying the Operator, within forty-eight (48) hours, inclusive of Saturdays, Sundays, and federal holidays, after receiving notice of the decision.  In such event any Non-Participating Party which elects to participate in deepening or Sidetracking the well as proposed shall immediately pay to the Participating Parties its Participating Interest share of the costs of the well as if it had originally participated to the initial objective depth or that point the Sidetracking operation is commenced if lesser than the initial objective depth.  Thereafter such Non-Participating Party shall be deemed for all purposes to be a Participating Party as to such deepening or Sidetracking operations, and the provisions of Section 10.4 shall not be applicable to such Party as to the deepened or Sidetracked portion of the well.  The initial Participating Parties, however, shall continue to be entitled to recoup out of the proceeds received from production from the non-consent portion of the Non-Consent Well any balance remaining pursuant to the terms specified in Section 10.4 applicable to such Non-Consent Well, less the amount paid by a Non-Participating Party pursuant to this Section 10.6.4.

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10.6.5
Plugging and Abandoning Cost.  The Participating Parties shall pay all costs of plugging and abandoning except any costs associated with a subsequent Non-Consent Operation.  The participants in a subsequent Non-Consent Operation shall pay any plugging and abandoning costs associated with such operation.  A Non-Consent Operation does not include the abandonment of the original wellbore above the depth at which the Non-Consent Operation commenced.

ARTICLE 11
DEVELOPMENT OPERATIONS

11.1           Operations by All Parties.  Any Party may propose Development Operations, including any wells (whether drilling, completing, recompleting, deepening, deviating or Sidetracking, plugging back or working over), Platform,  Facilities and/or Subsequent Facilities required by such operations, by submitting a Development Operation AFE to the other Parties for approval pursuant to the response to notice procedures set forth in Article 9.  If all Parties elect to participate in the proposed operation, Operator shall conduct such operation at their cost and risk.

11.2           Second Opportunity to Participate.  If fewer than all but one (1) or more Parties having a combined Working Interest of twenty percent (20%) or more elect to participate, the Operator shall inform the Parties of the elections made, whereupon any Party originally electing not to participate may then elect to participate by notifying the Operator within forty-eight (48) hours, exclusive of Saturdays, Sundays, and federal holidays.  This provision shall apply only in the event that there are three (3) or more Parties to this Agreement.

11.3           Final Election to Participate.  If fewer than all but one (1) or more Parties having a combined Working Interest of twenty percent (20%) or more approve any proposed operation, the Operator, immediately after the expiration of the applicable response time, shall inform the Parties who have elected to participate of the total interest of the Parties approving such operation.  Each Participating Party, within forty-eight (48) hours, exclusive of Saturdays, Sundays, and federal holidays, after receipt of such notice, shall advise the Operator of its desire to: (a) limit participation to such Party's interest as shown on the proposed AFE; or (b) carry its proportionate part of Non-Participating Parties interests.  Failure to advise the proposing Party shall be deemed an election under (a), notwithstanding Section 9.4.  Should any Party elect to limit its participation to its interest as shown on the proposed AFE, the remaining Participating Parties shall carry the Non-Participating Parties interest in such proportions as the remaining Participating Parties agree to by mutual consent.  In the event a drilling rig is on location, the time permitted for any response under this Article 11 shall not exceed a total of twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal holidays.  This provision shall apply only in the event that there are three (3) or more Parties to this Agreement.

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11.4           Operations by Fewer Than All Parties.  If fewer than all but one (1) or more Parties having a combined Working Interest of twenty percent (20%) or more elect to participate in and agree to bear all of the cost, risk and liability of a Development Operation, Operator shall conduct such operation pursuant to Article 12.

11.5           Timely Operations.  Development Operations shall be commenced within one hundred twenty (120) days following the date upon which the last applicable election may be made; however, the one hundred twenty (120) day period shall automatically be extended for an additional period, not to exceed sixty (60) days, as may be necessary, in order to obtain all applicable required regulatory permits so long as applications for such required permits were properly filed within thirty (30) days after the last applicable election date.  If no operations are commenced within such time period, the effect shall be as if the proposal had not been made.  Operations shall be deemed to have commenced: (a) on the date the contract for a new Platform is let, if the notice indicated a need for such Platform, or (b) on the date the rig charges begin according to the terms of the drilling contract.  For all other Development Operations, Development Operations shall be deemed to have commenced on the day charges are incurred pursuant to an approved AFE.

11.6           Substitute Well.  If, prior to reaching the proposed depth or objective zone or zones to be tested for the Development Operation as originally proposed, the Participating Party or Parties encounter mechanical difficulties, inpenetrable formation, and/or Gulf Coast conditions which render further drilling impossible, then the Participating Party of Parties, or any of them, shall have the right, but not the obligation, to carry out the original proposed operation by drilling a Substitute Well.  Operations for the Substitute Well shall be commenced within sixty (60) days after the date the drilling operations cease on the well for which the Substitute Well is a substitute.  Operations for the Substitute Well shall be commenced were the original proposed Development Operation for which it is the substitute, and the relationship, rights and obligations as between the Participating Party and Non-Participating Party or Parties shall be the same as if the Substitute Well were, in fact, the proposed Development Operation, as applicable.

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11.7           Course of Action After Drilling to Initial Objective Depth.  At such time as a Development Well has been drilled to the initial objective depth as proposed and all approved logs, cores and other tests have been completed and the results thereof furnished to the Participating Parties, Operator shall notify the Participating Parties setting forth Operator's recommendation to either:

(a)
Conduct additional coring, testing, or logging of the formations encountered.  (If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence.  In the event of a tie between two or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

(b)	Run casing and temporarily abandon the well for future completion. (This election is not applicable for a well drilled from a Platform.)
(c)
Attempt completion, with a deeper completion having priority over a shallower completion attempt.  (If conflicting proposals for a single completion and a dual completion are approved, the proposal receiving the largest Working Interest shall take precedence.  Provided however, if the proposal taking precedence is a dual completion, then the dual must either include the zone approved for the single completion or provide for the completion in zones all of which are deeper than the zone approved for the single completion.)

(d)	Deepen the well. (If conflicting proposals are approved, the operation proposed to the deepest depth shall take precedence.)
(e)	Sidetrack the well to another bottom hole location not deeper than the stratigraphic equivalent of the initial objective depth;
(f)
Perform other operations on the well.  (If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence.  In the event of a tie between two or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

(g)	Plug and abandon the well.
The Participating Parties, within forty-eight (48) hours, inclusive of Saturdays, Sundays, and federal holidays, after receipt of Operator's recommendation, shall respond thereto by either approving it or making another proposal.  If another proposal is made, the Participating Parties shall have an additional twenty-four (24) hours to respond thereto.  If conflicting proposals are made, the priority of operations shall be given first to (a) above and next to (b) above and so forth.  Failure of a Participating Party to respond to a proposal shall be deemed a negative response.

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11.7.1          Operations by All Parties.  If all Participating Parties approve a proposal, Operator shall conduct the operation at the Participating Parties' cost and risk.

11.7.2          Operations by Fewer than All Parties.  If fewer than all but one (1) or more Parties having a combined Participating Interest in the well of twenty percent (20%) or more approve a proposal and agree to bear the cost, risk, and liabilities (including loss of the hole due to deepening of any well) thereof, except a proposal to plug and abandon, Operator shall conduct the same as a Non-Consent Operation for such Parties pursuant to the provisions of Article 12.  If no proposal receives the required approval, the well shall be plugged and abandoned at the expense of all Participating Parties unless any Participating Party notifies Operator within twenty-four (24) hours after the end of the last applicable election period that it desires to immediately assume all costs and risks including liabilities of further operations, in which event Operator shall, as promptly as possible, commence the proposed operation pursuant to the provisions of Article 12.  In the event there is more than one (1) Party, each of which is willing to assume all costs, risks and liabilities of further operations, but each desires to perform a different operation, then the order of priority as listed above herein shall prevail and govern.

11.7.3          Obligations and Liabilities of Participating Parties.  If the decision is to complete at initial objective depth, to plug back and complete at a lesser depth, to deepen or to Sidetrack to another bottomhole location, a Party, by becoming a Non-Participating Party, shall be relieved of the obligations and liabilities as to such operation, except as to its share of the costs of plugging and abandoning that portion of the well in which it was a Participating Party.

11.8           Deeper Drilling.  If a well is proposed to be drilled below the deepest Producible Reservoir penetrated by a Producible Well, any Party may elect to participate either in the well as proposed or to the base of the deepest Producible Reservoir.  A Party electing to participate in such well to the base of said Producible Reservoir shall bear its proportionate part of the cost and risk of drilling to said Producible Reservoir including completion or abandonment. All operations below the depth to which such Party agreed to participate shall be governed by Article 12.  However, if the proposal to drill below the deepest Producible Reservoir penetrated by a Producible Well meets the requirements of an Exploratory Operation, the percentage of recoupment shall be that specified in Section 10.4(b) and shall be subject to the provisions of Article 10 with respect to such operations.

                11.9           Plugging and Abandoning Cost.  The Participating Parties shall pay all costs of plugging and abandoning except any costs associated with a subsequent Non-Consent Operation.  The participants in a subsequent Non-Consent Operation shall pay any plugging and abandoning costs associated with such operation.  A Non-Consent Operation does not include the abandonment of the original wellbore above the depth at which the Non-Consent Operation commenced.

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                11.10         Subsequent Facilities.  The affirmative vote of one (1) or more Parties having a combined Participating Interest of fifty-one percent (51%) or more in the wells to be served by the proposed Subsequent Facilities shall constitute approval for the construction of such Subsequent Facilities and all Parties having an interest in the wells to be served shall be bound by such approval and be required to participate in the costs therefor.  Nothing hereunder shall limit a Party's rights under Section 21.1 to incur additional costs for separate facilities.

                11.11         Contracts.  Operator may enter into contracts with independent contractors for Development Operations and shall utilize competitive bidding.

ARTICLE 12
NON-CONSENT OPERATIONS

                12.1           Non-Consent Operations.  Operator shall conduct Non-Consent Operations at the sole risk, expense, and liability of the Participating Parties, in accordance with the following provisions:

12.1.1	Non-Interference. Non-Consent Operations shall not interfere unreasonably with any other operations being conducted within the Contract Area.
12.1.2
Multiple Completion Limitation.  Non-Consent Operations shall not be conducted in a well having multiple completions unless: (a) each completion is owned by the same Parties participating in the Non-Consent Operations and in the same proportions; (b) the well is incapable of producing from any of its completions; or (c) all Participating Parties in the well consent to such operations.

12.1.3	Metering. In Non-Consent Operations, production need not be separately metered, but subject to approval by appropriate governmental authority, may be determined on the basis of well tests.
12.1.4
Non-Consent Well.  Operations on a Non-Consent Well shall not be conducted in any Producible Reservoir penetrated by a Producible Well without written approval of each Non-Participating Party unless these four (4) conditions are satisfied: (a) such Producible Reservoir shall have been designated in the notice as an objective zone; (b) completion of such well in said Producible Reservoir will not increase the well density governmentally prescribed or approved for such Producible Reservoir; (c) the horizontal distance between the vertical projections of the midpoint of the Producible Reservoir in such well and any existing well in the same Producible Reservoir will be at least one thousand (1,000) feet if an oil-well completion or two thousand (2,000) feet if a gas-well completion; and (d) completion of such well as a producer will not cause or result in a decreased "MER" or "MPR" for any existing Producible Reservoir or Producible Well.  The terms "MER" and "MPR" are defined under 30 Code of Federal Regulations, Subpart K-Production rates, Parts 250.170 through 250.177.

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12.1.5
Cost Information.  Operator shall, within one hundred twenty (120) days after completion of a Non-Consent Well, furnish the Parties an inventory and either a joint interest billing or an itemized statement of the cost of such well and equipment pertaining thereto.  Operator shall furnish to the Parties a quarterly statement showing operating expenses and the proceeds from the sale of production from the well for the preceding three (3) month period.  When Operator’s payout calculation indicates that payout has occurred, Operator shall promptly notify all Parties.

12.1.6	Completion. For the purposes of determinations hereunder, each completion shall be considered a separate well.
12.2                         Forfeiture of Interest.  Upon commencement of Non-Consent Operations, each Non-Participating Party's leasehold operating rights in the Non-Consent Operation and title to production therefrom shall be owned by and vested in each Participating Party in proportion to its Participating Interest or in proportions agreed to by the Participating Parties for as long as the operations originally proposed are being conducted or production is obtained, subject to the following:

12.2.1
Production Reversion.  Such leasehold operating rights and title to production shall revert to each Non-Participating Party at 7:00 a.m. on the day following the date when the Participating Parties have recouped out of the Non-Participating Party's Share of the proceeds of production from such Non-Consent Operations an amount, which when added to any amounts received under Section 12.3, equals the sum of the following:

(a)
Six hundred percent (600%) of the Non-Participating Party's Share of the cost of drilling, testing, completing, recompleting, working over, deepening, deviating or Sidetracking, plugging back, or temporarily plugging and abandoning each Non-Consent Well (or any Non-Consent Operation(s) in a joint well), and equipping it through the wellhead connections, reduced by any contribution received under Article 20; plus

(b)
Three hundred percent (300%) of the Non-Participating Party's Share of the cost of any Non-Consent Facilities necessary to establish the production resulting from the operations defined in Section 12.2.1.(a) above; plus

(c)
Three hundred percent (300%) of the Non-Participating Party's Share of the cost of any Platform in which it does not participate and which must be installed to establish the production resulting from the operations defined in Section 12.2.1.(a) above; plus,

(d)	Three hundred percent (300%) of the Non-Participating Party's Share of the cost of using any existing Platform, whether or not owned by the Joint Account; plus,
(e)	Three hundred percent (300%) of the Non-Participating Party's Share of the cost of using any existing Facilities not owned by the Joint Account, including leased facilities; plus
(f)	One hundred percent (100%) of the Non-Participating Party's Share of gathering, treating, and operating expenses, royalties, and severance, production, and other similar taxes.
At 7:00 a.m. upon the day following the date of recoupment of such costs, a Non-Participating Party shall become a Participating Party in such operations.

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12.2.2
Non-Production Reversion.  If such Non-Consent Operations fail to obtain production or if such operations result in production which ceases prior to recoupment by the Participating Parties of the penalties provided for above, such operating rights shall revert to each Non-Participating Party except that all wells (or portions thereof associated with any Non-Consent Operation(s) in a joint well), Platforms and Facilities of the Non-Consent Operations, as well as all liabilities and benefits related thereto, shall remain vested in the Participating Parties; however, any salvage in excess of the sum remaining under Section 12.2.1 shall be credited to all Parties.

12.3             Deepening or Sidetracking of Non-Consent Development Well.  If any Participating Party proposes to deepen or Sidetrack a Non-Consent Development Well, a Non-Participating Party may participate by notifying the Operator within thirty (30) days after receiving the proposal (forty-eight (48) hours, inclusive of Saturdays, Sundays, and federal holidays, if a rig is on location) that it will join in the deepening or Sidetracking operation and by paying to the Participating Parties; 1) if it is a deepening an amount equal to the costs of the well as if such Non-Participating Party had originally participated to the objective depth or; 2) if it is a sidetrack operation an amount equal to the Non-Participating Parties share of drilling the non-consent well to that point the Sidetracking operation is commenced.  The Participating Parties shall continue to be entitled to recoup the full sum specified in Section 12.2.1 applicable to the non-consent portion of the well out of the proceeds received from production from the non-consent portion of the well, less any amount received under this Section 12.3.

12.4           Operations from Non-Consent Platforms and Facilities.  Subject to the following, a Party which did not originally participate in a Platform or Facilities shall be a Non-Participating Party as to ownership therein and all operations thereon until the Participating Parties as to such Platform or Facilities have recouped the full sum specified in Section 12.2.1 applicable to such non-consent Platform or Facilities and the Non-Consent Operations which resulted in the setting of such Platform or Facilities and other Non-Consent Operations thereon or therefrom.  However, any original Non-Participating Party may participate in additional operations from such Platform or Facilities by notifying the Operator within thirty (30) days after receiving a proposal for operations from such Platform or Facilities that it will join in such proposed operations by paying to the Participating Parties in such Platform or Facilities an amount equal to the non-consent penalty provided for in Section 12.2.1 applicable to such Non-Participating Party’s Share of the actual cost of such Platform or Facilities, less any recoupment therefor previously obtained.  Thereafter, such original Non-Participating Party in such non-consent Platform or Facilities shall own its proportionate share thereof.  The Participating Parties in such non-consent Platform or Facilities shall continue to be entitled to recoup the full sum specified in Section 12.2.1 applicable to any other Non-Consent Operations thereon or therefrom.

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12.5           Discovery or Extension from Mobile Drilling Operations.  If a Non-Consent Well is drilled from a mobile drilling rig or floating drilling vessel and results in the discovery of oil or gas or extension of a Producible Reservoir and, if within one (1) year from the date the drilling equipment is released, a Platform or other fixed structure is ordered and if its location is within three thousand (3,000) feet from the vertical projection of the bottom-hole location of any such well (unless limited by surface restrictions or seabed conditions), the recoupment of costs applicable to such well shall be governed by Section 12.2 and shall be recovered by the Participating Parties in the following manner:

(a)
If such Non-Consent Well is not completed and produced, recoupment shall be out of one-half (1/2) of the Non-Participating Party's Share of production from all subsequently completed wells on the Contract Area which are completed in the Producible Reservoir discovered or extended by such Non-Consent Well and in which the Non-Participating Party in such Non-Consent Well has a Participating Interest.

(b)
If such Non-Consent Well is completed and produced, recoupment shall be out of the Non-Participating Party's Share of all production from such Non-Consent Well and one-half (1/2) of the Non-Participating Party's Share of production from all subsequently completed wells on the Contract Area which are completed in the Producible Reservoir discovered or extended by such Non-Consent Well and in which the Non-Participating Party in such Non-Consent Well has a Participating Interest.

        12.6           Non-Consent Operations to Maintain Lease.  Notwithstanding any other provision hereof, if a Lease has no wells thereon capable of commercial production in the final six (6) months of the primary term of such Lease and such Lease is not held by a unit or a Suspension of Production pursuant to other operations on the Lease or in the unit, any Party electing not to participate in the drilling of a well or other operation in the final six (6) months of the primary term or at any time during the secondary term, shall assign its full interest in such Lease pro-rata to the Parties hereto undertaking the drilling of such well or participating in such operation.  Such assignment shall be executed and delivered within thirty (30) days after commencement of the well or operation.  If at any time after the expiration of the primary term of a Lease, a well must be drilled or an operation conducted because of cessation of production or to fulfill an obligation to develop such Lease, such well or operation being required to extend the term of such Lease or a portion thereof, any Party electing not to participate in the operation or the drilling of such a well shall assign its full interest in that Lease, or portion thereof, pro-rata to the Parties hereto undertaking the drilling of such a well.  Such assignment shall be executed and delivered within thirty (30) days after commencement of the well or operation, but shall be limited to the portion of the Lease the term of which was extended by the operation or drilling the well, and provided any Non-Participating Party shall retain its rights and liabilities with respect to any previously completed wells on that Lease and the production therefrom.  Thereafter, that Lease shall no longer be a part of the Contract Area, and the Non-Participating Party or Parties shall no longer own an interest in any wells drilled on such Lease, other than those wells drilled prior to the occurrence set out herein.  Should the Parties electing to undertake the drilling of a well or conduct operations under this Section 12.6 fail to perform, as Participating Parties, the drilling of the well or operations substantially as proposed, the Parties receiving the aforementioned assignment shall assign back to the Party or Parties originally electing not to participate, that interest which was caused to be assigned pursuant to this Section 12.6.  A Party hereunder executing an assignment of its interest in a Lease pursuant to the foregoing shall not be relieved of any obligation hereunder accruing prior to such assignment.  If more than one (1) well is drilled or more than one (1) operation conducted, any of which would maintain or extend such Lease or such portions thereof, an assignment shall not be required from any Party participating in any such well(s) or operation(s) as to that portion of the Lease or unit which would have been maintained by such well(s) or operation(s).

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12.7          Allocation of Platform Costs to Non-Consent Operations.  Non-Consent Operations shall be subject to further conditions as follows:

12.7.1
Charges.  If a Non-Consent Well is drilled from a Platform, the Participating Parties in such well shall be liable to the Joint Account owners of the Platform for the use of the Platform and its Facilities as follows:

(a)
Such Participating Parties shall pay a sum equal to that portion of the total cost of the Platform which one (1) Platform slot bears to the total number of slots on the Platform.  If the Non-Consent Well is abandoned, the right of Participating Parties to use that Platform slot shall terminate, unless such Parties commence drilling a substitute well from the same slot within ninety (90) days after abandonment.  Notwithstanding the foregoing, if the Non-Consent Well is abandoned as an unsuccessful well, and no substitute well is drilled by the Participating Parties, then, if the slot is abandoned in a condition such that it could be used for the drilling of a future well, the Participating Parties shall not be required to pay the sum set out in this Section 12.7.1.

(b)
If the Non-Consent Well production is handled through the Facilities, the Participating Parties shall pay a sum equal to that portion of the total cost of such Facilities, less accumulated depreciation, which one (1) well completion bears to the total number of Producible Well completions utilizing the Facilities.

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12.7.2
Operating and Maintenance Charges.  The Participating Parties shall pay on a monthly basis all costs necessary to connect a Non-Consent Well to the Facilities and that proportionate part of the expense of operating and maintaining the Platform and Facilities applicable to the Non-Consent Well.  Platform and Facilities operating and maintenance expenses shall be allocated in proportion to the producing well count during a calendar month as it relates to the total number of wells producing from such Platform during such calendar month.  For the purpose of this provision, a producing zone or each completion in a multi-completed well shall be considered as a separate well.

12.7.3
Payments.  Payment of sums pursuant to Section 12.7.1 is not a purchase of an additional interest in the Platform or Facilities.  Such payments, if the recoupment provisions of Section 12.2 are applicable, shall be included in the total amount which the Participating Parties are entitled to recoup out of production from the Non-Consent Well.

12.8        Allocation of Costs Between Depths (Single Completion).  For the purpose of allocating costs on any well with a single completion in which the Participating Interests of the Parties are not the same for the entire depth or the completion thereof, the cost of drilling, completing, equipping, and plugging and abandoning such well shall be allocated on the following basis:

(a)	Intangible drilling, completion, casing string, and material costs from the surface to a depth one hundred feet (100') below the base of the Producible Reservoir in which the well is completed shall be charged to the Participating Parties in such completion in accordance with their respective Participating Interest.
(b)
Intangible drilling, completion, casing string, and material costs, other than tubing costs, from a depth of one hundred feet (100') below the base of the Producible Reservoir in which the well is completed to total depth shall be charged to the Participating Parties in the well to total depth in accordance with their respective Participating Interest.

(c)
All plugging and abandonment costs directly associated with the Producible Reservoir in which the well is completed will be allocated to the Participating Parties in that completion in accordance with their respective Participating Interests.  All final plugging and abandonment costs associated with the wellbore will be allocated proportionately among all Participating Parties in the well.

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12.9        Allocation of Costs Between Depths (Multiple Completions).  For the purpose of allocating costs on any well completed in dual or multiple Producible Reservoirs in which the Participating Interests of the Parties are not the same for the entire depth or the completion thereof, the cost of drilling, completing, equipping, and plugging and abandoning such well shall be allocated on the following basis:

(a)
Intangible drilling, completion, casing string, and material costs other than tubing costs, from the surface to a depth one hundred feet (100') below the base of the upper completed Producible Reservoir shall be divided equally between the completed Producible Reservoirs and charged to the Participating Parties in each Producible Reservoir in accordance with their respective Participating Interest.

(b)
Intangible drilling, completion, casing string, and material costs, other than tubing, from a depth one hundred feet (100') below the base of the upper completed Producible Reservoir to a depth one hundred feet (100') below the base of the second completed Producible Reservoir shall be divided equally between the second and any other Producible Reservoir completed below such depth and charged to the Participating Parties in each such Producible Reservoir in accordance with their respective Participating Interest.  If the well is completed in additional Producible Reservoirs, the costs applicable to each such Producible Reservoir shall be determined and charged to the Participating Parties in the same manner as prescribed for wells completed in dual Producible Reservoirs.

(c)
Intangible drilling, completion, casing string, and material costs, other than tubing costs, from a depth one hundred feet (100') below the base of the lowest completed Producible Reservoir to total depth shall be charged to the Participating Parties in the well to total depth in accordance with their respective Participating Interest.

(d)
Costs of tubing strings serving each separate Producible Reservoir shall be charged to the Participating Parties in each Producible Reservoir in accordance with their respective Participating Interest.

(e)
For the purposes of allocating tangible and intangible costs between Producible Reservoirs that occur at less than one hundred feet (100') intervals, the distance between the base of the upper reservoir to the top of the next lower reservoir shall be allocated equally between reservoirs.

(f)
All plugging and abandonment costs directly associated with a Producible Reservoir will be allocated to the Participating Parties in that reservoir in accordance with their respective Participating Interests.  All final plugging and abandonment costs associated with the wellbore will be allocated proportionately among all Participating Parties in the well.

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12.10       Allocation of Costs Between Depths (Dry Hole).  For the purpose of this Section, a dry hole shall mean a well drilled to an objective depth in which the Participating Parties elected not to complete, or if completed, the well was not a Producible Well and did not establish a Producible Reservoir.  In allocating costs on any well containing a dry hole, and in which the Participating Interests of the Parties are not the same for the entire depth or the completion thereof, the cost of drilling and plugging and abandoning such well shall be allocated on the following basis:

(a)
Costs to drill and plug and abandon a well proposed for completion in single, dual, or multiple objective depths shall be charged to the Participating Parties in the same manner as if the well had established a Producible Reservoir at each objective depth.

(b)	Additional plugging and abandoning costs related to any deepening, completion attempt, or other operation shall be at the sole risk and expense of the Participating Parties in such operation.
12.11      Intangible Drilling and Completion Cost Allocations.  For the purposes of allocating costs under Sections 12.8, 12.9, and 12.10, intangible drilling and completion costs, including non controllable materials costs, shall be allocated between Producible Reservoirs, including dry holes as defined in Section 12.10, and including the interval from one hundred feet (100') below the deepest Producible Reservoir to total depth on a drilling day ratio basis where the factor for each reservoir is determined by a fraction for which the numerator is the number of drilling and completion days applicable to that reservoir and the denominator is the total number of days spent on the well, beginning on the day the rig arrives on location and terminating when the rig is released.

12.12       Subsequent Operations in Non-Consent Well.  Except as provided in Section 10.6.4 or 12.3, as applicable, an election not to participate in the drilling, Sidetracking, or deepening of a well shall be deemed to be an election not to participate in any subsequent operations in the well before full recovery by the Participating Parties of the Non-Participating Party's recoupment amount.  A subsequent operation conducted during the recoupment period by the Parties entitled to participate shall be subject to the recoupment provided in Section 12.2.1.

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ARTICLE 13
ABANDONMENT AND SALVAGE

13.1           Platform Salvage and Removal Costs.  When the Parties owning a Platform mutually agree to dispose of such Platform, it shall be disposed of by the Operator as approved by such Parties with such Parties having a preferential right to acquire the Platform.  The costs, risks, and net proceeds, if any, resulting from such disposition shall be shared by such Parties in proportion to their ownership of the Platform.

13.2           Abandonment of Producing Well.  Any Participating Party may propose the abandonment of a well by notifying the other Participating Parties.  No well shall be abandoned without the unanimous approval of the Participating Parties.  The Participating Parties not consenting to the abandonment shall pay to each Participating Party desiring to abandon such abandoning Party's share of the current value of the well's salvageable material and equipment as determined pursuant to Exhibit "C", less the estimated current costs of salvaging same and of plugging and abandoning the well as determined by the Participating Parties.  In the event such abandoning Party's interest in such salvage value is less than such Party's share of the estimated costs of salvaging materials, plugging and abandoning, the abandoning Party shall pay the Operator, for the benefit of the non-abandoning Parties, a sum equal to the deficiency.

13.3           Assignment of Interest.  Each Participating Party desiring to abandon a well pursuant to Section 13.2 shall assign effective as of the last applicable election date, to the non-abandoning Parties, in proportion to their Participating Interests, its interest in such well and the equipment therein and its ownership in the production from such well.  Any Party so assigning shall be relieved, after delivering the assignment, from any further liability with respect to said well, and each non-abandoning Party shall assume and bear all such liabilities in proportion to the share of interest that it receives from the abandoning Parties.  Notwithstanding Section 13.2, no Party shall be required to accept an assignment of an interest of a Party desiring to abandon a well.  If no Party is willing to accept the assignment, the Party seeking to abandon the well shall remain an owner in the well.

13.4           Abandonment Operations Required by Governmental Authority.  Any well abandonment or Platform removal required by a governmental authority shall be accomplished by Operator with the costs, risks, and net proceeds, if any, to be shared by the Parties owning such well or Platform in proportion to their Participating Interests.

ARTICLE 14
WITHDRAWAL

14.1           Withdrawal.  A Party may withdraw from this Agreement by assigning to the other Parties who do not desire to withdraw, all of its interest in the Contract Area and the wells, Platforms and Facilities used in operations thereon; provided that such assignment shall not relieve such Party from any obligation or liability incurred prior to the first day of the month following receipt of the assignment by assignees.  The assigned interest shall be owned by the assignees in proportion to their respective Participating Interests.  The assignees, in proportion to the respective interests so acquired, shall pay the assignor for its interest in the wells, Platforms and Facilities, the current salvage value thereof less its share of the estimated current cost of salvaging same, plugging and abandoning of wells, and removal of all Platforms and Facilities, as determined by the Parties.  In the event such withdrawing Party's interest in such salvage value is less than such Party's share of the estimated costs, the withdrawing Party shall pay the Operator, for benefit of the non-withdrawing Parties, a sum equal to the deficiency.  Within ninety (90) days after receiving notice of the assignment, Operator shall render a final statement to the withdrawing Party for its share of all expenses incurred through the first day of the month following the date of receipt of the assignment, plus any deficiency in salvage value.  Providing all such expenses, including any deficiency hereunder due from the withdrawing Party have been paid within thirty (30) days after the rendering of such final statement, the assignment shall be effective the first day of the month following its receipt, and the withdrawing Party shall thereafter be relieved from all further obligations and liabilities with respect to the Contract Area; provided, however, that such withdrawing Party shall remain liable for any costs, expenses, or damages theretofore accrued or arising out of any event accruing prior to such Party's withdrawal.

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14.2           Limitations on Withdrawal.  No Party shall be relieved of its obligations hereunder during a blowout, a fire, or other emergency, but may withdraw from this Agreement after termination of such emergency, provided such Party shall remain liable for its share of all costs arising from said emergency.  Notwithstanding Section 14.1, no Party shall be required to accept an assignment of a withdrawing Party's interest.  If no Party is willing to accept the assignment, the Party seeking to withdraw shall remain subject to this Agreement.

ARTICLE 15
RENTALS, ROYALTIES, AND OTHER PAYMENTS

15.1           Creation of Overriding Royalty.  If the Working Interest or Participating Interest of a Party is subject to an overriding royalty, production payment, net profits interest, mortgage, lien, security interest, or other burden or encumbrance, other than lessor’s royalty, the Party so burdened shall pay and bear all liabilities and obligations created or secured by the burden or encumbrance and shall indemnify and hold the other Parties harmless from all claims and demands for payment asserted by the owners of the burdens or encumbrances. If any Non-Participating Party's interest is subject to an overriding royalty, production payment, or other charge or burden other than the “Permitted Encumbrance” shown on Exhibit “A”, then the Participating Parties shall, during recoupment of costs to be recovered under Section 12.2 above, receive the Working Interest production of such Non-Participating Party free from such charge or burden, which shall be paid and discharged by the Non-Participating Party out of his own separate funds.  Such Non-Participating Party shall hold the Participating Parties harmless with regard to such payment.

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15.2           Payment of Rentals and Minimum Royalties.  Operator shall pay in a timely manner for the Joint Account of the Parties all rentals, minimum royalties, or similar payments accruing under the terms of the Lease(s) and submit evidence of each such payment to the Parties.  Operator shall not be held liable to the other Parties in damages for the loss of a Lease or interest therein if, through mistake or oversight, any rental, minimum royalty, or other payment is not, or is erroneously paid.  The loss of any Lease or interest therein which results from a failure to pay or an erroneous payment of rental or minimum royalty shall be a joint loss and there shall be no readjustment of interest.

15.3           Non-Participation in Payments.  Should any Party elect not to pay its share of any rental, minimum royalty, or similar payment, such Party shall notify the other Parties at least sixty (60) days prior to the date on which such payment is due; and, in this event, Operator shall make such payment for the benefit of all the Participating Parties.  In such event, the Non-Participating Party shall, upon the request of the Participating Parties, assign to them such portions of its interest in such Lease as would be maintained by such payment.  Unless otherwise agreed, such assigned interest shall be owned by each Participating Party in proportion to its Participating Interest.

15.4           Royalty Payments.  Each Party hereto shall be responsible for and shall separately bear and properly pay or cause to be paid all royalties and other amounts which become due on production taken from the Contract Area for its account and on its share of any production used, consumed, or lost on the Contract Area.  During any time in which the Participating Parties in a Non-Consent Operation are entitled to receive a Non-Participating Party's Share of production, the Participating Parties shall bear the Lease royalty due on such share of production and shall hold the Non-Participating Parties harmless from liability for such royalty.

ARTICLE 16
TAXES

16.1           Property Taxes.  Operator shall render property covered by this Agreement as may be subject to ad valorem taxation and shall pay such property taxes for the benefit of each Party.  Operator shall charge each Party its share of such tax payments.  If the Operator is required hereunder to pay ad valorem taxes based in whole or in part upon separate valuation of each Party's Working Interest, then notwithstanding anything to the contrary herein, charges to the Joint Account as provided in Exhibit "C" shall be made and paid by the Parties hereto in accordance with the percentage of tax value generated by each Party's Working Interest.

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16.2           Contest of Property Tax Valuation.  Operator shall timely and diligently protest to a final determination any valuation it deems unreasonable.  Pending such determination, Operator may elect to pay under protest.  Upon final determination, Operator shall pay the taxes and any interest, penalty, or cost accrued as a result of such protest.  In either event, Operator shall charge each Party its share in accordance with each Party's Participating Interest.

16.3           Production and Severance Taxes.  Each Party shall pay, or cause to be paid, all production, severance, and excise taxes, due on any production which it receives pursuant to the terms of this Agreement.

16.4           Other Taxes and Assessments.  Operator shall pay other applicable taxes (other than income taxes) or assessments and charge each Party its share in accordance with each Party's Participating Interest, provided that should a Party's unilateral action cause a change in status of the entire Lease, Platform or Facilities thereon for tax purposes, that Party shall bear the entire increased portion of taxes caused by that Party's action.

16.5           Gas Balancing.  Each Party agrees that with respect to gas production, each Party taking gas under the Gas Balancing Agreement attached hereto as Exhibit "D" shall account for such gas for federal income tax purposes in accordance with proposed Treasury Regulation Section 1.761-2(d)(3), or in accordance with binding laws, rules, regulations, and orders affecting production from the Contract Area which hereafter may be adopted, promulgated, or issued by an agency or other governmental authority having jurisdiction over the Contract Area.

ARTICLE 17
INSURANCE

17.1           Insurance.  Operator shall at times when operations are conducted herein during the term of this Agreement, carry, pay for and charge each Party its proportionate share of the cost of (i) Worker’s Compensation and Employer’s Liability Insurance covering the employees of Operator engaged in operations hereunder in compliance with all applicable State and Federal laws and (ii) Contingent Maritime Employer’s Liability Insurance.  The Worker’s Compensation policy shall have attached the “Longshoreman’s Harbor Worker’s Compensation Act (Federal) Endorsement” and “Outer Continental Shelf Land’s Endorsement”.  The Contingent Maritime Employer’s Liability Insurance shall provide for a limit of liability of not less than $1,000,000 per accident.  Such policies shall contain waivers of subrogation in favor of Non-Operators.  Each Party to this Agreement shall be responsible for insuring its own interest in property and equipment, well control and redrill expense, or loss of income and any other loss not covered by the insurance referred to herein.  Each Party for its account shall carry, pay for and maintain throughout the term of this Agreement policies of insurance specified in Exhibit “B” of this Agreement.

40

ARTICLE 18
LIABILITY, CLAIMS AND LAWSUITS

18.1           Individual Obligations.  The obligations, duties and liabilities of the Parties shall be several and not joint or collective; and nothing contained herein shall ever be construed as creating a partnership of any kind, joint venture, association, or other character of business entity recognizable in law for any purpose.  Each Party shall hold all the other Parties harmless from liens and encumbrances on the Contract Area arising as a result of its acts.

18.2           Notice of Claim or Lawsuit.  If a claim is made against any Party or if any Party is sued on an alleged cause of action arising out of operations hereunder or an alleged cause of action involving title to any interest subject hereto, such Party shall give prompt written notice to the other Parties.

18.3           Settlements.  Operator may settle any single damage claim or suit involving operations or title to any interest hereunder if the expenditure does not exceed Fifty Thousand Dollars ($50,000.00) and if the payment is in complete settlement of such claim or suit.  If the amount required for settlement exceeds such amount, the Participating Parties shall determine the further handling of the claim or suit.  Operator will keep the Participating Parties appropriately advised of all material events in each lawsuit and claim arising from operations hereunder.

18.4           Legal Expense.  Legal expenses shall be handled pursuant to Exhibit "C"; however, such legal expenses shall be approved and borne in accordance with Exhibit "C" by only the Participating Parties in the operations out of which such liability giving rise to same occurs.

18.5           Liability for Losses, Damages, Injury or Death.  Liability for losses, damages, injury, or death arising from operations under this Agreement shall be borne by the Parties in proportion to their Participating Interests in the operations out of which such liability arises, except when such liability results from the sole or concurrent gross negligence or willful misconduct of a Party or Parties, in which case such Party or Parties shall be liable.

18.6           Indemnification.  To the extent allowed by law, the Participating Parties agree to hold the Non-Participating Parties harmless and to indemnify and protect them against all claims, demands, liabilities and liens for property damage or personal injury, including death, caused by or otherwise arising out of Non-Consent Operations, and any loss and cost suffered by any Non-Participating Party as an incident thereof.

18.7           Damage to Reservoir, Loss of Reserves and Profits.  Notwithstanding anything to the contrary contained herein, no Party shall be liable to any other Party for damage to a reservoir, loss of reserves, or loss of profits, nor does any other Party indemnify any other Party for such loss, except for such liability as may result from a Party’s gross negligence or willful misconduct.

41

ARTICLE 19
INTERNAL REVENUE PROVISION

19.1           Internal Revenue Provision.  Notwithstanding any provisions herein that the rights and liabilities are several and not joint or collective, or that this Agreement and the operations hereunder shall not constitute a partnership, each Party elects not to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, Internal Revenue Code of 1986, as amended, and similar provisions of applicable state laws.  The tax partnership shall be governed by Exhibit “F”                                           .

ARTICLE 20
CONTRIBUTIONS

20.1           Notice of Contributions Other than Advances for Sale of Production.  Each Party shall promptly notify the other Parties of all contributions which it may obtain, or is attempting to obtain, in support of the drilling of any well on the Contract Area.  Payments received as consideration for entering into a contract for sale of production from the Contract Area, loans, and other financing arrangements shall not be considered contributions for the purposes of this Article.

20.2           Cash Contributions.  In the event a Party contracts for a cash contribution toward the drilling of a well, said cash contribution shall be paid to Operator and Operator shall apply the amount thereof against the cost of such drilling.  If such well is a Non-Consent Well, the amount of the contribution shall be deducted from the cost specified in Section 12.2.1.(a).

42

20.3           Acreage Contributions.  In the event a Party contracts for an acreage contribution toward the drilling of a well, such Party shall tender an assignment of the acreage, without warranty of title, to the Participating Parties in the proportions said Parties shared the cost of drilling the well.  Such acreage shall become a separate contract area and, to the extent possible, be subject to provisions identical to those contained in this Agreement.  For purposes of this Agreement, the word "acreage" shall mean lands or leases or interests therein.

ARTICLE 21
DISPOSITION OF PRODUCTION

21.1           Facilities to Take in Kind.  Any Party shall have the right, at its sole risk and expense, to construct Facilities for taking its share of production in kind, provided that such Facilities, at the time of installation, do not interfere with continuing operations on the Contract Area.

21.2           Taking Production in Kind.  Each Party shall take in kind and separately dispose of its share of the oil and/or condensate and gas produced and saved from the Contract Area.

21.3           Failure to Take in Kind.  If any Party fails to take in kind and dispose of its share of the oil and/or condensate, Operator shall have the option, but not the obligation, to either (a) purchase oil and/or condensate at Operator's posted price for liquids of the same kind, gravity, and quality in the field where the Leases are located or, in the absence of such posted price, at the price prevailing in the field or area for oil and/or condensate of the same kind, gravity, and quality, or (b) sell such oil and/or condensate to others under commercially reasonable terms negotiated by Operator in good faith , subject to revocation at will by the non-taking Party.  All contracts of sale by Operator of any Party's share of oil and/or condensate shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the circumstances, but in no event shall any contract be for a period in excess of one hundred and eighty (180) days.  Proceeds of all sales made by Operator pursuant to this Section shall be paid to the Parties entitled thereto.  Unless required by governmental authority or judicial process, no Party shall be forced to share an available market with any non-taking Party.  If any Party fails to take in kind or dispose of its share of gas, such gas shall be accounted for in accordance with the provisions of Exhibit "D", Gas Balancing Agreement, attached hereto and made a part hereof.

21.4           Expenses of Delivery in Kind.  Any cost incurred in making delivery of any Party's share of oil and/or condensate or disposing of same pursuant to Section 21.3, shall be borne by such Party.

21.5           Gas Balancing Provisions.  The Parties agree that in the event separate disposition of gas causes split-stream deliveries to separate pipelines and/or deliveries which on a day-to-day basis for any reason are not equal to a Party's respective proportionate share of total gas sales to be allocated to it, the gas balancing or accounting between the Parties shall be handled in accordance with the attached Exhibit "D".

43

ARTICLE 22
APPLICABLE LAW

22.1           Applicable Law.  THIS AGREEMENT AND ALL OPERATIONS CONDUCTED HEREUNDER BY THE PARTIES SHALL BE SUBJECT TO ALL VALID AND APPLICABLE FEDERAL LAWS, RULES, REGULATIONS AND ORDERS ("FEDERAL LAW").  TO THE EXTENT REQUIRED BY FEDERAL LAW, THE LAWS OF THE STATE ADJACENT TO THE CONTRACT AREA SHALL APPLY.  THIS AGREEMENT SHALL OTHERWISE BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF LOUISIANA, EXCLUDING CHOICE OF LAW RULES THAT WOULD REFER THE MATTER TO THE LAW OF ANY OTHER JURISDICTION.

ARTICLE 23
LAWS AND REGULATIONS

23.1           Laws and Regulations.  This Agreement and all operations and activities conducted under it shall be subject to all applicable laws, rules, regulations and orders (federal, state, and local).  A provision of this Agreement found to be contrary to or inconsistent with any such law, rule, regulation or order shall be deemed to have been modified accordingly.

ARTICLE 24
FORCE MAJEURE

24.1           Force Majeure.  The obligations imposed by this Agreement on a Party, except for indemnity obligations and the payment of money, shall be suspended with respect to such Party to the extent that compliance is prevented, in whole or in part, by a labor dispute, fire, storm, flood, war, civil disturbance, or act of God; by laws; by governmental rules, regulations, or orders; by inability to secure materials; or by any other cause, whether similar or dissimilar, beyond the reasonable control of the said Party; provided, however, that performance shall be resumed within a reasonable time after such cause has been removed; and provided further that no Party shall be required against its will to settle any labor dispute.

24.2           Notice.  Whenever a Party's obligations are suspended under Section 24.1, such Party shall immediately notify the other Parties and give full particulars of the reason for such suspension.

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ARTICLE 25
SUCCESSORS, ASSIGNS AND PREFERENTIAL RIGHTS

25.1           Successors and Assigns. This Agreement binds and inures to the benefit of the Parties and their respective heirs, successors, and assigns and shall constitute a covenant running with the Leases within the Contract Area. Each Party shall incorporate in each assignment of an interest in a Lease a provision that the assignment is subject to this Agreement.

25.2           Transfer of Interest. No transfer, assignment, or other disposition of interest by a Party shall relieve the Party of liabilities and obligations it has incurred or that are attributable to the interest transferred before the date of the transfer, and the obligation to pay and bear all costs and risks attributable to an operation in which the Party was a Participating Party before making the transfer, and the lien and security rights granted by Section 8.5 (Security Rights) shall continue to burden the interest transferred to secure payment of the obligations. The transferor shall be liable for all costs, expenses, and liabilities for well plugging and abandonment, Platform and Facilities removal and disposal, and site clearance for property and equipment attributable to the assigned interest before the date of the transfer, net of salvage proceeds.

25.3           Consent to Assign. A Party may not sell, transfer, farm out, assign, or otherwise dispose of all or part of its interest in a Lease without the prior written consent of the other Parties, unless:

(a)
the transferee is financially capable of assuming the obligations hereunder and, in accordance with Subsection 25.3(c), the transferor furnishes the Parties with proof of such financial capability that, in the case of Outer Continental Shelf leases, shall be proof that the transferee is currently qualified by the Minerals Management Service, an agency of the United States Department of the Interior, or a successor agency having jurisdiction (hereinafter “MMS”), to own Outer Continental Shelf leases and that the transferee has on file with the MMS the appropriate lessee and Operator bonds;

(b)	the transferee agrees in writing to assume all obligations and liabilities under this Agreement related to the interest acquired; and
(c)
the transferor has given the other Parties written notice of the transfer at least fifteen (15) days before the date of the transfer, such notice to include the name of each proposed transferee, a description of the interests to be transferred, and the proof set forth in Subsection 25.3(a).

The requirements of this Section 25.3 shall not apply to a merger, consolidation, reorganization, sale or transfer to an Affiliate, a mortgage by a Party of its interest in the Leases within the Contract Area, a sale of all, or substantially all, of a Party’s domestic exploration and production properties, or a transfer or disposition between the Parties hereto.

45

25.4           Transfers Between Parties. A transfer, relinquishment, or other disposition of interests in the Leases between Parties under Section 12.6 (Non-Consent Operations to Maintain Lease); Article 14 (Withdrawal); or Section 15.3 (Non-participation in Payments) shall be made without warranty of title. Any such transfer between the Parties, if applicable, shall be free and clear of all overriding royalty, production payment, net profits interest, mortgage, lien, security interest, or other burden or encumbrance, other than lessor’s royalty burdens and the Permitted Encumbrance shown on Exhibit “A”.

25.5           Division of Interest. If, at any time, the interest of a Party is divided among and owned by four (4) or more co-owners, Operator, at its discretion, may require the co-owners to appoint a single trustee or agent with full authority to receive notices, approve expenditures, receive billings for, and approve and pay the Party’s share of the joint expenses, and to deal generally with, and with power to bind the co-owners of the Party’s interest within the scope of the operations embraced in this Agreement. All such co-owners may separately dispose of their respective shares of the oil, gas, and condensate produced from the Contract Area and may receive, separately, payment of the sale proceeds thereof.

25.6           Preferential Rights. If a Party desires to transfer, sell, farmout, assign, or otherwise dispose of all or part of its Working Interest (“Disposing Party”), it shall promptly give written notice to the other Parties with full information about the proposed transaction, including, but not limited to, the name and address of the prospective transferee (who must be ready, willing, and able to acquire the interest and deliver the stated consideration therefor), the consideration for the transfer, farmout terms, and all other terms of the offer. In the case of a package sale of oil and gas interests that includes all or part of the Disposing Party’s Working Interest, or if the proposed transaction is structured as a non-simultaneous, like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended (“Code”), the Working Interest that is subject to this preferential right shall be separately valued and the notice shall state the value attributed to the interest by the prospective transferee. The other Parties shall then have an optional prior right, for a period of thirty (30) days after receipt of the notice, to elect to purchase or acquire on the same terms and conditions, or on equivalent terms for a non-cash transaction, all of the Working Interest that the Disposing Party is proposing to transfer. If this preferential right is exercised by a Party, the purchasing or acquiring Parties shall share the purchased or acquired interest in the proportions that the Working Interest of each bears to the total Working Interest of all acquiring Parties, or in such proportions as the acquiring Parties otherwise agree. This preferential right shall apply separately to each Working Interest or part thereof covered by this Agreement, regardless of whether it is included in the proposed transaction along with other oil and gas interests, whether as a sale, farmout, or non-simultaneous, like-kind exchange, and no provision in this Agreement shall be interpreted to defeat this preferential right. Upon exercise of this preferential right, the acquiring Parties shall agree to perform all obligations of the prospective transferee under the proposed transaction only for the Working Interest subject to the proposed transaction. This preferential right, however, shall not exist or apply when a Party proposes (a) to mortgage its interest; (b) to dispose of or transfer its interest to an Affiliate by (i) merger, (ii) reorganization, or (iii) consolidation; (c) to sell all, or substantially all, of its exploration and production properties located in the United States of America; or (d) to transfer the interest under a property exchange transaction other than a non-simultaneous, like-kind exchange under Section 1031 of the Code. If the proposed transaction is not consummated within six (6) months after receipt of the notice by the other Parties, the Working Interest shall again be governed by this Section 25.6 and the preferential right shall again arise for the offered interest as herein described.

46

ARTICLE 26
TERM

26.1           Term.  This Agreement shall remain in effect so long any Lease or part thereof within the Contract Area remains in force and effect and thereafter until: (a) all wells within the Contract Area have been abandoned and plugged or turned over to a single Working Interest owner in accordance with Article 14; (b) all equipment and any real property acquired for the Joint Account has been disposed of by Operator; and (c) there has been a final accounting made under this Agreement, including settlement of any gas imbalances pursuant to Exhibit "D".  Termination of this Agreement shall not relieve a Party of any liability or obligation which accrued or was incurred before such termination.

ARTICLE 27
MISCELLANEOUS PROVISIONS

27.1            Headings.  Except for the headings contained in Article 2 (Definitions), the headings and table of contents used herein are inserted for convenience only and shall be disregarded in construing this Agreement.

27.2            Waiver.  Failure to act upon a breach of any provision of this Agreement does not waive a Party's right to enforce a subsequent breach of the same or any other provision.

ARTICLE 28
EXECUTION

28.1           Counterpart Execution.  This Agreement may be executed by signing the original or a counterpart thereof.  If this Agreement is executed in counterparts, all counterparts taken together shall have the same effect as if all the Parties had signed the same instrument.

28.2           Amendments.  No amendments hereof shall be effective unless they are in writing and executed by the relevant Parties.

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IN WITNESS WHEREOF, this Agreement has been executed by the Parties on the date shown below, but effective as of the day and year first above written.

WITNESSES:

OPERATOR:

Ridgelake Energy, Inc.
_______________________________

By:_________________________________
_______________________________                        William M. Hines
                                                                                                Vice President
Date: September 26, 2006

WITNESSES:
NON-OPERATORS:

GulfX, LLC
_______________________________

By:_________________________________
_______________________________                        Name: Paul Garner
Title: Vice President
Date: Oct 6, 2006

South Marsh, LLC
_______________________________

By:_________________________________
_______________________________                        Name: Paul Garner
Title: Vice President
Date: Oct 6, 2006

Lion Energy Limited, LLC
_______________________________

By:_________________________________
_______________________________                        Name: Russell Brimage
Title: President
Date: Oct 6, 2006

48

EXHIBIT "A"

Attached to and made a part of that certain Operating Agreement, dated effective the 18th day of  September, 2006,
by and between Ridgelake Energy, Inc., GulfX, LLC, South Marsh LLC and Lion Energy Limited, LLC.

I.	Description of Lease(s):

That certain Lease dated effective July 1, 2005, by and between the United States of America (“Lessor”) and Ridgelake Energy, Inc. (“Lessee”), designated by the Minerals Management Service as OCS-G 27091, and covering 2,500 acres of submerged lands within the Outer Continental Shelf, described as follows:

“All of Block 152, South Marsh Island Area, South Addition, OCS Leasing Map, Louisiana Map No. 3C”

II.	Contract Area:

The Contract Area shall cover all of the acreage covered by OCS-G 27091.

III.	Interest of Parties:

Party:	Interest:

RIDGELAKE ENERGY, INC. (“OPERATOR”)	*50.00%
GULFX, LLC	**12.50%
SOUTH MARSH LLC	** 7.50%
LION ENERGY LIMITED LLC	**30.00%
100.00%

* (NOTE: It is recognized that, pursuant to the terms of that certain Seismic Acquisition and Exploration Agreement dated effective September 7, 2004, by and between Ridgelake Energy, Inc. and Beacon Exploration and Production Company, L.L.C., Beacon has the right to participate for up to a 10% working interest in OCS-G 27091. Should Beacon or its designee be determined to have properly elected to acquire a working interest in OCS-G 27091, then it is understood that such interest will be conveyed by Ridgelake to Beacon or its designee. Furthermore, it is agreed that the conveyance by Ridgelake to Beacon or its designee under the terms of the aforesaid Seismic Acquisition and Exploration Agreement shall not be subject to the terms of this agreement until such time as Beacon or it designee has ratified and/or otherwise accepted the terms of this Operating Agreement. In particular, the Parties herein specifically understand and agree that the aforesaid conveyance by Ridgelake to Beacon ir its designee is not subject to the terms of Article 25.3 and 25.6 of this Operating Agreement.)

** (NOTE: It is recognized and understood that the respective interests credited to GulfX, LLC, South Marsh LLC and Lion Energy Limited LLC are subject to the terms and conditions of the following Participation Agreements: 1) that certain Agreement dated January 18, 2006, by and between Ridgelake and GulfX, LLC, (2)  that certain Agreement dated September 18, 2006, by and between Ridgelake and South Marsh LLC, and (3) that certain Agreement dated September 18,2006, by and between Ridgelake and Lion Energy Limited LLC. As such, the interest, which is conditioned upon the performance by GulfX, South Marsh and Lion of all of the terms and conditions contained in the aforesaid Participation Agreements. Should the said parties fail to earn an interest in OCS-G 27091 under the terms of the Participation Agreement that is applicable to that party’s conditional interest, then it is recognized that the interest credited to that party shall revert to Ridgelake. Furthermore, it is understood and agreed that if there is a conflict between the terms and conditions of the Participation Agreements referenced herein and this Operating Agreement, then the terms of the applicable Participation Agreement shall apply and take precedence over the terms and conditions contained in this Operating Agreement.)

A-1

IV.	Designated Representatives:

RIDGELAKE ENERGY, INC.                                                                                   GULFX, LLC
3636 N. Causeway Boulevard, Suite 300                                                               45 Ventnor Avenue
Metairie, Louisiana 70002-7216                                                                              West Perth 6005
Attention:  Mr. John Rubin                                                                                     Western Australia, Australia
                                     Attention: ______________

SOUTH MARSH LLC                                                                                              LION ENERGY LIMITED LLC
P.O. Box 512                                                                                                               P.O. Box 512
West Perth Business Center 6872                                                                          West Perth Business Center 6872
Western Australia, Australia                                                                                  Western Australia, Australia
Attention: _________________                                                                          Attention: _________________

V.	Permitted Encumbrance:

In addition to Lessor’s royalty, OCS-G 27091 is burdened with a 3.33333% of 8/8ths Overriding Royalty Interest, which has been granted by Ridgelake Energy, Inc. to Beacon Exploration and Production Company, L.L.C., pursuant the terms of that certain letter agreement dated September 7, 2004, by and between Ridgelake and Beacon Exploration and Production Company L.L.C. The aforesaid burdens are Permitted Encumbrances under the terms of this Operating Agreement.

A-2

EXHIBIT “B”
INSURANCE

Attached to and made a part of that certain Operating Agreement, dated effective the 18th day of September, 2006,
by and between Ridgelake Energy, Inc., GulfX, LLC, South Marsh LLC and Lion Energy Limited LLC.

INSURANCE PROVISIONS

1           Operator shall carry the following insurance for the joint account:

a.
Workmen's Compensation and Employer's Liability Insurance covering employees of Operator engaged in operations hereunder in compliance with all applicable State and Federal Laws. The Workmen's Compensation policy shall have attached the "Longshoreman's Harbor Worker's Compensation Act (Federal) Endorsement" and "Outer Continental Shelf Lands Endorsement".

b.	Contingent Maritime Employer's Liability Insurance shall provide for a limit of liability of not less than $1,000,000 per accident.

  2.            Each Party shall carry the insurance noted below with the minimum limits as set out:

a.
General Liability and Property Damage Insurance endorsed to include offshore operations and non-owned watercraft liability, covering operations conducted hereunder with a combined single limit each occurrence of $1,000,000 for bodily injury and property damage.

b.
Commercial Automobile Liability Insurance covering owned, non-owned and hired automobiles with a combined single limit of $1,000,000 per occurrence and Property Damage Insurance covering operations conducted hereunder with a combined single limit each occurrence of $500,000 for bodily injury and property damage.

c.	Excess Liability Insurance, including sudden and accidental pollution liability, with a limit of $35,000,000.00.

d.	Non-Owned Aircraft Liability Insurance with a limit of $5,000,000 each occurrence.

e.
Insurance for Control of Well, Redrilling and Restoration due to blowout and/or cratering above or below surface, and Seepage and Pollution Liability coverage including cleanup and containment with a minimum limit of $25,000,000 per occurrence. Coverage shall also include Care Custody and Control Insurance with a minimum limit of $500,000 per occurrence.

3.	Any Party hereto may acquire such additional insurance as it deems proper to protect itself against any claims, losses, damages or destruction arising out of operations hereunder.

4.
Operator shall use reasonable efforts to require all contractors and subcontractors working or performing services hereunder to comply with the Workmen's Compensation and Employer's Liability Laws, both State and Federal, and to carry Comprehensive General Liability and such other insurance as Operator deems necessary.

In the event that construction operations are performed, Operator shall determine the amount(s) of Builder’s Risks Insurance appropriate for the project and shall: (i) cause the pertinent contractor(s) and, as applicable, subcontractor(s) to carry, in the aggregate and as Operator deems appropriate, such coverage and/or (ii) carry for the joint account (and charge it accordingly) for such portion of, of all, the coverage as operator deems appropriate.  In any such event, Operator shall cause certificates of insurance reflective of such coverage to be forwarded to the Non-Operator(s).

B-1

EXHIBIT “C”

Attached to and made a part of that certain Operating Agreement, dated the 18th day of September, 2006,
by and between Ridgelake Energy, Inc., GulfX, LLC, South Marsh LLC and Lion Energy Limited LLC.

ACCOUNTING PROCEDURE
OFFSHORE JOINT OPERATIONS

I. GENERAL PROVISIONS

1.	Definitions

“Joint Property” shall mean the real and personal property subject to the Agreement to which this Accounting Procedure is attached.

“Joint Operations” shall mean all operations necessary or proper for the development, operation, protection and maintenance of the Joint Property.

“Joint Account” shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and which are to be shared by the Parties.

“Operator” shall mean the party designated to conduct the Joint Operations.

“Non-Operators” shall mean the Parties of this Agreement other than the Operator.

“Parties" shall mean Operator and Non-Operators.

“First Level Supervisors” shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees and/or contract labor directly employed on the Joint Property in a field operating capacity.  The First Level Supervisor shall not be required to be located on the Joint Property, but shall be located at a field location near the Joint Property.

“Technical Employees” shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and problems for the benefit of the Joint Property.

“Personal Expenses” shall mean travel and other reasonable reimbursable expenses of Operator's employees.

“Material” shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.

“Controllable Material” shall mean Material which at the time is so classified in the Material Classification Manual as most recently recommended by the Council of Petroleum Accountants Societies.

“Shore Base Facilities” shall mean onshore support facilities that during drilling, development, maintenance and producing operations provide such services to the Joint Property as receiving and transshipment point for supplies, materials and equipment, debarkation point for drilling and production personnel and services; communication, scheduling and dispatching center; other associated functions benefiting the Joint Property.

“Offshore Facilities” shall mean platforms and support systems such as oil and gas handling facilities, living quarters, offices, shops, cranes, electrical supply equipment and systems, fuel and water storage and piping, heliport, marine docking installations, communication facilities, navigation aids, and other similar facilities necessary in the conduct of offshore operations.

C-1

2.         Statements and Billings

Operator shall bill Non-Operators on or before the last day of each month for their proportionate share of the Joint Account for the preceding month.  Such bills will be accompanied by statements which identify the authority for expenditure, lease or facility, and all charges and credits, summarized by appropriate classifications of investment and expense except that items of Controllable Material and unusual charges and credits shall be separately identified and fully described in detail.

3.         Advances and Payments by Non-Operators

Unless otherwise provided for in the Agreement, the Operator may require the Non-Operators to advance their share of estimated cash outlay for the succeeding month's operation within fifteen (15) days after receipt of the billing or by the first day of the month for which the advance is required, whichever is later.  Operator shall adjust each monthly billing to reflect advances received from the Non-Operators.

B.
Each Non-Operator shall pay its proportion of all bills within fifteen (15) days after receipt.  If payment is not made within such time, the unpaid balance shall bear interest monthly at the prime rate in effect at Citibank, N.A., New York, New York (or successor) on the first day of the month in which delinquency occurs plus 1% or the maximum contract rate permitted by the applicable usury laws of the jurisdiction in which the Joint Property is located, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts.

4.	Adjustments

Payment of any such bills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; provided, however, all bills and statements rendered to Non-Operators by Operator during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such calendar year, unless within the said twenty-four (24) month period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment.  No adjustment favorable to Operator shall be made unless it is made within the same prescribed period.  The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of Controllable Material as provided for in Section V.

5.	Audits

A.
Non-Operator, upon notice in writing to Operator and all other Non-Operators, shall have the right to audit Operator's accounts and records relating to the Joint Account for any calendar year within the twenty-four (24) month period following the end of such calendar year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts as provided for in Paragraph 4 of this Section I. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner which will result in a minimum of inconvenience to the Operator.  Operator shall bear no portion of the Non-Operators' audit cost incurred under this paragraph unless agreed to by the Operator.  The audits shall not be conducted more than once each year without prior approval of Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit.

B.	The Operator shall reply in writing to an audit report within 180 days after receipt of such report.

C-2

6.	Approval by Non-Operators

Where an approval or other agreement of the Parties or Non-Operators is expressly required under other sections of this Accounting Procedure and if the agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, Operator shall notify all Non-Operators of the Operator's proposal, and the agreement or approval of a majority in interest of the Non-Operators shall be controlling on all Non-Operators.

II. DIRECT CHARGES

Operator shall charge the Joint Account with the following items:

1.	Rentals and Royalties

Lease rentals and royalties paid by Operator for the Joint Operations.

2.	Labor

    A.                    (1)  Salaries and wages of Operator's field employees directly employed on the Joint Property in the conduct of Joint Operations.

    (2)  Salaries and wages of Operator's employees directly employed on Shore Base Facilities or  other Offshore Facilities serving the Joint Property if such costs are not charged under Paragraph 7 of this Section II.

    (3)  Salaries of First Level Supervisors in the field.

    (4)  Salaries and wages of Technical Employees directly employed on the Joint Property if such charges are excluded from the Overhead rates.

    (5)  Salaries and wages of Technical Employees either temporarily or permanently assigned to and directly employed in the operation of the Joint Property if such charges are excluded from the overhead rates.

    B.         Operator's cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 2A of this Section II.  Such costs under this Paragraph 2B may be charged on a “when and as paid basis” or by “percentage assessment” on the amount of salaries and wages chargeable to the Joint Account under Paragraph 2A of this Section II.  If percentage assessment is used, the rate shall be based on the Operator's cost experience.

    C.         Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator's costs chargeable to the Joint Account under Paragraphs 2A and 2B of this Section II.

    D.         Personal Expenses of those employees whose salaries and wages are chargeable to the Joint Account under Paragraph 2A of this Section II.

3.	Employee Benefits

Operator's current costs of established plans for employees' group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus, and other benefit plans of a like nature, applicable to Operator's labor cost chargeable to the Joint Account under Paragraphs 2A and 2B of this Section II shall be Operator's actual cost not to exceed the percent most recently recommended by the Council of Petroleum Accountants Societies.

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4.	Material

Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV.  Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use and is reasonably practical and consistent with efficient and economical operations.  The accumulation of surplus stocks shall be avoided.

  5.      Transportation

Transportation of employees and Material necessary for the Joint Operations but subject to the following limitations:

A.
If Material is moved to the Joint Property from the Operator's warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store where like material is normally available or railway receiving point nearest the Joint Property unless agreed to by the Parties.

B.
If surplus Material is moved to Operator's warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest reliable supply store where like material is normally available, or railway receiving point nearest the Joint Property unless agreed to by the Parties.  No charge shall be made to the Joint Account for moving Material to other properties belonging to Operator, unless agreed to by the Parties.

C.
In the application of subparagraphs A and B above, the option to equalize or charge actual trucking cost is available when the actual charge is $400 or less excluding accessorial charges.  The $400 will be adjusted to the amount most recently recommended by the Council of Petroleum Accountants Societies.

6.	Services

The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph 9 of Section II and Paragraphs i and ii of Section III.  The cost of professional consultant services and contract services of technical personnel directly engaged on the Joint Property if such charges are excluded from the overhead rates.  The cost of professional consultant services or contract services of technical personnel directly engaged in the operation of the Joint Property shall be charged to the Joint Account if such charges are excluded from the overhead rates.

7.	Equipment and Facilities Furnished by Operator

  A.      Operator shall charge the Joint Account for use of Operator-owned equipment and facilities, including Shore Base and/or Offshore Facilities, at rates commensurate with costs of ownership and operation.  Such rates may include labor, maintenance, repairs, other operating expense, insurance, taxes, depreciation and interest on gross investment less accumulated depreciation not to exceed eight percent (8%) per annum.  In addition, for platforms only, the rate may include an element of the estimated cost of platform dismantlement.  Such rates shall not exceed average commercial rates currently prevailing in the immediate area of the Joint Property.

  B.      In lieu of charges in Paragraph 7A above, Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property less twenty percent (20%).  For automotive equipment, Operator may elect to use rates published by the Petroleum MotorTransport Association.

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8.	Damages and Losses to Joint Property

All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other causes, except those resulting from Operator's gross negligence or willful misconduct.  Operator shall furnish Non-Operator written notice of damages or losses incurred as soon as practicable after a report thereof has been received by Operator.

9.	Legal Expense

Expense of handling, investigating and settling litigation or claims, discharging of liens, payments of judgments and amounts paid for settlement of claims incurred in or resulting from operations under the Agreement or necessary to protect or recover the Joint Property, except that no charge for services of Operator's legal staff or fees or expense of outside attorneys shall be made unless previously agreed to by the Parties.  All other legal expense is considered to be covered by the overhead provisions of Section III unless otherwise agreed to by the Parties, except as provided in Section I, Paragraph 3.

10.	Taxes

All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property, the operation thereof, or the production therefrom, and which taxes have been paid by the Operator for the benefit of the Parties.  If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the Parties hereto in accordance with the tax value generated by each party's working interest.

11.	Insurance

Net premiums paid for insurance required to be carried for the Joint Operations for the protection of the Parties.  In the event Joint Operations are conducted at offshore locations in which Operator may act as self-insurer for Workers' Compensation and Employers' Liability, Operator may include the risk under its self-insurance program in providing coverage under State and Federal laws and charge the Joint Account at Operator's cost not to exceed manual rates.

12.	Communications

Costs of acquiring, leasing, installing, operating, repairing and maintaining communication systems including radio and microwave facilities between the Joint Property and the Operator's nearest Shore Base Facility.  In the event communication facilities systems serving the Joint Property are Operator-owned, charges to the Joint Account shall be made as provided in Paragraph 7 of this Section II.

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13.	Ecological and Environmental

Costs incurred on the Joint Property as a result of statutory regulations for archaeological and geophysical surveys relative to identification and protection of cultural resources and/or other environmental or ecological surveys as may be required by the Minerals Management Service or other regulatory authority.  Also, costs to provide or have available pollution containment and removal equipment plus costs of actual control and cleanup and resulting responsibilities of oil spills as required by applicable laws and regulations.

14.	Abandonment and Reclamation

Costs incurred for abandonment of the Joint Property, including costs required by governmental or other regulatory authority.

15.	Other Expenditures

Any other expenditure not covered or dealt with in the foregoing provisions of this Section II, or in Section III and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations.

III.  OVERHEAD

As compensation for administrative, supervision, office services and warehousing costs, Operator shall charge the Joint Account in accordance with this Section III.

Unless otherwise agreed to by the Parties, such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Section II.  The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies, except as herein described, shall be considered as included in the overhead rates provided for in this Section III unless such cost and expense are agreed to by the Parties as a direct charge to the Joint Account. Notwithstanding anything herein contained to the contrary, it is agreed that such costs and services when directly employed on the Joint Property shall not be covered by the overhead rates. Furthermore, the reasonable and customary fees and expenses incurred by contract personnel and professional consultants as such fees relate to matters before or involving governmental agencies (including but not limited to the Minerals Management Service and other regulatory agencies) , even if such contract or professional consultants are working in Operator’s office, shall be directly chargeable to the Joint Account, to the extent that such fees and expenses are associated with the operation of the Joint Property.

i.
Except as otherwise provided in Paragraph 2 of this Section III, the salaries, wages and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technical personnel directly employed on the Joint Property:

( ) shall be covered by the overhead rates.
( x ) shall not be covered by the overhead rates.

ii.
Except as otherwise provided in Paragraph 2 of this Section III, the salaries, wages and Personal Expenses of Technical Employees and/or costs of professional consultant services and contract services of technical personnel either temporarily or permanently assigned to and directly employed in the operation of the Joint Property:

( x ) shall be covered by the overhead rates.
( ) shall not be covered by the overhead rates.

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1.	Overhead - Drilling and Producing Operations

As compensation for overhead incurred in connection with drilling and producing operations, Operator shall charge on either:

( x )	Fixed Rate Basis, Paragraph 1A, or
( )	Percentage Basis, Paragraph 1B

A.	Overhead - Fixed Rate Basis

(1) Operator shall charge the Joint Account at the following rates per well per month:
Drilling Well Rate $30,000. (Prorated for less than a full month)
Producing Well Rate $3,000.

(2) Application of Overhead - Fixed Rate Basis for Drilling Well Rate shall be as follows:

(a)
Charges for drilling wells shall begin on the date when drilling or completion equipment arrives on location and terminate on the date the drilling or completion equipment moves off location or rig is released, whichever occurs first, except that no charge shall be made during suspension of drilling operations for fifteen (15) or more consecutive calendar days.

(b)
Charges for wells undergoing any type of workover or recompletion for a period of five (5) consecutive work days or more shall be made at the drilling well rate.  Such charges shall be applied for the period from date workover operations, with rig or other units used in workover, commence through date of rig or other unit release, except that no charge shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.

(3)	Application of Overhead - Fixed Rate Basis for Producing Well Rate shall be as follows:

(a)	An active well either produced or injected into for any portion of the month shall be considered as a one-well charge for the entire month.

(b)
Each active completion in a multi-completed well in which production is not commingled down hole shall be considered as a one-well charge providing each completion is considered a separate well by the governing regulatory authority.

(c)	An inactive gas well shut in because of overproduction or failure of purchaser to take the production shall be considered as a one-well charge providing the gas well is directly connected to a permanent sales outlet.

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(d)
A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well.  This one-well charge shall be made whether or not the well has produced except when drilling well rate applies.

(e)	All other inactive wells (including but not limited to inactive wells covered by unit allowable, lease allowable, transferred allowable, etc.) shall not qualify for an overhead charge.

The well rates shall be adjusted as of the first day of April each year following the effective date of the agreement to which this Accounting Procedure is attached.  The adjustment shall be computed by multiplying the rate currently in use by the percentage increase or decrease in the average weekly earnings of Crude Petroleum and Gas Production Workers for the last calendar year compared to the calendar year preceding as shown by the index of average weekly earnings of Crude Petroleum and Gas Fields Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics, or the equivalent Canadian index as published by Statistics Canada, as applicable.  The adjusted rates shall be the rates currently in use, plus or minus the computed adjustment.

  B.      Overhead - Percentage Basis

(1) Operator shall charge the Joint Account at the following rates:

(a) Development
__________________ Percent (___%) of cost of Development of the Joint Property exclusive of costs provided under Paragraph 9 of Section II and all salvage credits.

(b) Operating
______________________ Percent (___%) of the cost of Operating the Joint

Property exclusive of costs provided under Paragraphs 1 and 9 of Section II, all salvage credits, the value of injected substances purchased for secondary recovery and all taxes and assessments which are levied, assessed and paid upon the mineral interest in and to the Joint Property.

(2)	Application of Overhead - Percentage Basis shall be as follows:

For the purpose of determining charges on a percentage basis under Paragraph 1B of this Section III, development shall include all costs in connection with drilling, redrilling, deepening, or any project with a primary purpose to extend or expand a wellbore in order to recover new reserves not previously recoverable by the wellbore; also, preliminary expenditures necessary in preparation for drilling and expenditures incurred in abandoning when the well is not completed as a producer, and original cost of construction or installation of fixed assets, the expansion of fixed assets and any other project clearly discernible as a fixed asset, except Major Construction as defined in Paragraph 2 of this Section III.  All other costs shall be considered as Operating except that catastrophe costs shall be assessed overhead as provided in Section III, Paragraph 3.

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2.	Overhead - Major Construction

A.       If the Operator absorbs the engineering, design and drafting costs related to the project::

(1) 6%  of total costs if such costs are more than $25,000 but less than $100,000; plus

(2)  4 %  of total costs in excess of $100,000 but less than $1,000,000; plus

(3)  2 %  of total costs in excess of $1,000,000.

B.	If the Operator charges engineering, design and drafting costs related to the project directly to the Joint Account:

(1)  4%  of total costs if such costs are more than $ 25,000 but less than $100,000; plus

(2)  3%  of total costs in excess of $100,000 but less than $1,000,000; plus

(3)  1%  of total costs in excess of $1,000,000.

Total cost shall mean the gross cost of any one project.  For the purpose of this paragraph, the component parts of a single project shall not be treated separately and the cost of drilling and workover wells and artificial lift equipment shall be excluded.

On each project, Operator shall advise Non-Operator(s) in advance which of the above options shall apply.  In the event of any conflict between the provisions of this paragraph and those provisions under Section II, Paragraph 2 or Paragraph 6, the provisions of this paragraph shall govern.

3.	Overhead - Catastrophe

To compensate Operator for overhead costs incurred in the event of expenditures resulting from  a single occurrence due to oil spill, blowout, explosion, fire, storm, hurricane, or other catastrophes as agreed to by the Parties, which are necessary to restore the Joint Property to the equivalent condition that existed prior to the event causing the expenditures, Operator shall either negotiate a rate prior to charging the Joint Account or shall charge the Joint Account for overhead based on the following rates:

(1) 4%  of total costs through $100,000; plus

(2) 3%  of total costs in excess of $100,000 but less than $1,000,000; plus

(3) 2%  of total costs in excess of $1,000,000.

Expenditures subject to the overheads above will not be reduced by insurance recoveries, and no other overhead provisions of this Section III shall apply.

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4.	Amendment of Rates

The Overhead Parties hereto if, in practice, the rates are found to be insufficient or excessive rates provided for in this Section III may be amended from time to time only by mutual agreement between the.

*IV.	PRICING OF JOINT ACCOUNT MATERIAL PURCHASES, TRANSFERS AND DISPOSITIONS

Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for all Material movements affecting the Joint Property.  Operator shall provide all Material for use on the Joint Property; however, at Operator's option, such Material may be supplied by the Non-Operator.  Operator shall make timely disposition of idle and/or surplus Material, such disposal being made either through sale to Operator or Non-Operator, division in kind, or sale to outsiders.  Operator may purchase, but shall be under no obligation to purchase, interest of Non-Operators in surplus condition A or B Material.  The disposal of surplus Controllable Material not purchased by the Operator shall be agreed to by the Parties.

* Operator shall account for material purchase and transfers in accordance with COPAS Interpretation 23, attached hereto, or the pricing procedur5e most recently recommended by COPAS.
1.	Purchases

Material purchased shall be charged at the price paid by Operator after deduction of all discounts received.  In case of Material found to be defective or returned to vendor for any other reasons, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

2.	Transfers and Dispositions

Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator, unless otherwise agreed to by the Parties, shall be priced on the following basis exclusive of cash discounts:

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A.	New Material (Condition A)

(1)	Tubular Goods Other than Line Pipe

(a)
Tubular goods, sized 2 3/8 inches OD and larger, except line pipe, shall be priced at Eastern mill published carload base prices effective as of date of movement plus transportation cost using the 80,000 pound carload weight basis to the railway receiving point nearest the Joint Property for which published rail rates for tubular goods exist. If the 80,000 pound rail rate is not offered, the 70,000 pound or 90,000 pound rail rate may be used.  Freight charges for tubing will be calculated from Lorain, Ohio and casing from Youngstown, Ohio.

(b)
For grades which are special to one mill only, prices shall be computed at the mill base of that mill plus transportation cost from that mill to the railway receiving point nearest the Joint Property as provided above in Paragraph 2.A.(1)(a).  For transportation cost from points other than Eastern mills, the 30,000 pound Oil Field Haulers Association interstate truck rate shall be used.

(c)
Special end finish tubular goods shall be priced at the lowest published out-of-stock price, f.o.b. Houston, Texas, plus transportation cost, using Oil Field Haulers Association interstate 30,000 pound truck rate, to the railway receiving point nearest the Joint Property.

(d)
Macaroni tubing (size less than 2 3/8 inch OD) shall be priced at the lowest published out-of-stock prices f.o.b. the supplier plus transportation costs, using the Oil Field Haulers Association interstate truck rate per weight of tubing transferred, to the railway receiving point nearest the Joint Property.

(2)	Line Pipe

(a)
Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and Over) 30,000 pounds or more shall be priced under provisions of tubular goods pricing in Paragraph A.(1)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

(b)
Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) less than 30,000 pounds shall be priced at Eastern mill published carload base prices effective as of date of shipment, plus 20 percent, plus transportation costs based on freight rates as set forth under provisions of tubular goods pricing in Paragraph A.(1)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

(c)
Line pipe 24 inch OD and over and 3/4 inch wall and larger shall be priced f.o.b. the point of manufacture at current new published prices plus transportation cost to the railway receiving point nearest the Joint Property.

(d)
Line pipe, including fabricated line pipe, drive pipe and conduit not listed on published price lists shall be priced at quoted prices plus freight to the railway receiving point nearest the Joint Property or at prices agreed to by the Parties.

(3)
Other Material shall be priced at the current new price, in effect at date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.

(4)
Unused new Material, except tubular goods, moved from the Joint Property shall be priced it the current new price, in effect on date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.  Unused new tubulars will be priced as provided above in Paragraph 2 A (1) and (2).

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B.	Good Used Material (Condition B)

Material in sound and serviceable condition and suitable for reuse without reconditioning:

(1)	Material moved to the Joint Property
At seventy-five percent (75%) of current new price, as determined by Paragraph A.

(2)	Material used on and moved from the Joint Property

(a)	At seventy-five percent (75%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as new Material or

(b)	At sixty-five percent (65%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as used Material.

(3)	Material not used on and moved from the Joint Property

        At seventy-five percent (75%) of current new price as determined by Paragraph A.
  The cost of reconditioning, if any, shall be absorbed by the transferring property.

C.	Other Used Material

(1)	Condition C

Material which is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by Paragraph A. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition B value.

(2)	Condition D

Material, excluding junk, no longer suitable for its original purpose, but usable for some other purpose shall be priced on a basis commensurate with its use.  Operator may dispose of Condition D Material under procedures normally used by Operator without prior approval of Non-Operators.

(a)
Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight.  Used casing, tubing or drill pipe utilized as line pipe shall be priced at used line pipe prices.

(b)
Casing, tubing or drill pipe used as higher pressure service lines than standard line pipe, e.g. power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe.  Upset tubular goods shall be priced on a non-upset basis.

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(3) Condition E

Junk shall be priced at prevailing prices. Operator may dispose of Condition E Material under procedures normally utilized by Operator without prior approval of Non-Operators.

      D.     Obsolete Material

Material which is serviceable and usable for its original function but condition and/or value of such Material is not equivalent to that which would justify a price as provided above may be specially priced as agreed to by the Parties.  Such price should result in the Joint Account being charged with the value of the service rendered by such Material.

    E.      Pricing Conditions

(1)
Loading or unloading costs may be charged to the Joint Account at the rate of  twenty-five cents ($0.25) per hundred weight on all tubular goods movements, in lieu of actual loading or unloading costs sustained at the stocking point.  The above rate shall be adjusted as of the first day of April each year following January 1, 1985 by the same percentage increase or decrease used to adjust overhead rates in Section III, Paragraph 1.A(4). Each year, the rate calculated shall be rounded to the nearest cent and shall be the rate in effect until the first day of April next year.  Such rate shall be published each year by the Council of Petroleum Accountants Societies.

(2)	Material involving erection costs shall be charged at applicable percentage of the current knocked-down price of new Material.

3.	Premium Prices

Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property; provided notice in writing is furnished to Non-Operators of the proposed charge prior to billing Non-Operators for such Material.  Each Non-Operator shall have the right, by so electing and notifying Operator within ten days after receiving notice from Operator, to furnish in kind all or part of his share of such Material suitable for use and acceptable to Operator.

4.	Warranty of Material Furnished By Operator

Operator does not warrant the Material furnished.  In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers or their agents.

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V. INVENTORIES

The Operator shall maintain detailed records of Controllable Material.

1.	Periodic Inventories, Notice and Representation

At reasonable intervals, inventories shall be taken by Operator of the Joint Account Controllable Material.  Written notice of intention to take inventory shall be given by Operator at least thirty (30) days before any inventory is to begin so that Non-Operators may be represented when any inventory is taken.  Failure of Non-Operators to be represented at an inventory shall bind Non-Operators to accept the inventory taken by Operator.

2.         Reconciliation and Adjustment of Inventories

Adjustments to the Joint Account resulting from the reconciliation of a physical inventory shall be made within six months following the taking of the inventory.  Inventory adjustments shall be made by Operator to the Joint Account for overages and shortages, but, Operator shall be held accountable only for shortages due to lack of reasonable diligence.

3.	Special Inventories

Special inventories may be taken whenever there is any sale, change of interest, or change of Operator in the Joint Property.  It shall be the duty of the party selling to notify all other Parties as quickly as possible after the transfer of interest takes place.  In such cases, both the seller and the purchaser shall be governed by such inventory.  In cases involving a change of Operator, all Parties shall be governed by such inventory.

4.	Expense of Conducting Inventories

A.	The expense of conducting periodic inventories shall not be charged to the Joint Account unless agreed to by the Parties.

B.	The expense of conducting special inventories shall be charged to the Parties requesting such inventories, except inventories required due to change of Operator shall be charged to the Joint Account.

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EXHIBIT "D"
GAS BALANCING AGREEMENT (“Agreement”)

Attached to and made a part of that certain Operating Agreement, dated effective the 18th day of September, 2006,
by and between Ridgelake Energy, Inc., GulfX, LLC, South Marsh LLC and Lion Energy Limited LLC.

D-1

EXHIBIT “E”

Attached to and made part of that certain Operating Agreement,
Dated effective the 18th day of September, 2006,
by and between Ridgelake Energy, Inc., GulfX, LLC, South Marsh LLC and Lion Energy Limited LLC.

MEMORANDUM OF OPERATING AGREEMENT
AND
FINANCING STATEMENT

This Memorandum of Operating Agreement and Financing Statement is executed to be effective concurrently with that certain Operating Agreement (the “Operating Agreement”) by and between Ridgelake Energy Inc., as Operator, and                                                                , as Non-Operator(s), covering, among other things, the development and production of crude oil, natural gas and associated substances from the lands and leases (hereinafter called the “Contract Area”) described on Exhibit A attached hereto and owned by Operator and Non-Operator(s) in the respective percentages of shares indicated on Exhibit A. The attached Exhibit A consists of one or more of the Exhibits A to the Operating Agreement and refers severally to all Exhibits A attached hereto.

The Operating Agreement contains an Accounting Procedure, along with provisions giving the parties hereto mutual liens and security interests where one or more parties hereto are or may become Debtors to one or more other parties hereto. This Memorandum of Operating Agreement and Financing Statement incorporates by reference all of the terms and conditions of the Operating Agreement, including but not limited to the lien and security interest provisions.

The purpose of this Memorandum of Operating Agreement and Financial Statement is to place third parties on notice of the Operating Agreement and to secure and perfect the mutual liens and security interests of the parties hereto.

The Operating Agreement specifically provides and the parties do hereby confirm and agree that:

1.	The Operator shall conduct and direct and have full control of all operations on the Contract Area as permitted and required by, and within the limits of, the Operating Agreement.

2.
The Liability of the parties under the Operating Agreement shall be several, not joint or collective. Each party shall be responsible only for its obligations and shall be liable only for its proportionate share of costs.

3.
Each Non-Operator grants the Operator a lien upon its oil and gas rights, oil and gas leases and mineral interests in the Contract Area, and a security interest in its share of oil and/or gas when extracted and its interest in all fixtures, inventory, personal property and equipment located on or used on the Contract Area and in all its contract rights and receivables related thereto and arising therefrom to secure payment of its present and future share of costs and expenses, together with interest thereon at the rate provided in the Accounting Procedure referred to above, To the extent that Operator has security interest under the Uniform Commercial Code (the “Code”) of the state or the states in which the Contract Area is located, Operator without prejudice and in addition to all other legal, equitable and contractual remedies which are expressly reserved, shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgment by Operator for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the rights or security interests fir the payment thereof.

4.
If any Non-Operator fails to pay its share of costs and expenses when due, Operator may require other Non-Operators to pay their proportionate part of the unpaid share whereupon the other Non-Operators shall be subrogated to Operator’s Lien and Security Interest described herein.

5.
The Operator grants the Non-Operator(s) a lien and security interest equivalent to that granted to Operator as described in paragraph 3 above, to secure payment by the Operator of its won share of costs and expenses when due.

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As reflected above, either or both Operator and Non-Operator(s) may become Debtors if they default in their payment obligations under the terms of the Operating Agreement. On default, the non-defaulting party(ies) will be considered secured party(ies).

The Operating Agreement contains other provisions which do not conflict but supplement the above-described provisions, including non-consent provisions which provide that parties who elect not to participate in certain operations shall be deemed to have relinquished their interest until the consenting parties are able to recover their costs of such operations plus a specified amount. Should any person or firm desire additional information regarding the Operating Agreement or wish to inspect a copy of the Operating Agreement, said person or firm should contact the Operator.

For purposes of protecting said liens and security interest, the undersigned parties agree that this Memorandum of Operating Agreement and Financing Statement covers all right, title and interest of the Debtor(s) in:

Property Subject to Security Interests:

1.	All personal property located upon or used in connection with the Contract Area.

2.	All fixtures on the Contract Area.

3.	All oil, gas and associated substances of value in, on or under the Contract Area, or which may be extracted therefrom.

4.	All accounts and receivables resulting from the sale of the items described in subparagraph 3 at the wellhead of every well located on the Contract Area or on lands pooled therewith.

5.	All items used, useful, or purchased for the production, treatment, handling, storage, transportation, processing, manufacture, or sale of the items described in subparagraph 3.

6.
All accounts, contract rights, rights under any gas balancing agreement, general intangibles, equipment, inventory, farmout rights, option farmout rights, acreage and/or cash contributions, and conversion rights, whether now owned or existing or hereafter acquired or arising, including but not limited to all interest in any enterprise that holds, owns, or controls any interest in the Contract Area or in any property encumbered by the Memorandum.

7.
All severed and extracted oil, gas and associated substances now or hereafter produced from or attributable to the Contract Area, including without limitation, oil, gas and associated substances in tanks or pipelines or otherwise held by any person or entity fro treatment, storage, transportation, manufacture, processing or sale.

8.
All the proceeds and products of the items described in the foregoing paragraphs now existing or hereafter arising, and all substitutions therefore, improvements and enhancements thereto, replacements thereof, or accessions thereto.

9.
All personal property and fixtures now and hereafter acquired in furtherance of the purposes of this Operating Agreement. Certain of the above-described items are, or are to become, fixtures on the Contract Area.

10.	The proceeds and products of collateral are also specifically covered.

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Property Subject to Liens:

1.
All real property, oil, gas and mineral leases, severed and unsevered surface fees, mineral fees and interest, royalty interests, overriding royalty interests, production payments, net profit interests, and other oil and gas interests of any nature, including reversionary interests, all as may be located within the Contract Area, including all oil, gas and associated substances of value in, on or under the Contract Area, or which may be extracted therefrom.

2.	All fixtures within the Contact Area.

3.	All real property and fixtures now and hereafter acquired in furtherance of the purposes of this Operating Agreement.

The above items will be financed at the wellhead of the well or the wells located in the Contract Area, and this Memorandum is to be filed for record in the real estate records of the county(ies) or parish(es) and in the Uniform Commercial Code records in which the Contract Area is located.

On default of any covenant or condition of the Operating Agreement, in addition to any other remedy affected by law, each party to the Operating Agreement and any successor to such part by assignment, operation of law, or otherwise, shall have, and is hereby given and vested with, the power and authority to take possession of and sell any interest which the defaulting party has in the property identified above securing the obligations provided in the Operating Agreement and to foreclose this lien and security interest in the manner provided by law.

Upon expiration of the Operating Agreement and the satisfaction of all the debts and the outstanding interest, the Operator shall file of record a release and termination on behalf of all parties concerned. Upon the filing of such release and termination, all benefits and obligations under this Memorandum shall terminate as to all parties who have executed or ratified this Memorandum. In addition, the Operator shall have the right to file a continuation statement on behalf of all the parties that have executed or ratified this Memorandum when Operator in its sole discretion deems such action appropriate.

It is agreed that if any part, term or provision of this Memorandum is held to be illegal or in conflict with any applicable state or federal law or regulation, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Memorandum did not contain the particular part, term or provision held to be invalid.

This Memorandum shall be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, devisees, legal representatives, successors and assigns.

A party having an interest in the Contract Area can ratify this Memorandum by execution hereof or a separate counterpart hereof or by execution and delivery of an instrument of ratification adopting the provisions of this Memorandum or agreeing to be bound by the terms thereof. Any such ratification shall have the same effect as if the ratifying party had executed this Memorandum or a counterpart thereof. By execution or ratification of this Memorandum, such party hereby consents to its ratification and adoption by any party who may have or may acquire any interest in the Contract Area.

E-3

This Memorandum may be executed or ratified in one or more counterparts and all of the executed or ratified counterparts shall together constitute one instrument. For purpose of recording, only one copy of this Memorandum with individual signature pages attached thereto needs to be filed of record.

Executed this ___________ day of ____________________, ____.

OPERATOR:                         Ridgelake Energy, Inc.

By: _______________________________________

Printed Name: _______________________

Title: _______________________________

NON_OPERATOR:             ___________________________________________

By: _______________________________________

Printed Name: _______________________

Title: _______________________________

E-4

Exhibit A attached to and made part of the Memorandum of Operating Agreement and Financing Statement dated ___________________, _____ between Ridgelake Energy, Inc., as Operator, and ___________________________, as Non-Operator, covering lands in ______________________.

1.	Contract Area:

2.	Depth Limitations:

3.	Substances Covered:

4.	Interest of Parties:

5.	Oil and Gas leases Subject to this Agreement:

6.	Addresses of Parties for Notice:

E-5

EXHIBIT “F”

Attached to and made part of that certain Operating Agreement, dated effective the 18th day of September, 2006,
by and between Ridgelake Energy, Inc., GulfX, LLC, South Marsh LLC and Lion Energy Limited LLC.

TAX PARTNERSHIP PROVISIONS

OF THE _______________________________________________
PARTNERSHIP
(For Name of Tax Reporting Partner and Special Elections, See Secs. 8 and 9)

1.1	Designation Of Documents	1
1.2	Relationship of the Parties	1
1.3	Priority Of Provisions Of This Exhibit	1
1.4	Survivorship	1
2.2	IF SMALL PARTNERSHIP EXEPTION FOM TEFRA NOT APPLICABLE	2
3.1	Tax Returns	2
3.2	Fair Market Value Capital Accounts	2
3.3	Information Requests	2
3.4	Best Efforts without Liability	2
4.1	General Elections	2
4.2	Depletion	2
4.3	Election Out Under Code §761(a)	3
4.4	Consent Requirements For Subsequent Tax Or FMV Capital Account Elections	3
5.1	Capital Contributions	3
5.2	FMV Capital Accounts	3
6.1	FMV Capital Accounts Allocations	3
6.2	Tax Return and Tax Basis Capital Account Allocation	4
7.1	Termination of the Partnership	4
7.2	Balancing of FMV Capital Accounts	4
7.3	Deemed Sale Gain/Loss Charge Back	4
7.4	Deficit make-up Obligation and Balancing Cash Contributions	4
7.5	Distribution to balance capital accounts	4
7.6	FMV determination	4
7.7	Final Distribution	4
8.1	Transfer of Partnership Interests	5
8.2	Correspondence	5
9.1	Operator not the TRP	5
9.2	Special Tax Elections	5
9.3	Change of Majority for Other Tax Elections	5

F-1

1.           General Provisions
1.1           Designation Of Documents.

This exhibit is referred to in, and is part of, that Agreement identified above and, if so provided, a part of any agreement to which the Agreement is an exhibit. Such agreement(s) (including all exhibits thereto, other than this exhibit) shall be hereafter referred to as the “Agreement” and this exhibit is hereinafter referred to as the “Exhibit” or the “Tax Partnership Provisions” (the “TPPs”). Except as may be otherwise provided in this Exhibit, terms defined and used in the Agreement shall have the same meaning when used herein.

1.2           Relationship of the Parties.

The parties to the Agreement shall be hereinafter referred to as “Party” or “Parties”. The Parties understand and agree that the arrangement and undertakings evidenced by the Agreement result in a partnership for purposes of Federal income taxation and certain State income tax laws which incorporate or follow Federal income tax principals as to tax partnerships. Such partnership for tax purposes is hereinafter referred to as the “Partnership”. For every other purpose of the Agreement the Parties understand and agree that their legal relationship to each other under applicable State law with respect to all property subject to the Agreement is one of tenants in common, or undivided interest owners, or lessee(s) sublessee(s) and not a partnership; that the liability of the Parties shall be several and not joint or collective; and that each Party shall be responsible solely for its own obligations.

1.3           Priority Of Provisions Of This Exhibit.

If there is a conflict or inconsistency, whether direct or indirect, actual or apparent, between the terms and the conditions of this Exhibit and the terms and conditions of the Agreement, or any other exhibit or any part thereof, the terms and conditions of this Exhibit shall govern and control.

1.4 Survivorship.

1.4.1	Any termination of the Agreement shall not affect the continuing application of the TPPs for the termination and liquidation.
1.4.2	Any termination of the Agreement shall not affect the continuing application of the TPPs for the resolution of all matters regarding Federal and State income reporting.
1.4.3	These TPPs shall inure to the benefit of, and be binding upon, the Parties hereto and their successors and assigns.
1.4.4	The effective date of the Agreement shall be the effective date of these TPPs. The Partnership shall continue in full force and effect from, and after such date, until termination and liquidation.

F-2

2.           Tax Reporting Partner and Tax Matters Partner

2.1           Tax Reporting Partner.

The Operator (or the Party listed in Sec. 9.1) as the Tax Reporting Partner (“TRP”) is responsible for compliance with all tax reporting obligations of the Partnership, see Sec. 3.1. below. In the event of any change in the TRP, the Party serving as the TRP at the beginning of a given taxable year shall continue as TRP with respect to all matters concerning such year.

2.2           IF SMALL PARTNERSHIP EXCEPTION FROM TEFRA NOT APPLICABLE

If the Partnership does not qualify for the “small partnership exception” from, or if the Partnership elects (see infra Elections at Sec. 4.1 and 9.2) to be subject to, §§6221 et seq., Subchapter C of Chapter 63 of Subtitle F (the “TEFRA rules”) of the Internal Revenue Code (the “Code”) the TRP shall also be the Tax Matters Partner as defined in Code §6231(a) (the “TMP”) and references to the TRP shall then include references to TMP and vice versa.

2.2.1	The TMP shall not be required to incur any expenses for the preparation for, or pursuance of, administrative or judicial proceedings, unless the Parties agree on a method for sharing such expenses.
2.2.2
The Parties shall furnish the TMP, within two weeks from the receipt of the request, the information the TMP may reasonably request to comply with the requirements on furnishing information to the Internal Revenue Service.

2.2.3
The TMP shall not agree to any extension of the statute of limitations for making assessments on behalf of the Partnership without first obtaining the written consent of all Parties. The TMP shall not bind any other Party to a settlement agreement in tax audits without obtaining the written concurrence of any such Party.

2.2.4
Any other Party who enters in a settlement agreement with the Secretary of the Treasury with respect to any partnership items, as defined in Code §6231(a)(3), shall notify the other Parties of the terms within ninety (90) days from the date of such settlement.

2.2.5
If any Party intends to file a notice of inconsistent treatment under Code §6222(b), such Party shall, prior to filing of such notice, notify the TMP of the (actual or potential) inconsistency of the Party’s intended treatment of a partnership item with the treatment of that item by the Partnership. Within one week of receipt the TMP shall remit copies of such notification to the other Parties. If an inconsistency notice is filed solely because a Party has not received a Schedule K-1 in time for filing of its income tax return, the TMP need not be notified.

2.2.6
No Party shall file pursuant to Code §6227 a request for an administrative adjustment of partnership items (the “RFAA”) without first notifying all other Parties. If all other Parties agree with the requested adjustment, the TMP shall file the RFAA on behalf of the Partnership. If unanimous consent is not obtained within thirty (30) days from such notice, or within the period required to timely file the RFAA, if shorter, any Party, including the TMP, may file a RFAA on its own behalf.

2.2.7
Any Party intending to file with respect to any partnership item, or any other tax matter involving the Partnership, a petition under Code §§6226, 6228, or any other provision, shall notify the other Parties prior to such filing of the nature of the contemplated proceeding. In the case where the TMP is the Party intending to file such petition, such notice shall be given within reasonable time to allow the other Parties to participate in the choice of the form of such petition. If the Parties do not agree on the appropriate forum, then the forum shall be chosen by majority vote. Each Party shall have a vote in accordance with its percentage interest in the Partnership for the year under audit. If a majority cannot agree, the TMP shall choose the forum. If a Party intends to seek review of any court decision rendered as a result of such proceeding, the Party shall notify the other Parties prior to seeking such review.

F-3

3.           Income Tax Compliance and Capital Accounts

3.1           Tax Returns.

The TRP shall prepare and file all required Federal and State partnership income tax returns. Not less than thirty (30) days prior to the return due date (including extensions), the TRP shall submit to each Party for review a copy of the return as proposed.

3.2           Fair Market Value Capital Accounts.

The TRP shall establish and maintain for each Party fair market value (“FMV”) capital accounts and tax basis capital accounts. Upon request, the TRP shall submit to each Party along with a copy of any proposed partnership income tax return an accounting of such Party’s FMV capital accounts as of the end of the return period.

3.3.        Information requests.

In addition to any obligation under Sec. 2.2.2, each Party agrees to furnish to the TRP not later than sixty (60) days before the return due date (including extensions) such information relating to the operations conducted under the Agreement as may be required for the proper preparation of such returns. Similarly, each Party agrees to furnish timely to the TRP, as requested, any the information and data necessary for the preparation and/or filing of other required reports and notifications, and for the computation of the capital accounts. As provided in Code  §6050K(c), a Party transferring its interest must notify the TRP to allow compliance with Code §6050K(a) (see also Sec.8.1).

3.4        Best Efforts without Liability.

The TRP and the other Party(ies) shall use its/their best effort to comply with responsibilities outlined in this Section, and with respect to the services as TMP as outlined Sec.2.2 and in doing so shall incur no liability to any other Party.

4.	Tax and FMV Capital Account Elections

4.1        General Elections.

For both income tax and capital account purposes, the Partnership shall elect:

a)	to deduct when incurred intangible drilling and development costs (“IDC”);
b)	to use the maximum allowable accelerated tax method and the shortest permissible tax life for depreciation;
c)	the accrual method of accounting;
d)	to report income on a calendar year basis; and the Partnership shall also make any elections as specially noted in Sec.9.2, below.

F-4

4.2        Depletion.

Solely for FMV capital account purposes, depletion shall be calculated by using simulated cost depletion within the meaning of Treas. Reg. §1.704-1(b)(2)(iv)(k)(2), unless the use of simulated percentage depletion is elected in Sec.9.2, below. The simulated cost depletion allowance shall be determined under the principles of Code  §612 and be based on the FMV capital account basis of each Lease. Solely for purposes of this calculation, remaining shall be determined consistently by the TRP.

4.3        Election Out Under Code §761(a).

4.3.1
The TRP shall notify all Parties of an intended election to be excluded from the application of Subchapter K of Chapter 1 of the Code not later than sixty (60) days prior to the filling date or due date (including extensions) for the Federal partnership income tax return, whichever comes earlier. Any Party that does not consent must provide the TRP with written objection within thirty (30) days of such notice. Even after an effective election-out the TRP’s right and obligations, other than the relief from tax return filing obligations of the partnership, continue.

4.3.2
After an election-out, to avoid an unintended impairment of the election-out: The Parties will avoid, without prior coordination, any operational changes which could terminate the qualification for the election-out status; all Parties will monitor the continuing qualification of the Partnership for the election-out status and will notify the other Parties if, in their opinion, a change in operations will jeopardize the election-out; and, all Parties will use, unless agreed to by them otherwise, the cumulative gas balancing method as described in Treas. Reg. §1.761-2(d)(2).

4.4        Consent Requirements For Subsequent Tax Or FMV Capital Account Elections.

Unless stipulated differently in Sec. 9.3, future elections, in addition to or in amendment of those in this agreement, must be approved by the affirmative vote of two (2) or more Parties owning a majority of the working interest based upon post-Payout ownership.

5.	Capital Contributions and FMV Capital Accounts

The provisions of this Sec. 5 and any other provisions of the TPPs relating to the maintenance of the capital accounts are intended to comply with Treas. Reg. §1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations.

5.1        Capital Contributions.

The respective capital contributions of each Party to the Partnership shall be (a) each Party’s interest in the oil and gas lease(s), including all associated lease and well equipment, committed to the Partnership, and (b) all accounts of money paid by each Party in connection with the acquisition, exploration, development, and operation of the lease(s), and all other costs characterized as contributions or expenses borne by such Party under the Agreement. The contribution of the leases and any other properties committed to the Partnership shall be made by each Party’s agreement to hold legal title to its interest in such leases or other property as nominee of the Partnership.

F-5

5.2        FMV Capital Accounts.

The FMV capital accounts shall be increased and decreased as follows:

5.2.1	The FMV capital account of a Party shall be increased by:
(i)
the amount of money and the FMV (as of the date of contribution) of any property contributed by such Party to the Partnership (net of liabilities assumed by the Partnership or to which the contributed property is subject);

(ii)	that Party’s share of Partnership items of income or gain, allocated in accordance with Sec. 6.1; and
(iii)	that Party’s share of any Code §705(a)(1)(B)item.
5.2.2	The FMV capital account of a Party shall be decreased by:
(i)	the amount of money and the FMV of property distributed to a Party (net of liabilities assumed by such Party or to which the property is subject):
(ii)	that Party’s Sec. 6.1 allocated share of Partnership loss and deductions, or items thereof; and,
(iii)	that Party’s share of any Code §705(a)(2)(B) item.
5.2.3
The “FMV” when it applies to property contributed by a Party to the Partnership shall be assumed, for purposes of Sec.5.2.1, to equal the adjusted tax basis, as defined in Code § 1011, of that property unless the Parties agree otherwise as indicated in Sec. 9.2.

5.2.4
As provided in Treas. Reg. §1.704-1(b)(2)(iv)(e), upon distribution of Partnership property to a Party the capital accounts will be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in distributed property (not previously reflected in the capital accounts) would be allocated among the Parties if there were a disposition of such property at its FMV as of the time of distribution. Furthermore, if so agreed to in Sec. 9.2, under the rules of Treas. Reg. §1.704-1(b)(2)(iv)(f), the FMV capital accounts shall be revalued at certain times to reflect value changes of the Partnership property.

5.2.5
The provisions of section 5 is intended to satisfy the requirements of section 704(b) of the Code and section 1.704-1(b)(2)(iv) of the Treasury Regulations and shall be so construed and, if necessary, modified, to cause the allocation of profits, losses, income, gain and credit under section 6, to have substantial economic effect under such sections of the Code and Regulations, and in the event of any conflict between the provisions of this section 5.2 and such Regulations, the Regulations shall control.

F-6

6.	Partnership Allocations.

6.1           FMV Capital Account Allocations.

Each item of income, gain, loss or deduction shall be allocated to each Party as follows:

6.1.1
Actual or deemed income from the sale, exchange, distribution or other disposition of production shall be allocated to the Party entitled to such production or the proceeds from the sale of such production. The amount received from the sale of production and the amount of the FMV of production taken in kind by the Parties are deemed to be identical; accordingly, such items may be omitted from the adjustments made to the Parties’ FMV capital accounts.

6.1.2	Exploration cost, IDC, operating and maintenance cost shall be allocated to each Party in accordance with its respective contribution, or obligation to contribute, to such cost.
6.1.3	Depreciation shall be allocated to each Party in accordance with its contributions, or obligations to contribute, to the cost of the underlying asset.
6.1.4	Simulated depletion shall be allocated to each Party in accordance with its FMV capital account adjusted basis in each oil and gas property of the Partnership.
6.1.5
Loss (or simulated loss) upon the sale, exchange, distribution, abandonment or other disposition of depreciable or depletable property shall be allocated to the Parties in the ratio of their respective FMV capital account adjusted bases n the depreciable or depletable property.

6.1.6
Gain (or simulated gain) upon the sale, exchange, distribution, or other disposition of depreciable or depletable property shall be allocated to the Parties so that the FMV capital account balances of the Parties will most closely reflect their respective percentage of fractional interests under the Agreement.

6.1.7	Costs or expenses of any other kind shall be allocated to each Party in accordance with its respective contribution, or obligation to contribute, to such cost or expense.
6.1.8	Any other income item shall be allocated to the Parties in accordance with the manner in which such income is realized by each Party.
6.2           Tax return and Tax Basis Capital Account allocations.

6.2.1
Unless otherwise expressly provided in the Sec. 6.2, the allocations of the Partnership’s items of income, gain, loss, or deduction for tax return and tax basis capital account purposes shall follow the principles of the allocation under Sec. 6.1. However, the Partnership’s gain or loss on the taxable disposition of a Partnership property in excess of the gain or loss under Sec 6.1, if any, is allocated to the contributing Party to the extent of such Party’s pre-contribution gain or loss.

6.2.2
The Parties recognize that under Code §613A(c)(7)(D) the depletion allowance is to be computed separately by each Party. For this purpose, each Party’s share of the adjusted tax basis in each oil and gas property shall be equal to its contribution to the adjusted tax basis of such property.

6.2.3
Under Code §613A(c)(7)(D) gain or loss on the disposition of an oil and gas property is to be computed separately by each Party. According to Treas. Reg. §1.704-1(b)(4)(v), the amount realized shall be allocated as follows: (i) An amount that represents recovery of the adjusted simulated depletion basis is allocated (without being credited t the capital accounts) to the Parties in the same proportion as the aggregate simulated depletion basis was allocated to such Parties under Sec. 5.2; and (ii) any remaining realization is allocated in accordance with Sec. 6.1.6.

6.2.4	Depreciation shall be allocated to each Party in accordance with its contribution to the adjusted tax basis of the depreciable asset.
6.2.5	In accordance with Treas. Reg. §1.1245-I(c), depreciation recapture shall be allocated, to the extent possible, among the Parties to reflect their prior sharing of the depreciation.
6.2.6
In accordance with the principles of Treas. Reg. §1.1254-5, any recapture of IDC is determined and reported by each Party separately. Similarly, any recapture of depletion shall be computed separately by each Party, in accordance with its depletion allowance computed pursuant to Sec. 6.2.2.

6.2.7
For Partnership properties with FMV capital account values different from their adjusted tax bases the Parties intend that the allocations described in the Section 6.2 constitute a “reasonable method” of allocating gain or loss under Treas. Reg. §1.704-3(a)(1).

6.2.8	Take-in-kind.
If checked “Yes” in Sec. 9.2, below, each Party has the right to determine the market for its proportionate share of production. All items of income, deductions, and credits arising from such marketing of production shall be recognized by the Partnership and shall be allocated to the Party whose production is so marketed.

F-7

7.        Termination and Liquidating Distribution

7.1           Termination of the Partnership.

7.1.1
Upon termination, as provided in Code §708(b)(I)(A), the business shall be wound-up and concluded, and the assets shall be distributed to the Parties as described below by the end of such calendar year (or, if later, within ninety (90) days after the date of such termination). The assets shall be valued and distributed to the Parties in the order provided in Secs. 7.1.2, 7.5. and 7.7.

7.1.2	First, all cash representing unexpended contributions by any Party and any property in which no interest has been earned by any other Party under the Agreement shall be returned to the contributor.
7.2           Balancing of FMV Capital Accounts.

Second, the FMV capital accounts of the Parties shall be determined as described hereafter. The TRP shall take the actions specified under Secs. 7.2 through 7.5 in order to cause the ratios of the Parties’ FMV capital accounts to reflect as closely as possible their interests under the Agreement. The ratio of a Party’s FMV capital account is represented by a fraction, the numerator of which the Party’s FMV capital account balance and the denominator of which is the sum of all Parties’ FMV capital account balances. This is thereafter referred to as the “balancing of the FMV capital accounts” and, when completed, the FMV capital accounts of the Parties shall be referred to as “balanced”.

7.3           Deemed Sale Gain/Loss Charge Back.

The FMV of all Partnership properties shall be determined and the gain or loss for each property, which would have resulted if sold at such FMV, shall be allocated in accordance with Secs. 6.1.5 and 6.1.6.

7.4        Deficit make-up Obligation and Balancing Cash Contributions.

If hereafter a Party has a negative FMV capital account balance, that is a balance of less than zero, in accordance with Treas. Reg. §1.1704-I(b)(2)(ii)(b)(3) such Party is obligated to contribute, by the end of the taxable year, or if later, within ninety (90) days form the Partnership’s liquidation, an amount of money to the Partnership sufficient to achieve a zero balance FMV capital account (the “Deficit Make-Up Obligation”). Moreover, any Party may contribute an amount of cash to the Partnership to facilitate the balancing of the FMV capital accounts. If after these adjustments the FMV capital accounts are not balanced, Sec. 7.5 shall apply.

7.5           Distribution to balance capital accounts.

7.5.1	If all Parties agree, any cash or an undivided interest in certain selected properties shall be distributed to one or more Parties as necessary for the purpose of balancing the FMV capital accounts.
7.5.2	Distribution of undivided interests.
Unless Sec. 7 applies, an undivided interest in each and every property shall be distributed to one or more Parties in accordance with the ratios of their FMV capital accounts.

7.6           FMV determinations.

If a property is to be valued for purposes of balancing the capital accounts and making distributions under this Sec. 7, the Parties must first attempt to agree on the FMV of the property; failing such an agreement, the TRP shall cause a nationally recognized independent engineering firm to prepare an appraisal of the FMV of such property.

7.7           Final Distribution.

After the FMV capital accounts of the Parties have been adjusted pursuant to Secs. 7.2 to 7.5, all remaining property and interests then held by the Partnership shall be distributed to the Parties in accordance with their positive FMV capital account balances.

F-8

8.           Transfers and Correspondence

8.1           Transfer of Partnership Interests.

Transfers of Partnership interests shall be governed by the Agreement. A Party transferring its interest, or any part thereof, shall notify the TRP in writing within two weeks after such transfer.

8.2           Correspondence.

All correspondence relating to the preparation and filing of the Partnership’s income tax returns and capital accounts shall be sent to:

(Attach separate list, if necessary)
TRP	“Att to:” reference
Operator
Other Parties:
Non-Operators

9.              Elections and Changes to above Provisions.

9.1             Operator not the TRP.

With respect to Sec. 2.1, (insert name of Party to be TRP instead of Operator, or indicate “N/A”)______________________is designated as TRP.

9.2             Special Tax Elections.

With respect to Sec. 4.1, the Parties agree (if not applicable insert “N/A” or strike):

F-9

e) that the Partnership shall elect to account for dispositions of depreciable assets under the general asset method to the extent permitted by Code §168(i)(4);	No
f) that the Partnership shall elect under Code §754 to adjust the basis of Partnership property, with the adjustments provided in Code§734 for a distribution of property and in Code §743 for a transfer of a partnership interest. In case of distribution of property the TRP shall adjust all tax basis capital accounts. In the case of a transfer of a partnership interest the acquiring party(ies) shall establish and maintain its(their) tax basis capital account(s);
Elect-at-time-of-sale
g)that the Partnership shall elect under Code §6231 to be subject to the TEFRA rules	Yes

With respect to Sec. 4.2, Depletion the Parties agree that the Partnership shall use simulated percentage depletion instead of simulated cost depletion.	Yes
With respect to Sec.5.2.4, under the rules of Treas. Reg. § 1.704-1(b)(2)(iv)(f) the Parties agree that the FMV capital accounts shall be revalued to reflect value changes of the Partnership property upon the occurrence of the events specified in (5)(i) through (iii) of said – 1.704-1(b)(2)(iv)(f) regulations.
Yes
With respect to Sec. 6.2.8, the income attributable to take-in-kind production will be reflected on the tax return.	No

With respect to Sec. 5.2.3 the FMV for the listed properties are determined as follows (mark as “N/A” if not applicable; use separate sheet if necessary)

Property Description	FMV

9.3              Change of Majority for Other Tax Elections.

INSTEAD OF THE Sec. 4.4 majority for other tax elections, a majority shall be considered if consisting of (specify or line out blanks) _____________________________________________________.

THE END

F-10

OFFSHORE
OPERATING AGREEMENT

Vermilion Area, South Addition, Block 317
(OCS-G 27078)

DATED EFFECTIVE:   September 18,2006

BETWEEN

RIDGELAKE ENERGY, INC.,
GULFX, LLC,
SOUTH MARSH LLC and
LION ENERGY LIMITED LLC

OPERATING AGREEMENT

ARTICLE 1

	APPLICATION	1
1.1	Application	1

ARTICLE 2

	DEFINITIONS	1
2.1	Affiliate	1
2.2	Contract Area	1
2.3	Development Operations	1
2.4	Development Well	2
2.5	Exploratory Operations	2
2.6	Exploratory Well	2
2.7	Facility(ies)	2
2.8	Joint Account	2
2.9	Lease	2
2.10	Non-Consent Operations	2
2.11	Non-Consent Well	2
2.12	Non-Operator	2
2.13	Non-Participating Party	2
2.14	Non-Participating Party's Share	2
2.15	Operator	3
2.16	Participating Interest	3
2.17	Participating Party	3
2.18	Platform	3
2.19	Producible Well	3
2.20	Producible Reservoir	3
2.21	Sidetrack(ing)	3
2.22	Subsequent Facility(ies)	3
2.23	Working Interest	3

ARTICLE 3

	EXHIBITS	4
3.1	Exhibits	4
3.1.1	Exhibit "A"	4
3.1.2	Exhibit "B"	4
3.1.3	Exhibit "C"	4
3.1.4	Exhibit "D"	4
3.1.4	Exhibit "E"	4
3.2	Conflicts	4

ARTICLE 4

	OPERATOR	4
4.1	Operator	4
4.2	Resignation or Removal of Operator	4
4.3	Selection of Successor	5
4.4	Delivery of Property	5
4.5	Liability of Operator	5
4.6	Removal and selection of Operator in a two Party Agreement	5
4.7	Designation of Operator	5

ARTICLE 5

	AUTHORITY AND DUTIES OF OPERATOR	5
5.1	Exclusive Right to Operate	5
5.2	Workmanlike Conduct	6
5.3	Liens and Encumbrances	6
5.4	Employees	6
5.5	Records	6
5.6	Compliance	6
5.7	Contractors	6
5.8	Governmental Reports	7
5.9	Information to Participating Parties	7
5.10	Information to Non-Participating Parties	7

ARTICLE 6

	VOTING AND VOTING PROCEDURES	7
6.1	Designation of Representatives	7
6.2	Voting Procedures	7
6.2.1	Voting Interest	7
6.2.2	Vote Required	7
6.2.3	Votes	8
6.2.4	Meetings	8

ARTICLE 7

	ACCESS	8
7.1	Access to Contract Area	8
7.2	Reports	8
7.3	Confidentiality	9
7.4	Exceptions	9
7.5	Limited Disclosure	9
7.6	Proceeds	10
7.7	Media Releases	10

ARTICLE 8

	EXPENDITURES	10
8.1	Basis of Charge to the Parties	10
8.2	Authorization	10
8.3	Advance Billings	11
8.4	Commingling of Funds	11
8.5	Security Rights	11
8.6	Default	17
8.7	Unpaid Charges	18
8.8	Carved-out Interest	18

ARTICLE 9

	NOTICES	19
9.1	Giving and Responding to Notices	19
9.2	Content of Notice	19
9.3	Response to Notices	19
	9.3.1 Platform Construction	19
	9.3.2 Proposal Without Platform	20
	9.3.3 Other Matters	20
9.4	Failure to Respond	20
9.5	Restriction on Multiple Well Proposals	20

  ARTICLE 10

	EXPLORATORY OPERATIONS	20
10.1	Operations by All Parties	20
10.2	Second Opportunity to Participate	21
10.3	Final Election to Participate	21
10.4	Operations by Fewer than All Parties	21
10.5	Substitute Well	22
10.6	Course of Action After Drilling to Initial Objective Depth	23
	10.6.1 Operation by All Parties	24
	10.6.2 Operations by Fewer than All Parties	24
	10.6.3 Obligations and Liabilities of Participating Parties	24
	10.6.4 Deepening or Sidetracking of Non-Consent Exploratory Well	24
	10.6.5 Plugging and Abandoning Cost	25

ARTICLE 11

	DEVELOPMENT OPERATIONS	25
11.1	Operations by All Parties	25
11.2	Second Opportunity to Participate	25
11.3	Final Election to Participate	25
11.4	Operations by Fewer than All Parties	26
11.5	Timely Operations	26
11.6	Substitute Well	26
11.7	Course of Action After Drilling to Initial Objective Depth	27
	11.7.1 Operations by All Parties	28
	11.7.2 Operations by Fewer than All Parties	28
	11.7.3 Obligations and Liabilities of Participating Parties	28
11.8	Deeper Drilling	28
11.9	Plugging and Abandoning Cost	28
11.10	Subsequent Facilities	29
11.11	Contracts	29

ARTICLE 12

	NON-CONSENT OPERATIONS	29
12.1	Non-Consent Operations	29
	12.1.1 Non-Interference	29
	12.1.2 Multiple Completion Limitation	29
	12.1.3 Metering	29
	12.1.4 Non-Consent Well	29
	12.1.5 Cost Information	29
	12.1.6 Completion	30
12.2	Forfeiture of Interest	30
	12.2.1 Production Reversion	30
	12.2.2 Non-Production Reversion	31
12.3	Deepening or Sidetracking of Non-Consent Development Well	31
12.4	Operations from Non-Consent Platforms and Facilities	31
12.5	Discovery or Extension from Mobile Drilling Operations	32
12.6	Non-Consent Operations to Maintain Lease	32
12.7	Allocation of Platform Costs to Non-Consent Operations	33
	12.7.1 Charges	33
	12.7.2 Operating and Maintenance Charges	34
	12.7.3 Payments	34
12.8	Allocation of Costs Between Depths (Single Completion)	34
12.9	Allocation of Costs Between Depths (Multiple Completions)	35
12.10	Allocation of Costs Between Depths (Dry Hole)	36
12.11	Intangible Drilling and Completion Cost Allocations	36
12.12	Subsequent Operations in Non-Consent Well	36

  ARTICLE 13

	ABANDONMENT AND SALVAGE	37
13.1	Platform Salvage and Removal Costs	37
13.2	Abandonment of Producing Well	37
13.3	Assignment of Interest	37
13.4	Abandonment Operations Required By Governmental Authority	37

ARTICLE 14

	WITHDRAWAL	37
14.1	Withdrawal	37
14.2	Limitations on Withdrawal	38

ARTICLE 15

	RENTALS, ROYALTIES AND OTHER PAYMENTS	38
15.1	Creation of Overriding Royalty	38
15.2	Payment of Rentals and Minimum Royalties	39
15.3	Non-Participation in Payments	39
15.4	Royalty Payments	39

ARTICLE 16

	TAXES	39
16.1	Property Taxes	39
16.2	Contest of Property Tax Valuation	40
16.3	Production and Severance Taxes	40
16.4	Other Taxes and Assessments	40
16.5	Gas Balancing	40

ARTICLE 17

	INSURANCE	40
17.1	Insurance	40

ARTICLE 18

	LIABILITY, CLAIMS AND LAWSUITS	41
18.1	Individual Obligations	41
18.2	Notice of Claim or Lawsuit	41
18.3	Settlements	41
18.4	Legal Expense	41
18.5	Liability for Losses, Damages, Injury or Death	41
18.6	Indemnification	41
18.7	Damage to Reservoir, Loss of Reserves and Profits	41

ARTICLE 19

	INTERNAL REVENUE PROVISION	42
19.1	Internal Revenue Provision	42

ARTICLE 20

	CONTRIBUTIONS	42
20.1	Notice of Contributions Other than Advances for Sale of Production	42
20.2	Cash Contributions	42
20.3	Acreage Contributions	43

ARTICLE 21

	DISPOSITION OF PRODUCTION	43
21.1	Facilities to Take In Kind	43
21.2	Taking Production In Kind	43
21.3	Failure to Take In Kind	43
21.4	Expenses of Delivery In Kind	43
21.5	Gas Balancing Provisions	43

ARTICLE 22

	APPLICABLE LAW	44
22.1	Applicable Law	44

ARTICLE 23

	LAWS AND REGULATIONS	44
23.1	Laws and Regulations	44

ARTICLE 24

	FORCE MAJEURE	44
24.1	Force Majeure	44
24.2	Notice	44

ARTICLE 25

	SUCCESSORS, ASSIGNS AND PREFERENTIAL RIGHTS	45
25.1	Successors and Assigns	45
25.2	Transfer of Interest	45
25.3	Consent to Assign	45
25.4	Transfers Between Parties	46
25.5	Division of Interest	46
25.6	Preferential Rights	46

ARTICLE 26

	TERM	47
26.1	Term	47

ARTICLE 27

	MISCELLANEOUS PROVISIONS	47
27.1	Headings	47
27.2	Waiver	47

 ARTICLE 28

	EXECUTION	47
28.1	Counterpart Execution	47
28.2	Amendments	47

OPERATING AGREEMENT
Vermilion Block 317 (OCS-G 27078)

THIS AGREEMENT is made effective the 18th day of September , 2006, by and between Ridgelake Energy, Inc., GulfX, LLC, South Marsh LLC and Lion Limited LLC, herein referred to collectively as "Parties" and individually as "Party".

W I T N E S S E T H:

WHEREAS, the Parties own an interest in the oil and gas Lease identified in Exhibit "A" attached hereto; and,

WHEREAS, the Parties desire to enter into this Agreement in order to efficiently explore, develop, produce, and operate the said Lease.

NOW THEREFORE, for and in consideration of the premises and the mutual covenants in this Agreement, the Parties hereby agree as follows:

ARTICLE 1
APPLICATION

1.1           Application.  This Agreement applies to and is applicable to all operations on the Oil and Gas Lease described on Exhibit “A” attached hereto.

ARTICLE 2
DEFINITIONS

2.1           Affiliate.  Any person, corporation, partnership, limited partnership, or legal entity, whether of a similar or dissimilar nature, which (a) controls, either directly or indirectly, a Party, or (b) is controlled, either directly or indirectly, by such Party, or (c) is controlled, either directly or indirectly, by a person or entity which directly or indirectly controls such Party.  "Control" means the ownership (or the right to exercise or direct) fifty percent (50%) or more of the voting rights in the appointment of directors of such company, or fifty percent (50%) or more of the interests in the partnership or other entity.

2.2           Contract Area.  The acreage subject to this Operating Agreement includes all acreage covered by the Oil and Gas Lease identified in Exhibit "A" attached to this Agreement.

2.3           Development Operations.  Operations on the Contract Area other than Exploratory Operations as defined in Section 2.6 below, including operations conducted off the Contract Area for the purpose of development or production of hydrocarbons under the Contract Area.

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2.4           Development Well.  Any well proposed as a Development Operation.

2.5           Exploratory Operations.  Operations within the Contract Area:

(a)
to a proposed objective zone, horizon, or formation which does not have a Producible Well and all activities necessary for the accomplishment of such drilling up to, but not including, the election following the Operator's recommendation in Section 10.6 below.

(b)
to a proposed objective zone, horizon, or formation which does have one (1) or more Producible Well(s), but such objective will be penetrated at a location which all of the Participating Parties in the preexisting Producible Well(s) agree, at the time that the proposed Exploratory Well is approved, will be in a totally separate reservoir or will not drain or produce reserves that would be recovered by the preexisting Producible Well(s), and all activities necessary for the accomplishment of such drilling up to, but not including, the election following the Operator's recommendation in Section 10.6 below; or

        2.6            Exploratory Well.  Any well drilled as an Exploratory Operation.

2.7            Facility(ies).  All equipment and piping beyond the wellhead connections (including pipeline(s) and/or flowline(s) to separate processing facilities) acquired pursuant to this Agreement necessary to establish initial production on any Exploratory or Development Well operation, excluding Platforms and excluding pipelines used to transport production from the Contract Area or processing site to shore.

2.8            Joint Account.  The combined interests of the Parties in the Contract Area now or hereafter subject to this Agreement.

2.9            Lease.  Individually, each of the offshore oil and gas leases which are described in Exhibit "A" attached hereto, to the extent that such leases authorize exploration, development, and production activities on lands contained within the Contract Area.

2.10          Non-Consent Operations.  Exploratory or Development Operations conducted by fewer than all Parties.

2.11          Non-Consent Well.  An Exploratory or Development Well which is drilled by fewer than all Parties and with respect to which no reversion of interest has taken place pursuant to Article 12.

2.12          Non-Operator.  Any Party to this Agreement other than the Operator.

2.13          Non-Participating Party.  Any Party other than a Participating Party.

2.14          Non-Participating Party's Share.  The Participating Interest a Non-Participating Party would have had if all Parties had participated in the operation.

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2.15          Operator.  The Party designated under this Agreement to conduct Exploratory and Development Operations.

2.16          Participating Interest.  A Participating Party's percentage of participation in an operation conducted, or in a Platform, well, or Facility owned, pursuant to this Agreement.

2.17          Participating Party.  A Party who joins in an operation, pays its portion of the cost and expense of the operation, and is entitled to its proportionate part of the benefits of the operation pursuant to the terms of this Agreement.

2.18          Platform.  A drilling or production platform, caisson or well protector, or similar structure.

2.19          Producible Well.  A well producing oil or gas, or, if not producing oil or gas, a well determined to be capable of producing oil or gas in paying quantities pursuant to any applicable order or regulation issued by appropriate governmental authority; however, any well shall be considered a Producible Well if so determined by two (2) or more participating Parties with a combined working interest of 50% of said well, whether or not said well is plugged and abandoned.  Each separate completion in a Producible Reservoir shall be considered a Producible Well.

2.20          Producible Reservoir.  Based on electric log data, core analysis data, a drill stem test, a wire line formation test, or any combination of these, an accumulation of oil or gas, or both, separated from and not in oil or gas communication with any other accumulation and having rock properties indicating it to be capable of hydrocarbon production in quantities sufficient to yield a return in excess of the costs of equipping, completing, and operating it, including allocated costs for a Platform, Facilities, and their operations, as determined by the affirmative vote of two (2) or more Parties having a combined Participating interest of fifty percent (50%) or more.  In addition, any accumulation of oil or gas, or both, within the Contract Area shall be designated a Producible Reservoir upon the approval of a Platform to produce such oil or gas.

2.21          Sidetrack(ing).  Directionally drilling by intentionally deviating a well bore to a target bottomhole location other than that target bottomhole location to which such well bore would have penetrated absent such deviation.  Operations undertaken to straighten the hole or to drill around junk in the hole resulting from other mechanical difficulties shall not be considered as a sidetrack or sidetracking.

2.22          Subsequent Facility(ies).  Those Facilities, excluding Platforms, which are proposed subsequent, or in addition, to the Facilities.

2.23          Working Interest.  The ownership of each Party in and to the Lease and Contract Area as set forth in Exhibit "A".

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ARTICLE 3
EXHIBITS

3.1           Exhibits.  Attached hereto are the following exhibits, which are incorporated herein by reference:

3.1.1	Exhibit "A".	Description of Leases, Contract Area, Interests of the Parties and Designated Representatives.
3.1.2	Exhibit "B".	Insurance Requirements.
3.1.3	Exhibit "C".	Accounting Procedure.
3.1.4	Exhibit "D".	Gas Balancing Agreement.
3.1.5	Exhibit “E”	Memorandum of Operating Agreement and Financing Agreement.
3.1.6	Exhibit “F”	Tax Partnership.

3.2           Conflicts.  If a provision contained in an Exhibit is inconsistent with a provision contained in the body of this Agreement, then the provision contained in the body of this Agreement shall prevail.

ARTICLE 4
OPERATOR

4.1           Operator. RIDGELAKE ENERGY, INC. is hereby designated as Operator for the purposes of this Agreement, and for all operations conducted on or related to the Contract Area.

4.2           Resignation or Removal of Operator.  Operator may resign at any time by giving written notice thereof to Non-Operators.  In addition, Operator may be removed by the affirmative vote of the Parties owning a combined Working Interest of fifty-one percent (51%) or more after excluding Operator’s Working Interest if:

(a)
Operator becomes insolvent or unable to pay its debts as they mature, makes an assignment for the benefit of creditors, commits an act of bankruptcy, or seeks relief under laws providing for the relief of debtors; or

(b)	a receiver is appointed for Operator or for substantially all of its property or affairs.
(c)	Operator sells, trades, transfers or assigns all or a portion of its Working Interest, thereby reducing its Working Interest to less than ten percent (10%); or
(d)
Operator commits a substantial breach of a material provision of this Agreement and fails to cure such breach within sixty (60) days after receipt of a Non-operator’s notice to Operator of such breach.

The resignation or removal of the Operator shall become effective as soon as practical, but not later than 7:00 o'clock a.m. on the first day of the calendar month following a period of ninety (90) days after i) the date of notice of resignation by Operator or ii) the date of receipt of written notice by Operator from Non-Operator detailing the alleged grounds for removal and Operator has failed to cure same within sixty (60) days from its receipt of the notice, unless a longer period is required for the Parties to obtain approval of the designation of the successor Operator by the MMS; however, in no event shall the resignation or removal of Operator become effective until a successor Operator has assumed the duties of Operator.  Upon approval of the designation of the successor Operator by the MMS, the resigning or removed Operator shall be bound by the terms of this Joint Operating Agreement as a Non-Operator.  A change of a corporate name or structure of Operator or transfer of Operator’s interest to any single subsidiary, parent or successor corporation shall not be the basis for removal of Operator.

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4.3           Selection of Successor.  Upon resignation or removal of Operator, a successor Operator shall be selected by an affirmative vote of the Parties having a combined majority Working Interest.  However, if the removed or resigned Operator fails to vote or votes only to succeed itself, the successor Operator shall be selected by an affirmative vote of the Parties having a combined Working Interest of fifty-one percent (51%) or more of the remaining Working Interest left after excluding the Working Interest of the removed or resigned Operator.  In no event shall the resignation or removal of Operator become finally effective unless and until a successor Operator has been elected and assumed its duties.

4.4           Delivery of Property.  Prior to the effective date of resignation or removal, the former Operator shall deliver to the successor Operator all records and data relating to the operations conducted by the former Operator that the successor Operator is entitled to have and that are not already in the possession of the successor Operator, as well as all other property in the possession of the former Operator that was acquired for the Joint Account.

4.5           Liability of Operator.  If Operator resigns, or if Operator is removed as Operator, such resignation, or removal shall not relieve Operator of any liabilities it may have to Non-Operator(s) or third parties for damages arising out of Operator's breach of this Agreement.

4.6           Removal and Selection of a Successor Operator in a Two-party Agreement.  If this Agreement involves only two parties, the following provisions shall apply:

4.6.1  On the occurrence of an event specified in Section 4.2 that allows removal of Operator, Non-Operator shall have the option of either becoming Operator or allowing Operator to continue in that position.

4.6.2 If Operator resigns, Non-Operator, at its option, shall have the option of either becoming Operator or terminating this Agreement.
4.7           Designation of Operator.  The Parties hereto agree to execute such Designation of Operator forms as are required to have the Operator or its successor properly designated as operator with the Minerals Management Service or any other governmental authority having jurisdiction over the Lease and the operations conducted thereunder.

ARTICLE 5
AUTHORITY AND DUTIES OF OPERATOR

5.1           Exclusive Right to Operate.  Unless otherwise provided, Operator shall have the exclusive right to conduct all operations pursuant to this Agreement.  In performing services under this Agreement for the Non-Operator, Operator shall be an independent contractor, not subject to the control or direction of Non-Operator, except for the type of operation to be undertaken in accordance with the voting and election procedures contained within this Agreement.  Operator shall not be deemed to be, or hold itself out as, the agent or fiduciary of Non-Operator.

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5.2           Workmanlike Conduct.  Operator shall conduct all operations in a good and workmanlike manner as would a prudent operator under the same or similar circumstances.  Operator shall not be liable to Non-Operator for losses sustained or liabilities incurred, except such as may result from Operator’s gross negligence or willful misconduct.  Unless otherwise provided in this Agreement, Operator shall consult with Non-Operator and keep them informed of all important matters.  However, Operator shall never be required under this Agreement to conduct an operation that it believes would be unsafe or would endanger persons or property.

5.3           Liens and Encumbrances.  Operator shall endeavor to keep the Lease within the Contract Area and equipment free from all liens and encumbrances occasioned by operations hereunder, except those provided for in Section 8.5 (Security Rights).

5.4           Employees.  The number of employees and their selection, and the hours of labor and compensation for services performed shall be determined by Operator.  Except as provided in Exhibit “C”, such employees shall be the employees of Operator.

5.5           Records.  Operator shall keep accurate books, accounts, and records of operations under this Agreement, which, unless otherwise provided for in this Agreement, shall be available to Non-Operator as provided in Exhibit "C".

5.6           Compliance.  Operator shall comply with, and require all agents and contractors to comply with, all applicable laws, rules, regulations and orders of any governmental authorities having jurisdiction.

5.7           Contractors.  Operator may enter into contracts with independent contractors for the design, construction, installation, or operation of Platforms and Facilities.  Insofar as possible, Operator shall use competitive bidding to procure goods and services for the benefit of the Parties.  All drilling operations conducted under this Agreement shall be conducted by qualified and responsible drilling contractors under current competitive contracts.  A drilling contract will be deemed to be a current competitive contract if it (a) was made within one hundred (180) days before the commencement of the well and (b) contains terms, rates, and provisions that, when the contract was made, did not exceed those generally prevailing in the area for operations involving substantially equivalent rigs that are capable of drilling the proposed well.  At its election, Operator may use its own or an Affiliate’s drilling equipment, derrick barge, tools, or machinery to conduct drilling operations, but the work shall be (a) performed by Operator acting as an independent contractor, (b) approved by written agreement with the Participating Parties before commencement of operations, and (c) conducted under the same terms and conditions and at the same rates as are customary and prevailing in competitive contracts  of third parties doing work of a similar nature.  Before awarding a drilling contract or performing work with its own or an Affiliate’s drilling equipment, derrick barge, tools, or machinery, Operator shall attempt to obtain competitive bids for the work from independent contractors.

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5.8           Governmental Reports.  Operator shall make reports to governmental authorities that it has a duty to make as Operator and shall furnish copies of such reports to the Participating Parties.

5.9           Information to Participating Parties.  Operator shall timely furnish each Participating Party the following information pertaining to each well being drilled:

(a)	A copy of application for permit to drill and all amendments thereto.
(b)	Daily drilling reports.
(c)	A complete report of all core analyses, if any.
(d)	A copy of any logs or surveys as run.
(e)	A copy of any well test results, bottom-hole pressure surveys, gas and condensate analyses, or similar information.
(f)	A copy of reports made to regulatory agencies.
(g)
To the extent possible, twenty-four (24) hour advance notice by telephone to the designated representative listed in Exhibit "A" (or the designated alternate), of logging, coring and testing operations.

(h)	If available, upon written request, samples of cuttings and cores marked as to depth, to be packaged and shipped at the expense of the requesting Party.
5.10           Information to Non-Participating Parties.  Operator shall furnish to each Non-Participating Party a copy of Operator’s governmental reports that are available to the public and associated with the applicable Non-consent operation.  A Non-Participating Party shall be entitled to receive the information specified in Section 5.9 after the recoupment provisions in Section 10.4 and/or Section 12.2.1 have been satisfied.

ARTICLE 6.
VOTING AND VOTING PROCEDURES

6.1           Designation of Representatives.  The names and addresses of the representative and alternate, who are authorized to represent each Party with respect to operations hereunder, are set forth in Exhibit "A".  The designated representative or alternate may be changed by written notice to the other Parties.

6.2              Voting Procedures.  Unless otherwise provided, any matter requiring approval of the Parties, except an amendment to this Agreement, shall be determined as follows:

6.2.1	Voting Interest. Subject to section 8.6, each Party shall have a voting interest equal to its Working Interest or its Participating Interest, as applicable.
6.2.2
Vote Required.  Proposals requiring approval of the Parties shall be decided by an affirmative vote of two (2) or more Parties having a combined voting interest of fifty-one percent (51%) or more.  If there are only two (2) Parties to this Agreement, the matter shall be determined by the Party having the majority voting interest, or, if the interests are equal, the matter shall require unanimous consent.

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6.2.3	Votes. The Parties may vote personally at meetings, or by telephone, promptly confirmed in writing to Operator, or by letter, telegram, telex, telecopy, or other form of facsimile transmission.
6.2.4
Meetings.  Meetings of the Parties may be called by Operator upon its own motion or at the request of any Party(ies) having a combined voting interest of not less than twenty percent (20%).  Except in the case of emergency, or except when agreed by unanimous consent, no meeting shall be called on less than seven (7) days advance written notice.  Notice of such meeting shall include the agenda of matters to be considered.  The representative of Operator shall be chairman of each meeting.  Only matters provided for in the agenda of the meeting shall be decided and acted upon at a meeting; provided, however, that by unanimous agreement of the Parties present at such meeting, the agenda and items included therein may be amended.  If a meeting is called, it shall take place at Operator’s offices, unless it is unanimously agreed to be held at some other location.

ARTICLE 7
ACCESS

7.1           Access to Contract Area.  Each Non-Operator shall have access to the Contract Area at its sole cost, risk and expense at all reasonable times to inspect joint operations, wells, Platforms, Facilities or Subsequent Facilities in which it participates, and records and data pertaining thereto.  Non-Operator shall give Operator at least twenty-four (24) hours’ notice of Non-Operator’s intention to visit the Lease.  To protect Operator and Non-Operator from unnecessary lawsuits, claims, and legal liability, if it is necessary for a person who is not performing services for Operator directly related to a joint operation, but is performing services solely for a Non-Operator or pertaining to the business or operations of a Non-Operator, to visit, use, or board a rig, Platform, or Facility on a Lease subject to this agreement, the Non-Operator shall give Operator advance notice of the visit, use or boarding, and shall secure from that person an agreement, in a form satisfactory to Operator, indemnifying and holding Operator and Non-Operator harmless, or shall itself provide the same hold harmless and indemnification in favor of Operator and the other Non-Operators before the visit, use, or boarding.

7.2           Reports.  Upon written request, Operator shall furnish a requesting Party any information not otherwise furnished under Article 5 to which such Party is otherwise entitled under this Agreement.  The cost of gathering and furnishing information not furnished under Article 5 shall be charged to the requesting Party.  Operator is not obligated to furnish interpretative data that was generated by Operator at its sole cost.

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7.3           Confidentiality.  For the purposes of this Agreement, the term "Confidential Information" shall mean any geological, geophysical, engineering, technical, production test, exploratory, or reservoir information, or any logs or other information pertaining to any well drilled pursuant to this Agreement or any operation conducted under the terms of this Agreement to the extent that such information was acquired at joint expense.  Except as provided in Section 7.5 and except for necessary disclosures to governmental authorities having jurisdiction, no Party shall during the term of this Agreement and for a period of three (3) years thereafter, trade, sell, publish or release any such Confidential Information without the agreement of all Participating Parties.  Otherwise, the Parties shall jointly own all such Confidential Information without duty to account.  Each Party's obligation to protect Confidential Information shall be considered met by each Party using at least the same degree of care as it uses in protecting its own proprietary materials of like kind.

7.4           Exceptions.  No Party shall have any obligation to limit disclosure or use any portion of Confidential Information which:

(a)	is already in that Party's possession prior to receipt as a result of this Agreement;
(b)	is now in or hereafter becomes publicly available through no fault of that Party;
(c)	is disclosed to that Party without obligation of confidence by a third party which has the right to make such disclosure; or;
(d)	is independently developed by or for such Party without reference to information received under this Agreement.
7.5           Limited Disclosure.  Notwithstanding any other provision of this Agreement, the Parties may make Confidential Information available to third parties as follows:

(a)	outside professional consultants and reputable engineering firms for the purpose of evaluations;

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(b)	gas transmission companies for hydrocarbon reserve or technical evaluations;
(c)	reputable financial institutions for study before commitment of funds;
(d)	governmental authorities having jurisdiction or the public, to the extent required by applicable laws or by those governmental authorities;
(e)	the public, to the extent required by the regulations of a recognized stock exchange;
(f)
third parties with whom a party is engaged in a bona fide effort to effect a merger or consolidation, sell all or a controlling part of that Party’s stock, or sell all or substantially all assets of that Party or an Affiliate of that Party;

(g)	an Affiliate of a Party; and
(h)	third parties with whom a Party is engaged in a bona fide effort to sell, farmout, or trade all or a portion of its interest in the Lease.

Confidential Information made available under Subsections 7.4(f) and 7.4(h) shall not be removed from the custody or premises of the Party making the Confidential Information available to third parties as described in those Subsections.  Also, a third party permitted access under Subsections 7.4(a), (b), (c), (f) and (h) shall first agree in writing neither to disclose the Confidential Information to others nor to use the Confidential Information, except for the purpose for which it was disclosed.  The disclosing Party shall give prior notice to the other Parties that it intends to make the Confidential Information available.

7.6           Proceeds.  During the term of this Agreement, the Parties agree that any proceeds obtained from the sale of Confidential Information (excluding, however, transfers of Confidential Information incidental to a Party’s sale of all or any portion of its interest in the Contract Area) shall be shared by the Parties in proportion to their share of the total costs and expenses to acquire same.

7.7           Media Releases.  Except as agreed by all parties or otherwise permitted by this Section, no Party shall issue a news or media release about operations on the Lease.  In an emergency involving extensive property damage, operations failure, loss of human life, or other clear emergency, and for which there is insufficient time to obtain the prior approval of the Parties, Operator may furnish the minimum, strictly factual, information necessary to satisfy the legitimate public interest of the media and governmental authorities having jurisdiction.  Operator shall then promptly advise the other Parties of the information furnished in response to the emergency.  Notwithstanding anything to the contrary in this Agreement, upon prior written notice to the other Parties, a Party shall be allowed to make any press release or announcement required by a recognized stock exchange on which the Party’s (or its Affiliate’s) stock is listed; provided, however, that the press release shall contain the following statement: “The information, opinions or projections contained in this press release are (the disclosing Party’s) and do not necessarily reflect the opinions of its co-owners.”

ARTICLE 8
EXPENDITURES

8.1           Basis of Charge to the Parties.  Except as otherwise provided in this Agreement, Operator shall pay all costs incurred and each Party shall reimburse Operator in proportion to its Participating Interest.  All charges, credits and accounting for expenditures shall be pursuant to Exhibit "C".

8.2           Authorization.  Prior to undertaking any project or making any single expenditure related to the Contract Area in excess of One Hundred Thousand Dollars ($100,000.00), Operator shall submit for the approval of the Parties an Authorization for Expenditure ("AFE") for such project or expenditure.  Operator shall furnish written information to all the Parties on any project or single expenditure costing less than One Hundred Thousand Dollars ($100,000.00) but in excess of Fifty Thousand Dollars ($50,000.00) if Operator prepares same for its own use.  Notwithstanding the One Hundred Thousand Dollar ($100,000.00) limitation, where such project or expenditure involves changing zones in a well or a workover operation, an AFE shall be submitted to the Parties for approval.  Approval of a Development Well or an Exploratory Well operation shall include approval of all necessary expenditures through drilling, coring and logging to the objective depth and plugging and abandoning costs, if applicable.  In the event of an actual or imminently threatened blowout, explosion, accident, fire, flood, storm, or other emergency, Operator may immediately conduct such operations and make such expenditures as in its opinion are required to overcome the emergency, including, but not limited to, any and all measures to protect life, health, safety, property, natural resources or the environment.  Operator shall report to the Parties, as promptly as possible, the nature of the emergency and action taken.  The Operator shall provide supplemental AFE’s to Participating Parties, for informational purposes only, if it reasonably determines that the expected actual costs of an operation will exceed the amount of the approved AFE by 15% or more, but only if the dollar amount of such expected excess is greater than Two Hundred Fifty Thousand Dollars ($250,000.00).

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8.3           Advance Billings.  Operator shall have the right to require each Party to advance its respective share of estimated expenditures pursuant to Exhibit "C".

8.4           Commingling of Funds.  Funds received by Operator under this Agreement may be commingled with its own funds.

8.5           Security Rights (Louisiana).  In addition to any other security rights and remedies provided by law with respect to services rendered or materials and equipment furnished under this Agreement, for and in consideration of the covenants and mutual undertakings of the Operator and the Non-operators herein, the Parties shall have the following security rights:

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(a)           Mortgage in Favor of the Operator.  Each Non-operator hereby grants to the Operator a mortgage, hypothecate, and pledge of and over all of its rights, titles, and interests in and to (a) the Lease within the Contract Area, (b) the oil, gas and other minerals in, on, under, and that may be produced from the lands within the Contract Area, and (c) all other immovable property susceptible of mortgage situated within the Contract Area.

This mortgage is given to secure the complete and timely performance of and payment by each Non-operator of all obligations and indebtedness of every kind and nature, whether now owed by such Non-operator or hereafter arising, pursuant to this Agreement.  To the extent susceptible under applicable law, this mortgage and the security interests granted in favor of the Operator herein shall secure the payment of all costs and other expenses properly charged to such Party, together with (A) interest on such indebtedness, costs, and other expenses at the rate set forth in Exhibit "C" attached hereto (the "Accounting Procedure") or the maximum rate allowed by law, whichever is the lesser, (B) reasonable attorneys' fees, (C) court costs, and (D) other directly related collection costs.  If any Non-operator does not pay such costs and other expenses or perform its obligations under this Agreement when due, the Operator shall have the additional right to notify the purchaser or purchasers of the defaulting Non-operator's production of oil, gas and other minerals and collect such costs and other expenses out of the proceeds from the sale of the defaulting Non-operator's share of production of oil, gas and other minerals until the amount owed has been paid.  The Operator shall have the right to offset the amount owed against the proceeds from the sale of such defaulting Non-operator's share of production of oil, gas and other minerals.  Any purchaser of such production shall be entitled to rely on the Operator's statement concerning the amount of costs and other expenses owed by the defaulting Non-operator and payment made to the Operator by any purchaser shall be binding and conclusive as between such purchaser and such defaulting Non-operator.

The maximum amount for which the mortgage herein granted by each Non-operator shall be deemed to secure the obligations and indebtedness of such Non-operator to the Operator as stipulated herein is hereby fixed in an amount equal to $25,000,000.00 (the "Limit of the Mortgage of each Non-operator").  Except as provided in the previous sentence (and then only to the extent such limitations are required by law), the entire amount of obligations and indebtedness of each Non-operator to the Operator is secured hereby without limitation.  Notwithstanding the foregoing Limit of the Mortgage of each Non-operator, the liability of each Non-operator under this Agreement and the mortgage and security interest granted hereby shall be limited to (and the Operator shall not be entitled to enforce the same against such Non-operator for, an amount exceeding) the actual obligations and indebtedness [including all interest charges, costs, attorneys' fees, and other charges provided for in this Agreement or in the Memorandum of Operating Agreement and Financing Statement (Louisiana), as such term is defined in Article 8.5.(e) (Recordation) hereof] outstanding and unpaid and that are attributable to or charged against the interest of such Non-operator pursuant to this Agreement.

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(b)           Security Interest in Favor of the Operator.  To secure the complete and timely performance of and payment by each Non-operator of all obligations and indebtedness of every kind and nature, whether now owed by such Non-operator or hereafter arising, pursuant to this Agreement, each Non-operator hereby grants to the Operator a continuing security interest in and to all of its rights, titles, interests, claims, general intangibles, proceeds, and products thereof, whether now existing or hereafter acquired, in and to (a) all oil, gas and other minerals produced from the lands or offshore blocks covered by the Leases within the Contract Area or attributable to the Leases within the Contract Area when produced, (b) all accounts receivable accruing or arising as a result of the sale of such oil, gas and other minerals (including, without limitation, accounts arising from gas imbalances or from the sale of oil, gas and other minerals at the wellhead), (c) all cash or other proceeds from the sale of such oil, gas and other minerals once produced, and (d) all Platforms and Facilities, wells, fixtures, other corporeal property, whether movable or immovable, whether now or hereafter placed on the lands or offshore blocks covered by the Leases within the Contract Area or maintained or used in connection with the ownership, use or exploitation of the Leases within the Contract Area, and other surface and sub-surface equipment of any kind or character located on or attributable to the Leases within the Contract Area and the cash or other proceeds realized from the sale, transfer, disposition or conversion thereof.  The interest of the Non-operators in and to the oil and gas produced from or attributable to the Leases within the Contract Area when extracted and the accounts receivable accruing or arising as the result of the sale thereof shall be financed at the wellhead of the well or wells located on the Leases within the Contract Area.  To the extent susceptible under applicable law, the security interest granted by each Non-operator hereunder covers: (A) all substitutions, replacements, and accessions to the property of such Non-operator described herein and is intended to cover all of the rights, titles and interests of such Non-operator in all movable property now or hereafter located upon or used in connection with the Leases within the Contract Area, whether corporeal or incorporeal; (B) all rights under any gas balancing agreement, farmout rights, option farmout rights, acreage and cash contributions, and conversion rights of such Non-operator in connection with the Leases within the Contract Area, or the oil, gas and other minerals produced from or attributable to the Leases within the Contract Area, whether now owned and existing or hereafter acquired or arising, including, without limitation, all interests of each Non-operator in any partnership, tax partnership, limited partnership, association, joint venture, or other entity or enterprise that holds, owns, or controls any interest in the Leases within the Contract Area; and (C) all rights, claims, general intangibles, and proceeds, whether now existing or hereafter acquired, of each Non-operator in and to the contracts, agreements, permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Leases within the Contract Area, including the following:

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(1)           all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from any present or future operating, farmout, bidding, pooling, unitization, and communitization agreements, assignments, and subleases, whether or not described in Exhibit "A," to the extent, and only to the extent, that such agreements, assignments, and subleases cover or include any of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in and to all or any portion of the Leases within the Contract Area, and all units created by any such pooling, unitization, and communitization agreements and all units formed under orders, regulations, rules, or other official acts of any governmental authority having jurisdiction, to the extent and only to the extent that such units cover or include all or any portion of the Leases within the Contract Area;

(2)           all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all presently existing and future advance payment agreements, and oil, casinghead gas, and gas sales, exchange, and processing contracts and agreements, including, without limitation, those contracts and agreements that are described on Exhibit "A," to the extent, and only to the extent, those contracts and agreements cover or include all or any portion of the Leases within the Contract Area; and

(3)           all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all existing and future permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Leases within the Contract Area.

(c)           Mortgage in Favor of the Non-operators.  The Operator hereby grants to each Non-operator a mortgage, hypothecate, and pledge of and over all of its rights, titles, and interests in and to (a) the Lease within the Contract Area; (b) the oil, gas and other minerals in, on, under, and that my be produced from the lands within the Lease within the Contract Area; and (c) all other immovable property or other property susceptible of mortgage situated within the Lease within the Contract Area.

This mortgage is given to secure the complete and timely performance of and payment by the Operator of all obligations and indebtedness of every kind and nature, whether now owed by the Operator or hereafter arising, pursuant to this Agreement.  To the extent susceptible under applicable law, this mortgage and the security interests granted in favor of each Non-operator herein shall secure the payment of all costs and other expenses properly charged to the Operator, together with (A) interest on such indebtedness, costs, and other expenses at the rate set forth in Exhibit “C” or the maximum rate allowed by law, whichever is the lesser, (B) reasonable attorneys' fees, (C) court costs, and (D) other directly related collection costs.  If the Operator does not pay such costs and other expenses or perform its obligations under this Agreement when due, the Non-operators shall have the additional right to notify the purchaser or purchasers of the Operator’s production of oil, gas and other minerals and collect such costs and other expenses out of the proceeds from the sale of the Operator’s share of production of oil, gas and other minerals until the amount owed has been paid.  The Non-operators shall have the right to offset the amount owed against the proceeds from the sale of the Operator’s share of production of oil, gas and other minerals.  Any purchaser of such production shall be entitled to rely on the Non-operators’ statement concerning the amount of costs and other expenses owed by the Operator and payment made to the Non-operators by any purchaser shall be binding and conclusive as between such purchaser and the Operator.

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The maximum amount for which the mortgage herein granted by the Operator shall be deemed to secure the obligations and indebtedness of the Operator to all Non-operators as stipulated herein is hereby fixed in an amount equal to $25,000,000.00 in the aggregate (the "Limit of the Mortgage of the Operator").  Except as provided in the previous sentence (and then only to the extent such limitations are required by law), the entire amount of obligations and indebtedness of the Operator to the Non-operators is secured hereby without limitation.  Notwithstanding the foregoing Limit of the Mortgage of the Operator, the liability of the Operator under this Agreement and the mortgage and security interest granted hereby shall be limited to (and the Non-operators shall not be entitled to enforce the same against the Operator for, an amount exceeding) the actual obligations and indebtedness [including all interest charges, costs, attorneys' fees, and other charges provided for in this Agreement or in the Memorandum of Operating Agreement and Financing Statement (Louisiana), as such term is defined in Article 8.5.(e) hereof] outstanding and unpaid and that are attributable to or charged against the interest of the Operator pursuant to this Agreement.

(d)           Security Interest in Favor of the Non-operators.  To secure the complete and timely performance of and payment by the Operator of all obligations and indebtedness of every kind and nature, whether now owed by the Operator or hereafter arising, pursuant to this Agreement, the Operator hereby grants to each Non-operator a continuing security interest in and to all of its rights, titles, interests, claims, general intangibles, proceeds, and products thereof, whether now existing or hereafter acquired, in and to (a) all oil, gas and other minerals produced from the lands or offshore blocks covered by the Leases within the Contract Area or included within the Leases within the Contract Area or attributable to the Leases within the Contract Area when produced, (b) all accounts receivable accruing or arising as a result of the sale of such oil, gas and other minerals (including, without limitation, accounts arising from gas imbalances or from the sale of oil, gas and other minerals at the wellhead), (c) all cash or other proceeds from the sale of such oil, gas and other minerals once produced, and (d) all Platforms and Facilities, wells, fixtures, other corporeal property whether movable or immovable, whether now or hereafter placed on the offshore blocks covered by the Leases within the Contract Area or maintained or used in connection with the ownership, use or exploitation of the Leases within the Contract Area, and other surface and sub-surface equipment of any kind or character located on or attributable to the Leases within the Contract Area and the cash or other proceeds realized from the sale, transfer, disposition or conversion thereof.  The interest of the Operator in and to the oil, gas and other minerals produced from or attributable to the Leases within the Contract Area when extracted and the accounts receivable accruing or arising as the result of the sale thereof shall be financed at the wellhead of the well or wells located on the Leases within the Contract Area. To the extent susceptible under applicable law, the security interest granted by the Operator hereunder covers: (A) all substitutions, replacements, and accessions to the property of the Operator described herein and is intended to cover all of the rights, titles and interests of the Operator in all movable property now or hereafter located upon or used in connection with the Leases within the Contract Area, whether corporeal or incorporeal; (B) all rights under any gas balancing agreement, farmout rights, option farmout rights, acreage and cash contributions, and conversion rights of the Operator in connection with the Leases within the Contract Area, the oil, gas and other minerals produced from or attributable to the Leases within the Contract Area, whether now owned and existing or hereafter acquired or arising, including, without limitation, all interests of the Operator in any partnership, tax partnership, limited partnership, association, joint venture, or other entity or enterprise that holds, owns, or controls any interest in the Leases within the Contract Area; and (C) all rights, claims, general intangibles, and proceeds, whether now existing or hereafter acquired, of the Operator in and to the contracts, agreements, permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Leases within the Contract Area, including the following:

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(1)           all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from any present or future operating, farmout, bidding, pooling, unitization, and communitization agreements, assignments, and subleases, whether or not described in Exhibit "A," to the extent, and only to the extent, that such agreements, assignments, and subleases cover or include any of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in and to all or any portion of the Leases within the Contract Area, and all units created by any such pooling, unitization, and communitization agreements and all units formed under orders, regulations, rules, or other official acts of any governmental authority having jurisdiction, to the extent and only to the extent that such units cover or include all or any portion of the Leases within the Contract Area;

(2)           all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all presently existing and future advance payment agreements, and oil, casinghead gas, and gas sales, exchange, and development contracts and agreements, including, without limitation, those contracts and agreements that are described on Exhibit "A," to the extent, and only to the extent, those contracts and agreements cover or include all or any portion of the Leases within the Contract Area; and

(3)           all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all existing and future permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to any of the Leases within the Contract Area.

(e)           Recordation.  To provide evidence of, and to further perfect the Parties' security rights created hereunder, upon request, each Party shall execute and acknowledge the Memorandum of Operating Agreement and Financing Statement (Louisiana) attached as Exhibit "E" (the "Memorandum of Operating Agreement and Financing Statement (Louisiana)") in multiple counterparts as appropriate.  The Party requesting execution of the aforesaid document shall file the Memorandum of Operating Agreement and Financing Statement (Louisiana) in the public records set forth below at its sole cost and expense to serve as notice of the existence of this Agreement as a burden on the title of the Operator and the Non-operators to their interests in the Leases within the Contract Area and for purposes of satisfying otherwise relevant recording and filing requirements of applicable law and to attach an original of the Memorandum of Operating Agreement and Financing Statement (Louisiana) to a standard UCC-1 in mutually agreeable forms for filing in the UCC records set forth below to perfect the security interests created by the Parties in this Agreement.  Upon the acquisition of a leasehold interest in a Lease within the Contract Area, the Parties shall, within five business days following request by one of the Parties hereto, execute and furnish to the requesting Party for recordation such a Memorandum of Operating Agreement and Financing Statement (Louisiana) describing such leasehold interest.  Such Memorandum of Operating Agreement and Financing Statement (Louisiana) shall be amended from time to time upon acquisition of additional leasehold interests in the Leases within the Contract Area, and the Parties shall, within five business days following request by one of the Parties hereto, execute and furnish to the requesting Party for recordation any such amendment.

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The Memorandum of Operating Agreement and Financing Statement (Louisiana) is to be filed or recorded, as the case may be, in (a) the conveyance records of the parish or parishes adjacent to the lands or offshore blocks covered by the Leases within the Contract Area or contained within the Leases within the Contract Area pursuant to La. R.S. 9:2731 et seq., (b) the mortgage records of such parish or parishes, and (c) the appropriate Uniform Commercial Code records.

8.6           Default.  If any Party does not pay its share of the charges authorized under this Agreement when due, the Operator may give the defaulting Party notice that unless payment is made within thirty (30) days from delivery of the notice, the non-paying Party shall be in default.  A Party in default shall have no further access to the rig, Platform or Facilities, any Confidential Information or other maps, records, data, interpretations, or other information obtained in connection with activities or operations hereunder or be allowed to participate in meetings.  A Party in default shall not be entitled to vote or to make an election until such time as the defaulting Party is no longer in default.  The voting interest of each non-defaulting Party shall be counted in the proportion its Participating Interest share bears to the total non-defaulting Participating Interest shares.  As to any operation approved during the time a Party is in default, such defaulting Party shall be deemed to be a Non-participating Party, except where such approval is binding on all Parties or Participating Parties, as applicable. In the event a Party believes that such statement of charges is incorrect, the Party shall nevertheless pay the amounts due as provided herein, and the Operator shall attempt to resolve the issue as soon as practicable, but said attempt shall be made no later than sixty (60) days after receiving notice from the Party of such disputed charges.

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8.7           Unpaid Charges.  If any Participating Party fails to pay its share of the costs and other expenses authorized under this Agreement in accordance with Exhibit “C” or to otherwise perform any of its obligations under this Agreement when due, the Party to whom such payment is due, in order to take advantage of the provisions of Article 8.5, shall notify the other Party by certified or registered U.S. Mail that it is in default and has thirty (30) days from the receipt of such notice to pay.  If such payment is not made timely by the non-paying Party after the issuance of such notice to pay, the Party requesting such payment may take immediate steps to diligently pursue collection of the unpaid costs and other expenses owed by such Participating Party and to exercise the mortgage and security rights granted by this Agreement.  The bringing of a suit and the obtaining of a judgment by any Party for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the security rights granted herein.  In addition to any other remedy afforded by law, each Party shall have, and is hereby given and vested with, the power and authority to foreclose the lien, mortgage, pledge, and security interest established hereby in its favor in the manner provided by law, to exercise all rights of a secured party under the Uniform Commercial Code as adopted by the state in which the Leases within the Contract Area are located or such other states as such Party may deem appropriate.  The Operator shall keep an accurate account of amounts owed by the nonperforming Party (plus interest and collection costs) and any amounts collected with respect to amounts owed by the nonperforming Party.  In the event there become three or more Parties to this Agreement, then if any nonperforming Party's share of costs remains delinquent for a period of sixty (60) days, each other Participating Party shall, upon the Operator's request, pay the unpaid amount of costs in the proportion that its Working Interest bears to the total non-defaulting Working Interests.  Each Participating Party paying its share of the unpaid amounts of a nonperforming Party shall be subrogated to the Operator's mortgage and security rights to the extent of the payment made by such Participating Party.

8.8           Carved-out Interests.  Except for the “Permitted Encumbrance” identified on Exhibit “A”, any agreements creating any overriding royalty, production payment, net proceeds interest, net profits interest, carried interest or any other interest carved out of a Working Interest in the Leases within the Contract Area shall specifically make such interests inferior to the rights of the Parties to this Agreement. If any Party whose Working Interest is so encumbered does not pay its share of costs and other expenses authorized under this Agreement, and the proceeds from the sale of its production of oil, gas and other minerals pursuant to Article 8.5 are insufficient to pay such costs and expenses, the security rights provided for in this Article 8.5 may be applied against the carved-out interests with which the defaulting or non-performing Party’s interest in the Leases within the Contract Area is burdened. In such event, the rights of the owner of such carved-out interest shall be subordinated to the security rights granted by Article 8.5.

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ARTICLE 9
NOTICES

9.1           Giving and Responding to Notices.  All notices and responses thereto shall be in writing and delivered in person or by telephone followed by United States mail, telex, telegraph, telecopier (facsimile) or cable; however, if a drilling rig is on location and standby charges are accumulating, such notices and responses shall be given by telephone and immediately confirmed in writing.  Notices and responses shall be deemed given only when received by the Party to whom such notice or response is directed, except that any notice or response by certified United States mail or equivalent, telegraph, or cable properly addressed, pursuant to Section 6.1, and with all postage and charges prepaid shall be deemed given seventy-two (72) hours after such notice is deposited in the mail exclusive of Saturdays, Sundays, and federal holidays, or twenty-four (24) hours after such notice or response is sent by telecopier (facsimile), receipt confirmed, or filed with an operating telegraph or cable company for immediate transmission exclusive of Saturdays, Sundays, and federal holidays.

9.2           Content of Notice.  Any notice which requires a response shall indicate the response time specified in Section 9.3.  If a proposal involves a Platform, Facility or Subsequent Facility, the notice shall contain a description of same, including location and the estimated costs of design fabrication, transportation and installation.  If a proposal involves an Exploratory Operation or a Development Operation, the notice shall include the proposed depth, the objective zone or zones to be tested, the surface and bottom-hole locations, applicable details regarding directional drilling, the equipment to be used, and the estimated costs of the operation including all necessary expenditures through installation of the wellhead or abandonment of the well.

9.3           Response to Notices.  Each Party's response to a proposal shall be in writing to all other Parties.  Unless otherwise specified herein, response times shall be as follows:

9.3.1	Platform Construction. When any proposal for well operations involves the construction of a Platform, each Party shall respond within sixty (60) days after receipt of notice.

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9.3.2
Proposal Without Platform.  When any proposal for well operations does not require construction of a Platform, each Party shall respond within thirty (30) days after receipt of notice.  However, if a drilling rig is on location as a result of a joint Exploratory or Development Operation previously conducted thereon and standby charges are accumulating, the response shall be made within twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal holidays, after receipt of notice.

9.3.3	Other Matters. For all other matters requiring notice, each Party shall respond within thirty (30) days after receipt of notice.
9.4           Failure to Respond.  Failure of any Party to respond to a proposal or notice, to vote, or to elect to participate within the period required by this Agreement shall be deemed to be a negative response, vote, or election.

9.5           Restrictions on Multiple Well Proposals.  Notwithstanding any provision herein to the contrary, it is specifically provided that no notice shall be given under this Article 9 hereof which simultaneously proposes the drilling of more than two (2) wells, or proposes the drilling of more than one (1) more well while there is an outstanding proposal.  Further, these provisions of this Article 9, insofar as they pertain to notification by a Party of its desire to drill a well, shall be suspended for so long as: (1) a prior notice has been given which is still in force and effect and the period of time during which the well regarding same may be commenced has not expired; or (2) a well is presently drilling hereunder.  This section shall not apply under those circumstances where the well to which notice is directed is a well which is required under the terms of a Lease or one required to maintain a portion thereof in force.  In the event drilling operations are necessary to perpetuate a Lease, any Party may propose and commence the drilling of such additional well(s) pursuant to the terms and conditions hereof no earlier than one hundred eighty (180) days prior to the date operations must be commenced, regardless of other proposals then under consideration or drilling operations then in progress.

ARTICLE 10
EXPLORATORY OPERATIONS

10.1           Operations by All Parties.  Any Party may propose an Exploratory Well by notifying the other Parties.  If all the Parties agree to participate in drilling the proposed well, Operator shall drill same at their cost and risk.  If a mobile drilling rig is not already on location as a result of a prior Exploratory or Development Operation and the proposal ("Original Proposal") has not already been approved, then any Party may submit an alternate well proposal for consideration within ten (10) days after receiving the Original Proposal to drill a well.  If one or more alternate proposals have been submitted in accordance with the foregoing, then the Operator shall call a meeting of the Parties to be held within seven (7) days following receipt of the alternate proposal(s), at which the Parties shall determine by majority vote in interest which proposal shall be considered by the Joint Account.  In the event that no proposal receives support of a majority in interest, then the proposal receiving the greatest support shall prevail.  In the event of a tie between two or more proposals, then the proposal (including the Original Proposal) supported by the largest number of Parties shall prevail.  Each Party having the right to participate in the proposal so selected shall make its election whether to join in the drilling of such well within fifteen (15) days after the meeting was held.  If drilling of such well is not commenced within one hundred twenty (120) days after the last applicable election date, the effect shall be the same as if the proposal had not been made; however, the one hundred twenty (120) day period shall automatically be extended for an additional period, not to exceed sixty (60) days, as may be necessary, in order to obtain all applicable required regulatory permits, so long as applications for such required permits were properly filed within thirty (30) days after the last applicable election date.  Drilling operations shall be deemed to have commenced on the date rig charges begin according to the terms of the drilling contract.

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10.2           Second Opportunity to Participate.  If fewer than all but one (1) or more Parties having a combined Working Interest of twenty (20%) or more elect to participate, the Operator shall inform the Parties of the elections made, whereupon any Party originally electing not to participate may then elect to participate by notifying the Operator within forty-eight (48) hours, exclusive of Saturdays, Sundays, and federal holidays, after receipt of such information.  This provision shall apply only in the event that there are three (3) or more Parties to this Agreement.

10.3           Final Election to Participate.  If fewer than all but one (1) or more Parties having a combined Working Interest of twenty (20%) or more approve any proposed  operation, the Operator, immediately after the expiration of the applicable response time, shall inform the Parties who have elected to participate of the total interest of the Parties approving such operation.  Each Participating Party, within forty-eight (48) hours (exclusive of Saturdays, Sundays, and federal holidays) after receipt of such notice, shall advise the Operator of its desire to (a) limit participation to such Party's working interest as shown on the proposed AFE; or (b) carry its proportionate part of Non-Participating Parties’ interests.  Failure to advise the proposing Party shall be deemed an election under (a), notwithstanding Section 9.4.  Should any Party elect to limit its participation to its interest as shown on the proposed AFE, the remaining Participating Parties shall carry the Non-Participating Parties' interests in such proportions as the remaining Participating Parties agree to by mutual consent.  In the event a drilling rig is on location, the time permitted for any response under this Article 10 shall not exceed a total of twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal holidays.  This provision shall apply only in the event that there are three (3) or more Parties to this Agreement.

10.4           Operations by Fewer Than All Parties.  If fewer than all but one (1) or more Parties having a combined Working Interest of twenty percent (20%) or more elect to participate in and agree to bear all of the cost and risk of drilling the proposed well, Operator shall drill such well under this Agreement and the applicable provisions of Article 12 and the following special provisions shall apply:

(a)
If the well will be the first Exploratory Well drilled under this Agreement, then as of the last applicable election date, each Non-Participating Party shall be deemed to have relinquished to the Participating Parties, in proportion to their Participating Interests or in the proportions otherwise agreed by the Participating Parties, all of its interest in the Contract Area.  If such well is commenced within the time provided in Section 10.1 and is drilled as proposed in accordance with this Agreement, each Non-Participating Party shall execute an assignment of all of its interest in the Contract Area to the Participating Parties, in proportion to their Participating Interests or in the proportions otherwise agreed by the Participating Parties.

(b)
If the well will not be the first Exploratory Well drilled under this Agreement and if such well is commenced within the time provided in Section 10.1 and is drilled as proposed in accordance with this Agreement, then, all of the Non-Participating Party's(ies') operating rights and interests in production from such well shall be vested in the Participating Parties in proportion to their Participating Interest, whether or not any instrument evidencing a transfer of rights and interests has been delivered by the Non-Participating Party(ies).  The Participating Party(ies) shall have the right to recoup the costs applicable to such well as determined by Section 12.2 and/or Section 12.5 and the drilling of such well shall be governed by Article 12, except that the percentage of recoupment as provided in Section 12.2.1 (a) shall be eight hundred percent (800%) of the Non-Participating Party's Share of the cost of drilling the well.

If the well is not commenced within the time period provided in Section 10.1, the effect shall be as if the proposal had not been made.

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10.5           Substitute Well.  If, prior to reaching the proposed depth or objective zone or zones to be tested for the Initial Exploratory Well or Exploratory Well as originally proposed, the Participating Party or Parties encounter mechanical difficulties, inpenetrable formation, and/or Gulf Coast conditions which render drilling impractical, then the Participating Party of Parties, or any of them, shall have the right, but not the obligation, to carry out the original proposed operation by drilling a Substitute Well.  Operations for the Substitute Well shall be commenced within sixty (60) days after the date the drilling operations cease on the well for which the Substitute Well is a substitute.  Operations for the Substitute Well shall be commenced as if it were the original proposed Initial Exploratory Well or Exploratory Well for which it is the substitute; and the relationship, rights and obligations as between the Participating Party and Non-Participating Party or Parties shall be the same as if the Substitute Well were, in fact, the proposed Initial Exploratory Well or Exploratory Well, as applicable.

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10.6           Course of Action After Drilling to Initial Objective Depth.  At such time as an Exploratory Well has been drilled to the initial objective depth as proposed, or a mutually agreed upon lesser depth, and all approved logs, cores, and other tests have been completed, and the results thereof furnished to the Participating Parties, Operator shall notify the Participating Parties setting forth Operator's recommendation to either:

(a)
Conduct additional coring, testing, or logging of the formations encountered.  (If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence.  In the event of a tie between two or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

(b)	Run casing and temporarily abandon the well for future completion. (This election is not applicable for a well drilled from a Platform.)
(c)
Attempt completion, with a deeper completion having priority over a shallower completion attempt.  (If conflicting proposals for a single completion and a dual completion are approved, the proposal receiving the largest Working Interest shall take precedence.  Provided however, if the proposal taking precedence is a dual completion, then the dual must either include the zone approved for the single completion or provide for the completion in zones all of which are deeper than the zone approved for the single completion.)

(d)	Deepen the well. (If conflicting proposals are approved, the operation proposed to the deepest depth shall take precedence.)
(e)	Sidetrack the well to another bottom hole location not deeper than the stratigrephic equivalent of the initial objective depth.
(f)
Perform other operations on the well. (If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence.  In the event of a tie between two or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

(g)	Plug and abandon the well.
The Participating Parties, within twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal Holidays, after receipt of Operator's recommendation, shall respond thereto by either approving it or making another proposal.  If another proposal is made, the Participating Parties shall have an additional twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal holidays, to respond thereto.  If conflicting proposals are made, the priority of operations shall be given first to (a) above and next to (b) above and so forth.  Failure of a Participating Party to respond to a proposal shall be deemed a negative response.

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10.6.1	Operation by All Parties. Subject to Section 10.6.4, if all Participating Parties approve a proposal, Operator shall conduct the operation at the Participating Parties’ cost and risk.
10.6.2
Operations by Fewer than All Parties.  If one (1) or more Parties having a combined Participating Interest in the well of twenty percent (20%) or more approve a proposal and agree to bear the cost, risk and liabilities (including loss of the hole due to deepening of any well) thereof, except a proposal to plug and abandon, Operator shall conduct the same as a Non-Consent Operation for such Parties pursuant to the provisions of Article 12, except that the percentage of recoupment as provided in Section 12.2.1(a) shall be the same as provided for in Section 10.4(b).  If no proposal receives the required approval, the well shall be plugged and abandoned at the expense of all Participating Parties unless any Participating Party notifies Operator within twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal holidays, after the end of the last applicable election period that it desires to immediately assume all costs and risks including liabilities of further operations, in which event Operator shall, as promptly as possible, commence the proposed operation pursuant to the provisions of Article 12.  In the event there is more than one (1) Participating Party, each of which is willing to assume all costs, risks and liabilities of further operations, but each desires to perform a different operation, then the order of priority as listed above herein shall prevail and govern.

10.6.3
Obligations and Liabilities of Participating Parties.  If the decision is to complete at initial objective depth, to plug back and complete at a lesser depth, to deepen or to Sidetrack to another bottomhole location, a Party, by becoming a Non-Participating Party, shall be relieved of the obligations and liabilities as to such operation, except as to its share of the costs of plugging and abandoning that portion of the well in which it was a Participating Party.

10.6.4
Deepening or Sidetracking of Non-Consent Exploratory Well.  Subject to the terms of Section 10.6 above, if drilling to the initial objective depth does not result in a well which will be qualified as a Producible Well and the decision is to drill deeper or Sidetrack, each Non-Participating Party shall be notified by the Operator of such decision.  Any Non-Participating Party may then agree to participate in a deepening or Sidetracking operation by notifying the Operator, within forty-eight (48) hours, inclusive of Saturdays, Sundays, and federal holidays, after receiving notice of the decision.  In such event any Non-Participating Party which elects to participate in deepening or Sidetracking the well as proposed shall immediately pay to the Participating Parties its Participating Interest share of the costs of the well as if it had originally participated to the initial objective depth or that point the Sidetracking operation is commenced if lesser than the initial objective depth.  Thereafter such Non-Participating Party shall be deemed for all purposes to be a Participating Party as to such deepening or Sidetracking operations, and the provisions of Section 10.4 shall not be applicable to such Party as to the deepened or Sidetracked portion of the well.  The initial Participating Parties, however, shall continue to be entitled to recoup out of the proceeds received from production from the non-consent portion of the Non-Consent Well any balance remaining pursuant to the terms specified in Section 10.4 applicable to such Non-Consent Well, less the amount paid by a Non-Participating Party pursuant to this Section 10.6.4.

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10.6.5
Plugging and Abandoning Cost.  The Participating Parties shall pay all costs of plugging and abandoning except any costs associated with a subsequent Non-Consent Operation.  The participants in a subsequent Non-Consent Operation shall pay any plugging and abandoning costs associated with such operation.  A Non-Consent Operation does not include the abandonment of the original wellbore above the depth at which the Non-Consent Operation commenced.

ARTICLE 11
DEVELOPMENT OPERATIONS

11.1           Operations by All Parties.  Any Party may propose Development Operations, including any wells (whether drilling, completing, recompleting, deepening, deviating or Sidetracking, plugging back or working over), Platform,  Facilities and/or Subsequent Facilities required by such operations, by submitting a Development Operation AFE to the other Parties for approval pursuant to the response to notice procedures set forth in Article 9.  If all Parties elect to participate in the proposed operation, Operator shall conduct such operation at their cost and risk.

11.2           Second Opportunity to Participate.  If fewer than all but one (1) or more Parties having a combined Working Interest of twenty percent (20%) or more elect to participate, the Operator shall inform the Parties of the elections made, whereupon any Party originally electing not to participate may then elect to participate by notifying the Operator within forty-eight (48) hours, exclusive of Saturdays, Sundays, and federal holidays.  This provision shall apply only in the event that there are three (3) or more Parties to this Agreement.

11.3           Final Election to Participate.  If fewer than all but one (1) or more Parties having a combined Working Interest of twenty percent (20%) or more approve any proposed operation, the Operator, immediately after the expiration of the applicable response time, shall inform the Parties who have elected to participate of the total interest of the Parties approving such operation.  Each Participating Party, within forty-eight (48) hours, exclusive of Saturdays, Sundays, and federal holidays, after receipt of such notice, shall advise the Operator of its desire to: (a) limit participation to such Party's interest as shown on the proposed AFE; or (b) carry its proportionate part of Non-Participating Parties interests.  Failure to advise the proposing Party shall be deemed an election under (a), notwithstanding Section 9.4.  Should any Party elect to limit its participation to its interest as shown on the proposed AFE, the remaining Participating Parties shall carry the Non-Participating Parties interest in such proportions as the remaining Participating Parties agree to by mutual consent.  In the event a drilling rig is on location, the time permitted for any response under this Article 11 shall not exceed a total of twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal holidays.  This provision shall apply only in the event that there are three (3) or more Parties to this Agreement.

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11.4           Operations by Fewer Than All Parties.  If fewer than all but one (1) or more Parties having a combined Working Interest of twenty percent (20%) or more elect to participate in and agree to bear all of the cost, risk and liability of a Development Operation, Operator shall conduct such operation pursuant to Article 12.

11.5           Timely Operations.  Development Operations shall be commenced within one hundred twenty (120) days following the date upon which the last applicable election may be made; however, the one hundred twenty (120) day period shall automatically be extended for an additional period, not to exceed sixty (60) days, as may be necessary, in order to obtain all applicable required regulatory permits so long as applications for such required permits were properly filed within thirty (30) days after the last applicable election date.  If no operations are commenced within such time period, the effect shall be as if the proposal had not been made.  Operations shall be deemed to have commenced: (a) on the date the contract for a new Platform is let, if the notice indicated a need for such Platform, or (b) on the date the rig charges begin according to the terms of the drilling contract.  For all other Development Operations, Development Operations shall be deemed to have commenced on the day charges are incurred pursuant to an approved AFE.

11.6           Substitute Well.  If, prior to reaching the proposed depth or objective zone or zones to be tested for the Development Operation as originally proposed, the Participating Party or Parties encounter mechanical difficulties, inpenetrable formation, and/or Gulf Coast conditions which render further drilling impossible, then the Participating Party of Parties, or any of them, shall have the right, but not the obligation, to carry out the original proposed operation by drilling a Substitute Well.  Operations for the Substitute Well shall be commenced within sixty (60) days after the date the drilling operations cease on the well for which the Substitute Well is a substitute.  Operations for the Substitute Well shall be commenced were the original proposed Development Operation for which it is the substitute, and the relationship, rights and obligations as between the Participating Party and Non-Participating Party or Parties shall be the same as if the Substitute Well were, in fact, the proposed Development Operation, as applicable.

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11.7           Course of Action After Drilling to Initial Objective Depth.  At such time as a Development Well has been drilled to the initial objective depth as proposed and all approved logs, cores and other tests have been completed and the results thereof furnished to the Participating Parties, Operator shall notify the Participating Parties setting forth Operator's recommendation to either:

(a)
Conduct additional coring, testing, or logging of the formations encountered.  (If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence.  In the event of a tie between two or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

(b)	Run casing and temporarily abandon the well for future completion. (This election is not applicable for a well drilled from a Platform.)
(c)
Attempt completion, with a deeper completion having priority over a shallower completion attempt.  (If conflicting proposals for a single completion and a dual completion are approved, the proposal receiving the largest Working Interest shall take precedence.  Provided however, if the proposal taking precedence is a dual completion, then the dual must either include the zone approved for the single completion or provide for the completion in zones all of which are deeper than the zone approved for the single completion.)

(d)	Deepen the well. (If conflicting proposals are approved, the operation proposed to the deepest depth shall take precedence.)
(e)	Sidetrack the well to another bottom hole location not deeper than the stratigraphic equivalent of the initial objective depth;
(f)
Perform other operations on the well.  (If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence.  In the event of a tie between two or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

(g)	Plug and abandon the well.
The Participating Parties, within forty-eight (48) hours, inclusive of Saturdays, Sundays, and federal holidays, after receipt of Operator's recommendation, shall respond thereto by either approving it or making another proposal.  If another proposal is made, the Participating Parties shall have an additional twenty-four (24) hours to respond thereto.  If conflicting proposals are made, the priority of operations shall be given first to (a) above and next to (b) above and so forth.  Failure of a Participating Party to respond to a proposal shall be deemed a negative response.

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11.7.1          Operations by All Parties.  If all Participating Parties approve a proposal, Operator shall conduct the operation at the Participating Parties' cost and risk.

11.7.2          Operations by Fewer than All Parties.  If fewer than all but one (1) or more Parties having a combined Participating Interest in the well of twenty percent (20%) or more approve a proposal and agree to bear the cost, risk, and liabilities (including loss of the hole due to deepening of any well) thereof, except a proposal to plug and abandon, Operator shall conduct the same as a Non-Consent Operation for such Parties pursuant to the provisions of Article 12.  If no proposal receives the required approval, the well shall be plugged and abandoned at the expense of all Participating Parties unless any Participating Party notifies Operator within twenty-four (24) hours after the end of the last applicable election period that it desires to immediately assume all costs and risks including liabilities of further operations, in which event Operator shall, as promptly as possible, commence the proposed operation pursuant to the provisions of Article 12.  In the event there is more than one (1) Party, each of which is willing to assume all costs, risks and liabilities of further operations, but each desires to perform a different operation, then the order of priority as listed above herein shall prevail and govern.

11.7.3          Obligations and Liabilities of Participating Parties.  If the decision is to complete at initial objective depth, to plug back and complete at a lesser depth, to deepen or to Sidetrack to another bottomhole location, a Party, by becoming a Non-Participating Party, shall be relieved of the obligations and liabilities as to such operation, except as to its share of the costs of plugging and abandoning that portion of the well in which it was a Participating Party.

11.8           Deeper Drilling.  If a well is proposed to be drilled below the deepest Producible Reservoir penetrated by a Producible Well, any Party may elect to participate either in the well as proposed or to the base of the deepest Producible Reservoir.  A Party electing to participate in such well to the base of said Producible Reservoir shall bear its proportionate part of the cost and risk of drilling to said Producible Reservoir including completion or abandonment. All operations below the depth to which such Party agreed to participate shall be governed by Article 12.  However, if the proposal to drill below the deepest Producible Reservoir penetrated by a Producible Well meets the requirements of an Exploratory Operation, the percentage of recoupment shall be that specified in Section 10.4(b) and shall be subject to the provisions of Article 10 with respect to such operations.

                11.9           Plugging and Abandoning Cost.  The Participating Parties shall pay all costs of plugging and abandoning except any costs associated with a subsequent Non-Consent Operation.  The participants in a subsequent Non-Consent Operation shall pay any plugging and abandoning costs associated with such operation.  A Non-Consent Operation does not include the abandonment of the original wellbore above the depth at which the Non-Consent Operation commenced.

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                11.10         Subsequent Facilities.  The affirmative vote of one (1) or more Parties having a combined Participating Interest of fifty-one percent (51%) or more in the wells to be served by the proposed Subsequent Facilities shall constitute approval for the construction of such Subsequent Facilities and all Parties having an interest in the wells to be served shall be bound by such approval and be required to participate in the costs therefor.  Nothing hereunder shall limit a Party's rights under Section 21.1 to incur additional costs for separate facilities.

                11.11         Contracts.  Operator may enter into contracts with independent contractors for Development Operations and shall utilize competitive bidding.

ARTICLE 12
NON-CONSENT OPERATIONS

                12.1           Non-Consent Operations.  Operator shall conduct Non-Consent Operations at the sole risk, expense, and liability of the Participating Parties, in accordance with the following provisions:

12.1.1	Non-Interference. Non-Consent Operations shall not interfere unreasonably with any other operations being conducted within the Contract Area.
12.1.2
Multiple Completion Limitation.  Non-Consent Operations shall not be conducted in a well having multiple completions unless: (a) each completion is owned by the same Parties participating in the Non-Consent Operations and in the same proportions; (b) the well is incapable of producing from any of its completions; or (c) all Participating Parties in the well consent to such operations.

12.1.3	Metering. In Non-Consent Operations, production need not be separately metered, but subject to approval by appropriate governmental authority, may be determined on the basis of well tests.
12.1.4
Non-Consent Well.  Operations on a Non-Consent Well shall not be conducted in any Producible Reservoir penetrated by a Producible Well without written approval of each Non-Participating Party unless these four (4) conditions are satisfied: (a) such Producible Reservoir shall have been designated in the notice as an objective zone; (b) completion of such well in said Producible Reservoir will not increase the well density governmentally prescribed or approved for such Producible Reservoir; (c) the horizontal distance between the vertical projections of the midpoint of the Producible Reservoir in such well and any existing well in the same Producible Reservoir will be at least one thousand (1,000) feet if an oil-well completion or two thousand (2,000) feet if a gas-well completion; and (d) completion of such well as a producer will not cause or result in a decreased "MER" or "MPR" for any existing Producible Reservoir or Producible Well.  The terms "MER" and "MPR" are defined under 30 Code of Federal Regulations, Subpart K-Production rates, Parts 250.170 through 250.177.

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12.1.5
Cost Information.  Operator shall, within one hundred twenty (120) days after completion of a Non-Consent Well, furnish the Parties an inventory and either a joint interest billing or an itemized statement of the cost of such well and equipment pertaining thereto.  Operator shall furnish to the Parties a quarterly statement showing operating expenses and the proceeds from the sale of production from the well for the preceding three (3) month period.  When Operator’s payout calculation indicates that payout has occurred, Operator shall promptly notify all Parties.

12.1.6	Completion. For the purposes of determinations hereunder, each completion shall be considered a separate well.
12.2             Forfeiture of Interest.  Upon commencement of Non-Consent Operations, each Non-Participating Party's leasehold operating rights in the Non-Consent Operation and title to production therefrom shall be owned by and vested in each Participating Party in proportion to its Participating Interest or in proportions agreed to by the Participating Parties for as long as the operations originally proposed are being conducted or production is obtained, subject to the following:

12.2.1
Production Reversion.  Such leasehold operating rights and title to production shall revert to each Non-Participating Party at 7:00 a.m. on the day following the date when the Participating Parties have recouped out of the Non-Participating Party's Share of the proceeds of production from such Non-Consent Operations an amount, which when added to any amounts received under Section 12.3, equals the sum of the following:

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(a)
Six hundred percent (600%) of the Non-Participating Party's Share of the cost of drilling, testing, completing, recompleting, working over, deepening, deviating or Sidetracking, plugging back, or temporarily plugging and abandoning each Non-Consent Well (or any Non-Consent Operation(s) in a joint well), and equipping it through the wellhead connections, reduced by any contribution received under Article 20; plus

(b)
Three hundred percent (300%) of the Non-Participating Party's Share of the cost of any Non-Consent Facilities necessary to establish the production resulting from the operations defined in Section 12.2.1.(a) above; plus

(c)
Three hundred percent (300%) of the Non-Participating Party's Share of the cost of any Platform in which it does not participate and which must be installed to establish the production resulting from the operations defined in Section 12.2.1.(a) above; plus,

(d)	Three hundred percent (300%) of the Non-Participating Party's Share of the cost of using any existing Platform, whether or not owned by the Joint Account; plus,
(e)	Three hundred percent (300%) of the Non-Participating Party's Share of the cost of using any existing Facilities not owned by the Joint Account, including leased facilities; plus
(f)	One hundred percent (100%) of the Non-Participating Party's Share of gathering, treating, and operating expenses, royalties, and severance, production, and other similar taxes.
At 7:00 a.m. upon the day following the date of recoupment of such costs, a Non-Participating Party shall become a Participating Party in such operations.

12.2.2
Non-Production Reversion.  If such Non-Consent Operations fail to obtain production or if such operations result in production which ceases prior to recoupment by the Participating Parties of the penalties provided for above, such operating rights shall revert to each Non-Participating Party except that all wells (or portions thereof associated with any Non-Consent Operation(s) in a joint well), Platforms and Facilities of the Non-Consent Operations, as well as all liabilities and benefits related thereto, shall remain vested in the Participating Parties; however, any salvage in excess of the sum remaining under Section 12.2.1 shall be credited to all Parties.

12.3            Deepening or Sidetracking of Non-Consent Development Well.  If any Participating Party proposes to deepen or Sidetrack a Non-Consent Development Well, a Non-Participating Party may participate by notifying the Operator within thirty (30) days after receiving the proposal (forty-eight (48) hours, inclusive of Saturdays, Sundays, and federal holidays, if a rig is on location) that it will join in the deepening or Sidetracking operation and by paying to the Participating Parties; 1) if it is a deepening an amount equal to the costs of the well as if such Non-Participating Party had originally participated to the objective depth or; 2) if it is a sidetrack operation an amount equal to the Non-Participating Parties share of drilling the non-consent well to that point the Sidetracking operation is commenced.  The Participating Parties shall continue to be entitled to recoup the full sum specified in Section 12.2.1 applicable to the non-consent portion of the well out of the proceeds received from production from the non-consent portion of the well, less any amount received under this Section 12.3.

12.4           Operations from Non-Consent Platforms and Facilities.  Subject to the following, a Party which did not originally participate in a Platform or Facilities shall be a Non-Participating Party as to ownership therein and all operations thereon until the Participating Parties as to such Platform or Facilities have recouped the full sum specified in Section 12.2.1 applicable to such non-consent Platform or Facilities and the Non-Consent Operations which resulted in the setting of such Platform or Facilities and other Non-Consent Operations thereon or therefrom.  However, any original Non-Participating Party may participate in additional operations from such Platform or Facilities by notifying the Operator within thirty (30) days after receiving a proposal for operations from such Platform or Facilities that it will join in such proposed operations by paying to the Participating Parties in such Platform or Facilities an amount equal to the non-consent penalty provided for in Section 12.2.1 applicable to such Non-Participating Party’s Share of the actual cost of such Platform or Facilities, less any recoupment therefor previously obtained.  Thereafter, such original Non-Participating Party in such non-consent Platform or Facilities shall own its proportionate share thereof.  The Participating Parties in such non-consent Platform or Facilities shall continue to be entitled to recoup the full sum specified in Section 12.2.1 applicable to any other Non-Consent Operations thereon or therefrom.

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12.5           Discovery or Extension from Mobile Drilling Operations.  If a Non-Consent Well is drilled from a mobile drilling rig or floating drilling vessel and results in the discovery of oil or gas or extension of a Producible Reservoir and, if within one (1) year from the date the drilling equipment is released, a Platform or other fixed structure is ordered and if its location is within three thousand (3,000) feet from the vertical projection of the bottom-hole location of any such well (unless limited by surface restrictions or seabed conditions), the recoupment of costs applicable to such well shall be governed by Section 12.2 and shall be recovered by the Participating Parties in the following manner:

(a)
If such Non-Consent Well is not completed and produced, recoupment shall be out of one-half (1/2) of the Non-Participating Party's Share of production from all subsequently completed wells on the Contract Area which are completed in the Producible Reservoir discovered or extended by such Non-Consent Well and in which the Non-Participating Party in such Non-Consent Well has a Participating Interest.

(b)
If such Non-Consent Well is completed and produced, recoupment shall be out of the Non-Participating Party's Share of all production from such Non-Consent Well and one-half (1/2) of the Non-Participating Party's Share of production from all subsequently completed wells on the Contract Area which are completed in the Producible Reservoir discovered or extended by such Non-Consent Well and in which the Non-Participating Party in such Non-Consent Well has a Participating Interest.

        12.6           Non-Consent Operations to Maintain Lease.  Notwithstanding any other provision hereof, if a Lease has no wells thereon capable of commercial production in the final six (6) months of the primary term of such Lease and such Lease is not held by a unit or a Suspension of Production pursuant to other operations on the Lease or in the unit, any Party electing not to participate in the drilling of a well or other operation in the final six (6) months of the primary term or at any time during the secondary term, shall assign its full interest in such Lease pro-rata to the Parties hereto undertaking the drilling of such well or participating in such operation.  Such assignment shall be executed and delivered within thirty (30) days after commencement of the well or operation.  If at any time after the expiration of the primary term of a Lease, a well must be drilled or an operation conducted because of cessation of production or to fulfill an obligation to develop such Lease, such well or operation being required to extend the term of such Lease or a portion thereof, any Party electing not to participate in the operation or the drilling of such a well shall assign its full interest in that Lease, or portion thereof, pro-rata to the Parties hereto undertaking the drilling of such a well.  Such assignment shall be executed and delivered within thirty (30) days after commencement of the well or operation, but shall be limited to the portion of the Lease the term of which was extended by the operation or drilling the well, and provided any Non-Participating Party shall retain its rights and liabilities with respect to any previously completed wells on that Lease and the production therefrom.  Thereafter, that Lease shall no longer be a part of the Contract Area, and the Non-Participating Party or Parties shall no longer own an interest in any wells drilled on such Lease, other than those wells drilled prior to the occurrence set out herein.  Should the Parties electing to undertake the drilling of a well or conduct operations under this Section 12.6 fail to perform, as Participating Parties, the drilling of the well or operations substantially as proposed, the Parties receiving the aforementioned assignment shall assign back to the Party or Parties originally electing not to participate, that interest which was caused to be assigned pursuant to this Section 12.6.  A Party hereunder executing an assignment of its interest in a Lease pursuant to the foregoing shall not be relieved of any obligation hereunder accruing prior to such assignment.  If more than one (1) well is drilled or more than one (1) operation conducted, any of which would maintain or extend such Lease or such portions thereof, an assignment shall not be required from any Party participating in any such well(s) or operation(s) as to that portion of the Lease or unit which would have been maintained by such well(s) or operation(s).

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12.7          Allocation of Platform Costs to Non-Consent Operations.  Non-Consent Operations shall be subject to further conditions as follows:

12.7.1
Charges.  If a Non-Consent Well is drilled from a Platform, the Participating Parties in such well shall be liable to the Joint Account owners of the Platform for the use of the Platform and its Facilities as follows:

(a)
Such Participating Parties shall pay a sum equal to that portion of the total cost of the Platform which one (1) Platform slot bears to the total number of slots on the Platform.  If the Non-Consent Well is abandoned, the right of Participating Parties to use that Platform slot shall terminate, unless such Parties commence drilling a substitute well from the same slot within ninety (90) days after abandonment.  Notwithstanding the foregoing, if the Non-Consent Well is abandoned as an unsuccessful well, and no substitute well is drilled by the Participating Parties, then, if the slot is abandoned in a condition such that it could be used for the drilling of a future well, the Participating Parties shall not be required to pay the sum set out in this Section 12.7.1.

(b)
If the Non-Consent Well production is handled through the Facilities, the Participating Parties shall pay a sum equal to that portion of the total cost of such Facilities, less accumulated depreciation, which one (1) well completion bears to the total number of Producible Well completions utilizing the Facilities.

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12.7.2
Operating and Maintenance Charges.  The Participating Parties shall pay on a monthly basis all costs necessary to connect a Non-Consent Well to the Facilities and that proportionate part of the expense of operating and maintaining the Platform and Facilities applicable to the Non-Consent Well.  Platform and Facilities operating and maintenance expenses shall be allocated in proportion to the producing well count during a calendar month as it relates to the total number of wells producing from such Platform during such calendar month.  For the purpose of this provision, a producing zone or each completion in a multi-completed well shall be considered as a separate well.

12.7.3
Payments.  Payment of sums pursuant to Section 12.7.1 is not a purchase of an additional interest in the Platform or Facilities.  Such payments, if the recoupment provisions of Section 12.2 are applicable, shall be included in the total amount which the Participating Parties are entitled to recoup out of production from the Non-Consent Well.

12.8        Allocation of Costs Between Depths (Single Completion).  For the purpose of allocating costs on any well with a single completion in which the Participating Interests of the Parties are not the same for the entire depth or the completion thereof, the cost of drilling, completing, equipping, and plugging and abandoning such well shall be allocated on the following basis:

(a)	Intangible drilling, completion, casing string, and material costs from the surface to a depth one hundred feet (100') below the base of the Producible Reservoir in which the well is completed shall be charged to the Participating Parties in such completion in accordance with their respective Participating Interest.
(b)
Intangible drilling, completion, casing string, and material costs, other than tubing costs, from a depth of one hundred feet (100') below the base of the Producible Reservoir in which the well is completed to total depth shall be charged to the Participating Parties in the well to total depth in accordance with their respective Participating Interest.

(c)
All plugging and abandonment costs directly associated with the Producible Reservoir in which the well is completed will be allocated to the Participating Parties in that completion in accordance with their respective Participating Interests.  All final plugging and abandonment costs associated with the wellbore will be allocated proportionately among all Participating Parties in the well.

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12.9        Allocation of Costs Between Depths (Multiple Completions).  For the purpose of allocating costs on any well completed in dual or multiple Producible Reservoirs in which the Participating Interests of the Parties are not the same for the entire depth or the completion thereof, the cost of drilling, completing, equipping, and plugging and abandoning such well shall be allocated on the following basis:

(a)
Intangible drilling, completion, casing string, and material costs other than tubing costs, from the surface to a depth one hundred feet (100') below the base of the upper completed Producible Reservoir shall be divided equally between the completed Producible Reservoirs and charged to the Participating Parties in each Producible Reservoir in accordance with their respective Participating Interest.

(b)
Intangible drilling, completion, casing string, and material costs, other than tubing, from a depth one hundred feet (100') below the base of the upper completed Producible Reservoir to a depth one hundred feet (100') below the base of the second completed Producible Reservoir shall be divided equally between the second and any other Producible Reservoir completed below such depth and charged to the Participating Parties in each such Producible Reservoir in accordance with their respective Participating Interest.  If the well is completed in additional Producible Reservoirs, the costs applicable to each such Producible Reservoir shall be determined and charged to the Participating Parties in the same manner as prescribed for wells completed in dual Producible Reservoirs.

(c)
Intangible drilling, completion, casing string, and material costs, other than tubing costs, from a depth one hundred feet (100') below the base of the lowest completed Producible Reservoir to total depth shall be charged to the Participating Parties in the well to total depth in accordance with their respective Participating Interest.

(d)
Costs of tubing strings serving each separate Producible Reservoir shall be charged to the Participating Parties in each Producible Reservoir in accordance with their respective Participating Interest.

(e)
For the purposes of allocating tangible and intangible costs between Producible Reservoirs that occur at less than one hundred feet (100') intervals, the distance between the base of the upper reservoir to the top of the next lower reservoir shall be allocated equally between reservoirs.

(f)
All plugging and abandonment costs directly associated with a Producible Reservoir will be allocated to the Participating Parties in that reservoir in accordance with their respective Participating Interests.  All final plugging and abandonment costs associated with the wellbore will be allocated proportionately among all Participating Parties in the well.

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12.10       Allocation of Costs Between Depths (Dry Hole).  For the purpose of this Section, a dry hole shall mean a well drilled to an objective depth in which the Participating Parties elected not to complete, or if completed, the well was not a Producible Well and did not establish a Producible Reservoir.  In allocating costs on any well containing a dry hole, and in which the Participating Interests of the Parties are not the same for the entire depth or the completion thereof, the cost of drilling and plugging and abandoning such well shall be allocated on the following basis:

(a)
Costs to drill and plug and abandon a well proposed for completion in single, dual, or multiple objective depths shall be charged to the Participating Parties in the same manner as if the well had established a Producible Reservoir at each objective depth.

(b)	Additional plugging and abandoning costs related to any deepening, completion attempt, or other operation shall be at the sole risk and expense of the Participating Parties in such operation.
12.11      Intangible Drilling and Completion Cost Allocations.  For the purposes of allocating costs under Sections 12.8, 12.9, and 12.10, intangible drilling and completion costs, including non controllable materials costs, shall be allocated between Producible Reservoirs, including dry holes as defined in Section 12.10, and including the interval from one hundred feet (100') below the deepest Producible Reservoir to total depth on a drilling day ratio basis where the factor for each reservoir is determined by a fraction for which the numerator is the number of drilling and completion days applicable to that reservoir and the denominator is the total number of days spent on the well, beginning on the day the rig arrives on location and terminating when the rig is released.

12.12       Subsequent Operations in Non-Consent Well.  Except as provided in Section 10.6.4 or 12.3, as applicable, an election not to participate in the drilling, Sidetracking, or deepening of a well shall be deemed to be an election not to participate in any subsequent operations in the well before full recovery by the Participating Parties of the Non-Participating Party's recoupment amount.  A subsequent operation conducted during the recoupment period by the Parties entitled to participate shall be subject to the recoupment provided in Section 12.2.1.

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ARTICLE 13
ABANDONMENT AND SALVAGE

13.1           Platform Salvage and Removal Costs.  When the Parties owning a Platform mutually agree to dispose of such Platform, it shall be disposed of by the Operator as approved by such Parties with such Parties having a preferential right to acquire the Platform.  The costs, risks, and net proceeds, if any, resulting from such disposition shall be shared by such Parties in proportion to their ownership of the Platform.

13.2           Abandonment of Producing Well.  Any Participating Party may propose the abandonment of a well by notifying the other Participating Parties.  No well shall be abandoned without the unanimous approval of the Participating Parties.  The Participating Parties not consenting to the abandonment shall pay to each Participating Party desiring to abandon such abandoning Party's share of the current value of the well's salvageable material and equipment as determined pursuant to Exhibit "C", less the estimated current costs of salvaging same and of plugging and abandoning the well as determined by the Participating Parties.  In the event such abandoning Party's interest in such salvage value is less than such Party's share of the estimated costs of salvaging materials, plugging and abandoning, the abandoning Party shall pay the Operator, for the benefit of the non-abandoning Parties, a sum equal to the deficiency.

13.3           Assignment of Interest.  Each Participating Party desiring to abandon a well pursuant to Section 13.2 shall assign effective as of the last applicable election date, to the non-abandoning Parties, in proportion to their Participating Interests, its interest in such well and the equipment therein and its ownership in the production from such well.  Any Party so assigning shall be relieved, after delivering the assignment, from any further liability with respect to said well, and each non-abandoning Party shall assume and bear all such liabilities in proportion to the share of interest that it receives from the abandoning Parties.  Notwithstanding Section 13.2, no Party shall be required to accept an assignment of an interest of a Party desiring to abandon a well.  If no Party is willing to accept the assignment, the Party seeking to abandon the well shall remain an owner in the well.

13.4           Abandonment Operations Required by Governmental Authority.  Any well abandonment or Platform removal required by a governmental authority shall be accomplished by Operator with the costs, risks, and net proceeds, if any, to be shared by the Parties owning such well or Platform in proportion to their Participating Interests.

ARTICLE 14
WITHDRAWAL

14.1           Withdrawal.  A Party may withdraw from this Agreement by assigning to the other Parties who do not desire to withdraw, all of its interest in the Contract Area and the wells, Platforms and Facilities used in operations thereon; provided that such assignment shall not relieve such Party from any obligation or liability incurred prior to the first day of the month following receipt of the assignment by assignees.  The assigned interest shall be owned by the assignees in proportion to their respective Participating Interests.  The assignees, in proportion to the respective interests so acquired, shall pay the assignor for its interest in the wells, Platforms and Facilities, the current salvage value thereof less its share of the estimated current cost of salvaging same, plugging and abandoning of wells, and removal of all Platforms and Facilities, as determined by the Parties.  In the event such withdrawing Party's interest in such salvage value is less than such Party's share of the estimated costs, the withdrawing Party shall pay the Operator, for benefit of the non-withdrawing Parties, a sum equal to the deficiency.  Within ninety (90) days after receiving notice of the assignment, Operator shall render a final statement to the withdrawing Party for its share of all expenses incurred through the first day of the month following the date of receipt of the assignment, plus any deficiency in salvage value.  Providing all such expenses, including any deficiency hereunder due from the withdrawing Party have been paid within thirty (30) days after the rendering of such final statement, the assignment shall be effective the first day of the month following its receipt, and the withdrawing Party shall thereafter be relieved from all further obligations and liabilities with respect to the Contract Area; provided, however, that such withdrawing Party shall remain liable for any costs, expenses, or damages theretofore accrued or arising out of any event accruing prior to such Party's withdrawal.

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14.2           Limitations on Withdrawal.  No Party shall be relieved of its obligations hereunder during a blowout, a fire, or other emergency, but may withdraw from this Agreement after termination of such emergency, provided such Party shall remain liable for its share of all costs arising from said emergency.  Notwithstanding Section 14.1, no Party shall be required to accept an assignment of a withdrawing Party's interest.  If no Party is willing to accept the assignment, the Party seeking to withdraw shall remain subject to this Agreement.

ARTICLE 15
RENTALS, ROYALTIES, AND OTHER PAYMENTS

15.1           Creation of Overriding Royalty.  If the Working Interest or Participating Interest of a Party is subject to an overriding royalty, production payment, net profits interest, mortgage, lien, security interest, or other burden or encumbrance, other than lessor’s royalty, the Party so burdened shall pay and bear all liabilities and obligations created or secured by the burden or encumbrance and shall indemnify and hold the other Parties harmless from all claims and demands for payment asserted by the owners of the burdens or encumbrances. If any Non-Participating Party's interest is subject to an overriding royalty, production payment, or other charge or burden other than the “Permitted Encumbrance” shown on Exhibit “A”, then the Participating Parties shall, during recoupment of costs to be recovered under Section 12.2 above, receive the Working Interest production of such Non-Participating Party free from such charge or burden, which shall be paid and discharged by the Non-Participating Party out of his own separate funds.  Such Non-Participating Party shall hold the Participating Parties harmless with regard to such payment.

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15.2           Payment of Rentals and Minimum Royalties.  Operator shall pay in a timely manner for the Joint Account of the Parties all rentals, minimum royalties, or similar payments accruing under the terms of the Lease(s) and submit evidence of each such payment to the Parties.  Operator shall not be held liable to the other Parties in damages for the loss of a Lease or interest therein if, through mistake or oversight, any rental, minimum royalty, or other payment is not, or is erroneously paid.  The loss of any Lease or interest therein which results from a failure to pay or an erroneous payment of rental or minimum royalty shall be a joint loss and there shall be no readjustment of interest.

15.3           Non-Participation in Payments.  Should any Party elect not to pay its share of any rental, minimum royalty, or similar payment, such Party shall notify the other Parties at least sixty (60) days prior to the date on which such payment is due; and, in this event, Operator shall make such payment for the benefit of all the Participating Parties.  In such event, the Non-Participating Party shall, upon the request of the Participating Parties, assign to them such portions of its interest in such Lease as would be maintained by such payment.  Unless otherwise agreed, such assigned interest shall be owned by each Participating Party in proportion to its Participating Interest.

15.4           Royalty Payments.  Each Party hereto shall be responsible for and shall separately bear and properly pay or cause to be paid all royalties and other amounts which become due on production taken from the Contract Area for its account and on its share of any production used, consumed, or lost on the Contract Area.  During any time in which the Participating Parties in a Non-Consent Operation are entitled to receive a Non-Participating Party's Share of production, the Participating Parties shall bear the Lease royalty due on such share of production and shall hold the Non-Participating Parties harmless from liability for such royalty.

ARTICLE 16
TAXES

16.1           Property Taxes.  Operator shall render property covered by this Agreement as may be subject to ad valorem taxation and shall pay such property taxes for the benefit of each Party.  Operator shall charge each Party its share of such tax payments.  If the Operator is required hereunder to pay ad valorem taxes based in whole or in part upon separate valuation of each Party's Working Interest, then notwithstanding anything to the contrary herein, charges to the Joint Account as provided in Exhibit "C" shall be made and paid by the Parties hereto in accordance with the percentage of tax value generated by each Party's Working Interest.

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16.2           Contest of Property Tax Valuation.  Operator shall timely and diligently protest to a final determination any valuation it deems unreasonable.  Pending such determination, Operator may elect to pay under protest.  Upon final determination, Operator shall pay the taxes and any interest, penalty, or cost accrued as a result of such protest.  In either event, Operator shall charge each Party its share in accordance with each Party's Participating Interest.

16.3           Production and Severance Taxes.  Each Party shall pay, or cause to be paid, all production, severance, and excise taxes, due on any production which it receives pursuant to the terms of this Agreement.

16.4           Other Taxes and Assessments.  Operator shall pay other applicable taxes (other than income taxes) or assessments and charge each Party its share in accordance with each Party's Participating Interest, provided that should a Party's unilateral action cause a change in status of the entire Lease, Platform or Facilities thereon for tax purposes, that Party shall bear the entire increased portion of taxes caused by that Party's action.

16.5           Gas Balancing.  Each Party agrees that with respect to gas production, each Party taking gas under the Gas Balancing Agreement attached hereto as Exhibit "D" shall account for such gas for federal income tax purposes in accordance with proposed Treasury Regulation Section 1.761-2(d)(3), or in accordance with binding laws, rules, regulations, and orders affecting production from the Contract Area which hereafter may be adopted, promulgated, or issued by an agency or other governmental authority having jurisdiction over the Contract Area.

ARTICLE 17
INSURANCE

17.1           Insurance.  Operator shall at times when operations are conducted herein during the term of this Agreement, carry, pay for and charge each Party its proportionate share of the cost of (i) Worker’s Compensation and Employer’s Liability Insurance covering the employees of Operator engaged in operations hereunder in compliance with all applicable State and Federal laws and (ii) Contingent Maritime Employer’s Liability Insurance.  The Worker’s Compensation policy shall have attached the “Longshoreman’s Harbor Worker’s Compensation Act (Federal) Endorsement” and “Outer Continental Shelf Land’s Endorsement”.  The Contingent Maritime Employer’s Liability Insurance shall provide for a limit of liability of not less than $1,000,000 per accident.  Such policies shall contain waivers of subrogation in favor of Non-Operators.  Each Party to this Agreement shall be responsible for insuring its own interest in property and equipment, well control and redrill expense, or loss of income and any other loss not covered by the insurance referred to herein.  Each Party for its account shall carry, pay for and maintain throughout the term of this Agreement policies of insurance specified in Exhibit “B” of this Agreement.

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ARTICLE 18
LIABILITY, CLAIMS AND LAWSUITS

18.1           Individual Obligations.  The obligations, duties and liabilities of the Parties shall be several and not joint or collective; and nothing contained herein shall ever be construed as creating a partnership of any kind, joint venture, association, or other character of business entity recognizable in law for any purpose.  Each Party shall hold all the other Parties harmless from liens and encumbrances on the Contract Area arising as a result of its acts.

18.2           Notice of Claim or Lawsuit.  If a claim is made against any Party or if any Party is sued on an alleged cause of action arising out of operations hereunder or an alleged cause of action involving title to any interest subject hereto, such Party shall give prompt written notice to the other Parties.

18.3           Settlements.  Operator may settle any single damage claim or suit involving operations or title to any interest hereunder if the expenditure does not exceed Fifty Thousand Dollars ($50,000.00) and if the payment is in complete settlement of such claim or suit.  If the amount required for settlement exceeds such amount, the Participating Parties shall determine the further handling of the claim or suit.  Operator will keep the Participating Parties appropriately advised of all material events in each lawsuit and claim arising from operations hereunder.

18.4           Legal Expense.  Legal expenses shall be handled pursuant to Exhibit "C"; however, such legal expenses shall be approved and borne in accordance with Exhibit "C" by only the Participating Parties in the operations out of which such liability giving rise to same occurs.

18.5           Liability for Losses, Damages, Injury or Death.  Liability for losses, damages, injury, or death arising from operations under this Agreement shall be borne by the Parties in proportion to their Participating Interests in the operations out of which such liability arises, except when such liability results from the sole or concurrent gross negligence or willful misconduct of a Party or Parties, in which case such Party or Parties shall be liable.

18.6           Indemnification.  To the extent allowed by law, the Participating Parties agree to hold the Non-Participating Parties harmless and to indemnify and protect them against all claims, demands, liabilities and liens for property damage or personal injury, including death, caused by or otherwise arising out of Non-Consent Operations, and any loss and cost suffered by any Non-Participating Party as an incident thereof.

18.7           Damage to Reservoir, Loss of Reserves and Profits.  Notwithstanding anything to the contrary contained herein, no Party shall be liable to any other Party for damage to a reservoir, loss of reserves, or loss of profits, nor does any other Party indemnify any other Party for such loss, except for such liability as may result from a Party’s gross negligence or willful misconduct.

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ARTICLE 19
INTERNAL REVENUE PROVISION

19.1           Internal Revenue Provision.  Notwithstanding any provisions herein that the rights and liabilities are several and not joint or collective, or that this Agreement and the operations hereunder shall not constitute a partnership, each Party elects not to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, Internal Revenue Code of 1986, as amended, and similar provisions of applicable state laws.  The tax partnership shall be governed by Exhibit “F”                                           .

ARTICLE 20
CONTRIBUTIONS

20.1           Notice of Contributions Other than Advances for Sale of Production.  Each Party shall promptly notify the other Parties of all contributions which it may obtain, or is attempting to obtain, in support of the drilling of any well on the Contract Area.  Payments received as consideration for entering into a contract for sale of production from the Contract Area, loans, and other financing arrangements shall not be considered contributions for the purposes of this Article.

20.2           Cash Contributions.  In the event a Party contracts for a cash contribution toward the drilling of a well, said cash contribution shall be paid to Operator and Operator shall apply the amount thereof against the cost of such drilling.  If such well is a Non-Consent Well, the amount of the contribution shall be deducted from the cost specified in Section 12.2.1.(a).

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20.3           Acreage Contributions.  In the event a Party contracts for an acreage contribution toward the drilling of a well, such Party shall tender an assignment of the acreage, without warranty of title, to the Participating Parties in the proportions said Parties shared the cost of drilling the well.  Such acreage shall become a separate contract area and, to the extent possible, be subject to provisions identical to those contained in this Agreement.  For purposes of this Agreement, the word "acreage" shall mean lands or leases or interests therein.

ARTICLE 21
DISPOSITION OF PRODUCTION

21.1           Facilities to Take in Kind.  Any Party shall have the right, at its sole risk and expense, to construct Facilities for taking its share of production in kind, provided that such Facilities, at the time of installation, do not interfere with continuing operations on the Contract Area.

21.2           Taking Production in Kind.  Each Party shall take in kind and separately dispose of its share of the oil and/or condensate and gas produced and saved from the Contract Area.

21.3           Failure to Take in Kind.  If any Party fails to take in kind and dispose of its share of the oil and/or condensate, Operator shall have the option, but not the obligation, to either (a) purchase oil and/or condensate at Operator's posted price for liquids of the same kind, gravity, and quality in the field where the Leases are located or, in the absence of such posted price, at the price prevailing in the field or area for oil and/or condensate of the same kind, gravity, and quality, or (b) sell such oil and/or condensate to others under commercially reasonable terms negotiated by Operator in good faith , subject to revocation at will by the non-taking Party.  All contracts of sale by Operator of any Party's share of oil and/or condensate shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the circumstances, but in no event shall any contract be for a period in excess of one hundred and eighty (180) days.  Proceeds of all sales made by Operator pursuant to this Section shall be paid to the Parties entitled thereto.  Unless required by governmental authority or judicial process, no Party shall be forced to share an available market with any non-taking Party.  If any Party fails to take in kind or dispose of its share of gas, such gas shall be accounted for in accordance with the provisions of Exhibit "D", Gas Balancing Agreement, attached hereto and made a part hereof.

21.4           Expenses of Delivery in Kind.  Any cost incurred in making delivery of any Party's share of oil and/or condensate or disposing of same pursuant to Section 21.3, shall be borne by such Party.

21.5           Gas Balancing Provisions.  The Parties agree that in the event separate disposition of gas causes split-stream deliveries to separate pipelines and/or deliveries which on a day-to-day basis for any reason are not equal to a Party's respective proportionate share of total gas sales to be allocated to it, the gas balancing or accounting between the Parties shall be handled in accordance with the attached Exhibit "D".

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ARTICLE 22
APPLICABLE LAW

22.1           Applicable Law.  THIS AGREEMENT AND ALL OPERATIONS CONDUCTED HEREUNDER BY THE PARTIES SHALL BE SUBJECT TO ALL VALID AND APPLICABLE FEDERAL LAWS, RULES, REGULATIONS AND ORDERS ("FEDERAL LAW").  TO THE EXTENT REQUIRED BY FEDERAL LAW, THE LAWS OF THE STATE ADJACENT TO THE CONTRACT AREA SHALL APPLY.  THIS AGREEMENT SHALL OTHERWISE BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF LOUISIANA, EXCLUDING CHOICE OF LAW RULES THAT WOULD REFER THE MATTER TO THE LAW OF ANY OTHER JURISDICTION.
ARTICLE 23
LAWS AND REGULATIONS

23.1           Laws and Regulations.  This Agreement and all operations and activities conducted under it shall be subject to all applicable laws, rules, regulations and orders (federal, state, and local).  A provision of this Agreement found to be contrary to or inconsistent with any such law, rule, regulation or order shall be deemed to have been modified accordingly.

ARTICLE 24
FORCE MAJEURE

24.1           Force Majeure.  The obligations imposed by this Agreement on a Party, except for indemnity obligations and the payment of money, shall be suspended with respect to such Party to the extent that compliance is prevented, in whole or in part, by a labor dispute, fire, storm, flood, war, civil disturbance, or act of God; by laws; by governmental rules, regulations, or orders; by inability to secure materials; or by any other cause, whether similar or dissimilar, beyond the reasonable control of the said Party; provided, however, that performance shall be resumed within a reasonable time after such cause has been removed; and provided further that no Party shall be required against its will to settle any labor dispute.

24.2           Notice.  Whenever a Party's obligations are suspended under Section 24.1, such Party shall immediately notify the other Parties and give full particulars of the reason for such suspension.

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ARTICLE 25
SUCCESSORS, ASSIGNS AND PREFERENTIAL RIGHTS

25.1           Successors and Assigns. This Agreement binds and inures to the benefit of the Parties and their respective heirs, successors, and assigns and shall constitute a covenant running with the Leases within the Contract Area. Each Party shall incorporate in each assignment of an interest in a Lease a provision that the assignment is subject to this Agreement.

25.2           Transfer of Interest. No transfer, assignment, or other disposition of interest by a Party shall relieve the Party of liabilities and obligations it has incurred or that are attributable to the interest transferred before the date of the transfer, and the obligation to pay and bear all costs and risks attributable to an operation in which the Party was a Participating Party before making the transfer, and the lien and security rights granted by Section 8.5 (Security Rights) shall continue to burden the interest transferred to secure payment of the obligations. The transferor shall be liable for all costs, expenses, and liabilities for well plugging and abandonment, Platform and Facilities removal and disposal, and site clearance for property and equipment attributable to the assigned interest before the date of the transfer, net of salvage proceeds.

25.3           Consent to Assign. A Party may not sell, transfer, farm out, assign, or otherwise dispose of all or part of its interest in a Lease without the prior written consent of the other Parties, unless:

(a)
the transferee is financially capable of assuming the obligations hereunder and, in accordance with Subsection 25.3(c), the transferor furnishes the Parties with proof of such financial capability that, in the case of Outer Continental Shelf leases, shall be proof that the transferee is currently qualified by the Minerals Management Service, an agency of the United States Department of the Interior, or a successor agency having jurisdiction (hereinafter “MMS”), to own Outer Continental Shelf leases and that the transferee has on file with the MMS the appropriate lessee and Operator bonds;

(b)	the transferee agrees in writing to assume all obligations and liabilities under this Agreement related to the interest acquired; and
(c)
the transferor has given the other Parties written notice of the transfer at least fifteen (15) days before the date of the transfer, such notice to include the name of each proposed transferee, a description of the interests to be transferred, and the proof set forth in Subsection 25.3(a).

The requirements of this Section 25.3 shall not apply to a merger, consolidation, reorganization, sale or transfer to an Affiliate, a mortgage by a Party of its interest in the Leases within the Contract Area, a sale of all, or substantially all, of a Party’s domestic exploration and production properties, or a transfer or disposition between the Parties hereto.

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25.4           Transfers Between Parties. A transfer, relinquishment, or other disposition of interests in the Leases between Parties under Section 12.6 (Non-Consent Operations to Maintain Lease); Article 14 (Withdrawal); or Section 15.3 (Non-participation in Payments) shall be made without warranty of title. Any such transfer between the Parties, if applicable, shall be free and clear of all overriding royalty, production payment, net profits interest, mortgage, lien, security interest, or other burden or encumbrance, other than lessor’s royalty burdens and the Permitted Encumbrance shown on Exhibit “A”.

25.5           Division of Interest. If, at any time, the interest of a Party is divided among and owned by four (4) or more co-owners, Operator, at its discretion, may require the co-owners to appoint a single trustee or agent with full authority to receive notices, approve expenditures, receive billings for, and approve and pay the Party’s share of the joint expenses, and to deal generally with, and with power to bind the co-owners of the Party’s interest within the scope of the operations embraced in this Agreement. All such co-owners may separately dispose of their respective shares of the oil, gas, and condensate produced from the Contract Area and may receive, separately, payment of the sale proceeds thereof.

25.6           Preferential Rights. If a Party desires to transfer, sell, farmout, assign, or otherwise dispose of all or part of its Working Interest (“Disposing Party”), it shall promptly give written notice to the other Parties with full information about the proposed transaction, including, but not limited to, the name and address of the prospective transferee (who must be ready, willing, and able to acquire the interest and deliver the stated consideration therefor), the consideration for the transfer, farmout terms, and all other terms of the offer. In the case of a package sale of oil and gas interests that includes all or part of the Disposing Party’s Working Interest, or if the proposed transaction is structured as a non-simultaneous, like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended (“Code”), the Working Interest that is subject to this preferential right shall be separately valued and the notice shall state the value attributed to the interest by the prospective transferee. The other Parties shall then have an optional prior right, for a period of thirty (30) days after receipt of the notice, to elect to purchase or acquire on the same terms and conditions, or on equivalent terms for a non-cash transaction, all of the Working Interest that the Disposing Party is proposing to transfer. If this preferential right is exercised by a Party, the purchasing or acquiring Parties shall share the purchased or acquired interest in the proportions that the Working Interest of each bears to the total Working Interest of all acquiring Parties, or in such proportions as the acquiring Parties otherwise agree. This preferential right shall apply separately to each Working Interest or part thereof covered by this Agreement, regardless of whether it is included in the proposed transaction along with other oil and gas interests, whether as a sale, farmout, or non-simultaneous, like-kind exchange, and no provision in this Agreement shall be interpreted to defeat this preferential right. Upon exercise of this preferential right, the acquiring Parties shall agree to perform all obligations of the prospective transferee under the proposed transaction only for the Working Interest subject to the proposed transaction. This preferential right, however, shall not exist or apply when a Party proposes (a) to mortgage its interest; (b) to dispose of or transfer its interest to an Affiliate by (i) merger, (ii) reorganization, or (iii) consolidation; (c) to sell all, or substantially all, of its exploration and production properties located in the United States of America; or (d) to transfer the interest under a property exchange transaction other than a non-simultaneous, like-kind exchange under Section 1031 of the Code. If the proposed transaction is not consummated within six (6) months after receipt of the notice by the other Parties, the Working Interest shall again be governed by this Section 25.6 and the preferential right shall again arise for the offered interest as herein described.

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ARTICLE 26
TERM

26.1           Term.  This Agreement shall remain in effect so long any Lease or part thereof within the Contract Area remains in force and effect and thereafter until: (a) all wells within the Contract Area have been abandoned and plugged or turned over to a single Working Interest owner in accordance with Article 14; (b) all equipment and any real property acquired for the Joint Account has been disposed of by Operator; and (c) there has been a final accounting made under this Agreement, including settlement of any gas imbalances pursuant to Exhibit "D".  Termination of this Agreement shall not relieve a Party of any liability or obligation which accrued or was incurred before such termination.

ARTICLE 27
MISCELLANEOUS PROVISIONS

27.1            Headings.  Except for the headings contained in Article 2 (Definitions), the headings and table of contents used herein are inserted for convenience only and shall be disregarded in construing this Agreement.

27.2            Waiver.  Failure to act upon a breach of any provision of this Agreement does not waive a Party's right to enforce a subsequent breach of the same or any other provision.

ARTICLE 28
EXECUTION

28.1           Counterpart Execution.  This Agreement may be executed by signing the original or a counterpart thereof.  If this Agreement is executed in counterparts, all counterparts taken together shall have the same effect as if all the Parties had signed the same instrument.

28.2           Amendments.  No amendments hereof shall be effective unless they are in writing and executed by the relevant Parties.

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IN WITNESS WHEREOF, this Agreement has been executed by the Parties on the date shown below, but effective as of the day and year first above written.

WITNESSES:

OPERATOR:

Ridgelake Energy, Inc.
_______________________________

By:_________________________________
_______________________________                        William M. Hines
                                                                                                Vice President
Date: September 26, 2006

WITNESSES:
NON-OPERATORS:

GulfX, LLC
_______________________________

By:_________________________________
_______________________________                        Name: Paul Garner
Title: Vice President
Date: Oct 6, 2006

South Marsh, LLC
_______________________________

By:_________________________________
_______________________________                        Name: Paul Garner
Title: Vice President
Date: Oct 6, 2006

Lion Energy Limited, LLC
_______________________________

By:_________________________________
_______________________________                        Name: Russell Brimage
Title: President
Date: Oct 6, 2006

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EXHIBIT "A"

Attached to and made a part of that certain Operating Agreement, dated effective the 18th day of  September, 2006,
by and between Ridgelake Energy, Inc., GulfX, LLC, South Marsh LLC and Lion Energy Limited, LLC.

I.	Description of Lease(s):

That certain Lease dated effective May 1, 2005, by and between the United States of America (“Lessor”) and Ridgelake Energy, Inc. (“Lessee”), designated by the Minerals Management Service as OCS-G 27078, and covering 5,000 acres of submerged lands within the Outer Continental Shelf, described as follows:

“All of Block 317, Vermilion Area, South Addition, , OCS Leasing Map, Louisiana Map No. 3B”

II.	Contract Area:

The Contract Area shall cover all of the acreage covered by OCS-G 27078.

III.	Interest of Parties:

Party:                                                                                                         Interest:

RIDGELAKE ENERGY, INC. (“OPERATOR”)    40.00%
GULFX, LLC                                                                                                           **20.00%
SOUTH MARSH LLC                                                                                           **10.00%
LION ENERGY LIMITED LLC                                                                             **30.00%
                                                                                                                                            100.00%

* (NOTE: It is recognized that, pursuant to the terms of that certain Seismic Acquisition and Exploration Agreement dated effective September 7, 2004, by and between Ridgelake Energy, Inc. and Beacon Exploration and Production Company, L.L.C., Beacon has the right to participate for up to a 10% working interest in OCS-G 27078. Should Beacon or its designee be determined to have properly elected to acquire a working interest in OCS-G 27078, then it is understood that such interest will be conveyed by Ridgelake to Beacon or its designee. Furthermore, it is agreed that the conveyance by Ridgelake to Beacon or its designee under the terms of the aforesaid Seismic Acquisition and Exploration Agreement shall not be subject to the terms of this agreement until such time as Beacon or it designee has ratified and/or otherwise accepted the terms of this Operating Agreement. In particular, the Parties herein specifically understand and agree that the aforesaid conveyance by Ridgelake to Beacon ir its designee is not subject to the terms of Article 25.3 and 25.6 of this Operating Agreement.)

** (NOTE: It is recognized and understood that the respective interests credited to GulfX, LLC, South Marsh LLC and Lion Energy Limited LLC are subject to the terms and conditions of the following Participation Agreements: 1) that certain Agreement dated January 18, 2006, by and between Ridgelake and GulfX, LLC, (2)  that certain Agreement dated September 18, 2006, by and between Ridgelake and South Marsh LLC, and (3) that certain Agreement dated September 18,2006, by and between Ridgelake and Lion Energy Limited LLC. As such, the interest, which is conditioned upon the performance by GulfX, South Marsh and Lion of all of the terms and conditions contained in the aforesaid Participation Agreements. Should the said parties fail to earn an interest in OCS-G 27078 under the terms of the Participation Agreement that is applicable to that party’s conditional interest, then it is recognized that the interest credited to that party shall revert to Ridgelake. Furthermore, it is understood and agreed that if there is a conflict between the terms and conditions of the Participation Agreements referenced herein and this Operating Agreement, then the terms of the applicable Participation Agreement shall apply and take precedence over the terms and conditions contained in this Operating Agreement.)

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IV.	Designated Representatives:

RIDGELAKE ENERGY, INC.                                                                                   GULFX, LLC
3636 N. Causeway Boulevard, Suite 300                                                               45 Ventnor Avenue
Metairie, Louisiana 70002-7216                                                                              West Perth 6005
Attention:  Mr. John Rubin                                                                                     Western Australia, Australia
                                     Attention: ______________

SOUTH MARSH LLC                                                                                              LION ENERGY LIMITED LLC
P.O. Box 512                                                                                                               P.O. Box 512
West Perth Business Center 6872                                                                          West Perth Business Center 6872
Western Australia, Australia                                                                                  Western Australia, Australia
Attention: _________________                                                                          Attention: _________________

V.	Permitted Encumbrance:

In addition to Lessor’s royalty, OCS-G 27078 is burdened with a 3.33333% of 8/8ths Overriding Royalty Interest, which has been granted by Ridgelake Energy, Inc. to Beacon Exploration and Production Company, L.L.C., pursuant the terms of that certain letter agreement dated September 7, 2004, by and between Ridgelake and Beacon Exploration and Production Company L.L.C. The aforesaid burdens are Permitted Encumbrances under the terms of this Operating Agreement.

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EXHIBIT “B”
INSURANCE

Attached to and made a part of that certain Operating Agreement, dated effective the 18th day of September, 2006,
by and between Ridgelake Energy, Inc., GulfX, LLC, South Marsh LLC and Lion Energy Limited LLC.

INSURANCE PROVISIONS

1           Operator shall carry the following insurance for the joint account:

a.
Workmen's Compensation and Employer's Liability Insurance covering employees of Operator engaged in operations hereunder in compliance with all applicable State and Federal Laws. The Workmen's Compensation policy shall have attached the "Longshoreman's Harbor Worker's Compensation Act (Federal) Endorsement" and "Outer Continental Shelf Lands Endorsement".

b.	Contingent Maritime Employer's Liability Insurance shall provide for a limit of liability of not less than $1,000,000 per accident.

  2.            Each Party shall carry the insurance noted below with the minimum limits as set out:

a.
General Liability and Property Damage Insurance endorsed to include offshore operations and non-owned watercraft liability, covering operations conducted hereunder with a combined single limit each occurrence of $1,000,000 for bodily injury and property damage.

b.
Commercial Automobile Liability Insurance covering owned, non-owned and hired automobiles with a combined single limit of $1,000,000 per occurrence and Property Damage Insurance covering operations conducted hereunder with a combined single limit each occurrence of $500,000 for bodily injury and property damage.

c.	Excess Liability Insurance, including sudden and accidental pollution liability, with a limit of $35,000,000.00.

d.	Non-Owned Aircraft Liability Insurance with a limit of $5,000,000 each occurrence.

e.
Insurance for Control of Well, Redrilling and Restoration due to blowout and/or cratering above or below surface, and Seepage and Pollution Liability coverage including cleanup and containment with a minimum limit of $25,000,000 per occurrence. Coverage shall also include Care Custody and Control Insurance with a minimum limit of $500,000 per occurrence.

3.	Any Party hereto may acquire such additional insurance as it deems proper to protect itself against any claims, losses, damages or destruction arising out of operations hereunder.

4.
Operator shall use reasonable efforts to require all contractors and subcontractors working or performing services hereunder to comply with the Workmen's Compensation and Employer's Liability Laws, both State and Federal, and to carry Comprehensive General Liability and such other insurance as Operator deems necessary.

In the event that construction operations are performed, Operator shall determine the amount(s) of Builder’s Risks Insurance appropriate for the project and shall: (i) cause the pertinent contractor(s) and, as applicable, subcontractor(s) to carry, in the aggregate and as Operator deems appropriate, such coverage and/or (ii) carry for the joint account (and charge it accordingly) for such portion of, of all, the coverage as operator deems appropriate.  In any such event, Operator shall cause certificates of insurance reflective of such coverage to be forwarded to the Non-Operator(s).

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EXHIBIT “C”

Attached to and made a part of that certain Operating Agreement, dated the 18th day of September, 2006,
by and between Ridgelake Energy, Inc., GulfX, LLC, South Marsh LLC and Lion Energy Limited LLC.

ACCOUNTING PROCEDURE
OFFSHORE JOINT OPERATIONS

I. GENERAL PROVISIONS

1.	Definitions

“Joint Property” shall mean the real and personal property subject to the Agreement to which this Accounting Procedure is attached.

“Joint Operations” shall mean all operations necessary or proper for the development, operation, protection and maintenance of the Joint Property.

“Joint Account” shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and which are to be shared by the Parties.

“Operator” shall mean the party designated to conduct the Joint Operations.

“Non-Operators” shall mean the Parties of this Agreement other than the Operator.

“Parties" shall mean Operator and Non-Operators.

“First Level Supervisors” shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees and/or contract labor directly employed on the Joint Property in a field operating capacity.  The First Level Supervisor shall not be required to be located on the Joint Property, but shall be located at a field location near the Joint Property.

“Technical Employees” shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and problems for the benefit of the Joint Property.

“Personal Expenses” shall mean travel and other reasonable reimbursable expenses of Operator's employees.

“Material” shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.

“Controllable Material” shall mean Material which at the time is so classified in the Material Classification Manual as most recently recommended by the Council of Petroleum Accountants Societies.

“Shore Base Facilities” shall mean onshore support facilities that during drilling, development, maintenance and producing operations provide such services to the Joint Property as receiving and transshipment point for supplies, materials and equipment, debarkation point for drilling and production personnel and services; communication, scheduling and dispatching center; other associated functions benefiting the Joint Property.

“Offshore Facilities” shall mean platforms and support systems such as oil and gas handling facilities, living quarters, offices, shops, cranes, electrical supply equipment and systems, fuel and water storage and piping, heliport, marine docking installations, communication facilities, navigation aids, and other similar facilities necessary in the conduct of offshore operations.

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2.         Statements and Billings

Operator shall bill Non-Operators on or before the last day of each month for their proportionate share of the Joint Account for the preceding month.  Such bills will be accompanied by statements which identify the authority for expenditure, lease or facility, and all charges and credits, summarized by appropriate classifications of investment and expense except that items of Controllable Material and unusual charges and credits shall be separately identified and fully described in detail.

3.         Advances and Payments by Non-Operators

Unless otherwise provided for in the Agreement, the Operator may require the Non-Operators to advance their share of estimated cash outlay for the succeeding month's operation within fifteen (15) days after receipt of the billing or by the first day of the month for which the advance is required, whichever is later.  Operator shall adjust each monthly billing to reflect advances received from the Non-Operators.

B.
Each Non-Operator shall pay its proportion of all bills within fifteen (15) days after receipt.  If payment is not made within such time, the unpaid balance shall bear interest monthly at the prime rate in effect at Citibank, N.A., New York, New York (or successor) on the first day of the month in which delinquency occurs plus 1% or the maximum contract rate permitted by the applicable usury laws of the jurisdiction in which the Joint Property is located, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts.

4.	Adjustments

Payment of any such bills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; provided, however, all bills and statements rendered to Non-Operators by Operator during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such calendar year, unless within the said twenty-four (24) month period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment.  No adjustment favorable to Operator shall be made unless it is made within the same prescribed period.  The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of Controllable Material as provided for in Section V.

5.	Audits

A.
Non-Operator, upon notice in writing to Operator and all other Non-Operators, shall have the right to audit Operator's accounts and records relating to the Joint Account for any calendar year within the twenty-four (24) month period following the end of such calendar year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts as provided for in Paragraph 4 of this Section I. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner which will result in a minimum of inconvenience to the Operator.  Operator shall bear no portion of the Non-Operators' audit cost incurred under this paragraph unless agreed to by the Operator.  The audits shall not be conducted more than once each year without prior approval of Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit.

B.	The Operator shall reply in writing to an audit report within 180 days after receipt of such report.

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6.	Approval by Non-Operators

Where an approval or other agreement of the Parties or Non-Operators is expressly required under other sections of this Accounting Procedure and if the agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, Operator shall notify all Non-Operators of the Operator's proposal, and the agreement or approval of a majority in interest of the Non-Operators shall be controlling on all Non-Operators.

II. DIRECT CHARGES

Operator shall charge the Joint Account with the following items:

1.	Rentals and Royalties

Lease rentals and royalties paid by Operator for the Joint Operations.

2.	Labor

    A.                    (1)  Salaries and wages of Operator's field employees directly employed on the Joint Property in the conduct of Joint Operations.

    (2)  Salaries and wages of Operator's employees directly employed on Shore Base Facilities or  other Offshore Facilities serving the Joint Property if such costs are not charged under Paragraph 7 of this Section II.

    (3)  Salaries of First Level Supervisors in the field.

    (4)  Salaries and wages of Technical Employees directly employed on the Joint Property if such charges are excluded from the Overhead rates.

    (5)  Salaries and wages of Technical Employees either temporarily or permanently assigned to and directly employed in the operation of the Joint Property if such charges are excluded from the overhead rates.

    B.         Operator's cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 2A of this Section II.  Such costs under this Paragraph 2B may be charged on a “when and as paid basis” or by “percentage assessment” on the amount of salaries and wages chargeable to the Joint Account under Paragraph 2A of this Section II.  If percentage assessment is used, the rate shall be based on the Operator's cost experience.

    C.         Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator's costs chargeable to the Joint Account under Paragraphs 2A and 2B of this Section II.

    D.         Personal Expenses of those employees whose salaries and wages are chargeable to the Joint Account under Paragraph 2A of this Section II.

3.	Employee Benefits

Operator's current costs of established plans for employees' group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus, and other benefit plans of a like nature, applicable to Operator's labor cost chargeable to the Joint Account under Paragraphs 2A and 2B of this Section II shall be Operator's actual cost not to exceed the percent most recently recommended by the Council of Petroleum Accountants Societies.

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4.	Material

Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV.  Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use and is reasonably practical and consistent with efficient and economical operations.  The accumulation of surplus stocks shall be avoided.

  5.      Transportation

Transportation of employees and Material necessary for the Joint Operations but subject to the following limitations:

A.
If Material is moved to the Joint Property from the Operator's warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store where like material is normally available or railway receiving point nearest the Joint Property unless agreed to by the Parties.

B.
If surplus Material is moved to Operator's warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest reliable supply store where like material is normally available, or railway receiving point nearest the Joint Property unless agreed to by the Parties.  No charge shall be made to the Joint Account for moving Material to other properties belonging to Operator, unless agreed to by the Parties.

C.
In the application of subparagraphs A and B above, the option to equalize or charge actual trucking cost is available when the actual charge is $400 or less excluding accessorial charges.  The $400 will be adjusted to the amount most recently recommended by the Council of Petroleum Accountants Societies.

6.	Services

The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph 9 of Section II and Paragraphs i and ii of Section III.  The cost of professional consultant services and contract services of technical personnel directly engaged on the Joint Property if such charges are excluded from the overhead rates.  The cost of professional consultant services or contract services of technical personnel directly engaged in the operation of the Joint Property shall be charged to the Joint Account if such charges are excluded from the overhead rates.

7.	Equipment and Facilities Furnished by Operator

  A.      Operator shall charge the Joint Account for use of Operator-owned equipment and facilities, including Shore Base and/or Offshore Facilities, at rates commensurate with costs of ownership and operation.  Such rates may include labor, maintenance, repairs, other operating expense, insurance, taxes, depreciation and interest on gross investment less accumulated depreciation not to exceed eight percent (8%) per annum.  In addition, for platforms only, the rate may include an element of the estimated cost of platform dismantlement.  Such rates shall not exceed average commercial rates currently prevailing in the immediate area of the Joint Property.

  B.      In lieu of charges in Paragraph 7A above, Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property less twenty percent (20%).  For automotive equipment, Operator may elect to use rates published by the Petroleum MotorTransport Association.

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8.	Damages and Losses to Joint Property

All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other causes, except those resulting from Operator's gross negligence or willful misconduct.  Operator shall furnish Non-Operator written notice of damages or losses incurred as soon as practicable after a report thereof has been received by Operator.

9.	Legal Expense

Expense of handling, investigating and settling litigation or claims, discharging of liens, payments of judgments and amounts paid for settlement of claims incurred in or resulting from operations under the Agreement or necessary to protect or recover the Joint Property, except that no charge for services of Operator's legal staff or fees or expense of outside attorneys shall be made unless previously agreed to by the Parties.  All other legal expense is considered to be covered by the overhead provisions of Section III unless otherwise agreed to by the Parties, except as provided in Section I, Paragraph 3.

10.	Taxes

All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property, the operation thereof, or the production therefrom, and which taxes have been paid by the Operator for the benefit of the Parties.  If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the Parties hereto in accordance with the tax value generated by each party's working interest.

11.	Insurance

Net premiums paid for insurance required to be carried for the Joint Operations for the protection of the Parties.  In the event Joint Operations are conducted at offshore locations in which Operator may act as self-insurer for Workers' Compensation and Employers' Liability, Operator may include the risk under its self-insurance program in providing coverage under State and Federal laws and charge the Joint Account at Operator's cost not to exceed manual rates.

12.	Communications

Costs of acquiring, leasing, installing, operating, repairing and maintaining communication systems including radio and microwave facilities between the Joint Property and the Operator's nearest Shore Base Facility.  In the event communication facilities systems serving the Joint Property are Operator-owned, charges to the Joint Account shall be made as provided in Paragraph 7 of this Section II.

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13.	Ecological and Environmental

Costs incurred on the Joint Property as a result of statutory regulations for archaeological and geophysical surveys relative to identification and protection of cultural resources and/or other environmental or ecological surveys as may be required by the Minerals Management Service or other regulatory authority.  Also, costs to provide or have available pollution containment and removal equipment plus costs of actual control and cleanup and resulting responsibilities of oil spills as required by applicable laws and regulations.

14.	Abandonment and Reclamation

Costs incurred for abandonment of the Joint Property, including costs required by governmental or other regulatory authority.

15.	Other Expenditures

Any other expenditure not covered or dealt with in the foregoing provisions of this Section II, or in Section III and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations.

III.  OVERHEAD

As compensation for administrative, supervision, office services and warehousing costs, Operator shall charge the Joint Account in accordance with this Section III.

Unless otherwise agreed to by the Parties, such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Section II.  The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies, except as herein described, shall be considered as included in the overhead rates provided for in this Section III unless such cost and expense are agreed to by the Parties as a direct charge to the Joint Account. Notwithstanding anything herein contained to the contrary, it is agreed that such costs and services when directly employed on the Joint Property shall not be covered by the overhead rates. Furthermore, the reasonable and customary fees and expenses incurred by contract personnel and professional consultants as such fees relate to matters before or involving governmental agencies (including but not limited to the Minerals Management Service and other regulatory agencies) , even if such contract or professional consultants are working in Operator’s office, shall be directly chargeable to the Joint Account, to the extent that such fees and expenses are associated with the operation of the Joint Property.

i.
Except as otherwise provided in Paragraph 2 of this Section III, the salaries, wages and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technical personnel directly employed on the Joint Property:

( ) shall be covered by the overhead rates.
( x ) shall not be covered by the overhead rates.

ii.
Except as otherwise provided in Paragraph 2 of this Section III, the salaries, wages and Personal Expenses of Technical Employees and/or costs of professional consultant services and contract services of technical personnel either temporarily or permanently assigned to and directly employed in the operation of the Joint Property:

( x ) shall be covered by the overhead rates.
( ) shall not be covered by the overhead rates.

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1.	Overhead - Drilling and Producing Operations

As compensation for overhead incurred in connection with drilling and producing operations, Operator shall charge on either:

( x )	Fixed Rate Basis, Paragraph 1A, or
( )	Percentage Basis, Paragraph 1B

A.	Overhead - Fixed Rate Basis

(1) Operator shall charge the Joint Account at the following rates per well per month:
Drilling Well Rate $30,000. (Prorated for less than a full month)
Producing Well Rate $3,000.

(2) Application of Overhead - Fixed Rate Basis for Drilling Well Rate shall be as follows:

(a)
Charges for drilling wells shall begin on the date when drilling or completion equipment arrives on location and terminate on the date the drilling or completion equipment moves off location or rig is released, whichever occurs first, except that no charge shall be made during suspension of drilling operations for fifteen (15) or more consecutive calendar days.

(b)
Charges for wells undergoing any type of workover or recompletion for a period of five (5) consecutive work days or more shall be made at the drilling well rate.  Such charges shall be applied for the period from date workover operations, with rig or other units used in workover, commence through date of rig or other unit release, except that no charge shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.

(3)	Application of Overhead - Fixed Rate Basis for Producing Well Rate shall be as follows:

(a)	An active well either produced or injected into for any portion of the month shall be considered as a one-well charge for the entire month.

(b)
Each active completion in a multi-completed well in which production is not commingled down hole shall be considered as a one-well charge providing each completion is considered a separate well by the governing regulatory authority.

(c)	An inactive gas well shut in because of overproduction or failure of purchaser to take the production shall be considered as a one-well charge providing the gas well is directly connected to a permanent sales outlet.

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(d)
A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well.  This one-well charge shall be made whether or not the well has produced except when drilling well rate applies.

(e)	All other inactive wells (including but not limited to inactive wells covered by unit allowable, lease allowable, transferred allowable, etc.) shall not qualify for an overhead charge.

The well rates shall be adjusted as of the first day of April each year following the effective date of the agreement to which this Accounting Procedure is attached.  The adjustment shall be computed by multiplying the rate currently in use by the percentage increase or decrease in the average weekly earnings of Crude Petroleum and Gas Production Workers for the last calendar year compared to the calendar year preceding as shown by the index of average weekly earnings of Crude Petroleum and Gas Fields Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics, or the equivalent Canadian index as published by Statistics Canada, as applicable.  The adjusted rates shall be the rates currently in use, plus or minus the computed adjustment.

  B.      Overhead - Percentage Basis

(1) Operator shall charge the Joint Account at the following rates:

(a) Development
__________________ Percent (___%) of cost of Development of the Joint Property exclusive of costs provided under Paragraph 9 of Section II and all salvage credits.

(b) Operating
______________________ Percent (___%) of the cost of Operating the Joint

Property exclusive of costs provided under Paragraphs 1 and 9 of Section II, all salvage credits, the value of injected substances purchased for secondary recovery and all taxes and assessments which are levied, assessed and paid upon the mineral interest in and to the Joint Property.

(2)	Application of Overhead - Percentage Basis shall be as follows:

For the purpose of determining charges on a percentage basis under Paragraph 1B of this Section III, development shall include all costs in connection with drilling, redrilling, deepening, or any project with a primary purpose to extend or expand a wellbore in order to recover new reserves not previously recoverable by the wellbore; also, preliminary expenditures necessary in preparation for drilling and expenditures incurred in abandoning when the well is not completed as a producer, and original cost of construction or installation of fixed assets, the expansion of fixed assets and any other project clearly discernible as a fixed asset, except Major Construction as defined in Paragraph 2 of this Section III.  All other costs shall be considered as Operating except that catastrophe costs shall be assessed overhead as provided in Section III, Paragraph 3.

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2.	Overhead - Major Construction

A.       If the Operator absorbs the engineering, design and drafting costs related to the project::

(1) 6%  of total costs if such costs are more than $25,000 but less than $100,000; plus

(2)  4 %  of total costs in excess of $100,000 but less than $1,000,000; plus

(3)  2 %  of total costs in excess of $1,000,000.

B.	If the Operator charges engineering, design and drafting costs related to the project directly to the Joint Account:

(1)  4%  of total costs if such costs are more than $ 25,000 but less than $100,000; plus

(2)  3%  of total costs in excess of $100,000 but less than $1,000,000; plus

(3)  1%  of total costs in excess of $1,000,000.

Total cost shall mean the gross cost of any one project.  For the purpose of this paragraph, the component parts of a single project shall not be treated separately and the cost of drilling and workover wells and artificial lift equipment shall be excluded.

On each project, Operator shall advise Non-Operator(s) in advance which of the above options shall apply.  In the event of any conflict between the provisions of this paragraph and those provisions under Section II, Paragraph 2 or Paragraph 6, the provisions of this paragraph shall govern.

3.	Overhead - Catastrophe

To compensate Operator for overhead costs incurred in the event of expenditures resulting from  a single occurrence due to oil spill, blowout, explosion, fire, storm, hurricane, or other catastrophes as agreed to by the Parties, which are necessary to restore the Joint Property to the equivalent condition that existed prior to the event causing the expenditures, Operator shall either negotiate a rate prior to charging the Joint Account or shall charge the Joint Account for overhead based on the following rates:

(1) 4%  of total costs through $100,000; plus

(2) 3%  of total costs in excess of $100,000 but less than $1,000,000; plus

(3) 2%  of total costs in excess of $1,000,000.

Expenditures subject to the overheads above will not be reduced by insurance recoveries, and no other overhead provisions of this Section III shall apply.

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4.	Amendment of Rates

The Overhead Parties hereto if, in practice, the rates are found to be insufficient or excessive rates provided for in this Section III may be amended from time to time only by mutual agreement between the.

*IV.	PRICING OF JOINT ACCOUNT MATERIAL PURCHASES, TRANSFERS AND DISPOSITIONS

Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for all Material movements affecting the Joint Property.  Operator shall provide all Material for use on the Joint Property; however, at Operator's option, such Material may be supplied by the Non-Operator.  Operator shall make timely disposition of idle and/or surplus Material, such disposal being made either through sale to Operator or Non-Operator, division in kind, or sale to outsiders.  Operator may purchase, but shall be under no obligation to purchase, interest of Non-Operators in surplus condition A or B Material.  The disposal of surplus Controllable Material not purchased by the Operator shall be agreed to by the Parties.

* Operator shall account for material purchase and transfers in accordance with COPAS Interpretation 23, attached hereto, or the pricing procedur5e most recently recommended by COPAS.
1.	Purchases

Material purchased shall be charged at the price paid by Operator after deduction of all discounts received.  In case of Material found to be defective or returned to vendor for any other reasons, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

2.	Transfers and Dispositions

Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator, unless otherwise agreed to by the Parties, shall be priced on the following basis exclusive of cash discounts:

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A.	New Material (Condition A)

(1)	Tubular Goods Other than Line Pipe

(a)
Tubular goods, sized 2 3/8 inches OD and larger, except line pipe, shall be priced at Eastern mill published carload base prices effective as of date of movement plus transportation cost using the 80,000 pound carload weight basis to the railway receiving point nearest the Joint Property for which published rail rates for tubular goods exist. If the 80,000 pound rail rate is not offered, the 70,000 pound or 90,000 pound rail rate may be used.  Freight charges for tubing will be calculated from Lorain, Ohio and casing from Youngstown, Ohio.

(b)
For grades which are special to one mill only, prices shall be computed at the mill base of that mill plus transportation cost from that mill to the railway receiving point nearest the Joint Property as provided above in Paragraph 2.A.(1)(a).  For transportation cost from points other than Eastern mills, the 30,000 pound Oil Field Haulers Association interstate truck rate shall be used.

(c)
Special end finish tubular goods shall be priced at the lowest published out-of-stock price, f.o.b. Houston, Texas, plus transportation cost, using Oil Field Haulers Association interstate 30,000 pound truck rate, to the railway receiving point nearest the Joint Property.

(d)
Macaroni tubing (size less than 2 3/8 inch OD) shall be priced at the lowest published out-of-stock prices f.o.b. the supplier plus transportation costs, using the Oil Field Haulers Association interstate truck rate per weight of tubing transferred, to the railway receiving point nearest the Joint Property.

(2)	Line Pipe

(a)
Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and Over) 30,000 pounds or more shall be priced under provisions of tubular goods pricing in Paragraph A.(1)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

(b)
Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) less than 30,000 pounds shall be priced at Eastern mill published carload base prices effective as of date of shipment, plus 20 percent, plus transportation costs based on freight rates as set forth under provisions of tubular goods pricing in Paragraph A.(1)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

(c)
Line pipe 24 inch OD and over and 3/4 inch wall and larger shall be priced f.o.b. the point of manufacture at current new published prices plus transportation cost to the railway receiving point nearest the Joint Property.

(d)
Line pipe, including fabricated line pipe, drive pipe and conduit not listed on published price lists shall be priced at quoted prices plus freight to the railway receiving point nearest the Joint Property or at prices agreed to by the Parties.

(3)
Other Material shall be priced at the current new price, in effect at date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.

(4)
Unused new Material, except tubular goods, moved from the Joint Property shall be priced it the current new price, in effect on date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.  Unused new tubulars will be priced as provided above in Paragraph 2 A (1) and (2).

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B.	Good Used Material (Condition B)

Material in sound and serviceable condition and suitable for reuse without reconditioning:

(1)	Material moved to the Joint Property
At seventy-five percent (75%) of current new price, as determined by Paragraph A.

(2)	Material used on and moved from the Joint Property

(a)	At seventy-five percent (75%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as new Material or

(b)	At sixty-five percent (65%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as used Material.

(3)	Material not used on and moved from the Joint Property

        At seventy-five percent (75%) of current new price as determined by Paragraph A.
  The cost of reconditioning, if any, shall be absorbed by the transferring property.

C.	Other Used Material

(1)	Condition C

Material which is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by Paragraph A. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition B value.

(2)	Condition D

Material, excluding junk, no longer suitable for its original purpose, but usable for some other purpose shall be priced on a basis commensurate with its use.  Operator may dispose of Condition D Material under procedures normally used by Operator without prior approval of Non-Operators.

(a)
Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight.  Used casing, tubing or drill pipe utilized as line pipe shall be priced at used line pipe prices.

(b)
Casing, tubing or drill pipe used as higher pressure service lines than standard line pipe, e.g. power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe.  Upset tubular goods shall be priced on a non-upset basis.

C-12

(3) Condition E

Junk shall be priced at prevailing prices. Operator may dispose of Condition E Material under procedures normally utilized by Operator without prior approval of Non-Operators.

      D.     Obsolete Material

Material which is serviceable and usable for its original function but condition and/or value of such Material is not equivalent to that which would justify a price as provided above may be specially priced as agreed to by the Parties.  Such price should result in the Joint Account being charged with the value of the service rendered by such Material.

    E.      Pricing Conditions

(1)
Loading or unloading costs may be charged to the Joint Account at the rate of  twenty-five cents ($0.25) per hundred weight on all tubular goods movements, in lieu of actual loading or unloading costs sustained at the stocking point.  The above rate shall be adjusted as of the first day of April each year following January 1, 1985 by the same percentage increase or decrease used to adjust overhead rates in Section III, Paragraph 1.A(4). Each year, the rate calculated shall be rounded to the nearest cent and shall be the rate in effect until the first day of April next year.  Such rate shall be published each year by the Council of Petroleum Accountants Societies.

(2)	Material involving erection costs shall be charged at applicable percentage of the current knocked-down price of new Material.

3.	Premium Prices

Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property; provided notice in writing is furnished to Non-Operators of the proposed charge prior to billing Non-Operators for such Material.  Each Non-Operator shall have the right, by so electing and notifying Operator within ten days after receiving notice from Operator, to furnish in kind all or part of his share of such Material suitable for use and acceptable to Operator.

4.	Warranty of Material Furnished By Operator

Operator does not warrant the Material furnished.  In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers or their agents.

C-13

V. INVENTORIES

The Operator shall maintain detailed records of Controllable Material.

1.	Periodic Inventories, Notice and Representation

At reasonable intervals, inventories shall be taken by Operator of the Joint Account Controllable Material.  Written notice of intention to take inventory shall be given by Operator at least thirty (30) days before any inventory is to begin so that Non-Operators may be represented when any inventory is taken.  Failure of Non-Operators to be represented at an inventory shall bind Non-Operators to accept the inventory taken by Operator.

2.         Reconciliation and Adjustment of Inventories

Adjustments to the Joint Account resulting from the reconciliation of a physical inventory shall be made within six months following the taking of the inventory.  Inventory adjustments shall be made by Operator to the Joint Account for overages and shortages, but, Operator shall be held accountable only for shortages due to lack of reasonable diligence.

3.	Special Inventories

Special inventories may be taken whenever there is any sale, change of interest, or change of Operator in the Joint Property.  It shall be the duty of the party selling to notify all other Parties as quickly as possible after the transfer of interest takes place.  In such cases, both the seller and the purchaser shall be governed by such inventory.  In cases involving a change of Operator, all Parties shall be governed by such inventory.

4.	Expense of Conducting Inventories

A.	The expense of conducting periodic inventories shall not be charged to the Joint Account unless agreed to by the Parties.

B.	The expense of conducting special inventories shall be charged to the Parties requesting such inventories, except inventories required due to change of Operator shall be charged to the Joint Account.

C-14

EXHIBIT "D"
GAS BALANCING AGREEMENT (“Agreement”)

Attached to and made a part of that certain Operating Agreement, dated effective the 18th day of September, 2006,
by and between Ridgelake Energy, Inc., GulfX, LLC, South Marsh LLC and Lion Energy Limited LLC.

D-1

EXHIBIT “E”

Attached to and made part of that certain Operating Agreement,
Dated effective the 18th day of September, 2006,
by and between Ridgelake Energy, Inc., GulfX, LLC, South Marsh LLC and Lion Energy Limited LLC.

MEMORANDUM OF OPERATING AGREEMENT
AND
FINANCING STATEMENT

This Memorandum of Operating Agreement and Financing Statement is executed to be effective concurrently with that certain Operating Agreement (the “Operating Agreement”) by and between Ridgelake Energy Inc., as Operator, and                                                                , as Non-Operator(s), covering, among other things, the development and production of crude oil, natural gas and associated substances from the lands and leases (hereinafter called the “Contract Area”) described on Exhibit A attached hereto and owned by Operator and Non-Operator(s) in the respective percentages of shares indicated on Exhibit A. The attached Exhibit A consists of one or more of the Exhibits A to the Operating Agreement and refers severally to all Exhibits A attached hereto.

The Operating Agreement contains an Accounting Procedure, along with provisions giving the parties hereto mutual liens and security interests where one or more parties hereto are or may become Debtors to one or more other parties hereto. This Memorandum of Operating Agreement and Financing Statement incorporates by reference all of the terms and conditions of the Operating Agreement, including but not limited to the lien and security interest provisions.

The purpose of this Memorandum of Operating Agreement and Financial Statement is to place third parties on notice of the Operating Agreement and to secure and perfect the mutual liens and security interests of the parties hereto.

The Operating Agreement specifically provides and the parties do hereby confirm and agree that:

1.	The Operator shall conduct and direct and have full control of all operations on the Contract Area as permitted and required by, and within the limits of, the Operating Agreement.

2.
The Liability of the parties under the Operating Agreement shall be several, not joint or collective. Each party shall be responsible only for its obligations and shall be liable only for its proportionate share of costs.

3.
Each Non-Operator grants the Operator a lien upon its oil and gas rights, oil and gas leases and mineral interests in the Contract Area, and a security interest in its share of oil and/or gas when extracted and its interest in all fixtures, inventory, personal property and equipment located on or used on the Contract Area and in all its contract rights and receivables related thereto and arising therefrom to secure payment of its present and future share of costs and expenses, together with interest thereon at the rate provided in the Accounting Procedure referred to above, To the extent that Operator has security interest under the Uniform Commercial Code (the “Code”) of the state or the states in which the Contract Area is located, Operator without prejudice and in addition to all other legal, equitable and contractual remedies which are expressly reserved, shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgment by Operator for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the rights or security interests fir the payment thereof.

4.
If any Non-Operator fails to pay its share of costs and expenses when due, Operator may require other Non-Operators to pay their proportionate part of the unpaid share whereupon the other Non-Operators shall be subrogated to Operator’s Lien and Security Interest described herein.

5.
The Operator grants the Non-Operator(s) a lien and security interest equivalent to that granted to Operator as described in paragraph 3 above, to secure payment by the Operator of its won share of costs and expenses when due.

E-1

As reflected above, either or both Operator and Non-Operator(s) may become Debtors if they default in their payment obligations under the terms of the Operating Agreement. On default, the non-defaulting party(ies) will be considered secured party(ies).

The Operating Agreement contains other provisions which do not conflict but supplement the above-described provisions, including non-consent provisions which provide that parties who elect not to participate in certain operations shall be deemed to have relinquished their interest until the consenting parties are able to recover their costs of such operations plus a specified amount. Should any person or firm desire additional information regarding the Operating Agreement or wish to inspect a copy of the Operating Agreement, said person or firm should contact the Operator.

For purposes of protecting said liens and security interest, the undersigned parties agree that this Memorandum of Operating Agreement and Financing Statement covers all right, title and interest of the Debtor(s) in:

Property Subject to Security Interests:

1.	All personal property located upon or used in connection with the Contract Area.

2.	All fixtures on the Contract Area.

3.	All oil, gas and associated substances of value in, on or under the Contract Area, or which may be extracted therefrom.

4.	All accounts and receivables resulting from the sale of the items described in subparagraph 3 at the wellhead of every well located on the Contract Area or on lands pooled therewith.

5.	All items used, useful, or purchased for the production, treatment, handling, storage, transportation, processing, manufacture, or sale of the items described in subparagraph 3.

6.
All accounts, contract rights, rights under any gas balancing agreement, general intangibles, equipment, inventory, farmout rights, option farmout rights, acreage and/or cash contributions, and conversion rights, whether now owned or existing or hereafter acquired or arising, including but not limited to all interest in any enterprise that holds, owns, or controls any interest in the Contract Area or in any property encumbered by the Memorandum.

7.
All severed and extracted oil, gas and associated substances now or hereafter produced from or attributable to the Contract Area, including without limitation, oil, gas and associated substances in tanks or pipelines or otherwise held by any person or entity fro treatment, storage, transportation, manufacture, processing or sale.

8.
All the proceeds and products of the items described in the foregoing paragraphs now existing or hereafter arising, and all substitutions therefore, improvements and enhancements thereto, replacements thereof, or accessions thereto.

9.
All personal property and fixtures now and hereafter acquired in furtherance of the purposes of this Operating Agreement. Certain of the above-described items are, or are to become, fixtures on the Contract Area.

10.	The proceeds and products of collateral are also specifically covered.

E-2

Property Subject to Liens:

1.
All real property, oil, gas and mineral leases, severed and unsevered surface fees, mineral fees and interest, royalty interests, overriding royalty interests, production payments, net profit interests, and other oil and gas interests of any nature, including reversionary interests, all as may be located within the Contract Area, including all oil, gas and associated substances of value in, on or under the Contract Area, or which may be extracted therefrom.

2.	All fixtures within the Contact Area.

3.	All real property and fixtures now and hereafter acquired in furtherance of the purposes of this Operating Agreement.

The above items will be financed at the wellhead of the well or the wells located in the Contract Area, and this Memorandum is to be filed for record in the real estate records of the county(ies) or parish(es) and in the Uniform Commercial Code records in which the Contract Area is located.

On default of any covenant or condition of the Operating Agreement, in addition to any other remedy affected by law, each party to the Operating Agreement and any successor to such part by assignment, operation of law, or otherwise, shall have, and is hereby given and vested with, the power and authority to take possession of and sell any interest which the defaulting party has in the property identified above securing the obligations provided in the Operating Agreement and to foreclose this lien and security interest in the manner provided by law.

Upon expiration of the Operating Agreement and the satisfaction of all the debts and the outstanding interest, the Operator shall file of record a release and termination on behalf of all parties concerned. Upon the filing of such release and termination, all benefits and obligations under this Memorandum shall terminate as to all parties who have executed or ratified this Memorandum. In addition, the Operator shall have the right to file a continuation statement on behalf of all the parties that have executed or ratified this Memorandum when Operator in its sole discretion deems such action appropriate.

It is agreed that if any part, term or provision of this Memorandum is held to be illegal or in conflict with any applicable state or federal law or regulation, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Memorandum did not contain the particular part, term or provision held to be invalid.

This Memorandum shall be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, devisees, legal representatives, successors and assigns.

A party having an interest in the Contract Area can ratify this Memorandum by execution hereof or a separate counterpart hereof or by execution and delivery of an instrument of ratification adopting the provisions of this Memorandum or agreeing to be bound by the terms thereof. Any such ratification shall have the same effect as if the ratifying party had executed this Memorandum or a counterpart thereof. By execution or ratification of this Memorandum, such party hereby consents to its ratification and adoption by any party who may have or may acquire any interest in the Contract Area.

E-3

This Memorandum may be executed or ratified in one or more counterparts and all of the executed or ratified counterparts shall together constitute one instrument. For purpose of recording, only one copy of this Memorandum with individual signature pages attached thereto needs to be filed of record.

Executed this ___________ day of ____________________, ____.

OPERATOR:                         Ridgelake Energy, Inc.

By: _______________________________________

Printed Name: _______________________

Title: _______________________________

NON_OPERATOR:             ___________________________________________

By: _______________________________________

Printed Name: _______________________

Title: _______________________________

E-4

Exhibit A attached to and made part of the Memorandum of Operating Agreement and Financing Statement dated ___________________, _____ between Ridgelake Energy, Inc., as Operator, and ___________________________, as Non-Operator, covering lands in ______________________.

1.	Contract Area:

2.	Depth Limitations:

3.	Substances Covered:

4.	Interest of Parties:

5.	Oil and Gas leases Subject to this Agreement:

6.	Addresses of Parties for Notice:

E-5

EXHIBIT “F”

Attached to and made part of that certain Operating Agreement, dated effective the 18th day of September, 2006,
by and between Ridgelake Energy, Inc., GulfX, LLC, South Marsh LLC and Lion Energy Limited LLC.

TAX PARTNERSHIP PROVISIONS

OF THE _______________________________________________
PARTNERSHIP
(For Name of Tax Reporting Partner and Special Elections, See Secs. 8 and 9)

1.1	Designation Of Documents	1
1.2	Relationship of the Parties	1
1.3	Priority Of Provisions Of This Exhibit	1
1.4	Survivorship	1
2.2	IF SMALL PARTNERSHIP EXEPTION FOM TEFRA NOT APPLICABLE	2
3.1	Tax Returns	2
3.2	Fair Market Value Capital Accounts	2
3.3	Information Requests	2
3.4	Best Efforts without Liability	2
4.1	General Elections	2
4.2	Depletion	2
4.3	Election Out Under Code §761(a)	3
4.4	Consent Requirements For Subsequent Tax Or FMV Capital Account Elections	3
5.1	Capital Contributions	3
5.2	FMV Capital Accounts	3
6.1	FMV Capital Accounts Allocations	3
6.2	Tax Return and Tax Basis Capital Account Allocation	4
7.1	Termination of the Partnership	4
7.2	Balancing of FMV Capital Accounts	4
7.3	Deemed Sale Gain/Loss Charge Back	4
7.4	Deficit make-up Obligation and Balancing Cash Contributions	4
7.5	Distribution to balance capital accounts	4
7.6	FMV determination	4
7.7	Final Distribution	4
8.1	Transfer of Partnership Interests	5
8.2	Correspondence	5
9.1	Operator not the TRP	5
9.2	Special Tax Elections	5
9.3	Change of Majority for Other Tax Elections	5

F-1

1.           General Provisions
1.1           Designation Of Documents.

This exhibit is referred to in, and is part of, that Agreement identified above and, if so provided, a part of any agreement to which the Agreement is an exhibit. Such agreement(s) (including all exhibits thereto, other than this exhibit) shall be hereafter referred to as the “Agreement” and this exhibit is hereinafter referred to as the “Exhibit” or the “Tax Partnership Provisions” (the “TPPs”). Except as may be otherwise provided in this Exhibit, terms defined and used in the Agreement shall have the same meaning when used herein.

1.2           Relationship of the Parties.

The parties to the Agreement shall be hereinafter referred to as “Party” or “Parties”. The Parties understand and agree that the arrangement and undertakings evidenced by the Agreement result in a partnership for purposes of Federal income taxation and certain State income tax laws which incorporate or follow Federal income tax principals as to tax partnerships. Such partnership for tax purposes is hereinafter referred to as the “Partnership”. For every other purpose of the Agreement the Parties understand and agree that their legal relationship to each other under applicable State law with respect to all property subject to the Agreement is one of tenants in common, or undivided interest owners, or lessee(s) sublessee(s) and not a partnership; that the liability of the Parties shall be several and not joint or collective; and that each Party shall be responsible solely for its own obligations.

1.3           Priority Of Provisions Of This Exhibit.

If there is a conflict or inconsistency, whether direct or indirect, actual or apparent, between the terms and the conditions of this Exhibit and the terms and conditions of the Agreement, or any other exhibit or any part thereof, the terms and conditions of this Exhibit shall govern and control.

1.4 Survivorship.

1.4.1	Any termination of the Agreement shall not affect the continuing application of the TPPs for the termination and liquidation.
1.4.2	Any termination of the Agreement shall not affect the continuing application of the TPPs for the resolution of all matters regarding Federal and State income reporting.
1.4.3	These TPPs shall inure to the benefit of, and be binding upon, the Parties hereto and their successors and assigns.
1.4.4	The effective date of the Agreement shall be the effective date of these TPPs. The Partnership shall continue in full force and effect from, and after such date, until termination and liquidation.

F-2

2.           Tax Reporting Partner and Tax Matters Partner

2.1           Tax Reporting Partner.

The Operator (or the Party listed in Sec. 9.1) as the Tax Reporting Partner (“TRP”) is responsible for compliance with all tax reporting obligations of the Partnership, see Sec. 3.1. below. In the event of any change in the TRP, the Party serving as the TRP at the beginning of a given taxable year shall continue as TRP with respect to all matters concerning such year.

2.2           IF SMALL PARTNERSHIP EXCEPTION FROM TEFRA NOT APPLICABLE

If the Partnership does not qualify for the “small partnership exception” from, or if the Partnership elects (see infra Elections at Sec. 4.1 and 9.2) to be subject to, §§6221 et seq., Subchapter C of Chapter 63 of Subtitle F (the “TEFRA rules”) of the Internal Revenue Code (the “Code”) the TRP shall also be the Tax Matters Partner as defined in Code §6231(a) (the “TMP”) and references to the TRP shall then include references to TMP and vice versa.

2.2.1	The TMP shall not be required to incur any expenses for the preparation for, or pursuance of, administrative or judicial proceedings, unless the Parties agree on a method for sharing such expenses.
2.2.2
The Parties shall furnish the TMP, within two weeks from the receipt of the request, the information the TMP may reasonably request to comply with the requirements on furnishing information to the Internal Revenue Service.

2.2.3
The TMP shall not agree to any extension of the statute of limitations for making assessments on behalf of the Partnership without first obtaining the written consent of all Parties. The TMP shall not bind any other Party to a settlement agreement in tax audits without obtaining the written concurrence of any such Party.

2.2.4
Any other Party who enters in a settlement agreement with the Secretary of the Treasury with respect to any partnership items, as defined in Code §6231(a)(3), shall notify the other Parties of the terms within ninety (90) days from the date of such settlement.

2.2.5
If any Party intends to file a notice of inconsistent treatment under Code §6222(b), such Party shall, prior to filing of such notice, notify the TMP of the (actual or potential) inconsistency of the Party’s intended treatment of a partnership item with the treatment of that item by the Partnership. Within one week of receipt the TMP shall remit copies of such notification to the other Parties. If an inconsistency notice is filed solely because a Party has not received a Schedule K-1 in time for filing of its income tax return, the TMP need not be notified.

2.2.6
No Party shall file pursuant to Code §6227 a request for an administrative adjustment of partnership items (the “RFAA”) without first notifying all other Parties. If all other Parties agree with the requested adjustment, the TMP shall file the RFAA on behalf of the Partnership. If unanimous consent is not obtained within thirty (30) days from such notice, or within the period required to timely file the RFAA, if shorter, any Party, including the TMP, may file a RFAA on its own behalf.

2.2.7
Any Party intending to file with respect to any partnership item, or any other tax matter involving the Partnership, a petition under Code §§6226, 6228, or any other provision, shall notify the other Parties prior to such filing of the nature of the contemplated proceeding. In the case where the TMP is the Party intending to file such petition, such notice shall be given within reasonable time to allow the other Parties to participate in the choice of the form of such petition. If the Parties do not agree on the appropriate forum, then the forum shall be chosen by majority vote. Each Party shall have a vote in accordance with its percentage interest in the Partnership for the year under audit. If a majority cannot agree, the TMP shall choose the forum. If a Party intends to seek review of any court decision rendered as a result of such proceeding, the Party shall notify the other Parties prior to seeking such review.

F-3

3.           Income Tax Compliance and Capital Accounts

3.1           Tax Returns.

The TRP shall prepare and file all required Federal and State partnership income tax returns. Not less than thirty (30) days prior to the return due date (including extensions), the TRP shall submit to each Party for review a copy of the return as proposed.

3.2           Fair Market Value Capital Accounts.

The TRP shall establish and maintain for each Party fair market value (“FMV”) capital accounts and tax basis capital accounts. Upon request, the TRP shall submit to each Party along with a copy of any proposed partnership income tax return an accounting of such Party’s FMV capital accounts as of the end of the return period.

3.3.        Information requests.

In addition to any obligation under Sec. 2.2.2, each Party agrees to furnish to the TRP not later than sixty (60) days before the return due date (including extensions) such information relating to the operations conducted under the Agreement as may be required for the proper preparation of such returns. Similarly, each Party agrees to furnish timely to the TRP, as requested, any the information and data necessary for the preparation and/or filing of other required reports and notifications, and for the computation of the capital accounts. As provided in Code  §6050K(c), a Party transferring its interest must notify the TRP to allow compliance with Code §6050K(a) (see also Sec.8.1).

3.4        Best Efforts without Liability.

The TRP and the other Party(ies) shall use its/their best effort to comply with responsibilities outlined in this Section, and with respect to the services as TMP as outlined Sec.2.2 and in doing so shall incur no liability to any other Party.

4.	Tax and FMV Capital Account Elections

4.1        General Elections.

For both income tax and capital account purposes, the Partnership shall elect:

a)	to deduct when incurred intangible drilling and development costs (“IDC”);
b)	to use the maximum allowable accelerated tax method and the shortest permissible tax life for depreciation;
c)	the accrual method of accounting;
d)	to report income on a calendar year basis; and the Partnership shall also make any elections as specially noted in Sec.9.2, below.

F-4

4.2        Depletion.

Solely for FMV capital account purposes, depletion shall be calculated by using simulated cost depletion within the meaning of Treas. Reg. §1.704-1(b)(2)(iv)(k)(2), unless the use of simulated percentage depletion is elected in Sec.9.2, below. The simulated cost depletion allowance shall be determined under the principles of Code  §612 and be based on the FMV capital account basis of each Lease. Solely for purposes of this calculation, remaining shall be determined consistently by the TRP.

4.3        Election Out Under Code §761(a).

4.3.1
The TRP shall notify all Parties of an intended election to be excluded from the application of Subchapter K of Chapter 1 of the Code not later than sixty (60) days prior to the filling date or due date (including extensions) for the Federal partnership income tax return, whichever comes earlier. Any Party that does not consent must provide the TRP with written objection within thirty (30) days of such notice. Even after an effective election-out the TRP’s right and obligations, other than the relief from tax return filing obligations of the partnership, continue.

4.3.2
After an election-out, to avoid an unintended impairment of the election-out: The Parties will avoid, without prior coordination, any operational changes which could terminate the qualification for the election-out status; all Parties will monitor the continuing qualification of the Partnership for the election-out status and will notify the other Parties if, in their opinion, a change in operations will jeopardize the election-out; and, all Parties will use, unless agreed to by them otherwise, the cumulative gas balancing method as described in Treas. Reg. §1.761-2(d)(2).

4.4        Consent Requirements For Subsequent Tax Or FMV Capital Account Elections.

Unless stipulated differently in Sec. 9.3, future elections, in addition to or in amendment of those in this agreement, must be approved by the affirmative vote of two (2) or more Parties owning a majority of the working interest based upon post-Payout ownership.

5.	Capital Contributions and FMV Capital Accounts

The provisions of this Sec. 5 and any other provisions of the TPPs relating to the maintenance of the capital accounts are intended to comply with Treas. Reg. §1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations.

5.1        Capital Contributions.

The respective capital contributions of each Party to the Partnership shall be (a) each Party’s interest in the oil and gas lease(s), including all associated lease and well equipment, committed to the Partnership, and (b) all accounts of money paid by each Party in connection with the acquisition, exploration, development, and operation of the lease(s), and all other costs characterized as contributions or expenses borne by such Party under the Agreement. The contribution of the leases and any other properties committed to the Partnership shall be made by each Party’s agreement to hold legal title to its interest in such leases or other property as nominee of the Partnership.

F-5

5.2        FMV Capital Accounts.

The FMV capital accounts shall be increased and decreased as follows:

5.2.1	The FMV capital account of a Party shall be increased by:
(i)
the amount of money and the FMV (as of the date of contribution) of any property contributed by such Party to the Partnership (net of liabilities assumed by the Partnership or to which the contributed property is subject);

(ii)	that Party’s share of Partnership items of income or gain, allocated in accordance with Sec. 6.1; and
(iii)	that Party’s share of any Code §705(a)(1)(B)item.
5.2.2	The FMV capital account of a Party shall be decreased by:
(i)	the amount of money and the FMV of property distributed to a Party (net of liabilities assumed by such Party or to which the property is subject):
(ii)	that Party’s Sec. 6.1 allocated share of Partnership loss and deductions, or items thereof; and,
(iii)	that Party’s share of any Code §705(a)(2)(B) item.
5.2.3
The “FMV” when it applies to property contributed by a Party to the Partnership shall be assumed, for purposes of Sec.5.2.1, to equal the adjusted tax basis, as defined in Code § 1011, of that property unless the Parties agree otherwise as indicated in Sec. 9.2.

5.2.4
As provided in Treas. Reg. §1.704-1(b)(2)(iv)(e), upon distribution of Partnership property to a Party the capital accounts will be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in distributed property (not previously reflected in the capital accounts) would be allocated among the Parties if there were a disposition of such property at its FMV as of the time of distribution. Furthermore, if so agreed to in Sec. 9.2, under the rules of Treas. Reg. §1.704-1(b)(2)(iv)(f), the FMV capital accounts shall be revalued at certain times to reflect value changes of the Partnership property.

5.2.5
The provisions of section 5 is intended to satisfy the requirements of section 704(b) of the Code and section 1.704-1(b)(2)(iv) of the Treasury Regulations and shall be so construed and, if necessary, modified, to cause the allocation of profits, losses, income, gain and credit under section 6, to have substantial economic effect under such sections of the Code and Regulations, and in the event of any conflict between the provisions of this section 5.2 and such Regulations, the Regulations shall control.

F-6

6.	Partnership Allocations.

6.1           FMV Capital Account Allocations.

Each item of income, gain, loss or deduction shall be allocated to each Party as follows:

6.1.1
Actual or deemed income from the sale, exchange, distribution or other disposition of production shall be allocated to the Party entitled to such production or the proceeds from the sale of such production. The amount received from the sale of production and the amount of the FMV of production taken in kind by the Parties are deemed to be identical; accordingly, such items may be omitted from the adjustments made to the Parties’ FMV capital accounts.

6.1.2	Exploration cost, IDC, operating and maintenance cost shall be allocated to each Party in accordance with its respective contribution, or obligation to contribute, to such cost.
6.1.3	Depreciation shall be allocated to each Party in accordance with its contributions, or obligations to contribute, to the cost of the underlying asset.
6.1.4	Simulated depletion shall be allocated to each Party in accordance with its FMV capital account adjusted basis in each oil and gas property of the Partnership.
6.1.5
Loss (or simulated loss) upon the sale, exchange, distribution, abandonment or other disposition of depreciable or depletable property shall be allocated to the Parties in the ratio of their respective FMV capital account adjusted bases n the depreciable or depletable property.

6.1.6
Gain (or simulated gain) upon the sale, exchange, distribution, or other disposition of depreciable or depletable property shall be allocated to the Parties so that the FMV capital account balances of the Parties will most closely reflect their respective percentage of fractional interests under the Agreement.

6.1.7	Costs or expenses of any other kind shall be allocated to each Party in accordance with its respective contribution, or obligation to contribute, to such cost or expense.
6.1.8	Any other income item shall be allocated to the Parties in accordance with the manner in which such income is realized by each Party.
6.2           Tax return and Tax Basis Capital Account allocations.

6.2.1
Unless otherwise expressly provided in the Sec. 6.2, the allocations of the Partnership’s items of income, gain, loss, or deduction for tax return and tax basis capital account purposes shall follow the principles of the allocation under Sec. 6.1. However, the Partnership’s gain or loss on the taxable disposition of a Partnership property in excess of the gain or loss under Sec 6.1, if any, is allocated to the contributing Party to the extent of such Party’s pre-contribution gain or loss.

6.2.2
The Parties recognize that under Code §613A(c)(7)(D) the depletion allowance is to be computed separately by each Party. For this purpose, each Party’s share of the adjusted tax basis in each oil and gas property shall be equal to its contribution to the adjusted tax basis of such property.

6.2.3
Under Code §613A(c)(7)(D) gain or loss on the disposition of an oil and gas property is to be computed separately by each Party. According to Treas. Reg. §1.704-1(b)(4)(v), the amount realized shall be allocated as follows: (i) An amount that represents recovery of the adjusted simulated depletion basis is allocated (without being credited t the capital accounts) to the Parties in the same proportion as the aggregate simulated depletion basis was allocated to such Parties under Sec. 5.2; and (ii) any remaining realization is allocated in accordance with Sec. 6.1.6.

6.2.4	Depreciation shall be allocated to each Party in accordance with its contribution to the adjusted tax basis of the depreciable asset.
6.2.5	In accordance with Treas. Reg. §1.1245-I(c), depreciation recapture shall be allocated, to the extent possible, among the Parties to reflect their prior sharing of the depreciation.
6.2.6
In accordance with the principles of Treas. Reg. §1.1254-5, any recapture of IDC is determined and reported by each Party separately. Similarly, any recapture of depletion shall be computed separately by each Party, in accordance with its depletion allowance computed pursuant to Sec. 6.2.2.

6.2.7
For Partnership properties with FMV capital account values different from their adjusted tax bases the Parties intend that the allocations described in the Section 6.2 constitute a “reasonable method” of allocating gain or loss under Treas. Reg. §1.704-3(a)(1).

6.2.8	Take-in-kind.
If checked “Yes” in Sec. 9.2, below, each Party has the right to determine the market for its proportionate share of production. All items of income, deductions, and credits arising from such marketing of production shall be recognized by the Partnership and shall be allocated to the Party whose production is so marketed.

F-7

7.        Termination and Liquidating Distribution

7.1           Termination of the Partnership.

7.1.1
Upon termination, as provided in Code §708(b)(I)(A), the business shall be wound-up and concluded, and the assets shall be distributed to the Parties as described below by the end of such calendar year (or, if later, within ninety (90) days after the date of such termination). The assets shall be valued and distributed to the Parties in the order provided in Secs. 7.1.2, 7.5. and 7.7.

7.1.2	First, all cash representing unexpended contributions by any Party and any property in which no interest has been earned by any other Party under the Agreement shall be returned to the contributor.
7.2           Balancing of FMV Capital Accounts.

Second, the FMV capital accounts of the Parties shall be determined as described hereafter. The TRP shall take the actions specified under Secs. 7.2 through 7.5 in order to cause the ratios of the Parties’ FMV capital accounts to reflect as closely as possible their interests under the Agreement. The ratio of a Party’s FMV capital account is represented by a fraction, the numerator of which the Party’s FMV capital account balance and the denominator of which is the sum of all Parties’ FMV capital account balances. This is thereafter referred to as the “balancing of the FMV capital accounts” and, when completed, the FMV capital accounts of the Parties shall be referred to as “balanced”.

7.3           Deemed Sale Gain/Loss Charge Back.

The FMV of all Partnership properties shall be determined and the gain or loss for each property, which would have resulted if sold at such FMV, shall be allocated in accordance with Secs. 6.1.5 and 6.1.6.

7.4        Deficit make-up Obligation and Balancing Cash Contributions.

If hereafter a Party has a negative FMV capital account balance, that is a balance of less than zero, in accordance with Treas. Reg. §1.1704-I(b)(2)(ii)(b)(3) such Party is obligated to contribute, by the end of the taxable year, or if later, within ninety (90) days form the Partnership’s liquidation, an amount of money to the Partnership sufficient to achieve a zero balance FMV capital account (the “Deficit Make-Up Obligation”). Moreover, any Party may contribute an amount of cash to the Partnership to facilitate the balancing of the FMV capital accounts. If after these adjustments the FMV capital accounts are not balanced, Sec. 7.5 shall apply.

7.5           Distribution to balance capital accounts.

7.5.1	If all Parties agree, any cash or an undivided interest in certain selected properties shall be distributed to one or more Parties as necessary for the purpose of balancing the FMV capital accounts.
7.5.2	Distribution of undivided interests.
Unless Sec. 7 applies, an undivided interest in each and every property shall be distributed to one or more Parties in accordance with the ratios of their FMV capital accounts.

7.6           FMV determinations.

If a property is to be valued for purposes of balancing the capital accounts and making distributions under this Sec. 7, the Parties must first attempt to agree on the FMV of the property; failing such an agreement, the TRP shall cause a nationally recognized independent engineering firm to prepare an appraisal of the FMV of such property.

7.7           Final Distribution.

After the FMV capital accounts of the Parties have been adjusted pursuant to Secs. 7.2 to 7.5, all remaining property and interests then held by the Partnership shall be distributed to the Parties in accordance with their positive FMV capital account balances.

F-8

8.           Transfers and Correspondence

8.1           Transfer of Partnership Interests.

Transfers of Partnership interests shall be governed by the Agreement. A Party transferring its interest, or any part thereof, shall notify the TRP in writing within two weeks after such transfer.

8.2           Correspondence.

All correspondence relating to the preparation and filing of the Partnership’s income tax returns and capital accounts shall be sent to:

(Attach separate list, if necessary)
TRP	“Att to:” reference
Operator
Other Parties:
Non-Operators

9.              Elections and Changes to above Provisions.

9.1             Operator not the TRP.

With respect to Sec. 2.1, (insert name of Party to be TRP instead of Operator, or indicate “N/A”)______________________is designated as TRP.

9.2             Special Tax Elections.

With respect to Sec. 4.1, the Parties agree (if not applicable insert “N/A” or strike):

F-9

e) that the Partnership shall elect to account for dispositions of depreciable assets under the general asset method to the extent permitted by Code §168(i)(4);	No
f) that the Partnership shall elect under Code §754 to adjust the basis of Partnership property, with the adjustments provided in Code§734 for a distribution of property and in Code §743 for a transfer of a partnership interest. In case of distribution of property the TRP shall adjust all tax basis capital accounts. In the case of a transfer of a partnership interest the acquiring party(ies) shall establish and maintain its(their) tax basis capital account(s);
Elect-at-time-of-sale
g)that the Partnership shall elect under Code §6231 to be subject to the TEFRA rules	Yes

With respect to Sec. 4.2, Depletion the Parties agree that the Partnership shall use simulated percentage depletion instead of simulated cost depletion.	Yes
With respect to Sec.5.2.4, under the rules of Treas. Reg. § 1.704-1(b)(2)(iv)(f) the Parties agree that the FMV capital accounts shall be revalued to reflect value changes of the Partnership property upon the occurrence of the events specified in (5)(i) through (iii) of said – 1.704-1(b)(2)(iv)(f) regulations.
Yes
With respect to Sec. 6.2.8, the income attributable to take-in-kind production will be reflected on the tax return.	No

With respect to Sec. 5.2.3 the FMV for the listed properties are determined as follows (mark as “N/A” if not applicable; use separate sheet if necessary)

Property Description	FMV

9.3              Change of Majority for Other Tax Elections.

INSTEAD OF THE Sec. 4.4 majority for other tax elections, a majority shall be considered if consisting of (specify or line out blanks) _____________________________________________________.

THE END

F-10

EXHIBIT “D”
JOINT OPERATING AGREEMENT

Attached to and made a part of that certain Amended and Restated Participation Agreement dated the ____ day of December, 2006,
by and between Ridgelake Energy, Inc., GulfX, LLC and South Marsh LLC

OFFSHORE
OPERATING AGREEMENT

Viosca Knoll 79 (OCS-G26190)

DATED EFFECTIVE:   September 18,2006

BETWEEN

RIDGELAKE ENERGY, INC.,
GULFX, LLC,
SOUTH MARSH LLC and
LION ENERGY LIMITED LLC

OPERATING AGREEMENT

ARTICLE 1

	APPLICATION	1
1.1	Application	1

ARTICLE 2

	DEFINITIONS	1
2.1	Affiliate	1
2.2	Contract Area	1
2.3	Development Operations	1
2.4	Development Well	2
2.5	Exploratory Operations	2
2.6	Exploratory Well	2
2.7	Facility(ies)	2
2.8	Joint Account	2
2.9	Lease	2
2.10	Non-Consent Operations	2
2.11	Non-Consent Well	2
2.12	Non-Operator	2
2.13	Non-Participating Party	2
2.14	Non-Participating Party's Share	2
2.15	Operator	3
2.16	Participating Interest	3
2.17	Participating Party	3
2.18	Platform	3
2.19	Producible Well	3
2.20	Producible Reservoir	3
2.21	Sidetrack(ing)	3
2.22	Subsequent Facility(ies)	3
2.23	Working Interest	3

ARTICLE 3

	EXHIBITS	4
3.1	Exhibits	4
3.1.1	Exhibit "A"	4
3.1.2	Exhibit "B"	4
3.1.3	Exhibit "C"	4
3.1.4	Exhibit "D"	4
3.1.4	Exhibit "E"	4
3.2	Conflicts	4

ARTICLE 4

	OPERATOR	4
4.1	Operator	4
4.2	Resignation or Removal of Operator	4
4.3	Selection of Successor	5
4.4	Delivery of Property	5
4.5	Liability of Operator	5
4.6	Removal and selection of Operator in a two Party Agreement	5
4.7	Designation of Operator	5

ARTICLE 5

	AUTHORITY AND DUTIES OF OPERATOR	5
5.1	Exclusive Right to Operate	5
5.2	Workmanlike Conduct	6
5.3	Liens and Encumbrances	6
5.4	Employees	6
5.5	Records	6
5.6	Compliance	6
5.7	Contractors	6
5.8	Governmental Reports	7
5.9	Information to Participating Parties	7
5.10	Information to Non-Participating Parties	7

ARTICLE 6

	VOTING AND VOTING PROCEDURES	7
6.1	Designation of Representatives	7
6.2	Voting Procedures	7
6.2.1	Voting Interest	7
6.2.2	Vote Required	7
6.2.3	Votes	8
6.2.4	Meetings	8

ARTICLE 7

	ACCESS	8
7.1	Access to Contract Area	8
7.2	Reports	8
7.3	Confidentiality	9
7.4	Exceptions	9
7.5	Limited Disclosure	9
7.6	Proceeds	10
7.7	Media Releases	10

ARTICLE 8

	EXPENDITURES	10
8.1	Basis of Charge to the Parties	10
8.2	Authorization	10
8.3	Advance Billings	11
8.4	Commingling of Funds	11
8.5	Security Rights	11
8.6	Default	17
8.7	Unpaid Charges	18
8.8	Carved-out Interest	18

ARTICLE 9

	NOTICES	19
9.1	Giving and Responding to Notices	19
9.2	Content of Notice	19
9.3	Response to Notices	19
	9.3.1 Platform Construction	19
	9.3.2 Proposal Without Platform	20
	9.3.3 Other Matters	20
9.4	Failure to Respond	20
9.5	Restriction on Multiple Well Proposals	20

  ARTICLE 10

	EXPLORATORY OPERATIONS	20
10.1	Operations by All Parties	20
10.2	Second Opportunity to Participate	21
10.3	Final Election to Participate	21
10.4	Operations by Fewer than All Parties	21
10.5	Substitute Well	22
10.6	Course of Action After Drilling to Initial Objective Depth	23
	10.6.1 Operation by All Parties	24
	10.6.2 Operations by Fewer than All Parties	24
	10.6.3 Obligations and Liabilities of Participating Parties	24
	10.6.4 Deepening or Sidetracking of Non-Consent Exploratory Well	24
	10.6.5 Plugging and Abandoning Cost	25

ARTICLE 11

	DEVELOPMENT OPERATIONS	25
11.1	Operations by All Parties	25
11.2	Second Opportunity to Participate	25
11.3	Final Election to Participate	25
11.4	Operations by Fewer than All Parties	26
11.5	Timely Operations	26
11.6	Substitute Well	26
11.7	Course of Action After Drilling to Initial Objective Depth	27
	11.7.1 Operations by All Parties	28
	11.7.2 Operations by Fewer than All Parties	28
	11.7.3 Obligations and Liabilities of Participating Parties	28
11.8	Deeper Drilling	28
11.9	Plugging and Abandoning Cost	28
11.10	Subsequent Facilities	29
11.11	Contracts	29

ARTICLE 12

	NON-CONSENT OPERATIONS	29
12.1	Non-Consent Operations	29
	12.1.1 Non-Interference	29
	12.1.2 Multiple Completion Limitation	29
	12.1.3 Metering	29
	12.1.4 Non-Consent Well	29
	12.1.5 Cost Information	29
	12.1.6 Completion	30
12.2	Forfeiture of Interest	30
	12.2.1 Production Reversion	30
	12.2.2 Non-Production Reversion	31
12.3	Deepening or Sidetracking of Non-Consent Development Well	31
12.4	Operations from Non-Consent Platforms and Facilities	31
12.5	Discovery or Extension from Mobile Drilling Operations	32
12.6	Non-Consent Operations to Maintain Lease	32
12.7	Allocation of Platform Costs to Non-Consent Operations	33
	12.7.1 Charges	33
	12.7.2 Operating and Maintenance Charges	34
	12.7.3 Payments	34
12.8	Allocation of Costs Between Depths (Single Completion)	34
12.9	Allocation of Costs Between Depths (Multiple Completions)	35
12.10	Allocation of Costs Between Depths (Dry Hole)	36
12.11	Intangible Drilling and Completion Cost Allocations	36
12.12	Subsequent Operations in Non-Consent Well	36

  ARTICLE 13

	ABANDONMENT AND SALVAGE	37
13.1	Platform Salvage and Removal Costs	37
13.2	Abandonment of Producing Well	37
13.3	Assignment of Interest	37
13.4	Abandonment Operations Required By Governmental Authority	37

ARTICLE 14

	WITHDRAWAL	37
14.1	Withdrawal	37
14.2	Limitations on Withdrawal	38

ARTICLE 15

	RENTALS, ROYALTIES AND OTHER PAYMENTS	38
15.1	Creation of Overriding Royalty	38
15.2	Payment of Rentals and Minimum Royalties	39
15.3	Non-Participation in Payments	39
15.4	Royalty Payments	39

ARTICLE 16

	TAXES	39
16.1	Property Taxes	39
16.2	Contest of Property Tax Valuation	40
16.3	Production and Severance Taxes	40
16.4	Other Taxes and Assessments	40
16.5	Gas Balancing	40

ARTICLE 17

	INSURANCE	40
17.1	Insurance	40

ARTICLE 18

	LIABILITY, CLAIMS AND LAWSUITS	41
18.1	Individual Obligations	41
18.2	Notice of Claim or Lawsuit	41
18.3	Settlements	41
18.4	Legal Expense	41
18.5	Liability for Losses, Damages, Injury or Death	41
18.6	Indemnification	41
18.7	Damage to Reservoir, Loss of Reserves and Profits	41

ARTICLE 19

	INTERNAL REVENUE PROVISION	42
19.1	Internal Revenue Provision	42

ARTICLE 20

	CONTRIBUTIONS	42
20.1	Notice of Contributions Other than Advances for Sale of Production	42
20.2	Cash Contributions	42
20.3	Acreage Contributions	43

ARTICLE 21

	DISPOSITION OF PRODUCTION	43
21.1	Facilities to Take In Kind	43
21.2	Taking Production In Kind	43
21.3	Failure to Take In Kind	43
21.4	Expenses of Delivery In Kind	43
21.5	Gas Balancing Provisions	43

ARTICLE 22

	APPLICABLE LAW	44
22.1	Applicable Law	44

ARTICLE 23

	LAWS AND REGULATIONS	44
23.1	Laws and Regulations	44

ARTICLE 24

	FORCE MAJEURE	44
24.1	Force Majeure	44
24.2	Notice	44

ARTICLE 25

	SUCCESSORS, ASSIGNS AND PREFERENTIAL RIGHTS	45
25.1	Successors and Assigns	45
25.2	Transfer of Interest	45
25.3	Consent to Assign	45
25.4	Transfers Between Parties	46
25.5	Division of Interest	46
25.6	Preferential Rights	46

ARTICLE 26

	TERM	47
26.1	Term	47

ARTICLE 27

	MISCELLANEOUS PROVISIONS	47
27.1	Headings	47
27.2	Waiver	47

 ARTICLE 28

	EXECUTION	47
28.1	Counterpart Execution	47
28.2	Amendments	47

OPERATING AGREEMENT
Viosca Knoll Block 79 (OCS-G 26190)

THIS AGREEMENT is made effective the 18th day of September , 2006, by and between Ridgelake Energy, Inc., GulfX, LLC, South Marsh LLC and Lion Limited LLC, herein referred to collectively as "Parties" and individually as "Party".

W I T N E S S E T H:

WHEREAS, the Parties own an interest in the oil and gas Lease identified in Exhibit "A" attached hereto; and,

WHEREAS, the Parties desire to enter into this Agreement in order to efficiently explore, develop, produce, and operate the said Lease.

NOW THEREFORE, for and in consideration of the premises and the mutual covenants in this Agreement, the Parties hereby agree as follows:

ARTICLE 1
APPLICATION

1.1           Application.  This Agreement applies to and is applicable to all operations on the Oil and Gas Lease described on Exhibit “A” attached hereto.

ARTICLE 2
DEFINITIONS

2.1           Affiliate.  Any person, corporation, partnership, limited partnership, or legal entity, whether of a similar or dissimilar nature, which (a) controls, either directly or indirectly, a Party, or (b) is controlled, either directly or indirectly, by such Party, or (c) is controlled, either directly or indirectly, by a person or entity which directly or indirectly controls such Party.  "Control" means the ownership (or the right to exercise or direct) fifty percent (50%) or more of the voting rights in the appointment of directors of such company, or fifty percent (50%) or more of the interests in the partnership or other entity.

2.2           Contract Area.  The acreage subject to this Operating Agreement includes all acreage covered by the Oil and Gas Lease identified in Exhibit "A" attached to this Agreement.

2.3           Development Operations.  Operations on the Contract Area other than Exploratory Operations as defined in Section 2.6 below, including operations conducted off the Contract Area for the purpose of development or production of hydrocarbons under the Contract Area.

2.4           Development Well.  Any well proposed as a Development Operation.

2.5           Exploratory Operations.  Operations within the Contract Area:

(a)
to a proposed objective zone, horizon, or formation which does not have a Producible Well and all activities necessary for the accomplishment of such drilling up to, but not including, the election following the Operator's recommendation in Section 10.6 below.

(b)
to a proposed objective zone, horizon, or formation which does have one (1) or more Producible Well(s), but such objective will be penetrated at a location which all of the Participating Parties in the preexisting Producible Well(s) agree, at the time that the proposed Exploratory Well is approved, will be in a totally separate reservoir or will not drain or produce reserves that would be recovered by the preexisting Producible Well(s), and all activities necessary for the accomplishment of such drilling up to, but not including, the election following the Operator's recommendation in Section 10.6 below; or

        2.6            Exploratory Well.  Any well drilled as an Exploratory Operation.

2.7            Facility(ies).  All equipment and piping beyond the wellhead connections (including pipeline(s) and/or flowline(s) to separate processing facilities) acquired pursuant to this Agreement necessary to establish initial production on any Exploratory or Development Well operation, excluding Platforms and excluding pipelines used to transport production from the Contract Area or processing site to shore.

2.8            Joint Account.  The combined interests of the Parties in the Contract Area now or hereafter subject to this Agreement.

2.9            Lease.  Individually, each of the offshore oil and gas leases which are described in Exhibit "A" attached hereto, to the extent that such leases authorize exploration, development, and production activities on lands contained within the Contract Area.

2.10          Non-Consent Operations.  Exploratory or Development Operations conducted by fewer than all Parties.

2.11          Non-Consent Well.  An Exploratory or Development Well which is drilled by fewer than all Parties and with respect to which no reversion of interest has taken place pursuant to Article 12.

2.12          Non-Operator.  Any Party to this Agreement other than the Operator.

2.13          Non-Participating Party.  Any Party other than a Participating Party.

2.14          Non-Participating Party's Share.  The Participating Interest a Non-Participating Party would have had if all Parties had participated in the operation.

2.15          Operator.  The Party designated under this Agreement to conduct Exploratory and Development Operations.

2.16          Participating Interest.  A Participating Party's percentage of participation in an operation conducted, or in a Platform, well, or Facility owned, pursuant to this Agreement.

2.17          Participating Party.  A Party who joins in an operation, pays its portion of the cost and expense of the operation, and is entitled to its proportionate part of the benefits of the operation pursuant to the terms of this Agreement.

2.18          Platform.  A drilling or production platform, caisson or well protector, or similar structure.

2.19          Producible Well.  A well producing oil or gas, or, if not producing oil or gas, a well determined to be capable of producing oil or gas in paying quantities pursuant to any applicable order or regulation issued by appropriate governmental authority; however, any well shall be considered a Producible Well if so determined by two (2) or more participating Parties with a combined working interest of 50% of said well, whether or not said well is plugged and abandoned.  Each separate completion in a Producible Reservoir shall be considered a Producible Well.

2.20          Producible Reservoir.  Based on electric log data, core analysis data, a drill stem test, a wire line formation test, or any combination of these, an accumulation of oil or gas, or both, separated from and not in oil or gas communication with any other accumulation and having rock properties indicating it to be capable of hydrocarbon production in quantities sufficient to yield a return in excess of the costs of equipping, completing, and operating it, including allocated costs for a Platform, Facilities, and their operations, as determined by the affirmative vote of two (2) or more Parties having a combined Participating interest of fifty percent (50%) or more.  In addition, any accumulation of oil or gas, or both, within the Contract Area shall be designated a Producible Reservoir upon the approval of a Platform to produce such oil or gas.

2.21          Sidetrack(ing).  Directionally drilling by intentionally deviating a well bore to a target bottomhole location other than that target bottomhole location to which such well bore would have penetrated absent such deviation.  Operations undertaken to straighten the hole or to drill around junk in the hole resulting from other mechanical difficulties shall not be considered as a sidetrack or sidetracking.

2.22          Subsequent Facility(ies).  Those Facilities, excluding Platforms, which are proposed subsequent, or in addition, to the Facilities.

2.23          Working Interest.  The ownership of each Party in and to the Lease and Contract Area as set forth in Exhibit "A".

ARTICLE 3
EXHIBITS

3.1           Exhibits.  Attached hereto are the following exhibits, which are incorporated herein by reference:

3.1.1	Exhibit "A".	Description of Leases, Contract Area, Interests of the Parties and Designated Representatives.
3.1.2	Exhibit "B".	Insurance Requirements.
3.1.3	Exhibit "C".	Accounting Procedure.
3.1.4	Exhibit "D".	Gas Balancing Agreement.
3.1.5	Exhibit “E”	Memorandum of Operating Agreement and Financing Agreement.
3.1.6	Exhibit “F”	Tax Partnership.

3.2           Conflicts.  If a provision contained in an Exhibit is inconsistent with a provision contained in the body of this Agreement, then the provision contained in the body of this Agreement shall prevail.

ARTICLE 4
OPERATOR

4.1           Operator. RIDGELAKE ENERGY, INC. is hereby designated as Operator for the purposes of this Agreement, and for all operations conducted on or related to the Contract Area.

4.2           Resignation or Removal of Operator.  Operator may resign at any time by giving written notice thereof to Non-Operators.  In addition, Operator may be removed by the affirmative vote of the Parties owning a combined Working Interest of fifty-one percent (51%) or more after excluding Operator’s Working Interest if:

(a)
Operator becomes insolvent or unable to pay its debts as they mature, makes an assignment for the benefit of creditors, commits an act of bankruptcy, or seeks relief under laws providing for the relief of debtors; or

(b)	a receiver is appointed for Operator or for substantially all of its property or affairs.
(c)	Operator sells, trades, transfers or assigns all or a portion of its Working Interest, thereby reducing its Working Interest to less than ten percent (10%); or
(d)
Operator commits a substantial breach of a material provision of this Agreement and fails to cure such breach within sixty (60) days after receipt of a Non-operator’s notice to Operator of such breach.

The resignation or removal of the Operator shall become effective as soon as practical, but not later than 7:00 o'clock a.m. on the first day of the calendar month following a period of ninety (90) days after i) the date of notice of resignation by Operator or ii) the date of receipt of written notice by Operator from Non-Operator detailing the alleged grounds for removal and Operator has failed to cure same within sixty (60) days from its receipt of the notice, unless a longer period is required for the Parties to obtain approval of the designation of the successor Operator by the MMS; however, in no event shall the resignation or removal of Operator become effective until a successor Operator has assumed the duties of Operator.  Upon approval of the designation of the successor Operator by the MMS, the resigning or removed Operator shall be bound by the terms of this Joint Operating Agreement as a Non-Operator.  A change of a corporate name or structure of Operator or transfer of Operator’s interest to any single subsidiary, parent or successor corporation shall not be the basis for removal of Operator.

4.3           Selection of Successor.  Upon resignation or removal of Operator, a successor Operator shall be selected by an affirmative vote of the Parties having a combined majority Working Interest.  However, if the removed or resigned Operator fails to vote or votes only to succeed itself, the successor Operator shall be selected by an affirmative vote of the Parties having a combined Working Interest of fifty-one percent (51%) or more of the remaining Working Interest left after excluding the Working Interest of the removed or resigned Operator.  In no event shall the resignation or removal of Operator become finally effective unless and until a successor Operator has been elected and assumed its duties.

4.4           Delivery of Property.  Prior to the effective date of resignation or removal, the former Operator shall deliver to the successor Operator all records and data relating to the operations conducted by the former Operator that the successor Operator is entitled to have and that are not already in the possession of the successor Operator, as well as all other property in the possession of the former Operator that was acquired for the Joint Account.

4.5           Liability of Operator.  If Operator resigns, or if Operator is removed as Operator, such resignation, or removal shall not relieve Operator of any liabilities it may have to Non-Operator(s) or third parties for damages arising out of Operator's breach of this Agreement.

4.6           Removal and Selection of a Successor Operator in a Two-party Agreement.  If this Agreement involves only two parties, the following provisions shall apply:

4.6.1  On the occurrence of an event specified in Section 4.2 that allows removal of Operator, Non-Operator shall have the option of either becoming Operator or allowing Operator to continue in that position.

4.6.2 If Operator resigns, Non-Operator, at its option, shall have the option of either becoming Operator or terminating this Agreement.
4.7           Designation of Operator.  The Parties hereto agree to execute such Designation of Operator forms as are required to have the Operator or its successor properly designated as operator with the Minerals Management Service or any other governmental authority having jurisdiction over the Lease and the operations conducted thereunder.

ARTICLE 5
AUTHORITY AND DUTIES OF OPERATOR

5.1           Exclusive Right to Operate.  Unless otherwise provided, Operator shall have the exclusive right to conduct all operations pursuant to this Agreement.  In performing services under this Agreement for the Non-Operator, Operator shall be an independent contractor, not subject to the control or direction of Non-Operator, except for the type of operation to be undertaken in accordance with the voting and election procedures contained within this Agreement.  Operator shall not be deemed to be, or hold itself out as, the agent or fiduciary of Non-Operator.

5.2           Workmanlike Conduct.  Operator shall conduct all operations in a good and workmanlike manner as would a prudent operator under the same or similar circumstances.  Operator shall not be liable to Non-Operator for losses sustained or liabilities incurred, except such as may result from Operator’s gross negligence or willful misconduct.  Unless otherwise provided in this Agreement, Operator shall consult with Non-Operator and keep them informed of all important matters.  However, Operator shall never be required under this Agreement to conduct an operation that it believes would be unsafe or would endanger persons or property.
5.3           Liens and Encumbrances.  Operator shall endeavor to keep the Lease within the Contract Area and equipment free from all liens and encumbrances occasioned by operations hereunder, except those provided for in Section 8.5 (Security Rights).

5.4           Employees.  The number of employees and their selection, and the hours of labor and compensation for services performed shall be determined by Operator.  Except as provided in Exhibit “C”, such employees shall be the employees of Operator.

5.5           Records.  Operator shall keep accurate books, accounts, and records of operations under this Agreement, which, unless otherwise provided for in this Agreement, shall be available to Non-Operator as provided in Exhibit "C".

5.6           Compliance.  Operator shall comply with, and require all agents and contractors to comply with, all applicable laws, rules, regulations and orders of any governmental authorities having jurisdiction.

5.7           Contractors.  Operator may enter into contracts with independent contractors for the design, construction, installation, or operation of Platforms and Facilities.  Insofar as possible, Operator shall use competitive bidding to procure goods and services for the benefit of the Parties.  All drilling operations conducted under this Agreement shall be conducted by qualified and responsible drilling contractors under current competitive contracts.  A drilling contract will be deemed to be a current competitive contract if it (a) was made within one hundred (180) days before the commencement of the well and (b) contains terms, rates, and provisions that, when the contract was made, did not exceed those generally prevailing in the area for operations involving substantially equivalent rigs that are capable of drilling the proposed well.  At its election, Operator may use its own or an Affiliate’s drilling equipment, derrick barge, tools, or machinery to conduct drilling operations, but the work shall be (a) performed by Operator acting as an independent contractor, (b) approved by written agreement with the Participating Parties before commencement of operations, and (c) conducted under the same terms and conditions and at the same rates as are customary and prevailing in competitive contracts  of third parties doing work of a similar nature.  Before awarding a drilling contract or performing work with its own or an Affiliate’s drilling equipment, derrick barge, tools, or machinery, Operator shall attempt to obtain competitive bids for the work from independent contractors.

5.8           Governmental Reports.  Operator shall make reports to governmental authorities that it has a duty to make as Operator and shall furnish copies of such reports to the Participating Parties.

5.9           Information to Participating Parties.  Operator shall timely furnish each Participating Party the following information pertaining to each well being drilled:

(a)	A copy of application for permit to drill and all amendments thereto.
(b)	Daily drilling reports.
(c)	A complete report of all core analyses, if any.
(d)	A copy of any logs or surveys as run.
(e)	A copy of any well test results, bottom-hole pressure surveys, gas and condensate analyses, or similar information.
(f)	A copy of reports made to regulatory agencies.
(g)
To the extent possible, twenty-four (24) hour advance notice by telephone to the designated representative listed in Exhibit "A" (or the designated alternate), of logging, coring and testing operations.

(h)	If available, upon written request, samples of cuttings and cores marked as to depth, to be packaged and shipped at the expense of the requesting Party.
5.10           Information to Non-Participating Parties.  Operator shall furnish to each Non-Participating Party a copy of Operator’s governmental reports that are available to the public and associated with the applicable Non-consent operation.  A Non-Participating Party shall be entitled to receive the information specified in Section 5.9 after the recoupment provisions in Section 10.4 and/or Section 12.2.1 have been satisfied.

ARTICLE 6.
VOTING AND VOTING PROCEDURES

6.1           Designation of Representatives.  The names and addresses of the representative and alternate, who are authorized to represent each Party with respect to operations hereunder, are set forth in Exhibit "A".  The designated representative or alternate may be changed by written notice to the other Parties.

6.2              Voting Procedures.  Unless otherwise provided, any matter requiring approval of the Parties, except an amendment to this Agreement, shall be determined as follows:

6.2.1	Voting Interest. Subject to section 8.6, each Party shall have a voting interest equal to its Working Interest or its Participating Interest, as applicable.
6.2.2
Vote Required.  Proposals requiring approval of the Parties shall be decided by an affirmative vote of two (2) or more Parties having a combined voting interest of fifty-one percent (51%) or more.  If there are only two (2) Parties to this Agreement, the matter shall be determined by the Party having the majority voting interest, or, if the interests are equal, the matter shall require unanimous consent.

6.2.3	Votes. The Parties may vote personally at meetings, or by telephone, promptly confirmed in writing to Operator, or by letter, telegram, telex, telecopy, or other form of facsimile transmission.
6.2.4
Meetings.  Meetings of the Parties may be called by Operator upon its own motion or at the request of any Party(ies) having a combined voting interest of not less than twenty percent (20%).  Except in the case of emergency, or except when agreed by unanimous consent, no meeting shall be called on less than seven (7) days advance written notice.  Notice of such meeting shall include the agenda of matters to be considered.  The representative of Operator shall be chairman of each meeting.  Only matters provided for in the agenda of the meeting shall be decided and acted upon at a meeting; provided, however, that by unanimous agreement of the Parties present at such meeting, the agenda and items included therein may be amended.  If a meeting is called, it shall take place at Operator’s offices, unless it is unanimously agreed to be held at some other location.

ARTICLE 7
ACCESS

7.1           Access to Contract Area.  Each Non-Operator shall have access to the Contract Area at its sole cost, risk and expense at all reasonable times to inspect joint operations, wells, Platforms, Facilities or Subsequent Facilities in which it participates, and records and data pertaining thereto.  Non-Operator shall give Operator at least twenty-four (24) hours’ notice of Non-Operator’s intention to visit the Lease.  To protect Operator and Non-Operator from unnecessary lawsuits, claims, and legal liability, if it is necessary for a person who is not performing services for Operator directly related to a joint operation, but is performing services solely for a Non-Operator or pertaining to the business or operations of a Non-Operator, to visit, use, or board a rig, Platform, or Facility on a Lease subject to this agreement, the Non-Operator shall give Operator advance notice of the visit, use or boarding, and shall secure from that person an agreement, in a form satisfactory to Operator, indemnifying and holding Operator and Non-Operator harmless, or shall itself provide the same hold harmless and indemnification in favor of Operator and the other Non-Operators before the visit, use, or boarding.

7.2           Reports.  Upon written request, Operator shall furnish a requesting Party any information not otherwise furnished under Article 5 to which such Party is otherwise entitled under this Agreement.  The cost of gathering and furnishing information not furnished under Article 5 shall be charged to the requesting Party.  Operator is not obligated to furnish interpretative data that was generated by Operator at its sole cost.

7.3           Confidentiality.  For the purposes of this Agreement, the term "Confidential Information" shall mean any geological, geophysical, engineering, technical, production test, exploratory, or reservoir information, or any logs or other information pertaining to any well drilled pursuant to this Agreement or any operation conducted under the terms of this Agreement to the extent that such information was acquired at joint expense.  Except as provided in Section 7.5 and except for necessary disclosures to governmental authorities having jurisdiction, no Party shall during the term of this Agreement and for a period of three (3) years thereafter, trade, sell, publish or release any such Confidential Information without the agreement of all Participating Parties.  Otherwise, the Parties shall jointly own all such Confidential Information without duty to account.  Each Party's obligation to protect Confidential Information shall be considered met by each Party using at least the same degree of care as it uses in protecting its own proprietary materials of like kind.

7.4           Exceptions.  No Party shall have any obligation to limit disclosure or use any portion of Confidential Information which:

(a)	is already in that Party's possession prior to receipt as a result of this Agreement;
(b)	is now in or hereafter becomes publicly available through no fault of that Party;
(c)	is disclosed to that Party without obligation of confidence by a third party which has the right to make such disclosure; or;
(d)	is independently developed by or for such Party without reference to information received under this Agreement.
7.5           Limited Disclosure.  Notwithstanding any other provision of this Agreement, the Parties may make Confidential Information available to third parties as follows:

(a)	outside professional consultants and reputable engineering firms for the purpose of evaluations;

(b)	gas transmission companies for hydrocarbon reserve or technical evaluations;
(c)	reputable financial institutions for study before commitment of funds;
(d)	governmental authorities having jurisdiction or the public, to the extent required by applicable laws or by those governmental authorities;
(e)	the public, to the extent required by the regulations of a recognized stock exchange;
(f)
third parties with whom a party is engaged in a bona fide effort to effect a merger or consolidation, sell all or a controlling part of that Party’s stock, or sell all or substantially all assets of that Party or an Affiliate of that Party;

(g)	an Affiliate of a Party; and
(h)	third parties with whom a Party is engaged in a bona fide effort to sell, farmout, or trade all or a portion of its interest in the Lease.

Confidential Information made available under Subsections 7.4(f) and 7.4(h) shall not be removed from the custody or premises of the Party making the Confidential Information available to third parties as described in those Subsections.  Also, a third party permitted access under Subsections 7.4(a), (b), (c), (f) and (h) shall first agree in writing neither to disclose the Confidential Information to others nor to use the Confidential Information, except for the purpose for which it was disclosed.  The disclosing Party shall give prior notice to the other Parties that it intends to make the Confidential Information available.

7.6           Proceeds.  During the term of this Agreement, the Parties agree that any proceeds obtained from the sale of Confidential Information (excluding, however, transfers of Confidential Information incidental to a Party’s sale of all or any portion of its interest in the Contract Area) shall be shared by the Parties in proportion to their share of the total costs and expenses to acquire same.

7.7           Media Releases.  Except as agreed by all parties or otherwise permitted by this Section, no Party shall issue a news or media release about operations on the Lease.  In an emergency involving extensive property damage, operations failure, loss of human life, or other clear emergency, and for which there is insufficient time to obtain the prior approval of the Parties, Operator may furnish the minimum, strictly factual, information necessary to satisfy the legitimate public interest of the media and governmental authorities having jurisdiction.  Operator shall then promptly advise the other Parties of the information furnished in response to the emergency.  Notwithstanding anything to the contrary in this Agreement, upon prior written notice to the other Parties, a Party shall be allowed to make any press release or announcement required by a recognized stock exchange on which the Party’s (or its Affiliate’s) stock is listed; provided, however, that the press release shall contain the following statement: “The information, opinions or projections contained in this press release are (the disclosing Party’s) and do not necessarily reflect the opinions of its co-owners.”

ARTICLE 8
EXPENDITURES

8.1           Basis of Charge to the Parties.  Except as otherwise provided in this Agreement, Operator shall pay all costs incurred and each Party shall reimburse Operator in proportion to its Participating Interest.  All charges, credits and accounting for expenditures shall be pursuant to Exhibit "C".

8.2           Authorization.  Prior to undertaking any project or making any single expenditure related to the Contract Area in excess of One Hundred Thousand Dollars ($100,000.00), Operator shall submit for the approval of the Parties an Authorization for Expenditure ("AFE") for such project or expenditure.  Operator shall furnish written information to all the Parties on any project or single expenditure costing less than One Hundred Thousand Dollars ($100,000.00) but in excess of Fifty Thousand Dollars ($50,000.00) if Operator prepares same for its own use.  Notwithstanding the One Hundred Thousand Dollar ($100,000.00) limitation, where such project or expenditure involves changing zones in a well or a workover operation, an AFE shall be submitted to the Parties for approval.  Approval of a Development Well or an Exploratory Well operation shall include approval of all necessary expenditures through drilling, coring and logging to the objective depth and plugging and abandoning costs, if applicable.  In the event of an actual or imminently threatened blowout, explosion, accident, fire, flood, storm, or other emergency, Operator may immediately conduct such operations and make such expenditures as in its opinion are required to overcome the emergency, including, but not limited to, any and all measures to protect life, health, safety, property, natural resources or the environment.  Operator shall report to the Parties, as promptly as possible, the nature of the emergency and action taken.  The Operator shall provide supplemental AFE’s to Participating Parties, for informational purposes only, if it reasonably determines that the expected actual costs of an operation will exceed the amount of the approved AFE by 15% or more, but only if the dollar amount of such expected excess is greater than Two Hundred Fifty Thousand Dollars ($250,000.00).

8.3           Advance Billings.  Operator shall have the right to require each Party to advance its respective share of estimated expenditures pursuant to Exhibit "C".

8.4           Commingling of Funds.  Funds received by Operator under this Agreement may be commingled with its own funds.

8.5           Security Rights (Louisiana).  In addition to any other security rights and remedies provided by law with respect to services rendered or materials and equipment furnished under this Agreement, for and in consideration of the covenants and mutual undertakings of the Operator and the Non-operators herein, the Parties shall have the following security rights:

(a)           Mortgage in Favor of the Operator.  Each Non-operator hereby grants to the Operator a mortgage, hypothecate, and pledge of and over all of its rights, titles, and interests in and to (a) the Lease within the Contract Area, (b) the oil, gas and other minerals in, on, under, and that may be produced from the lands within the Contract Area, and (c) all other immovable property susceptible of mortgage situated within the Contract Area.

This mortgage is given to secure the complete and timely performance of and payment by each Non-operator of all obligations and indebtedness of every kind and nature, whether now owed by such Non-operator or hereafter arising, pursuant to this Agreement.  To the extent susceptible under applicable law, this mortgage and the security interests granted in favor of the Operator herein shall secure the payment of all costs and other expenses properly charged to such Party, together with (A) interest on such indebtedness, costs, and other expenses at the rate set forth in Exhibit "C" attached hereto (the "Accounting Procedure") or the maximum rate allowed by law, whichever is the lesser, (B) reasonable attorneys' fees, (C) court costs, and (D) other directly related collection costs.  If any Non-operator does not pay such costs and other expenses or perform its obligations under this Agreement when due, the Operator shall have the additional right to notify the purchaser or purchasers of the defaulting Non-operator's production of oil, gas and other minerals and collect such costs and other expenses out of the proceeds from the sale of the defaulting Non-operator's share of production of oil, gas and other minerals until the amount owed has been paid.  The Operator shall have the right to offset the amount owed against the proceeds from the sale of such defaulting Non-operator's share of production of oil, gas and other minerals.  Any purchaser of such production shall be entitled to rely on the Operator's statement concerning the amount of costs and other expenses owed by the defaulting Non-operator and payment made to the Operator by any purchaser shall be binding and conclusive as between such purchaser and such defaulting Non-operator.

The maximum amount for which the mortgage herein granted by each Non-operator shall be deemed to secure the obligations and indebtedness of such Non-operator to the Operator as stipulated herein is hereby fixed in an amount equal to $25,000,000.00 (the "Limit of the Mortgage of each Non-operator").  Except as provided in the previous sentence (and then only to the extent such limitations are required by law), the entire amount of obligations and indebtedness of each Non-operator to the Operator is secured hereby without limitation.  Notwithstanding the foregoing Limit of the Mortgage of each Non-operator, the liability of each Non-operator under this Agreement and the mortgage and security interest granted hereby shall be limited to (and the Operator shall not be entitled to enforce the same against such Non-operator for, an amount exceeding) the actual obligations and indebtedness [including all interest charges, costs, attorneys' fees, and other charges provided for in this Agreement or in the Memorandum of Operating Agreement and Financing Statement (Louisiana), as such term is defined in Article 8.5.(e) (Recordation) hereof] outstanding and unpaid and that are attributable to or charged against the interest of such Non-operator pursuant to this Agreement.

(b)           Security Interest in Favor of the Operator.  To secure the complete and timely performance of and payment by each Non-operator of all obligations and indebtedness of every kind and nature, whether now owed by such Non-operator or hereafter arising, pursuant to this Agreement, each Non-operator hereby grants to the Operator a continuing security interest in and to all of its rights, titles, interests, claims, general intangibles, proceeds, and products thereof, whether now existing or hereafter acquired, in and to (a) all oil, gas and other minerals produced from the lands or offshore blocks covered by the Leases within the Contract Area or attributable to the Leases within the Contract Area when produced, (b) all accounts receivable accruing or arising as a result of the sale of such oil, gas and other minerals (including, without limitation, accounts arising from gas imbalances or from the sale of oil, gas and other minerals at the wellhead), (c) all cash or other proceeds from the sale of such oil, gas and other minerals once produced, and (d) all Platforms and Facilities, wells, fixtures, other corporeal property, whether movable or immovable, whether now or hereafter placed on the lands or offshore blocks covered by the Leases within the Contract Area or maintained or used in connection with the ownership, use or exploitation of the Leases within the Contract Area, and other surface and sub-surface equipment of any kind or character located on or attributable to the Leases within the Contract Area and the cash or other proceeds realized from the sale, transfer, disposition or conversion thereof.  The interest of the Non-operators in and to the oil and gas produced from or attributable to the Leases within the Contract Area when extracted and the accounts receivable accruing or arising as the result of the sale thereof shall be financed at the wellhead of the well or wells located on the Leases within the Contract Area.  To the extent susceptible under applicable law, the security interest granted by each Non-operator hereunder covers: (A) all substitutions, replacements, and accessions to the property of such Non-operator described herein and is intended to cover all of the rights, titles and interests of such Non-operator in all movable property now or hereafter located upon or used in connection with the Leases within the Contract Area, whether corporeal or incorporeal; (B) all rights under any gas balancing agreement, farmout rights, option farmout rights, acreage and cash contributions, and conversion rights of such Non-operator in connection with the Leases within the Contract Area, or the oil, gas and other minerals produced from or attributable to the Leases within the Contract Area, whether now owned and existing or hereafter acquired or arising, including, without limitation, all interests of each Non-operator in any partnership, tax partnership, limited partnership, association, joint venture, or other entity or enterprise that holds, owns, or controls any interest in the Leases within the Contract Area; and (C) all rights, claims, general intangibles, and proceeds, whether now existing or hereafter acquired, of each Non-operator in and to the contracts, agreements, permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Leases within the Contract Area, including the following:

(1)           all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from any present or future operating, farmout, bidding, pooling, unitization, and communitization agreements, assignments, and subleases, whether or not described in Exhibit "A," to the extent, and only to the extent, that such agreements, assignments, and subleases cover or include any of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in and to all or any portion of the Leases within the Contract Area, and all units created by any such pooling, unitization, and communitization agreements and all units formed under orders, regulations, rules, or other official acts of any governmental authority having jurisdiction, to the extent and only to the extent that such units cover or include all or any portion of the Leases within the Contract Area;

(2)           all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all presently existing and future advance payment agreements, and oil, casinghead gas, and gas sales, exchange, and processing contracts and agreements, including, without limitation, those contracts and agreements that are described on Exhibit "A," to the extent, and only to the extent, those contracts and agreements cover or include all or any portion of the Leases within the Contract Area; and

(3)           all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all existing and future permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Leases within the Contract Area.

(c)           Mortgage in Favor of the Non-operators.  The Operator hereby grants to each Non-operator a mortgage, hypothecate, and pledge of and over all of its rights, titles, and interests in and to (a) the Lease within the Contract Area; (b) the oil, gas and other minerals in, on, under, and that my be produced from the lands within the Lease within the Contract Area; and (c) all other immovable property or other property susceptible of mortgage situated within the Lease within the Contract Area.

This mortgage is given to secure the complete and timely performance of and payment by the Operator of all obligations and indebtedness of every kind and nature, whether now owed by the Operator or hereafter arising, pursuant to this Agreement.  To the extent susceptible under applicable law, this mortgage and the security interests granted in favor of each Non-operator herein shall secure the payment of all costs and other expenses properly charged to the Operator, together with (A) interest on such indebtedness, costs, and other expenses at the rate set forth in Exhibit “C” or the maximum rate allowed by law, whichever is the lesser, (B) reasonable attorneys' fees, (C) court costs, and (D) other directly related collection costs.  If the Operator does not pay such costs and other expenses or perform its obligations under this Agreement when due, the Non-operators shall have the additional right to notify the purchaser or purchasers of the Operator’s production of oil, gas and other minerals and collect such costs and other expenses out of the proceeds from the sale of the Operator’s share of production of oil, gas and other minerals until the amount owed has been paid.  The Non-operators shall have the right to offset the amount owed against the proceeds from the sale of the Operator’s share of production of oil, gas and other minerals.  Any purchaser of such production shall be entitled to rely on the Non-operators’ statement concerning the amount of costs and other expenses owed by the Operator and payment made to the Non-operators by any purchaser shall be binding and conclusive as between such purchaser and the Operator.

The maximum amount for which the mortgage herein granted by the Operator shall be deemed to secure the obligations and indebtedness of the Operator to all Non-operators as stipulated herein is hereby fixed in an amount equal to $25,000,000.00 in the aggregate (the "Limit of the Mortgage of the Operator").  Except as provided in the previous sentence (and then only to the extent such limitations are required by law), the entire amount of obligations and indebtedness of the Operator to the Non-operators is secured hereby without limitation.  Notwithstanding the foregoing Limit of the Mortgage of the Operator, the liability of the Operator under this Agreement and the mortgage and security interest granted hereby shall be limited to (and the Non-operators shall not be entitled to enforce the same against the Operator for, an amount exceeding) the actual obligations and indebtedness [including all interest charges, costs, attorneys' fees, and other charges provided for in this Agreement or in the Memorandum of Operating Agreement and Financing Statement (Louisiana), as such term is defined in Article 8.5.(e) hereof] outstanding and unpaid and that are attributable to or charged against the interest of the Operator pursuant to this Agreement.

(d)           Security Interest in Favor of the Non-operators.  To secure the complete and timely performance of and payment by the Operator of all obligations and indebtedness of every kind and nature, whether now owed by the Operator or hereafter arising, pursuant to this Agreement, the Operator hereby grants to each Non-operator a continuing security interest in and to all of its rights, titles, interests, claims, general intangibles, proceeds, and products thereof, whether now existing or hereafter acquired, in and to (a) all oil, gas and other minerals produced from the lands or offshore blocks covered by the Leases within the Contract Area or included within the Leases within the Contract Area or attributable to the Leases within the Contract Area when produced, (b) all accounts receivable accruing or arising as a result of the sale of such oil, gas and other minerals (including, without limitation, accounts arising from gas imbalances or from the sale of oil, gas and other minerals at the wellhead), (c) all cash or other proceeds from the sale of such oil, gas and other minerals once produced, and (d) all Platforms and Facilities, wells, fixtures, other corporeal property whether movable or immovable, whether now or hereafter placed on the offshore blocks covered by the Leases within the Contract Area or maintained or used in connection with the ownership, use or exploitation of the Leases within the Contract Area, and other surface and sub-surface equipment of any kind or character located on or attributable to the Leases within the Contract Area and the cash or other proceeds realized from the sale, transfer, disposition or conversion thereof.  The interest of the Operator in and to the oil, gas and other minerals produced from or attributable to the Leases within the Contract Area when extracted and the accounts receivable accruing or arising as the result of the sale thereof shall be financed at the wellhead of the well or wells located on the Leases within the Contract Area. To the extent susceptible under applicable law, the security interest granted by the Operator hereunder covers: (A) all substitutions, replacements, and accessions to the property of the Operator described herein and is intended to cover all of the rights, titles and interests of the Operator in all movable property now or hereafter located upon or used in connection with the Leases within the Contract Area, whether corporeal or incorporeal; (B) all rights under any gas balancing agreement, farmout rights, option farmout rights, acreage and cash contributions, and conversion rights of the Operator in connection with the Leases within the Contract Area, the oil, gas and other minerals produced from or attributable to the Leases within the Contract Area, whether now owned and existing or hereafter acquired or arising, including, without limitation, all interests of the Operator in any partnership, tax partnership, limited partnership, association, joint venture, or other entity or enterprise that holds, owns, or controls any interest in the Leases within the Contract Area; and (C) all rights, claims, general intangibles, and proceeds, whether now existing or hereafter acquired, of the Operator in and to the contracts, agreements, permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Leases within the Contract Area, including the following:

(1)           all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from any present or future operating, farmout, bidding, pooling, unitization, and communitization agreements, assignments, and subleases, whether or not described in Exhibit "A," to the extent, and only to the extent, that such agreements, assignments, and subleases cover or include any of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in and to all or any portion of the Leases within the Contract Area, and all units created by any such pooling, unitization, and communitization agreements and all units formed under orders, regulations, rules, or other official acts of any governmental authority having jurisdiction, to the extent and only to the extent that such units cover or include all or any portion of the Leases within the Contract Area;

(2)           all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all presently existing and future advance payment agreements, and oil, casinghead gas, and gas sales, exchange, and development contracts and agreements, including, without limitation, those contracts and agreements that are described on Exhibit "A," to the extent, and only to the extent, those contracts and agreements cover or include all or any portion of the Leases within the Contract Area; and

(3)           all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all existing and future permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to any of the Leases within the Contract Area.

(e)           Recordation.  To provide evidence of, and to further perfect the Parties' security rights created hereunder, upon request, each Party shall execute and acknowledge the Memorandum of Operating Agreement and Financing Statement (Louisiana) attached as Exhibit "E" (the "Memorandum of Operating Agreement and Financing Statement (Louisiana)") in multiple counterparts as appropriate.  The Party requesting execution of the aforesaid document shall file the Memorandum of Operating Agreement and Financing Statement (Louisiana) in the public records set forth below at its sole cost and expense to serve as notice of the existence of this Agreement as a burden on the title of the Operator and the Non-operators to their interests in the Leases within the Contract Area and for purposes of satisfying otherwise relevant recording and filing requirements of applicable law and to attach an original of the Memorandum of Operating Agreement and Financing Statement (Louisiana) to a standard UCC-1 in mutually agreeable forms for filing in the UCC records set forth below to perfect the security interests created by the Parties in this Agreement.  Upon the acquisition of a leasehold interest in a Lease within the Contract Area, the Parties shall, within five business days following request by one of the Parties hereto, execute and furnish to the requesting Party for recordation such a Memorandum of Operating Agreement and Financing Statement (Louisiana) describing such leasehold interest.  Such Memorandum of Operating Agreement and Financing Statement (Louisiana) shall be amended from time to time upon acquisition of additional leasehold interests in the Leases within the Contract Area, and the Parties shall, within five business days following request by one of the Parties hereto, execute and furnish to the requesting Party for recordation any such amendment.

The Memorandum of Operating Agreement and Financing Statement (Louisiana) is to be filed or recorded, as the case may be, in (a) the conveyance records of the parish or parishes adjacent to the lands or offshore blocks covered by the Leases within the Contract Area or contained within the Leases within the Contract Area pursuant to La. R.S. 9:2731 et seq., (b) the mortgage records of such parish or parishes, and (c) the appropriate Uniform Commercial Code records.

8.6           Default.  If any Party does not pay its share of the charges authorized under this Agreement when due, the Operator may give the defaulting Party notice that unless payment is made within thirty (30) days from delivery of the notice, the non-paying Party shall be in default.  A Party in default shall have no further access to the rig, Platform or Facilities, any Confidential Information or other maps, records, data, interpretations, or other information obtained in connection with activities or operations hereunder or be allowed to participate in meetings.  A Party in default shall not be entitled to vote or to make an election until such time as the defaulting Party is no longer in default.  The voting interest of each non-defaulting Party shall be counted in the proportion its Participating Interest share bears to the total non-defaulting Participating Interest shares.  As to any operation approved during the time a Party is in default, such defaulting Party shall be deemed to be a Non-participating Party, except where such approval is binding on all Parties or Participating Parties, as applicable. In the event a Party believes that such statement of charges is incorrect, the Party shall nevertheless pay the amounts due as provided herein, and the Operator shall attempt to resolve the issue as soon as practicable, but said attempt shall be made no later than sixty (60) days after receiving notice from the Party of such disputed charges.

8.7           Unpaid Charges.  If any Participating Party fails to pay its share of the costs and other expenses authorized under this Agreement in accordance with Exhibit “C” or to otherwise perform any of its obligations under this Agreement when due, the Party to whom such payment is due, in order to take advantage of the provisions of Article 8.5, shall notify the other Party by certified or registered U.S. Mail that it is in default and has thirty (30) days from the receipt of such notice to pay.  If such payment is not made timely by the non-paying Party after the issuance of such notice to pay, the Party requesting such payment may take immediate steps to diligently pursue collection of the unpaid costs and other expenses owed by such Participating Party and to exercise the mortgage and security rights granted by this Agreement.  The bringing of a suit and the obtaining of a judgment by any Party for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the security rights granted herein.  In addition to any other remedy afforded by law, each Party shall have, and is hereby given and vested with, the power and authority to foreclose the lien, mortgage, pledge, and security interest established hereby in its favor in the manner provided by law, to exercise all rights of a secured party under the Uniform Commercial Code as adopted by the state in which the Leases within the Contract Area are located or such other states as such Party may deem appropriate.  The Operator shall keep an accurate account of amounts owed by the nonperforming Party (plus interest and collection costs) and any amounts collected with respect to amounts owed by the nonperforming Party.  In the event there become three or more Parties to this Agreement, then if any nonperforming Party's share of costs remains delinquent for a period of sixty (60) days, each other Participating Party shall, upon the Operator's request, pay the unpaid amount of costs in the proportion that its Working Interest bears to the total non-defaulting Working Interests.  Each Participating Party paying its share of the unpaid amounts of a nonperforming Party shall be subrogated to the Operator's mortgage and security rights to the extent of the payment made by such Participating Party.

8.8           Carved-out Interests.  Except for the “Permitted Encumbrance” identified on Exhibit “A”, any agreements creating any overriding royalty, production payment, net proceeds interest, net profits interest, carried interest or any other interest carved out of a Working Interest in the Leases within the Contract Area shall specifically make such interests inferior to the rights of the Parties to this Agreement. If any Party whose Working Interest is so encumbered does not pay its share of costs and other expenses authorized under this Agreement, and the proceeds from the sale of its production of oil, gas and other minerals pursuant to Article 8.5 are insufficient to pay such costs and expenses, the security rights provided for in this Article 8.5 may be applied against the carved-out interests with which the defaulting or non-performing Party’s interest in the Leases within the Contract Area is burdened. In such event, the rights of the owner of such carved-out interest shall be subordinated to the security rights granted by Article 8.5.

ARTICLE 9
NOTICES

9.1           Giving and Responding to Notices.  All notices and responses thereto shall be in writing and delivered in person or by telephone followed by United States mail, telex, telegraph, telecopier (facsimile) or cable; however, if a drilling rig is on location and standby charges are accumulating, such notices and responses shall be given by telephone and immediately confirmed in writing.  Notices and responses shall be deemed given only when received by the Party to whom such notice or response is directed, except that any notice or response by certified United States mail or equivalent, telegraph, or cable properly addressed, pursuant to Section 6.1, and with all postage and charges prepaid shall be deemed given seventy-two (72) hours after such notice is deposited in the mail exclusive of Saturdays, Sundays, and federal holidays, or twenty-four (24) hours after such notice or response is sent by telecopier (facsimile), receipt confirmed, or filed with an operating telegraph or cable company for immediate transmission exclusive of Saturdays, Sundays, and federal holidays.

9.2           Content of Notice.  Any notice which requires a response shall indicate the response time specified in Section 9.3.  If a proposal involves a Platform, Facility or Subsequent Facility, the notice shall contain a description of same, including location and the estimated costs of design fabrication, transportation and installation.  If a proposal involves an Exploratory Operation or a Development Operation, the notice shall include the proposed depth, the objective zone or zones to be tested, the surface and bottom-hole locations, applicable details regarding directional drilling, the equipment to be used, and the estimated costs of the operation including all necessary expenditures through installation of the wellhead or abandonment of the well.

9.3           Response to Notices.  Each Party's response to a proposal shall be in writing to all other Parties.  Unless otherwise specified herein, response times shall be as follows:

9.3.1	Platform Construction. When any proposal for well operations involves the construction of a Platform, each Party shall respond within sixty (60) days after receipt of notice.

9.3.2
Proposal Without Platform.  When any proposal for well operations does not require construction of a Platform, each Party shall respond within thirty (30) days after receipt of notice.  However, if a drilling rig is on location as a result of a joint Exploratory or Development Operation previously conducted thereon and standby charges are accumulating, the response shall be made within twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal holidays, after receipt of notice.

9.3.3	Other Matters. For all other matters requiring notice, each Party shall respond within thirty (30) days after receipt of notice.
9.4           Failure to Respond.  Failure of any Party to respond to a proposal or notice, to vote, or to elect to participate within the period required by this Agreement shall be deemed to be a negative response, vote, or election.

9.5           Restrictions on Multiple Well Proposals.  Notwithstanding any provision herein to the contrary, it is specifically provided that no notice shall be given under this Article 9 hereof which simultaneously proposes the drilling of more than two (2) wells, or proposes the drilling of more than one (1) more well while there is an outstanding proposal.  Further, these provisions of this Article 9, insofar as they pertain to notification by a Party of its desire to drill a well, shall be suspended for so long as: (1) a prior notice has been given which is still in force and effect and the period of time during which the well regarding same may be commenced has not expired; or (2) a well is presently drilling hereunder.  This section shall not apply under those circumstances where the well to which notice is directed is a well which is required under the terms of a Lease or one required to maintain a portion thereof in force.  In the event drilling operations are necessary to perpetuate a Lease, any Party may propose and commence the drilling of such additional well(s) pursuant to the terms and conditions hereof no earlier than one hundred eighty (180) days prior to the date operations must be commenced, regardless of other proposals then under consideration or drilling operations then in progress.

ARTICLE 10
EXPLORATORY OPERATIONS

10.1           Operations by All Parties.  Any Party may propose an Exploratory Well by notifying the other Parties.  If all the Parties agree to participate in drilling the proposed well, Operator shall drill same at their cost and risk.  If a mobile drilling rig is not already on location as a result of a prior Exploratory or Development Operation and the proposal ("Original Proposal") has not already been approved, then any Party may submit an alternate well proposal for consideration within ten (10) days after receiving the Original Proposal to drill a well.  If one or more alternate proposals have been submitted in accordance with the foregoing, then the Operator shall call a meeting of the Parties to be held within seven (7) days following receipt of the alternate proposal(s), at which the Parties shall determine by majority vote in interest which proposal shall be considered by the Joint Account.  In the event that no proposal receives support of a majority in interest, then the proposal receiving the greatest support shall prevail.  In the event of a tie between two or more proposals, then the proposal (including the Original Proposal) supported by the largest number of Parties shall prevail.  Each Party having the right to participate in the proposal so selected shall make its election whether to join in the drilling of such well within fifteen (15) days after the meeting was held.  If drilling of such well is not commenced within one hundred twenty (120) days after the last applicable election date, the effect shall be the same as if the proposal had not been made; however, the one hundred twenty (120) day period shall automatically be extended for an additional period, not to exceed sixty (60) days, as may be necessary, in order to obtain all applicable required regulatory permits, so long as applications for such required permits were properly filed within thirty (30) days after the last applicable election date.  Drilling operations shall be deemed to have commenced on the date rig charges begin according to the terms of the drilling contract.

10.2           Second Opportunity to Participate.  If fewer than all but one (1) or more Parties having a combined Working Interest of twenty (20%) or more elect to participate, the Operator shall inform the Parties of the elections made, whereupon any Party originally electing not to participate may then elect to participate by notifying the Operator within forty-eight (48) hours, exclusive of Saturdays, Sundays, and federal holidays, after receipt of such information.  This provision shall apply only in the event that there are three (3) or more Parties to this Agreement.

10.3           Final Election to Participate.  If fewer than all but one (1) or more Parties having a combined Working Interest of twenty (20%) or more approve any proposed  operation, the Operator, immediately after the expiration of the applicable response time, shall inform the Parties who have elected to participate of the total interest of the Parties approving such operation.  Each Participating Party, within forty-eight (48) hours (exclusive of Saturdays, Sundays, and federal holidays) after receipt of such notice, shall advise the Operator of its desire to (a) limit participation to such Party's working interest as shown on the proposed AFE; or (b) carry its proportionate part of Non-Participating Parties’ interests.  Failure to advise the proposing Party shall be deemed an election under (a), notwithstanding Section 9.4.  Should any Party elect to limit its participation to its interest as shown on the proposed AFE, the remaining Participating Parties shall carry the Non-Participating Parties' interests in such proportions as the remaining Participating Parties agree to by mutual consent.  In the event a drilling rig is on location, the time permitted for any response under this Article 10 shall not exceed a total of twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal holidays.  This provision shall apply only in the event that there are three (3) or more Parties to this Agreement.

10.4           Operations by Fewer Than All Parties.  If fewer than all but one (1) or more Parties having a combined Working Interest of twenty percent (20%) or more elect to participate in and agree to bear all of the cost and risk of drilling the proposed well, Operator shall drill such well under this Agreement and the applicable provisions of Article 12 and the following special provisions shall apply:

(a)
If the well will be the first Exploratory Well drilled under this Agreement, then as of the last applicable election date, each Non-Participating Party shall be deemed to have relinquished to the Participating Parties, in proportion to their Participating Interests or in the proportions otherwise agreed by the Participating Parties, all of its interest in the Contract Area.  If such well is commenced within the time provided in Section 10.1 and is drilled as proposed in accordance with this Agreement, each Non-Participating Party shall execute an assignment of all of its interest in the Contract Area to the Participating Parties, in proportion to their Participating Interests or in the proportions otherwise agreed by the Participating Parties.

(b)
If the well will not be the first Exploratory Well drilled under this Agreement and if such well is commenced within the time provided in Section 10.1 and is drilled as proposed in accordance with this Agreement, then, all of the Non-Participating Party's(ies') operating rights and interests in production from such well shall be vested in the Participating Parties in proportion to their Participating Interest, whether or not any instrument evidencing a transfer of rights and interests has been delivered by the Non-Participating Party(ies).  The Participating Party(ies) shall have the right to recoup the costs applicable to such well as determined by Section 12.2 and/or Section 12.5 and the drilling of such well shall be governed by Article 12, except that the percentage of recoupment as provided in Section 12.2.1 (a) shall be eight hundred percent (800%) of the Non-Participating Party's Share of the cost of drilling the well.

If the well is not commenced within the time period provided in Section 10.1, the effect shall be as if the proposal had not been made.

10.5           Substitute Well.  If, prior to reaching the proposed depth or objective zone or zones to be tested for the Initial Exploratory Well or Exploratory Well as originally proposed, the Participating Party or Parties encounter mechanical difficulties, inpenetrable formation, and/or Gulf Coast conditions which render drilling impractical, then the Participating Party of Parties, or any of them, shall have the right, but not the obligation, to carry out the original proposed operation by drilling a Substitute Well.  Operations for the Substitute Well shall be commenced within sixty (60) days after the date the drilling operations cease on the well for which the Substitute Well is a substitute.  Operations for the Substitute Well shall be commenced as if it were the original proposed Initial Exploratory Well or Exploratory Well for which it is the substitute; and the relationship, rights and obligations as between the Participating Party and Non-Participating Party or Parties shall be the same as if the Substitute Well were, in fact, the proposed Initial Exploratory Well or Exploratory Well, as applicable.

.

10.6           Course of Action After Drilling to Initial Objective Depth.  At such time as an Exploratory Well has been drilled to the initial objective depth as proposed, or a mutually agreed upon lesser depth, and all approved logs, cores, and other tests have been completed, and the results thereof furnished to the Participating Parties, Operator shall notify the Participating Parties setting forth Operator's recommendation to either:

(a)
Conduct additional coring, testing, or logging of the formations encountered.  (If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence.  In the event of a tie between two or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

(b)	Run casing and temporarily abandon the well for future completion. (This election is not applicable for a well drilled from a Platform.)
(c)
Attempt completion, with a deeper completion having priority over a shallower completion attempt.  (If conflicting proposals for a single completion and a dual completion are approved, the proposal receiving the largest Working Interest shall take precedence.  Provided however, if the proposal taking precedence is a dual completion, then the dual must either include the zone approved for the single completion or provide for the completion in zones all of which are deeper than the zone approved for the single completion.)

(d)	Deepen the well. (If conflicting proposals are approved, the operation proposed to the deepest depth shall take precedence.)
(e)	Sidetrack the well to another bottom hole location not deeper than the stratigrephic equivalent of the initial objective depth.
(f)
Perform other operations on the well. (If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence.  In the event of a tie between two or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

(g)	Plug and abandon the well.
The Participating Parties, within twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal Holidays, after receipt of Operator's recommendation, shall respond thereto by either approving it or making another proposal.  If another proposal is made, the Participating Parties shall have an additional twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal holidays, to respond thereto.  If conflicting proposals are made, the priority of operations shall be given first to (a) above and next to (b) above and so forth.  Failure of a Participating Party to respond to a proposal shall be deemed a negative response.

10.6.1	Operation by All Parties. Subject to Section 10.6.4, if all Participating Parties approve a proposal, Operator shall conduct the operation at the Participating Parties’ cost and risk.
10.6.2
Operations by Fewer than All Parties.  If one (1) or more Parties having a combined Participating Interest in the well of twenty percent (20%) or more approve a proposal and agree to bear the cost, risk and liabilities (including loss of the hole due to deepening of any well) thereof, except a proposal to plug and abandon, Operator shall conduct the same as a Non-Consent Operation for such Parties pursuant to the provisions of Article 12, except that the percentage of recoupment as provided in Section 12.2.1(a) shall be the same as provided for in Section 10.4(b).  If no proposal receives the required approval, the well shall be plugged and abandoned at the expense of all Participating Parties unless any Participating Party notifies Operator within twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal holidays, after the end of the last applicable election period that it desires to immediately assume all costs and risks including liabilities of further operations, in which event Operator shall, as promptly as possible, commence the proposed operation pursuant to the provisions of Article 12.  In the event there is more than one (1) Participating Party, each of which is willing to assume all costs, risks and liabilities of further operations, but each desires to perform a different operation, then the order of priority as listed above herein shall prevail and govern.

10.6.3
Obligations and Liabilities of Participating Parties.  If the decision is to complete at initial objective depth, to plug back and complete at a lesser depth, to deepen or to Sidetrack to another bottomhole location, a Party, by becoming a Non-Participating Party, shall be relieved of the obligations and liabilities as to such operation, except as to its share of the costs of plugging and abandoning that portion of the well in which it was a Participating Party.

10.6.4
Deepening or Sidetracking of Non-Consent Exploratory Well.  Subject to the terms of Section 10.6 above, if drilling to the initial objective depth does not result in a well which will be qualified as a Producible Well and the decision is to drill deeper or Sidetrack, each Non-Participating Party shall be notified by the Operator of such decision.  Any Non-Participating Party may then agree to participate in a deepening or Sidetracking operation by notifying the Operator, within forty-eight (48) hours, inclusive of Saturdays, Sundays, and federal holidays, after receiving notice of the decision.  In such event any Non-Participating Party which elects to participate in deepening or Sidetracking the well as proposed shall immediately pay to the Participating Parties its Participating Interest share of the costs of the well as if it had originally participated to the initial objective depth or that point the Sidetracking operation is commenced if lesser than the initial objective depth.  Thereafter such Non-Participating Party shall be deemed for all purposes to be a Participating Party as to such deepening or Sidetracking operations, and the provisions of Section 10.4 shall not be applicable to such Party as to the deepened or Sidetracked portion of the well.  The initial Participating Parties, however, shall continue to be entitled to recoup out of the proceeds received from production from the non-consent portion of the Non-Consent Well any balance remaining pursuant to the terms specified in Section 10.4 applicable to such Non-Consent Well, less the amount paid by a Non-Participating Party pursuant to this Section 10.6.4.

10.6.5
Plugging and Abandoning Cost.  The Participating Parties shall pay all costs of plugging and abandoning except any costs associated with a subsequent Non-Consent Operation.  The participants in a subsequent Non-Consent Operation shall pay any plugging and abandoning costs associated with such operation.  A Non-Consent Operation does not include the abandonment of the original wellbore above the depth at which the Non-Consent Operation commenced.

ARTICLE 11
DEVELOPMENT OPERATIONS

11.1           Operations by All Parties.  Any Party may propose Development Operations, including any wells (whether drilling, completing, recompleting, deepening, deviating or Sidetracking, plugging back or working over), Platform,  Facilities and/or Subsequent Facilities required by such operations, by submitting a Development Operation AFE to the other Parties for approval pursuant to the response to notice procedures set forth in Article 9.  If all Parties elect to participate in the proposed operation, Operator shall conduct such operation at their cost and risk
11.2           Second Opportunity to Participate.  If fewer than all but one (1) or more Parties having a combined Working Interest of twenty percent (20%) or more elect to participate, the Operator shall inform the Parties of the elections made, whereupon any Party originally electing not to participate may then elect to participate by notifying the Operator within forty-eight (48) hours, exclusive of Saturdays, Sundays, and federal holidays.  This provision shall apply only in the event that there are three (3) or more Parties to this Agreement.

11.3           Final Election to Participate.  If fewer than all but one (1) or more Parties having a combined Working Interest of twenty percent (20%) or more approve any proposed operation, the Operator, immediately after the expiration of the applicable response time, shall inform the Parties who have elected to participate of the total interest of the Parties approving such operation.  Each Participating Party, within forty-eight (48) hours, exclusive of Saturdays, Sundays, and federal holidays, after receipt of such notice, shall advise the Operator of its desire to: (a) limit participation to such Party's interest as shown on the proposed AFE; or (b) carry its proportionate part of Non-Participating Parties interests.  Failure to advise the proposing Party shall be deemed an election under (a), notwithstanding Section 9.4.  Should any Party elect to limit its participation to its interest as shown on the proposed AFE, the remaining Participating Parties shall carry the Non-Participating Parties interest in such proportions as the remaining Participating Parties agree to by mutual consent.  In the event a drilling rig is on location, the time permitted for any response under this Article 11 shall not exceed a total of twenty-four (24) hours, inclusive of Saturdays, Sundays, and federal holidays.  This provision shall apply only in the event that there are three (3) or more Parties to this Agreement.

11.4           Operations by Fewer Than All Parties.  If fewer than all but one (1) or more Parties having a combined Working Interest of twenty percent (20%) or more elect to participate in and agree to bear all of the cost, risk and liability of a Development Operation, Operator shall conduct such operation pursuant to Article 12.

11.5           Timely Operations.  Development Operations shall be commenced within one hundred twenty (120) days following the date upon which the last applicable election may be made; however, the one hundred twenty (120) day period shall automatically be extended for an additional period, not to exceed sixty (60) days, as may be necessary, in order to obtain all applicable required regulatory permits so long as applications for such required permits were properly filed within thirty (30) days after the last applicable election date.  If no operations are commenced within such time period, the effect shall be as if the proposal had not been made.  Operations shall be deemed to have commenced: (a) on the date the contract for a new Platform is let, if the notice indicated a need for such Platform, or (b) on the date the rig charges begin according to the terms of the drilling contract.  For all other Development Operations, Development Operations shall be deemed to have commenced on the day charges are incurred pursuant to an approved AFE.

11.6           Substitute Well.  If, prior to reaching the proposed depth or objective zone or zones to be tested for the Development Operation as originally proposed, the Participating Party or Parties encounter mechanical difficulties, inpenetrable formation, and/or Gulf Coast conditions which render further drilling impossible, then the Participating Party of Parties, or any of them, shall have the right, but not the obligation, to carry out the original proposed operation by drilling a Substitute Well.  Operations for the Substitute Well shall be commenced within sixty (60) days after the date the drilling operations cease on the well for which the Substitute Well is a substitute.  Operations for the Substitute Well shall be commenced were the original proposed Development Operation for which it is the substitute, and the relationship, rights and obligations as between the Participating Party and Non-Participating Party or Parties shall be the same as if the Substitute Well were, in fact, the proposed Development Operation, as applicable.

11.7           Course of Action After Drilling to Initial Objective Depth.  At such time as a Development Well has been drilled to the initial objective depth as proposed and all approved logs, cores and other tests have been completed and the results thereof furnished to the Participating Parties, Operator shall notify the Participating Parties setting forth Operator's recommendation to either:

(a)
Conduct additional coring, testing, or logging of the formations encountered.  (If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence.  In the event of a tie between two or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

(b)	Run casing and temporarily abandon the well for future completion. (This election is not applicable for a well drilled from a Platform.)
(c)
Attempt completion, with a deeper completion having priority over a shallower completion attempt.  (If conflicting proposals for a single completion and a dual completion are approved, the proposal receiving the largest Working Interest shall take precedence.  Provided however, if the proposal taking precedence is a dual completion, then the dual must either include the zone approved for the single completion or provide for the completion in zones all of which are deeper than the zone approved for the single completion.)

(d)	Deepen the well. (If conflicting proposals are approved, the operation proposed to the deepest depth shall take precedence.)

(e)	Sidetrack the well to another bottom hole location not deeper than the stratigraphic equivalent of the initial objective depth;
(f)
Perform other operations on the well.  (If conflicting proposals are approved, the proposal receiving the largest percentage of Working Interest approval shall take precedence.  In the event of a tie between two or more approved proposals, the approved proposal first received by the Parties shall take precedence.)

(g)	Plug and abandon the well.
The Participating Parties, within forty-eight (48) hours, inclusive of Saturdays, Sundays, and federal holidays, after receipt of Operator's recommendation, shall respond thereto by either approving it or making another proposal.  If another proposal is made, the Participating Parties shall have an additional twenty-four (24) hours to respond thereto.  If conflicting proposals are made, the priority of operations shall be given first to (a) above and next to (b) above and so forth.  Failure of a Participating Party to respond to a proposal shall be deemed a negative response.

11.7.1          Operations by All Parties.  If all Participating Parties approve a proposal, Operator shall conduct the operation at the Participating Parties' cost and risk.

11.7.2          Operations by Fewer than All Parties.  If fewer than all but one (1) or more Parties having a combined Participating Interest in the well of twenty percent (20%) or more approve a proposal and agree to bear the cost, risk, and liabilities (including loss of the hole due to deepening of any well) thereof, except a proposal to plug and abandon, Operator shall conduct the same as a Non-Consent Operation for such Parties pursuant to the provisions of Article 12.  If no proposal receives the required approval, the well shall be plugged and abandoned at the expense of all Participating Parties unless any Participating Party notifies Operator within twenty-four (24) hours after the end of the last applicable election period that it desires to immediately assume all costs and risks including liabilities of further operations, in which event Operator shall, as promptly as possible, commence the proposed operation pursuant to the provisions of Article 12.  In the event there is more than one (1) Party, each of which is willing to assume all costs, risks and liabilities of further operations, but each desires to perform a different operation, then the order of priority as listed above herein shall prevail and govern.

11.7.3          Obligations and Liabilities of Participating Parties.  If the decision is to complete at initial objective depth, to plug back and complete at a lesser depth, to deepen or to Sidetrack to another bottomhole location, a Party, by becoming a Non-Participating Party, shall be relieved of the obligations and liabilities as to such operation, except as to its share of the costs of plugging and abandoning that portion of the well in which it was a Participating Party.

11.8           Deeper Drilling.  If a well is proposed to be drilled below the deepest Producible Reservoir penetrated by a Producible Well, any Party may elect to participate either in the well as proposed or to the base of the deepest Producible Reservoir.  A Party electing to participate in such well to the base of said Producible Reservoir shall bear its proportionate part of the cost and risk of drilling to said Producible Reservoir including completion or abandonment. All operations below the depth to which such Party agreed to participate shall be governed by Article 12.  However, if the proposal to drill below the deepest Producible Reservoir penetrated by a Producible Well meets the requirements of an Exploratory Operation, the percentage of recoupment shall be that specified in Section 10.4(b) and shall be subject to the provisions of Article 10 with respect to such operations.

                11.9           Plugging and Abandoning Cost.  The Participating Parties shall pay all costs of plugging and abandoning except any costs associated with a subsequent Non-Consent Operation.  The participants in a subsequent Non-Consent Operation shall pay any plugging and abandoning costs associated with such operation.  A Non-Consent Operation does not include the abandonment of the original wellbore above the depth at which the Non-Consent Operation commenced.

                11.10         Subsequent Facilities.  The affirmative vote of one (1) or more Parties having a combined Participating Interest of fifty-one percent (51%) or more in the wells to be served by the proposed Subsequent Facilities shall constitute approval for the construction of such Subsequent Facilities and all Parties having an interest in the wells to be served shall be bound by such approval and be required to participate in the costs therefor.  Nothing hereunder shall limit a Party's rights under Section 21.1 to incur additional costs for separate facilities.

                11.11         Contracts.  Operator may enter into contracts with independent contractors for Development Operations and shall utilize competitive bidding.

ARTICLE 12
NON-CONSENT OPERATIONS

                12.1           Non-Consent Operations.  Operator shall conduct Non-Consent Operations at the sole risk, expense, and liability of the Participating Parties, in accordance with the following provisions:

12.1.1	Non-Interference. Non-Consent Operations shall not interfere unreasonably with any other operations being conducted within the Contract Area.
12.1.2
Multiple Completion Limitation.  Non-Consent Operations shall not be conducted in a well having multiple completions unless: (a) each completion is owned by the same Parties participating in the Non-Consent Operations and in the same proportions; (b) the well is incapable of producing from any of its completions; or (c) all Participating Parties in the well consent to such operations.

12.1.3	Metering. In Non-Consent Operations, production need not be separately metered, but subject to approval by appropriate governmental authority, may be determined on the basis of well tests.
12.1.4
Non-Consent Well.  Operations on a Non-Consent Well shall not be conducted in any Producible Reservoir penetrated by a Producible Well without written approval of each Non-Participating Party unless these four (4) conditions are satisfied: (a) such Producible Reservoir shall have been designated in the notice as an objective zone; (b) completion of such well in said Producible Reservoir will not increase the well density governmentally prescribed or approved for such Producible Reservoir; (c) the horizontal distance between the vertical projections of the midpoint of the Producible Reservoir in such well and any existing well in the same Producible Reservoir will be at least one thousand (1,000) feet if an oil-well completion or two thousand (2,000) feet if a gas-well completion; and (d) completion of such well as a producer will not cause or result in a decreased "MER" or "MPR" for any existing Producible Reservoir or Producible Well.  The terms "MER" and "MPR" are defined under 30 Code of Federal Regulations, Subpart K-Production rates, Parts 250.170 through 250.177.

12.1.5
Cost Information.  Operator shall, within one hundred twenty (120) days after completion of a Non-Consent Well, furnish the Parties an inventory and either a joint interest billing or an itemized statement of the cost of such well and equipment pertaining thereto.  Operator shall furnish to the Parties a quarterly statement showing operating expenses and the proceeds from the sale of production from the well for the preceding three (3) month period.  When Operator’s payout calculation indicates that payout has occurred, Operator shall promptly notify all Parties.

12.1.6	Completion. For the purposes of determinations hereunder, each completion shall be considered a separate well.

12.2             Forfeiture of Interest.  Upon commencement of Non-Consent Operations, each Non-Participating Party's leasehold operating rights in the Non-Consent Operation and title to production therefrom shall be owned by and vested in each Participating Party in proportion to its Participating Interest or in proportions agreed to by the Participating Parties for as long as the operations originally proposed are being conducted or production is obtained, subject to the following:

12.2.1
Production Reversion.  Such leasehold operating rights and title to production shall revert to each Non-Participating Party at 7:00 a.m. on the day following the date when the Participating Parties have recouped out of the Non-Participating Party's Share of the proceeds of production from such Non-Consent Operations an amount, which when added to any amounts received under Section 12.3, equals the sum of the following:

(a)
Six hundred percent (600%) of the Non-Participating Party's Share of the cost of drilling, testing, completing, recompleting, working over, deepening, deviating or Sidetracking, plugging back, or temporarily plugging and abandoning each Non-Consent Well (or any Non-Consent Operation(s) in a joint well), and equipping it through the wellhead connections, reduced by any contribution received under Article 20; plus

(b)
Three hundred percent (300%) of the Non-Participating Party's Share of the cost of any Non-Consent Facilities necessary to establish the production resulting from the operations defined in Section 12.2.1.(a) above; plus

(c)
Three hundred percent (300%) of the Non-Participating Party's Share of the cost of any Platform in which it does not participate and which must be installed to establish the production resulting from the operations defined in Section 12.2.1.(a) above; plus,

(d)	Three hundred percent (300%) of the Non-Participating Party's Share of the cost of using any existing Platform, whether or not owned by the Joint Account; plus,
(e)	Three hundred percent (300%) of the Non-Participating Party's Share of the cost of using any existing Facilities not owned by the Joint Account, including leased facilities; plus
(f)	One hundred percent (100%) of the Non-Participating Party's Share of gathering, treating, and operating expenses, royalties, and severance, production, and other similar taxes.
At 7:00 a.m. upon the day following the date of recoupment of such costs, a Non-Participating Party shall become a Participating Party in such operations.

12.2.2
Non-Production Reversion.  If such Non-Consent Operations fail to obtain production or if such operations result in production which ceases prior to recoupment by the Participating Parties of the penalties provided for above, such operating rights shall revert to each Non-Participating Party except that all wells (or portions thereof associated with any Non-Consent Operation(s) in a joint well), Platforms and Facilities of the Non-Consent Operations, as well as all liabilities and benefits related thereto, shall remain vested in the Participating Parties; however, any salvage in excess of the sum remaining under Section 12.2.1 shall be credited to all Parties.

12.3            Deepening or Sidetracking of Non-Consent Development Well.  If any Participating Party proposes to deepen or Sidetrack a Non-Consent Development Well, a Non-Participating Party may participate by notifying the Operator within thirty (30) days after receiving the proposal (forty-eight (48) hours, inclusive of Saturdays, Sundays, and federal holidays, if a rig is on location) that it will join in the deepening or Sidetracking operation and by paying to the Participating Parties; 1) if it is a deepening an amount equal to the costs of the well as if such Non-Participating Party had originally participated to the objective depth or; 2) if it is a sidetrack operation an amount equal to the Non-Participating Parties share of drilling the non-consent well to that point the Sidetracking operation is commenced.  The Participating Parties shall continue to be entitled to recoup the full sum specified in Section 12.2.1 applicable to the non-consent portion of the well out of the proceeds received from production from the non-consent portion of the well, less any amount received under this Section 12.3.

12.4           Operations from Non-Consent Platforms and Facilities.  Subject to the following, a Party which did not originally participate in a Platform or Facilities shall be a Non-Participating Party as to ownership therein and all operations thereon until the Participating Parties as to such Platform or Facilities have recouped the full sum specified in Section 12.2.1 applicable to such non-consent Platform or Facilities and the Non-Consent Operations which resulted in the setting of such Platform or Facilities and other Non-Consent Operations thereon or therefrom.  However, any original Non-Participating Party may participate in additional operations from such Platform or Facilities by notifying the Operator within thirty (30) days after receiving a proposal for operations from such Platform or Facilities that it will join in such proposed operations by paying to the Participating Parties in such Platform or Facilities an amount equal to the non-consent penalty provided for in Section 12.2.1 applicable to such Non-Participating Party’s Share of the actual cost of such Platform or Facilities, less any recoupment therefor previously obtained.  Thereafter, such original Non-Participating Party in such non-consent Platform or Facilities shall own its proportionate share thereof.  The Participating Parties in such non-consent Platform or Facilities shall continue to be entitled to recoup the full sum specified in Section 12.2.1 applicable to any other Non-Consent Operations thereon or therefrom.

12.5           Discovery or Extension from Mobile Drilling Operations.  If a Non-Consent Well is drilled from a mobile drilling rig or floating drilling vessel and results in the discovery of oil or gas or extension of a Producible Reservoir and, if within one (1) year from the date the drilling equipment is released, a Platform or other fixed structure is ordered and if its location is within three thousand (3,000) feet from the vertical projection of the bottom-hole location of any such well (unless limited by surface restrictions or seabed conditions), the recoupment of costs applicable to such well shall be governed by Section 12.2 and shall be recovered by the Participating Parties in the following manner:

(a)
If such Non-Consent Well is not completed and produced, recoupment shall be out of one-half (1/2) of the Non-Participating Party's Share of production from all subsequently completed wells on the Contract Area which are completed in the Producible Reservoir discovered or extended by such Non-Consent Well and in which the Non-Participating Party in such Non-Consent Well has a Participating Interest.

(b)
If such Non-Consent Well is completed and produced, recoupment shall be out of the Non-Participating Party's Share of all production from such Non-Consent Well and one-half (1/2) of the Non-Participating Party's Share of production from all subsequently completed wells on the Contract Area which are completed in the Producible Reservoir discovered or extended by such Non-Consent Well and in which the Non-Participating Party in such Non-Consent Well has a Participating Interest.

12.6           Non-Consent Operations to Maintain Lease.  Notwithstanding any other provision hereof, if a Lease has no wells thereon capable of commercial production in the final six (6) months of the primary term of such Lease and such Lease is not held by a unit or a Suspension of Production pursuant to other operations on the Lease or in the unit, any Party electing not to participate in the drilling of a well or other operation in the final six (6) months of the primary term or at any time during the secondary term, shall assign its full interest in such Lease pro-rata to the Parties hereto undertaking the drilling of such well or participating in such operation.  Such assignment shall be executed and delivered within thirty (30) days after commencement of the well or operation.  If at any time after the expiration of the primary term of a Lease, a well must be drilled or an operation conducted because of cessation of production or to fulfill an obligation to develop such Lease, such well or operation being required to extend the term of such Lease or a portion thereof, any Party electing not to participate in the operation or the drilling of such a well shall assign its full interest in that Lease, or portion thereof, pro-rata to the Parties hereto undertaking the drilling of such a well.  Such assignment shall be executed and delivered within thirty (30) days after commencement of the well or operation, but shall be limited to the portion of the Lease the term of which was extended by the operation or drilling the well, and provided any Non-Participating Party shall retain its rights and liabilities with respect to any previously completed wells on that Lease and the production therefrom.  Thereafter, that Lease shall no longer be a part of the Contract Area, and the Non-Participating Party or Parties shall no longer own an interest in any wells drilled on such Lease, other than those wells drilled prior to the occurrence set out herein.  Should the Parties electing to undertake the drilling of a well or conduct operations under this Section 12.6 fail to perform, as Participating Parties, the drilling of the well or operations substantially as proposed, the Parties receiving the aforementioned assignment shall assign back to the Party or Parties originally electing not to participate, that interest which was caused to be assigned pursuant to this Section 12.6.  A Party hereunder executing an assignment of its interest in a Lease pursuant to the foregoing shall not be relieved of any obligation hereunder accruing prior to such assignment.  If more than one (1) well is drilled or more than one (1) operation conducted, any of which would maintain or extend such Lease or such portions thereof, an assignment shall not be required from any Party participating in any such well(s) or operation(s) as to that portion of the Lease or unit which would have been maintained by such well(s) or operation(s).

12.7          Allocation of Platform Costs to Non-Consent Operations.  Non-Consent Operations shall be subject to further conditions as follows:

12.7.1
Charges.  If a Non-Consent Well is drilled from a Platform, the Participating Parties in such well shall be liable to the Joint Account owners of the Platform for the use of the Platform and its Facilities as follows:

(a)
Such Participating Parties shall pay a sum equal to that portion of the total cost of the Platform which one (1) Platform slot bears to the total number of slots on the Platform.  If the Non-Consent Well is abandoned, the right of Participating Parties to use that Platform slot shall terminate, unless such Parties commence drilling a substitute well from the same slot within ninety (90) days after abandonment.  Notwithstanding the foregoing, if the Non-Consent Well is abandoned as an unsuccessful well, and no substitute well is drilled by the Participating Parties, then, if the slot is abandoned in a condition such that it could be used for the drilling of a future well, the Participating Parties shall not be required to pay the sum set out in this Section 12.7.1.

(b)
If the Non-Consent Well production is handled through the Facilities, the Participating Parties shall pay a sum equal to that portion of the total cost of such Facilities, less accumulated depreciation, which one (1) well completion bears to the total number of Producible Well completions utilizing the Facilities.

12.7.2
Operating and Maintenance Charges.  The Participating Parties shall pay on a monthly basis all costs necessary to connect a Non-Consent Well to the Facilities and that proportionate part of the expense of operating and maintaining the Platform and Facilities applicable to the Non-Consent Well.  Platform and Facilities operating and maintenance expenses shall be allocated in proportion to the producing well count during a calendar month as it relates to the total number of wells producing from such Platform during such calendar month.  For the purpose of this provision, a producing zone or each completion in a multi-completed well shall be considered as a separate well.

12.7.3
Payments.  Payment of sums pursuant to Section 12.7.1 is not a purchase of an additional interest in the Platform or Facilities.  Such payments, if the recoupment provisions of Section 12.2 are applicable, shall be included in the total amount which the Participating Parties are entitled to recoup out of production from the Non-Consent Well.

12.8        Allocation of Costs Between Depths (Single Completion).  For the purpose of allocating costs on any well with a single completion in which the Participating Interests of the Parties are not the same for the entire depth or the completion thereof, the cost of drilling, completing, equipping, and plugging and abandoning such well shall be allocated on the following basis:

(a)	Intangible drilling, completion, casing string, and material costs from the surface to a depth one hundred feet (100') below the base of the Producible Reservoir in which the well is completed shall be charged to the Participating Parties in such completion in accordance with their respective Participating Interest.
(b)
Intangible drilling, completion, casing string, and material costs, other than tubing costs, from a depth of one hundred feet (100') below the base of the Producible Reservoir in which the well is completed to total depth shall be charged to the Participating Parties in the well to total depth in accordance with their respective Participating Interest.

(c)
All plugging and abandonment costs directly associated with the Producible Reservoir in which the well is completed will be allocated to the Participating Parties in that completion in accordance with their respective Participating Interests.  All final plugging and abandonment costs associated with the wellbore will be allocated proportionately among all Participating Parties in the well.

12.9        Allocation of Costs Between Depths (Multiple Completions).  For the purpose of allocating costs on any well completed in dual or multiple Producible Reservoirs in which the Participating Interests of the Parties are not the same for the entire depth or the completion thereof, the cost of drilling, completing, equipping, and plugging and abandoning such well shall be allocated on the following basis:

(a)
Intangible drilling, completion, casing string, and material costs other than tubing costs, from the surface to a depth one hundred feet (100') below the base of the upper completed Producible Reservoir shall be divided equally between the completed Producible Reservoirs and charged to the Participating Parties in each Producible Reservoir in accordance with their respective Participating Interest.

(b)
Intangible drilling, completion, casing string, and material costs, other than tubing, from a depth one hundred feet (100') below the base of the upper completed Producible Reservoir to a depth one hundred feet (100') below the base of the second completed Producible Reservoir shall be divided equally between the second and any other Producible Reservoir completed below such depth and charged to the Participating Parties in each such Producible Reservoir in accordance with their respective Participating Interest.  If the well is completed in additional Producible Reservoirs, the costs applicable to each such Producible Reservoir shall be determined and charged to the Participating Parties in the same manner as prescribed for wells completed in dual Producible Reservoirs.

(c)
Intangible drilling, completion, casing string, and material costs, other than tubing costs, from a depth one hundred feet (100') below the base of the lowest completed Producible Reservoir to total depth shall be charged to the Participating Parties in the well to total depth in accordance with their respective Participating Interest.

(d)
Costs of tubing strings serving each separate Producible Reservoir shall be charged to the Participating Parties in each Producible Reservoir in accordance with their respective Participating Interest.

(e)
For the purposes of allocating tangible and intangible costs between Producible Reservoirs that occur at less than one hundred feet (100') intervals, the distance between the base of the upper reservoir to the top of the next lower reservoir shall be allocated equally between reservoirs.

(f)
All plugging and abandonment costs directly associated with a Producible Reservoir will be allocated to the Participating Parties in that reservoir in accordance with their respective Participating Interests.  All final plugging and abandonment costs associated with the wellbore will be allocated proportionately among all Participating Parties in the well.

12.10       Allocation of Costs Between Depths (Dry Hole).  For the purpose of this Section, a dry hole shall mean a well drilled to an objective depth in which the Participating Parties elected not to complete, or if completed, the well was not a Producible Well and did not establish a Producible Reservoir.  In allocating costs on any well containing a dry hole, and in which the Participating Interests of the Parties are not the same for the entire depth or the completion thereof, the cost of drilling and plugging and abandoning such well shall be allocated on the following basis:

(a)
Costs to drill and plug and abandon a well proposed for completion in single, dual, or multiple objective depths shall be charged to the Participating Parties in the same manner as if the well had established a Producible Reservoir at each objective depth.

(b)	Additional plugging and abandoning costs related to any deepening, completion attempt, or other operation shall be at the sole risk and expense of the Participating Parties in such operation.
12.11      Intangible Drilling and Completion Cost Allocations.  For the purposes of allocating costs under Sections 12.8, 12.9, and 12.10, intangible drilling and completion costs, including non controllable materials costs, shall be allocated between Producible Reservoirs, including dry holes as defined in Section 12.10, and including the interval from one hundred feet (100') below the deepest Producible Reservoir to total depth on a drilling day ratio basis where the factor for each reservoir is determined by a fraction for which the numerator is the number of drilling and completion days applicable to that reservoir and the denominator is the total number of days spent on the well, beginning on the day the rig arrives on location and terminating when the rig is released.

12.12       Subsequent Operations in Non-Consent Well.  Except as provided in Section 10.6.4 or 12.3, as applicable, an election not to participate in the drilling, Sidetracking, or deepening of a well shall be deemed to be an election not to participate in any subsequent operations in the well before full recovery by the Participating Parties of the Non-Participating Party's recoupment amount.  A subsequent operation conducted during the recoupment period by the Parties entitled to participate shall be subject to the recoupment provided in Section 12.2.1.

ARTICLE 13
ABANDONMENT AND SALVAGE

13.1           Platform Salvage and Removal Costs.  When the Parties owning a Platform mutually agree to dispose of such Platform, it shall be disposed of by the Operator as approved by such Parties with such Parties having a preferential right to acquire the Platform.  The costs, risks, and net proceeds, if any, resulting from such disposition shall be shared by such Parties in proportion to their ownership of the Platform.

13.2           Abandonment of Producing Well.  Any Participating Party may propose the abandonment of a well by notifying the other Participating Parties.  No well shall be abandoned without the unanimous approval of the Participating Parties.  The Participating Parties not consenting to the abandonment shall pay to each Participating Party desiring to abandon such abandoning Party's share of the current value of the well's salvageable material and equipment as determined pursuant to Exhibit "C", less the estimated current costs of salvaging same and of plugging and abandoning the well as determined by the Participating Parties.  In the event such abandoning Party's interest in such salvage value is less than such Party's share of the estimated costs of salvaging materials, plugging and abandoning, the abandoning Party shall pay the Operator, for the benefit of the non-abandoning Parties, a sum equal to the deficiency.

13.3           Assignment of Interest.  Each Participating Party desiring to abandon a well pursuant to Section 13.2 shall assign effective as of the last applicable election date, to the non-abandoning Parties, in proportion to their Participating Interests, its interest in such well and the equipment therein and its ownership in the production from such well.  Any Party so assigning shall be relieved, after delivering the assignment, from any further liability with respect to said well, and each non-abandoning Party shall assume and bear all such liabilities in proportion to the share of interest that it receives from the abandoning Parties.  Notwithstanding Section 13.2, no Party shall be required to accept an assignment of an interest of a Party desiring to abandon a well.  If no Party is willing to accept the assignment, the Party seeking to abandon the well shall remain an owner in the well.

13.4           Abandonment Operations Required by Governmental Authority.  Any well abandonment or Platform removal required by a governmental authority shall be accomplished by Operator with the costs, risks, and net proceeds, if any, to be shared by the Parties owning such well or Platform in proportion to their Participating Interests.

ARTICLE 14
WITHDRAWAL

14.1           Withdrawal.  A Party may withdraw from this Agreement by assigning to the other Parties who do not desire to withdraw, all of its interest in the Contract Area and the wells, Platforms and Facilities used in operations thereon; provided that such assignment shall not relieve such Party from any obligation or liability incurred prior to the first day of the month following receipt of the assignment by assignees.  The assigned interest shall be owned by the assignees in proportion to their respective Participating Interests.  The assignees, in proportion to the respective interests so acquired, shall pay the assignor for its interest in the wells, Platforms and Facilities, the current salvage value thereof less its share of the estimated current cost of salvaging same, plugging and abandoning of wells, and removal of all Platforms and Facilities, as determined by the Parties.  In the event such withdrawing Party's interest in such salvage value is less than such Party's share of the estimated costs, the withdrawing Party shall pay the Operator, for benefit of the non-withdrawing Parties, a sum equal to the deficiency.  Within ninety (90) days after receiving notice of the assignment, Operator shall render a final statement to the withdrawing Party for its share of all expenses incurred through the first day of the month following the date of receipt of the assignment, plus any deficiency in salvage value.  Providing all such expenses, including any deficiency hereunder due from the withdrawing Party have been paid within thirty (30) days after the rendering of such final statement, the assignment shall be effective the first day of the month following its receipt, and the withdrawing Party shall thereafter be relieved from all further obligations and liabilities with respect to the Contract Area; provided, however, that such withdrawing Party shall remain liable for any costs, expenses, or damages theretofore accrued or arising out of any event accruing prior to such Party's withdrawal.

14.2           Limitations on Withdrawal.  No Party shall be relieved of its obligations hereunder during a blowout, a fire, or other emergency, but may withdraw from this Agreement after termination of such emergency, provided such Party shall remain liable for its share of all costs arising from said emergency.  Notwithstanding Section 14.1, no Party shall be required to accept an assignment of a withdrawing Party's interest.  If no Party is willing to accept the assignment, the Party seeking to withdraw shall remain subject to this Agreement.

ARTICLE 15
RENTALS, ROYALTIES, AND OTHER PAYMENTS

15.1           Creation of Overriding Royalty.  If the Working Interest or Participating Interest of a Party is subject to an overriding royalty, production payment, net profits interest, mortgage, lien, security interest, or other burden or encumbrance, other than lessor’s royalty, the Party so burdened shall pay and bear all liabilities and obligations created or secured by the burden or encumbrance and shall indemnify and hold the other Parties harmless from all claims and demands for payment asserted by the owners of the burdens or encumbrances. If any Non-Participating Party's interest is subject to an overriding royalty, production payment, or other charge or burden other than the “Permitted Encumbrance” shown on Exhibit “A”, then the Participating Parties shall, during recoupment of costs to be recovered under Section 12.2 above, receive the Working Interest production of such Non-Participating Party free from such charge or burden, which shall be paid and discharged by the Non-Participating Party out of his own separate funds.  Such Non-Participating Party shall hold the Participating Parties harmless with regard to such payment.

15.2           Payment of Rentals and Minimum Royalties.  Operator shall pay in a timely manner for the Joint Account of the Parties all rentals, minimum royalties, or similar payments accruing under the terms of the Lease(s) and submit evidence of each such payment to the Parties.  Operator shall not be held liable to the other Parties in damages for the loss of a Lease or interest therein if, through mistake or oversight, any rental, minimum royalty, or other payment is not, or is erroneously paid.  The loss of any Lease or interest therein which results from a failure to pay or an erroneous payment of rental or minimum royalty shall be a joint loss and there shall be no readjustment of interest.

15.3           Non-Participation in Payments.  Should any Party elect not to pay its share of any rental, minimum royalty, or similar payment, such Party shall notify the other Parties at least sixty (60) days prior to the date on which such payment is due; and, in this event, Operator shall make such payment for the benefit of all the Participating Parties.  In such event, the Non-Participating Party shall, upon the request of the Participating Parties, assign to them such portions of its interest in such Lease as would be maintained by such payment.  Unless otherwise agreed, such assigned interest shall be owned by each Participating Party in proportion to its Participating Interest.

15.4           Royalty Payments.  Each Party hereto shall be responsible for and shall separately bear and properly pay or cause to be paid all royalties and other amounts which become due on production taken from the Contract Area for its account and on its share of any production used, consumed, or lost on the Contract Area.  During any time in which the Participating Parties in a Non-Consent Operation are entitled to receive a Non-Participating Party's Share of production, the Participating Parties shall bear the Lease royalty due on such share of production and shall hold the Non-Participating Parties harmless from liability for such royalty.

ARTICLE 16
TAXES

16.1           Property Taxes.  Operator shall render property covered by this Agreement as may be subject to ad valorem taxation and shall pay such property taxes for the benefit of each Party.  Operator shall charge each Party its share of such tax payments.  If the Operator is required hereunder to pay ad valorem taxes based in whole or in part upon separate valuation of each Party's Working Interest, then notwithstanding anything to the contrary herein, charges to the Joint Account as provided in Exhibit "C" shall be made and paid by the Parties hereto in accordance with the percentage of tax value generated by each Party's Working Interest.

16.2           Contest of Property Tax Valuation.  Operator shall timely and diligently protest to a final determination any valuation it deems unreasonable.  Pending such determination, Operator may elect to pay under protest.  Upon final determination, Operator shall pay the taxes and any interest, penalty, or cost accrued as a result of such protest.  In either event, Operator shall charge each Party its share in accordance with each Party's Participating Interest.

16.3           Production and Severance Taxes.  Each Party shall pay, or cause to be paid, all production, severance, and excise taxes, due on any production which it receives pursuant to the terms of this Agreement.

16.4           Other Taxes and Assessments.  Operator shall pay other applicable taxes (other than income taxes) or assessments and charge each Party its share in accordance with each Party's Participating Interest, provided that should a Party's unilateral action cause a change in status of the entire Lease, Platform or Facilities thereon for tax purposes, that Party shall bear the entire increased portion of taxes caused by that Party's action.

16.5           Gas Balancing.  Each Party agrees that with respect to gas production, each Party taking gas under the Gas Balancing Agreement attached hereto as Exhibit "D" shall account for such gas for federal income tax purposes in accordance with proposed Treasury Regulation Section 1.761-2(d)(3), or in accordance with binding laws, rules, regulations, and orders affecting production from the Contract Area which hereafter may be adopted, promulgated, or issued by an agency or other governmental authority having jurisdiction over the Contract Area.

ARTICLE 17
INSURANCE

17.1           Insurance.  Operator shall at times when operations are conducted herein during the term of this Agreement, carry, pay for and charge each Party its proportionate share of the cost of (i) Worker’s Compensation and Employer’s Liability Insurance covering the employees of Operator engaged in operations hereunder in compliance with all applicable State and Federal laws and (ii) Contingent Maritime Employer’s Liability Insurance.  The Worker’s Compensation policy shall have attached the “Longshoreman’s Harbor Worker’s Compensation Act (Federal) Endorsement” and “Outer Continental Shelf Land’s Endorsement”.  The Contingent Maritime Employer’s Liability Insurance shall provide for a limit of liability of not less than $1,000,000 per accident.  Such policies shall contain waivers of subrogation in favor of Non-Operators.  Each Party to this Agreement shall be responsible for insuring its own interest in property and equipment, well control and redrill expense, or loss of income and any other loss not covered by the insurance referred to herein.  Each Party for its account shall carry, pay for and maintain throughout the term of this Agreement policies of insurance specified in Exhibit “B” of this Agreement.

ARTICLE 18
LIABILITY, CLAIMS AND LAWSUITS

18.1           Individual Obligations.  The obligations, duties and liabilities of the Parties shall be several and not joint or collective; and nothing contained herein shall ever be construed as creating a partnership of any kind, joint venture, association, or other character of business entity recognizable in law for any purpose.  Each Party shall hold all the other Parties harmless from liens and encumbrances on the Contract Area arising as a result of its acts.

18.2           Notice of Claim or Lawsuit.  If a claim is made against any Party or if any Party is sued on an alleged cause of action arising out of operations hereunder or an alleged cause of action involving title to any interest subject hereto, such Party shall give prompt written notice to the other Parties.

18.3           Settlements.  Operator may settle any single damage claim or suit involving operations or title to any interest hereunder if the expenditure does not exceed Fifty Thousand Dollars ($50,000.00) and if the payment is in complete settlement of such claim or suit.  If the amount required for settlement exceeds such amount, the Participating Parties shall determine the further handling of the claim or suit.  Operator will keep the Participating Parties appropriately advised of all material events in each lawsuit and claim arising from operations hereunder.

18.4           Legal Expense.  Legal expenses shall be handled pursuant to Exhibit "C"; however, such legal expenses shall be approved and borne in accordance with Exhibit "C" by only the Participating Parties in the operations out of which such liability giving rise to same occurs.

18.5           Liability for Losses, Damages, Injury or Death.  Liability for losses, damages, injury, or death arising from operations under this Agreement shall be borne by the Parties in proportion to their Participating Interests in the operations out of which such liability arises, except when such liability results from the sole or concurrent gross negligence or willful misconduct of a Party or Parties, in which case such Party or Parties shall be liable.

18.6           Indemnification.  To the extent allowed by law, the Participating Parties agree to hold the Non-Participating Parties harmless and to indemnify and protect them against all claims, demands, liabilities and liens for property damage or personal injury, including death, caused by or otherwise arising out of Non-Consent Operations, and any loss and cost suffered by any Non-Participating Party as an incident thereof.

18.7           Damage to Reservoir, Loss of Reserves and Profits.  Notwithstanding anything to the contrary contained herein, no Party shall be liable to any other Party for damage to a reservoir, loss of reserves, or loss of profits, nor does any other Party indemnify any other Party for such loss, except for such liability as may result from a Party’s gross negligence or willful misconduct.

ARTICLE 19
INTERNAL REVENUE PROVISION

19.1           Internal Revenue Provision.  Notwithstanding any provisions herein that the rights and liabilities are several and not joint or collective, or that this Agreement and the operations hereunder shall not constitute a partnership, each Party elects not to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, Internal Revenue Code of 1986, as amended, and similar provisions of applicable state laws.  The tax partnership shall be governed by Exhibit “F”                                           .

ARTICLE 20
CONTRIBUTIONS

20.1           Notice of Contributions Other than Advances for Sale of Production.  Each Party shall promptly notify the other Parties of all contributions which it may obtain, or is attempting to obtain, in support of the drilling of any well on the Contract Area.  Payments received as consideration for entering into a contract for sale of production from the Contract Area, loans, and other financing arrangements shall not be considered contributions for the purposes of this Article.

20.2           Cash Contributions.  In the event a Party contracts for a cash contribution toward the drilling of a well, said cash contribution shall be paid to Operator and Operator shall apply the amount thereof against the cost of such drilling.  If such well is a Non-Consent Well, the amount of the contribution shall be deducted from the cost specified in Section 12.2.1.(a).

20.3           Acreage Contributions.  In the event a Party contracts for an acreage contribution toward the drilling of a well, such Party shall tender an assignment of the acreage, without warranty of title, to the Participating Parties in the proportions said Parties shared the cost of drilling the well.  Such acreage shall become a separate contract area and, to the extent possible, be subject to provisions identical to those contained in this Agreement.  For purposes of this Agreement, the word "acreage" shall mean lands or leases or interests therein.

ARTICLE 21
DISPOSITION OF PRODUCTION

21.1           Facilities to Take in Kind.  Any Party shall have the right, at its sole risk and expense, to construct Facilities for taking its share of production in kind, provided that such Facilities, at the time of installation, do not interfere with continuing operations on the Contract Area.

21.2           Taking Production in Kind.  Each Party shall take in kind and separately dispose of its share of the oil and/or condensate and gas produced and saved from the Contract Area.

21.3           Failure to Take in Kind.  If any Party fails to take in kind and dispose of its share of the oil and/or condensate, Operator shall have the option, but not the obligation, to either (a) purchase oil and/or condensate at Operator's posted price for liquids of the same kind, gravity, and quality in the field where the Leases are located or, in the absence of such posted price, at the price prevailing in the field or area for oil and/or condensate of the same kind, gravity, and quality, or (b) sell such oil and/or condensate to others under commercially reasonable terms negotiated by Operator in good faith , subject to revocation at will by the non-taking Party.  All contracts of sale by Operator of any Party's share of oil and/or condensate shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the circumstances, but in no event shall any contract be for a period in excess of one hundred and eighty (180) days.  Proceeds of all sales made by Operator pursuant to this Section shall be paid to the Parties entitled thereto.  Unless required by governmental authority or judicial process, no Party shall be forced to share an available market with any non-taking Party.  If any Party fails to take in kind or dispose of its share of gas, such gas shall be accounted for in accordance with the provisions of Exhibit "D", Gas Balancing Agreement, attached hereto and made a part hereof.

21.4           Expenses of Delivery in Kind.  Any cost incurred in making delivery of any Party's share of oil and/or condensate or disposing of same pursuant to Section 21.3, shall be borne by such Party.

21.5           Gas Balancing Provisions.  The Parties agree that in the event separate disposition of gas causes split-stream deliveries to separate pipelines and/or deliveries which on a day-to-day basis for any reason are not equal to a Party's respective proportionate share of total gas sales to be allocated to it, the gas balancing or accounting between the Parties shall be handled in accordance with the attached Exhibit "D".

ARTICLE 22
APPLICABLE LAW

22.1           Applicable Law.  THIS AGREEMENT AND ALL OPERATIONS CONDUCTED HEREUNDER BY THE PARTIES SHALL BE SUBJECT TO ALL VALID AND APPLICABLE FEDERAL LAWS, RULES, REGULATIONS AND ORDERS ("FEDERAL LAW").  TO THE EXTENT REQUIRED BY FEDERAL LAW, THE LAWS OF THE STATE ADJACENT TO THE CONTRACT AREA SHALL APPLY.  THIS AGREEMENT SHALL OTHERWISE BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF LOUISIANA, EXCLUDING CHOICE OF LAW RULES THAT WOULD REFER THE MATTER TO THE LAW OF ANY OTHER JURISDICTION.

ARTICLE 23
LAWS AND REGULATIONS

23.1           Laws and Regulations.  This Agreement and all operations and activities conducted under it shall be subject to all applicable laws, rules, regulations and orders (federal, state, and local).  A provision of this Agreement found to be contrary to or inconsistent with any such law, rule, regulation or order shall be deemed to have been modified accordingly.

ARTICLE 24
FORCE MAJEURE

24.1           Force Majeure.  The obligations imposed by this Agreement on a Party, except for indemnity obligations and the payment of money, shall be suspended with respect to such Party to the extent that compliance is prevented, in whole or in part, by a labor dispute, fire, storm, flood, war, civil disturbance, or act of God; by laws; by governmental rules, regulations, or orders; by inability to secure materials; or by any other cause, whether similar or dissimilar, beyond the reasonable control of the said Party; provided, however, that performance shall be resumed within a reasonable time after such cause has been removed; and provided further that no Party shall be required against its will to settle any labor dispute.

24.2           Notice.  Whenever a Party's obligations are suspended under Section 24.1, such Party shall immediately notify the other Parties and give full particulars of the reason for such suspension.

ARTICLE 25
SUCCESSORS, ASSIGNS AND PREFERENTIAL RIGHTS

25.1           Successors and Assigns. This Agreement binds and inures to the benefit of the Parties and their respective heirs, successors, and assigns and shall constitute a covenant running with the Leases within the Contract Area. Each Party shall incorporate in each assignment of an interest in a Lease a provision that the assignment is subject to this Agreement.

25.2           Transfer of Interest. No transfer, assignment, or other disposition of interest by a Party shall relieve the Party of liabilities and obligations it has incurred or that are attributable to the interest transferred before the date of the transfer, and the obligation to pay and bear all costs and risks attributable to an operation in which the Party was a Participating Party before making the transfer, and the lien and security rights granted by Section 8.5 (Security Rights) shall continue to burden the interest transferred to secure payment of the obligations. The transferor shall be liable for all costs, expenses, and liabilities for well plugging and abandonment, Platform and Facilities removal and disposal, and site clearance for property and equipment attributable to the assigned interest before the date of the transfer, net of salvage proceeds.

25.3           Consent to Assign. A Party may not sell, transfer, farm out, assign, or otherwise dispose of all or part of its interest in a Lease without the prior written consent of the other Parties, unless:

(a)
the transferee is financially capable of assuming the obligations hereunder and, in accordance with Subsection 25.3(c), the transferor furnishes the Parties with proof of such financial capability that, in the case of Outer Continental Shelf leases, shall be proof that the transferee is currently qualified by the Minerals Management Service, an agency of the United States Department of the Interior, or a successor agency having jurisdiction (hereinafter “MMS”), to own Outer Continental Shelf leases and that the transferee has on file with the MMS the appropriate lessee and Operator bonds;

(b)	the transferee agrees in writing to assume all obligations and liabilities under this Agreement related to the interest acquired; and
(c)
the transferor has given the other Parties written notice of the transfer at least fifteen (15) days before the date of the transfer, such notice to include the name of each proposed transferee, a description of the interests to be transferred, and the proof set forth in Subsection 25.3(a).

The requirements of this Section 25.3 shall not apply to a merger, consolidation, reorganization, sale or transfer to an Affiliate, a mortgage by a Party of its interest in the Leases within the Contract Area, a sale of all, or substantially all, of a Party’s domestic exploration and production properties, or a transfer or disposition between the Parties hereto.

25.4           Transfers Between Parties. A transfer, relinquishment, or other disposition of interests in the Leases between Parties under Section 12.6 (Non-Consent Operations to Maintain Lease); Article 14 (Withdrawal); or Section 15.3 (Non-participation in Payments) shall be made without warranty of title. Any such transfer between the Parties, if applicable, shall be free and clear of all overriding royalty, production payment, net profits interest, mortgage, lien, security interest, or other burden or encumbrance, other than lessor’s royalty burdens and the Permitted Encumbrance shown on Exhibit “A”.

25.5           Division of Interest. If, at any time, the interest of a Party is divided among and owned by four (4) or more co-owners, Operator, at its discretion, may require the co-owners to appoint a single trustee or agent with full authority to receive notices, approve expenditures, receive billings for, and approve and pay the Party’s share of the joint expenses, and to deal generally with, and with power to bind the co-owners of the Party’s interest within the scope of the operations embraced in this Agreement. All such co-owners may separately dispose of their respective shares of the oil, gas, and condensate produced from the Contract Area and may receive, separately, payment of the sale proceeds thereof.

25.6           Preferential Rights. If a Party desires to transfer, sell, farmout, assign, or otherwise dispose of all or part of its Working Interest (“Disposing Party”), it shall promptly give written notice to the other Parties with full information about the proposed transaction, including, but not limited to, the name and address of the prospective transferee (who must be ready, willing, and able to acquire the interest and deliver the stated consideration therefor), the consideration for the transfer, farmout terms, and all other terms of the offer. In the case of a package sale of oil and gas interests that includes all or part of the Disposing Party’s Working Interest, or if the proposed transaction is structured as a non-simultaneous, like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended (“Code”), the Working Interest that is subject to this preferential right shall be separately valued and the notice shall state the value attributed to the interest by the prospective transferee. The other Parties shall then have an optional prior right, for a period of thirty (30) days after receipt of the notice, to elect to purchase or acquire on the same terms and conditions, or on equivalent terms for a non-cash transaction, all of the Working Interest that the Disposing Party is proposing to transfer. If this preferential right is exercised by a Party, the purchasing or acquiring Parties shall share the purchased or acquired interest in the proportions that the Working Interest of each bears to the total Working Interest of all acquiring Parties, or in such proportions as the acquiring Parties otherwise agree. This preferential right shall apply separately to each Working Interest or part thereof covered by this Agreement, regardless of whether it is included in the proposed transaction along with other oil and gas interests, whether as a sale, farmout, or non-simultaneous, like-kind exchange, and no provision in this Agreement shall be interpreted to defeat this preferential right. Upon exercise of this preferential right, the acquiring Parties shall agree to perform all obligations of the prospective transferee under the proposed transaction only for the Working Interest subject to the proposed transaction. This preferential right, however, shall not exist or apply when a Party proposes (a) to mortgage its interest; (b) to dispose of or transfer its interest to an Affiliate by (i) merger, (ii) reorganization, or (iii) consolidation; (c) to sell all, or substantially all, of its exploration and production properties located in the United States of America; or (d) to transfer the interest under a property exchange transaction other than a non-simultaneous, like-kind exchange under Section 1031 of the Code. If the proposed transaction is not consummated within six (6) months after receipt of the notice by the other Parties, the Working Interest shall again be governed by this Section 25.6 and the preferential right shall again arise for the offered interest as herein described.

ARTICLE 26
TERM

26.1           Term.  This Agreement shall remain in effect so long any Lease or part thereof within the Contract Area remains in force and effect and thereafter until: (a) all wells within the Contract Area have been abandoned and plugged or turned over to a single Working Interest owner in accordance with Article 14; (b) all equipment and any real property acquired for the Joint Account has been disposed of by Operator; and (c) there has been a final accounting made under this Agreement, including settlement of any gas imbalances pursuant to Exhibit "D".  Termination of this Agreement shall not relieve a Party of any liability or obligation which accrued or was incurred before such termination.

ARTICLE 27
MISCELLANEOUS PROVISIONS

27.1            Headings.  Except for the headings contained in Article 2 (Definitions), the headings and table of contents used herein are inserted for convenience only and shall be disregarded in construing this Agreement.

27.2            Waiver.  Failure to act upon a breach of any provision of this Agreement does not waive a Party's right to enforce a subsequent breach of the same or any other provision.

ARTICLE 28
EXECUTION

28.1           Counterpart Execution.  This Agreement may be executed by signing the original or a counterpart thereof.  If this Agreement is executed in counterparts, all counterparts taken together shall have the same effect as if all the Parties had signed the same instrument.

28.2           Amendments.  No amendments hereof shall be effective unless they are in writing and executed by the relevant Parties.

IN WITNESS WHEREOF, this Agreement has been executed by the Parties on the date shown below, but effective as of the day and year first above written.

WITNESSES:

OPERATOR:

Ridgelake Energy, Inc.
_______________________________

By:_________________________________
_______________________________                        William M. Hines
                                                                                                Vice President
Date: September 26, 2006

WITNESSES:
NON-OPERATORS:

GulfX, LLC
_______________________________

By:_________________________________
_______________________________                        Name: Paul Garner
Title: Vice President
Date: Oct 6, 2006

South Marsh, LLC
_______________________________

By:_________________________________
_______________________________                        Name: Paul Garner
Title: Vice President
Date: Oct 6, 2006

Lion Energy Limited, LLC
_______________________________

By:_________________________________
_______________________________                        Name: Russell Brimage
Title: President
Date: Oct 6, 2006

EXHIBIT "A"

Attached to and made a part of that certain Operating Agreement, dated effective the 18th day of  September, 2006,
by and between Ridgelake Energy, Inc., GulfX, LLC, South Marsh LLC and Lion Energy Limited, LLC.

I.	Description of Lease(s):

That certain Lease dated effective May 1, 2005, by and between the United States of America (“Lessor”) and Ridgelake Energy, Inc. (“Lessee”), designated by the Minerals Management Service as OCS-G 27078, and covering 5,000 acres of submerged lands within the Outer Continental Shelf, described as follows:

“All of Block 317, Vermilion Area, South Addition, , OCS Leasing Map, Louisiana Map No. 3B”

II.	Contract Area:

The Contract Area shall cover all of the acreage covered by OCS-G 27078.

III.	Interest of Parties:

Party:                                                                                                         Interest:

RIDGELAKE ENERGY, INC. (“OPERATOR”)    40.00%
GULFX, LLC                                                                                                           **20.00%
SOUTH MARSH LLC                                                                                           **10.00%
LION ENERGY LIMITED LLC                                                                             **30.00%
                                                                                                                                            100.00%

* (NOTE: It is recognized that, pursuant to the terms of that certain Seismic Acquisition and Exploration Agreement dated effective September 7, 2004, by and between Ridgelake Energy, Inc. and Beacon Exploration and Production Company, L.L.C., Beacon has the right to participate for up to a 10% working interest in OCS-G 27078. Should Beacon or its designee be determined to have properly elected to acquire a working interest in OCS-G 27078, then it is understood that such interest will be conveyed by Ridgelake to Beacon or its designee. Furthermore, it is agreed that the conveyance by Ridgelake to Beacon or its designee under the terms of the aforesaid Seismic Acquisition and Exploration Agreement shall not be subject to the terms of this agreement until such time as Beacon or it designee has ratified and/or otherwise accepted the terms of this Operating Agreement. In particular, the Parties herein specifically understand and agree that the aforesaid conveyance by Ridgelake to Beacon ir its designee is not subject to the terms of Article 25.3 and 25.6 of this Operating Agreement.)

** (NOTE: It is recognized and understood that the respective interests credited to GulfX, LLC, South Marsh LLC and Lion Energy Limited LLC are subject to the terms and conditions of the following Participation Agreements: 1) that certain Agreement dated January 18, 2006, by and between Ridgelake and GulfX, LLC, (2)  that certain Agreement dated September 18, 2006, by and between Ridgelake and South Marsh LLC, and (3) that certain Agreement dated September 18,2006, by and between Ridgelake and Lion Energy Limited LLC. As such, the interest, which is conditioned upon the performance by GulfX, South Marsh and Lion of all of the terms and conditions contained in the aforesaid Participation Agreements. Should the said parties fail to earn an interest in OCS-G 27078 under the terms of the Participation Agreement that is applicable to that party’s conditional interest, then it is recognized that the interest credited to that party shall revert to Ridgelake. Furthermore, it is understood and agreed that if there is a conflict between the terms and conditions of the Participation Agreements referenced herein and this Operating Agreement, then the terms of the applicable Participation Agreement shall apply and take precedence over the terms and conditions contained in this Operating Agreement.)

A-1

IV.	Designated Representatives:

RIDGELAKE ENERGY, INC.                                                                                   GULFX, LLC
3636 N. Causeway Boulevard, Suite 300                                                               45 Ventnor Avenue
Metairie, Louisiana 70002-7216                                                                              West Perth 6005
Attention:  Mr. John Rubin                                                                                     Western Australia, Australia
                                     Attention: ______________

SOUTH MARSH LLC                                                                                              LION ENERGY LIMITED LLC
P.O. Box 512                                                                                                               P.O. Box 512
West Perth Business Center 6872                                                                          West Perth Business Center 6872
Western Australia, Australia                                                                                  Western Australia, Australia
Attention: _________________                                                                          Attention: _________________

V.	Permitted Encumbrance:

In addition to Lessor’s royalty, OCS-G 27078 is burdened with a 3.33333% of 8/8ths Overriding Royalty Interest, which has been granted by Ridgelake Energy, Inc. to Beacon Exploration and Production Company, L.L.C., pursuant the terms of that certain letter agreement dated September 7, 2004, by and between Ridgelake and Beacon Exploration and Production Company L.L.C. The aforesaid burdens are Permitted Encumbrances under the terms of this Operating Agreement.

A-2

EXHIBIT “B”
INSURANCE

Attached to and made a part of that certain Operating Agreement, dated effective the 18th day of September, 2006,
by and between Ridgelake Energy, Inc., GulfX, LLC, South Marsh LLC and Lion Energy Limited LLC.

INSURANCE PROVISIONS

1           Operator shall carry the following insurance for the joint account:

a.
Workmen's Compensation and Employer's Liability Insurance covering employees of Operator engaged in operations hereunder in compliance with all applicable State and Federal Laws. The Workmen's Compensation policy shall have attached the "Longshoreman's Harbor Worker's Compensation Act (Federal) Endorsement" and "Outer Continental Shelf Lands Endorsement".

b.	Contingent Maritime Employer's Liability Insurance shall provide for a limit of liability of not less than $1,000,000 per accident.

  2.            Each Party shall carry the insurance noted below with the minimum limits as set out:

a.
General Liability and Property Damage Insurance endorsed to include offshore operations and non-owned watercraft liability, covering operations conducted hereunder with a combined single limit each occurrence of $1,000,000 for bodily injury and property damage.

b.
Commercial Automobile Liability Insurance covering owned, non-owned and hired automobiles with a combined single limit of $1,000,000 per occurrence and Property Damage Insurance covering operations conducted hereunder with a combined single limit each occurrence of $500,000 for bodily injury and property damage.

c.	Excess Liability Insurance, including sudden and accidental pollution liability, with a limit of $35,000,000.00.

d.	Non-Owned Aircraft Liability Insurance with a limit of $5,000,000 each occurrence.

e.
Insurance for Control of Well, Redrilling and Restoration due to blowout and/or cratering above or below surface, and Seepage and Pollution Liability coverage including cleanup and containment with a minimum limit of $25,000,000 per occurrence. Coverage shall also include Care Custody and Control Insurance with a minimum limit of $500,000 per occurrence.

3.	Any Party hereto may acquire such additional insurance as it deems proper to protect itself against any claims, losses, damages or destruction arising out of operations hereunder.

4.
Operator shall use reasonable efforts to require all contractors and subcontractors working or performing services hereunder to comply with the Workmen's Compensation and Employer's Liability Laws, both State and Federal, and to carry Comprehensive General Liability and such other insurance as Operator deems necessary.

In the event that construction operations are performed, Operator shall determine the amount(s) of Builder’s Risks Insurance appropriate for the project and shall: (i) cause the pertinent contractor(s) and, as applicable, subcontractor(s) to carry, in the aggregate and as Operator deems appropriate, such coverage and/or (ii) carry for the joint account (and charge it accordingly) for such portion of, of all, the coverage as operator deems appropriate.  In any such event, Operator shall cause certificates of insurance reflective of such coverage to be forwarded to the Non-Operator(s).

B-1

EXHIBIT “C”

Attached to and made a part of that certain Operating Agreement, dated the 18th day of September, 2006,
by and between Ridgelake Energy, Inc., GulfX, LLC, South Marsh LLC and Lion Energy Limited LLC.

ACCOUNTING PROCEDURE
OFFSHORE JOINT OPERATIONS

I. GENERAL PROVISIONS

1.	Definitions

“Joint Property” shall mean the real and personal property subject to the Agreement to which this Accounting Procedure is attached.

“Joint Operations” shall mean all operations necessary or proper for the development, operation, protection and maintenance of the Joint Property.

“Joint Account” shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and which are to be shared by the Parties.

“Operator” shall mean the party designated to conduct the Joint Operations.

“Non-Operators” shall mean the Parties of this Agreement other than the Operator.

“Parties" shall mean Operator and Non-Operators.

“First Level Supervisors” shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees and/or contract labor directly employed on the Joint Property in a field operating capacity.  The First Level Supervisor shall not be required to be located on the Joint Property, but shall be located at a field location near the Joint Property.

“Technical Employees” shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and problems for the benefit of the Joint Property.

“Personal Expenses” shall mean travel and other reasonable reimbursable expenses of Operator's employees.

“Material” shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.

“Controllable Material” shall mean Material which at the time is so classified in the Material Classification Manual as most recently recommended by the Council of Petroleum Accountants Societies.

“Shore Base Facilities” shall mean onshore support facilities that during drilling, development, maintenance and producing operations provide such services to the Joint Property as receiving and transshipment point for supplies, materials and equipment, debarkation point for drilling and production personnel and services; communication, scheduling and dispatching center; other associated functions benefiting the Joint Property.

“Offshore Facilities” shall mean platforms and support systems such as oil and gas handling facilities, living quarters, offices, shops, cranes, electrical supply equipment and systems, fuel and water storage and piping, heliport, marine docking installations, communication facilities, navigation aids, and other similar facilities necessary in the conduct of offshore operations.

2.         Statements and Billings

Operator shall bill Non-Operators on or before the last day of each month for their proportionate share of the Joint Account for the preceding month.  Such bills will be accompanied by statements which identify the authority for expenditure, lease or facility, and all charges and credits, summarized by appropriate classifications of investment and expense except that items of Controllable Material and unusual charges and credits shall be separately identified and fully described in detail.

3.         Advances and Payments by Non-Operators

Unless otherwise provided for in the Agreement, the Operator may require the Non-Operators to advance their share of estimated cash outlay for the succeeding month's operation within fifteen (15) days after receipt of the billing or by the first day of the month for which the advance is required, whichever is later.  Operator shall adjust each monthly billing to reflect advances received from the Non-Operators.

B.
Each Non-Operator shall pay its proportion of all bills within fifteen (15) days after receipt.  If payment is not made within such time, the unpaid balance shall bear interest monthly at the prime rate in effect at Citibank, N.A., New York, New York (or successor) on the first day of the month in which delinquency occurs plus 1% or the maximum contract rate permitted by the applicable usury laws of the jurisdiction in which the Joint Property is located, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts.

4.	Adjustments

Payment of any such bills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; provided, however, all bills and statements rendered to Non-Operators by Operator during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such calendar year, unless within the said twenty-four (24) month period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment.  No adjustment favorable to Operator shall be made unless it is made within the same prescribed period.  The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of Controllable Material as provided for in Section V.

5.	Audits

A.
Non-Operator, upon notice in writing to Operator and all other Non-Operators, shall have the right to audit Operator's accounts and records relating to the Joint Account for any calendar year within the twenty-four (24) month period following the end of such calendar year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts as provided for in Paragraph 4 of this Section I. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner which will result in a minimum of inconvenience to the Operator.  Operator shall bear no portion of the Non-Operators' audit cost incurred under this paragraph unless agreed to by the Operator.  The audits shall not be conducted more than once each year without prior approval of Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit.

B.	The Operator shall reply in writing to an audit report within 180 days after receipt of such report.

6.	Approval by Non-Operators

Where an approval or other agreement of the Parties or Non-Operators is expressly required under other sections of this Accounting Procedure and if the agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, Operator shall notify all Non-Operators of the Operator's proposal, and the agreement or approval of a majority in interest of the Non-Operators shall be controlling on all Non-Operators.

II. DIRECT CHARGES

Operator shall charge the Joint Account with the following items:

1.	Rentals and Royalties

Lease rentals and royalties paid by Operator for the Joint Operations.

2.	Labor

    A.                    (1)  Salaries and wages of Operator's field employees directly employed on the Joint Property in the conduct of Joint Operations.

    (2)  Salaries and wages of Operator's employees directly employed on Shore Base Facilities or  other Offshore Facilities serving the Joint Property if such costs are not charged under Paragraph 7 of this Section II.

    (3)  Salaries of First Level Supervisors in the field.

    (4)  Salaries and wages of Technical Employees directly employed on the Joint Property if such charges are excluded from the Overhead rates.

    (5)  Salaries and wages of Technical Employees either temporarily or permanently assigned to and directly employed in the operation of the Joint Property if such charges are excluded from the overhead rates.

    B.         Operator's cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 2A of this Section II.  Such costs under this Paragraph 2B may be charged on a “when and as paid basis” or by “percentage assessment” on the amount of salaries and wages chargeable to the Joint Account under Paragraph 2A of this Section II.  If percentage assessment is used, the rate shall be based on the Operator's cost experience.

    C.         Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator's costs chargeable to the Joint Account under Paragraphs 2A and 2B of this Section II.

    D.         Personal Expenses of those employees whose salaries and wages are chargeable to the Joint Account under Paragraph 2A of this Section II.

3.	Employee Benefits

Operator's current costs of established plans for employees' group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus, and other benefit plans of a like nature, applicable to Operator's labor cost chargeable to the Joint Account under Paragraphs 2A and 2B of this Section II shall be Operator's actual cost not to exceed the percent most recently recommended by the Council of Petroleum Accountants Societies.

4.	Material

Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV.  Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use and is reasonably practical and consistent with efficient and economical operations.  The accumulation of surplus stocks shall be avoided.

  5.      Transportation

Transportation of employees and Material necessary for the Joint Operations but subject to the following limitations:

A.
If Material is moved to the Joint Property from the Operator's warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store where like material is normally available or railway receiving point nearest the Joint Property unless agreed to by the Parties.

B.
If surplus Material is moved to Operator's warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest reliable supply store where like material is normally available, or railway receiving point nearest the Joint Property unless agreed to by the Parties.  No charge shall be made to the Joint Account for moving Material to other properties belonging to Operator, unless agreed to by the Parties.

C.
In the application of subparagraphs A and B above, the option to equalize or charge actual trucking cost is available when the actual charge is $400 or less excluding accessorial charges.  The $400 will be adjusted to the amount most recently recommended by the Council of Petroleum Accountants Societies.

6.	Services

The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph 9 of Section II and Paragraphs i and ii of Section III.  The cost of professional consultant services and contract services of technical personnel directly engaged on the Joint Property if such charges are excluded from the overhead rates.  The cost of professional consultant services or contract services of technical personnel directly engaged in the operation of the Joint Property shall be charged to the Joint Account if such charges are excluded from the overhead rates.

7.	Equipment and Facilities Furnished by Operator

  A.      Operator shall charge the Joint Account for use of Operator-owned equipment and facilities, including Shore Base and/or Offshore Facilities, at rates commensurate with costs of ownership and operation.  Such rates may include labor, maintenance, repairs, other operating expense, insurance, taxes, depreciation and interest on gross investment less accumulated depreciation not to exceed eight percent (8%) per annum.  In addition, for platforms only, the rate may include an element of the estimated cost of platform dismantlement.  Such rates shall not exceed average commercial rates currently prevailing in the immediate area of the Joint Property.

  B.      In lieu of charges in Paragraph 7A above, Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property less twenty percent (20%).  For automotive equipment, Operator may elect to use rates published by the Petroleum MotorTransport Association.

8.	Damages and Losses to Joint Property

All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other causes, except those resulting from Operator's gross negligence or willful misconduct.  Operator shall furnish Non-Operator written notice of damages or losses incurred as soon as practicable after a report thereof has been received by Operator.

9.	Legal Expense

Expense of handling, investigating and settling litigation or claims, discharging of liens, payments of judgments and amounts paid for settlement of claims incurred in or resulting from operations under the Agreement or necessary to protect or recover the Joint Property, except that no charge for services of Operator's legal staff or fees or expense of outside attorneys shall be made unless previously agreed to by the Parties.  All other legal expense is considered to be covered by the overhead provisions of Section III unless otherwise agreed to by the Parties, except as provided in Section I, Paragraph 3.

10.	Taxes

All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property, the operation thereof, or the production therefrom, and which taxes have been paid by the Operator for the benefit of the Parties.  If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the Parties hereto in accordance with the tax value generated by each party's working interest.

11.	Insurance

Net premiums paid for insurance required to be carried for the Joint Operations for the protection of the Parties.  In the event Joint Operations are conducted at offshore locations in which Operator may act as self-insurer for Workers' Compensation and Employers' Liability, Operator may include the risk under its self-insurance program in providing coverage under State and Federal laws and charge the Joint Account at Operator's cost not to exceed manual rates.

12.	Communications

Costs of acquiring, leasing, installing, operating, repairing and maintaining communication systems including radio and microwave facilities between the Joint Property and the Operator's nearest Shore Base Facility.  In the event communication facilities systems serving the Joint Property are Operator-owned, charges to the Joint Account shall be made as provided in Paragraph 7 of this Section II.

13.	Ecological and Environmental

Costs incurred on the Joint Property as a result of statutory regulations for archaeological and geophysical surveys relative to identification and protection of cultural resources and/or other environmental or ecological surveys as may be required by the Minerals Management Service or other regulatory authority.  Also, costs to provide or have available pollution containment and removal equipment plus costs of actual control and cleanup and resulting responsibilities of oil spills as required by applicable laws and regulations.

14.	Abandonment and Reclamation

Costs incurred for abandonment of the Joint Property, including costs required by governmental or other regulatory authority.

15.	Other Expenditures

Any other expenditure not covered or dealt with in the foregoing provisions of this Section II, or in Section III and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations.

III.  OVERHEAD

As compensation for administrative, supervision, office services and warehousing costs, Operator shall charge the Joint Account in accordance with this Section III.

Unless otherwise agreed to by the Parties, such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Section II.  The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies, except as herein described, shall be considered as included in the overhead rates provided for in this Section III unless such cost and expense are agreed to by the Parties as a direct charge to the Joint Account. Notwithstanding anything herein contained to the contrary, it is agreed that such costs and services when directly employed on the Joint Property shall not be covered by the overhead rates. Furthermore, the reasonable and customary fees and expenses incurred by contract personnel and professional consultants as such fees relate to matters before or involving governmental agencies (including but not limited to the Minerals Management Service and other regulatory agencies) , even if such contract or professional consultants are working in Operator’s office, shall be directly chargeable to the Joint Account, to the extent that such fees and expenses are associated with the operation of the Joint Property.

i.
Except as otherwise provided in Paragraph 2 of this Section III, the salaries, wages and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technical personnel directly employed on the Joint Property:

( ) shall be covered by the overhead rates.
( x ) shall not be covered by the overhead rates.

ii.
Except as otherwise provided in Paragraph 2 of this Section III, the salaries, wages and Personal Expenses of Technical Employees and/or costs of professional consultant services and contract services of technical personnel either temporarily or permanently assigned to and directly employed in the operation of the Joint Property:

( x ) shall be covered by the overhead rates.
( ) shall not be covered by the overhead rates.

1.	Overhead - Drilling and Producing Operations

As compensation for overhead incurred in connection with drilling and producing operations, Operator shall charge on either:

( x )	Fixed Rate Basis, Paragraph 1A, or
( )	Percentage Basis, Paragraph 1B

A.	Overhead - Fixed Rate Basis

(1) Operator shall charge the Joint Account at the following rates per well per month:
Drilling Well Rate $30,000. (Prorated for less than a full month)
Producing Well Rate $3,000.

(2) Application of Overhead - Fixed Rate Basis for Drilling Well Rate shall be as follows:

(a)
Charges for drilling wells shall begin on the date when drilling or completion equipment arrives on location and terminate on the date the drilling or completion equipment moves off location or rig is released, whichever occurs first, except that no charge shall be made during suspension of drilling operations for fifteen (15) or more consecutive calendar days.

(b)
Charges for wells undergoing any type of workover or recompletion for a period of five (5) consecutive work days or more shall be made at the drilling well rate.  Such charges shall be applied for the period from date workover operations, with rig or other units used in workover, commence through date of rig or other unit release, except that no charge shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.

(3)	Application of Overhead - Fixed Rate Basis for Producing Well Rate shall be as follows:

(a)	An active well either produced or injected into for any portion of the month shall be considered as a one-well charge for the entire month.

(b)
Each active completion in a multi-completed well in which production is not commingled down hole shall be considered as a one-well charge providing each completion is considered a separate well by the governing regulatory authority.

(c)	An inactive gas well shut in because of overproduction or failure of purchaser to take the production shall be considered as a one-well charge providing the gas well is directly connected to a permanent sales outlet.

(d)
A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well.  This one-well charge shall be made whether or not the well has produced except when drilling well rate applies.

(e)	All other inactive wells (including but not limited to inactive wells covered by unit allowable, lease allowable, transferred allowable, etc.) shall not qualify for an overhead charge.

The well rates shall be adjusted as of the first day of April each year following the effective date of the agreement to which this Accounting Procedure is attached.  The adjustment shall be computed by multiplying the rate currently in use by the percentage increase or decrease in the average weekly earnings of Crude Petroleum and Gas Production Workers for the last calendar year compared to the calendar year preceding as shown by the index of average weekly earnings of Crude Petroleum and Gas Fields Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics, or the equivalent Canadian index as published by Statistics Canada, as applicable.  The adjusted rates shall be the rates currently in use, plus or minus the computed adjustment.

  B.      Overhead - Percentage Basis

(1) Operator shall charge the Joint Account at the following rates:

(a) Development
__________________ Percent (___%) of cost of Development of the Joint Property exclusive of costs provided under Paragraph 9 of Section II and all salvage credits.

(b) Operating
______________________ Percent (___%) of the cost of Operating the Joint

Property exclusive of costs provided under Paragraphs 1 and 9 of Section II, all salvage credits, the value of injected substances purchased for secondary recovery and all taxes and assessments which are levied, assessed and paid upon the mineral interest in and to the Joint Property.

(2)	Application of Overhead - Percentage Basis shall be as follows:

For the purpose of determining charges on a percentage basis under Paragraph 1B of this Section III, development shall include all costs in connection with drilling, redrilling, deepening, or any project with a primary purpose to extend or expand a wellbore in order to recover new reserves not previously recoverable by the wellbore; also, preliminary expenditures necessary in preparation for drilling and expenditures incurred in abandoning when the well is not completed as a producer, and original cost of construction or installation of fixed assets, the expansion of fixed assets and any other project clearly discernible as a fixed asset, except Major Construction as defined in Paragraph 2 of this Section III.  All other costs shall be considered as Operating except that catastrophe costs shall be assessed overhead as provided in Section III, Paragraph 3.

2.	Overhead - Major Construction

A.       If the Operator absorbs the engineering, design and drafting costs related to the project::

(1) 6%  of total costs if such costs are more than $25,000 but less than $100,000; plus

(2)  4 %  of total costs in excess of $100,000 but less than $1,000,000; plus

(3)  2 %  of total costs in excess of $1,000,000.

B.	If the Operator charges engineering, design and drafting costs related to the project directly to the Joint Account:

(1)  4%  of total costs if such costs are more than $ 25,000 but less than $100,000; plus

(2)  3%  of total costs in excess of $100,000 but less than $1,000,000; plus

(3)  1%  of total costs in excess of $1,000,000.

Total cost shall mean the gross cost of any one project.  For the purpose of this paragraph, the component parts of a single project shall not be treated separately and the cost of drilling and workover wells and artificial lift equipment shall be excluded.

On each project, Operator shall advise Non-Operator(s) in advance which of the above options shall apply.  In the event of any conflict between the provisions of this paragraph and those provisions under Section II, Paragraph 2 or Paragraph 6, the provisions of this paragraph shall govern.

3.	Overhead - Catastrophe

To compensate Operator for overhead costs incurred in the event of expenditures resulting from  a single occurrence due to oil spill, blowout, explosion, fire, storm, hurricane, or other catastrophes as agreed to by the Parties, which are necessary to restore the Joint Property to the equivalent condition that existed prior to the event causing the expenditures, Operator shall either negotiate a rate prior to charging the Joint Account or shall charge the Joint Account for overhead based on the following rates:

(1) 4%  of total costs through $100,000; plus

(2) 3%  of total costs in excess of $100,000 but less than $1,000,000; plus

(3) 2%  of total costs in excess of $1,000,000.

Expenditures subject to the overheads above will not be reduced by insurance recoveries, and no other overhead provisions of this Section III shall apply.

4.	Amendment of Rates

The Overhead Parties hereto if, in practice, the rates are found to be insufficient or excessive rates provided for in this Section III may be amended from time to time only by mutual agreement between the.

*IV.	PRICING OF JOINT ACCOUNT MATERIAL PURCHASES, TRANSFERS AND DISPOSITIONS

Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for all Material movements affecting the Joint Property.  Operator shall provide all Material for use on the Joint Property; however, at Operator's option, such Material may be supplied by the Non-Operator.  Operator shall make timely disposition of idle and/or surplus Material, such disposal being made either through sale to Operator or Non-Operator, division in kind, or sale to outsiders.  Operator may purchase, but shall be under no obligation to purchase, interest of Non-Operators in surplus condition A or B Material.  The disposal of surplus Controllable Material not purchased by the Operator shall be agreed to by the Parties.

* Operator shall account for material purchase and transfers in accordance with COPAS Interpretation 23, attached hereto, or the pricing procedur5e most recently recommended by COPAS.
1.	Purchases

Material purchased shall be charged at the price paid by Operator after deduction of all discounts received.  In case of Material found to be defective or returned to vendor for any other reasons, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

2.	Transfers and Dispositions

Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator, unless otherwise agreed to by the Parties, shall be priced on the following basis exclusive of cash discounts:

A.	New Material (Condition A)

(1)	Tubular Goods Other than Line Pipe

(a)
Tubular goods, sized 2 3/8 inches OD and larger, except line pipe, shall be priced at Eastern mill published carload base prices effective as of date of movement plus transportation cost using the 80,000 pound carload weight basis to the railway receiving point nearest the Joint Property for which published rail rates for tubular goods exist. If the 80,000 pound rail rate is not offered, the 70,000 pound or 90,000 pound rail rate may be used.  Freight charges for tubing will be calculated from Lorain, Ohio and casing from Youngstown, Ohio.

(b)
For grades which are special to one mill only, prices shall be computed at the mill base of that mill plus transportation cost from that mill to the railway receiving point nearest the Joint Property as provided above in Paragraph 2.A.(1)(a).  For transportation cost from points other than Eastern mills, the 30,000 pound Oil Field Haulers Association interstate truck rate shall be used.

(c)
Special end finish tubular goods shall be priced at the lowest published out-of-stock price, f.o.b. Houston, Texas, plus transportation cost, using Oil Field Haulers Association interstate 30,000 pound truck rate, to the railway receiving point nearest the Joint Property.

(d)
Macaroni tubing (size less than 2 3/8 inch OD) shall be priced at the lowest published out-of-stock prices f.o.b. the supplier plus transportation costs, using the Oil Field Haulers Association interstate truck rate per weight of tubing transferred, to the railway receiving point nearest the Joint Property.

(2)	Line Pipe

(a)
Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and Over) 30,000 pounds or more shall be priced under provisions of tubular goods pricing in Paragraph A.(1)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

(b)
Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) less than 30,000 pounds shall be priced at Eastern mill published carload base prices effective as of date of shipment, plus 20 percent, plus transportation costs based on freight rates as set forth under provisions of tubular goods pricing in Paragraph A.(1)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

(c)
Line pipe 24 inch OD and over and 3/4 inch wall and larger shall be priced f.o.b. the point of manufacture at current new published prices plus transportation cost to the railway receiving point nearest the Joint Property.

(d)
Line pipe, including fabricated line pipe, drive pipe and conduit not listed on published price lists shall be priced at quoted prices plus freight to the railway receiving point nearest the Joint Property or at prices agreed to by the Parties.

(3)
Other Material shall be priced at the current new price, in effect at date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.

(4)
Unused new Material, except tubular goods, moved from the Joint Property shall be priced it the current new price, in effect on date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.  Unused new tubulars will be priced as provided above in Paragraph 2 A (1) and (2).

B.	Good Used Material (Condition B)

Material in sound and serviceable condition and suitable for reuse without reconditioning:

(1)	Material moved to the Joint Property
At seventy-five percent (75%) of current new price, as determined by Paragraph A.

(2)	Material used on and moved from the Joint Property

(a)	At seventy-five percent (75%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as new Material or

(b)	At sixty-five percent (65%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as used Material.

(3)	Material not used on and moved from the Joint Property

        At seventy-five percent (75%) of current new price as determined by Paragraph A.
  The cost of reconditioning, if any, shall be absorbed by the transferring property.

C.	Other Used Material

(1)	Condition C

Material which is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by Paragraph A. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition B value.

(2)	Condition D

Material, excluding junk, no longer suitable for its original purpose, but usable for some other purpose shall be priced on a basis commensurate with its use.  Operator may dispose of Condition D Material under procedures normally used by Operator without prior approval of Non-Operators.

(a)
Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight.  Used casing, tubing or drill pipe utilized as line pipe shall be priced at used line pipe prices.

(b)
Casing, tubing or drill pipe used as higher pressure service lines than standard line pipe, e.g. power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe.  Upset tubular goods shall be priced on a non-upset basis.

(3) Condition E

Junk shall be priced at prevailing prices. Operator may dispose of Condition E Material under procedures normally utilized by Operator without prior approval of Non-Operators.

      D.     Obsolete Material

Material which is serviceable and usable for its original function but condition and/or value of such Material is not equivalent to that which would justify a price as provided above may be specially priced as agreed to by the Parties.  Such price should result in the Joint Account being charged with the value of the service rendered by such Material.

    E.      Pricing Conditions

(1)
Loading or unloading costs may be charged to the Joint Account at the rate of  twenty-five cents ($0.25) per hundred weight on all tubular goods movements, in lieu of actual loading or unloading costs sustained at the stocking point.  The above rate shall be adjusted as of the first day of April each year following January 1, 1985 by the same percentage increase or decrease used to adjust overhead rates in Section III, Paragraph 1.A(4). Each year, the rate calculated shall be rounded to the nearest cent and shall be the rate in effect until the first day of April next year.  Such rate shall be published each year by the Council of Petroleum Accountants Societies.

(2)	Material involving erection costs shall be charged at applicable percentage of the current knocked-down price of new Material.

3.	Premium Prices

Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property; provided notice in writing is furnished to Non-Operators of the proposed charge prior to billing Non-Operators for such Material.  Each Non-Operator shall have the right, by so electing and notifying Operator within ten days after receiving notice from Operator, to furnish in kind all or part of his share of such Material suitable for use and acceptable to Operator.

4.	Warranty of Material Furnished By Operator

Operator does not warrant the Material furnished.  In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers or their agents.

V. INVENTORIES

The Operator shall maintain detailed records of Controllable Material.

1.	Periodic Inventories, Notice and Representation

At reasonable intervals, inventories shall be taken by Operator of the Joint Account Controllable Material.  Written notice of intention to take inventory shall be given by Operator at least thirty (30) days before any inventory is to begin so that Non-Operators may be represented when any inventory is taken.  Failure of Non-Operators to be represented at an inventory shall bind Non-Operators to accept the inventory taken by Operator.

2.         Reconciliation and Adjustment of Inventories

Adjustments to the Joint Account resulting from the reconciliation of a physical inventory shall be made within six months following the taking of the inventory.  Inventory adjustments shall be made by Operator to the Joint Account for overages and shortages, but, Operator shall be held accountable only for shortages due to lack of reasonable diligence.

3.	Special Inventories

Special inventories may be taken whenever there is any sale, change of interest, or change of Operator in the Joint Property.  It shall be the duty of the party selling to notify all other Parties as quickly as possible after the transfer of interest takes place.  In such cases, both the seller and the purchaser shall be governed by such inventory.  In cases involving a change of Operator, all Parties shall be governed by such inventory.

4.	Expense of Conducting Inventories

A.	The expense of conducting periodic inventories shall not be charged to the Joint Account unless agreed to by the Parties.

B.	The expense of conducting special inventories shall be charged to the Parties requesting such inventories, except inventories required due to change of Operator shall be charged to the Joint Account.

EXHIBIT "D"
GAS BALANCING AGREEMENT (“Agreement”)

Attached to and made a part of that certain Operating Agreement, dated effective the 18th day of September, 2006,
by and between Ridgelake Energy, Inc., GulfX, LLC, South Marsh LLC and Lion Energy Limited LLC.

D-1

EXHIBIT “E”

Attached to and made part of that certain Operating Agreement,
Dated effective the 18th day of September, 2006,
by and between Ridgelake Energy, Inc., GulfX, LLC, South Marsh LLC and Lion Energy Limited LLC.

MEMORANDUM OF OPERATING AGREEMENT
AND
FINANCING STATEMENT

This Memorandum of Operating Agreement and Financing Statement is executed to be effective concurrently with that certain Operating Agreement (the “Operating Agreement”) by and between Ridgelake Energy Inc., as Operator, and                                                                , as Non-Operator(s), covering, among other things, the development and production of crude oil, natural gas and associated substances from the lands and leases (hereinafter called the “Contract Area”) described on Exhibit A attached hereto and owned by Operator and Non-Operator(s) in the respective percentages of shares indicated on Exhibit A. The attached Exhibit A consists of one or more of the Exhibits A to the Operating Agreement and refers severally to all Exhibits A attached hereto.

The Operating Agreement contains an Accounting Procedure, along with provisions giving the parties hereto mutual liens and security interests where one or more parties hereto are or may become Debtors to one or more other parties hereto. This Memorandum of Operating Agreement and Financing Statement incorporates by reference all of the terms and conditions of the Operating Agreement, including but not limited to the lien and security interest provisions.

The purpose of this Memorandum of Operating Agreement and Financial Statement is to place third parties on notice of the Operating Agreement and to secure and perfect the mutual liens and security interests of the parties hereto.

The Operating Agreement specifically provides and the parties do hereby confirm and agree that:

1.	The Operator shall conduct and direct and have full control of all operations on the Contract Area as permitted and required by, and within the limits of, the Operating Agreement.

2.
The Liability of the parties under the Operating Agreement shall be several, not joint or collective. Each party shall be responsible only for its obligations and shall be liable only for its proportionate share of costs.

3.
Each Non-Operator grants the Operator a lien upon its oil and gas rights, oil and gas leases and mineral interests in the Contract Area, and a security interest in its share of oil and/or gas when extracted and its interest in all fixtures, inventory, personal property and equipment located on or used on the Contract Area and in all its contract rights and receivables related thereto and arising therefrom to secure payment of its present and future share of costs and expenses, together with interest thereon at the rate provided in the Accounting Procedure referred to above, To the extent that Operator has security interest under the Uniform Commercial Code (the “Code”) of the state or the states in which the Contract Area is located, Operator without prejudice and in addition to all other legal, equitable and contractual remedies which are expressly reserved, shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgment by Operator for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the rights or security interests fir the payment thereof.

4.
If any Non-Operator fails to pay its share of costs and expenses when due, Operator may require other Non-Operators to pay their proportionate part of the unpaid share whereupon the other Non-Operators shall be subrogated to Operator’s Lien and Security Interest described herein.

5.
The Operator grants the Non-Operator(s) a lien and security interest equivalent to that granted to Operator as described in paragraph 3 above, to secure payment by the Operator of its won share of costs and expenses when due.

As reflected above, either or both Operator and Non-Operator(s) may become Debtors if they default in their payment obligations under the terms of the Operating Agreement. On default, the non-defaulting party(ies) will be considered secured party(ies).

The Operating Agreement contains other provisions which do not conflict but supplement the above-described provisions, including non-consent provisions which provide that parties who elect not to participate in certain operations shall be deemed to have relinquished their interest until the consenting parties are able to recover their costs of such operations plus a specified amount. Should any person or firm desire additional information regarding the Operating Agreement or wish to inspect a copy of the Operating Agreement, said person or firm should contact the Operator.

For purposes of protecting said liens and security interest, the undersigned parties agree that this Memorandum of Operating Agreement and Financing Statement covers all right, title and interest of the Debtor(s) in:

Property Subject to Security Interests:

1.	All personal property located upon or used in connection with the Contract Area.

2.	All fixtures on the Contract Area.

3.	All oil, gas and associated substances of value in, on or under the Contract Area, or which may be extracted therefrom.

4.	All accounts and receivables resulting from the sale of the items described in subparagraph 3 at the wellhead of every well located on the Contract Area or on lands pooled therewith.

5.	All items used, useful, or purchased for the production, treatment, handling, storage, transportation, processing, manufacture, or sale of the items described in subparagraph 3.

6.
All accounts, contract rights, rights under any gas balancing agreement, general intangibles, equipment, inventory, farmout rights, option farmout rights, acreage and/or cash contributions, and conversion rights, whether now owned or existing or hereafter acquired or arising, including but not limited to all interest in any enterprise that holds, owns, or controls any interest in the Contract Area or in any property encumbered by the Memorandum.

7.
All severed and extracted oil, gas and associated substances now or hereafter produced from or attributable to the Contract Area, including without limitation, oil, gas and associated substances in tanks or pipelines or otherwise held by any person or entity fro treatment, storage, transportation, manufacture, processing or sale.

8.
All the proceeds and products of the items described in the foregoing paragraphs now existing or hereafter arising, and all substitutions therefore, improvements and enhancements thereto, replacements thereof, or accessions thereto.

9.
All personal property and fixtures now and hereafter acquired in furtherance of the purposes of this Operating Agreement. Certain of the above-described items are, or are to become, fixtures on the Contract Area.

10.	The proceeds and products of collateral are also specifically covered.

Property Subject to Liens:

1.
All real property, oil, gas and mineral leases, severed and unsevered surface fees, mineral fees and interest, royalty interests, overriding royalty interests, production payments, net profit interests, and other oil and gas interests of any nature, including reversionary interests, all as may be located within the Contract Area, including all oil, gas and associated substances of value in, on or under the Contract Area, or which may be extracted therefrom.

2.	All fixtures within the Contact Area.

3.	All real property and fixtures now and hereafter acquired in furtherance of the purposes of this Operating Agreement.

The above items will be financed at the wellhead of the well or the wells located in the Contract Area, and this Memorandum is to be filed for record in the real estate records of the county(ies) or parish(es) and in the Uniform Commercial Code records in which the Contract Area is located.

On default of any covenant or condition of the Operating Agreement, in addition to any other remedy affected by law, each party to the Operating Agreement and any successor to such part by assignment, operation of law, or otherwise, shall have, and is hereby given and vested with, the power and authority to take possession of and sell any interest which the defaulting party has in the property identified above securing the obligations provided in the Operating Agreement and to foreclose this lien and security interest in the manner provided by law.

Upon expiration of the Operating Agreement and the satisfaction of all the debts and the outstanding interest, the Operator shall file of record a release and termination on behalf of all parties concerned. Upon the filing of such release and termination, all benefits and obligations under this Memorandum shall terminate as to all parties who have executed or ratified this Memorandum. In addition, the Operator shall have the right to file a continuation statement on behalf of all the parties that have executed or ratified this Memorandum when Operator in its sole discretion deems such action appropriate.

It is agreed that if any part, term or provision of this Memorandum is held to be illegal or in conflict with any applicable state or federal law or regulation, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Memorandum did not contain the particular part, term or provision held to be invalid.

This Memorandum shall be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, devisees, legal representatives, successors and assigns.

A party having an interest in the Contract Area can ratify this Memorandum by execution hereof or a separate counterpart hereof or by execution and delivery of an instrument of ratification adopting the provisions of this Memorandum or agreeing to be bound by the terms thereof. Any such ratification shall have the same effect as if the ratifying party had executed this Memorandum or a counterpart thereof. By execution or ratification of this Memorandum, such party hereby consents to its ratification and adoption by any party who may have or may acquire any interest in the Contract Area.

This Memorandum may be executed or ratified in one or more counterparts and all of the executed or ratified counterparts shall together constitute one instrument. For purpose of recording, only one copy of this Memorandum with individual signature pages attached thereto needs to be filed of record.

Executed this ___________ day of ____________________, ____.

OPERATOR:                         Ridgelake Energy, Inc.

By: _______________________________________

Printed Name: _______________________

Title: _______________________________

NON_OPERATOR:             ___________________________________________

By: _______________________________________

Printed Name: _______________________

Title: _______________________________

Exhibit A attached to and made part of the Memorandum of Operating Agreement and Financing Statement dated ___________________, _____ between Ridgelake Energy, Inc., as Operator, and ___________________________, as Non-Operator, covering lands in ______________________.

1.	Contract Area:

2.	Depth Limitations:

3.	Substances Covered:

4.	Interest of Parties:

5.	Oil and Gas leases Subject to this Agreement:

6.	Addresses of Parties for Notice:

EXHIBIT “F”

Attached to and made part of that certain Operating Agreement, dated effective the 18th day of September, 2006,
by and between Ridgelake Energy, Inc., GulfX, LLC, South Marsh LLC and Lion Energy Limited LLC.

TAX PARTNERSHIP PROVISIONS

OF THE _______________________________________________
PARTNERSHIP
(For Name of Tax Reporting Partner and Special Elections, See Secs. 8 and 9)

1.1	Designation Of Documents	1
1.2	Relationship of the Parties	1
1.3	Priority Of Provisions Of This Exhibit	1
1.4	Survivorship	1
2.2	IF SMALL PARTNERSHIP EXEPTION FOM TEFRA NOT APPLICABLE	2
3.1	Tax Returns	2
3.2	Fair Market Value Capital Accounts	2
3.3	Information Requests	2
3.4	Best Efforts without Liability	2
4.1	General Elections	2
4.2	Depletion	2
4.3	Election Out Under Code §761(a)	3
4.4	Consent Requirements For Subsequent Tax Or FMV Capital Account Elections	3
5.1	Capital Contributions	3
5.2	FMV Capital Accounts	3
6.1	FMV Capital Accounts Allocations	3
6.2	Tax Return and Tax Basis Capital Account Allocation	4
7.1	Termination of the Partnership	4
7.2	Balancing of FMV Capital Accounts	4
7.3	Deemed Sale Gain/Loss Charge Back	4
7.4	Deficit make-up Obligation and Balancing Cash Contributions	4
7.5	Distribution to balance capital accounts	4
7.6	FMV determination	4
7.7	Final Distribution	4
8.1	Transfer of Partnership Interests	5
8.2	Correspondence	5
9.1	Operator not the TRP	5
9.2	Special Tax Elections	5
9.3	Change of Majority for Other Tax Elections	5

1.           General Provisions
1.1           Designation Of Documents.

This exhibit is referred to in, and is part of, that Agreement identified above and, if so provided, a part of any agreement to which the Agreement is an exhibit. Such agreement(s) (including all exhibits thereto, other than this exhibit) shall be hereafter referred to as the “Agreement” and this exhibit is hereinafter referred to as the “Exhibit” or the “Tax Partnership Provisions” (the “TPPs”). Except as may be otherwise provided in this Exhibit, terms defined and used in the Agreement shall have the same meaning when used herein.

1.2           Relationship of the Parties.

The parties to the Agreement shall be hereinafter referred to as “Party” or “Parties”. The Parties understand and agree that the arrangement and undertakings evidenced by the Agreement result in a partnership for purposes of Federal income taxation and certain State income tax laws which incorporate or follow Federal income tax principals as to tax partnerships. Such partnership for tax purposes is hereinafter referred to as the “Partnership”. For every other purpose of the Agreement the Parties understand and agree that their legal relationship to each other under applicable State law with respect to all property subject to the Agreement is one of tenants in common, or undivided interest owners, or lessee(s) sublessee(s) and not a partnership; that the liability of the Parties shall be several and not joint or collective; and that each Party shall be responsible solely for its own obligations.

1.3           Priority Of Provisions Of This Exhibit.

If there is a conflict or inconsistency, whether direct or indirect, actual or apparent, between the terms and the conditions of this Exhibit and the terms and conditions of the Agreement, or any other exhibit or any part thereof, the terms and conditions of this Exhibit shall govern and control.

1.4 Survivorship.

1.4.1	Any termination of the Agreement shall not affect the continuing application of the TPPs for the termination and liquidation.
1.4.2	Any termination of the Agreement shall not affect the continuing application of the TPPs for the resolution of all matters regarding Federal and State income reporting.
1.4.3	These TPPs shall inure to the benefit of, and be binding upon, the Parties hereto and their successors and assigns.
1.4.4	The effective date of the Agreement shall be the effective date of these TPPs. The Partnership shall continue in full force and effect from, and after such date, until termination and liquidation.

2.           Tax Reporting Partner and Tax Matters Partner

2.1           Tax Reporting Partner.

The Operator (or the Party listed in Sec. 9.1) as the Tax Reporting Partner (“TRP”) is responsible for compliance with all tax reporting obligations of the Partnership, see Sec. 3.1. below. In the event of any change in the TRP, the Party serving as the TRP at the beginning of a given taxable year shall continue as TRP with respect to all matters concerning such year.

2.2           IF SMALL PARTNERSHIP EXCEPTION FROM TEFRA NOT APPLICABLE

If the Partnership does not qualify for the “small partnership exception” from, or if the Partnership elects (see infra Elections at Sec. 4.1 and 9.2) to be subject to, §§6221 et seq., Subchapter C of Chapter 63 of Subtitle F (the “TEFRA rules”) of the Internal Revenue Code (the “Code”) the TRP shall also be the Tax Matters Partner as defined in Code §6231(a) (the “TMP”) and references to the TRP shall then include references to TMP and vice versa.

2.2.1	The TMP shall not be required to incur any expenses for the preparation for, or pursuance of, administrative or judicial proceedings, unless the Parties agree on a method for sharing such expenses.
2.2.2
The Parties shall furnish the TMP, within two weeks from the receipt of the request, the information the TMP may reasonably request to comply with the requirements on furnishing information to the Internal Revenue Service.

2.2.3
The TMP shall not agree to any extension of the statute of limitations for making assessments on behalf of the Partnership without first obtaining the written consent of all Parties. The TMP shall not bind any other Party to a settlement agreement in tax audits without obtaining the written concurrence of any such Party.

2.2.4
Any other Party who enters in a settlement agreement with the Secretary of the Treasury with respect to any partnership items, as defined in Code §6231(a)(3), shall notify the other Parties of the terms within ninety (90) days from the date of such settlement.

2.2.5
If any Party intends to file a notice of inconsistent treatment under Code §6222(b), such Party shall, prior to filing of such notice, notify the TMP of the (actual or potential) inconsistency of the Party’s intended treatment of a partnership item with the treatment of that item by the Partnership. Within one week of receipt the TMP shall remit copies of such notification to the other Parties. If an inconsistency notice is filed solely because a Party has not received a Schedule K-1 in time for filing of its income tax return, the TMP need not be notified.

2.2.6
No Party shall file pursuant to Code §6227 a request for an administrative adjustment of partnership items (the “RFAA”) without first notifying all other Parties. If all other Parties agree with the requested adjustment, the TMP shall file the RFAA on behalf of the Partnership. If unanimous consent is not obtained within thirty (30) days from such notice, or within the period required to timely file the RFAA, if shorter, any Party, including the TMP, may file a RFAA on its own behalf.

2.2.7
Any Party intending to file with respect to any partnership item, or any other tax matter involving the Partnership, a petition under Code §§6226, 6228, or any other provision, shall notify the other Parties prior to such filing of the nature of the contemplated proceeding. In the case where the TMP is the Party intending to file such petition, such notice shall be given within reasonable time to allow the other Parties to participate in the choice of the form of such petition. If the Parties do not agree on the appropriate forum, then the forum shall be chosen by majority vote. Each Party shall have a vote in accordance with its percentage interest in the Partnership for the year under audit. If a majority cannot agree, the TMP shall choose the forum. If a Party intends to seek review of any court decision rendered as a result of such proceeding, the Party shall notify the other Parties prior to seeking such review.

3.           Income Tax Compliance and Capital Accounts

3.1           Tax Returns.

The TRP shall prepare and file all required Federal and State partnership income tax returns. Not less than thirty (30) days prior to the return due date (including extensions), the TRP shall submit to each Party for review a copy of the return as proposed.

3.2           Fair Market Value Capital Accounts.

The TRP shall establish and maintain for each Party fair market value (“FMV”) capital accounts and tax basis capital accounts. Upon request, the TRP shall submit to each Party along with a copy of any proposed partnership income tax return an accounting of such Party’s FMV capital accounts as of the end of the return period.

3.3.        Information requests.

In addition to any obligation under Sec. 2.2.2, each Party agrees to furnish to the TRP not later than sixty (60) days before the return due date (including extensions) such information relating to the operations conducted under the Agreement as may be required for the proper preparation of such returns. Similarly, each Party agrees to furnish timely to the TRP, as requested, any the information and data necessary for the preparation and/or filing of other required reports and notifications, and for the computation of the capital accounts. As provided in Code  §6050K(c), a Party transferring its interest must notify the TRP to allow compliance with Code §6050K(a) (see also Sec.8.1).

3.4        Best Efforts without Liability.

The TRP and the other Party(ies) shall use its/their best effort to comply with responsibilities outlined in this Section, and with respect to the services as TMP as outlined Sec.2.2 and in doing so shall incur no liability to any other Party.

4.	Tax and FMV Capital Account Elections

4.1        General Elections.

For both income tax and capital account purposes, the Partnership shall elect:

a)	to deduct when incurred intangible drilling and development costs (“IDC”);
b)	to use the maximum allowable accelerated tax method and the shortest permissible tax life for depreciation;
c)	the accrual method of accounting;
d)	to report income on a calendar year basis; and the Partnership shall also make any elections as specially noted in Sec.9.2, below.

4.2        Depletion.

Solely for FMV capital account purposes, depletion shall be calculated by using simulated cost depletion within the meaning of Treas. Reg. §1.704-1(b)(2)(iv)(k)(2), unless the use of simulated percentage depletion is elected in Sec.9.2, below. The simulated cost depletion allowance shall be determined under the principles of Code  §612 and be based on the FMV capital account basis of each Lease. Solely for purposes of this calculation, remaining shall be determined consistently by the TRP.

4.3        Election Out Under Code §761(a).

4.3.1
The TRP shall notify all Parties of an intended election to be excluded from the application of Subchapter K of Chapter 1 of the Code not later than sixty (60) days prior to the filling date or due date (including extensions) for the Federal partnership income tax return, whichever comes earlier. Any Party that does not consent must provide the TRP with written objection within thirty (30) days of such notice. Even after an effective election-out the TRP’s right and obligations, other than the relief from tax return filing obligations of the partnership, continue.

4.3.2
After an election-out, to avoid an unintended impairment of the election-out: The Parties will avoid, without prior coordination, any operational changes which could terminate the qualification for the election-out status; all Parties will monitor the continuing qualification of the Partnership for the election-out status and will notify the other Parties if, in their opinion, a change in operations will jeopardize the election-out; and, all Parties will use, unless agreed to by them otherwise, the cumulative gas balancing method as described in Treas. Reg. §1.761-2(d)(2).

4.4        Consent Requirements For Subsequent Tax Or FMV Capital Account Elections.

Unless stipulated differently in Sec. 9.3, future elections, in addition to or in amendment of those in this agreement, must be approved by the affirmative vote of two (2) or more Parties owning a majority of the working interest based upon post-Payout ownership.

5.	Capital Contributions and FMV Capital Accounts

The provisions of this Sec. 5 and any other provisions of the TPPs relating to the maintenance of the capital accounts are intended to comply with Treas. Reg. §1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations.

5.1        Capital Contributions.

The respective capital contributions of each Party to the Partnership shall be (a) each Party’s interest in the oil and gas lease(s), including all associated lease and well equipment, committed to the Partnership, and (b) all accounts of money paid by each Party in connection with the acquisition, exploration, development, and operation of the lease(s), and all other costs characterized as contributions or expenses borne by such Party under the Agreement. The contribution of the leases and any other properties committed to the Partnership shall be made by each Party’s agreement to hold legal title to its interest in such leases or other property as nominee of the Partnership.

5.2        FMV Capital Accounts.

The FMV capital accounts shall be increased and decreased as follows:

5.2.1	The FMV capital account of a Party shall be increased by:
(i)
the amount of money and the FMV (as of the date of contribution) of any property contributed by such Party to the Partnership (net of liabilities assumed by the Partnership or to which the contributed property is subject);

(ii)	that Party’s share of Partnership items of income or gain, allocated in accordance with Sec. 6.1; and
(iii)	that Party’s share of any Code §705(a)(1)(B)item.
5.2.2	The FMV capital account of a Party shall be decreased by:
(i)	the amount of money and the FMV of property distributed to a Party (net of liabilities assumed by such Party or to which the property is subject):
(ii)	that Party’s Sec. 6.1 allocated share of Partnership loss and deductions, or items thereof; and,
(iii)	that Party’s share of any Code §705(a)(2)(B) item.
5.2.3
The “FMV” when it applies to property contributed by a Party to the Partnership shall be assumed, for purposes of Sec.5.2.1, to equal the adjusted tax basis, as defined in Code § 1011, of that property unless the Parties agree otherwise as indicated in Sec. 9.2.

5.2.4
As provided in Treas. Reg. §1.704-1(b)(2)(iv)(e), upon distribution of Partnership property to a Party the capital accounts will be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in distributed property (not previously reflected in the capital accounts) would be allocated among the Parties if there were a disposition of such property at its FMV as of the time of distribution. Furthermore, if so agreed to in Sec. 9.2, under the rules of Treas. Reg. §1.704-1(b)(2)(iv)(f), the FMV capital accounts shall be revalued at certain times to reflect value changes of the Partnership property.

5.2.5
The provisions of section 5 is intended to satisfy the requirements of section 704(b) of the Code and section 1.704-1(b)(2)(iv) of the Treasury Regulations and shall be so construed and, if necessary, modified, to cause the allocation of profits, losses, income, gain and credit under section 6, to have substantial economic effect under such sections of the Code and Regulations, and in the event of any conflict between the provisions of this section 5.2 and such Regulations, the Regulations shall control.

6.	Partnership Allocations.

6.1           FMV Capital Account Allocations.

Each item of income, gain, loss or deduction shall be allocated to each Party as follows:

6.1.1
Actual or deemed income from the sale, exchange, distribution or other disposition of production shall be allocated to the Party entitled to such production or the proceeds from the sale of such production. The amount received from the sale of production and the amount of the FMV of production taken in kind by the Parties are deemed to be identical; accordingly, such items may be omitted from the adjustments made to the Parties’ FMV capital accounts.

6.1.2	Exploration cost, IDC, operating and maintenance cost shall be allocated to each Party in accordance with its respective contribution, or obligation to contribute, to such cost.
6.1.3	Depreciation shall be allocated to each Party in accordance with its contributions, or obligations to contribute, to the cost of the underlying asset.
6.1.4	Simulated depletion shall be allocated to each Party in accordance with its FMV capital account adjusted basis in each oil and gas property of the Partnership.
6.1.5
Loss (or simulated loss) upon the sale, exchange, distribution, abandonment or other disposition of depreciable or depletable property shall be allocated to the Parties in the ratio of their respective FMV capital account adjusted bases n the depreciable or depletable property.

6.1.6
Gain (or simulated gain) upon the sale, exchange, distribution, or other disposition of depreciable or depletable property shall be allocated to the Parties so that the FMV capital account balances of the Parties will most closely reflect their respective percentage of fractional interests under the Agreement.

6.1.7	Costs or expenses of any other kind shall be allocated to each Party in accordance with its respective contribution, or obligation to contribute, to such cost or expense.
6.1.8	Any other income item shall be allocated to the Parties in accordance with the manner in which such income is realized by each Party.
6.2           Tax return and Tax Basis Capital Account allocations.

6.2.1
Unless otherwise expressly provided in the Sec. 6.2, the allocations of the Partnership’s items of income, gain, loss, or deduction for tax return and tax basis capital account purposes shall follow the principles of the allocation under Sec. 6.1. However, the Partnership’s gain or loss on the taxable disposition of a Partnership property in excess of the gain or loss under Sec 6.1, if any, is allocated to the contributing Party to the extent of such Party’s pre-contribution gain or loss.

6.2.2
The Parties recognize that under Code §613A(c)(7)(D) the depletion allowance is to be computed separately by each Party. For this purpose, each Party’s share of the adjusted tax basis in each oil and gas property shall be equal to its contribution to the adjusted tax basis of such property.

6.2.3
Under Code §613A(c)(7)(D) gain or loss on the disposition of an oil and gas property is to be computed separately by each Party. According to Treas. Reg. §1.704-1(b)(4)(v), the amount realized shall be allocated as follows: (i) An amount that represents recovery of the adjusted simulated depletion basis is allocated (without being credited t the capital accounts) to the Parties in the same proportion as the aggregate simulated depletion basis was allocated to such Parties under Sec. 5.2; and (ii) any remaining realization is allocated in accordance with Sec. 6.1.6.

6.2.4	Depreciation shall be allocated to each Party in accordance with its contribution to the adjusted tax basis of the depreciable asset.
6.2.5	In accordance with Treas. Reg. §1.1245-I(c), depreciation recapture shall be allocated, to the extent possible, among the Parties to reflect their prior sharing of the depreciation.
6.2.6
In accordance with the principles of Treas. Reg. §1.1254-5, any recapture of IDC is determined and reported by each Party separately. Similarly, any recapture of depletion shall be computed separately by each Party, in accordance with its depletion allowance computed pursuant to Sec. 6.2.2.

6.2.7
For Partnership properties with FMV capital account values different from their adjusted tax bases the Parties intend that the allocations described in the Section 6.2 constitute a “reasonable method” of allocating gain or loss under Treas. Reg. §1.704-3(a)(1).

6.2.8	Take-in-kind.
If checked “Yes” in Sec. 9.2, below, each Party has the right to determine the market for its proportionate share of production. All items of income, deductions, and credits arising from such marketing of production shall be recognized by the Partnership and shall be allocated to the Party whose production is so marketed.

7.        Termination and Liquidating Distribution

7.1           Termination of the Partnership.

7.1.1
Upon termination, as provided in Code §708(b)(I)(A), the business shall be wound-up and concluded, and the assets shall be distributed to the Parties as described below by the end of such calendar year (or, if later, within ninety (90) days after the date of such termination). The assets shall be valued and distributed to the Parties in the order provided in Secs. 7.1.2, 7.5. and 7.7.

7.1.2	First, all cash representing unexpended contributions by any Party and any property in which no interest has been earned by any other Party under the Agreement shall be returned to the contributor.
7.2           Balancing of FMV Capital Accounts.

Second, the FMV capital accounts of the Parties shall be determined as described hereafter. The TRP shall take the actions specified under Secs. 7.2 through 7.5 in order to cause the ratios of the Parties’ FMV capital accounts to reflect as closely as possible their interests under the Agreement. The ratio of a Party’s FMV capital account is represented by a fraction, the numerator of which the Party’s FMV capital account balance and the denominator of which is the sum of all Parties’ FMV capital account balances. This is thereafter referred to as the “balancing of the FMV capital accounts” and, when completed, the FMV capital accounts of the Parties shall be referred to as “balanced”.

7.3           Deemed Sale Gain/Loss Charge Back.

The FMV of all Partnership properties shall be determined and the gain or loss for each property, which would have resulted if sold at such FMV, shall be allocated in accordance with Secs. 6.1.5 and 6.1.6.

7.4        Deficit make-up Obligation and Balancing Cash Contributions.

If hereafter a Party has a negative FMV capital account balance, that is a balance of less than zero, in accordance with Treas. Reg. §1.1704-I(b)(2)(ii)(b)(3) such Party is obligated to contribute, by the end of the taxable year, or if later, within ninety (90) days form the Partnership’s liquidation, an amount of money to the Partnership sufficient to achieve a zero balance FMV capital account (the “Deficit Make-Up Obligation”). Moreover, any Party may contribute an amount of cash to the Partnership to facilitate the balancing of the FMV capital accounts. If after these adjustments the FMV capital accounts are not balanced, Sec. 7.5 shall apply.

7.5           Distribution to balance capital accounts.

7.5.1	If all Parties agree, any cash or an undivided interest in certain selected properties shall be distributed to one or more Parties as necessary for the purpose of balancing the FMV capital accounts.
7.5.2	Distribution of undivided interests.
Unless Sec. 7 applies, an undivided interest in each and every property shall be distributed to one or more Parties in accordance with the ratios of their FMV capital accounts.

7.6           FMV determinations.

If a property is to be valued for purposes of balancing the capital accounts and making distributions under this Sec. 7, the Parties must first attempt to agree on the FMV of the property; failing such an agreement, the TRP shall cause a nationally recognized independent engineering firm to prepare an appraisal of the FMV of such property.

7.7           Final Distribution.

After the FMV capital accounts of the Parties have been adjusted pursuant to Secs. 7.2 to 7.5, all remaining property and interests then held by the Partnership shall be distributed to the Parties in accordance with their positive FMV capital account balances.

8.           Transfers and Correspondence

8.1           Transfer of Partnership Interests.

Transfers of Partnership interests shall be governed by the Agreement. A Party transferring its interest, or any part thereof, shall notify the TRP in writing within two weeks after such transfer.

8.2           Correspondence.

All correspondence relating to the preparation and filing of the Partnership’s income tax returns and capital accounts shall be sent to:

(Attach separate list, if necessary)
TRP	“Att to:” reference
Operator
Other Parties:
Non-Operators

9.              Elections and Changes to above Provisions.

9.1             Operator not the TRP.

With respect to Sec. 2.1, (insert name of Party to be TRP instead of Operator, or indicate “N/A”)______________________is designated as TRP.

9.2             Special Tax Elections.

With respect to Sec. 4.1, the Parties agree (if not applicable insert “N/A” or strike):

e) that the Partnership shall elect to account for dispositions of depreciable assets under the general asset method to the extent permitted by Code §168(i)(4);	No
f) that the Partnership shall elect under Code §754 to adjust the basis of Partnership property, with the adjustments provided in Code§734 for a distribution of property and in Code §743 for a transfer of a partnership interest. In case of distribution of property the TRP shall adjust all tax basis capital accounts. In the case of a transfer of a partnership interest the acquiring party(ies) shall establish and maintain its(their) tax basis capital account(s);
Elect-at-time-of-sale
g)that the Partnership shall elect under Code §6231 to be subject to the TEFRA rules	Yes

With respect to Sec. 4.2, Depletion the Parties agree that the Partnership shall use simulated percentage depletion instead of simulated cost depletion.	Yes
With respect to Sec.5.2.4, under the rules of Treas. Reg. § 1.704-1(b)(2)(iv)(f) the Parties agree that the FMV capital accounts shall be revalued to reflect value changes of the Partnership property upon the occurrence of the events specified in (5)(i) through (iii) of said – 1.704-1(b)(2)(iv)(f) regulations.
Yes
With respect to Sec. 6.2.8, the income attributable to take-in-kind production will be reflected on the tax return.	No

With respect to Sec. 5.2.3 the FMV for the listed properties are determined as follows (mark as “N/A” if not applicable; use separate sheet if necessary)

Property Description	FMV

9.3              Change of Majority for Other Tax Elections.

INSTEAD OF THE Sec. 4.4 majority for other tax elections, a majority shall be considered if consisting of (specify or line out blanks) _____________________________________________________.

THE END